UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Soliciting Material Pursuant to § 240.14a-12
Doral Financial Corporation

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1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

February 26, 2010

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Doral Financial Corporation (“Doral Financial”). The meeting will be held on the second floor of the Doral Financial Plaza Building located at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico on March 10, 2010. The meeting will begin promptly at 9:00 a.m., AST.

Details of the business to be conducted at the special meeting are given in the attached notice of special meeting and proxy statement.

Only shareholders of record as of the close of business on February 12, 2010 are entitled to notice of, and to vote at, the special meeting or any adjournments thereof. A list of these shareholders will be available for inspection for a period of ten days prior to the special meeting at the office of Doral Financial on the ninth floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

You are urged to review carefully the enclosed proxy statement and complete, sign and return your proxy card in the envelope provided, even if you plan to attend the meeting. YOUR VOTE IS IMPORTANT. The prompt return of your proxy card will ensure that your vote is counted. Please note that sending us your proxy will not prevent you from voting in person at the meeting if you so desire.

This Proxy Statement and the accompanying proxy card are being mailed to our shareholders beginning on or about February 26, 2010.
We appreciate your support.

Sincerely,

Glen R. Wakeman
President and Chief Executive Officer

1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held On March 10, 2010

The special meeting of shareholders of Doral Financial Corporation (“Doral Financial”) will be held on the second floor of the Doral Financial Plaza Building located at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico on March 10, 2010, beginning at 9:00 a.m., AST, to vote on the following matters as described in the accompanying proxy statement:

1. A proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 97,500,000 to 300,000,000 and the number of authorized shares of our capital stock from 137,500,000 to 340,000,000 and;

2. A proposal to authorize and approve, for purposes of the rules of the New York Stock Exchange, the potential issuance of up to 25,000,000 shares of our common stock (“Proposed Issuance”) in connection with the proposed exchange (the “Exchange Offer”) of our 7.00% Noncumulative Monthly Income Preferred Stock, Series A (the “Series A preferred stock”), 8.35% Noncumulative Monthly Income Preferred Stock, Series B (the “Series B preferred stock”), 7.25% Noncumulative Monthly Income Preferred Stock, Series C (“Series C preferred stock” and, together with the Series A preferred stock and the Series B preferred stock, the “noncumulative preferred stock”), and 4.75% Perpetual Cumulative Convertible Preferred Stock (the “convertible preferred stock”) upon the terms and conditions set forth in our Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on January 28, 2010, as amended (the “Registration Statement”).

The text of the proposed amendments to our Restated Certificate of Incorporation described in Proposal 1 is attached as Appendix I to the accompanying proxy statement.

Only shareholders of record as of the close of business on February 12, 2010 are entitled to notice of, and to vote at, the special meeting or any adjournments thereof. A list of these shareholders will be available for inspection for a period of ten calendar days prior to the special meeting at the office of Doral Financial at the ninth floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By order of our Board of Directors,

Enrique R. Ubarri-Baragaño
Secretary

Dated: February 26, 2010

TABLE OF CONTENT

Page

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT	1
GENERAL QUESTIONS ABOUT THE SPECIAL MEETING	1
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND PRINCIPAL HOLDERS	5
PROPOSAL 1 — AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND COMMON STOCK	6
Effect of the Increase of our Authorized Share Capital	6
Future Acquisition Opportunities	7
No Appraisal Rights	7
Required Vote	7
Vote Recommendation	7
PROPOSAL 2 — PROPOSAL TO AUTHORIZE AND APPROVE, FOR PURPOSES OF THE RULES OF THE NEW YORK STOCK EXCHANGE, THE POTENTIAL ISSUANCE OF UP TO 25,000,000 SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE PROPOSED EXCHANGE OF OUR PREFERRED STOCK	8
The Proposal	8
Terms of Proposed Exchange Offer	9
Market price, dividend and distribution information	17
Comparison of rights between the preferred stock and our common stock	21
Description of capital stock	26
Description of the preferred stock	27
Financial and Other Information	39
Required Vote	39
Vote Recommendation	39
INTERNET AVAILABILITY	39
OTHER MATTERS	39
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2010 ANNUAL MEETING	40
APPENDIX I - Proposed Amendments to Restated Certificate of Incorporation	I-1
APPENDIX II - Selected Financial Information	II-1
APPENDIX III - Financial Statements	III-1

PRELIMINARY PROXY STATEMENT DATED FEBRUARY 12, 2010

THIS PROXY STATEMENT WILL BE REVISED TO REFLECT ACTUAL FACTS AT THE
TIME OF FILING OF THE DEFINITIVE PROXY STATEMENT.

Doral Financial Corporation
1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

PROXY STATEMENT

This proxy statement contains information related to the special meeting of shareholders of Doral Financial Corporation (“Doral Financial” or “Corporation”) to be held on the second floor of the Doral Financial Plaza Building located at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico on March 10, 2010, beginning at 9:00 a.m., AST, and any postponements or adjournments thereof. Doral Financial anticipates that this proxy statement and the accompanying form of the proxy will be mailed to shareholders commencing on or about February 26, 2010.

GENERAL QUESTIONS ABOUT THE SPECIAL MEETING

Who is Soliciting my Vote?

The Board of Directors of Doral Financial is soliciting your vote at the special meeting.

What am I Being Asked to Vote on at the Special Meeting?

You will be asked to vote upon:

(1) A proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 97,500,000 to 300,000,000 and the number of authorized shares of our capital stock from 137,500,000 to 340,000,000. The text of the proposed amendments to our Restated Certificate of Incorporation described in Proposal 1 is attached as Appendix I to this proxy statement.

(2) A proposal to authorize and approve, for purposes of the rules of the New York Stock Exchange, the potential issuance of up to 25,000,000 shares of our common stock, which would be in excess of 20% of our outstanding common stock, in connection with the proposed exchange of our preferred stock upon the terms and conditions set forth in the Registration Statement.

What is the Difference Between Holding Shares as a Stockholder of Record and as a Beneficial Owner?

If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, LLC, you are considered the “stockholder of record” with respect to those shares. The proxy materials have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The proxy materials have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the proxy or voting instructions included in the mailing or by following their instructions for voting by telephone or on the Internet.

Who is Entitled to Vote?

Only shareholders of record at the close of business on the record date, February 12, 2010, are entitled to receive notice of the special meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment thereof. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon. As of the close of business on February 12, 2010, there were 62,064,303 shares of the Corporation’s common stock outstanding.

Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring appropriate documentation from your broker, bank or other nominee to personally vote at the meeting.

What are the Board’s Recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board’s recommendation for each proposal is set forth below.

Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of our Common Stock and Capital Stock (page 7)	The Board has approved this amendment and recommends a vote “FOR” this proposal.
Proposal to authorize and approve, for purposes of the rules of the New York Stock Exchange, the potential issuance of up to 25,000,000 shares of our common stock in connection with the proposed exchange of our preferred stock upon the terms and conditions set forth in the Registration Statement (page 9)	The Board has approved this issuance of shares of common stock and recommends a vote “FOR” this proposal.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion. Management at present knows of no other matter to be brought before the meeting.

What Constitutes a Quorum for the Special Meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 62,064,303 shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I Vote?

If you complete and properly sign the accompanying proxy card and return it to Doral Financial, it will be voted as you direct. If you are a registered shareholder of record and attend the meeting, you may deliver your completed proxy card in person. Alternatively, in lieu of signing the accompanying proxy card and returning it to Doral Financial, registered shareholders can vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of such revocation to the Secretary of Doral Financial.

“Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares. “Street name” shareholders may vote by telephone or the Internet if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement.

Can I Change my Vote After I Return my Proxy Card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Doral Financial either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders with respect to your proxy will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What Vote is Required to Approve Each Item?

The affirmative vote of a majority of the outstanding shares of common stock is required for the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock and the number of authorized shares of capital stock (Proposal 1). Since abstentions and broker non-votes will not be voted for this proposal, they will have the same legal effect as a negative vote. Additionally, the failure to vote will have the same effect as a “no.”

The rules of the NYSE require that Proposal 2 be approved by our stockholders representing a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent 50% of the outstanding shares of our common stock entitled to vote on the proposal). Since abstentions and broker non-votes will not be voted for this proposal, they will have the same legal effect as a negative vote. Additionally, the failure to vote will have the same effect as a “no.”

Who will Bear the Costs of Soliciting Proxies for the Special Meeting?

We will bear the cost of soliciting proxies for the special meeting. We do not intend to solicit proxies otherwise than by the use of the mails but certain of our officers and regular employees or our subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to solicit proxies. Proxy material will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

Who will Count the Vote?

Representatives of our transfer agent, BNY Mellon Shareowner Services, LLC, will tabulate the votes.

How are my Votes Counted?

You may vote for or against or you may abstain on each proposal. If you abstain from voting on a proposal, your shares will be counted as present for purposes of establishing a quorum, and the abstention will have the same effect as a vote against that proposal.

Could Other Matters be Decided at the Meeting?

We do not know of any other matters that may come before the special meeting. However, if any new matter requiring the vote of our shareholders is properly presented before the special meeting, proxies may be voted with respect thereto at the discretion of the proxy holders.

What Happens if the Meeting is Postponed or Adjourned?

Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

Other Information

Please contact Roberto Reyna, our Investors Relations Manager, at (787) 474-6298 if you need directions to be able to attend the meeting and vote in person.

The contents of our corporate website (http://www.doralfinancial.com) are not incorporated by reference into this Proxy Statement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this document regarding future events, performance or results are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (which we refer to as the “PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could be quite different from those expressed or implied by the forward-looking statements. Do not unduly rely on forward-looking statements; they give our expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made and we do not undertake any obligation to update them to reflect changes that occur after that date. A number of factors could cause results to differ significantly from our expectations, including, among others, any failure to obtain the shareholder approvals sought in this document.

[The rest of the page intentionally left in blank.]

SECURITY OWNERSHIP OF MANAGEMENT, DIRECTORS AND PRINCIPAL HOLDERS

The following table shows, as of February 12, 2010, the amount of our common stock beneficially owned (unless otherwise indicated in the footnotes) by (1) each stockholder known by us to own beneficially more than 5% of our common stock, (2) each director, (3) each executive officer (including former executive officers) named in the Summary Compensation Table (the “named executive officers”) and (4) all of our directors and executive officers as a group. The information is based on reports filed with the SEC and information provided by the persons named below. No director, nominee or executive officer owned shares of our preferred stock as of such date. On July 19, 2007, Doral Holdings Delaware, LLC, a newly formed entity in which Irving Place Capital (formerly known as Bear Stearns Merchant Banking) and other investors including funds managed by Marathon Asset Management, Perry Capital, the DE Shaw Group and Tennenbaum Capital purchased 48,412,698 shares of common stock for an aggregate purchase price of $610.0 million.

Amount and Nature
	of Beneficial		Percent of
Name of Beneficial	Ownership(1)		Class

Directors
Frank Baier(2)	—		**
Dennis G. Buchert	—		**
James E. Gilleran	—		**
Douglas L. Jacobs	—		**
David E. King(2)	—		**
Mark Kleinman(2)	—		**
Howard M. Levkowitz(2)	—		**
Raymond J. Quinlan	—		**
Gerard L. Smith	—		**
Management (including former executive officers)
Glen R. Wakeman(3)*	33,129		**
Lesbia Blanco(4)(5)	1,559		**
Robert Wahlman	—		**
Paul Makowski(5)	—		**
Christopher C. Poulton(5)	1,500		**
Enrique R. Ubarri(5)	—		**
Marito Domingo(5)(6)	—		**
All directors and executive officers as a group, consisting of 16 persons, including those named above	36,188		**
Other Principal Holders
Doral Holdings Delaware, LLC	48,412,698	(7)(8)	78.0%
Doral GP Ltd.
Doral Holdings, L.P.
C/O Irving Place Capital 277 Park Avenue New York, NY 10172

*	Mr. Wakeman is also a director of Doral Financial.

**	Represents less than 1% of Doral Financial’s outstanding common stock.

(1)	Except as noted in the footnotes below, the information is based on the SEC’s definition of “beneficial ownership,” which is broader than ownership in the usual sense. For example, under SEC rules you beneficially own stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or an understanding) have or share the power to vote the stock or to sell it, or if you have the right to acquire it within 60 days.

(2)	The named director also is a director of Doral GP Ltd., which is the general partner of Doral Holdings, L.P., which is the managing member of Doral Holdings Delaware, LLC, which is the holder of 48,221,343 shares of common stock of Doral Financial. In his capacity as a director of Doral GP Ltd., the named director does not have voting or dispositive power over such shares. Except for

Mr. Baier, the named director is also a senior managing director of an entity which may hold (or affiliates of which may hold) shares of common stock of Doral Financial and which is affiliated with limited partners in Doral Holdings, L.P. and members of Doral Holdings Delaware, LLC and Doral GP Ltd. In his capacity as a senior managing director, the named director does not have voting or dispositive power over such shares. The named director disclaims beneficial ownership of any shares referred to herein.

(3)	Includes 10,000 shares that represent restricted share units that vested in July 2007. In addition, Mr. Wakeman has an investment of $4,000,000 in Doral Holdings, L.P.

(4)	Includes 105 shares owned by spouse.

(5)	191,355 shares of common stock are owned directly by Doral Strategic Co-Investment, L.P. (“Doral Strategic”). Of a total investment of $2,500,000 in Doral Strategic made by Doral Financial’s officers, Ms. Blanco, Mr. Makowski, Mr. Poulton, Mr. Ubarri and Mr. Domingo invested $300,000, $100,000, $100,000, $300,000 and $700,000, respectively.

(6)	Mr. Domingo served as an Executive Officer of the Company until March 25, 2009.

(7)	Based on information filed with the SEC jointly by Doral Holdings Delaware, LLC, Doral Holdings L.P. and Doral GP Ltd., of the total number of shares shown, 48,221,343 shares are held by Doral Holdings Delaware, LLC. Doral Holdings. L.P. acts as the managing member of Doral Holdings Delaware, LLC, and Doral GP Ltd. serves as the general partner of Doral Holdings L.P. Accordingly, each of Doral Holdings L.P. and Doral GP Ltd. may be deemed to be an indirect beneficial owner of the shares of common stock owned directly by Doral Holdings Delaware, LLC. Each of Doral Holdings L.P. and Doral GP Ltd. disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.

(8)	Doral GP Ltd. is the general partner of Doral Strategic. Accordingly, Doral GP Ltd. may be deemed to be an indirect beneficial owner of the shares of common stock owned directly by Doral Strategic. Doral GP Ltd. disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein.

PROPOSAL 1 — AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND COMMON STOCK

On February 1, 2010, our Board of Directors adopted a resolution to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 97,500,000 to 300,000,000 and the number of authorized shares of our capital stock from 137,500,000 to 340,000,000. Our Board strongly recommends the approval by our shareholders of this amendment.

Our Restated Certificate of Incorporation presently authorizes the issuance of 137,500,000 shares of capital stock, divided into 97,500,000 shares of common stock, $0.01 par value per share, and 40,000,000 shares of preferred stock, $1.00 par value per share. As of February 12, 2010, 62,064,303 shares of common stock and 7,500,850 shares of preferred stock were issued and outstanding.

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the shares of common stock currently outstanding. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting power of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Puerto Rico Department of State. It is anticipated that the appropriate filing to effect the increase in authorized share capital will be made as soon as practicable following approval of this proposal. The full text of the proposed amendment to our Restated Certificate of Incorporation is set forth in Appendix I to this proxy statement.

Effect of the Increase of our Authorized Share Capital

If this proposed amendment to our Restated Certificate of Incorporation is adopted, the additional authorized shares of common stock will be available for issuance at the discretion of the Board for any corporate purpose, including, among other things, stock splits, stock dividends, redemption and exchanges, public or private stock offerings or acquisitions, without further action by the shareholders, except as may be required by applicable laws or regulations, or the rules of the NYSE. If this proposed amendment is approved by shareholders all shares authorized by the amendment will be available for issuance. Although we do not have any specific commitments for the issuance of the additional shares of capital stock for which authorization is solicited, our Board believes that it would be desirable for the shareholders to authorize such additional shares at this time so that we are prepared to meet possible future needs for such shares without delay.

Future Acquisition Opportunities

We continue to explore opportunities for growth and expansion both organically and by acquisition, including FDIC-assisted acquisitions for banks which fail and are placed in receivership. If this proposed amendment to our Restated Certificate of Incorporation is adopted, the additional authorized shares of common stock could be issued in connection with such acquisitions. At this moment we do not have any specific commitments or agreements related to acquisitions. However, our Board believes that it would be desirable for the shareholders to approve this proposal at this time so that we are prepared to take advantage of possible acquisition opportunities that may arise in the future without delay.

We may have opportunities to acquire the assets and liabilities of failed banks in FDIC-assisted transactions. Although these transactions typically provide for FDIC assistance to an acquirer to mitigate certain risks, such as sharing exposure to loan losses and providing indemnification against certain liabilities of the failed institution, we would still be subject to many of the same risks we would face in acquiring another bank in negotiated transactions, including risks associated with maintaining customer relationships and failure to realize the anticipated acquisition benefits in the amounts and within the timeframes we expect. In addition, because these acquisitions are structured in a manner that would not allow us the time and access to information normally associated with preparing for and evaluating a negotiated acquisition, we may face additional risk in FDIC-assisted transactions, including additional strain on management resources, management of problem loans, problems related to integration of personnel and operating systems and impact to our capital resources requiring us to raise additional capital. We cannot assure you that we will be successful in overcoming these risks or any other problems encountered in connection with FDIC-assisted transactions. Our inability to overcome these risks could have a material adverse effect on our business, financial condition and results from operations.

No Appraisal Rights

Under applicable Puerto Rico law, our shareholders are not entitled to appraisal rights with respect to this proposed amendment to our Restated Certificate of Incorporation to effect the increase in our authorized shares of capital and common stock.

Required Vote

The affirmative vote of a majority of the outstanding shares of common stock is required for the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock and the number of authorized shares of capital stock. Since abstentions and broker non-votes will not be voted for this proposal, they will have the same legal effect as a negative vote. Additionally, the failure to vote will have the same effect as a “no.”

Vote Recommendation

The Board has approved this amendment to our Restated Certificate of Incorporation and recommends a vote “FOR” this proposal.

PROPOSAL 2 — PROPOSAL TO AUTHORIZE AND APPROVE, FOR PURPOSES OF THE RULES OF THE NEW YORK STOCK EXCHANGE, THE POTENTIAL ISSUANCE OF UP TO 25,000,000 SHARES OF OUR COMMON STOCK IN CONNECTION WITH THE PROPOSED EXCHANGE OF OUR PREFERRED STOCK

The Proposal

We are proposing, for purposes of the rules of the New York Stock Exchange, the potential issuance of up to 25,000,000 shares of our common stock, which would be in excess of 20% of our outstanding common stock, in connection with the proposed exchange of our Preferred Stock upon the terms and conditions set forth in the Registration Statement and more fully described below. The exact number of shares of common stock to be issued in the Exchange Offer will depend on the number of shares of Preferred Stock tendered in the Exchange Offer. No further stockholder authorization for this issuance will be solicited.

Our common stock is listed on the New York Stock Exchange (“NYSE”) and, as a result, we are subject to the rules of the NYSE. Although we have not determined a ratio of exchange for the proposed Exchange Offer, we believe that the Exchange Offer may result in the issuance of more than 20% of the currently outstanding common stock. As a result, stockholder approval of the issuance is required by rule 312.03(c) of the NYSE Listed Company Manual. Rule 312.03(c) of the NYSE Listed Company Manual requires an issuer to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, if (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of common stock or of securities convertible into or exercisable for common stock.

Our Board of Directors believes that authorizing the issuance of the common stock in connection with the proposed Exchange Offer is in the best interests of our stockholders because, among other reasons, if such an offer was made and accepted it would reduce our future dividend obligations and improve our capital structure.

Authorizing the issuance of common stock will not ensure that we will proceed with the proposed Exchange Offer or that if we make such an offer, it will be accepted by holders of the Preferred Stock. Approval will, however, provide us with flexibility to undertake such a transaction if upon evaluation of market conditions we determine to proceed with such an offer. Based upon current market conditions, if we receive the requisite stockholder approval we would expect to proceed with such an offer as promptly as practicable.

If our stockholders vote to approve the issuance of the common stock, we plan to conduct the Exchange Offer on the terms and conditions set forth in the Registration Statement, the related prospectus and related letter of transmittal. In addition, if we proceed with the proposed Exchange Offer, we intend to file with the NYSE an application to list the shares of common stock issued in connection with the exchange. The common stock issued would dilute the percentage ownership of the holders of common stock currently outstanding, and their resale could have an adverse effect on the trading price of our common stock.

For your reference and in compliance with Item 12 of Schedule 14A we are including in this section the description and effects of the Exchange Offer as described in the Registration Statement. Financial and other information is also included in Appendices II, III and IV. We urge you to carefully read the Registration Statement, the related prospectus and related letter of transmittal, including the “Risk factors” section of the prospectus contained in the Registration Statement, before you make any decision regarding this proposal.

Terms of Proposed Exchange Offer

General.  We are offering to exchange up to 16,500,000 newly issued shares of our common stock for properly tendered and accepted shares (subject to proration, as described below) of our Series A preferred stock, Series B preferred stock, Series C preferred stock, and convertible preferred stock, as described below.

For each share of preferred stock that we accept for exchange in accordance with the terms of the exchange offer, we will issue a number of shares of our common stock having the aggregate dollar value set forth below under “— Consideration”. We refer to the number of shares of our common stock we will issue for each share of preferred stock we accept in the exchange offer as the “exchange ratio”.

If the aggregate liquidation preference of all shares of preferred stock tendered in the exchange offer would result in the issuance, upon consummation of the exchange offer, of a number of shares of our common stock in excess of the maximum exchange amount, we will accept for tender only that number of preferred stock that will ensure that not more than 16,500,000 shares of our common stock are issued in the exchange offer and we may have to reduce (on a prorated basis) the number of shares of preferred stock that we accept in the exchange offer to remain within this limit.

There will be no fixed record date for determining holders of preferred stock entitled to participate in the exchange.

Any shares of preferred stock that are accepted for exchange in the exchange offer will be cancelled and retired. Shares of preferred stock tendered but not accepted because they were not validly tendered shall remain outstanding upon completion of the exchange offer. If any tendered shares of preferred stock are not accepted for exchange and payment because of an invalid tender, the occurrence of other events set forth in the prospectus in the Registration Statement or otherwise, all unaccepted shares of preferred stock will be returned, without expense, to the tendering holder promptly after the expiration date or the termination date.

Our obligation to accept shares of preferred stock tendered pursuant to the exchange offer is limited by the conditions listed below under “— Conditions of the Exchange Offer.”

Shares of preferred stock that are not exchanged in the exchange offer will remain outstanding and will be entitled to the rights and benefits their holders have under the certificate of designation applicable to the corresponding series of preferred stock.

We shall be deemed to have accepted for exchange properly tendered shares of preferred stock when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of preferred stock who tender their shares of preferred stock in the exchange offer for the purposes of receiving the exchange offer consideration from us and delivering the exchange offer consideration to the exchanging holders. We expressly reserve the right, subject to applicable law, to amend or terminate the exchange offer, and not to accept for exchange any shares of preferred stock not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “— Conditions of the Exchange Offer.”

Purpose and background of the exchange offer.  We are making this offer to reduce our future dividend obligations and to improve our capital structure. At the proposed exchange offer consideration amount, this offer will allow us to record an increase to our tangible common shareholders equity, which is our common shareholders equity less our intangible assets. Our future dividend obligations associated with our preferred stock will also be reduced.

Assuming the transactions described herein are consummated, we believe the increase in our tangible common equity capitalization and preservation of liquidity as a result of this offer will improve our ability to operate in the current economic environment and enhance our long-term financial stability.

Terms of the exchange offer.  We are offering to exchange, upon the terms and subject to the conditions set forth in the prospectus in the Registration Statement and in the related letter of transmittal, up to 16,500,000 newly issued shares of our common stock for properly tendered and accepted shares (subject to proration, as described below) of our Series A preferred stock, Series B preferred stock, Series C preferred stock, and convertible preferred stock. See “— Consideration” below.

Any shares of preferred stock not exchanged will remain outstanding. The shares of preferred stock validly tendered and accepted for exchange in the exchange offer will be retired and cancelled.

Consideration.  Upon the terms and subject to the conditions set forth herein, for each share of preferred stock that we accept for exchange, we will issue a number of shares of our common stock set forth in the table below. We refer to the number of shares of our common stock we will issue for each share of preferred stock we accept in the exchange offer as the “exchange ratio” applicable to such share of preferred stock. Because the number of shares of common stock to be issued in the exchange offer is fixed, changes in the trading prices of the common stock will result in the market value of the common stock you receive in exchange for tendering your shares being different than the value reflected above.

		Liquidation	Aggregate	Exchange Offer Consideration Per Share
		Amount	Liquidation			Consideration As %
		Per	Preference	Common	Exchange	of Liquidation
CUSIP	Title of Security	Share	Outstanding	Shares(1)	Value(1)	Preference

25811P209	7.00% Noncumulative Monthly Income Preferred Stock, Series A	$50.00	$63,341,350	4.12	$13.02	26.0%
25811P308	8.35% Noncumulative Monthly Income Preferred Stock, Series B	$25.00	$44,566,525	2.06	$6.51	26.0%
25811P407	7.25% Noncumulative Monthly Income Preferred Stock, Series C	$25.00	$89,480,050	2.06	$6.51	26.0%
25811P704; 25811P506	4.75% Perpetual Cumulative Convertible Preferred Stock	$250.00	$218,040,000	20.59	$65.06	26.0%

(1)	The exchange value is equal to the number of shares of common stock offered per share of preferred stock multiplied by the last reported sale price of our common stock. Because the number of shares of common stock to be issued in the exchange offer is fixed, changes in the trading prices of the common stock will result in the market value of the common stock you receive in exchange for tendering you shares being different than the value reflected in the table above. The last reported sale price of our common stock on February 10, 2010, was $3.16 per share.

Source of consideration.  The shares of our common stock to be issued in the exchange offer are available from our authorized but unissued shares of common stock.

Proration.  We will issue no more than the maximum exchange amount in the exchange offer. Depending on the number of shares of our preferred stock tendered in the exchange offer, we may have to prorate tendered shares of preferred stock to remain within this limit. Proration for each holder validly tendering preferred stock will be based on the ratio of (i) the aggregate liquidation preference of all four series of preferred stock, treated together, tendered in the exchange offer that would result in the issuance, upon consummation of the exchange offer, of a number of shares of common stock equal to the maximum exchange amount to (ii) the aggregate liquidation preference of all four series of preferred stock, treated together, validly tendered by all holders. The ratio will be applied to determine the total liquidation preference of preferred stock that will be accepted for exchange from each holder pursuant to the exchange offer. In the event that prorationing of the preferred stock is required, we will determine the final prorationing factor promptly after the expiration date and will announce the results of prorationing by press release. Tendering holders may also obtain this information from the information agent or the dealer manager after we have made such determination. Any preferred stock not accepted for exchange as a result of proration will be returned to tendering holders promptly after the expiration date or the termination date.

The following table shows the number of shares of common stock that will be exchanged at various assumed participation levels:

		Liquidation
Liquidation Preference of Preferred Stock Tendered	Proration factor %	Preference Accepted
		($ millions)

100%	48.2%	16.50
90%	53.6%	16.50
80%	60.3%	16.50
70%	68.9%	16.50
60%	80.4%	16.50
50%	96.4%	16.50
40%	100/0%	13.69
30%	100.0. %	10.27
20%	100..0%	6.84
10%	100..0%	3.42
0%	100..0%	0.00

Conditions of the exchange offer.  Notwithstanding any other provision of the exchange offer, we will not be obligated to accept for exchange validly tendered shares of preferred stock pursuant to the exchange offer if the general conditions (as defined below) have not been satisfied with respect to the exchange offer. The exchange offer is not conditioned upon any minimum number or aggregate liquidation preference of preferred stock being tendered.

For purposes of the foregoing provisions, all of the “general conditions” shall be deemed to have been satisfied on the expiration date unless any of the following conditions shall have occurred and be continuing on or after the date of the Registration Statement and before the expiration date with respect to the exchange offer:

•	there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities in the United States securities or financial markets, (ii) a material impairment in the trading market for debt or asset-backed securities, (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (iv) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (v) any attack on, outbreak or escalation of hostilities or acts of terrorism involving the United States that would reasonably be expected to have a materially adverse effect on our or our affiliates business, operations, properties, condition (financial or operating condition), assets, liabilities or prospects or (vi) any significant adverse change in the United States securities or financial markets generally;

•	there exists an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction that shall have been enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in our judgment, would or would be reasonably likely to prohibit, prevent or materially restrict or delay consummation of the exchange offer or that is, or is reasonably likely to be, materially adverse to our business, operations, properties, condition (financial or operating condition), assets, liabilities or prospects or those of our affiliates;

•	there shall have been instituted, threatened in writing or be pending any action or proceeding before or by any court, governmental, regulatory or administrative agency or instrumentality, or by any other person, in connection with the exchange offer, that is, or is reasonably likely to be, in our judgment, materially adverse to our business, operations, properties, condition (financial or operating condition), assets, liabilities or prospects or those of our affiliates, or which would or might, in our judgment, directly or indirectly prohibit, prevent, restrict or delay consummation of the exchange offer or otherwise adversely affect the exchange offer in any material manner;

•	there exists any other actual or threatened (in writing) legal impediment to the exchange offer or any other circumstances that would materially adversely affect the transactions contemplated by the exchange offer, or the contemplated benefits of the exchange offer to us or our affiliates;

•	shareholder approval shall not have been received for the issuance of the common stock;

•	the common stock to be issued shall not have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

•	there shall have occurred any development which would, in our judgment, materially adversely affect our business, operations, properties, condition (financial or operating condition), assets, liabilities or prospects or those of our affiliates; or

•	an event or events or the likely occurrence of an event or events that would or might reasonably be expected to prohibit, restrict or delay the consummation of the exchange offer or materially impair the contemplated benefits to us or our affiliates of the exchange offer.

In addition to the conditions described above, and notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue common stock in respect of, any shares of preferred stock tendered pursuant to the exchange offer, and may terminate, extend or amend the exchange offer and may (subject to Rule 13e-4(f) and Rule 14e-1 under the Exchange Act) postpone the acceptance for exchange of, and issuance of shares of our common stock in respect of, any shares of preferred stock so tendered in the exchange offer unless the Registration Statement becomes effective and no stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or are pending, or to our knowledge, are contemplated or threatened by the SEC.

We shall reserve the right to amend or terminate the exchange offer and to reject for exchange any shares of preferred stock not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. In addition, we shall reserve the right, at any time or at various times, to waive any of the conditions of the exchange offer, in whole or in part, except as to the requirement that the Registration Statement be declared effective, which condition we will not waive. We will give oral or written notice (with any oral notice to be promptly confirmed in writing) of any amendment, non-acceptance, termination or waiver to the information and exchange agent as promptly as practicable, followed by a timely press release.

All conditions to the exchange offer must be satisfied or waived prior to the expiration of the exchange offer. The exchange offer is not conditioned upon any minimum number or aggregate liquidation preference of preferred stock being tendered for exchange.

Proposal to approve, for purposes of the rules of the New York Stock Exchange, the potential issuance of shares of our common stock.  We are seeking to potentially issue+ in excess of 20% of our outstanding common stock in connection with the exchange offer. The exact number of shares of common stock to be issued in the exchange offer will depend on the number of shares of preferred stock tendered in the exchange offer. Our common stock is listed on the NYSE and, as a result, stockholder approval of the issuance in excess of 20% of our outstanding common stock is required by rule 312.03(c) of the NYSE Listed Company Manual. Rule 312.03(c) of the NYSE Listed Company Manual requires an issuer to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, if (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock or (ii) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of common stock or of securities convertible into or exercisable for common stock.

We have filed a proxy statement with the Securities and Exchange Commission containing a notice of a special meeting of Doral’s shareholders on March 10, 2010 to approve, among other items, a proposal to authorize and approve, for purposes of the rules of the NYSE, the potential issuance of up to 25,000,000 shares of our common stock in connection with the exchange offer.

As described above, the receipt of shareholder approval of this proposal is a condition of the exchange offer. Holders of preferred stock who tender their shares in the exchange offer will not be entitled to vote on the proposal.

Procedures for tendering.  Certain shares of preferred stock were issued in book-entry form, and are all currently represented by one or more global certificates held for the account of The Depository Trust Company (“DTC”). If your securities are book entry securities, you may tender your shares of preferred stock by transferring them through DTC’s Automated Tender Offer Program (“ATOP”) or following the other procedures described in the Registration Statement.

If your interest as a holder of preferred stock is in certificated form, you must deliver to the exchange agent (1) the certificates for the shares of your preferred stock to be exchanged and (2) a proper assignment of the shares of preferred stock to Doral, or to any transfer agent for the shares of preferred stock, or in blank.

The tender by a holder that is not withdrawn prior to our acceptance of the tender will constitute a binding agreement between the holder and us in accordance with the terms and subject to the conditions described in the prospectus in the Registration Statement and in the letter of transmittal.

Determination of validity.  We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered shares of preferred stock. We shall reserve the absolute right to reject any and all shares of preferred stock not validly tendered or any shares of preferred stock whose acceptance by us would, in the opinion of our counsel, be unlawful. We also shall reserve the right to waive any defects or irregularities either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of shares of preferred stock must be cured within a time period that we will determine. Neither we, the dealer manager, the information agent, the exchange agent nor any other person will have any duty to give notification of any defects or irregularities, nor will any of us or them incur any liability for failure to give such notification. Tenders of shares of preferred stock will not be considered to have been made until any defects or irregularities have been cured or waived. Any shares of preferred stock received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering owners, via the facilities of DTC, promptly following the expiration date or the termination date.

Acceptance; exchange of shares of preferred stock.  On the expiration date, the exchange agent will tender to us the number of shares of preferred stock tendered for exchange in the offer whereupon we will deliver to the exchange agent for delivery to tendering holders of the preferred stock the number of shares of our common stock into which the shares of preferred stock tendered are convertible in satisfaction of the shares of our common stock the tendering holders are entitled to receive upon exchange of their shares of preferred stock.

We will issue the common stock upon the terms of the exchange offer and applicable law upon exchange of shares of preferred stock validly tendered in the exchange offer promptly after the expiration date and our acceptance of the validly tendered preferred stock. For purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered shares of preferred stock or defectively tendered shares of preferred stock with respect to which we have waived such defect, when, as and if we give written or oral notice of such acceptance to the exchange agent.

We will pay for shares of preferred stock accepted for exchange by us pursuant to the exchange offer by depositing our common stock with the exchange agent. The exchange agent will act as your agent for the purpose of receiving our common stock from us and transmitting such common stock to you.

In all cases, issuance of shares of common stock for shares of preferred stock accepted for exchange by us pursuant to the exchange offer will be made promptly after the expiration date and will be credited by the exchange agent to the appropriate account at DTC, subject to receipt by the exchange agent of:

•	timely confirmation of a book-entry transfer of the shares of preferred stock into the exchange agent’s account at DTC, pursuant to the procedures set forth in “— Procedures for Tendering” above;

•	a properly transmitted agent’s message; and

•	any other documents required by the letter of transmittal.

By tendering shares of preferred stock pursuant to the exchange offer, the holder will be deemed to have represented and warranted that such holder has full power and authority to tender, sell, assign and transfer the shares of preferred stock tendered thereby and that when such shares of preferred stock are accepted for purchase and payment by us, we will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The holder will also be deemed to have agreed to, upon request, execute and deliver any additional documents deemed by the exchange agent or by us to be necessary or desirable to complete the sale, assignment and transfer of the shares of preferred stock tendered thereby.

By tendering shares of preferred stock pursuant to the exchange offer, the holder will be deemed to have agreed that the delivery and surrender of the shares of preferred stock is not effective, and the risk of loss of the shares of preferred stock does not pass to the exchange agent, until receipt by the exchange agent of a properly transmitted agent’s message together with all accompanying evidences of authority and any other required documents in form satisfactory to us.

Return of unaccepted shares of preferred stock.  If any tendered shares of preferred stock are not accepted for payment for any reason pursuant to the terms and conditions of the exchange offer, such shares of preferred stock will be returned without expense to the tendering holder or, in the case of shares of preferred stock tendered by book-entry transfer, such shares of preferred stock will be credited to an account maintained at DTC, designated by the participant therein who so delivered such shares of preferred stock, in each case, promptly following the expiration date or the termination of the exchange offer.

Expiration date; extensions; termination; amendment.  The exchange offer will expire at 11:59 p.m., New York City time, on March 12, 2010, unless we have extended the period of time that the exchange offer is open (such date and time, as the same may be extended, the “expiration date”). The expiration date will be at least 20 business days after the beginning of the exchange offer, as required by Rule 14e-1(a) under the Exchange Act.

We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any shares of preferred stock in accordance with applicable law, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all shares of preferred stock previously tendered will remain subject to the exchange offer unless properly withdrawn.

In addition, we reserve the right to:

•	terminate or amend the exchange offer and not to accept for exchange any shares of preferred stock not previously accepted for exchange upon the occurrence of any of the events specified above under “— Conditions of the Exchange Offer” that have not been waived by us; and

•	amend the terms of the exchange offer in any manner permitted or not prohibited by law.

If we terminate or amend the exchange offer, we will notify the exchange agent by oral or written notice (with any oral notice to be promptly confirmed in writing) and will issue a timely press release or other public announcement regarding the termination or amendment. Upon termination of the exchange offer for any reason, any shares of preferred stock previously tendered in the exchange offer will be promptly returned to the tendering holders.

If we make a material change in the terms of the exchange offer or the information concerning the exchange offer, or waive a material condition of the exchange offer, we will promptly disseminate disclosure regarding the change to the exchange offer and extend the exchange offer, each if required by law, to ensure that the exchange offer remains open a minimum of five business days from the date we disseminate disclosure regarding the change.

If we make a change in the liquidation preference of preferred stock sought or the exchange offer consideration, including the number of shares of our common stock offered in the exchange, we will promptly disseminate disclosure regarding the change and extend the exchange offer, each if required by law, to ensure that the exchange offer remains open a minimum of ten business days from the date we disseminate disclosure regarding the change.

If, for any reason, acceptance for purchase of, or payment for, validly tendered shares of preferred stock pursuant to the exchange offer is delayed, or we are unable to accept for purchase or to pay for validly tendered shares of preferred stock pursuant to the exchange offer, then the exchange agent may, nevertheless, on our behalf, retain the tendered shares of preferred stock, without prejudice to our rights described herein, but subject to applicable law and Rule 14e-1 under the Exchange Act, which requires that we pay the consideration offered or return the shares of preferred stock tendered promptly after the termination or withdrawal of the exchange offer.

Settlement date.  The settlement date in respect of any shares of preferred stock that are validly tendered prior to the expiration date and accepted by us is expected to occur promptly following the expiration date and is anticipated to be on or about March 17, 2010.

Fractional shares.  Fractional shares of our common stock will not be issued in the exchange offer. A holder otherwise entitled to a fractional share of our common stock pursuant to the terms of the exchange offer will receive an amount of cash based upon a price per share of common stock of $4.25.

Withdrawal of tenders.  For a withdrawal of shares of preferred stock to be effective, the exchange agent must receive a written or facsimile transmission containing a notice of withdrawal before the expiration date by a properly transmitted “Request Message” through ATOP. Such notice of withdrawal must (i) specify the name of the holder of shares of preferred stock who tendered the shares of preferred stock to be withdrawn, (ii) contain a description of the shares of preferred stock to be withdrawn and the number of shares of preferred stock, (iii) contain a statement that such holder of shares of preferred stock is withdrawing the election to tender their shares of preferred stock, and (iv) be signed by the holder of such shares of preferred stock in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the shares of preferred stock. Any notice of withdrawal must identify the shares of preferred stock to be withdrawn, including the name and number of the account at DTC to be credited and otherwise comply with the procedures of DTC. Withdrawal of shares of preferred stock may only be accomplished in accordance with the foregoing procedures.

We will determine all questions as to the form and validity (including time of receipt) of any notice of withdrawal of a tender, in our sole discretion, which determination shall be final and binding. None of the Corporation, the dealer manager, the information agent, the exchange agent, or any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal of a tender or incur any liability for failure to give any such notification.

Future purchases.  Following completion of the exchange offer, we or our affiliates may repurchase additional shares of preferred stock that remain outstanding in the open market, in privately negotiated transactions or otherwise. Future purchases of shares of preferred stock that remain outstanding after the exchange offer may be on terms that are more or less favorable than the exchange offer. However, Exchange Act Rules 14e-5 and 13e-4 generally prohibit us and our affiliates from purchasing any shares of preferred stock other than pursuant to the exchange offer until 10 business days after the expiration date of the exchange offer, although there are some exceptions. Future purchases, if any, will depend on many factors, which include market conditions and the condition of our business.

Accounting treatment.  The exchange by holders of shares of our noncumulative preferred stock for shares of common stock will result in the extinguishment and retirement of such shares of noncumulative preferred stock and an issuance of common stock. The liquidation preference of each share of noncumulative preferred stock retired will be reduced and common stock and additional paid-in-capital will increase in the amount of the fair value of the common stock issued. Upon the cancellation of such shares of noncumulative preferred stock acquired by us pursuant to the offer to exchange, the difference between the liquidation preference of shares of noncumulative preferred stock retired and the fair value of the common stock exchanged will be treated as an increase to our retained earnings and income available to common shareholders for earnings per share purposes.

The exchange by holders of our convertible preferred stock for common stock will be accounted for as an induced conversion. We will increase our common stock and additional paid-in-capital by the liquidation value of the amount of preferred stock exchanged. The fair value of our common stock issued in excess of the fair value of securities issuable pursuant to the original exchange terms will be treated as a reduction to our retained earnings and net income available to common shareholders for earnings per share purposes.

Exchange agent and information agent.  MacKenzie Partners, Inc. has been appointed as the exchange agent and information agent for the exchange offer. We have agreed to pay MacKenzie Partners, Inc. reasonable and customary fees for its services and will reimburse MacKenzie Partners, Inc. for its reasonable out-of-pocket expenses.

Dealer manager.  The dealer manager for the exchange offer is UBS Securities LLC. As dealer manager for the exchange offer, UBS Securities LLC will perform services customarily provided by investment banking firms acting as dealer managers of exchange offers of a like nature, including, but not limited to, soliciting tenders of shares of preferred stock pursuant to the exchange offer and communicating generally regarding the exchange offer with banks, brokers, custodians, nominees and other persons, including the holders of the shares of preferred stock. We will pay the dealer manager reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

No appraisal rights.  No appraisal or dissenters’ rights are available to holders of shares of preferred stock under applicable law in connection with the exchange offer.

Market Price, Dividend and Distribution Information

Common stock.  Our common stock is listed on the New York Stock Exchange under the symbol “DRL.” As of December 31, 2009, we had approximately 62,064,303 shares of our common stock outstanding and approximately 164 registered holders of our common stock. The table below sets forth, for the periods indicated, the high and low closing prices. All share price and dividend per share information has been adjusted to reflect a 1-for-20 reverse stock split effective August 17, 2007.

	Common stock
	High	Low

2010:
First Quarter (through February 10, 2010)	$4.37	$3.16
2009:
First Quarter	$8.44	$1.80
Second Quarter	5.21	1.74
Third Quarter	4.26	1.83
Fourth Quarter	3.80	2.63
2008:
First Quarter	$22.42	$17.53
Second Quarter	24.03	13.54
Third Quarter	17.80	10.90
Fourth Quarter	11.48	5.10
2007:
First Quarter	$55.80	$24.20
Second Quarter	38.00	20.00
Third Quarter	32.35	12.78
Fourth Quarter	24.88	15.50

On February 10, 2010 the closing price of our common stock, as reported by the New York Stock Exchange, was $3.16 per share. We have not declared or paid dividends on our common stock since the first quarter of 2006. Our ability to pay dividends on our common stock in the future is limited by various regulatory requirements and policies of bank regulatory agencies having jurisdiction over the Corporation and its banking subsidiaries, the certificates of designation of the Corporation’s outstanding preferred stock, its earnings, cash resources and capital needs, general business conditions and other factors deemed relevant by our board of directors. Under an existing consent order with the Federal Reserve, we are restricted from paying dividends on our capital stock without the prior written approval of the Federal Reserve. We are required to request permission for the payment of dividends on our common stock and preferred stock not less than 30 days prior to a proposed dividend declaration date.

Preferred stock.  Our shares of preferred stock are not traded on any exchange but instead are traded in the over-the-counter market, and the price quotations are reported by Bloomberg, through the Pink Sheets LLC or by other sources. The preferred stock is traded on a limited or sporadic basis and there is no established public trading market for the preferred stock, and any market in our preferred stock may be characterized as illiquid and irregular. The extent of the public market for shares of the preferred stock and the availability of price quotations for the preferred stock, however, depend upon the number of holders and/or the aggregate market value of the shares of preferred stock remaining at such time, the interest in maintaining a market in the shares of preferred stock on the part of securities firms, the termination of registration of shares of preferred stock under the Exchange Act and other factors.

On March 20, 2009, our board of directors announced that it had suspended the declaration and payment of all dividends on all outstanding preferred stock. The suspension of dividends is effective and commenced with the dividends for the month of April 2009 for our noncumulative preferred stock and the dividends for the second quarter of 2009 for our convertible preferred stock that would have been payable on June 15, 2009.

Future dividends, if any, will be payable on our preferred stock only when, as and if declared by our board of directors, and will be dependent upon business conditions, earnings, our cash requirements, regulatory requirements (including the prior approval of the Federal Reserve Board under the consent order, if still in effect), the terms of restrictive covenants applicable under our financing agreements, and other relevant factors.

4.75% Perpetual Cumulative Convertible Preferred Stock.  As of February 10, 2010, we had 872,160 shares of our convertible preferred stock outstanding. The following table sets forth, for the periods indicated, the high and low sales prices per share of the convertible preferred stock as reported in the OTC market on Bloomberg and the cash dividends declared per share of our convertible preferred stock.

	4.75% Perpetual Cumulative
	Convertible Preferred Stock
	High	Low	Dividends

2010:
First Quarter (through February 10, 2010)	—	—	—
2009:
First Quarter	$125.00	$2.00	$2.9688
Second Quarter	70.00	7.00	—
Third Quarter	—	—	—
Fourth Quarter	55.00	55.00	—
2008:
First Quarter	$100.00	$97.03	$2.9688
Second Quarter	103.00	92.00	2.9688
Third Quarter	93.50	83.25	2.9688
Fourth Quarter	83.56	70.50	2.9688
2007:
First Quarter	$132.00	$89.00	$2.9688
Second Quarter	145.25	125.25	2.9688
Third Quarter	142.03	140.00	2.9688
Fourth Quarter	132.00	125.60	2.9688

The last reported bid quotation of our convertible preferred stock, as reported on by Bloomberg on October 5, 2009, was $55.00 per share.

7.00% Noncumulative Monthly Income Preferred Stock, Series A.  As of February 10, 2010, we had 1,266,827 shares of our Series A preferred stock outstanding. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Series A preferred stock as reported in the OTC market on Bloomberg and the cash dividends declared per share of Series A preferred stock.

	7.00% Noncumulative Monthly Income Preferred Stock, Series A
	High	Low	Dividends

2010:
First Quarter (through February 10, 2010)	$17.50	$12.00	—
2009:
First Quarter	$14.00	$3.00	$0.8751
Second Quarter	6.80	5.00	—
Third Quarter	10.25	5.00	—
Fourth Quarter	11.00	6.90	—
2008:
First Quarter	$32.00	$26.25	$0.8751
Second Quarter	28.00	23.50	0.8751
Third Quarter	23.25	14.00	0.8751
Fourth Quarter	17.00	7.00	0.8751
2007:
First Quarter	$34.00	$19.00	$0.8751
Second Quarter	41.25	24.00	0.8751
Third Quarter	39.50	27.50	0.8751
Fourth Quarter	34.00	27.00	0.8751

The last reported bid quotation of our Series A preferred stock, as reported by Bloomberg on February 5, 2010, was $17.00 per share.

8.35% Noncumulative Monthly Income Preferred Stock, Series B.  As of February 10, 2010, we had 1,782,661 shares of our Series B preferred stock outstanding. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Series B preferred stock as reported in the OTC market on Bloomberg and the cash dividends declared per share of Series B preferred stock.

	8.35% Noncumulative Monthly Income Preferred Stock, Series B
	High	Low	Dividends

2010:
First Quarter (through February 10, 2010)	$9.42	$6.75	—
2009:
First Quarter	$7.50	$1.00	$0.5220
Second Quarter	2.75	1.85	—
Third Quarter	5.80	2.55	—
Fourth Quarter	6.00	3.25	—
2008:
First Quarter	$20.00	$16.75	$0.5220
Second Quarter	17.50	14.44	0.5220
Third Quarter	13.31	10.10	0.5220
Fourth Quarter	11.00	5.00	0.5220
2007:
First Quarter	$19.00	$11.25	$0.5220
Second Quarter	22.50	14.75	0.5220
Third Quarter	21.15	17.00	0.5220
Fourth Quarter	19.25	15.25	0.5220

The last reported bid quotation of our Series B preferred stock, as reported by Bloomberg on February 5, 2010, was $9.42 per share.

7.25% Noncumulative Monthly Income Preferred Stock, Series C.  As of February 10, 2010, we had 3,579,202 shares of our Series C preferred stock outstanding. The following table sets forth, for the periods indicated, the high and low sales prices per share of the Series C preferred stock as reported in the OTC market on Bloomberg and the cash dividends declared per share of Series C preferred stock.

	7.25% Noncumulative Monthly Income
	Preferred Stock, Series C
	High	Low	Dividends

2010:
First Quarter (through February 10, 2010)	$9.50	$6.50	—
2009:
First Quarter	$6.95	$1.60	$0.4530
Second Quarter	3.75	1.65	—
Third Quarter	5.25	2.65	—
Fourth Quarter	6.10	3.50	—
2008:
First Quarter	$20.00	$14.75	$0.4530
Second Quarter	16.50	12.25	0.4530
Third Quarter	12.50	9.00	0.4530
Fourth Quarter	9.50	3.50	0.4530
2007:
First Quarter	$19.50	$10.75	$0.4530
Second Quarter	20.75	13.05	0.4530
Third Quarter	19.75	15.00	0.4530
Fourth Quarter	18.00	13.50	0.4530

The last reported bid quotation of our Series C preferred stock, as reported by Bloomberg on February 9, 2010, was $8.75 per share.

Comparison of Rights Between the Preferred Stock and Our Common Stock

The following describes the material differences between the rights of holders of the shares of noncumulative preferred stock, convertible preferred stock and common stock. While we believe that the description covers the material differences between the shares of noncumulative preferred stock, convertible preferred stock and common stock, this summary may not contain all of the information that is important to you. You should carefully read the Registration Statement for a more complete understanding of the differences among being a holder of shares of noncumulative preferred stock, convertible preferred stock and common stock.

Provision Applicable
Provision Applicable to	to Holders of	Provision Applicable
Holders of Noncumulative	Convertible	to Holders of
Preferred Stock	Preferred Stock	Common Stock

Governing Document
Holders of noncumulative preferred stock have their rights set forth in, and may enforce their rights under, the Puerto Rico General Corporation Law and our certificate of incorporation, including the certificates of designation with respect to the noncumulative preferred stock	Holders of convertible preferred stock have their rights set forth in, and may enforce their rights under, the Puerto Rico General Corporation Law and our certificate of incorporation, including the certificate of designation with respect to the convertible preferred stock.	Holders of shares of our common stock have their rights set forth in, and may enforce their rights under, Puerto Rico General Corporation Law and our certificate of incorporation and bylaws.

Provision Applicable
Provision Applicable to	to Holders of	Provision Applicable
Holders of Noncumulative	Convertible	to Holders of
Preferred Stock	Preferred Stock	Common Stock

Dividends
Holders of noncumulative preferred stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available for payment, noncumulative monthly dividends, as described in “Description of the preferred stock — Noncumulative Preferred Stock — Dividends.”	Holders of convertible preferred stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available for payment, cumulative quarterly dividends, as described in “Description of the preferred stock — Convertible Preferred Stock — Dividends.”	Subject to the preferential rights of preferred stock, holders of common stock are entitled to receive ratable dividends as declared by our board of directors from time to time at its sole discretion, out of funds legally available for such purpose.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of junior stock, the then record holders of shares of noncumulative preferred stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, distributions upon liquidation in the amount of(i) with respect to Series A preferred stock, $50 per share, and (ii) with respect to Series B preferred stock and Series C preferred stock, $25 per share, plus in respect of both clauses(i) and (ii) an amount equal to any accrued and unpaid dividends (without any cumulation for unpaid dividends for prior dividend periods) for the current monthly dividend period to the date of payment. See “Description of the preferred stock — Noncumulative Preferred Stock — Liquidation preference.”	Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of junior stock, the then record holders of convertible preferred stock shall be entitled to receive $250.00 per share of convertible preferred stock plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holders. See “Description of the preferred stock — Convertible Preferred Stock — Liquidation preference.”	In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.
Ranking
The noncumulative preferred stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank(i) senior to all classes of common stock of the Corporation and to all other equity securities issued by the Corporation the terms of which specifically	The convertible preferred stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank (i) senior to all classes of common stock of the Corporation and to all other equity securities issued by the Corporation the terms of which specifically provide that	In the event of our liquidation, dissolution or winding up, our common stock would rank below all outstanding preferred stock. As a result, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation or dissolution until

Provision Applicable
Provision Applicable to	to Holders of	Provision Applicable
Holders of Noncumulative	Convertible	to Holders of
Preferred Stock	Preferred Stock	Common Stock

provide that such equity securities will rank junior to the noncumulative preferred stock; (ii) on parity with all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank on parity with the noncumulative preferred stock; (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank senior to the noncumulative preferred stock; and (iv) junior to all existing and future debt obligations of the Corporation. See “Description of the preferred stock — Noncumulative Preferred Stock — Rank.”
	such equity securities will rank junior to the convertible preferred stock; (ii) on parity with all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank on parity with the convertible preferred stock; (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank senior to the convertible preferred stock; and (iv) junior to all existing and future debt obligations of the Corporation. See “Description of the preferred stock — Convertible Preferred Stock — Rank.”	after our obligations to our debt holders and holders of preferred stock have been satisfied. The common stock ranks junior to the preferred stock with respect to the payment of dividends.
Redemption
The shares of the noncumulative preferred stock will be redeemable in whole or in part from time to time at the option of the Corporation, with the consent of the Federal Reserve Board to the extent required to have noncumulative preferred stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, at the redemption prices of(i) with respect to Series A preferred stock, $50 per share, and (ii) with respect to Series B preferred stock and Series C preferred stock, $25 per share, plus in respect of both clauses(i) and (ii) an amount equal to any accrued and unpaid dividends from the dividend payment date immediately preceding the redemption date (without any cumulation for unpaid dividends for prior dividend periods) to the date fixed for redemption. See “Description of the preferred stock — Noncumulative Preferred Stock — Redemption at the option of the Corporation.”	N/A	N/A

Provision Applicable
Provision Applicable to	to Holders of	Provision Applicable
Holders of Noncumulative	Convertible	to Holders of
Preferred Stock	Preferred Stock	Common Stock

Conversion Rights
The noncumulative preferred stock will not be convertible into or exchangeable for any other securities of the Corporation	Each share of convertible preferred stock shall be convertible into a number of fully paid and non-assessable shares of common stock at a conversion rate as of the date of the Registration Statement of 0.31428 shares of common stock for each share of convertible preferred stock, subject to adjustments as described under “Description of the preferred stock — Convertible Preferred Stock — Conversion rate adjustments” in effect on the date notice of conversion is given. A holder’s right to convert its shares of convertible preferred stock will arise only upon the occurrence of any of the following events (i) certain trading price of our common stock, (ii) occurrence of certain corporate transactions, (iii) certain distributions, or (iv) delisting of the common stock. See “Description of the preferred stock — Convertible Preferred Stock — Conversion”. The Corporation shall have the option to cause the convertible preferred stock to be converted into that number of shares of common stock that are issuable at the conversion price in effect on the day notice of conversion is given as set forth below, but only if the closing sale price of the common stock for 20 trading days within a period of 30 consecutive trading days ending on a trading day that is not more than two trading days prior to the date the Corporation gives notice of its intention to convert exceeds 130% of the conversion price in effect on each such trading day. In addition, if there are less than 120,000 shares of convertible preferred stock outstanding, the Corporation may, at its option, with the prior approval of the Federal Reserve Board, cause the convertible preferred stock to be automatically converted into a certain number of	N/A

Provision Applicable
Provision Applicable to	to Holders of	Provision Applicable
Holders of Noncumulative	Convertible	to Holders of
Preferred Stock	Preferred Stock	Common Stock

shares of common stock. See “Description of the preferred stock — Convertible Preferred Stock — Conversion at the option of the Corporation.”

Voting Rights
If the Corporation does not pay dividends in full on the noncumulative preferred stock for eighteen consecutive monthly dividend periods, the holders of outstanding shares of the noncumulative preferred stock, together with the holders of any other shares of stock of the Corporation having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled to appoint two additional members of the board of directors of the Corporation, to remove any such member from office and to appoint another person in place of such member.	If the Corporation does not pay dividends in full on the convertible preferred stock for consecutive dividend periods containing in the aggregate a number of days equivalent to six fiscal quarters, the holders of shares of convertible preferred stock, together with the holders of any other shares of stock of the Corporation having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled to appoint two additional members of the board of directors of the Corporation, to remove any such member from office and to appoint another person in place of such member.	Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
Any amendment, alteration or repeal of the rights, preferences and privileges of the noncumulative preferred stock by way of amendment of the Corporation’s Certificate of Incorporation whether by merger or otherwise which would materially and adversely affect the powers, preferences or special rights of any of the series of the noncumulative preferred stock shall not be effective except with the consent in writing of the holders of at least two thirds of the outstanding aggregate liquidation preference of the outstanding shares of such series of noncumulative preferred stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two thirds of the aggregate liquidation preference of the	Any amendment, alteration or repeal of the rights, preferences and privileges of the convertible preferred stock by way of amendment of the Corporation’s Certificate of Incorporation whether by merger or otherwise which would materially and adversely affect the powers, preferences or special rights of the convertible preferred stock shall not be effective except with the consent in writing of the holders of at least two thirds of the outstanding aggregate liquidation preference of the outstanding shares of convertible preferred stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two thirds of the aggregate liquidation preference of the outstanding shares of convertible preferred

Provision Applicable
Provision Applicable to	to Holders of	Provision Applicable
Holders of Noncumulative	Convertible	to Holders of
Preferred Stock	Preferred Stock	Common Stock

outstanding shares of such series of noncumulative preferred stock. See “Description of the preferred stock — Noncumulative Preferred Stock — Voting rights.”	stock. See “Description of the preferred stock — Convertible Preferred Stock — Voting rights.”
Listing
The noncumulative preferred stock is not listed for trading on any exchange.	The convertible preferred stock is not listed for trading on any exchange.	Our common stock is listed and traded on the New York Stock Exchange under the symbol “DRL”.

Description of Capital Stock

Set forth below is a description of the material terms of our capital stock. However, this description is not complete and is qualified by reference to our certificate of incorporation (including our certificates of designation) and bylaws. Copies of our certificate of incorporation (including our certificates of designation) and bylaws are available from us upon request. These documents have also been filed with the SEC.

Authorized and outstanding capital stock.  Our authorized capital stock currently consists of 97,500,000 shares of common stock, par value $.01 per share, and 40,000,000 shares of preferred stock, par value $1.00 per share. As of the date of this Proxy Statement, there were 62,064,305 shares of common stock outstanding and 7,500,850 shares of preferred stock outstanding, comprised of 1,266,827 shares of our 7.00% Noncumulative Monthly Income Preferred Stock, Series A, 1,782,661 shares of our 8.35% Noncumulative Monthly Income Preferred Stock, Series B, 3,579,202 shares of our 7.25% Noncumulative Monthly Income Preferred Stock, Series C, and 872,160 shares of our 4.75% Perpetual Cumulative Convertible Preferred Stock. Please note that pursuant to Proposal 1 in this proxy statement we are asking our shareholders to approve an increase to our authorized capital stock that if approved would increase the amount of authorized common stock to 300,000,000 and an increase of total capital stock to 340,000,000.

Common stock.  Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Subject to preferences that may be applicable to any outstanding preferred stock, holders of our common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available for dividends. In the event of our liquidation or dissolution, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. All of the outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

Preferred stock.  As of the date of this Proxy Statement, we have 32,499,150 shares of authorized but unissued preferred stock which are undesignated. Our board of directors has the authority, without further shareholder approval, to issue shares of preferred stock from time to time in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor.

While providing desirable flexibility for possible acquisitions and other corporate purposes, and eliminating delays associated with a shareholder vote on specific issuances, the issuance of preferred stock could adversely affect the voting power of holders of common stock, as well as dividend and liquidation payments on both common and preferred stock. It also could have the effect of delaying, deferring or preventing a change in control.

Anti-takeover provisions.  Our certificate of incorporation, bylaws and banking laws include a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

These provisions include an authorized blank check preferred stock and the availability of authorized but unissued common stock.

Regulatory restrictions under banking laws.  Certain regulatory restrictions may have the effect of discouraging takeover attempts against the Corporation and may limit the ability of persons, other than the Corporation directors duly authorized by the Corporation’s board of directors, to solicit or exercise proxies, or otherwise exercise voting rights, in connection with matters submitted to a vote of the Corporation’s stockholders.

Shareholder action.  Except as otherwise provided by law or in our certificate of incorporation or bylaws, all questions submitted to shareholders will be decided by a majority of the votes cast.

Transfer agent and registrar.  Mellon Investor Services LLC is the transfer agent and registrar for our common stock, our noncumulative preferred stock, and our convertible preferred stock.

Description of the Preferred Stock

The following is a summary of certain provisions of the certificates of designation for our noncumulative preferred stock and our convertible preferred stock. A copy of the certificates of designation and the form of preferred stock share certificates are available upon request from Doral Financial. The following summary of the terms of our preferred stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificates of designation.

General.  Under our certificate of incorporation, our board of directors is authorized, without further stockholder action, to issue up to 40,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, and to determine the designations, preferences, limitations and relative or other rights of the preferred stock or any series thereof. For each series, the board of directors shall determine the designations, preferences, limitations and relative or other rights thereof, including but not limited to the following relative rights and preferences, as to which there may be variations among different series:

(a) The rate or rates (which may be floating, variable or adjustable), or the method of determining such rate or rates and the times and manner of payment of dividends, if any (and whether such payment should be in cash or securities);

(b) Whether shares may be redeemed or purchased, in whole or in part, at the option of the holder or the Corporation and, if so, the price or prices and the terms and conditions of such redemption or purchase;

(c) The amount payable upon shares in the event of voluntary or involuntary liquidation, dissolution or other winding up of the Corporation;

(d) Sinking fund provisions, if any, for the redemption or purchase of shares;

(e) The terms and conditions, if any, on which shares may be converted or exchanged into shares of common stock or other capital stock or securities of the Corporation;

(f) Voting rights, if any; and

(g) Any other rights and preferences of such shares, to the full extent now or hereafter permitted by the laws of the Commonwealth of Puerto Rico.

All shares of preferred stock (i) shall rank senior to the common stock in respect of the right to receive dividends and the right to receive payments out of the assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, (ii) shall be of equal rank, regardless of series, and (iii) shall be identical in all respects except as provided in (a) through (g) above. The shares of any series of preferred stock shall be identical with each other in all respects except as to the dates from and after which dividends thereof shall be cumulative. In case the stated dividends or the amounts payable on liquidation are not paid in full, the shares of all series of preferred stock shall share ratably in the payment of dividends, including accumulations, if any, in accordance with the sums which would be payable on said shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full.

The board of directors shall have the authority to determine the number of shares that will comprise each series. Unless otherwise provided in the resolution establishing such series, all shares of preferred stock redeemed, retired by sinking fund payment, repurchased by the Corporation or converted into common stock shall have the status of authorized but unissued shares of preferred stock undesignated as to series.

No holder of shares of preferred stock shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class whatsoever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

Noncumulative Preferred Stock.

Dividends.  When, as and if declared by the board of directors of the Corporation or an authorized committee thereof, out of funds of the Corporation legally available therefor, holders of record of the (i) Series A preferred stock will be entitled to receive, noncumulative cash dividends at the annual rate per share of 7% of their liquidation preferences, or $0.2917 per share per month, (ii) Series B preferred stock will be entitled to receive, noncumulative cash dividends at the annual rate per share of 8.35% of their liquidation preferences, or $0.173958 per share per month, and (iii) Series C preferred stock will be entitled to receive, noncumulative cash dividends at the annual rate per share of 7.25% of their liquidation preferences, or $0.151042 per share per month, with each aggregate payment made to each record holder of the noncumulative preferred stock being rounded to the next lowest cent.

Dividends on the noncumulative preferred stock will be noncumulative. The Corporation is not obligated or required to declare or pay dividends on the noncumulative preferred stock, even if it has funds available for the payment of such dividends. If the board of directors of the Corporation or an authorized committee thereof does not declare a dividend payable on a dividend payment date in respect of the noncumulative preferred stock, then the holders of such noncumulative preferred stock shall have no right to receive a dividend in respect of the monthly dividend period ending on such dividend payment date and the Corporation will have no obligation to pay the dividend accrued for such monthly dividend period or to pay any interest thereon, whether or not dividends on such noncumulative preferred stock are declared for any future monthly dividend period.

So long as any shares of the noncumulative preferred stock remain outstanding, the Corporation shall not declare, set apart or pay any dividend or make any other distribution of assets (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the noncumulative preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation) on, or redeem, purchase, set apart or otherwise acquire (except upon conversion or exchange for stock of the Corporation ranking junior to the noncumulative preferred stock as to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation), shares of common stock or of any other class of stock of the Corporation ranking junior to the noncumulative preferred stock as to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation, unless (i) all accrued and unpaid dividends on the noncumulative preferred stock for the twelve monthly dividend periods ending on the immediately preceding dividend payment date shall have been paid or are paid contemporaneously and the full monthly dividend on the noncumulative preferred stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment, and (ii) the Corporation has not defaulted in the payment of the redemption price of any shares of noncumulative preferred stock called for redemption.

When dividends are not paid in full on noncumulative preferred stock and any other shares of stock of the Corporation ranking on parity as to the payment of dividends with the noncumulative preferred stock, all dividends declared upon the noncumulative preferred stock and any such other shares of stock of the Corporation will be declared pro rata so that the amount of dividends declared per share on the noncumulative preferred stock and any such other shares of stock will in all cases bear to each other the same ratio that (i) with respect to Series A preferred stock, the liquidation preference per share of the Series A preferred stock and any such other shares of stock bear to each other, and (ii) with respect to Series B preferred stock and Series C preferred stock, the accrued dividends per share on the Series B preferred stock and Series C preferred stock, respectively, for the then current dividend period bears to the accrued dividends per share on such other shares of stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend).

Holders of record of the noncumulative preferred stock will not be entitled to any dividend, whether payable in cash, property or stock, in excess of the dividends provided for in the respective certificate of designations on the shares of noncumulative preferred stock.

Conversion.  The noncumulative preferred stock will not be convertible into or exchangeable for any other securities of the Corporation.

Redemption at the option of the Corporation.  The shares of the noncumulative preferred stock will be redeemable in whole or in part from time to time at the option of the Corporation, with the consent of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) to the extent required by the last paragraph of this section, upon not less than thirty nor more than sixty days’ notice by mail, at the redemption prices set forth below, plus accrued and unpaid dividends from the dividend payment date immediately preceding the redemption date (without any cumulation for unpaid dividends for prior dividend periods) to the date fixed for redemption.

Year	Redemption Price

Series A preferred stock	$50.00
Series B preferred stock	$25.00
Series C preferred stock	$25.00

In the event that less than all of the outstanding shares of the noncumulative preferred stock are to be redeemed in any redemption at the option of the Corporation, the total number of shares to be redeemed in such redemption shall be determined by the board of directors and the shares to be redeemed shall be allocated pro rata or by lot as may be determined by the board of directors or by such other method as the board of directors may approve and deem equitable, including any method to conform to any rule or regulation of any national or regional stock exchange or automated quotation system upon which the shares of the noncumulative preferred stock may at the time be listed or eligible for quotation.

Any shares of noncumulative preferred stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of preferred stock, without designation as to series, until such shares are once more designated as part of a particular series by the board of directors.

To the extent required to have noncumulative preferred stock treated as Tier 1 capital for bank regulatory purposes or otherwise required by applicable regulations of the Federal Reserve Board, the shares of noncumulative preferred stock may not be redeemed by the Corporation without the prior consent of the Federal Reserve Board.

Liquidation preference.  Upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the then record holders of shares of noncumulative preferred stock will be entitled to receive out of the assets of the Corporation available for distribution to shareholders, before any distribution is made to holders of common stock or any other equity securities of the Corporation ranking junior upon liquidation to the noncumulative preferred stock, distributions upon liquidation in the amount of (i) with respect to Series A preferred stock, $50 per share, and (ii) with respect to Series B preferred stock and Series C preferred stock, $25 per share, plus in respect of both clauses (i) and (ii) an amount equal to any accrued and unpaid dividends (without any cumulation for unpaid dividends for prior dividend periods) for the current monthly dividend period to the date of payment. Such amount shall be paid to the holders of the noncumulative preferred stock prior to any payment or distribution to the holders of the common stock of the Corporation or of any other class of stock or series thereof of the Corporation ranking junior to the noncumulative preferred stock in respect of dividends or as to the distribution of assets upon liquidation.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the noncumulative preferred stock and any other shares of stock of the Corporation ranking as to any such distribution on parity with the noncumulative preferred stock are not paid in full, the holders of the noncumulative preferred stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full liquidation preferences to which each is entitled. After payment of the full amount of the liquidation preference to which they would otherwise be entitled, the holders of shares of noncumulative preferred stock will not be entitled to any further participation in any distribution of assets of the Corporation.

Neither the consolidation or merger of the Corporation with any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.

Voting rights.  Except as described in this section, or except as required by applicable law, holders of the noncumulative preferred stock will not be entitled to receive notice of or attend or vote at any meeting of stockholders of the Corporation.

If the Corporation does not pay dividends in full on the noncumulative preferred stock for eighteen consecutive monthly dividend periods, the holders of outstanding shares of the noncumulative preferred stock, together with the holders of any other shares of stock of the Corporation having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class without regard to series, will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for the purpose, to appoint two additional members of the board of directors of the Corporation, to remove any such member from office and to appoint another person in place of such member. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the board of directors or an authorized committee thereof will convene a separate general meeting for the above purpose. If the board of directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the noncumulative preferred stock and any such other stock will be entitled to convene such meeting. The provisions of the Certificate of Incorporation and bylaws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the board of directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of dividends in full on the noncumulative preferred stock and each such other series of stock for twelve consecutive monthly dividend periods.

Any amendment, alteration or repeal of the rights, preferences and privileges of any series of the noncumulative preferred stock by way of amendment of the Corporation’s Certificate of Incorporation whether by merger or otherwise (including, without limitation, the authorization or issuance of any shares of the Corporation ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to such series of the noncumulative preferred stock) which would materially and adversely affect the powers, preferences or special rights of any of the series of the noncumulative preferred stock shall not be effective (unless otherwise required by applicable law) except with the consent in writing of the holders of at least two thirds of the outstanding aggregate liquidation preference of the outstanding shares of such series of noncumulative preferred stock or with the sanction of a special resolution passed at a separate general meeting by the holders of at least two thirds of the aggregate liquidation preference of the outstanding shares of such series of noncumulative preferred stock. Notwithstanding the foregoing, the Corporation may, without the consent or sanction of the holders of the noncumulative preferred stock, authorize and issue shares of the Corporation ranking, as to dividend rights and rights on liquidation, winding up and dissolution, on parity with or junior to the noncumulative preferred stock. In the case of the Series B preferred stock and the Series C preferred stock, the foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of the Series B preferred stock and Series C preferred stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

No vote of the holders of the noncumulative preferred stock will be required for the Corporation to redeem or purchase and cancel the noncumulative preferred stock in accordance with the Certificate of Incorporation of the Corporation.

The Corporation will cause a notice of any meeting at which holders of any series of preferred stock are entitled to vote to be mailed to each record holder of such series of preferred stock. Each such notice will include a statement setting forth (i) the date of such meeting, (ii) a description of any resolution to be proposed for adoption at such meeting on which such holders are entitled to vote and (iii) instructions for deliveries of proxies.

Except as set forth in this section, holders of noncumulative preferred stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth herein) for taking any corporate action.

Rank.  The noncumulative preferred stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation and to all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank junior to the noncumulative preferred stock (or to a number of series of preferred stock which includes the noncumulative preferred stock); (ii) on parity with all other equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank on parity with the noncumulative preferred stock; (iii) junior to all equity securities issued by the Corporation the terms of which specifically provide that such equity securities will rank senior to the noncumulative preferred stock (or to a number of series of preferred stock which includes the noncumulative preferred stock); and (iv) junior to all existing and future debt obligations of the Corporation. For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.

No preemptive rights.  Holders of the noncumulative preferred stock will have no preemptive or preferential rights to purchase any securities of the Corporation.

No repurchase at the option of holders; miscellaneous.  Holders of noncumulative preferred stock will have no right to require the Corporation to redeem or repurchase any shares of noncumulative preferred stock, and the shares of noncumulative preferred stock are not subject to any sinking fund or similar obligation. The Corporation may, at its option, purchase shares of the noncumulative preferred stock from holders thereof from time to time, by tender, in privately negotiated transactions or otherwise.

Convertible Preferred Stock.

Dividends.  If declared at the option of our board of directors, holders of record of the convertible preferred stock will be entitled to receive cash dividends in the amount of $11.875 per share each year (or $2.96875 per share per quarter), which is equivalent to 4.75% of the liquidation preference of $250 per share, with each aggregate payment made to each record holder of the convertible preferred stock being rounded to the next lowest cent. We are not required to declare or pay dividends on the convertible preferred stock, even if we have funds available for the payment of such dividends. Dividends may only be paid out of funds that are legally available for this purpose. The right of holders of the shares of convertible preferred stock to receive dividend payments is subject to the rights of any holders of shares of senior stock and parity stock.

Dividends will be cumulative from each quarterly dividend payment date, whether or not we have funds legally available for the payment of those dividends. Dividends on the shares of convertible preferred stock will be payable in cash. The aggregate dividend payment made to each holder will be rounded to the next lowest cent. Holders of convertible preferred stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the convertible preferred stock.

No dividend shall be declared or paid or set apart for payment or other distribution declared or made, whether in cash, obligations or shares of capital stock of the Corporation (other than junior stock) or other property, directly or indirectly, upon any shares of junior stock or parity stock, nor shall any shares of junior stock or parity stock be redeemed, repurchased or otherwise acquired for consideration by the Corporation through a sinking fund or otherwise, unless all accumulated and unpaid dividends through the most recent dividend payment date (whether or not there are funds of the Corporation legally available for the payment of dividends) on the shares of convertible preferred stock and any parity stock have been or contemporaneously are declared and paid in full or set apart for payment; provided, however, that, notwithstanding any provisions of this paragraph to the contrary, the Corporation may redeem, repurchase or otherwise acquire for consideration convertible preferred stock and parity stock pursuant to a purchase or exchange offer made on the same terms to all holders of such convertible preferred stock and parity stock.

When dividends are not paid in full, as aforesaid, upon the shares of convertible preferred stock, all dividends declared on the convertible preferred stock and any other parity stock shall be declared and paid pro rata so that the amount of dividends so declared on the shares of convertible preferred stock and each such other class or series of parity stock shall in all cases bear to each other the same ratio as accumulated dividends on the shares of convertible preferred stock and such class or series of parity stock bear to each other which shall not include any accrual in respect to unpaid dividends for prior dividend periods in the case of capital stock that does not have a cumulative dividend.

Liquidation preference.  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the Corporation’s assets (whether capital or surplus) shall be made to or set apart for the holders of junior stock, holders of convertible preferred stock shall be entitled to receive $250.00 per share of convertible preferred stock plus an amount equal to all dividends (whether or not earned or declared) accumulated and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Corporation, the Corporation’s assets, or proceeds thereof, distributable among the holders of convertible preferred stock are insufficient to pay in full the preferential amount aforesaid and liquidating payments on any parity stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the convertible preferred stock and any other parity stock ratably in accordance with the respective amounts that would be payable on such shares of convertible preferred stock and any such other parity stock if all amounts payable thereon were paid in full.

Neither the consolidation or merger of the Corporation with any other company, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution, or winding up of the Corporation.

Subject to the rights of the holders of any parity stock, after payment has been made in full to the holders of the convertible preferred stock, as provided in this section, holders of junior stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of convertible preferred stock shall not be entitled to share therein.

Voting rights.  The holders of record of shares of the convertible preferred stock shall not be entitled to any voting rights except as hereinafter provided in this section, as otherwise provided in the Corporation’s Certificate of Incorporation, or as otherwise provided by law.

If at any time dividends on any shares of convertible preferred stock or any other class or series of parity stock having like voting rights shall be in arrears for consecutive dividend periods, containing in the aggregate a number of days equivalent to six fiscal quarters, the holders of shares of convertible preferred stock (voting separately as a class with all other series of preferred stock ranking on parity with the convertible preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled, by written notice to the Corporation given by the holders of a majority in liquidation preference of such shares or by ordinary resolution passed by the holders of a majority in liquidation preference of such shares present in person or by proxy at a separate general meeting of such holders convened for this purpose, to appoint at the next annual meeting of the stockholders of the Corporation or at a special meeting called for such purpose, whichever is earlier, two of the authorized number of the Corporation’s directors at the next annual meeting of stockholders and each subsequent meeting until all dividends accumulated on the convertible preferred stock have been fully paid or set aside for payment, to remove any such member from office and to appoint another person in place of such director. The term of office of such directors will terminate immediately upon the termination of the right of the holders of convertible preferred stock to vote for directors. Not later than 30 days after such entitlement arises, if written notice by a majority of the holders of such shares has not been given as provided for in the preceding sentence, the board of directors will convene a separate general meeting for the above purpose. If the board of directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10% of the outstanding shares of the convertible preferred stock and any such other stock, considered as a single class, will be entitled to convene such meeting. The provisions of the Certificate of Incorporation and bylaws of the Corporation relating to the convening and conduct of general meetings of stockholders will apply with respect to any such separate general meeting. Any member of the board of directors so appointed shall vacate office if, following the event which gave rise to such appointment, the Corporation shall have resumed the payment of accumulated dividends in full on the convertible preferred stock and each such other series of stock having similar voting rights.

The affirmative vote of holders of at least two-thirds of the outstanding shares of the convertible preferred stock voting as a separate class, in person or by proxy, at a special meeting called for the purpose, or by written consent in lieu of meeting, shall be required to amend, alter or repeal, whether by merger, consolidation, combination, reclassification or otherwise, any provisions of the Certificate of Incorporation if the amendment would amend, alter or affect the powers, preferences or rights of the convertible preferred stock, so as to materially and adversely affect the holders thereof; provided however, that any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of other series of common stock or preferred stock ranking on parity with or junior to the convertible preferred stock as to dividends and upon liquidation will not be deemed to materially and adversely affect such powers, preference or special rights.

Rank.  The convertible preferred stock shall, with respect to dividend rights and rights upon liquidation, winding up or dissolution, rank:

(a) junior to all existing and future debt obligations of the Corporation;

(b) junior to each class or series of capital stock of the Corporation, the terms of which expressly provide that such class or series ranks senior to the convertible preferred stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation;

(c) on parity with the Corporation’s outstanding noncumulative preferred stock and with any other class or series of capital stock of the Corporation, the terms of which expressly provide that such class or series ranks on parity with the convertible preferred stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation; and

(d) senior to the common stock and any other class or series of capital stock of the Corporation, the terms of which expressly provide that such class or series ranks junior to the convertible preferred stock as to dividend rights and rights on liquidation, winding up and dissolution of the Corporation.

Conversion.

General.  Each share of convertible preferred stock shall be convertible in accordance with, and subject to, this section into a number of fully paid and non-assessable shares of common stock (as such shares shall then be constituted) at a conversion rate as of the date of the Registration Statement of 0.31428 shares of common stock for each share of convertible preferred stock, subject to further adjustments as described under “— Conversion rate adjustments” in effect on the date notice of conversion is given.

A holder of shares of convertible preferred stock may convert any or all of those shares by surrendering to the Corporation, at the principal office of the Corporation or at the office of the conversion agent as may be designated by the board of directors, of the certificate or certificates for such shares of the convertible preferred stock to be converted accompanied by a complete and manually signed written notice stating that the holder elects to convert all or a specified whole number of those shares along with (i) appropriate endorsements and transfer documents as required by the registrar or conversion agent, and (ii) if required pursuant to “Dividend and Other Payments Upon Conversion” funds equal to the dividend payable on the next dividend payment date. In case such notice of conversion shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of common stock in such name or names. Other than such taxes, the Corporation shall pay any documentary, stamp or similar issue or transfer taxes that may be payable in respect of any issuance or delivery of shares of common stock upon conversion of shares of the convertible preferred stock pursuant hereto. The conversion of the convertible preferred stock will be deemed to have been made on the date (the “conversion date”) such certificate or certificates have been surrendered and the receipt of such notice of conversion and payment of all required transfer taxes, if any (or the demonstration to the satisfaction of the Corporation that such taxes have been paid). As promptly as practicable following the conversion date, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable full shares of common stock to which the holder of shares of the convertible preferred stock being converted (or such holder’s transferee) shall be entitled, and (ii) if less than the full number of shares of the convertible preferred stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted. On the conversion date, the rights of the holder of the convertible preferred stock as to the shares being converted shall cease except for the right to receive shares of common stock and the person entitled to receive the shares of common stock shall be treated for all purposes as having become the record holder of such shares of common stock at such time.

In lieu of the foregoing procedures, if the convertible preferred stock is held in global form, you must comply with DTC procedures to convert your beneficial interest in respect of convertible preferred stock evidenced by a global share of convertible preferred stock as in effect from time to time.

If a holder of shares of convertible preferred stock exercises its conversion rights, such shares will cease to accumulate dividends as of the end of the day immediately preceding the conversion date. Holders of shares of convertible preferred stock who convert their shares into our common stock will not be entitled to, nor will the conversion rate be adjusted for, any accumulated and unpaid dividends. Accordingly, shares of convertible preferred stock surrendered for conversion after the close of business on any record date for the payment of dividends declared and before the opening of business on the dividend payment date relating to that record date must be accompanied by a payment in cash of an amount equal to the dividend payable in respect of those shares for the dividend period in which the shares are converted. A holder of shares of convertible preferred stock on a record date for the payment of dividends who converts such shares into shares of common stock on the corresponding dividend payment date will be entitled to receive the dividend payable on such shares of convertible preferred stock on such dividend payment date, and the converting holder need not include payment of the amount of such dividend upon surrender of shares of convertible preferred stock for conversion.

In connection with the conversion of any shares of the convertible preferred stock, no fractions of shares of common stock shall be issued, but the Corporation shall pay a cash adjustment in respect of any fractional interest in an amount equal to the fractional interest multiplied by the closing sale price of the common stock on the conversion date, rounded to the nearest whole cent.

If more than one share of the convertible preferred stock shall be surrendered for conversion by the same holder at the same time, the number of full shares of common stock issuable on conversion of those shares shall be computed on the basis of the total number of shares of the convertible preferred stock so surrendered.

We will (i) at all times reserve and keep available, free from preemptive rights, for issuance upon the conversion of shares of the convertible preferred stock such number of its authorized but unissued shares of common stock as shall from time to time be sufficient to permit the conversion of all outstanding shares of the convertible preferred stock; (ii) prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the convertible preferred stock, comply with all applicable federal and state laws and regulations that require action to be taken by the Corporation (including, without limitation, the registration or approval, if required, of any shares of common stock to be provided for the purpose of conversion of the convertible preferred stock hereunder); and (iii) ensure that all shares of common stock delivered upon conversion of the convertible preferred stock, upon delivery, be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

Events Triggering Conversion Rights.  A holder’s right to convert its shares of convertible preferred stock will arise only upon the occurrence of the events specified in this section.

(a) Conversion Rights Based on Trading Price of Our Common Stock.  A holder may surrender shares of convertible preferred stock for conversion into shares of common stock in any fiscal quarter of the Corporation (and only during such fiscal quarter), if, as of the last day of the preceding fiscal quarter of the Corporation, the closing sale price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such fiscal quarter is more than 120% of the conversion price (i.e. liquidation preference divided by the conversion rate) as of each such trading day. As of the date of the Registration Statement, the conversion price is $795.47, and 120% of the conversion price is $954.56. A holder’s right to convert is subject to our option to require conversion. See “— Conversion at the option of the Corporation.”

“Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the NASDAQ or, if our common stock is not quoted on NASDAQ, on the principal other market on which our common stock is then traded.

The “closing sale price” shall mean with respect to shares of common stock or other capital stock or similar equity interests on any trading day means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which shares of common stock or such other capital stock or similar equity interests are traded or, if the shares of common stock or such other capital stock or similar equity interests are not listed on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Corporation shall be entitled to determine the closing sale price on the basis it considers appropriate. The closing sale price shall be determined without reference to extended or after hours trading.

(b) Conversion Rights Upon Occurrence of Certain Corporate Transactions.  If the Corporation is a party to a consolidation, merger or binding share exchange pursuant to which shares of common stock would be converted into cash, securities or other property, each share of convertible preferred stock may be surrendered for conversion at any time from and after the date that is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time of the transaction, the right to convert convertible preferred stock into shares of common stock shall be changed into a right to convert such convertible preferred stock into the kind and amount of cash, securities or other property of the Corporation or another person that the holder would have received if the holder had converted such convertible preferred stock immediately prior to the transaction.

(c) Conversion Rights Upon Certain Distributions.  If the Corporation elects to:

(i) distribute to all holders of any class of common stock rights or warrants entitling them to purchase, for a period expiring within 45 days of the record date for such distribution, common stock at less than the average closing sale price for the 10 trading days preceding the declaration date for such distribution, or

(ii) distribute to all holders of any class of common stock, cash, assets, debt securities or rights to purchase our securities, which distribution has a per share value exceeding 1.5% of the closing sale price of our common stock on the day immediately preceding the declaration date for such distribution; the convertible preferred stock may be surrendered for conversion on the date that the Corporation gives notice to the holders of such right, which shall not be less than 20 days prior to the time immediately prior to the commencement of “ex-dividend” trading for such distribution on the New York Stock Exchange or such other principal national or regional exchange or market on which the common stock is then listed or quoted for such dividend or distribution, and at any time thereafter until the earlier of close of business on the Business Day immediately preceding the ex-dividend time and the date the Corporation announces that such dividend or distribution will not take place. Notwithstanding the foregoing, holders shall not have the right to surrender shares of convertible preferred stock for conversion pursuant to this paragraph if they will otherwise participate in the distribution described above without first converting convertible preferred stock into common stock.

(d) Conversion Upon Delisting of the Common Stock.  A holder may surrender shares of convertible preferred stock for conversion into shares of our common stock if at any time the common stock (or other common stock into which the convertible preferred stock is then convertible) is neither listed for trading on the New York Stock Exchange or another U.S. national securities exchange nor approved for trading on the NASDAQ or any similar United States system of automated dissemination of quotations of securities prices.

Conversion at the option of the Corporation.  The Corporation shall have the option to cause the convertible preferred stock to be converted into that number of shares of common stock that are issuable at the conversion price in effect on the day notice of conversion is given as set forth below, but only if the closing sale price of the common stock for 20 trading days within a period of 30 consecutive trading days ending on a trading day that is not more than two trading days prior to the date the Corporation gives notice of its intention to convert exceeds 130% of the conversion price in effect on each such trading day. As of the date of the Registration Statement, the conversion price is $795.47, and 130% of the conversion price is $1,034.11.

To exercise the option described above, the Corporation must issue a press release for publication on the Dow Jones News Service (or similar news service if the Dow Jones News Service is no longer in existence) prior to the opening of business no later than the second trading day after the conditions described in the preceding paragraph are met (and only while such conditions are met), announcing the Corporation’s intention to require conversion. The Corporation will also give written notice by mail or publication (with subsequent prompt notice by mail) to each holder of record of the convertible preferred stock, announcing the Corporation’s intention to require conversion, not later than four business days after the date of the press release, stating (i) the conversion date, which will be a date selected by the Corporation and will be no more than five business days after the date the Corporation issues the press release; (ii) the number of shares of common stock to be issued upon conversion of each share of convertible preferred stock; and (iii) that dividends on the convertible preferred stock to be converted will cease to accrue on the conversion date.

On or after the conversion date, all dividends on the shares of convertible preferred stock called for conversion shall cease to accrue and all rights of the holders of such shares by reason of the ownership of such shares (except the right to receive the shares of common stock issuable upon conversion thereof), shall cease on the conversion date, and such shares shall not after the conversion date be deemed to be outstanding.

The dividend payment with respect to the shares of convertible preferred stock called for conversion on a date during the period between the close of business on any record date for the payment of dividends to the close of business on the corresponding dividend payment date will be payable on such dividend payment date to the record holder of such share on such record date if such share has been converted after such record date and prior to such dividend payment date. Except as provided in the immediately preceding sentence no payment or adjustment will be made upon conversion of convertible preferred stock for accumulated and unpaid dividends or for dividends with respect to the common stock issued upon such conversion.

The Corporation may not authorize, issue a press release or give notice of any conversion unless, prior to giving the conversion notice, all accumulated and unpaid dividends on the convertible preferred stock for dividend periods ended prior to the date of such conversion notice shall have been paid in cash.

In addition to the conversion provision described above, if there are less than 120,000 shares of convertible preferred stock outstanding, the Corporation may, at its option, with the prior approval of the Federal Reserve Board, cause the convertible preferred stock to be automatically converted into that number of shares of common stock equal to $250.00 (the liquidation preference per share of convertible preferred stock) divided by the lesser of the conversion price in effect on the date notice of conversion is given and the average closing sale price of the common stock for the five trading day period ending on the second trading day immediately prior to the conversion date.

Conversion rate adjustments.  The conversion rate shall be adjusted from time to time by the Corporation if any of the following events occur:

(a) If the Corporation shall pay a dividend or make a distribution to all holders of the outstanding common stock in shares of our common stock.

(b) If the Corporation shall issue rights or warrants to all holders of any class of common stock entitling them (for a period expiring within 45 days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of common stock at a price per share less than the average of the closing sale prices of the common stock for the ten trading days preceding the declaration date for such distribution.

(c) If the outstanding shares of common stock shall be subdivided into a greater number of shares of common stock, the conversion rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of common stock shall be combined into a smaller number of shares of common stock, the conversion rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(d) If the Corporation shall, by dividend or otherwise, distribute to all holders of its common stock shares of any class of capital stock of the Corporation or evidences of its indebtedness or other assets (including securities, but excluding (x) any rights or warrants referred to in paragraph (b) above and (y) any dividend or distribution (I) paid exclusively in cash or (II) referred to in paragraph (a) above).

(e) If the Corporation shall, by dividend or otherwise, distribute to all holders of its common stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary), then if the sum of the amount of such cash distributions per share of common stock plus the aggregate amount of cash distributions per share of common stock in the immediately preceding twelve month period exceeds the greater of:

(i) the annualized amount per share of common stock of the next preceding quarterly cash dividend on the common stock to the extent that such preceding quarterly dividend did not require any adjustment to the conversion rate pursuant to this paragraph (e) (as adjusted to reflect subdivisions, or combinations of the common stock); and

(ii) 1.5% of the average of the closing sale price during the ten trading days immediately prior to the date of declaration of such dividend.

(f) If a tender or exchange offer made by the Corporation or any subsidiary for all or any portion of the common stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of common stock having a fair market value (as determined by the board of directors, whose determination shall be conclusive and described in a resolution of the board of directors) that as of the last time (the “expiration time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the closing sale price of a share of common stock on the trading day next succeeding the expiration time.

(g) If the Corporation pays a dividend or makes a distribution to all holders of its common stock consisting of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Corporation.

(h) The Corporation may make such increases in the conversion rate in addition to those required by paragraphs (a), (b), (c), (d), (e), (f) and (g) as the board of directors considers to be advisable to avoid or diminish any income tax to holders of common stock or rights to purchase common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Corporation from time to time may increase the conversion rate by any amount for any period of time if the board of directors shall have made a determination that such increase would be in the best interests of the Corporation, which determination shall be conclusive. Whenever the conversion rate is increased pursuant to the preceding sentence, the Corporation shall mail to holders of the convertible preferred stock a notice of the increase prior to the date the increased conversion rate takes effect, and such notice shall state the increased conversion rate and the period during which it will be in effect.

(i) No adjustment in the conversion rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided that any adjustments that by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for rights to purchase common stock pursuant to a Corporation plan for reinvestment of dividends or interest or, except as set forth in this section, for any issuance of common stock or convertible or exchangeable securities or rights to purchase common stock or convertible or exchangeable securities. To the extent the securities become convertible into cash, assets, property or securities (other than capital stock of the Corporation), subject to the following section, no adjustment need be made thereafter as to the cash, assets, property or such securities. Dividends will not accrue on any cash into which the convertible preferred stock is convertible.

Consolidation, merger and sale of assets.  The Corporation, without the consent of the holders of any of the outstanding convertible preferred stock may, consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its assets to any person or may permit any person to consolidate with or merge into, or transfer or lease all or substantially all its properties to the Corporation; provided, however that (a) the successor, transferee or lessee is organized under the laws of the United States, any political subdivision thereof or Puerto Rico and (b) the shares of convertible preferred stock will become shares of such successor, transferee or lessee, having in respect of such successor, transferee or lessee the same powers, preferences and relative participating, optional or other special rights and the qualification, limitations or restrictions thereon, that the convertible preferred stock had immediately prior to such transaction.

Under any consolidation by the Corporation with, or merger by it into, any other person or any conveyance, transfer or lease of all or substantially all its assets as described in the preceding paragraph, the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation under the shares of convertible preferred stock, and thereafter, except in the case of a lease, the predecessor (if still in existence) will be released from its obligations and covenants with respect to the convertible preferred stock.

Effect of reclassification, consolidation, merger or sale on conversion privilege.  If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of common stock (other than a subdivision or combination to which paragraph (c) of the foregoing section applies), (ii) any consolidation, merger or combination of the Corporation with another person as a result of which holders of common stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such common stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Corporation to any other person as a result of which holders of common stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such common stock, then each share of convertible preferred stock shall be convertible, on and after the effective date of such reclassification, change, consolidation, merger, combination, sale or conveyance, into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of the number of shares of common stock issuable upon conversion of such convertible preferred stock (assuming, for such purposes, a sufficient number of authorized shares of common stock are available to convert all such convertible preferred stock) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of common stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of common stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this section the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

Financial and Other Information

Please find attached for your reference as Appendix II (Selected Financial Information) and Appendix III (Financial Statements) to this proxy statement the financial and other information required by Item 13(a) of Schedule 14A. The information found on Appendices II and III is derived from the Registration Statement and is made part of this proxy statement Appendix IV is also made part of this proxy statement.

Representatives of the Corporation’s principal accountants, PricewaterhouseCoopers LLP, an independent registered public accounting firm, are not expected to be present at the Special Meeting of Shareholders.

Required Vote

The rules of the NYSE require that this proposal be approved by our stockholders representing a majority of the votes cast on the proposal (provided that the total votes cast on the proposal represent 50% of the outstanding shares of our common stock entitled to vote on the proposal). Since abstentions and broker non-votes will not be voted for these proposals, they will have the same legal effect as a negative vote. Additionally, the failure to vote will have the same effect as a “no.”

Vote Recommendation

The Board has approved this Proposed Issuance and recommends a vote “FOR” this proposal.

INTERNET AVAILABILITY

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting to be held on March 10, 2010: This proxy statement, the form of proxy card, the notice of special meeting and the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, and the Corporation’s quarterly report on Form 10-Q for the quarter ended September 30, 2009 are available at http://bnymellon.mobular.net/bnymellon/DRL.

OTHER MATTERS

Management knows of no matters that may be brought before the special meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. If any other matter should come before the special meeting or any adjournment thereof it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxies as recommended by our Board of Directors or, if no recommendation is given, in accordance with their own discretion.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2010 ANNUAL MEETING

Under Doral Financial’s bylaws, no business may be brought before an annual meeting, including nominations from shareholders, unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Corporate Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 180 days prior to the first anniversary of the preceding year’s annual meeting. However, if the annual meeting is called on a date that is not within thirty days before or after such anniversary date — that is with respect to the 2010 Annual Meeting of Shareholders between April 13, 2010 and June 12, 2010 — notice by a shareholder in order to be timely must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with certain additional information requirements in the bylaws relating to shareholder nominations.

These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in Doral Financial’s proxy statement. According to the SEC’s requirements, shareholder proposals intended to be included in Doral Financial’s proxy statement for the 2010 Annual Meeting Shareholders must have delivered such to the Corporate Secretary by December 9, 2009. You can obtain a copy of Doral Financial’s bylaws by writing to the Corporate Secretary at the address set forth on the cover page of this proxy statement.

Shareholder proposals should be directed to the attention of the Corporate Secretary of Doral Financial and otherwise follow the procedure prescribed in SEC Rule 14a-8.

The above Notice of Special Meeting and Proxy Statement are sent by order of our Board of Directors of Doral Financial Corporation.

Enrique R. Ubarri
Secretary

Dated: February 26, 2010

Appendix I

PROPOSED AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND COMMON STOCK

1. The first paragraph of Article FOURTH of the Corporation’s Restated Certificate of Incorporation shall be amended as follows:

“FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is 340,000,000 1shares, consisting of 300,000,000(1) shares of Common Stock, $0.01 par value, and 40,000,000 shares of Serial Preferred Stock, $1.00 par value.”

1 Assumes approval of the proposed increase in the number of authorized shares of capital stock and common stock.

I-1

Appendix II

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth certain selected historical consolidated financial and operating data as of and for the dates and periods indicated and are derived from and should be read in conjunction with our audited or unaudited consolidated financial statements and the related notes and the “Management’s discussion and analysis of financial condition and results of operations” section of the Registration Statement. Our results for any of these periods are not necessarily indicative of the results to be expected as of and for the year ended December 31, 2009 or any other future period.

						Nine Month Period Ended
	Year Ended December 31,					September 30,
	2008	2007	2006	2005	2004	2009	2008
	(Dollars in thousands, except for share data)

Selected Income Statement Data:
Interest income	$524,674	$578,960	$821,895	$947,779	$722,709	$344,475	$396,570
Interest expense	347,193	424,619	620,505	667,182	385,086	222,706	261,631

Net interest income	177,481	154,341	201,390	280,597	337,623	121,769	134,939
Provision for loan and lease losses	48,856	78,214	39,829	22,369	10,384	38,637	22,678

Net interest income after provision for loan and lease losses	128,625	76,127	161,561	258,228	327,239	83,132	112,261

Net gain (loss) on mortgage loan sales and fees	13,112	2,223	(34,456)	52,131	83,585	7,654	10,144
Investment activities	25,082	(125,205)	(64,896)	(44,204)	(99,722)	(14,936)	(3,249)
(Loss) gain on extinguishment of liabilities	—	(14,806)	(4,157)	2,000	—	—	—
Servicing (loss) income	(7,700)	20,687	6,904	16,715	(18)	23,135	10,348
Commissions, fees and other income	49,035	41,704	37,378	35,906	32,333	31,749	36,952

Total non-interest income (loss)	79,529	(75,397)	(59,227)	62,548	16,178	47,602	54,195

Non-interest expenses	240,412	303,492	374,342	288,493	214,114	175,216	162,637

(Loss) income before income taxes	(32,258)	(302,762)	(272,008)	32,283	129,303	(44,482)	3,819
Income tax expense (benefit)	286,001	(131,854)	(48,107)	19,091	(85,491)	(19,617)	6,231

Net (loss) income	$(318,259)	$(170,908)	$(223,901)	$13,192	$214,794	$(24,865)	$(2,412)

Net (loss) income attributable to common shareholders	$(351,558)	$(204,207)	$(257,200)	$(20,107)	$181,495	$(30,091)	$(27,386)

Cash Dividends Declares/Accrued:
Common Stock	$—	$—	$8,634	$66,914	$64,744	$—	$—

Preferred Stock	$33,299	$33,299	$33,299	$33,299	$33,299	$14,595	$24,974

Per Common Share Data:
Basic:
Net (loss) income	$(6.53)	$(7.45)	$(47.66)	$(3.73)	$33.64	$(0.54)	$(0.51)

Diluted:
Net (loss) income	$(6.53)	$(7.45)	$(47.66)	$(3.73)	$32.68	$(0.54)	$(0.51)

Dividends	$0.00	$0.00	$1.60	$12.40	$12.00	$0.00	$0.00
Book value	$6.17	$14.37	$61.17	$106.86	$131.85	$7.14	$10.85
Weighted — Average Common Shares Outstanding:
Basic	53,810,110	27,415,242	5,397,057	5,396,351	5,395,385	55,432,220	53,810,110
Diluted	53,810,110	27,415,242	5,397,057	5,396,352	5,553,502	55,432,220	53,810,110
Common shares outstanding at end of period	53,810,110	53,810,110	5,397,412	5,395,512	5,395,443	57,764,002	53,810,110

	December 31,					September 30,
	2008	2007	2006	2005	2004	2009	2008
	(Dollars in thousands, except for share data)

Selected Balance Sheet Data:
Cash and cash equivalents at the end of period	$187,517	$789,169	$1,145,861	$1,546,502	$2,535,726	$220,690	$264,649
Securities held for trading	251,877	276,462	183,805	388,676	489,070	50,170	229,668
Securities available for sale	3,429,151	1,921,940	2,408,686	4,631,573	4,982,508	3,374,305	2,867,481
Securities held to maturity	—	—	2,082,937	2,099,694	2,301,695	—	—
Total loans(1)	5,506,303	5,344,756	5,159,027	7,800,155	6,670,206	5,565,902	5,511,253
Servicing assets, net	114,396	150,238	176,367	150,576	123,586	116,958	139,507
Total assets	10,138,867	9,304,378	11,856,424	17,298,749	17,839,376	10,023,676	9,989,908
Deposit accounts	4,402,772	4,268,024	4,250,760	4,237,269	3,643,080	4,215,314	4,301,797
Securities sold under agreements to repurchase	1,907,447	1,444,363	3,899,365	6,054,598	6,305,163	2,100,262	1,876,199
Advances from Federal Home Loan Bank (FHLB)	1,623,400	1,234,000	1,034,500	969,500	1,294,500	1,606,920	1,723,400
Other short-term borrowings	351,600	—	—	—	—	265,000	—
Loans payable	366,776	402,701	444,443	3,578,230	3,638,507	345,464	373,044
Notes payable	276,868	282,458	923,913	965,621	1,095,977	272,619	278,521
Total liabilities	9,233,696	7,957,671	10,953,020	16,148,940	16,554,759	9,143,556	8,832,806
Stockholders’ equity	905,171	1,346,707	903,404	1,149,809	1,284,617	880,120	1,157,102
Operating Data:
Loan production	1,328,000	1,332,000	2,017,000	5,480,000	5,466,000	782,807	1,073,634
Loan servicing portfolio(2)	9,480,000	10,073,000	11,997,000	9,803,000	9,209,000	8,917,697	9,567,985
Selected Financial Ratios(3)
Performance:
Net interest margin	1.89%	1.60%	1.41%	1.56%	2.51%	1.72%	1.93%
Efficiency ratio	83.93%	167.76%	211.80%	75.14%	62.63%	97.38%	86.14%
Return on average assets	(3.11)%	(1.63)%	(1.47)%	0.07%	1.50%	(0.33)%	(0.03)%
Return on average common equity(4)	(56.27)%	40.25%	59.25%	(3.04)%	30.20%	(13.79)%	(5.67)%
Dividend payout ratio for common stock	—	—	(3.36)%	(332.44)%	36.72%	—	—
Average common equity to average assets	6.11%	4.83%	2.84%	3.51%	4.21%	2.93%	6.38%
Capital:
Leverage ratio	7.59%	10.80%	4.54%	5.54%	6.78%	8.46%	9.92%
Tier 1 risk-based capital ratio	13.80%	16.52%	10.30%	11.69%	14.40%	13.53%	16.52%
Total risk-based capital ratio	17.07%	17.78%	13.70%	12.69%	14.77%	15.34%	17.93%
Asset quality:
Non-performing loans to total loans (excluding GNMA defaulted loans)	13.19%	11.91%	7.36%	2.57%	1.97%	14.87%	12.29%
Non-performing assets to total assets	7.73%	7.25%	3.47%	1.25%	0.84%	9.08%	7.34%
Allowance for loan and lease losses to total loans receivable	2.51%	2.47%	1.94%	1.39%	1.18%	2.68%	2.34%
Allowance for loan and lease losses to non-performing loans (excluding loans held for sale) at the end of the period	18.45%	19.75%	21.58%	140.99%	76.86%	17.49%	18.41%
Net charge-offs to average loans receivable	0.80%	0.50%	0.23%	0.39%	0.23%	0.73%	0.94%
Recoveries to charge-offs	2.37%	3.73%	9.71%	7.39%	8.47%	4.15%	3.56%

(1)	Includes loans held for sale.

(2)	Represents the total portfolio of loans serviced for third parties. Excludes $4.4 billion and $3.9 billion of mortgage loans owned by Doral Financial at September 30, 2009 and 2008, respectively.

(3)	Average balances are computed on a daily basis.

(4)	Includes $9.4 million of effect of conversion of preferred stock.

Our ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends on a consolidated basis for each of the years ended December 31, 2008, 2007, 2006, 2005 and 2004, and the nine months ended September 30, 2009 and 2008 are as follows:

											Nine Month Period Ended
	Year Ended December 31,										September 30,
	2008		2007		2006		2005		2004		2009		2008

Ratio of Earnings to Fixed Charges:
Including Interest on Deposits	(A	)	(A	)	(A	)	1.05	x	1.33	x	(A	)	(A	)
Excluding Interest on Deposits	(A	)	(A	)	(A	)	1.06	x	1.42	x	(A	)	(A	)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends:
Including Interest on Deposits	(A	)	(A	)	(A	)	(B	)	1.27	x	(A	)	(A	)
Excluding Interest on Deposits	(A	)	(A	)	(A	)	(B	)	1.33	x	(A	)	(A	)

(A)	For the years ended 2008, 2007 and 2006 and the nine month periods ended September 30, 2009 and 2008, earnings were not sufficient to cover fixed charges or preferred dividends and the ratios were less than 1:1. We would have had to generate additional earnings of $28.9 million, $243.8 million, $312.5 million, $70.6 million and $35.7 million, to achieve ratios of 1:1 in 2008, 2007 and 2006, and the nine months ended September 30, 2009 and 2008, respectively.

(B)	During 2005, earnings were not sufficient to cover preferred dividends and the ratio was less than 1:1. We would have had to generate additional earnings of $49.2 million to achieve a ratio of 1:1 in 2005.

For purposes of computing these consolidated ratios, earnings consist of pre-tax income from continuing operations plus fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs, and Doral Financial’s estimate of the interest component of rental expense. Ratios are presented both including and excluding interest on deposits. The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on our outstanding preferred stock.

The principal balance of Doral Financial’s long-term obligations (excluding deposits) and the aggregate liquidation preference of its outstanding preferred stock on a consolidated basis as of December 31, of each of the five years in the period ended December 31, 2008 is set forth below.

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands)

Long-term obligations	$3,459,246	$2,885,164	$4,834,163	$9,774,714	$7,636,373
Cumulative preferred stock	345,000	345,000	345,000	345,000	345,000
Non-cumulative preferred stock	228,250	228,250	228,250	228,250	228,250

Unaudited pro forma financial information

The following selected unaudited pro forma financial information has been presented to give effect to and show the pro forma impact of the October exchange offer, which settled on December 14, 2009, and the pro forma impact of this exchange offer on the Corporation’s balance sheet as of September 30, 2009, and also describes the impact of the May exchange offer and the October exchange offer and the pro forma impact of this exchange offer on the Corporation’s results of operations for the fiscal year ended December 31, 2008 and for the nine month period ended September 30, 2009. See “Summary — Recent Developments” in the Registration Statement for a description of the May exchange offer and the October exchange offer.

The unaudited pro forma financial information is presented for illustrative purposes and does not necessarily indicate the financial position or results that would have been realized had the exchange offer been completed as of the dates indicated or that will be realized in the future when and if the exchange offer is consummated. The selected unaudited pro forma financial information has been derived from, and should be read in conjunction with, the selected consolidated financial data included elsewhere in the Registration

Statement and the Corporation’s historical consolidated financial statements included in the Registration Statement.

The exchange by holders of shares of our noncumulative preferred stock for shares of common stock will result in the extinguishment and retirement of such shares of noncumulative preferred stock and an issuance of common stock. The liquidation preference of each share of noncumulative preferred stock retired will be reduced and common stock and additional paid-in-capital will increase in the amount of the fair value of the common stock issued. Upon the cancellation of such shares of noncumulative preferred stock acquired by us pursuant to the offer to exchange, the difference between the liquidation preference of shares of noncumulative preferred stock retired and the fair value of the common stock exchanged will be treated as an increase to our retained earnings and income available to common shareholders for earnings per share purposes.

The exchange by holders of our convertible preferred stock for common stock will be accounted for as an induced conversion. We will increase our common stock and additional paid-in-capital by the liquidation value of the amount of preferred stock exchanged. The fair value of our common stock issued in excess of the fair value of securities issuable pursuant to the original exchange terms will be treated as a reduction to our retained earnings and net income available to common shareholders for earnings per share purposes.

Unaudited pro forma balance sheets.  Te unaudited pro forma consolidated balance sheets of the Corporation as of September 30, 2009 have been presented as if the exchange offer had been completed on September 30, 2009. We have shown the pro forma impact of the October exchange offer as well as a “High Participation Scenario” and a “Low Participation Scenario” of this exchange offer prepared using the assumption set forth below.

The High Participation Scenario assumes the exchange of (i) 420,635 of the outstanding shares of convertible preferred stock ($105.2 million aggregate liquidation preference) for shares of our common stock at an exchange price of $87.50 per share of convertible preferred stock (35% of $250.00 liquidation preference per share) and a common stock price of $4.25, (ii) 610,979 of the outstanding shares of Series A preferred stock ($30.5 million aggregate liquidation preference) for shares of our common stock at an exchange price of $17.50 per share of Series A preferred stock (35% of $50.00 liquidation preference per share) and a common stock price of $4.25, (iii) 859,761 of the outstanding shares of Series B preferred stock ($21.5 million aggregate liquidation preference) for shares or our common stock at an exchange price of $8.75 per share of Series B preferred stock (35% of $25.00 liquidation preference per share) and a common stock price of $4.25, and (iv) 1,726,217 of the outstanding shares of Series C preferred stock ($43.2 million aggregate liquidation preference) for shares or our common stock at an exchange price of $8.75 per share of Series C preferred stock (35% of $25.00 liquidation preference per share) and a common stock price of $4.25.

The Low Participation Scenario assumes the exchange of (i) 210,317 of the outstanding shares of convertible preferred stock ($52.6 million aggregate liquidation preference) for shares of our common stock at an exchange price of $87.50 per share of convertible preferred stock (35% of $250.00 liquidation preference per share) and a common stock price of $4.25, (ii) 305,490 of the outstanding shares of Series A preferred stock ($15.3 million aggregate liquidation preference) for shares of our common stock at an exchange price of $17.50 per share of Series A preferred stock (35% of $50.00 liquidation preference per share) and a common stock price of $4.25, (iii) 429,881 of the outstanding shares of Series B preferred stock ($10.7 million aggregate liquidation preference) for shares or our common stock at an exchange price of $8.75 per share of Series B preferred stock (35% of $25.00 liquidation preference per share) and a common stock price of $4.25, and (iv) 863,108 of the outstanding shares of Series C preferred stock ($21.6 million aggregate liquidation preference) for shares or our common stock at an exchange price of $8.75 per share of Series C preferred stock (35% of $25.00 liquidation preference per share) and a common stock price of $4.25.

There can be no assurances that the foregoing assumptions will be realized.

High Participation Scenario

				October
				Exchange Offer
	As Reported	October		Pro Forma	Exchange		Pro Forma
	September 30,	Exchange Offer		September 30,	Offer		September 30,
	2009	Adjustments		2009	Adjustments		2009
	(In thousands)

Assets
Cash and due from banks	$220,690			$220,690			$220,690
Money market investments	—			—			—
Securities held for trading, at fair value	50,170			50,170			50,170
Securities available for sale, at fair value	3,374,305			3,374,305			3,374,305
Federal Home Loan Bank of NY stock, at cost	126,285			126,285			126,285

Total investment securities	3,550,760	—		3,550,760	—		3,550,760
Loans held for sale	410,190			410,190			410,190
Loans receivable, net	5,155,712			5,155,712			5,155,712

Loans, net	5,565,902	—		5,565,902	—		5,565,902
Other assets	686,324			686,324			686,324

Total assets	$10,023,676	$—		$10,023,676	$—		$10,023,676

Liabilities
Total deposits	$4,215,314			$4,215,314			$4,215,314
Securities sold under agreements to repurchase	2,100,262			2,100,262			2,100,262
Advances from FHLB	1,606,920			1,606,920			1,606,920
Other short-term borrowings	265,000			265,000			265,000
Loans payable	345,464			345,464			345,464
Notes Payable	272,619			272,619			272,619
Accrued expenses and other liabilities	337,977			337,977			337,977

Total liabilities	9,143,556	—		9,143,556	—		9,143,556
Stockholders’ equity
Preferred stock	467,641	(52,213	)(1)	415,428	(200,357	)(2)	215,071
Common stock	578	43	(3)	621	165	(4)	786
Additional paid-in capital	940,475	70,167	(5)	1,010,642	124,557	(6)	1,185,199
Accumulated deficit	(424,663)	(17,997	)(7)	(442,660)	25,635	(8)	(417,025)
Accumulated other comprehensive loss, net	(103,911)			(103,911)			(103,911)

Total stockholders’ equity	880,120	—		880,120	—		880,120

Total liabilities and stockholders’ equity	$10,023,676	$—		$10,023,676	$—		$10,023,674

Book value per common share	$7.14			$7.49			$8.47
Tangible book value per common share	$7.05			$7.40			$8.40

Note: Refer to pages II-8 for footnote disclosures.

Low Participation Scenario

				October
				Exchange Offer
	As Reported	October		Pro Forma	Exchange		Pro Forma
	September 30,	Exchange Offer		September 30,	Offer		September 30,
	2009	Adjustments		2009	Adjustments		2009
	(In thousands)

Assets
Cash and due from banks	$220,690			$220,690			$220,690
Money market investments	—			—			—
Securities held for trading, at fair value	50,170			50,170			50,170
Securities available for sale, at fair value	3,374,305			3,374,305			3,374,305
Federal Home Loan Bank of NY stock, at cost	126,285			126,285			126,285

Total investment securities	3,550,760	—		3,550,760	—		3,550,760
Loans held for sale	410,190			410,190			410,190
Loans receivable, net	5,155,712			5,155,712			5,155,712

Loans, net	5,565,902	—		5,565,902	—		5,565,902
Other assets	686,324			686,324			686,324

Total assets	$10,023,676	$—		$10,023,676	$—		$10,023,676

Liabilities
Total deposits	4,215,314			4,215,314			4,215,314
Securities sold under agreements to repurchase	2,100,262			2,100,262			2,100,262
Advances from FHLB	1,606,920			1,606,920			1,606,920
Other short-term borrowings	265,000			265,000			265,000
Loans payable	345,464			345,464			345,464
Notes Payable	272,619			272,619			272,619
Accrued expenses and other liabilities	337,977			337,977			337,977

Total liabilities	9,143,556	—		9,143,556	—		9,143,556
Stockholders’ equity
Preferred stock	467,641	(52,213	)(1)	415,428	(100,179	)(2)	315,249
Common stock	578	43	(3)	621	83	(4)	704
Additional paid-in capital	940,475	70,167	(5)	1,010,642	87,278	(6)	1,097,920
Accumulated deficit	(424,663)	(17,997	)(7)	(442,660)	12,818	(8)	(429,842)
Accumulated other comprehensive loss, net	(103,911)			(103,911)			(103,911)

Total stockholders’ equity	880,120	—		880,120	—		880,120

Total liabilities and stockholders’ equity	10,023,676	$—		$10,023,676	$—		$10,023,676

Book value per common share	$7.14			$7.49			$7.49
Tangible book value per common share	$7.05			$7.40			$7.96

Note: Refer to pages II-8 for footnote disclosures.

Pro Forma Earnings Implications

The following presents the pro forma impact of the exchange offer on certain statement of income items and earnings per share for the fiscal year ended December 31, 2008 and the nine month period ended September 30, 2009 as if the exchange offer had been completed on January 1, 2008. We have calculated the pro forma information below by (1) eliminating dividends on preferred stock converted on June 11, 2009 (both convertible and noncumulative) in connection with the May exchange offer and the current proposed conversion as if they were converted on January 1, 2008, (2) presenting the effect of the June 11, 2009 conversion in connection with the May exchange offer and the December 14, 2009 conversion in connection with the October exchange offer and the current proposed conversion as if the conversions were effected on January 1, 2008, (3) assuming that the new shares of our common stock issuable in exchange for the preferred stock were issued on January 1, 2008, (4) assuming that the shares issued on the June 11, 2009 conversion in connection with the May exchange offer were issued on January 1, 2008 for the December 2008 scenarios, actual weighted average common shares were used for the September 2009 scenarios and (5) assuming that the shares issued on the December 14, 2009 conversion in connection with the May exchange and the current proposed conversion offer were issued on January 1, 2008.

					Nine Month Period Ended
	Full Year 2008				September 30, 2009
		October				October
		Exchange	High	Low		Exchange	High	Low
	Actual	Offer	Scenario	Scenario	Actual	Offer	Scenario	Scenario
	(In thousands, except per share amounts)

Net Loss	$(318,259)	$(318,259)	$(318,259)	$(318,259)	$(24,865)	$(24,865)	$(24,865)	$(24,865)
Less: Preferred stock dividends
Convertible preferred stock dividend before conversion	(16,388)	(16,388)	(16,388)	(16,388)	(10,367)	(10,367)	(10,367)	(10,367)
Dividend effect of June 11, 2009 conversion	—	3,550	3,550	3,550	—	2,663	2,663	2,663
Dividend effect of December 14, 2009 conversion	—	2,480	2,480	2,480	—	1,860	1,860	1,860
Dividend effect of proposed conversion	—	—	4,995	2,498	—	—	3,746	1,873

Total Actual/Pro forma convertible preferred stock dividend	(16,388)	(10,357)	(5,362)	(7,860)	(10,367)	(5,844)	(2,098)	(3,971)
Noncumulative preferred stock dividend before conversion	(16,911)	(16,911)	(16,911)	(16,911)	(4,228)	(4,228)	(4,228)	(4,228)
Dividend effect of June 11, 2009 conversion	—	2,269	2,269	2,269	—	1,702	1,702	1,702
Total Actual/Pro forma noncumulative preferred stock dividend	(16,911)	(14,642)	(14,642)	(14,642)	(4,228)	(2,526)	(2,526)	(2,526)

Total actual/pro forma preferred stock dividends	(33,299)	(25,000)	(25,005)	(22,502)	(14,595)	(8,370)	(4,624)	(6,497)

Actual effect of June 11, 2009 conversion of preferred stock(9)	—	9,369	9,369	9,369	9,369	9,369	9,369	9,369
Pro forma effect of December 14, 2009 conversion of preferred stock(7)	—	(17,997)	(17,997)	(17,997)	—	(17,997)	(17,997)	(17,997)
Pro forma effect of proposed conversion of preferred stock(10)	—	—	(25,635)	12,818	—	—	25,615	12,818

Total effect of preferred stock conversions	—	(8,628)	17,007	4,190	9,369	(8,628)	17,007	4,190

Actual/Pro forma loss from continuing operations attributable to common shareholders	$(351,558)	$(351,887)	$(321,257)	$(336,571)	$(30,091)	$(41,864)	$(12,483)	$(27,173)

Weighted average common shares used to calculate actual loss per common share	53,810	53,810	53,810	53,810	55,432	53,810	53,810	53,810
Actual/Pro forma common shares issued on June 11, 2009 conversion	—	3,954	3,954	3,954	—	1,622	1,622	1,622
Pro forma common shares issued on December 14, 2009 conversion	—	4,300	4,300	4,300	—	4,300	4,300	4,300
Pro forma common shares newly issued under the proposed conversion	—	—	16,500	8,250	—	—	16,500	8,250

Actual/Pro forma common shares	53,810	62,064	78,564	70,314	55,432	59,732	76,232	67,982

Actual/Pro forma loss per common share (basic and diluted)	$(6.53)	$(5.67)	$(4.09)	$(4.79)	$(0.54)	$(0.70)	$(0.16)	$(0.40)

Notes:

(1)	Retirement of 208,854 shares of convertible preferred stock at a $250 liquidation preference per share in connection with the October exchange offer. See footnote 3 with respect to the issuance of shares of common stock and footnote 5 with respect to additional paid-in capital, each in connection with the October exchange offer.

(2)	Retirement of preferred stock:

a. 610,979 shares of Series A noncumulative preferred stock at a $50 liquidation preference per share.

b. 859,761 shares of Series B noncumulative preferred stock at a $25 liquidation preference per share.

c. 1,726,217 shares of Series C noncumulative preferred stock at a $25 liquidation preference per share.

d. 420,635 shares of convertible preferred stock at a $250 liquidation preference per share.

(3)	Issuance of 4,300,301 shares of $0.01 par value common stock in connection with the October exchange offer.

(4)	Issuance of 16,500,000 shares of $0.01 par value common stock.

(5)	Difference between liquidation value of preferred stock retired and par value of common stock issued of $52,170 thousand, and inducement recognized of $17,997 thousand (see footnote 7 below).

(6)	Difference between (i) the liquidation value of preferred stock retired and par value of common stock issued of $200.2 million and (ii) the return of capital on the exchange of noncumulative preferred stock of $61.8 million less inducement recognized on exchange of convertible preferred stock of $36.2 million (see footnote 8 below).

(7)	Inducement recognized on the exchange of convertible preferred stock in connection with the October exchange offer composed of the difference excess of (a) the fair value of common stock, of $18.3 million transferred to the holders of the convertible preferred stock over (b) the fair value of $0.3 million, of common stock issuable pursuant to the original conversion terms.

(8)	Difference between the return of capital on the exchange of noncumulative preferred stock of $61.8 million and the inducement recognized on the exchange of convertible preferred stock of $36.2 million. The return of capital on the exchange of noncumulative preferred stock is composed of the excess of (a) the carrying amount of the preferred stock over (b) the fair value of the consideration exchanged (common stock and cash paid) and was determined as follows:

Carrying amount of noncumulative preferred stock	$95,198,417
Fair value of common stock issued	(33,319,446)

$61,878,971

The inducement recognized on the exchange of convertible preferred stock is composed of the excess of (a) the fair value of consideration exchanged (common stock and cash) over (b) the fair value of common stock issuable pursuant to the original conversion terms, and was determined as follows:

Fair value of common stock issued	$36,805,554
less: fair value of common stock issuable pursuant to the original conversion terms	(561,838)

$36,243,716

(9)	Difference between the return of capital on the exchange of noncumulative preferred stock of $23.9 million and the inducement recognized on the exchange of convertible preferred stock of $14.5 million. The return of capital on the exchange of noncumulative preferred stock is composed of the excess of (a) the carrying amount of the preferred stock over (b) the fair value of the consideration exchanged (common stock and cash paid) and was determined as follows:

Carrying amount of noncumulative preferred stock	$30,862,075
Fair value of common stock issued	(5,710,299)
Cash paid	(1,234,765)

$23,917,011

The inducement recognized on the exchange of convertible preferred stock is composed of the excess of (a) the fair value of consideration exchanged (common stock and cash) over (b) the fair value of common stock issuable pursuant to the original conversion terms, and was determined as follows:

Fair value of common stock issued	$11,212,382
Cash paid	3,737,325
less: fair value of common stock issuable pursuant to the original conversion terms	(402,172)

$14,547,535

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following Management’s Discussion and Analysis of our consolidated financial position and consolidated results of operations should be read in conjunction with the “Selected consolidated financial data” and consolidated financial statements, notes and tables included elsewhere in this Proxy Statement. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk factors” section of this Proxy Statement.

Overview of Results of Operations for the Year Ended December 31, 2008.

Net loss for the year ended December 31, 2008 amounted to $318.3 million, compared to net losses of $170.9 million and $223.9 million for the years 2007 and 2006, respectively. Compared to 2007, Doral Financial’s 2008 financial performance showed improvement, on a pre-tax basis, of $270.5 million mainly driven by (1) an increase of $23.2 million in net interest income to $177.5 million principally related to a significant decline in interest expense; (2) a reduction of $29.4 million in provision for loan and lease losses; (3) an increase in non-interest income of $154.9 million to $79.5 million, associated to (i) an increase in gains from mortgage loan sales, retail banking fees and insurance agency commissions; (ii) an increase in gain from trading activities which offset the reduction in servicing income, net of mark-to-market adjustments; and (iii) a significant reduction in losses from investment securities; and (4) a reduction of $63.1 million in non-interest expense to $240.4 million, associated primarily to decreases in compensation and benefits and professional services expenses. These pre-tax improvements were offset by the recognition of an income tax expense of $286.0 million for 2008 compared to an income tax benefit of $131.9 million for the corresponding 2007 period, primarily related to an increase of $301.2 million in the deferred tax asset valuation allowance during 2008. This resulted in an increase of $147.4 million during 2008 in the Corporation’s after tax loss to $318.3 million when compared to 2007 results.

Important factors impacting the Corporation’s financial results for the year ended December 31, 2008 included the following:

•	Net loss for the year ended December 31, 2008 was $318.3 million, compared to net losses of $170.9 million and $223.9 million for the years 2007 and 2006, respectively. After the payment of preferred stock dividends, there was a net loss attributable to common shareholders of $351.6 million for the year ended December 31, 2008, compared to a net loss attributable to common shareholders of $204.2 million and $257.2 million for the years ended 2007 and 2006, respectively.

•	Diluted loss per share for the year ended December 31, 2008 was $6.53, compared to a diluted loss per share of $7.45 and $47.66 for the years ended December 31, 2007 and 2006, respectively.

•	Net interest income for the year ended December 31, 2008 was $177.5 million, compared to $154.3 million and $201.4 million for the years ended December 31, 2007 and 2006, respectively. The increase of $23.2 million in net interest income for 2008, compared to 2007, was mainly related to the decrease of $77.4 million in interest expense partially offset by the decrease in interest income of $54.3 million. The reduction in interest expense was principally related to (i) a $44.5 million reduction associated with the interest expense of securities sold under agreement to repurchase; (ii) a $14.5 million reduction in deposits costs as a result of the repositioning of the Corporation’s deposits products and the general decline in interest rates; and (iii) a reduction of $32.7 million in borrowing costs also associated with the repayment of $625.0 million in senior notes in July 2007 and the general decline in interest rates. The decline in interest expense was partially offset by a decrease in interest income primarily related to the reduction of $1.6 billion in the average balance of investment securities and other interest earning assets, primarily money markets. Average interest earning assets decreased from $9.6 billion for the year ended December 31, 2007 to $9.4 billion for the year ended December 31, 2008, while the average interest bearing-liabilities decreased from $8.7 billion to $8.3 billion, respectively. The growth in interest earning assets net of interest bearing liabilities, was partially funded by the $610.0 million from the recapitalization of the Corporation during 2007, and resulted in a reduction on the Corporation’s leverage. This reduction in leverage, along with the decline in cost of funds, resulted in an expansion in the net interest margin from 1.60% for 2007 to 1.89% for 2008 (see Tables A and B below for information regarding the Corporation’s net interest income).

•	The provision for loan and lease losses for the year ended December 31, 2008 was $48.9 million, compared to $78.2 million and $39.8 million for 2007 and 2006, respectively. The decrease in the provision is mostly driven by a reduction of $50.2 million in delinquencies in the Corporation’s construction loan portfolio during 2008 which has attributed to higher losses in recent years, partially offset by the impact of increased delinquencies in the Corporation’s residential mortgage and commercial loan portfolios. Non-performing loans as of December 31, 2008 increased by $85.4 million, or 13%, compared to December 31, 2007, while they increased by $258.9 million, or 69%, in the corresponding preceding period.

•	Non-interest income for the year ended December 31, 2008 was $79.5 million, compared to non-interest loss of $75.4 million and $59.2 million in 2007 and 2006, respectively. Non-interest income performance for the year ended December 31, 2008, compared to 2007, was primarily driven by (i) an increase of $10.9 million in gain on mortgage loans sales and fees, principally related to the increase of $140.7 million in loan sales and securitization; (ii) an increase of $57.7 million in income from trading activities principally related to the Corporation’s U.S. Treasury investments which serve as an economic hedge to the Corporation’s mark-to-market risk in its mortgage servicing rights and to positive marks related to the Corporation’s IO investments; (iii) a $92.6 million reduction in losses from investment securities principally related to a significant charge in 2007 associated with the Corporation’s balance sheet restructuring which was partially offset by a charge of $4.2 million on investment securities associated with the termination of the agreements the Corporation had with LBI after the filing for bankruptcy of its parent Lehman Brothers Holdings Inc., during the third quarter of 2008 (please refer to Note 15 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement for additional information); (iv) a reduction of $28.4 million in servicing income due to the reduction in market value of the Corporation’s mortgage servicing rights due to the general decline in interest rates; (v) a $6.9 million increase in retail banking fees and commissions due to an increase in customer transactions and a re-pricing of fees charged; (vi) a $1.7 million increase in insurance agency commissions due to increase volume of policies written for mortgage customers; partially offset by a $1.4 million decrease in other income as 2007 included the gain-on-sale of its New York branches partially offset by a 2008 gain of $5.2 million from the redemption of shares of VISA, Inc., pursuant to their global restructuring agreements.

•	Non-interest expense for the year ended December 31, 2008 was $240.4 million, compared to $303.5 million and $374.3 million for the years ended December 31, 2007 and 2006, respectively. Compared to 2007, the reduction of $63.1 million, or 21%, in non-interest expenses for 2008 was driven by the elimination of expenses associated with 2007 recapitalization and reorganization efforts and the cost control measures implemented by the Corporation during 2008. The elimination of expenses and cost control measures impacted principally expenses associated with compensation and benefits by $48.1 million and professional services by $31.5 million. These reductions were partially offset by a provision for claim receivable of $21.6 million and increases in the Corporation’s communication expenses of $2.9 million, mainly associated to an increase in fee income of $3.4 million in ATH and VISA debit card activity.

•	For the year ended December 31, 2008, Doral Financial reported an income tax expense of $286.0 million, compared to an income tax benefit of $131.9 million and $48.1 million for the years ended December 31, 2007 and 2006, respectively. The recognition of an income tax expense for 2008 was related to the increase of $301.2 million in the valuation allowance driven by the fact that, in the fourth quarter of 2008, the Corporation was unable to meet the projected income, due primarily to a reduction in net interest income and increases in the provision for loan and lease losses. During the fourth quarter of 2008, the Corporation took action which prioritized safety of principal and liquidity over returns causing a drop in its net interest income which contributed in a fourth quarter pre-tax loss.

•	For the year ended December 31, 2008, the Corporation had other comprehensive loss of approximately $90.1 million, compared to other comprehensive income of $73.8 million and $18.5 million for the years ended December 31, 2007 and 2006, respectively. The other comprehensive loss for the year ended December 31, 2008 was mainly driven by the reduction in value of the Corporation’s private label collateralized mortgage obligations (“CMO”) as a result of the price movement on these securities that have been affected by the conditions of the U.S. financial markets, specially the non-agency mortgage market. Other comprehensive income recognized during 2007 resulted from the realization of the losses reflected in the Corporation’s accumulated other comprehensive loss (net of income tax benefit) at December 31, 2007, as a result of the sale of the $1.9 billion in available for sale investment securities during the third quarter of 2007. As of December 31, 2008, the Corporation’s accumulated other comprehensive loss (net of income tax benefit) was $123.2 million, compared to $33.1 million and $106.9 million as of December 31, 2007 and 2006, respectively.

•	Doral Financial’s loan production for the year ended December 31, 2008 was $1.3 billion, compared to $1.3 billion for 2007. The production remained steady during 2008 when compared to 2007. The lack of growth in Doral Financial’s loan production for 2008 was primarily the result of (i) tighter commercial and consumer underwriting standards, (ii) the decision to cease financing construction of new housing projects in Puerto Rico, and (iii) changes in laws and regulations, such as the recent amendment to the Puerto Rico Notary Law that led to an increase of the closing costs and fees payable by persons involved in real estate purchase and mortgage loan transactions in Puerto Rico, which in turn led to a reduction in the number of real estate purchase and mortgage loan transactions in Puerto Rico.

•	Total assets as of December 31, 2008 were $10.1 billion, compared to $9.3 billion as of December 31, 2007. The increase in total assets during 2008 was principally due to an increase in the Corporation’s securities portfolio of $1.5 billion as a result of a Corporation’s plan to increase its earning assets by $1.0 billion during 2008. The increase in assets was partially offset by a reduction of $718.1 million in money markets and securities purchased under agreements to resell and $272.0 million in the deferred tax asset. Total liabilities as of December 31, 2008 were $9.2 billion, compared to $8.0 billion as of December 31, 2007. The increase in liabilities resulted from the increase in borrowings used to finance the purchase of the securities. During the third quarter of 2008, the Corporation reduced its assets and liabilities by $0.5 billion, associated with the termination of repurchase financing arrangements and the sale of collateral associated with such financing arrangements with LBI as a result of the SIPC liquidation proceedings as of September 19, 2008.

Critical Accounting Policies.

The preparation of financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make a number of judgments, estimates and assumptions that affect the reported amount of assets, liabilities, income and expenses in the Corporation’s consolidated financial statements and accompanying notes. Certain of these estimates are critical to the presentation of the Corporation’s financial condition since they are particularly sensitive to the Corporation’s judgment and are highly complex in nature. The Corporation believes that the judgments, estimates and assumptions used in the preparation of its consolidated financial statements for the year ended December 31, 2008 and for the nine month period ended September 30, 2009 included in the Registration Statement are appropriate given the factual circumstances as of December 31, 2008 and September 30, 2009, respectively. However, given the sensitivity of Doral Financial’s consolidated financial statements to these estimates, the use of other judgments, estimates and assumptions could result in material differences in the Corporation’s results of operations or financial condition.

Various elements of the Corporation’s accounting policies, by their nature, are inherently subject to estimation techniques, valuation assumptions and other subjective assessments. Note 2 to the Corporation’s consolidated financial statements for the year ended December 31, 2008 included in the Registration Statement contains a summary of the most significant accounting policies followed by the Corporation in the preparation of its financial statements. The accounting policies that have a significant impact on the Corporation’s statements and that require the most judgment are set forth below.

Fair value measurements.  Pursuant to SFAS 157, the Corporation uses fair value measurements to record fair value adjustments to certain financial instruments and to determine fair value disclosures. Securities held for trading, securities available for sale, derivatives and servicing assets are financial instruments recorded at fair value on a recurring basis. Additionally, from time to time, the Corporation may be required to record at fair value other financial assets on a nonrecurring basis, such as loans held for sale, loans receivable and certain other assets. These nonrecurring fair value adjustments typically involve the application of the lower-of-cost-or-market accounting or write-downs of individual assets.

The Corporation adopted SFAS No. 157 on January 1, 2008. SFAS No. 157 defines fair value, establishes a consistent framework for measuring fair value and expands disclosures requirements for fair value measurements. This statement defines fair value as the price that would be received to sell a financial asset or paid to transfer a financial liability (an exit price) in the principal or most advantageous market for an asset or liability in an orderly transaction between market participants on the measurement date.

SFAS No. 157 established a three-level hierarchy for disclosure of assets and liabilities recorded at fair value. The classification of assets and liabilities within the hierarchy is based on whether the inputs to the valuation methodology used for measurement are observable or unobservable. Observable inputs reflect market-derived or market-based information obtained from independent sources, while unobservable inputs reflect the Corporation’s estimates about market data.

•	Level 1 — Valuation is based upon unadjusted quoted prices for identical instruments traded in active markets.

•	Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market, or are derived principally from or corroborated by observable market data, by correlation or by other means.

•	Level 3 — Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect the Corporation’s estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

In accordance with SFAS No. 157, Doral Financial’s intent is to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements. When available, the Corporation uses quoted market prices to measure fair value. If market prices are not available, fair value measurements are based upon models that use primarily market-based or independently-sourced market parameters, including interest rate yield curves, prepayment speeds, option volatilities and currency rates. Substantially all of Doral Financial’s financial instruments use either of the foregoing methodologies, collectively Level 1 and Level 2 measurements, to determine fair value adjustments recorded to the Corporation’s financial statements. However, in certain cases, when market observable inputs for model-based valuation techniques may not be readily available, the Corporation is required to make judgments about assumptions market participants would use in estimating the fair value of the financial instruments.

The degree of management judgment involved in determining the fair value of a financial instrument is dependent upon the availability of quoted market prices or observable market parameters. For financial instruments that trade actively and have quoted market prices or observable market parameters, there is minimal subjectivity involved in measuring fair value. When observable market prices and parameters are not fully available, management judgment is necessary to estimate fair value. In addition, changes in the market conditions may reduce the availability of quoted prices or observable data. For example, reduced liquidity in the capital markets or changes in secondary market activities could result in observable market inputs becoming unavailable. Therefore, when market data is not available, the Corporation uses valuation techniques requiring more management judgment to estimate the appropriate fair value measurement. The discussion about the extent to which fair value is used to measure assets and liabilities, the valuation methodologies used and its impact on earnings is included in Note 36 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement.

Gain or loss on mortgage loan sales.  The Corporation generally securitizes a portion of the residential mortgage loans that it originates. Federal Housing Administration (“FHA”) and Veterans Administration (“VA”) loans are generally securitized into Government National Mortgage Association (“GNMA”) mortgage-backed securities and held as trading securities. After holding these securities for a period of time, Doral Financial sells these securities for cash. Conforming conventional loans are generally sold directly to Federal National Mortgage Association (“FNMA”), Federal Home Loan Mortgage Corporation (“FHLMC”) or institutional investors or exchanged for FNMA or FHLMC-issued mortgage-backed securities, which Doral Financial sells for cash through broker-dealers. Prior to 2007, the Corporation sold mortgage loans that did not conform to GNMA, FNMA or FHLMC requirements (non-conforming loans) as whole loan pools to financial institutions.

As part of its mortgage loan sale and securitization activities, Doral Financial generally retains the right to service the mortgage loans it sells. In connection with the sale of loans, generally non-conforming mortgage loan pools, Doral Financial may also retain certain interests in the loans sold, such as the right to receive any interest payments on such loans above the contractual pass-through rate payable to the investor. Doral Financial determines the gain on sale of a mortgage-backed security or loan pool by allocating the carrying value of the underlying mortgage loans between the mortgage-backed security or mortgage loan pool sold and its retained interests, based on their relative estimated fair values. The gain on sale reported by Doral Financial is the difference between the proceeds received from the sale and the cost allocated to the loans sold. The proceeds include cash and other assets received in the transaction (primarily mortgage servicing rights (“MSR”)) less any liabilities incurred (i.e., representations and warranty provisions). The reported gain or loss is the difference between the proceeds from the sale of the security or mortgage loan pool and its allocated cost. The amount of gain on sale is therefore influenced by the values of the MSRs and retained interest recorded at the time of sale. See “— Retained interest valuation” below for additional information.

If in a transfer of financial assets in exchange for cash or other consideration (other than beneficial interests in transferred assets), Doral Financial has not surrendered control over the transferred assets according to the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS 140”), Doral Financial accounts for the transfer as a secured borrowing (loan payable) with a pledge of collateral.

Retained interest valuation.  In the past, Doral Financial’s sale and securitization activities generally resulted in the recording of one or two types of retained interests: MSRs and IOs. During 2008, the Corporation’s sale and securitization activities resulted in the recording of only one type of retained interest: MSRs. MSRs represent the estimated present value of the normal servicing fees (net of related servicing costs) expected to be received on a loan being serviced over the expected term of the loan. MSRs entitle Doral Financial to a future stream of cash flows based on the outstanding principal balance of the loans serviced and the contractual servicing fee. The annual servicing fees generally range between 25 and 50 basis points, less, in certain cases, any corresponding guarantee fee. In addition, MSRs may entitle Doral Financial, depending on the contract language, to ancillary income including late charges, float income, and prepayment penalties net of the appropriate expenses incurred for performing the servicing functions. In certain instances, the Corporation also services loans with no contractual servicing fee. The servicing asset or liability associated with such loans is evaluated based on ancillary income, including float, late fees, prepayment penalties and costs. MSRs are classified as servicing assets in Doral Financial’s Consolidated Statements of Financial Condition. Any servicing liability recognized is included as part of accrued expenses and other liabilities in Doral Financial’s Consolidated Statements of Financial Condition.

Unlike U.S. Treasury and agency mortgage-backed securities, the fair value of MSRs and IOs cannot be readily determined because they are not traded in active securities markets. Doral Financial engages third party specialists to assist with its valuation of the Corporation’s entire servicing portfolio (governmental, conforming and non-conforming portfolios). The fair value of the MSRs is determined based on a combination of market information on trading activity (MSRs trades and broker valuations), benchmarking of servicing assets

(valuation surveys) and cash-flow modeling. The valuation of the Corporation’s MSRs incorporate two sets of assumptions: (1) market derived assumptions for discount rates, servicing costs, escrow earnings rate, float earnings rate and cost of funds and (2) market derived assumptions adjusted for the Corporation’s loan characteristics and portfolio behavior, for escrow balances, delinquencies and foreclosures, late fees, prepayments and prepayment penalties. For the year ended December 31, 2008, the MSRs fair value amounted to $42.6 million, which represents a value decline of $21.8 million compared to December 31, 2007.

The Corporation, upon remeasurement of the MSRs at fair value in accordance with SFAS No. 156 “Accounting for Servicing of Financial Assets”, recorded a cumulative effect adjustment of $0.9 million to retained earnings (net of tax) on January 1, 2007 for the difference between the fair value and the carrying amount to bring the December 31, 2006 MSR balance to the fair value.

Prior to the adoption of SFAS No. 156 in 2007, impairment charges were recognized through a valuation allowance for each individual stratum of servicing assets. The valuation allowance was adjusted to reflect the amount, if any, by which the cost basis of the servicing asset for a given stratum of loans being serviced exceeded its fair value. Any fair value in excess of the cost basis of the servicing asset for a given stratum was not recognized. Other-than-temporary impairment, if any, was recognized as a direct write-down of the servicing asset, and the valuation allowance was applied to reduce the cost basis of the servicing asset.

The amortization of the MSRs was based on an income forecast cash-flow method. The income forecast method was based on the forecasted cash flows determined by the third-party market valuation and the amortization was calculated by applying to the carrying amount of the MSRs the ratio of the cash flows projected for the current period to total remaining forecasted cash flow.

The Corporation’s MSR values experienced a reduction of over 24% during 2008. The generalized drop in MSR values was mainly driven by increases in projected prepayments speeds. Consistent with this market trend, prepayment speeds for the Corporation’s MSR collateral were increased by more than 200 basis points during 2008. The generalized increase in prepayment speeds was largely due to a decline in the level of interest rates. Reductions in the general level interest rates were concentrated in the fourth quarter of 2008, after ten consecutive reductions in FED targets pushed the FED fund rate close to zero and the flight to quality to U.S. Treasuries caused long-term interest rates to fall which resulted in increased expectations of a mortgage refinancing transactions. Secondary components of the drop in MSR carrying values were: (1) a reduction of $630.4 million in unpaid principal balance of MSR underlying mortgages; and (2) reduction in forecasted float and ancillary income caused by lower interest rates.

The valuation of the Corporation’s MSR is also impacted by changes in laws and regulations, such as the recent amendment to the Puerto Rico Notary Law that led to an increase of the closing costs and fees payable by persons involved in real estate purchase and mortgage loan transactions in Puerto Rico, which in turn has led to a reduction in the number of real estate purchase and mortgage loan transaction in Puerto Rico. The result was a partial tempering of refinancing transactions.

IOs represent the estimated present value of the cash flows retained by the Corporation that are generated by the underlying fixed rate mortgages (as adjusted for prepayments) after subtracting: (1) the interest rate payable to the investor (adjusted for any embedded cap, if applicable); and (2) a contractual servicing fee. As of December 31, 2008, the carrying value of the IOs of $52.2 million is related to $365.5 million of outstanding principal balance of mortgage loans sold to investors. IOs are classified as securities held for trading in Doral Financial’s Consolidated Statements of Financial Condition.

To determine the value of its portfolio of variable IOs, Doral Financial uses an internal valuation model that forecasts expected cash flows using forward LIBOR rates derived from the LIBOR/Swap yield curve at the date of the valuation. This characteristics of the variable IOs results in an increase in cash flows when LIBOR rates fall and a reduction in cash flows when LIBOR rates rise. This provides a mitigating effect on the impact of prepayment speeds on the cash flows, with prepayments expected to rise when long-term interest rates fall reducing the amount of expected cash flows and the opposite when long-term interest rise. Prepayment assumptions incorporated into the valuation model for variable and fixed IOs are based on publicly available, independently verifiable, prepayment assumptions for FNMA mortgage pools and statistically derived prepayment adjusters based on observed relationships between the Corporation’s and the FNMA’s U.S. mainland mortgage pool prepayment experiences.

This methodology resulted in a CPR of 12.74% for 2008, 9.81% for 2007 and 13.73% for 2006. The change in the CPR between 2008 and 2007 was due mostly to a generalized decrease in market interest rates. However, Puerto Rico prepayments speeds continue to be slower than U.S. especially considering the persistence of recessionary conditions.

The IO internal valuation model utilizes a Z-spread approach to determine discount rates. The Z-spread is the market-recognized spread over the LIBOR/Swap curve that takes into consideration incremental yield requirements based on the risk characteristics of a particular instrument. The Z-spread incorporates a premium for prepayment optionality and liquidity risk over the period-end swap curve. The Corporation obtains FNMA and FHLMC Trust IO Z-spread from major investment banking firms and combines along with base LIBOR/Swap curve and liquidity premiums to generate discount rate assumptions for IOs. The market for Agency Trust IOs showed mixed trends during 2008, with Trust IOs with moderate collateral over performing seasoned collateral, for-like coupon levels. The net effect of Z-spread trends in 2008 was to push upward discount rates, given the seasoning mix of the Corporation’s IO portfolio, which is predominantly composed by seasoned collateral.

As of December 31, 2007, the Corporation determined that a 500 basis points liquidity premium (an increase of 200 basis points versus the 2006 inputs) was appropriate in order to set its discount rate within the range of discount rates used in the market for retained interest. As of December 31, 2008, management conducted its evaluation of its liquidity premium and determined that a liquidity premium of 501 basis points was appropriate for the period. The resulting discount rate of 13% reflected the range and movement of discount rates for retained interests observed in the marketplace. This methodology resulted in a discount rate of 13.00% for 2008, 12.11% for 2007 and 12.22% for 2006.

For IOs, Doral Financial recognizes as interest income (through the life of the IO) the excess of all estimated cash flows attributable to these interests over their recorded balance using the effective yield method in accordance with Emerging Issue Task Force (“EITF”) Issue No. 99-20 “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.” Doral Financial recognizes as interest income the excess of the cash collected from the borrowers over the yield payable to investors, less a servicing fee (“retained spread”), up to an amount equal to the yield on the IOs that equals the discount rate used in the internal valuation model. Doral Financial accounts for any excess retained spread as amortization to the gross IO capitalized at inception. The Corporation updates its estimates of expected cash flows periodically and recognizes changes in calculated effective yield on a prospective basis. The following table presents a detail of the cash flows received and the losses on the valuation of Doral Financial’s portfolio of IOs for 2008, 2007 and 2006 based on the internal valuation model:

	Year Ended December 31,
	2008	2007	2006
	(In thousands)

Total cash flows received on IO portfolio	$12,560	$12,533	$23,042
Amortization of IOs, as offset to cash flows	(5,398)	(6,552)	(16,520)

Net cash flows recognized as interest income	$7,162	$5,981	$6,522

Gain (loss) on the value of the IOs	$5,649	$8,554	$(41,967)

As discussed above, Doral Financial classifies its IOs as securities held for trading with changes in the fair value recognized in current earnings as a component of net gain (loss) on securities held for trading.

The following table shows the weighted averages of the key economic assumptions used by the Corporation in its external and internal valuation models and the sensitivity of the current fair value of residual cash flows to immediate 10% and 20% adverse changes in those assumptions for mortgage loans at December 31, 2008:

	Servicing	Interest-Only
	Assets	Strips
	(Dollars in thousands)

Carrying amount of retained interest	$114,396	$52,179
Weighted-average expected life (in years)	6.35	4.69
Constant prepayment rate (weighted-average annual rate)	13.58%	12.74%
Decrease in fair value due to 10% adverse change	$(4,630)	$(2,441)
Decrease in fair value due to 20% adverse change	$(8,906)	$(4,670)
Residual cash flow discount rate (weighted-average annual rate)	11.41%	13.00%
Decrease in fair value due to 10% adverse change	$(4,122)	$(535)
Decrease in fair value due to 20% adverse change	$(7,965)	$(992)

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in the table above, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments), which may magnify or offset the sensitivities.

The following table summarizes the estimated change in the fair value of the Corporation’s IOs, the constant prepayment rate and the weighted-average expected life under the Corporation’s valuation model, given several hypothetical (instantaneous and parallel) increases or decreases in interest rates. As of December 31, 2008, all of the mortgage loan sale contracts underlying the Corporation’s floating rate IOs were subject to interest rate caps, which prevent a negative fair value for the floating rate IOs.

		Weighted-	Change in Fair
	Constant	Average	Value of
	Prepayment	Expected Life	Interest-Only
Change in Interest Rates (Basis Points)	Rate	Rate	Strips	% Change
		(Dollars in thousands)

+ 200	6.9%	6.7	$2,447	4.7%
+ 100	9.4%	5.7	2,040	3.9%
+ 50	11.0%	5.2	806	1.5%
Base	12.7%	4.7	—	0%
− 50	13.7%	4.5	1,860	3.6%
− 100	14.3%	4.3	4,251	8.1%
− 200	15.2%	4.2	9,287	17.8%

The Corporation’s IOs included in the table above are primarily variable rate IOs, subject to interest rate caps. Accordingly, in a declining interest rate scenario (as shown in the table), decreases in the fair value of the interest rate caps only partially offsets the positive impact that declining interest rates would have on the fair values of the IOs. This results in net increases in the fair values of the IOs.

Valuation of trading securities and derivatives.  Doral Financial’s net gain (loss) on securities held for trading includes gains and losses, whether realized or unrealized, on securities accounted for as held for trading, including IOs, as well as various other financial instruments, including derivative contracts, that Doral Financial uses to manage its interest rate risk. Securities held for trading and derivatives are recorded at fair values with increases or decreases in such values reflected in current earnings. The fair values of many of Doral Financial’s trading securities (other than IOs) are based on market prices obtained from renowned market data sources, such as Bloomberg LLP and Interactive Data Corporation. For instruments not traded on a recognized market, Doral Financial generally determines fair value by reference to quoted market prices for similar instruments. The fair values of derivative instruments are obtained using internal valuation models based on renowned financial modeling tools and using market derived assumptions obtained from Bloomberg LLP.

Securities accounted as held for trading includes U.S. Treasury security positions, taken as economic hedges against the valuation adjustment of the Corporation’s capitalized mortgage servicing rights.

Generally, derivatives are financial instruments with little or no initial net investment in comparison to their notional amount and whose value is based on the value of an underlying asset, index, reference rate or other variable. They may be standardized contracts executed through organized exchanges or privately negotiated contractual agreements that can be customized to meet specific needs, including certain commitments to purchase and sell mortgage loans and mortgage-backed securities. The fair value of derivatives is generally reported net by counterparty, provided that a legally enforceable master agreement exists. Derivatives in a net asset position are reported as part of securities held for trading, at fair value. Similarly, derivatives in a net liability position are reported as part of accrued expenses and other liabilities, at fair value.

For those derivatives not designated as an accounting hedge, fair value gains and losses are reported as part of net gain (loss) on securities held for trading in the Consolidated Statements of Loss.

Other income recognition policies.  Interest income on loans is accrued by Doral Financial when earned. Loans are placed on a non-accrual basis when any portion of principal or interest is more than 90 days past due, or earlier if concern exists as to the ultimate collectibility of principal or interest. When a loan is placed on non-accrual status, all accrued but unpaid interest to date is fully reversed. Such interest, if collected, is credited to income in the period of recovery. Loans return to accrual status when principal and interest become current and are anticipated to be fully collectible.

Loan origination fees, as well as discount points and certain direct origination costs for loans held for sale, are initially recorded as an adjustment to the cost of the loan and reflected in Doral Financial’s earnings as part of the net gain on mortgage loan sales and fees when the loan is sold or securitized into a mortgage-backed security. In the case of loans held for investment, such fees and costs are deferred and amortized to income as adjustments to the yield of the loan in accordance with SFAS No. 91 “Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases.”

Allowance for loan and lease losses.  Doral Financial maintains an allowance for loan and lease losses to absorb probable credit-related losses on its loans receivable portfolio. The allowance consists of specific and general components and is based on Doral Financial’s assessment of default probabilities, internal risk ratings (based on borrowers’ financial stability, external credit ratings, management strength, earnings and operating environment), probable loss and recovery rates, and the degree of risks inherent in the loans receivable portfolio. The allowance is maintained at a level that Doral Financial considers to be adequate to absorb probable losses. Credit losses are charged and recoveries are credited to the allowance, while increases to the allowance are charged to operations. Unanticipated increases in the allowance for loan and lease losses could adversely impact Doral Financial’s net income in the future.

The Corporation evaluates impaired loans and the related valuation allowance based on SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.” Doral Financial measures impaired loans at their estimated realizable values determined by discounting the expected future cash flows discounted at the loan’s effective interest rate or, if practical, at the fair value of the collateral, if the loan is collateral dependent. In assessing the reserves under the discounted cash flows, the Corporation considers the estimate of future cash flows based on reasonable and supportable assumptions and projections. All available evidence, including estimated costs to sell if those costs are expected to reduce the cash flows available to repay or otherwise satisfy the loan, are considered in developing those estimates. The likelihood of the possible outcomes is considered in determining the best estimate of expected future cash flows.

Doral Financial’s mortgage loan portfolio consists primarily of homogeneous loans that are secured by residential real estate and are made to consumers. Doral Financial does not evaluate individual small-balance homogeneous loans for impairment. Instead, it records an allowance (including residential mortgages, consumer, commercial and construction loans under $2.0 million) on a group basis under the provisions of SFAS No. 5 “Accounting for Contingencies”. For such loans, the allowance is determined considering the historical charge-off experience of each loan category and delinquency levels as well as charge-off and delinquency trends and economic data, such as interest rate levels, inflation and the strength of the housing market in the areas where the Corporation operates.

The Corporation engages in the restructuring of the debt of borrowers, who are delinquent due to economic or legal reasons, if the Corporation determines that it is in the best interest for both the Corporation and the borrower to do so. In some cases, due to the nature of the borrower’s financial condition, the restructure or loan modification fits the definition of Troubled Debt Restructuring (“TDR”) as defined by the SFAS 15 “Accounting by Debtors and Creditors of Troubled Debt Restructurings”. Such restructures are identified as TDRs and accounted for based on the provisions SFAS 114.

Estimated recourse obligation.  Prior to 2006, the Corporation normally sold mortgage loans and mortgage-backed securities subject to recourse provisions. Pursuant to these recourse arrangements, the Corporation agreed to retain or share the credit risk with the purchaser of such mortgage loans for a specified period or up to a certain percentage of the total amount in loans sold. The Corporation estimates the fair value of the retained recourse obligation or any liability incurred at the time of sale and includes such obligation with the net proceeds from the sale, resulting in lower gain-on-sale recognition. Doral Financial recognized the fair value of its recourse obligation by estimating the amount that the Corporation would be required to pay for mortgage insurance from a third party in order to be relieved of its estimated recourse exposure on these loans. During the third quarter of 2008, Doral Financial refined its estimate for determining expected losses from recourse obligations as it began to develop more data regarding historical losses from foreclosure and disposition of mortgage loans adjusted for expectations of changes in portfolio behavior and market environment. This actual data on losses showed a substantially different experience than that used for newer loans for which insurance quotes are published. The Corporation believes that this method resulted in an adequate valuation of its recourse allowance as of December 31, 2008, but actual future recourse obligations may be different and a different result may have been obtained if the Corporation had used another method for estimating this liability.

Income taxes.  The Corporation recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities based on current tax laws. To the extent tax laws change, deferred tax assets and liabilities are adjusted, to the extent necessary, in the period that the tax change is enacted. The Corporation recognizes income tax benefits when the realization of such benefits is probable. A valuation allowance is recognized for any deferred tax asset which, based on management’s evaluation, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax asset will not be realized. Significant management judgment is required in determining the provision for income taxes and, in particular, any valuation allowance recorded against deferred tax assets. In determining the realizability of deferred tax assets the Corporation considers, among other matters, all sources of taxable income, including the future reversal of existing temporary differences, future taxable income, carryforwards and tax planning strategies. In the determination of the realizability of the deferred tax asset, the Corporation evaluates both positive and negative evidence regarding the ability of the Corporation to generate sufficient taxable income. The amount of the valuation allowance has been determined based on our estimates of taxable income over the periods in which the deferred tax assets will be recoverable. These estimates are projected through the life of the related deferred tax assets based on assumptions that we believe to be reasonable and consistent with current operating results. Changes in future operating results not currently forecasted may have a significant impact on the realization of deferred tax assets.

On January 1, 2007, the Corporation adopted the provision of FIN 48, “Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 109”. The Corporation classifies all interest and penalties related to tax uncertainties as income tax expenses.

Income tax benefit or expense includes (i) deferred tax expense or benefit, which represents the net change in the deferred tax assets or liability balance during the year plus any change in the valuation allowance, if any; and (ii) current tax expense.

Consolidated Results for the Year Ended December 31, 2008

Net loss.  Doral Financial incurred a net loss of $318.3 million for the year ended December 31, 2008, compared to a net loss of $170.9 million and $223.9 million for the years ended December 31, 2007 and 2006, respectively. Diluted loss per common share for the year ended December 31, 2008 was $6.53, compared to a diluted loss per common share of $7.45 and $47.66 for the years ended December 31, 2007 and 2006, respectively.

2008 compared to 2007.  Doral Financial incurred a net loss of $318.3 million for the year ended December 31, 2008, compared to net loss of $170.9 million for the year ended December 31, 2007. The results for 2008 are primarily related to the following factors:

•	An increase in net interest income of $23.2 million, or 15%, in 2008 compared to the same period in 2007, primarily driven by a $77.4 million decline in interest expense partially offset by a reduction in interest income of $54.3 million. The reduction in interest expense was principally driven by (i) a $14.5 million reduction in deposits costs as a result of repositioning of the Corporation’s deposits products and the general decline in interest rates, and (ii) a $62.9 million reduction in borrowing costs, $44.5 million of which was associated with the decrease in interest expense for repurchase agreements, a $10.0 million decrease in loans payable borrowing expense due to the general decline in interest rates, $22.7 million decrease in notes payable expense as a result of a reduction in 2008 of the average balance of notes payable, and partially offset by an increase of $14.0 million in interest of advances from FHLB. The decline in interest expense resulted in a reduction of 0.71% in average costs of funds, partially offset by an increase of $0.4 billion in average balance of interest-bearing liabilities.

•	A decrease of $29.4 million in the provision for loan and lease losses mostly driven by a reduction of $50.2 million in delinquencies in the Corporation’s construction portfolio during 2008 which has attributed to higher losses in recent years, partially offset by the impact of increased delinquencies in the Corporation’s residential mortgage and commercial loan portfolios. Non-performing loans as of December 31, 2008 increased by $85.4 million, or 13%, compared to December 31, 2007, while they increased by $258.9 million, or 69%, in the corresponding preceding period.

A substantial improvement in non-interest income representing an increase of $154.9 million, compared to the same period in 2007. Non-interest income performance for 2008 was mainly driven by (i) an increase of $10.9 million in gain on mortgage loans sales and fees, principally related to the increase of $140.7 million in loan sales and securitization; (ii) an increase of $57.7 million in income from trading activities principally related to the Corporation’s U.S. Treasury investments which serve as an economic hedge to the Corporation’s mark-to-market risk in its mortgage servicing rights and to positive marks related to the Corporation’s IO investments; (iii) a $92.6 million reduction in losses from investment securities principally related to a significant charge in 2007 associated with the Corporation’s balance sheet restructuring which was partially offset by a charge of $4.2 million on investment securities associated with the termination of the agreements the Corporation had with LBI after the filing for bankruptcy of its parent Lehman Brothers Holdings Inc., during the third quarter of 2008 (please refer to Note 15 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement for additional information); (iv) a reduction of $28.4 million in servicing income due to the reduction in market value of the Corporation’s mortgage servicing rights due to the general decline in interest rates; (v) a $6.9 million increase in retail banking fees and commissions due to an increase in customer transactions and a re-pricing of fees charged; (vi) a $1.7 million increase in insurance agency commissions due to increase volume of policies written for mortgage customers; partially offset by a $1.4 million decrease in other income as 2007 included the gain-on-sale of its New York branches partially offset by a 2008 gain of $5.2 million from the redemption of shares of VISA, Inc., pursuant to their global restructuring agreements.

•	A significant decrease in non-interest expense of $63.1 million, or 21%, in 2008 compared to the same period in 2007, principally related to the elimination of expenses associated with 2007 recapitalization and reorganization efforts and the cost control measures implemented by the Corporation during 2008. The elimination of expenses and cost control measures impacted principally expenses associated with compensation and benefits by $48.1 million and professional services by $31.5 million. These reductions were partially offset by a provision for claim receivable of $21.6 million and increases in the Corporation’s communication expenses of $2.9 million, mainly associated to an increase in fee income of $3.4 million in ATH and VISA debit card activity.

•	The strengthening of the Corporation’s net interest income, the substantial improvement of the non-interest income and the cost control measures implemented to reduce non-interest expenses resulted in overall improvement of $270.5 million on a pre-tax basis. The recognition of an income tax expense for 2008 was related to the increase of $301.2 million in the valuation allowance of the deferred tax asset driven by the deterioration of global and local market and liquidity conditions in the latter part of 2008 which caused negative earnings pressure on the Corporation. During the fourth quarter of 2008, the Corporation took action which prioritized safety of principal and liquidity over returns causing a drop in its net interest income which contributed to a fourth quarter pre-tax loss.

2007 compared to 2006.  Doral Financial incurred a net loss of $170.9 million for the year ended December 31, 2007, compared to net loss of $223.9 million for the year ended December 31, 2006. Diluted loss per common share for the year ended December 31, 2007 was $7.45, compared to a diluted loss per common share of $47.66 for the year ended December 31, 2006. For 2007 as compared to 2006, the decrease in the diluted loss per share was disproportionate to the decrease in the net loss due to the significant number of shares issued in connection with the Corporation’s recapitalization.

Doral Financial’s results for 2007 were mainly driven by important decisions made by the Corporation described as follow:

•	On July 19, 2007, Doral Financial completed its Recapitalization through, the private sale of 48,412,698 newly issued shares of common stock to Doral Holdings, a newly formed entity in which Irving Place Capital (formerly known as Bear Stearns Merchant Banking) and other investors including funds managed by Marathon Asset Management, Perry Capital, the DE Shaw Group and Tennenbaum Capital invested, for an aggregate purchase price of $610.0 million.

•	Doral Financial transferred its mortgage servicing and mortgage origination operations to Doral Bank PR, its principal banking subsidiary, and contributed its mortgage servicing and related assets to Doral Bank PR in the form of additional equity.

•	On July 26, 2007, the Corporation sold the branch network of Doral Bank NY.

•	In connection with the transactions mentioned above, Doral Bank PR obtained regulatory approval to pay a $155.0 million cash dividend to the holding company and Doral Bank NY received regulatory approval to effect a capital distribution to the holding company in the amount of $50.0 million, of which $45.0 million was paid on July 30, 2007.

•	The transactions described above resulted in the significant recapitalization of the holding company and provided the Corporation with sufficient funds to repay in full its $625.0 million floating rate senior notes that matured on July 20, 2007, to fund in August 2007 the settlement of the restatement-related consolidated class action and derivative shareholder litigation, and to pay related transaction expenses.

•	During the third quarter of 2007, after the completion of the recapitalization, in order to reduce interest rate risk, and based on existing market conditions, Doral Financial’s newly constituted Board of Directors reassessed (the “Third Quarter Reassessment”) the Corporation’s intent of holding available for sale securities until maturity or recovery of losses and approved the sale of approximately $1.9 billion in available for sale investment securities.

•	During the fourth quarter of 2007, the Board of Directors reassessed (the “Fourth Quarter Reassessment”) the Corporation’s intent of holding held to maturity securities until maturity and approved the transfer of $1.8 billion in investment securities from the held to maturity portfolio to the available for sale portfolio. The decision was made, based on existing market conditions, to provide the Corporation with a greater ability to manage interest rate risk. Subsequently, the Corporation sold $437.5 million of long dated U.S. Treasury securities for a gain.

The results for 2007 reflected decreases in net income related primarily to the following factors:

•	A decrease in net interest income of $47.1 million, or 23%, in 2007 compared to the same period in 2006, related primarily to a decrease in the average balance of interest-earning assets, primarily related to the sale of $2.4 billion of available for sale securities during the second half of 2007, partially offset by a decrease in the average balance of interest-bearing liabilities primarily related to the termination of the funding associated with the investment securities sold and to the repayment of the $625.0 million in senior notes.

•	An increase of $38.4 million in the provision for loan and lease losses as a result of increases in reserves related to the allowance for the Corporation’s construction loan portfolio, as well as increases in the provision to reflect delinquency trends of the residential mortgage, commercial and consumer loan portfolios.

•	A non-interest loss attributable principally to a significant loss related to a sale of $1.9 billion in available for sale investment securities during the third quarter of 2007 and related transactions at a pre-tax loss of approximately $128.0 million, consisting of a loss of $16.4 million on economic hedging transactions, a net loss on extinguishment of liabilities of $14.8 million and a loss on sale of investment securities of $96.8 million. The sale of Doral Bank NY’s branch network and related assets during the third quarter of 2007 also contributed to a charge of $4.1 million, net of $9.5 million premium paid on deposits sold. Commissions, fees and other income decreased by $5.2 million primarily due to reduced income from a residential housing project in possession of the Corporation.

•	A decrease in non-interest expense of $70.8 million, or 19%, in 2007 compared to the same period in 2006, principally related to the decrease in other expenses related to a contingency provision of $95.0 million recorded in 2006 in connection with an agreement to settle the Corporation’s consolidated securities class action and shareholder derivative litigation related to the restatement of prior-period financial statements. The Corporation’s expenses for 2007 were principally driven by charges related to its recapitalization and reorganization efforts, including: (i) $33.3 million in compensation and benefit expenses related to the termination of the stock options, payment of an escrow account maintained on behalf of the Corporation’s Chief Executive Officer pursuant to the terms of his employment agreement, payment of the Key Employee Incentive Plan, and severance payments; (ii) $8.5 million in professional services related to remediation of legacy issues; (iii) $6.1 million in professional services for investment banking and other services; and (iv) $6.6 million in legal expenses. In addition, the Corporation paid $1.9 million in professional services related to Doral Holdings and incurred advertising and marketing expenses of $2.5 million associated with Doral’s refreshed branding program.

•	The decrease in interest income and the increase in non-interest loss were offset in part by a tax benefit of $131.9 million for 2007, compared to $48.1 million for the comparable 2006 period. The recognition of an income tax benefit reflected the release of the valuation allowance of the deferred tax asset, primarily as a result of higher forecasted taxable income due to the recapitalization of the Corporation and the implementation of certain strategies to generate future taxable income.

Net Interest Income.  Net interest income is the excess of interest earned by Doral Financial on its interest-earning assets over the interest incurred on its interest-bearing liabilities. Doral Financial’s net interest income is subject to interest rate risk due to the repricing and maturity mismatch in the Corporation’s assets and liabilities. Generally, Doral Financial’s assets have a longer maturity and a later repricing date than its liabilities, which results in lower net interest income in periods of rising short-term interest rates and higher net interest income in periods of declining short term interest rates. Refer to “— Risk Management” below for additional information on the Corporation’s exposure to interest rate risk.

Net interest income for the years 2008, 2007 and 2006, was $177.5 million, $154.3 million, and $201.4 million, respectively.

2008 compared to 2007.  Doral Financial’s net interest income for the year ended December 31, 2008, increased by $23.2 million, or 15%, compared to 2007. The increase in net interest income was principally due to a faster decline in interest expense than interest income during a period of declining interest rates. This is because Corporation’s interest bearing assets on average have longer re-pricing periods than its interest-bearing liabilities. Another principal factor was the reduction in the Corporation’s leverage resulting from the repayment of $625.0 million in senior notes in July 2007 which was funded primarily with a $610.0 million capital raise. The Corporation also reduced its leverage through the sale of investment securities during the latter half of 2007 as part of the Corporation’s interest rate risk management efforts and the reduction in investments securities in the latter half of 2008 associated with the liquidation of LBI and the exercise of call options by issuers on bonds owned by the Corporation. Net interest margin increased from 1.60% for the year ended December 31, 2007 to 1.89% for the year ended December 31, 2008.

Average balance of interest-bearing liabilities decreased by $0.4 billion compared to the corresponding 2007 period. The reduction in the average balance of the interest-bearing liabilities was principally impacted by (i) a reduction of $0.8 billion in the average balance of the repurchase agreements mainly related to the reduction of $0.5 billion associated with the termination of repurchase financing arrangements associated with such financing arrangements with LBI as a result of the Securities Investor Protection Corporation (“SIPC”) liquidation proceedings as of September 19, 2008 during the third quarter of 2008; (ii) a reduction of $0.4 billion in the average balance of the notes payable related to the repayment of $625.0 million in senior notes on July 20, 2007; and (iii) partially offset by an increase of $0.6 billion in the average balance of the advances from FHLB used to finance the Asset Purchase Program (as defined below).

The reduction in the average balance of the interest-bearing liabilities was partially offset by a reduction in the average balance of the interest-earning assets. The average balance of the interest-earning assets decreased by $0.2 billion, or 2%, when compared to the corresponding 2007 period. The reduction in the average balance of interest-earning assets was principally impacted by (i) a decrease of $1.1 billion in the average balance of investment securities mainly related (a) to the sale of $1.9 billion of investment securities during the third and fourth quarters of 2007, and (b) to the reduction of $0.5 billion associated with the termination of repurchase financing arrangements and the sale of collateral associated with such financing arrangements with LBI as a result of the SIPC liquidation proceedings as of September 19, 2008 during the third quarter of 2008; (ii) by a decrease of $0.5 billion in money markets investments used to finance the purchase of securities associated with the Corporation’s plan to increase its earning assets (“Asset Purchase Program”); and (iii) partially offset by an increase of $1.0 billion in the average balance of the mortgage-backed securities mainly related to the purchase of securities associated to the Asset Purchase Program.

2007 compared to 2006.  Doral Financial’s net interest income for the year ended December 31, 2007, decreased by $47.1 million, or 23%, compared to 2006. The decrease in net interest income was principally due to a reduction in interest-earning assets, partially offset by a decrease in interest-bearing liabilities. Net interest margin increased from 1.41% for the year ended December 31, 2006 to 1.60% for the year ended December 31, 2007.

The reduction in the average balance of the interest-earning assets was principally related to the sale of $2.4 billion in available for sale investment securities during 2007 as a result of the Third and Fourth Quarters Reassessments. This reduction was partially offset by a decrease in the average balance of interest-bearing liabilities related to the termination of the funding associated with the investment securities sold and to the repayment of $625.0 million in senior notes on July 20, 2007. The repayment of the senior notes was funded primarily from the $610.0 million equity investment by Doral Holdings on July 19, 2007. This transaction caused a reduction in Doral Financial’s leverage and resulted in the increase in the net interest margin.

The increase in net interest margin during 2007, compared to 2006, was due primarily to the recapitalization of the Corporation and the sale of available for sale investment securities. The Recapitalization had the effect of replacing debt for equity therefore increasing the net interest margin. The sale of available for sale investment securities also had the effect of increasing the net interest margin because the net spread between the assets and liabilities funding the assets was dilutive to the net interest margin and therefore the sale contributed positively to increasing the margin.

The decrease in interest-earning assets reflected a decrease in the average balance of loans as a result of the sale, during the second quarter of 2006, of approximately $3.1 billion in mortgage loans as part of the restructuring of prior mortgage loan transfers that were recharacterized as secured borrowings as part of the restatement. This sale also impacted the decrease in the interest-bearing liabilities reflected in the average balance of the loans payable as a result of the repayment of the secured borrowings.

The following table presents Doral Financial’s average balance sheet for the years indicated, the total dollar amount of interest income from its average interest-earning assets and the related yields, as well as the interest expense on its average interest-bearing liabilities, expressed in both dollars and rates, and the net interest margin and spread. The table does not reflect any effect of income taxes. Average balances are based on average daily balances.

Table A — Average Balance Sheet and Summary of Net Interest Income

	2008			2007			2006
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
	(Dollars in thousands)

Assets:
Interest-Earning Assets:
Total loans(1)(2)	$5,566,644	$342,631	6.16%	$5,156,667	$353,202	6.85%	$6,707,339	$458,307	6.83%
Mortgage-backed securities	2,267,259	111,940	4.94%	1,259,398	69,914	5.55%	3,639,618	186,697	5.13%
Interest-only strips	52,049	7,162	13.76%	52,557	5,981	11.38%	51,476	6,522	12.67%
Investment securities	1,006,585	47,602	4.73%	2,141,932	97,598	4.56%	2,824,931	119,415	4.23%
Other interest-earning assets	516,014	15,339	2.97%	1,012,527	52,265	5.16%	1,086,178	50,954	4.69%

Total interest-earning assets/interest income	9,408,551	$524,674	5.58%	9,623,081	$578,960	6.02%	14,309,542	$821,895	5.74%

Total non-interest-earning assets	811,524			873,701			967,495

Total assets	$10,220,075			$10,496,782			$15,277,037

Liabilities and Stockholders’ Equity:
Interest-Bearing Liabilities:
Deposits	$4,003,331	$156,730	3.91%	$3,772,111	$171,232	4.54%	$3,922,793	$155,418	3.96%
Repurchase agreements	1,974,732	80,527	4.08%	2,788,039	124,983	4.48%	5,540,978	240,787	4.35%
Advances from FHLB	1,669,975	69,643	4.17%	1,097,978	55,636	5.07%	1,036,007	46,455	4.48%
Other short-term borrowings	37,652	233	0.62%	—	—	—	—	—	—
Loans payable	380,772	18,865	4.95%	425,375	28,834	6.78%	1,993,303	118,491	5.94%
Notes payable	279,104	21,195	7.59%	634,445	43,934	6.92%	893,805	59,354	6.64%

Total interest-bearing liabilities/interest expense	8,345,566	$347,193	4.16%	8,717,948	$424,619	4.87%	13,386,886	$620,505	4.64%

Total non-interest-bearing liabilities	676,523			698,265			882,823

Total liabilities	9,022,089			9,416,213			14,269,709
Stockholders’ equity	1,197,986			1,080,569			1,007,328

Total liabilities and stockholders’ equity	$10,220,075			$10,496,782			$15,277,037

Net interest-earning assets	$1,062,985			$905,133			$922,656

Net interest income on a non-taxable equivalent basis		$177,481			$154,341			$201,390

Interest rate spread(3)			1.42%			1.15%			1.10%

Interest rate margin(4)			1.89%			1.60%			1.41%

Net interest-earning assets ratio			112.74%			110.38%			106.89%

(1)	Average loan balances include the average balance of non-accruing loans, on which interest income is recognized when collected. Also includes the average balance of GNMA defaulted loans for which the Corporation has an unconditional buy-back option.

(2)	Interest income on loans includes $1.3 million, $2.5 million and $3.0 million for 2008, 2007 and 2006, respectively, of income from prepayment penalties related to the Corporation’s loan portfolio.

(3)	Interest rate spread represents the difference between Doral Financial’s weighted-average yield on interest-earning assets and the weighted-average rate on interest-bearing liabilities.

(4)	Interest rate margin represents net interest income on an annualized basis as a percentage of average interest-earning assets.

The following table describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected Doral Financial’s interest income and interest expense during the years indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (i) changes in volume (change in volume multiplied by prior year rate); (ii) changes in rate (change in rate multiplied by current year volume); and (iii) total change in rate and volume. The combined effect of changes in both rate and volume has been allocated in proportion to the absolute dollar amounts of the changes due to rate and volume.

Table B — Net Interest Income Variance Analysis

	2008 Compared to 2007			2007 Compared to 2006
	Volume	Rate	Total	Volume	Rate	Total
	(In thousands)

Interest Income Variance
Total loans	$27,980	$(38,551)	$(10,571)	$(106,105)	$1,000	$(105,105)
Mortgage-backed securities	55,872	(13,846)	42,026	(122,091)	5,308	(116,783)
Interest-only strips	(58)	1,239	1,181	137	(678)	(541)
Investment securities	(51,709)	1,713	(49,996)	(28,826)	7,009	(21,817)
Other interest-earning assets	(25,624)	(11,302)	(36,926)	(3,459)	4,770	1,311

Total interest income variance	6,461	(60,747)	(54,286)	(260,344)	17,409	(242,935)

Interest Expense Variance
Deposits	$10,563	$(25,065)	$(14,502)	$(5,983)	$21,797	$15,814
Repurchase agreements	(36,536)	(7,920)	(44,456)	(119,514)	3,710	(115,804)
Advances from FHLB	29,025	(15,018)	14,007	2,764	6,417	9,181
Other short-term borrowings	—	233	233	—	—	—
Loans payable	(3,017)	(6,952)	(9,969)	(93,221)	3,564	(89,657)
Notes payable	(24,607)	1,868	(22,739)	(17,227)	1,807	(15,420)

Total interest expense variance	(24,572)	(52,854)	(77,426)	(233,181)	37,295	(195,886)

Net interest income variance	$31,033	$(7,893)	$23,140	$(27,163)	$(19,886)	$(47,049)

Interest income.  Total interest income for the years 2008, 2007 and 2006, was $524.7 million, $579.0 million and $821.9 million, respectively.

2008 compared to 2007.  Interest income decreased by approximately $54.3 million, or 9%, for the year ended December 31, 2008 compared to the corresponding 2007 period. The decrease in interest income during 2008 was mainly related to the decrease of the average balance of investment securities by $1.1 billion and other interest-earning assets by $0.5 billion, partially offset by the increase of $1.0 billion of the average balance of the mortgage-backed securities.

Interest income on loans decreased by approximately $10.6 million, or 3%, for the year ended December 31, 2008, compared to 2007. The average rate earned on the Corporation’s loans decreased by 69 basis points for the year ended December 31, 2008, compared to 2007, and the average balance of loans increased by $0.4 billion or 8%, compared to 2007. The decrease in the interest income on loans was mainly related to the increase in delinquencies in the Corporation’s loan portfolio during 2008.

Interest income on mortgage-backed securities for the year ended December 31, 2008 increased by approximately $42.0 million, or 60%, compared to 2007. The results for 2008 reflects an increase in the average balance of mortgage-backed securities, which increased by 1.0 billion, or 80%, from 2007 to 2008, offset in part by a decrease in the average rate earned on mortgage-backed securities of 61 basis points. The increase in the average balance of mortgage-backed securities was driven by the purchase of securities during 2008, which amounted to $2.6 billion, through the Corporation’s Assets Purchase Program.

Interest income on IOs for the year ended December 31, 2008 increased by $1.2 million, or 20%, compared to 2007. The increase in interest income on IOs was principally attributable to the decline in interest rates during 2008 as compared to 2007. The impact of the increase in the average balance of outstanding IOs and the increase in the interest income of the IOs contributed to an increase of 238 basis points in the average yield of the IOs. The actual cash flow received on Doral Financial’s portfolio of IOs, particularly its floating rate IOs, increased to $12.6 million for 2008, compared to $12.5 million for 2007. See “— Critical Accounting Policies — Retained interest valuation” for additional information regarding the cash flows of the IO portfolio.

Interest income on investment securities for the year ended December 31, 2008 decreased by approximately $50.0 million, or 51%, compared to 2007. The results for 2008 reflect a reduction in the average balance of investment securities, which decreased by $1.1 billion, or 53%, from 2007 to 2008, mainly related to the sale of $1.9 billion of available for sale investment securities during the second half of 2007 and to the reduction of $0.5 billion associated with the termination of repurchase financing arrangements and the sale of collateral associated with such financing arrangements with LBI as a result of the SIPC liquidation proceedings as of September 19, 2008 during the third quarter of 2008.

Interest income on other interest-earning assets for the year ended December 31, 2008 decreased by approximately $36.9 million, or 71%, compared to 2007. Other interest-earning assets consist primarily of fixed income money market investments whose original maturity is less than three months, including overnight deposits, term deposits and reverse repurchase agreements. A decrease of 219 basis points for the year ended December 31, 2008 in the average yield on other interest-earning assets was due to decline in interest rates, compared to 2007. During 2008 the average balance of other interest-earning assets decreased by $0.5 billion, or 49%, compared to 2007. The decrease was primarily related to the use of money market instruments for the purchase of assets and for liquidity purposes.

2007 compared to 2006.  Interest income decreased by approximately $242.9 million, or 30%, for the year ended December 31, 2007 compared to 2006. The decrease in interest income during 2007 was primarily related to the decrease in Doral Financial’s total average balance of interest-earning assets, which decreased from $14.3 billion for the year ended December 31, 2006 to $9.6 billion for 2007.

Interest income on loans decreased by approximately $105.1 million, or 23%, for the year ended December 31, 2007, compared to 2006. The average rate earned on the Corporation’s loans increased by two basis points for the year ended December 31, 2007, compared to 2006, and the average balance of loans decreased by $1.6 billion or 23%, compared to 2006. The decrease in the average balance of loans was the result of the sale, during the second quarter of 2006, of approximately $3.1 billion in mortgage loans as part of the restructuring of prior mortgage loan transfers that were recharacterized as secured borrowings as part of the restatement.

Interest income on mortgage-backed securities and investment securities for the year ended December 31, 2007 decreased by approximately $116.8 million and $21.8 million, or 63% and 18%, respectively, compared to 2006. The results for 2007 reflected a decrease in the average balance of mortgage-backed securities and average investment securities, which decreased by 65% and 24%, respectively, from 2006 to 2007, offset in part by an increase in the average rate earned on mortgage-backed securities of 42 basis points and in the average rate of the investment securities of 33 basis points. The decrease in the average balance of mortgage-backed and investment securities reflected the strategy adopted by the Corporation’s current management to gradually de-emphasize investments from the Corporation’s balance sheet and retain more loans in its balance sheet, together with the efforts to reduce the gap between the repricing of its assets and liabilities. As part of this strategy, the Corporation sold $2.4 billion from its available for sale investment securities portfolio during the second half of 2007.

Interest income on IOs for the year ended December 31, 2007 decreased by $0.5 million, or 8%, compared to 2006. The decrease in interest income on IOs was principally attributable to higher average short-term interest rates as compared to 2006. The impact of the increase in the average balance of outstanding IOs was offset in part by a decrease of 129 basis points in the average yield of the IOs, which equals the average discount rate used in the internal valuation model. The actual cash flow received on Doral Financial’s portfolio of IOs, particularly its floating rate IOs, decreased to $12.5 million for 2007, compared to $23.0 million for 2006. See “— Critical Accounting Policies — Retained interest valuation” for additional information regarding the cash flows of the IO portfolio.

Interest income on other interest-earning assets for the year ended December 31, 2007 decreased by approximately $1.3 million, or 3%, compared to 2006. Other interest-earning assets consist primarily of fixed income money market investments whose original maturity is less than three months, including overnight deposits, term deposits and reverse repurchase agreements. An increase of 47 basis points for the year ended December 31, 2007 in the average yield on other interest-earning assets was due to higher short-term interest rates, compared to 2006. The average balance of other interest-earning assets during 2007 decreased by $73.7 million, or 7%, compared to 2006 relating primarily to the decrease in the use of money market instruments for liquidity purposes.

Interest expense.  Total interest expense for the years 2008, 2007 and 2006, was $347.2 million, $424.6 million and $620.5 million, respectively. The decrease in interest expense experienced during 2008 was principally due to a general decline in interest rates.

2008 compared to 2007.  Total interest expense for the year ended December 31, 2008 decreased by $77.4 million, or 18%, compared to 2007. The decrease in interest expense for 2008 was primarily due to the reposition of liabilities and the general decline in interest rates. A reduction in the average balance of interest-bearing liabilities was primarily related to the decrease in the average balance of repurchase agreements and notes payable, offset by the increase in the average balance of advances from FHLB. The average balance of interest-bearing liabilities during 2008 decreased by $0.4 billion, or 4%, compared to 2007, and the average cost of borrowings decreased during 2008 by 71 basis points, compared to 2007.

Interest expense on deposits for the year ended December 31, 2008 decreased by $14.5 million, or 8%, compared to 2007. The decrease in interest expense on deposits resulted from the repositioning of the Corporation’s deposits products and the general decline in interest rates. The increase in the average balance of deposits during 2008 by $231.2 million, or 6%, compared to 2007, combined with the decrease in the interest expense on deposits resulted in a decrease in the average interest cost on deposits during 2008 by 63 basis points, compared to the corresponding 2007 period.

Interest expense related to securities sold under agreements to repurchase for the year ended December 31, 2008 decreased by $44.5 million, or 36%, compared to 2007. The decrease in interest expense on securities sold under agreements to repurchase during 2008 was principally related to the decrease of $0.8 billion, or 29%, in average balance of securities sold under agreements to repurchase primarily driven by the reduction of $0.5 billion associated with the termination of repurchase financing arrangements and the sale of collateral associated with such financing arrangements with LBI as a result of the SIPC liquidation proceedings during the third quarter of 2008. Also, the decrease in the average balance of securities sold under agreements to repurchase resulted from the cancellation of borrowings used to finance mortgage-backed securities and other investment securities as a result of the sale of $2.4 billion of available for sale securities during the second half of 2007. The decline in interest expense related to the securities sold under agreements to repurchase along with the decrease in their average balance resulted in a decrease in the average interest cost during 2008 by 40 basis points, compared to 2007 period.

Interest expense on advances from FHLB for the year ended December 31, 2008 increased by approximately $14.0 million, or 25%, compared to 2007. The increase in the interest expense on advances from FHLB was directly related to the increase of $0.6 billion, or 52%, in the average balance on advances from FHLB. The increase of the average balance of advances from FHLB resulted from its use to finance the purchase of securities. The general decline in interest rates allowed the Corporation to obtain financing for the increase in interest earning-assets at lower average interest cost. While, the interest expense on advances from FHLB and the average balance on advances from FHLB increased during 2008, the average interest cost during 2008 decreased by 90 basis points, when compared to the corresponding 2007 period.

Interest expense related to loans payable for the year ended December 31, 2008 decreased by approximately $10.0 million, or 35%, compared to 2007. The decrease in the interest expense related to loans payable was directly related to the decrease of $44.6 million, or 10%, in the average balance of loans payable during 2008. The reduction in the average balance of loans payable resulted from the regular repayment of borrowings. The average interest cost on loans payable during 2008 decreased by 183 basis points compared to the corresponding 2007 as a result of the general decline in interest rates.

Interest expense on notes payable for the year ended December 31, 2008 decreased by $22.7 million, or 52%, compared to 2007. The reduction in interest expense was directly related to the reduction in the average balance of notes payable during 2008 by $0.4 billion, compared to 2007. This decrease was principally related to the repayment of $625.0 million in senior notes on July 20, 2007, funded primarily from the $610.0 million equity investment by Doral Holdings on July 19, 2007, and which represented a reduction of $21.7 million in interest expense during 2008. The average interest cost on notes payable during 2008 increased by 67 basis points compared to 2007, which reflects the fixed rates nature of most of the Corporation’s notes payable.

Interest expense on other short-term borrowings amounted to $0.2 million for the year ended December 31, 2008. The average balance of other short term borrowings during 2008 was $37.7 million, which represents the balance of a line of credit with the Federal Home Loan Bank and an auction term funds to depository institutions granted by the Federal Reserve under the Term Auction Facility (“TAF”).

2007 compared to 2006.  Total interest expense for the year ended December 31, 2007 decreased by $195.9 million, or 32%, compared to 2006. The decrease in interest expense for 2007 was primarily due to a decrease in the average balance of interest-bearing liabilities. The decrease in the average balance of interest-bearing liabilities was due to the cancellation of borrowings related to the $2.4 billion asset sale and the repayment of the $625.0 million in senior notes. The average balance of interest-bearing liabilities during 2007 decreased by $4.7 billion, or 35%, compared to 2006, and the average cost of borrowings increased during 2007 by 23 basis points, compared to 2006.

Interest expense on deposits for the year ended December 31, 2007 increased by $15.8 million, or 10%, compared to 2006. The increase in interest expense on deposits reflects an increase in the average cost of deposits held at Doral Financial’s banking subsidiaries. The average balance of deposits during 2007 decreased by $150.7 million, or 4%, compared to 2006. The decrease in the average balance of deposits was primarily related to the sale of deposits of $377.5 million in connection with the sale of Doral Bank NY’s branch network and related assets during the third quarter of 2007. The average interest cost on deposits during 2007 increased by 58 basis points, compared to 2006.

Interest expense related to securities sold under agreements to repurchase for the year ended December 31, 2007 decreased by $115.8 million, or 48%, compared to 2006. The decrease in interest expense on securities sold under agreements to repurchase during 2007 reflects decreased borrowings to finance mortgage-backed securities and other investment securities, as compared to 2006. The average balance of borrowings under repurchase agreements for 2007 decreased by $2.8 billion, or 50%, compared to 2006, the cancellation of borrowings used to finance mortgage-backed securities and other investment securities as a result of the sale of $2.4 billion of available for sale securities during the second half of 2007. The average cost of securities sold under agreements to repurchase increased by 13 basis points from 2006 to 2007.

Interest expense on advances from FHLB for the year ended December 31, 2007 increased by approximately $9.2 million, or 20%, compared to 2006. The average balance of advances from FHLB during 2007 increased by $62.0 million, or 6%, compared to 2006. The average interest cost on advances from FHLB increased by 59 basis points from 2006 to 2007.

Interest expense related to loans payable for the year ended December 31, 2007 decreased by approximately $89.7 million, or 76%, compared to 2006. This decrease was due to a decrease in the average balance of loans payable, partially offset by higher average cost of loans payable. The average balance of loans payable during 2007 decreased by $1.6 billion, or 79%, compared to 2006. This reduction was related to the restructuring of prior loan transfer transactions that had been characterized as secured borrowings with local financial institutions during 2006. The average interest cost on loans payable during 2007 increased by 84 basis points compared to 2006.

Interest expense on notes payable for the year ended December 31, 2007 decreased by $15.4 million, or 26%, compared to 2006. The average balance of notes payable during 2007 decreased by $259.4 million, or 29%, compared to 2006. This decrease was principally related to the repayment of $625.0 million in senior notes on July 20, 2007 which was funded primarily from the $610.0 million equity investment by Doral Holdings on July 19, 2007. The average interest cost on notes payable during 2007 increased by 28 basis points compared to 2006, which reflects the re-pricing nature of most of the Corporation’s notes payable, which are floating rate notes indexed to the 3-month LIBOR.

Provision for loan and lease losses.  The provision for loan and lease losses is charged to earnings to bring the total allowance for loan and lease losses to a level considered appropriate by management based on Doral Financial’s historical loss experience, current delinquency rates, known and inherent risks in the loan portfolio, an assessment of individual troubled loans, the estimated value of the underlying collateral or discounted expected cash flows, and an assessment of current economic conditions and emerging risks. While management believes that the current allowance for loan and lease losses is adequate, future additions to the allowance could be necessary if economic conditions change or if credit losses increase substantially from those forecasted by Doral Financial in determining the allowance. Unanticipated increases in the allowance for loan and lease losses could result in reductions in Doral Financial’s net income.

2008 compared to 2007.  Doral Financial’s provision for loan and lease losses for the year ended December 31, 2008 decreased by $29.4 million, or 38%, compared to 2007. The provision for loan and lease losses for the year ended December 31, 2007, included the transfer of $1.4 billion of loans from the held for sale portfolio to the loans receivable portfolio, which resulted in an increase in the provision of $9.0 million. No such transfer was executed in 2008. The decrease in the provision for loan and lease losses was also affected by the fact that delinquency during 2008, was steadier than the delinquency performance indicators of the corresponding 2007 period. Non-performing loans as of December 31, 2008 increased by $85.4 million compared to December 31, 2007, while they increased by $258.9 million in the corresponding 2007 period. As of December 31, 2008, the allowance for loan and lease losses was 2.51% of total loans receivable compared to 2.47% as of December 31, 2007.

Refer to the discussions under “— Doral Financial’s Risk Profile — Non-performing assets and allowance for loan and lease losses” and “— Doral Financial’s Risk Profile — Credit risk” for further analysis of the allowance for loan and lease losses and non-performing assets and related ratios.

The 2008 period reflected a higher increase in delinquencies in the residential portfolio, which was partially offset by a better performance of the construction loan portfolio which has contributed to higher losses in recent years. During 2008, the Corporation increased the allowance for loan losses for its residential mortgage loans portfolio from $21.1 million to $33.0 million, or 57%. Doral Financial recognized total provisions for loan and lease losses of $48.9 million and $78.2 million for the years ended December 31, 2008 and 2007, respectively.

2007 compared to 2006.  Doral Financial’s provision for loan and lease losses for the year ended December 31, 2007 increased by $38.4 million, or 96%, compared to 2006. The increase in the provision for loan and lease losses reflected principally an increase in reserves related to the allowance for the Corporation’s construction, residential mortgages, commercial real estate and consumer loans portfolios, as well as a deterioration in the delinquency trends of the overall loan portfolio, particularly in the construction and residential mortgages portfolios. The Corporation believed that this deterioration reflected the overall decline in the Puerto Rico real estate market resulting in worsening macroeconomic conditions in Puerto Rico. This decline had a major impact on the provision for the quarter ended December 31, 2007 as collateral values of some of the loans within the construction portfolio fell sharply resulting in the need for additional reserves. As of December 31, 2007, the allowance for loan and lease losses was 2.47% of total loans receivable compared to 1.94% as of December 31, 2006.

During 2007, the Corporation increased the allowance for loan losses for its construction loans portfolio from $37.6 million, or 4.60%, of the total portfolio as of December 31, 2006 to $56.8 million, or 9.65%, as of December 31, 2007. Doral Financial recognized total provisions for loan and lease losses of $78.2 million and $39.8 million for the years ended December 31, 2007 and 2006, respectively.

Non-interest income (loss).  Non-interest income (loss) consists of net gain (loss) on mortgage loan sales and fees, trading activities, net loss on investment securities, net loss on extinguishment of liabilities, net servicing (loss) income and commissions, fees, and other income.

	For the Year Ended December 31,
	2008	2007	2006
	(In thousands)

Non-interest income (loss):
Net gain (loss) on mortgage loan sales and fees	$13,112	$2,223	$(34,456)
Net gain (loss) on securities held for trading, including gains and losses on the fair value of IOs	29,981	(27,725)	(37,228)
Net loss on investment securities	(4,899)	(97,480)	(27,668)
Net loss on extinguishment of liabilities	—	(14,806)	(4,157)
Servicing (loss) income (net of mark-to-market adjustment for 2007, and net of amortization and impairment/recovery for 2006)	(7,700)	20,687	6,904
Commissions, fees and other income	49,035	32,183	37,378
Net premium on deposits sold	—	9,521	—

Total non-interest income (loss)	$79,529	$(75,397)	$(59,227)

Net Gain (Loss) on Mortgage Loan Sales and Fees.  Set forth below is certain information regarding the Corporation’s loan sale and securitization activities and resulting MSR capitalization for the years ended December 31, 2008, 2007, and 2006.

	For the Year Ended December 31,
	2008	2007	2006
	(In thousands)

Loan sales:
Loans sales and securitizations	$374,248	$233,527	$876,368
Loans sales as cash windows	54,544	62,564	177,136
Loans sales relating to restructuring of prior mortgage loan transfer	—	—	3,137,860

Total loan sales	$428,792	$296,091	$4,191,364

Net gain (loss) on mortgage loan sales and fees	$13,112	$2,223	$(34,456)
MSRs capitalized	$7,387	$5,305	$55,394

2008 compared to 2007.  Net gain from mortgage loan sales and fees increased by $10.9 million from a net gain of $2.2 million during the year ended December 31, 2007 to a net gain of $13.1 million for 2008. Gains from mortgage loan sales and fees during 2008 were significantly impacted by an increase in the volume of loan sales and securitizations which resulted on the recognition of higher mortgage loan fees. Net mortgage loan fees and total loan sales amounted to $6.2 million and $428.8 million, respectively, for the year ended December 31, 2008, compared to a net mortgage loan cost of $1.2 million and total loan sales amounted to $296.1 million for the corresponding 2007 period due to a change in the composition of the loans sold and the improvement of the market conditions.

Net gain on mortgage loan sales and fees for the year ended December 31, 2008 was also driven by a higher capitalization of MSRs when compared to the corresponding 2007 period. MSRs capitalization amounted to $7.4 million for the year ended December 31, 2008 compared to $5.3 million for 2007 period. The MSRs capitalization results were directly related to the increase of $132.7 million, or 45%, in the loan sales with servicing retained during 2008. For additional information please refer to “— Critical Accounting Policies — Gain or loss on mortgage loan sales.”

2007 compared to 2006.  Net gain from mortgage loan sales and fees increased by 106% from a net loss of $34.5 million during the year ended December 31, 2006 to a net gain of $2.2 million for 2007. Gains from mortgage loan sales and fees during 2007 were adversely impacted by a lower-of-cost-or-market adjustment of $2.1 million at Doral Bank NY related to the sale of loans in connection with the sale of Doral Bank NY’s branch network during the third quarter of 2007. The net loss on mortgage loan sales and fees for the comparable 2006 period was principally due to the amount charged against earnings related to the loans transferred from the held for sale portfolio to the loans receivable portfolio. During 2006, the Corporation reassessed its plan to sell certain of its mortgage loan portfolio classified as held for sale, specifically loans with a low FICO score or with documentation and compliance issues, and transferred $961.5 million from its portfolio of loans held for sale to its loans receivable portfolio. This transfer resulted in a $27.2 million charge against earnings for the year ended December 31, 2006, compared to $2.1 million charge against earnings for 2007.

Net gain on mortgage loan sales and fees was also adversely impacted by the reduced activity of total loan sales (excluding sales related to the restructuring of prior mortgage loan transfers) during 2007. The reduction in the volume of sales and securitizations was tied to the reduction of the Corporation’s loan production during the year. See “— Critical Accounting Policies — Gain or loss on mortgage loan sales.”

Trading Activities.  Trading activities include gains and losses, whether realized or unrealized, in the market value of Doral Financial’s securities held for trading, including IOs, as well as forward contracts, interest rate caps and other derivative instruments used for interest rate risk management purposes. Set forth below is a summary of the components of gains and losses from trading activities for the years ended December 31, 2008, 2007, and 2006.

Table C — Components of Trading Activities

	For the Year Ended December 31,
	2008	2007	2006
	(In thousands)

Net realized gains (losses) on sales of securities held for trading
Net gains (losses) on securities held for trading economically hedging MSRs	$1,126	$(25,935)	$(8,554)
Gain (loss) on the IO valuation	27,551	(818)	—
Net unrealized losses on trading securities, excluding IOs	5,649	8,554	(41,967)
Net realized and unrealized (losses) gains on derivative instruments	(402)	(7,739)	(2,662)

Total	$(3,943)	$(1,787)	$15,955

2008 compared to 2007.  Net gain on securities held for trading for the year ended December 31, 2008 increased by $57.7 million, compared to 2007. The gain on trading activities during 2008 was primarily related to a gain of $27.6 million in U.S. Treasury security positions, representing economic hedges against the valuation adjustment of the Corporation’s capitalized mortgage servicing rights, as a result of a decrease in interest rates during 2008, compared to a loss of $0.8 million for the corresponding 2007 period.

The Corporation had net realized gains on sales of securities amounted to $1.1 million for the year ended December 31, 2008, compared to a net realized loss of $25.9 million on sales of securities held for trading during 2007. The loss on sale of securities held for trading during 2007 reflected a realized loss of $19.3 million resulting from the termination of economic hedging transactions associated with the sale of $1.9 billion of available for sale securities during the third quarter of 2007 and a loss of $2.7 million principally related to the sale of securities transferred from the held to maturity portfolio to trading portfolio in connection with the sale of certain assets of Doral Bank NY.

The net gain on trading activities was also related to a gain of $5.6 million in the IO valuation for the year ended December 31, 2008, compared to a gain of $8.6 million for the corresponding 2007 period. The gain in the value of the IOs during 2008 and 2007 was primarily related to a decline in interest rates in the corresponding years. The floating IO’s value is inversely related to the level of short-term rates, thus the value will increase when short-term rates fall. The discount rate on the IOs based on the Corporation’s internal valuation model was 13.0% at December 31, 2008 compared to 12.1% at December 31, 2007.

Net losses on derivative instruments for the period ended December 31, 2008 amounted to $3.9 million compared to $1.8 million for the comparable period of 2007. The loss on derivative instruments was primarily related to the drop in interest rates experienced since the fourth quarter of 2007 throughout 2008 specially related to the interest rate caps. For an overview of the Corporation’s new risk management practices, as well as current exposure to changes in interest rates, see “— Risk Management”.

2007 compared to 2006.  Net losses on securities held for trading for the year ended December 31, 2007 decreased by $9.5 million, compared to 2006. The net loss on trading activities was primarily related to a loss of $19.3 million resulting from the termination of economic hedging transactions associated with the sale of $1.9 billion of available for sale securities during the third quarter of 2007.

The Corporation had net realized losses on sales of securities held for trading for the year ended December 31, 2007 of $25.9 million, compared to losses of $8.6 million during 2006. The loss on sale of securities held for trading during 2007 reflected a realized loss of $19.3 million resulting from the termination of economic hedging transactions associated with the sale of $1.9 billion of available for sale securities during the third quarter of 2007 and a loss of $2.7 million principally related to the sale of securities transferred from the held to maturity portfolio to trading portfolio in connection with the sale of certain assets of Doral Bank NY. The net realized loss on sale of securities held for trading during 2006 was primarily associated with the increase of the price of the underlying securities in certain forward FNMA contracts that affected the sale at the time of the settlement.

The net loss on trading activities was partially offset by a gain of $8.6 million in the IO valuation. The gain in the value of the IOs for 2007 was primarily related to a decline in interest rates during 2007. The floating IO’s value is inversely related to the level of short-term rates, thus the value will increase when short-term rates fall. This change in rates resulted in a gain of $8.6 million compared to a loss of $42.0 million during 2006. The discount rate on the IOs based on the Corporation’s internal valuation model was 12.11% at December 31, 2007 compared to 12.22% at December 31, 2006.

Net loss on derivative instruments for the period ended December 31, 2007 amounted to $1.8 million compared to a gain of $16.0 million for the comparable period of 2006. The loss on derivative instruments was primarily related to fewer positions in derivatives and the drop in rates experienced in the fourth quarter of 2007. For an overview of the Corporation’s new risk management practices, as well as current exposure to changes in interest rates, see “— Risk Management”.

Net Loss on Investment Securities.  Net loss on investment securities represents the impact on Doral Financial’s income of transactions involving the sale of securities classified as available for sale, as well as unrealized losses for other-than-temporary-impairments.

2008 compared to 2007.  For the year ended December 31, 2008, the Corporation experienced a net loss on investment securities of $4.9 million, compared to a net loss of $97.5 million for 2007. The net loss experienced during 2008 was primarily related to the realization of a $4.2 million loss arising from the sale of securities held by LBI under the repurchase agreements that the Corporation had with LBI, which was placed in liquidation by the SIPC. There was also an unrealized loss of $0.9 million related to other-than-temporary-impairments of the P.R. private label CMOs. The net loss on investment securities for 2007 was related to the sale of $1.9 billion in available for sale securities during the third quarter of 2007.

2007 compared to 2006.  For the year ended December 31, 2007, the Corporation experienced a net loss on sale of investment securities of $97.5 million, compared to a net loss of $27.7 million for 2006. The net loss experienced during 2007 was primarily related to the sale of $1.9 billion of available for sale investment securities. As a result of the Third Quarter Reassessment, based on existing market conditions, in order to reduce interest rate risk, the Corporation sold $1.9 billion, and realized a total loss of $96.7 million. During 2006, the net loss was principally driven by the Corporation’s decision to sell $1.7 billion from its available for sale portfolio (of which $231.0 million settled during the first quarter of 2007) at a loss of $22.7 million, during the fourth quarter of 2006. The Corporation’s decision was designed as a measure to decrease interest rate risk, increase liquidity and strengthen its capital ratios.

Net loss on investment securities also includes a gain of $45,000 on securities called during 2007.

Net Loss on Extinguishment.  Net loss on extinguishment represents the cancellation fees on the early extinguishment of certain securities sold under agreements to repurchase and a net gain on the mortgage servicing rights recognized on the restructuring of a loan sale transaction with a local financial institution in 2006. The transaction, which was previously reported as a secured borrowing, was restructured and recognized as a sale in accordance with SFAS 140.

For the year ended December 31, 2008, no gain or loss on extinguishment of liabilities was recognized.

2007 compared to 2006.  For the year ended December 31, 2007, net loss on extinguishment amounted to $14.8 million compared to a loss of $4.2 million at December 31, 2006. The loss recognized during 2007 was driven by the Corporation’s reassessment, based on existing market conditions, which resulted in the sale of $1.9 billion on available for sale securities and the cancellation of the related borrowings used to finance these securities. During 2006, the Corporation sold $1.7 billion from its available for sale securities resulting in a net loss of $4.2 million that was the result of a loss of $6.9 million related to early extinguishment on certain securities sold under agreements to repurchase and a $2.7 million gain on the restructuring of a loan sale transaction with a local financial institution.

Net Servicing (Loss) Income.  Servicing income represents revenues earned for administering mortgage loans for others, adjusted for changes in the value of the capitalized mortgage servicing rights, under the requirements of SFAS 156. The main component of Doral Financial’s servicing income is loan servicing fees, which depend on the type of mortgage loan being serviced. The servicing fees on residential mortgage loans generally range from 0.25% to 0.50% of the outstanding principal balance of the serviced loan. As of December 31, 2008, the weighted-average gross servicing fee rate for the entire portfolio was 0.39%. Other components of net servicing income include late charges, prepayment penalties, interest loss, and changes in fair value (since the adoption of SFAS No. 156) or amortization and impairment of servicing assets (prior to 2007).

Set forth below is a summary of the components of net servicing (loss) income using the fair value method for the year ended December 31, 2008 and 2007.

Table D — Components of Net Servicing (Loss) Income

	Year Ended December 31,
	2008	2007
	(In thousands)

Servicing fees (net of guarantee fees)	$31,572	$35,378
Late charges	9,058	9,057
Prepayment penalties	417	635
Interest loss	(6,733)	(3,969)
Other servicing fees	628	386

Servicing income, gross	34,942	41,487
Changes in fair value of mortgage servicing rights	(42,642)	(20,800)

Total net servicing (loss) income	$(7,700)	$20,687

Set forth below is a summary of the components of net servicing income for the year ended December 31, 2006.

Table E — Components of Net Servicing Income

Year Ended
December 31,
2008
(In thousands)

Servicing fees (net of guarantee fees)	$36,557
Late charges	9,470
Prepayment penalties	1,024
Interest loss	(4,601)
Other servicing fees	251

Servicing income, gross	42,701
Amortization of servicing assets	(31,211)
Net impairment of servicing assets	(4,586)

Servicing income, net	$6,904

Effective January 1, 2007, under SFAS No. 156 “Accounting for Servicing of Financial Assets”, Doral Financial elected to apply fair value accounting to its mortgage servicing rights (“MSR”). The Corporation, upon valuation of the MSR’s at fair value in accordance with SFAS No. 156, recorded a cumulative effect adjustment to retained earnings (net of tax) of $926,000 as of January 1, 2007 for the difference between fair value and the carrying amount to bring the MSR balance as of December 31, 2006 to fair value.

Upon the adoption of SFAS No. 156, the Corporation recorded a cumulative effect adjustment to retained earnings (net of tax) as of January 1, 2007 for the difference between the fair value and the carrying amount to bring the December 31, 2006 MSR balance to the fair value. The table below reconciles the balance of MSRs as of December 31, 2006 and January 1, 2007.

Year Ended
December 31,
2008
(In thousands)

Servicing fees (net of guarantee fees)	$176,367
Late charges	1,517

Prepayment penalties	$177,884

The change in servicing assets measured using the fair value method for the years ended December 31, 2008 and 2007 are described in Table F below. For a discussion of the assumptions used to value MSRs refer to “— Critical Accounting Policies — Retained interest valuation.”

The following table shows the changes in Doral Financial’s MSRs for the years ended December 31, 2008, 2007 and 2006:

Table F — Change in Mortgage-Servicing Assets

	For the Year Ended December 31,
	2008	2007	2006
	(In thousands)

Balance at beginning of year	$150,238	$177,884	$156,812
Capitalization of servicing assets	7,387	5,305	50,028
Sales of servicing assets(1)	—	(9,581)	—
MSRs reversal on loans purchased(2)	(587)	(2,570)	—
Net servicing assets recognized as part of the restructured mortgage loan sale transactions	—	—	11,351
Rights purchased	—	—	209
Amortization	—	—	(31,211)
Application of valuation allowance to write-down permanently impaired servicing assets	—	—	(410)

Balance before valuation allowance at end of year	157,038	171,038	186,779
Change in fair value (2008 and 2007), valuation allowance for temporary impairment (2006)	(42,642)	(20,800)	(10,412)

Balance at end of year(3)	$114,396	$150,238	$176,367

(1)	Amount represents MSR sales related to $693.9 million in principal balance of mortgage loans.

(2)	Amount represents the adjustment of MSR fair value related to repurchase of $26.7 million and $276.8 million in principal balance of mortgage loans serviced for others as of December 31, 2008 and 2007, respectively.

(3)	Outstanding balance of loans serviced for third parties amounted to $9.5 billion, $10.1 billion and $12.0 billion as of December 31, 2008, 2007 and 2006, respectively.

2008 compared to 2007.  For the year ended December 31, 2008, total net servicing loss, including the adjustment for changes in fair value, as a result of the Corporation’s adoption of SFAS 156 in January 2007, amounted to $7.7 million, compared to a net servicing income of $20.7 million for 2007. The net servicing loss resulted for 2008 was principally driven by the change in fair value of MSRs. The change in fair value of MSR amounted to $42.6 million for the year ended December 31, 2008, compared to $20.8 million loss for the corresponding 2007 period. The decrease in fair value during 2008 was mainly related to a decrease in interest rates which primarily impacted the earnings rate on escrow balances, which accounted for $27.3 million of the loss in the fair value. The remaining $15.3 million was due to a realized principal amortizations and higher forecasted prepayments. Changes in the fair value of MSRs may result from changes in the valuation model inputs or assumptions (principally reflecting changes in discount rates and prepayments speed assumptions) or other changes due to the collection or realization of expected cash flows.

Loan servicing fees, net of guarantee fees, decreased by $3.8 million, or 11%, for the year ended December 31, 2008, compared to 2007, principally due to a decrease in the average servicing portfolio for third parties. Doral Financial’s servicing portfolio for third parties amounted to $9.5 billion and $10.1 billion as of December 31, 2008 and 2007, respectively. The changes in the Corporation’s servicing portfolio were mainly related to the repurchase of loans serviced for others.

For the year ended December 31, 2008, interest loss increased by $2.8 million, or 70%, compared to the corresponding 2007 period. The increase in interest loss is directly related to the increase in the repurchase of loans, specially related to the repurchase of delinquent loans.

2007 compared to 2006.  For the year ended December 31, 2007, net servicing income amounted to $20.7 million, compared to $6.9 million for 2006. The increase in net servicing income for 2007 was principally the result of the adoption of the fair value method of valuation for the Corporation’s MSR in accordance with SFAS No. 156. For the year ended December 31, 2007, the Corporation recognized as part of net servicing income a change in fair value of $20.8 million, compared to a net amount of $35.8 million recognized for the corresponding 2006 period as amortization and impairment of servicing asset.

Loan servicing fees, net of guarantee fees, decreased by $1.2 million, or 3%, for the year ended December 31, 2007, compared to 2006, principally due to a decrease in the average servicing portfolio (excluding the Corporation’s owned portfolio). Doral Financial’s mortgage-servicing portfolio, including its own loan portfolio of $3.7 billion at December 31, 2007 and $3.3 billion at December 31, 2006, was approximately $13.8 billion at December 31, 2007, compared to $15.3 billion at December 31, 2006. The decrease in the Corporation’s servicing portfolio was principally related to the decrease in loan production during 2007 and to the sale of $682.1 million of loans subserviced by the Corporation during the second quarter of 2007.

Capitalization of MSR.  The value of the servicing asset retained in the sale of a mortgage loan reduces the basis of the mortgage loan and thereby results in increased “Net Gain on Mortgage Loan Sales and Fees” at the time of sale. See “— Critical Accounting Policies — Gain or loss on mortgage loan sales.” For the year ended December 31, 2008, 2007 and 2006, Doral Financial recognized as capitalization of servicing assets $7.4 million, $5.3 million and $50.0 million, respectively, in connection with the sale of loans to third parties, including sales, during 2006, related to the restructuring of prior mortgage loan transfers that had been classified as secured borrowings as part of the restatement.

Commissions, Fees and Other Income.  Set forth below is a summary of Doral Financial’s principal sources of commissions, fees and other income for the year ended December 31, 2008, 2007, and 2006:

Table G — Commissions, Fees and Other Income

	For the Year Ended December 31,
	2008	2007	2006
	(In thousands)

Retail banking fees	$28,060	$21,131	$19,323
Insurance agency commissions	10,550	8,834	8,813
Asset management fees and commissions	618	572	1,011
Other income	4,573	1,646	8,231
Income from the redemption of shares of VISA, Inc.	5,234	—	—
Net premium on deposits sold	—	9,521	—

Total	$49,035	$41,704	$37,378

2008 compared to 2007.  Commissions, fees and other income for the year ended December 31, 2008 increased by $7.3 million, or 18%, compared to 2007. The increase in commissions, fees and other income during 2008 was mainly related to an increase in retail banking fees. Doral Financial’s banking fees increased by $6.9 million, or 33%, compared to 2007, principally driven by a higher number of checking accounts, the conversion of ATH card holders to debit cards, as well as higher service fees associated with these accounts.

Doral Financial’s insurance agency business is closely integrated with its mortgage origination business and insurance agency commissions are comprised principally of commissions on dwelling and title insurance policies sold to borrowers who obtain residential mortgage loans through Doral Bank PR’s subsidiary, Doral Mortgage LLC. Insurance agency commissions amounted to $10.6 million for the year ended December 31, 2008, compared to $8.8 million for 2007. The increase of $1.8 million during 2008 was principally related to higher penetration and increase in commissions.

Doral Financial’s asset management fees and commissions amounted to $0.6 million for the year ended December 31, 2008 and 2007. The income remained steadier due to the fact that Doral Securities was limited to acting as a co-investment manager to a local fixed-income investment company. Doral Securities provided notice to the investment company in December 2008 of its intent to assign its rights and obligations under the investment advisory agreement to Doral Bank PR. The assignment was completed in January 2009.

Doral Financial’s other income increased by $2.9 million compared to 2007. The increased income for 2008 compared to the corresponding 2007 period was principally related to income associated to the sale of certain residential units of a residential housing project that the Corporation took possession of in 2005 amounting to $1.8 million, compared to $1.1 million for 2007. Also, other income for the year ended December 31, 2008 was impacted by an increase of $1.5 million driven by income related to the reimbursement of expenses associated to dwelling policies.

Commissions, fees and other income were impacted during 2008 by a gain of $5.2 million derived from the redemption of shares of VISA, Inc., pursuant to their global restructuring agreement.

2007 compared to 2006.  Commissions, fees and other income for the year ended December 31, 2007 increased by $4.3 million, or 12%, compared to 2006. Doral Financial’s banking fees increased by $1.8 million, or 9%, compared to 2006, due to higher number of checking accounts as well as higher service fees associated with these accounts.

Doral Financial’s insurance agency business is closely integrated with its mortgage origination business and insurance agency commissions are comprised principally of commissions on dwelling and title insurance policies sold to borrowers who obtain residential mortgage loans through Doral Bank PR. Insurance agency commissions amounted to $8.8 million for the year ended December 31, 2007, compared to $8.8 million for 2006.

Doral Financial’s asset management fees and commissions decreased by $0.4 million, or 43%, compared to 2006. The decrease experienced during 2007 was attributable to a substantial reduction in Doral Securities’ operations that was limited to acting as a co-investment manager to a local fixed-income investment company. During the third quarter of 2007, Doral Securities voluntarily withdrew its license as a broker dealer with the SEC and its membership with FINRA.

Doral Financial’s other income decreased by $6.6 million, or 80%, compared to 2006. The reduced income for 2007 compared to the 2006 period was related to a gain of $3.6 million, during the second quarter of 2006, that was included as part of Other Income in connection with an agreement with a local financial institution to restructure all outstanding mortgage loan sale transactions between the parties. In addition, the Corporation sold certain residential units within a residential housing project that the Corporation took possession in 2005, resulting in revenues of approximately $3.1 million in 2006 compared to $1.1 million for 2007, also included as part of Other Income.

Net premium on deposits sold.  As a result of the sale of deposits and certain assets of Doral Bank NY a net premium on deposits sold was received amounting to $9.5 million during the third quarter of 2007.

Non-Interest Expenses.  A summary of non-interest expenses for the years ended December 31, 2008, 2007, and 2006 is provided below.

Table H — Non-Interest Expenses

	For the Year Ended December 31,
	2008	2007	2006
	(In thousands)

Compensation and employee benefits	$70,562	$118,709	$96,342
Taxes, other than payroll and income taxes	9,880	11,312	12,552
Advertising	8,519	11,378	9,849
Professional services	24,156	55,617	62,051
Communication expenses	17,672	14,776	15,391
EDP service charges	11,146	8,630	7,489
Occupancy expenses	18,341	18,295	19,152
Office expense	6,099	5,915	5,865
Depreciation and amortization	16,013	17,586	22,028
Provision for contingencies	—	—	95,000
Other	58,024	41,274	28,623

Total non-interest expenses	$240,412	$303,492	$374,342

2008 compared to 2007.  Non-interest expense for the year ended December 31, 2008 decreased by $63.1 million, or 21%, compared to 2007. The decrease in non-interest expenses during 2008 was driven by the elimination of expenses associated with 2007 recapitalization and reorganization efforts and the cost control measures implemented by the Corporation during 2008. These reductions were partially offset by a provision for claim receivable of $21.6 million and increases in the Corporation’s communication and information system expenses, mainly associated to an increase in ATH and VISA debit card activity.

For the year ended December 31, 2008 compensation and employee benefits decreased by $48.1 million, or 41%, compared to 2007. The decrease in compensation and employee benefits during 2008 was primarily related to (i) a reduction of $24.2 million in production, performance and other bonuses; (ii) a significant reduction related to incentive and stock option compensation made during 2007 amounted to $8.2 million, of which $4.4 million was related to the payment remaining in an escrow account maintained on behalf of the Corporation’s Chief Executive Officer pursuant to the terms of his employment agreement and $3.8 million to the recognition of stock-based compensation related to the termination of stock options; and (iii) a reduction of $3.0 million related to payments to agencies employees.

Taxes, other than payroll and income taxes decreased by $1.4 million, or 13%, compared to the corresponding 2007 period. The decrease in taxes, other than payroll and income taxes was primarily related to a decrease in the payment of municipal taxes principally driven by a decrease in the patent payment obligation associated to a lower business volume during 2008.

Advertising expenses for the year ended December 31, 2008 decreased by $2.9 million, or 25%, compared to 2007. The decrease in advertising expense for 2008 was principally related to the elimination of expenses associated with Doral’s refreshed branding which amounted to $1.8 million for the year ended December 31, 2007 and also a general reduction in advertising expenses related to the cost control measures implemented by the Corporation during 2008.

For the year ended December 31, 2008 professional fees decreased by $31.5 million, or 57%, compared to 2007. The decrease in professional fees was primarily related to the elimination of expenses associated to the recapitalization and reorganization efforts and to the settlement of the class action lawsuit in August 2007. The decline in professional expenses during 2008 was driven by (i) the elimination of $19.6 million, $8.6 million in professional services related to the remediation of legacy issues, $5.0 million of other legal expenses and $6.0 million in professional services for investment banking and other services, and (ii) a reduction of $1.4 million in legal expenses and $1.8 million in accounting and auditing expenses. However, the Corporation has been required to continue advancing legal expenses to former officials and directors in connection to the legal proceedings related to the Restatement process. For additional information please refer to the “Risk factors” section in the Registration Statement.

Communication expenses for the year ended December 31, 2008 increased by $2.9 million, or 20%, compared to the corresponding 2007 period. The increase in communication and information system was mainly related to an increase in fee income of $3.4 million in ATH and VISA expenses associated with the increase in usage of the Corporation’s ATH and credit cards by its customers.

For the year ended December 31, 2008, EDP service charges increased by $2.5 million, or 29%, compared to the corresponding 2007 period. The increase in EDP service changes was impacted by an increase of $2.6 million in software expenses related to a new service implemented by the Corporation in 2008.

For the year ended December 31, 2008 depreciation and amortization expense decreased by $1.6 million, or 9%, compared to 2007. The decrease in depreciation expense was principally related to an adjustment of $0.8 million resulting from the physical inventory of the Corporation’s fixed assets realized during 2008.

Other expenses for the year ended December 31, 2008 increased by $16.8 million, or 41%, compared to 2007. The increase in other expenses during 2008 was principally driven by (i) a decrease of $3.4 million in legal expenses; (ii) a decrease of $7.9 million related to a combination of elimination of charges made in 2007 related to a net increase in the recourse liability of $2.3 million, write offs of certain uncollectible commissions of approximately $1.5 million, and expenses related to foreclosure claims of approximately $4.1 million; and (iii) offset by a provision of $21.6 million on a claim receivable related to the Lehman default, a loss of $3.4 million related to the elimination of tax credits granted to customers under Law 197, by an increase of $1.0 million in foreclosures expenses, an increase of $1.2 million primarily related to increases in costs associated to the sale of certain residential units of a residential housing project that the Corporation took possession of in 2005, and by an increase of $1.3 million in FDIC insurance fees.

2007 compared to 2006.  Non-interest expense for the year ended December 31, 2007 decreased by $70.9 million, or 19%, compared to 2006. The decrease in 2007 was primarily due to an accrual recorded in 2006, in connection with an agreement to settle the Corporation’s consolidated securities class action and shareholder derivative litigation related to the restatement.

Compensation and employee benefits during 2007 increased by $22.4 million, or 23%, compared to 2006. The increase in compensation and employee benefits during 2007 was primarily due to (i) the payment of $17.0 million in cash bonuses pursuant to the Key Employee Incentive Plan; (ii) $7.4 million primarily related to the accrual of severance payments in connection with the separation of approximately 40 highly compensated employees in January 2008; (iii) the payment of $4.4 million remaining in an escrow account maintained on behalf of the Corporation’s Chief Executive Officer pursuant to the terms of his employment agreement; and (iv) the recognition of $3.8 million of stock-based compensation related to the termination of stock options.

Advertising expense for 2007 increased by $1.5 million, or 16%, compared to 2006. The increase in advertising expense for 2007 was principally due to $1.8 million related to the expenses associated with Doral’s refreshed branding.

Professional fees for 2007 decreased by $6.4 million, or 10%, compared to 2006. The decrease in professional fees is primarily related to the decrease in the restatement-related expenses during 2007. During 2006, the Corporation incurred in $24.0 million associated to restatement-related expenses, compared to $8.6 million in professional services related to remediation of legacy issues and to $5.0 million in other legal expenses for 2007. Also, professional expenses for 2007 included an expense of $6.0 million in professional services for investment banking and other services, and $1.9 million in professional services related to Doral Holdings.

Depreciation and amortization expense during 2007 decreased by $4.4 million, or 20%, compared to 2006. The decrease in depreciation was principally related to the acceleration in 2006 of leasehold improvements on vacated properties.

Other expenses for the year ended December 31, 2007 increased by $12.7 million, or 44%, compared to 2006. The increase in other expenses was principally related to net increase in the recourse liability of $2.2 million, write offs of certain uncollectible commissions of approximately $1.5 million, and expenses related to foreclosure claims of approximately $4.1 million.

Income taxes

Background.  Income taxes include Puerto Rico income taxes as well as applicable federal and state taxes. As Puerto Rico corporations, Doral Financial and all of its Puerto Rico subsidiaries are generally required to pay federal income taxes only with respect to their income derived from the active conduct of a trade or business in the United States (excluding Puerto Rico) and certain investment income derived from U.S. assets. Any such tax is creditable, with certain limitations, against Puerto Rico income taxes. Except for the operations of Doral Bank NY and Doral Money, substantially all of the Corporation’s operations are conducted through subsidiaries in Puerto Rico. Doral Bank NY and Doral Money are U.S. corporations and are subject to U.S. income-tax on their income derived from all sources.

Under Puerto Rico Income Tax Law, the Corporation and its subsidiaries are treated as separate taxable entities and are not entitled to file consolidated tax returns.

The maximum statutory corporate income tax rate in Puerto Rico is 39.0%. In May 2006, the Government of Puerto Rico approved a one year transitory tax applicable only to the banking industry that raised the maximum statutory tax rate to 43.5% for taxable years commenced during calendar year 2006. For taxable years beginning after December 31, 2006, the maximum statutory tax rate was 39.0%.

Doral Financial enjoys an income tax exemption on interest income derived from FHA and VA mortgage loans financing the original acquisition of newly constructed housing in Puerto Rico and securities backed by such mortgage loans. Doral Financial also invests in U.S. Treasury and agency securities that are exempt from Puerto Rico taxation and are not subject to federal income taxation because of the portfolio interest deduction to which Doral Financial is entitled as a foreign corporation. On July 1, 2008, the Corporation transferred substantially all of the assets previously held at the international banking entity to Doral Bank PR to increase the level of its interest earning assets. Previously, Doral Financial used its international banking entity subsidiary to invest in various U.S. securities and U.S. mortgage-backed securities, for which interest income and gain on sale, if any, is exempt from Puerto Rico income taxation and excluded from federal income taxation on the basis of the portfolio interest deduction in the case of interest, and, in the case of capital gains, because the gains are sourced outside the United States.

Income tax expense.  The components of income tax expense (benefit) for the years ended December 31, are summarized below:

	2008	2007	2006
	(In thousands)

Current income tax expense:
Puerto Rico	$1,642	$2,396	$406
United States	2,598	1,540	3,482
Total current income tax expense	4,240	3,936	3,888
Deferred income tax expense (benefit):
Puerto Rico	281,616	(134,344)	(51,868)
United States	145	(1,446)	(127)

Total deferred income tax expense (benefit)	281,761	(135,790)	(51,995)

Total income tax expense (benefit)	$286,001	$(131,854)	$(48,107)

The provision for income taxes of the Corporation differs from amounts computed by applying the applicable Puerto Rico statutory rate to income before taxes as follows:

	For the Year Ended December 31,
	2008	2007	2006
		(In thousands)

Loss before income taxes	$(32,258)	$(302,762)	$(272,008)

		% of		% of		% of
		Pre-Tax		Pre-Tax		Pre-Tax
	Amount	Loss	Amount	Loss	Amount	Loss
	(In thousands)

Tax at statutory rates	$12,581	39.0	$118,077	39.0	$112,883	41.5
Tax effect of exempt income, net of expense disallowance	4,393	13.6	2,794	0.9	5,365	2.0
Net income (loss) from the international banking entity	5,728	17.8	(27,583)	(9.1)	11,732	4.3
Net (increase) decrease in deferred tax valuation allowance(1)	(295,887)	(917.3)	90,327	29.8	(125,923)	(46.3)
Other, net	(12,816)	(39.7)	(51,761)	(17.0)	44,050	16.2

Income tax (expense) benefit	$(286,001)	(886.6)	$131,854	43.6	$48,107	17.7

(1)	Net of the effect, in 2007, of realization of NOLs (previously with a valuation allowance) related to intercompany transactions.

Deferred tax components

The Corporation’s deferred tax asset is composed primarily of the differential in the tax basis of IOs sold, net operating loss carry-forwards and other temporary differences arising from the daily operations of the Corporation. The largest component of the deferred tax asset arises from the differential in the tax basis of IOs sold.

During 2006, the Corporation entered into two separate agreements with the Puerto Rico Treasury Department regarding the Corporation’s deferred tax asset related to prior intercompany transfers of IOs (the “IO Tax Asset”). The first agreement, executed during the first quarter, confirmed the previously established tax basis of all the IO transfers within the DFC corporate group. The second agreement, executed during the third quarter of 2006, clarified that for Puerto Rico income tax purposes, the IO Tax Asset is a stand-alone intangible asset subject to a straight-line amortization based on a useful life of 15 years. Furthermore, the agreement provided that the IO Tax Asset could be transferred to any entity within the Doral corporate group, including the Puerto Rico banking subsidiary. The realization of the deferred tax asset is dependent upon the existence of, or generation of, taxable income during the remaining 11 year period (15 year original amortization period) in which the amortization deduction of the IO Tax Asset is available.

During the first quarter of 2008, the Corporation entered into an agreement with the Puerto Rico Treasury Department with respect to the allocation method (and period) of expenses incurred related to a settlement agreement (“Settlement Expenses”) that resulted from litigation related to the Corporation’s restatement. This agreement was effective as of December 31, 2007 and permits the total expense related to the settlement of the lawsuit ($96.0 million) to be allocated to any entity within the Corporation over a period of three years.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Corporation’s deferred tax assets at December 31, were as follow:

	2008	2007
	(In thousands)

Deferred income tax asset resulting from:
Differential in tax basis of IOs sold	$234,630	$256,472
Net operating loss carry-forwards	125,134	121,337
Allowance for loan and lease losses	51,585	48,644
Provision for contingencies	12,520	—
Capital loss carry-forward	9,111	8,570
Net unrealized losses on trading and available for sale securities	17,822	10,970
MSRs	13,566	2,961
Net deferred loan origination fees/costs	4,827	2,049
Other reserves and allowances	40,171	29,169

Gross deferred tax asset	509,366	480,172
Valuation allowance	(388,539)	(87,312)

Net deferred tax asset	120,827	392,860

At December 31, 2008, the valuation allowance was $388.5 million, a $301.2 million increase over 2007. A large portion of this allowance was established during the fourth quarter of 2008 due to both (i) a three-year cumulative loss position in some of the Corporation’s Puerto Rico taxable entities, and (ii) that during the fourth quarter of the year were unable to meet the tax projection, due primarily to the global financial crisis which resulted in lower than expected net interest income and higher provisions for loan and lease losses. The allowance covers all deferred tax assets in two entities with cumulative three-year losses except for the IO deduction that will be transferred to the profitable Puerto Rico taxable entities in the amount of $83.9 million and the deferred tax asset on unrealized losses on available for sale securities of $19.3 million. The allowance also includes a valuation allowance of $5.3 million related to deferred taxes on unrealized losses on cash flow hedges.

Net operating loss carry-forwards outstanding at December 31, 2008 expire as follows:

(In thousands)

2012	$113
2013	76,483
2014	18,818
2015	29,721

$125,135

The tax expense recognized for the year ended December 31, 2008 was primarily related to a charge through earnings of an additional valuation allowance on its deferred tax assets of approximately $295.9 million. The recognition of the income tax benefit for the year ended December 31, 2007 was principally related to changes in the Corporation’s valuation allowance for its deferred tax assets resulting from changes in earnings expectations used to evaluate the realization of the tax assets as a result of the Corporation’s $610.0 million recapitalization in July 2007.

The Corporation evaluates its deferred tax assets in accordance with SFAS No. 109, “Accounting for Income Taxes” which states that deferred tax assets should be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax assets will not be realized. The valuation allowance should be sufficient to reduce the deferred tax asset to the amount that is more likely than not to be realized.

In assessing the realization of deferred tax assets, the Corporation considers the expected reversal of its deferred tax assets and liabilities, projected future taxable income, cumulative losses in recent years, and tax planning strategies, in making this assessment.

The determination of a valuation allowance on deferred tax assets requires judgment based on the weight of all available evidence and considering the relative impact of negative and positive evidence. Certain events occurred in the fourth quarter of 2008 that led management to reassess its expectations of the realization of its deferred tax assets and to conclude that an additional valuation allowance was necessary.

As of December 31, 2008, two of the Corporation’s Puerto Rico taxable entities had a three year cumulative loss in earnings before tax, and during the fourth quarter of the year were unable to meet the projected income, due primarily to a reduction in net interest income and increases in the provision for loan and lease losses. These two entities had a pretax loss of $36.9 million versus a projected pretax income of $8.4 million for the fourth quarter of 2008. For purposes of assessing the realization of the deferred tax assets, this fourth quarter 2008 pretax loss and the cumulative taxable loss position for these two entities are considered significant negative evidence and have caused management to conclude that the Corporation will not be able to fully realize the deferred tax assets related to those two entities in the future, considering the criteria of SFAS No. 109. Accordingly, as of December 31, 2008, the Corporation determined that it is more likely than not that $388.5 million of its gross deferred tax asset will not be realized and maintains a valuation allowance for that amount. For Puerto Rico taxable entities with positive core earnings, a valuation allowance on deferred tax assets has not been recorded since they are expected to continue to be profitable. At December 31, 2008, the net deferred tax asset associated with these companies was $16.5 million. Approximately $83.9 million of the IO tax asset would be realized through these entities. In management’s opinion, for these companies, the positive evidence of profitable core earnings outweighs any negative evidence.

As of December 31, 2007 and September 30, 2008, the Corporation’s deferred tax assets amounted to $480.2 million and $505.8 million, respectively, with a valuation allowance of $87.3 million $92.6 million, respectively. At that time, the Corporation assessed the realization of the deferred tax assets by considering both the positive and negative evidence regarding its ability to generate sufficient taxable income. Positive evidence included realization of pre-tax income for the nine month period ended September 30, 2008, projected earnings attributable to the core business through the projection period, repayment of $625.0 million in senior notes on July 20, 2007, as a result of the recapitalization which served to significantly reduce interest expense, and the results of the leveraging plan. The Corporation believes that the losses incurred in 2006 and 2007 were due to specific and unusual events that were rooted in the restatement of the Corporation’s financial statements from 2000 to 2004, including expenses related to outside consultants, advisors, and lawyers, the settlement of the shareholder lawsuit, the expenses associated with its recapitalization and restructuring of its balance sheet to reduce the impact of legacy issues on its future earnings. After the recapitalization and simultaneous corporate reorganization the Corporation started operating under a different business model which enabled it achieve significant improvements in its operating results during the latter half of 2007 and in the first nine months of 2008. Positive evidence of the Corporation’s ability to realized its deferred tax assets also included the ability to isolate verifiable nonrecurring charges in historical losses, the core earnings of the business absent these nonrecurring items and the flexibility to move the IO Tax Asset amortization and the Settlement Expenses to profitable entities in accordance with Doral Financial’s agreements with the Puerto Rico Treasury Department. During the fourth quarter of 2007, the Corporation implemented certain tax planning actions in order to generate future taxable income that contributed to the reduction in its valuation allowance. These include the increase in interest earning assets of Doral Bank PR, through among other things, transferring certain assets from its international banking entity to Doral Bank PR. Negative evidence included lower than expected pre-tax income for the first nine months of 2008, and losses for the years ended December 31, 2007 and 2006, and the shorter operating loss carry-forward period of 7 years, as well as uncertainty regarding its ability to generate future taxable income and the economic outlook. In assessing the realization of the deferred tax assets, management considered all sources of taxable income as detailed in SFAS No. 109, including its projection of future taxable income, cost reductions already effected and tax-planning strategies. At December 31, 2007 and September 30, 2008, management concluded that it was more likely than not that a portion of its gross deferred tax asset would not be realized and maintained a valuation allowance of $87.3 million and $92.6 million, respectively.

Management did not establish a valuation allowance on the deferred tax assets generated on the unrealized losses of its securities available for sale since it has the intent and ability to hold these until recovery of value and has therefore determined that a valuation allowance is not necessary at this time.

Failure to achieve sufficient projected taxable income in the entities and deferred tax assets where a valuation allowance has not been established, might affect the ultimate realization of the net deferred tax asset.

Management will reassess the realization of its deferred tax assets at each reporting period based on the criteria of SFAS No. 109. To the extent that earnings improve and the deferred tax assets become realizable, the Corporation may be able to reduce the valuation allowance through earnings.

FIN 48.  As a result of the adoption of FIN 48, “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109”, on January 1, 2007, the Corporation recorded an adjustment to retained earnings of $2.4 million. As of December 31, 2008 and 2007, the Corporation had unrecognized tax benefits of $13.7 million and interest and penalties of $5.2 million and $3.7 million, respectively. The Corporation classifies all interest and penalties related to tax uncertainties as income tax expense. For both years ended December 31, 2008 and 2007, the Corporation recognized approximately $1.4 million in interest and penalties.

The amount of unrecognized tax benefits may increase or decrease in the future for various reasons including adding amounts for current tax year positions, expiration of open income tax returns due to the statutes of limitation, changes in management’s judgment about the level of uncertainty, status of examinations, litigation and legislative activity, and the addition or elimination of uncertain tax positions. As of December 31, 2008, the following years remain subject to examination: U.S. Federal jurisdictions — 2003 through 2007 and Puerto Rico — 2004 through 2007.

It is reasonably possible that within the next twelve months the Corporation will resolve all matters presently contemplated as unrecognized tax benefits due primarily to the expiration of the statute of limitations. The resolution of these matters would likely result in a reduction of the provision for income taxes and the effective tax rate in the period of resolution of substantially all the unrecognized tax benefits. Refer to Note 28 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement for additional information on income taxes.

Operating segments.  Doral Financial manages its business in four operating segments: mortgage banking activities, banking (including thrift operations), institutional securities operations and insurance agency activities. The Corporation’s segment reporting is organized by legal entity and aggregated by line of business. Legal entities that do not meet the threshold for separate disclosure are aggregated with other legal entities with similar lines of business. Management made this determination based on operating decisions particular to each business line and because each one targets different customers and requires different strategies. The majority of the Corporation’s operations are conducted in Puerto Rico. The Corporation also operates in the mainland United States, principally in the New York City metropolitan area.

During 2006, the Corporation reduced the operations of Doral Securities and sold substantially all of Doral Securities’ investment securities. During the third quarter of 2007, Doral Securities voluntarily withdrew its license as broker dealer with the SEC and its membership with FINRA. As a result of this decision, Doral Securities’ operations during 2008 were limited to acting as a co-investment manager to a local fixed-income investment company. Doral Securities provided notice to the investment company in December 2008 of its intent to assign its rights and obligations under the investment advisory agreement to Doral Bank PR. The assignment was completed in January 2009.

During 2006, the Corporation consolidated all of its mortgage origination activities under a single Doral Mortgage brand, thus eliminating the mortgage banking operations of Sana Mortgage, Centro Hipotecario and HF Mortgage Bankers.

During 2007, in connection with the recapitalization transaction, Doral Financial transferred the Corporation’s mortgage origination platform and servicing portfolio, subject to certain exceptions, to Doral Bank PR. Following the transfer, Doral Financial’s mortgage origination business is conducted by Doral Mortgage, as a wholly-owned subsidiary of Doral Bank PR, and Doral Financial’s servicing business is operated from Doral Bank PR. Management determined that it was impracticable to change the composition of reportable segments for earlier periods. Therefore, the financial information related to the operating segment presented below use the old report segment structure. In establishing the old reportable segment structure for the year ended December 31, 2008 and 2007, the servicing assets and related income and expenses that were transferred during the third quarter of 2007 to Doral Bank PR have been reclassified to the mortgage banking segment including the elimination of the dividend paid by Doral Bank PR to the Corporation as a result of the transfer. Please refer to Note 38 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement for summarized financial information regarding these operating segments.

Banking.  The banking segment includes Doral Financial’s banking operations in Puerto Rico, which operated through 41 retail bank branches during 2008, and in the mainland United States, principally in the New York City metropolitan area. On July 27, 2007, Doral Financial completed the sale of its 11 branches in the New York City Metropolitan Area and certain related assets to New York Commercial Bank, subsidiary of New York Community Bancorp. Doral Financial retained Doral Bank NY’s federal thrift charter.

Doral Financial accepts deposits from the general public and institutions, obtains borrowings, originates and invests in loans, and invests in mortgage-backed securities as well as in other investment securities and offers traditional banking services. Net loss for the banking segment amounted to $121.0 million during 2008, compared to a net loss of $153.7 million during 2007 and to a net income of $22.4 million during 2006, respectively.

2008 compared to 2007.  Net interest income for the banking segment was $158.0 million for 2008, compared to $153.0 million for 2007. The increase in net interest income was driven by a decline in interest expense of $35.7 million, partially offset by a reduction in interest income of $30.8 million. The reduction in interest expense was principally related to (i) a reduction of $15.6 million in deposits costs as a result of the repositioning of the Corporation’s deposit products and the general decline in interest rates, and (ii) a reduction of $34.4 million in the interest expense of the repurchase agreements impacted in part by the Lehman default and by the cancellation of borrowings to finance securities sold during the second half of 2007. These reductions were partially offset by an increase of $14.0 million in advances from FHLB. Total average interest-earning assets for the banking segment amounted to $8.4 billion for 2008, compared to $8.2 billion for the corresponding 2007 period. For the year ended December 31, 2008, interest rate margin was 1.87%, compared to 1.86% for the comparable 2007 period.

The provision for loan and lease losses decreased $23.3 million from $68.8 million in 2007 to $45.5 million in 2008 due in part to a transfer of $1.4 billion of loans from the held for sale portfolio to the loans receivable portfolio, which resulted in an increase in the provision of $9.0 million in 2007. No such transfer was executed in 2008.

Non-interest income for the banking segment amounted to $27.3 million for 2008, compared to a loss of $103.0 million in 2007. The loss in 2007 was driven by the Corporation’s decision to sell $2.4 billion of available for sale investment securities, of which $2.2 million was related to the banking subsidiaries, during the second half of 2007, as a result of the Third and Fourth Quarter Reassessments.

Income tax expense for 2008 was $111.7 million compared to an income tax benefit of $5.3 million for 2007. This increase of $117.0 million was due to an increase in the deferred tax asset valuation allowance in 2008.

2007 compared to 2006.  Net interest income for the banking segment was $153.0 million for 2007, compared to $192.9 million for 2006. The decrease in net interest income was principally due to a reduction in interest-earning assets, partially offset by a decrease in interest-bearing liabilities, resulting in an increase in the net interest margin from 1.74% for the year ended December 31, 2006 to 1.86% for the year ended

December 31, 2007. Total average interest-earning assets for the banking segment for 2007 were $8.2 billion, compared to $11.1 billion for 2006. The reduction in the average balance of the interest-earning assets is primarily related to the sale of $2.2 billion of available for sale investment securities during 2007.

Non-interest loss for the banking segment was $103.0 million for 2007, compared to a loss of $9.1 million in 2006. The non-interest loss during 2007 was principally driven by the Corporation’s decision to sell $2.4 billion of available for sale investment securities, of which $2.2 billion relates to the banking subsidiaries, during the second half of 2007, as a result of the Third and Fourth Quarter Reassessments. The non-interest loss for 2006 was principally related to the Corporation’s decision to sell $1.7 billion from its available for sale portfolio at a loss of approximately $25.4 million during the fourth quarter of 2006, of which $231.0 million settled during the first quarter of 2007. The Corporation’s decision was designed as a measure to increase future net interest income and liquidity, as well as to strengthen its capital ratios.

Non-interest expenses for this segment increased to $157.7 million during 2007 compared to $127.2 million in 2006. Total non-interest expenses during 2007 includes increases in compensation and benefits expenses principally related to $2.7 million of severance payments and marketing expenses associated with Doral’s new branding campaign amounting to $2.5 million. Non-interest expense for 2006 was driven principally by increases in professional fees associated with the reengineering and recapitalization efforts.

Mortgage banking.  Prior to 2007, the holding company and various of its subsidiaries were engaged in mortgage originations, securitizations and related activities. As part of the business transformation effort, Doral Financial transferred its mortgage origination and servicing platforms, subject to certain exclusions, to Doral Bank PR, including its wholly-owned subsidiary, Doral Mortgage. The Corporation’s mortgage origination business is now conducted by Doral Mortgage LLC, a wholly-owned subsidiary of Doral Bank PR, and the Corporation’s mortgage servicing business is operated by Doral Bank PR. Prior to July 2007, the origination of residential mortgage loans and the servicing of these loans was principally conducted through an operating division of the holding company and a number of mortgage banking subsidiaries of the holding company. With the exception of Doral Mortgage, operations of all other mortgage banking subsidiaries were ceased. Loans that were not securitized or sold in the secondary market were generally funded by Doral Bank PR under a master production agreement. The holding company, which is considered part of the mortgage bank segment, also held a substantial portfolio of investment securities. Substantially all new loan origination and investment activities at the holding company level were also terminated.

During 2006, the Corporation decided to consolidate its activities in this area that were previously conducted through four mortgage banking units — HF Mortgage Bankers, an operating division within the parent company, and three wholly owned subsidiaries, Doral Mortgage, Centro Hipotecario de Puerto Rico, Inc. and Sana Mortgage — under a single Doral brand. The result was the elimination of Sana Mortgage, Centro Hipotecario and HF Mortgage Bankers and the transfer of Doral Mortgage to Doral Bank PR, as its wholly-owned subsidiary.

2008 compared to 2007.  Net interest income for the mortgage banking segment amounted to $17.4 million for 2008, compared to a net interest loss of $2.4 million for the comparable period of 2007. The increase in net interest income for 2008 was driven by a $42.8 million decline in interest expense partially offset by $23.0 million reduction in interest income, when compared to 2007 period. The mortgage banking segment was fully benefited in 2008 from the repayment of the $625.0 million in senior notes from the proceeds of the Corporation’s capital raise in July 2007, allowing for the larger reduction in interest expense. Net interest loss in 2007 was driven by a loss of interest income due to the sale of $3.1 billion in mortgage loans. For the year ended December 31, 2008, the interest rate margin for the mortgage banking segment was 1.52% compared to (0.16%) for 2007. The average balance of interest-earning assets for the segment was $1.1 billion and $1.5 billion for December 31, 2008 and 2007, respectively.

Non-interest income for the mortgage banking segment amounted to $64.5 million for 2008, compared to $39.1 million for the corresponding 2007 period. The non-interest income for 2008 was primarily related to a reduction of $42.6 million in the fair value of the Corporation’s MSR offset by $27.6 million in trading gains associated with the economic hedge for the MSR, and by a $10.9 million gain on sale of mortgages. Non-

interest income for 2007 was primarily related to servicing income of $24.3 million and $11.9 million on gain on sale of mortgage loans.

Non-interest expenses for this segment amounted to $71.9 million in 2008 compared to $171.5 million in 2007. The decrease in non-interest expense during 2008 was primarily related to a reduction in compensation and benefit expenses and professional services expenses of $53.2 million and $28.1 million, respectively, when compared to the corresponding 2007 period. Non-interest expenses for 2007 was impacted by (i) the payment of $4.4 million remaining in an escrow account maintained on behalf of the Corporation’s Chief Executive Officer pursuant to the terms of his employment agreement; (ii) the recognition of $3.8 million of stock-based compensation related to the termination of stock options; (iii) $3.6 million related to severance payments; and (iv) $1.6 million of professional services related to accounting matters of Doral Holding GP, ultimate holding company.

Net loss for 2008 was $161.2 million compared to $7.8 million for the corresponding 2007 period. The net loss for the year ended December 31, 2008 was primarily driven by an increase in income tax expense related to the increase in the valuation allowance for deferred tax assets. Income taxes expense for 2008 amounted to $170.5 million compared to an income tax benefit of $128.5 for the comparable 2007 period.

2007 compared to 2006.  Net interest loss for the mortgage banking segment amounted to $2.4 million for 2007, compared to net interest income of $3.5 million for the comparable period of 2006. The net interest loss was driven by a loss of interest income due to the sale of $3.1 billion in mortgage loans. The decrease in net interest income in 2006 was due to a significant reduction in net interest margin caused by an increase in interest expense, coupled with a 48% reduction in the average balance of interest-earning assets. The average balance of interest-earning assets for the segment was $1.5 billion and $3.3 billion for 2007 and 2006, respectively.

Non-interest income for the mortgage banking segment amounted to $39.1 million for 2007, compared to a loss of $40.1 million for the corresponding period of 2006. Non-interest income for 2007 was primarily related to $24.3 million of net servicing income and $11.9 million on gain on sale of mortgage loans, compared to a non-interest loss of $40.1 million during 2006, principally related to a $42.0 million loss on the IOs valuation, which, in turn, was principally related to losses suffered during the first half of 2006 from the impact of increases in short-term interest rates on IOs that did not have caps on the pass-through interest payable to investors and an $8.2 million net loss in connection with the previously announced restructurings of prior loan sale transactions with local financial institutions.

Non-interest expenses for this segment amounted to $171.5 million for the year ended December 31, 2007 compared to $247.2 million for the comparable period in 2006. Non-interest expense for 2007 was impacted by (i) the payment of $4.4 million remaining in an escrow account maintained on behalf of the Corporation’s Chief Executive Officer pursuant to the terms of his employment agreement; (ii) the recognition of $3.8 million of stock-based compensation related to the termination of stock options; (iii) $3.6 million related to severance payments; and (iv) $1.6 million of professional services related to accounting matters of Doral Holding GP, ultimate holding company. The increase in non-interest expenses for this segment in 2006 was driven principally by a $95.0 million reserve established in connection with an agreement to settle the Corporation’s consolidated securities class action and shareholder derivative litigation related to the restatement and increases in professional fees associated with the ongoing legacy and transformation process.

Table P — Sources of Borrowings

	As of December 31,
	2008		2007
	Outstanding	Average	Outstanding	Average
	Balance	Rate	Balance	Rate
		(Dollars in thousands)

Deposits	$4,402,772	3.58%	$4,268,024	4.11%
Repurchase agreements	1,907,447	3.62	1,444,363	4.97
Advances from FHLB	1,623,400	3.83	1,234,000	4.94
Other short-term borrowings	351,600	0.52	—	—
Loans payable	366,776	7.27	402,701	6.88
Notes payable	276,868	7.31	282,458	7.31

Doral Financial’s banking subsidiaries obtain funding for their lending activities through the receipt of deposits, through repurchase agreements, advances from FHLB, from other short-term borrowings, such as term notes backed by Federal Home Loan Bank of New York (“FHLB-NY”) letters of credit and an auction term funds to depository institutions granted by the Federal Reserve under TAF, and other borrowings. As of December 31, 2008, Doral Financial’s banking subsidiaries held approximately $4.2 billion in interest-bearing deposits at a weighted-average interest rate of 3.78%. For additional information regarding the Corporation’s sources of borrowings please refer to Notes 21, 22, 23, 24, 25 and 26 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement.

The following table presents the average balance and the annualized average rate paid on each deposit type for the years indicated.

Table Q — Average Deposit Balance

	Year Ended December 31,
	2008		2007		2006
	Average	Average	Average	Average	Average	Average
	Balance	Rate	Balance	Rate	Balance	Rate
	(Dollars in thousands)

Certificates of deposit	$2,994,604	4.45%	2,782,709	4.94%	2,945,898	4.27%
Regular passbook savings	332,032	2.56%	380,710	3.56%	449,732	3.28%
NOW accounts and other transaction accounts	381,848	1.57%	437,321	3.04%	527,163	2.80%
Money market accounts	294,847	3.07%	171,371	4.05%	—	—

Total interest bearing	4,003,331	3.91%	3,772,111	4.54%	3,922,793	3.96%
Non-interest bearing	254,566	—	309,482	—	340,794	—

Total deposits	$4,257,897	3.68%	$4,081,593	4.20%	$4,263,587	3.65%

The reduction in total average rate on deposits for the year ended December 31, 2008 was driven by the decline in interest rates during 2008, when compared to the corresponding 2007 period. During the fourth quarter of 2007, the Corporation reduced interest rates on deposits on its pricing grid impacting the average rate for 2008. Also, the Corporation was able to replace approximately $0.8 million of matured brokered deposits at lower rates during 2008.

The following table sets forth the maturities of certificates of deposit having principal amounts of $100,000 or more at December 31, 2008.

Table R — Certificates of deposit maturities

Amount
(In thousands)

Certificates of deposit maturing:	$800,178
Three months or less	415,866
Over three through six months	638,993
Over six through twelve months	979,854
Over twelve months	2,834,891

Total	$800,178

The amounts in the above table, include $2.7 billion in brokered deposits issued in denominations greater than $100,000 to broker-dealers. As of December 31, 2008 all brokered deposits were within the applicable FDIC insurance limit. On October 3, 2008, the President of the U.S. signed the Emergency Economic Stabilization Act of 2008, which among others things, temporarily raised the basic limit on FDIC deposit insurance from $100,000 to $250,000. The temporary increase in deposit insurance became effective upon the President’s signature and ends on December 31, 2009.

On May 20, 2009, the President of the U.S. signed the Helping Families Save Their Homes Act, which extends the temporary increase in the standard maximum deposit insurance amount (“SMDIA”) to $250,000 per depositor through December 31, 2013. This extension of the temporary $250,000 coverage limit became effective immediately upon the President’s signature. The legislation provides that the SMDIA will return to $100,000 on January 1, 2014.

As of December 31, 2008 and 2007, Doral Financial’s retail banking subsidiaries had approximately $2.7 billion and $2.5 billion, respectively, in brokered deposits obtained through broker-dealers. Brokered deposits are used by Doral Financial’s retail banking subsidiaries as a source of long-term funds, and Doral Financial’s retail banking subsidiaries have traditionally been able to replace maturing brokered deposits. Certificates of deposit with principal amounts of $100,000 or more include time deposits issued to deposit brokers in form of large ($100,000 or more) certificates of deposits that have been participated out by the broker in shares of less than $100,000. As of December 31, 2008, all certificates of deposits were within the applicable FDIC insurance limit. Brokered deposits, however, are generally considered a less stable source of funding than core deposits obtained through retail bank branches. Brokered-deposit investors are generally very sensitive to interest rates and will generally move funds from one depository institution to another based on minor differences in rates offered on deposits.

Doral Financial’s banking subsidiaries, as members of the FHLB-NY, have access to collateralized borrowings from the FHLB-NY up to a maximum of 30% of total assets. In addition, the FHLB-NY makes available additional borrowing capacity in form of repurchase agreements on qualifying high grade securities. Advances and reimbursement obligations with respect to letters of credit must be secured by qualifying assets with a market value of 100% of the advances or reimbursement obligations. As of December 31, 2008, Doral Financial’s banking subsidiaries had $1.6 billion in outstanding advances from the FHLB-NY at a weighted-average interest rate cost of 3.83%. Please refer to Note 23 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement for additional information regarding such advances.

Doral Financial also derives liquidity from the sale of mortgage loans in the secondary mortgage market. The U.S. (including Puerto Rico) secondary mortgage market is the most liquid in the world in large part because of the sale or guarantee programs maintained by FHA, VA, HUD, FNMA and FHLMC. To the extent these programs are curtailed or the standard for insuring or selling loans under such programs is materially increased, or, for any reason, Doral Financial were to fail to qualify for such programs, Doral Financial’s ability to sell mortgage loans and consequently its liquidity would be materially adversely affected.

Other uses of cash.  Servicing agreements relating to the mortgage-backed securities programs of FNMA, FHLMC and GNMA, and to mortgage loans sold to certain other investors, require Doral Financial to advance funds to make scheduled payments of principal, interest, taxes and insurance, if such payments have not been received from the borrowers. While Doral Financial generally recovers funds advanced pursuant to these arrangements within 30 days, it must absorb the cost of the funds it advances during the time the advance is outstanding. For the year ended December 31, 2008, the monthly average amount of funds advanced by Doral Financial under such servicing agreements was approximately $36.8 million, compared to $34.7 million for 2007. To the extent the mortgage loans underlying Doral Financial’s servicing portfolio experience increased delinquencies, Doral Financial would be required to dedicate additional cash resources to comply with its obligation to advance funds as well as incur additional administrative costs related to increases in collection efforts. In the past, Doral Financial sold pools of delinquent FHA and VA and conventional mortgage loans. Under these arrangements, Doral Financial is required to advance the scheduled payments whether or not collected from the underlying borrower. While Doral Financial expects to recover the amounts advanced through foreclosure or, in the case of FHA/VA loans, under the applicable FHA and VA insurance and guarantee programs, the amounts advanced tend to be greater than normal arrangements because of the delinquent status of the loans. As of December 31, 2008 and 2007, the outstanding principal balance of such delinquent loans was $177.0 million and $201.7 million, respectively, and the aggregate monthly amount of funds advanced by Doral Financial was $15.5 million and $17.3 million, respectively.

When Doral Financial sells mortgage loans to third parties, which serves as a source of cash, it also generally makes customary representations and warranties regarding the characteristics of the loans sold. To the extent the loans do not meet specified characteristics, investors are generally entitled to cause Doral Financial to repurchase such loans.

In addition to its servicing and warranty obligations, in the past Doral Financial’s loan sale activities have included the sale of non-conforming mortgage loans subject to recourse arrangements that generally require Doral Financial to repurchase or substitute the loans if the loans are 90 days or more past due or otherwise in default up to a specified amount or limited to a period of time after the sale. To the extent the delinquency ratios of the loans sold subject to recourse are greater than anticipated and Doral Financial is required to repurchase more loans than anticipated, Doral Financial’s liquidity requirements would increase. Please refer to “— Off-balance sheet activities” below for additional information on these arrangements.

In the past, Doral Financial sold or securitized mortgage loans with FNMA on a partial or full recourse basis. Doral Financial’s contractual agreements with FNMA authorize FNMA to require Doral Financial to post collateral in the form of cash or marketable securities to secure such recourse obligation to the extent Doral Financial does not maintain an investment grade rating. As of December 31, 2008, Doral Financial’s maximum recourse exposure with FNMA amounted to $860.0 million and required the posting of a minimum of $44.0 million in collateral to secure recourse obligations. While deemed unlikely by Doral Financial, FNMA has the contractual right to request collateral for the full amount of Doral Financial’s recourse obligations. Any such request by FNMA would have a material adverse effect on Doral Financial’s liquidity and business. Please refer to Note 17 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement for additional information and “— Off-balance sheet activities” below for additional information on these arrangements.

Under Doral Financial’s repurchase lines of credit and derivative contracts, Doral Financial is required to deposit cash or qualifying securities to meet margin requirements. To the extent that the value of securities previously pledged as collateral declines because of changes in interest rates, Doral Financial will be required to deposit additional cash or securities to meet its margin requirements, thereby adversely affecting its liquidity.

Regulatory capital ratios.  As of December 31, 2008, Doral Bank PR and Doral Bank NY were in compliance with all the regulatory capital requirements that were applicable to them as a state non-member bank and federal savings bank, respectively, (i.e., total capital and Tier 1 capital to risk-weighted assets of at least 8% and 4%, respectively, and Tier 1 capital to average assets of at least 4%). However, as described below, Doral Financial is subject to a consent order pursuant to which it submitted a capital plan in which it has agreed to maintain higher ratios at both the holding company and Doral Bank PR level. As a result of the recapitalization pursuant to which Doral Holdings LLC acquired 90% of the common stock of Doral Financial, except for the requirements of the consent order, Doral Financial is no longer required to meet regulatory capital standards. Set forth below are Doral Financial’s, and its banking subsidiaries’ regulatory capital ratios as of December 31, 2008, based on existing Federal Reserve, FDIC and OTS guidelines. For purpose of these tables, ratios for Doral Financial are calculated as if Doral Financial were the ultimate holding company.

Table S — Regulatory capital ratios

		Banking Subsidiaries
	Doral	Doral	Doral	Well-Capitalized
	Financial(2)	Bank-PR	Bank NY	Minimum
		(Dollars in thousands)

Total capital ratio (Total capital to risk-weighted assets)	17.1%	15.5%	19.1%	10.0%
Tier 1 capital ratio (Tier 1 capital to risk-weighted assets)	13.8%	14.3%	18.5%	6.0%
Leverage ratio(1)	7.6%	6.4%	15.0%	5.0%

(1)	Tier 1 capital to average assets in the case of Doral Financial and Doral Bank PR and Tier 1 capital to adjusted total assets in the case of Doral Bank NY.

(2)	Doral Financial was not subject to regulatory capital requirements as of December 31, 2008. Ratios were prepared as if the Corporation were subject to the requirement for comparability purposes.

As of December 31, 2008, Doral Bank PR and Doral Bank NY were considered well-capitalized banks for purposes of the prompt corrective action regulations adopted by the FDIC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. To be considered a well capitalized institution under the FDIC’s regulations, an institution must maintain a Leverage Ratio of at least 5%, a Tier 1 Capital Ratio of at least 6% and a Total Capital Ratio of at least 10% and not be subject to any written agreement or directive to meet a specific capital ratio.

Failure to meet minimum regulatory capital requirements could result in the initiation of certain mandatory and additional discretionary actions by banking regulators against Doral Financial and its banking subsidiaries that, if undertaken, could have a material adverse effect on Doral Financial.

On March 16, 2006, Doral Financial entered into a consent order with the Federal Reserve, pursuant to which the Corporation submitted a capital plan in which it established a target minimum leverage ratio of 5.5% for Doral Financial and 6.0% for Doral Bank PR. For a detailed description of this order, please refer to the “Legal matters” section of the Registration Statement. While the Tier 1 and Total capital ratios have risk weighting components that take into account the low level of risk associated with the Corporation’s mortgage and securities portfolios, the Leverage Ratio is significantly lower because it is based on total average assets without any risk weighting. As of December 31, 2008, the Doral Financial’s banking subsidiaries were in compliance with all capital requirements.

On February 15, 2008 and July 30, 2008, the Board of Directors of Doral Financial approved a capital infusion of $80.0 million and $100.0 million, respectively, to Doral Bank to maintain its regulatory capital ratios above well capitalized levels.

Assets and liabilities.  At December 31, 2008, Doral Financial’s total assets were $10.1 billion compared to $9.3 billion at December 31, 2007. The increase in assets during 2008 corresponded to the Corporation’s plan to increase its earning assets by $1.0 billion during 2008. The increase in assets was principally driven by an increase of $1.5 billion in investment securities portfolio, primarily related to the purchase of $3.6 billion in investment securities during 2008, offset by maturities and sales and also, to the increase of $168.8 million in the loan portfolio.

Total liabilities were $9.2 billion at December 31, 2008, compared to $8.0 billion at December 31, 2007. The increase in liabilities largely corresponded to the increase in investment securities and was reflected by the increase of $0.5 billion in securities sold under agreements to repurchase and $0.4 million in advances from FHLB-NY. Also, the increase in liabilities was related to other short-term borrowings amounted to $0.4 billion which represents the balance of a line of credit with the Federal Home Loan Bank and auction term funds to depository institutions granted by the Federal Reserve under TAF.

During September 2008, the Corporation reduced its total assets and liabilities by $509.8 million. This reduction was associated with the termination of repurchase financing arrangements and the sale of the collateral associated with such financing arrangements with LBI as a result of the SIPC’s liquidation proceedings of LBI as of September 19, 2008. The termination of the agreements has also caused Doral to recognize a previously unrealized loss on the value of the securities subject to the agreements, resulting in a $4.2 million charge during the third quarter of 2008. Doral filed a claim with the SIPC trustee for LBI that it is owed approximately $43.3 million, representing the excess of the value of the securities held by LBI above the amounts owed by Doral under the agreements, plus ancillary expenses and damages. Doral has fully reserved ancillary expenses and interest. In December 2008, the SIPC trustee announced that final submission of claims for customers was January 2009 and set a deadline of June 2009 for other creditor claims. They also announced that they expect to have enough assets to cover customer claims but stated that they could not determine at this point what would be available to pay general creditors. Based on this information, Doral determined that the process will likely take more than a year and that mounting legal and operating costs would likely impair the ability of LBI to pay 100% of the claims, especially for general creditors. The fourth quarter also saw the continued decline in asset values and management concluded that it was likely that LBI assets would also decline in value. Management evaluated this receivable in accordance with the guidance provided by SFAS No. 5, “Accounting for Contingencies” (“SFAS 5”), and related pronouncements. As a result, Doral accrued a loss of $21.6 million against the $43.3 million owed by LBI as of December 31, 2008. The net receivable of $21.7 million is recorded in “Accounts Receivable” on the Consolidated Statements of Financial Condition. Determining the reserve amount requires management to use considerable judgment and is based on the facts currently available.

On August 19, 2009 the SIPC trustee issued notices of determination to Doral (i) denying Doral’s claims for treatment as a customer with respect to the cash and/or securities held by LBI under the repurchase financing agreements and forward TBA agreements between Doral and LBI, and (ii) converting Doral’s claim to a general creditor claim. On September 18, 2009, Doral filed its objection to this determination by the SIPC trustee. Once a final determination regarding Doral’s objection is issued and once additional information on the SIPC proceeding is obtained (such as, for example, the amount of general creditor claims and the amount of funds that may be available to cover such general creditor claims), Doral may need to accrue an additional loss with respect to the net LBI receivable of $21.7 million. Such accrual of an additional loss may have a material adverse effect on the Corporation’s results of operations for the period in which such additional loss is accrued.

Off-balance sheet activities.  Prior to 2006, the Corporation normally sold loans that did not qualify for the insurance or guarantee programs of FHA and VA, or the sale or exchange programs of FNMA or FHLMC (“non-conforming loans”) to local financial institutions on a recourse basis pursuant to which Doral Financial retained part of the credit risk associated with such loans after sale. The Corporation also sold loans under various recourse agreements to FNMA and FHLMC. Doral Financial’s contingent obligation with respect to such recourse provision is not reflected on Doral Financial’s consolidated financial statements, except for a liability of $8.8 million, as of December 31, 2008, for estimated losses from such recourse agreements, which is included as part of “Accrued Expenses and Other Liabilities.” Doral Financial’s current strategy is to sell loans on a non-recourse basis, except recourse for certain early payment defaults.

In the past, in relation to its asset securitization and loan sale activities, the Corporation sold pools of delinquent FHA, VA and conventional mortgage loans on a servicing retained basis. Following these transactions, the loans are not reflected on Doral Financial’s Consolidated Statements of Financial Condition. Under these arrangements, as part of its servicing responsibilities, Doral Financial is required to advance the scheduled payments of principal and interest whether or not collected from the underlying borrower. While Doral Financial expects to recover a significant portion of the amounts advanced through foreclosure or, in the case of FHA and VA loans, under applicable FHA and VA insurance and guarantee programs, the amounts advanced tend to be greater than normal arrangements because of delinquent status of the loans.

In addition, Doral Financial’s loan sale activities in the past included certain mortgage loan sale and securitization transactions subject to recourse arrangements that require Doral Financial to repurchase or substitute the loan if the loans are 90-120 days or more past due or otherwise in default. The Corporation is also required to pay interest on delinquent loans in the form of servicing advances. Under certain of these arrangements, the recourse obligation is terminated upon compliance with certain conditions, which generally involve: (1) the lapse of time (normally from four to seven years), (2) the lapse of time combined with certain other conditions such as the unpaid principal balance of the mortgage loans falling below a specific percentage (normally less than 80%) of the appraised value of the underlying property or (3) the amount of loans repurchased pursuant to recourse provisions reaching a specific percentage of the original principal amount of loans sold (generally from 10% to 15%). As of December 31, 2008, the Corporation’s records reflected that the outstanding principal balance of loans sold subject to full or partial recourse was $1.1 billion. As of such date, the Corporation’s records also reflected that the maximum contractual exposure to Doral Financial if it were required to repurchase all loans subject to recourse was $1.0 billion. Doral Financial’s contingent obligation with respect to its recourse provision is not reflected on the Corporation’s Consolidated Financial Statements, except for a liability for estimated losses from such recourse agreements. The Corporation discontinued the practice of selling loans with recourse obligations in 2005.

The Corporation’s approach for estimating its liability for expected losses from recourse obligations was based on the amount that would be required to pay for mortgage insurance to a third party in order to be relieved of its recourse exposure on these loans. During the third quarter of 2008, Doral Financial refined its estimate for determining expected losses from recourse obligations as it began to develop more data regarding historical losses from foreclosure and disposition of mortgage loans adjusted for expectations of changes in portfolio behavior and market environment. This actual data on losses showed a substantially different experience than that used for newer loans for which insurance quotes are published.

Doral Financial reserves for its exposure to recourse and the other credit-enhanced transactions explained above amounted $18.5 million and $22.9 million as of December 31, 2008 and December 31, 2007, respectively. The change in the approach used to estimate the extent of the expected losses resulted in a $0.6 million change in the underlying reserves. For additional information regarding sales of delinquent loans refer to “Liquidity and capital resources” above.

Doral Financial is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments may include commitments to extend credit and sell loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial position.

The contractual amounts of these instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments. The Corporation’s exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit or for forward sales is represented by the contractual amount of these instruments. Doral Financial uses the same credit policies in making these commitments as it does for on-balance sheet instruments. At December 31, 2008, commitments to extend credit and commercial and financial standby letters of credit amounted to approximately $125.8 million and $0.3 million, respectively, and commitments to sell loans amounted to approximately $137.8 million.

Commitments to extend credit are agreements to lend to a customer as long as the conditions established in the contract are met. Commitments generally have fixed expiration dates or other termination clauses.

In the ordinary course of the business, Doral Financial makes certain representations and warranties to purchasers and insurers of mortgage loans at the time of the loan sales to third parties regarding the characteristics of the loans sold, and in certain circumstances, such as in the event of early or first payment default. To the extent the loans do not meet specified characteristics, if there is a breach of contract of a representation or warranty or if there is an early payment default, Doral Financial may be required to repurchase the mortgage loan and bear any subsequent loss related to the loan. See “Risk factors — Risks Related To Our Business — Defective and repurchased loans may harm Doral Financial’s business and financial condition” in the Registration Statement.

Contractual obligations and other commercial commitments.  The following tables summarize Doral Financial’s contractual obligations, on the basis of contractual maturity or first call date, whichever is earlier, and other commercial commitments as of December 31, 2008.

Table T — Contractual Obligations

	Payments Due by Period
		Less Than			After
	Total	1 Year	1-3 Years	3-5 Years	5 Years
	(In thousands)

Deposits	$4,402,772	$3,367,808	$455,630	$244,594	$334,740
Repurchase agreements(1)(2)	1,907,447	609,947	691,000	606,500	—
Advances from the FHLB(1)(2)	1,623,400	552,480	729,920	341,000	—
Other short-term borrowings	351,600	351,600	—	—	—
Loans payable(3)	366,776	49,742	88,954	67,266	160,814
Notes payable	276,868	6,357	12,081	44,291	214,139
Other liabilities	109,306	109,306	—	—	—
Non-cancelable operating leases	46,238	5,993	9,951	9,077	21,217

Total Contractual Cash Obligations	$9,084,407	$5,053,233	$1,987,536	$1,312,728	$730,910

(1)	Amounts included in the table above do not include interest.

(2)	Includes $278.5 million of repurchase agreements with an average rate of 4.88% and $304.0 million in advances from FHLB with an average rate of 5.40%, which the lenders have the right to call before their contractual maturities. The majority of such repurchase agreements and advances from FHLB are included in the less-than-one-year category in the above table but have actual contractual maturities ranging from January 2009 to February 2014. They are included on the first call date basis because increases in interest rates over the average rate of the Corporation’s callable borrowings may induce the lenders to exercise their call right.

(3)	Secured borrowings with local financial institutions, collateralized by real estate mortgage loans at fixed and variable interest rates tied to 3-month LIBOR. These loans are not subject to scheduled payments, but are expected to be repaid according to the regular amortization and prepayments of the underlying mortgage loans. For purposes of the table above, the Corporation used a CPR of 12.74% to estimate the repayments.

Table U — Other Commercial Commitments(1)

	Amount of Commitment Expiration per Period
	Total Amount	Less Than			After
	Committed	1 Year	1-3 Years	3-5 Years	5 Years
	(In thousands)

Commitments to extend credit	$125,762	$99,108	$26,646	$8	$—
Commitments to sell loans	137,797	137,797	—	—	—
Commercial and performance standby letters of credit	325	325	—	—	—
Maximum contractual recourse exposure	1,005,967	—	—	—	1,005,967

Total	$1,269,851	$237,230	$26,646	$8	$1,005,967

(1)	Refer to “ — Off-Balance Sheet Activities” for additional information regarding other commercial commitments of the Corporation.

Risk Management

Doral Financial’s business is subject to four broad categories of risks: interest rate risk, credit risk, operational risk and liquidity risk. Doral Financial has specific policies and procedures which have been designed to identify, measure and manage risks to which the Corporation is exposed.

Interest rate risk management.  Interest rate risk refers to the risk that changes in interest rates may adversely affect the value of Doral Financial’s assets and liabilities and its net interest income.

Doral Financial’s risk management policies are designed with the goal of maximizing shareholder value with emphasis on stability of net interest income and market value of equity. These policies are also designed to ensure the maintenance of adequate capitalization, liquidity, and other regulatory requirements. The objectives of Doral Financial’s risk management policies are pursued within the limits established by the Board of Directors of the Corporation. The Board of Directors has delegated the monitoring of interest rate and market risk to its Risk Policy Committee.

Doral Financial’s Asset/Liability Management Committee (“ALCO”) has been created under the authority of the Board of Directors to manage the Corporation’s interest rate and market risk. The ALCO is primarily responsible for ensuring that Doral Financial operates within the Corporation’s established asset/liability management policy guidelines and procedures. The ALCO reports directly to the Risk Policy Committee of the Board of Directors.

The ALCO is responsible for:

•	developing the Corporation’s asset/liability management and liquidity strategy;

•	recommending for Board approval asset/liability and liquidity risk limits that are consistent with the Corporation’s policies;

•	overseeing product pricing and volume objectives for customer-related activities;

•	overseeing the Corporation’s secondary market activities;

•	monitoring compliance with risk limits and judging adequacy of the execution of tactics by the Funds Management Group; and

•	overseeing the maintenance of management information systems that supply, on a timely basis, the information and data necessary for the ALCO to fulfill its role as the Corporation’s asset/liability manager.

Risk identification measurement and control.  Doral Financial manages interest rate exposure related to its assets and liabilities on a consolidated basis. Changes in interest rates can affect the volume of Doral Financial’s mortgage loan originations, the net interest income earned on Doral Financial’s portfolio of loans and securities, the amount of gain on the sale of loans and the value of Doral Financial’s servicing assets, IOs, and loans and securities holdings.

As part of its interest rate risk management practices, Doral Financial has implemented measures to better identify the interest rate risk associated with the Corporation’s assets and liabilities and has developed policies and procedures to control and manage these risks. Doral Financial continues to explore ways to improve its interest rate risk management practices. The Corporation currently manages its interest rate risk by principally focusing on the following metrics: (a) net interest income sensitivity; (b) market value equity sensitivity; (c) effective duration of equity; and (d) maturity / repricing gaps. Doral Financial Asset/Liability Management Policies provides a limit structure based on interest income sensitivity, market value equity sensitivity and effective duration of equity. A single limit is defined for effective duration of equity. Net interest income sensitivity limits are set for a twelve month horizon and for defined for instantaneous parallel rate shifts. Specific parallel rate shifts defined for net interest income and market value equity limits are -300 bps, -200 bps, -100 bps, +100 bps, +200 bps, and +300 bps. No specific limits are defined for maturity/repricing gaps, since mismatch risk is fully reflected in net interest income and market value equity sensitivity measures. The explanations below provide definitions, methodologies and assumptions used to estimate interest rate risk metrics:

•	Net Interest Income Sensitivity. Refers to the relationship between market interest rates and net interest income due to the maturity and repricing characteristics of Doral Financial’s interest-earning assets and interest-bearing liabilities. To measure net interest income exposure to changes in market interest rates, the Corporation uses earning simulations techniques. These simulations techniques allow for the forecasting of net interest income and expenses under various rate scenarios for the measurement interest rate risk exposures of Doral Financial. Primary scenarios include instantaneous parallel and non-parallel rate shocks. Net interest income sensitivity is measured for time horizons ranging from twelve to sixty months and therefore is a measure focused on short to medium term risk. The basic underlying assumptions for net interest income simulations are: (a) static balance sheet; (b) full reinvestment of funds in similar product/instruments with similar maturity and repricing characteristics; (c) spread risk modeled and assumed constant; (d) prepayment rates on mortgages and mortgage related securities modeled using multi-factor prepayment model; and (e) non-maturity deposit run-offs and embedded options are also taken into account as part of net interest income simulations and risk measurements.

•	Market Value of Equity Sensitivity. Used to capture and measure the risks associated with longer-term maturity and re-pricing imbalances. Doral Financial uses value simulations techniques for all financial components of the statement of financial condition. Valuation techniques include static cash flows analyses, stochastic models to qualify value of embedded options and prepayment modeling. To complement and broaden the risk analysis, the Corporation uses duration and convexity analysis to measure the sensitivity of the market value of equity to changes in interest rates. Duration measures the linear change in market value of equity caused by changes in interest rates, while, convexity measures the asymmetric changes in market value of equity caused by changes in interest rates due to the presence of options. The analysis of duration and convexity combined provide a better understanding of the sensitivity of the market value of equity to changes in interest rates.

•	Effective Duration of Equity. The effective duration of equity is a broad measure of the impact of interest rates changes on Doral Financial’s capital. The measure summarizes the net sensitivity of assets and liabilities, adjusted for off-balance sheet positions. The stated threshold for Doral Financial effective duration of equity is +/- 12 years.

Interest Rate Risk Management Strategy

Doral Financial’s current interest rate management strategy is implemented by the ALCO and is designed to reduce the volatility of the Corporation’s net interest income and to protect the market value of equity. While the current strategy will also use a combination of derivatives and balance sheet management, more emphasis is being placed on balance sheet management. Under the Corporation’s risk management strategy, the Corporation’s outstanding open derivative positions increased from $494.0 million at December 31, 2007 to $650.0 million at December 31, 2008.

Net Interest Income Risk.  In order to protect net interest income against interest rate risk, the ALCO employs a number of strategies, which are adjusted in relation to prevailing market conditions.

Internal balance sheet management practices are designed to reduce the re-pricing gaps of the Corporation’s assets and liabilities. These techniques seek longer term funds through the use of long-term repurchase agreements, advances from FHLB-NY and brokered deposits.

Currently, the Corporation mainly uses interest rate swaps as part of its interest rate risk management activities. Interest rate swaps represent a mutual agreement to exchange interest rate payments; one party pays fixed rate and the other pays a floating rate. For net interest income protection, Doral Financial typically pays a fixed rate of interest and receives a floating rate of interest.

Market Value of Equity Hedging Strategies.  Due to the composition of Doral Financial’s assets and liabilities, the Corporation has exposure to decreasing interest rates in the short run and to rising interest rates in medium term to long term. The Corporation measures the market value of all rate sensitive assets and liabilities; the difference is what is termed market value of equity. The Corporation measures how this market value of equity fluctuates with different rate scenarios. Management uses duration matching strategies to manage the fluctuations of market value of equity within the long-term targets established by the Board of Directors of the Corporation.

Duration Risk.  In order to bring duration measures within the long-term target of the Corporation, management may use a combination of internal liabilities management techniques and derivative instruments. Doral Financial primarily uses the following derivatives for such purposes:

•	Interest rate swaps

• Swaptions

• Eurodollar futures

• Treasury futures

Doral Financial also enters into forward sale agreements to sell mortgage-backed securities by setting the price in advance to protect the Corporation against increases in interest rates and concurrent reductions in the price of mortgage-backed securities.

Convexity Risk.  Convexity is a measure of how much duration changes as interest rates change. For Doral Financial, convexity risk primarily results from mortgage prepayment risk. In order to bring convexity measures within the long-term targets of the Corporation, management primarily uses a combination of internal balance sheet management and the following derivatives:

•	Swaptions

•	Put and call options on Eurodollar futures

•	Put and call options on agency mortgage-backed securities

•	Put and call options on treasury futures

Call options represent the right to buy a specified security at a specified price in the future. Their value generally increases as interest rates fall. Put options represent the right to sell a specified security in the future. Their value generally increases as interest rates rise. These instruments enable the Corporation to hedge against adverse changes in market value of equity due to unexpected movements in interest rates, taking into consideration the duration and interest rate sensitivity of the Corporation’s loan and investment portfolio.

Doral Financial’s Risk Profile

Doral Financial’s goal is to manage market and interest rate risk within targeted levels established and periodically reviewed by the Board of Directors. The interest risk profile of the Corporation is managed by using natural offsets generated by the different components of the balance sheet during the natural course of business operations and through active hedging activities using debt and derivative instruments to achieve targeted risk levels.

The Corporation’s interest rate risk exposure can be segregated into linear and non-linear risk components based on the varying changes to the market value of equity due to changes in interest rates. The linear risk is managed through interest rate caps and future contracts. The non-linear risk arises primarily from embedded optionality in our products and transactions which allows clients and counterparties to modify the maturity of loans, securities, deposits and/or borrowings. Examples of non-linear risks include the ability of a mortgagee to prepay his/her mortgage or a counterparty exercising its puttable option on a structured transaction. The embedded optionality is primarily managed by purchasing or selling options or by other active risk management strategies involving the use of derivatives, including the forward sale of mortgage-backed securities.

The tables below show the risk profile of Doral Financial (taking into account the derivatives set forth below) under 100-basis point parallel and instantaneous increases or decreases of interest rates, as of December 31, 2008 and 2007.

	Market Value	Net Interest
	of Equity Risk	Income Risk(1)

+ 100 BPS	(0.3)%	15.9%
− 100 BPS	1.2%	2.2%

	Market Value	Net Interest
	of Equity Risk	Income Risk(1)

+ 100 BPS	(10.7)%	(0.8)%
− 100 BPS	1.2%	(1.9)%

(1)	Based on a 12-month forward change in net interest income.

As of December 31, 2008, the market value of equity (“MVE”) sensitivity measure showed a reduction when compared to December 31, 2007. This reduction in MVE sensitivity is due primarily to a contraction of asset durations, specially mortgage loan and mortgage-related investment securities. Also, extensions in maturities of wholesale liabilities help in maintaining MVE sensitivity at a low level. The Corporation has been actively managing the balance sheet to maintain the interest rate risk measures within policy limits. During the third and fourth quarter of 2008, the Corporation reduced its portfolio of long dated callable securities and has replaced some of those investments with shorter duration hybrid and variable rate mortgage securities. The Corporation also extended the maturity of its advances from FHLB, issued long-term brokered certificates of deposits and entered into pay fixed received floating interest rate swaps.

The net interest income (“NII”) sensitivity measure, based on a 12-month horizon, increased when comparing December 31, 2008 to December 31, 2007. This increase in NII sensitivity was mainly due to the shortening of assets durations.

The following table shows the Corporation’s investment portfolio sensitivity to changes in interest rates. The table below assumes parallel and instantaneous increases and decreases of interest rates as of December 31, 2008 and December 31, 2007.

	December 31, 2008	December 31, 2007
	Change in Fair	Change in Fair
	Value of Available	Value of Available
Change in Interest Rates (Basis Points)	for Sale Securities	for Sale Securities
	(In thousands)

+ 200	$(169,044)	$(223,737)
+ 100	(72,832)	(102,851)
Base	—	—
− 100	47,100	70,755
− 200	80,303	129,464

During the past year Doral Financial has taken steps to structure its balance sheet to reduce the overall interest rate risk. As part of this strategy the Corporation has reduced its long-term fixed rate and callable investment securities and increased shorter-duration investment securities. Since December 2006, the Corporation has sold over $4.3 billion of long duration securities and negotiated the termination of callable funding arrangements associated with these securities. Over the course of 2008, the Corporation increased investment positions in hybrid and variable rate mortgage securities and extended the duration of liabilities as part of its hedging program. This strategy has reduced the overall risk profile of the Corporation (as measured by MVE) and has increased net interest income sensitivity in the short run. The net interest income sensitivity exposure is expected to decline beyond the twelve month horizon, as liabilities continue to shorten and the Corporation continues to actively manage balance sheet mismatches to obtain stable net interest income over time.

Derivatives.  As described above, Doral Financial uses derivatives to manage its exposure to interest rate risk caused by changes in interest rates. Derivatives are generally either privately negotiated over-the-counter (“OTC”) contracts or standard contracts transacted through regulated exchanges. OTC contracts generally consist of swaps, caps and collars, forwards and options. Exchange-traded derivatives include futures and options.

The Corporation is subject to various interest rate cap agreements to manage its interest rate exposure. Interest rate cap agreements generally involve purchase of out of the money caps to protect the Corporation from larger rate moves and to provide the Corporation with positive convexity. Non-performance by the counterparty exposes Doral Financial to interest rate risk. The following table summarizes the Corporation’s interest rate caps outstanding at December 31, 2008.

Table V — Interest Rate Caps

Notional			Premium	Fair
Amount	Maturity Date	Entitled Payment Conditions	Paid	Value
	(Dollars in thousands)

$25,000	September, 2010	1-month LIBOR over 5.00%	$205	$1
15,000	September, 2011	1-month LIBOR over 5.50%	134	10
15,000	September, 2012	1-month LIBOR over 6.00%	143	17
35,000	October, 2010	1-month LIBOR over 5.00%	199	1
15,000	October, 2011	1-month LIBOR over 5.00%	172	15
15,000	October, 2012	1-month LIBOR over 5.50%	182	29
50,000	November, 2012	1-month LIBOR over 6.50%	228	52
50,000	November, 2012	1-month LIBOR over 5.50%	545	98
50,000	November, 2012	1-month LIBOR over 6.00%	350	64

$270,000			$2,158	$287

The Corporation is subject to various interest rate swap agreements to manage its interest rate exposure. Interest rate swap agreements generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal. The Corporation principally uses interest rate swaps to convert floating rate liabilities to fixed rate by entering into pay fixed receive floating interest rate swaps. Non-performance by the counterparty exposes Doral Financial to interest rate risk. The following table summarizes the Corporation’s interest rate swaps outstanding at December 31, 2008.

Table W — Interest Rate Swaps

Notional		Pay		Fair
Amount	Maturity Date	Fixed Rate	Receive Floating Rate	Value
	(Dollars in thousands)

CASH FLOW HEDGE
$200,000	July, 2010	3.00%	3-month LIBOR minus 0.04%	$(4,608)
10,000	September, 2009	4.57%	1-month LIBOR plus 0.02%	(279)
8,000	September, 2010	4.62%	1-month LIBOR plus 0.02%	(490)
3,000	September, 2011	4.69%	1-month LIBOR plus 0.02%	(259)
10,000	October, 2009	4.30%	1-month LIBOR plus 0.04%	(287)
8,000	October, 2010	4.37%	1-month LIBOR plus 0.02%	(471)
6,000	October, 2011	4.51%	1-month LIBOR plus 0.05%	(491)
5,000	October, 2012	4.62%	1-month LIBOR plus 0.05%	(522)
20,000	November, 2009	4.35%	1-month LIBOR plus 0.02%	(641)
15,000	November, 2010	4.42%	1-month LIBOR	(932)
15,000	November, 2011	4.55%	1-month LIBOR plus 0.02%	(1,281)
45,000	November, 2012	4.62%	1-month LIBOR plus 0.02%	(4,835)

$345,000				$(15,096)

Freestanding Derivatives.  Doral Financial uses derivatives to manage market risk and generally accounts for such instruments on a mark-to-market basis with gains or losses charged to current operations as part of net gain (loss) on securities held for trading as they occur. Contracts with positive fair values are recorded as assets and contracts with negative fair values as liabilities, after the application of netting arrangements. Fair values of derivatives such as interest rate futures contracts or options are determined by reference to market prices. Fair values for derivatives purchased in the over-the-counter market are determined by valuation models and validated with prices provided by external sources. The notional amounts of freestanding derivatives totaled $305.0 million and $414.0 million, respectively, as of December 31, 2008 and 2007. Notional amounts indicate the volume of derivatives activity, but do not represent Doral Financial’s exposure to market or credit risk. Historically, the high volume of derivatives used by Doral Financial was associated with the Corporation’s economic hedging strategy. Doral Financial’s current risk management strategy is more focused on internal balance sheet management and the use of interest rate swaps for interest rate risk management purposes. The increased focus on internal balance sheet management has resulted in a lower volume of derivatives.

Derivatives — Hedge Accounting.  Doral Financial seeks to designate derivatives under hedge accounting guidelines when it can clearly identify an asset or liability that can be hedged using hedge accounting guidelines. The notional amounts of swaps treated under hedge accounting totaled $345.0 million and $80.0 million as of December 31, 2008 and 2007, respectively. The Corporation typically uses interest rate swaps to convert floating rate advances from FHLB to fixed rate by entering into pay fixed receive floating swaps. In these cases, the Corporation matches all of the terms in the advances from FHLB to the floating leg of the interest rate swap. Since both transactions are symmetrically opposite the effectiveness of the hedging relationship is high.

The following table summarizes the total derivatives positions at December 31, 2008 and 2007, respectively, and their different designations.

Table X — Derivatives Positions

	December 31, 2008		December 31, 2007
	Notional	Fair	Notional	Fair
	Amount	Value	Amount	Value
	(Dollars in thousands)

Cash flow Hedges
Interest rate swaps	$345,000	$(15,096)	$80,000	$(937)
Other derivatives
Interest rate swaps	—	—	115,000	(1,951)
Interest rate caps	270,000	287	270,000	1,481
Forward contracts	35,000	(187)	29,000	(6)

	305,000	100	414,000	(476)

	$650,000	$(14,996)	$494,000	$(1,413)

The following tables summarize the fair values of Doral Financial’s derivatives as well as the source of the fair values.

Table Y — Fair Value Reconciliation

Year Ended
December 31,
2008
(In thousands)

Fair value of contracts outstanding at the beginning of the year	$(476)
Adjustment related to swaps designated as cash flow hedge during the year	1,952
Changes in fair values during the year	(1,376)

Fair value of contracts outstanding at the end of the year	$100

Table Z — Source of Fair Value

	Payment Due by Period
	Maturity			Maturity in
	Less Than	Maturity	Maturity	Excess of	Total Fair
As of December 31, 2008	1 Year	1-3 Years	3-5 Years	5 Years	Value
	(In thousands)

Source of Fair Value	$(187)	$—	$—	$—	$(187)
Prices actively quoted	—	27	260	—	287

Prices provided by internal sources	$(187)	$27	$260	$—	$100

The use of derivatives involves market and credit risk. The market risk of derivatives arises principally from the potential for changes in the value of derivative contracts based on changes in interest rates.

The credit risk of OTC derivatives arises from the potential of counterparties to default on their contractual obligations. To manage this credit risk, Doral Financial deals with counterparties of good credit standing, enters into master netting agreements whenever possible and, as needed, obtains collateral. Master netting agreements incorporate rights of set-off that provide for the net settlement of contracts with the same counterparty in the event of default. As a result of the ratings downgrades affecting Doral Financial, counterparties to derivatives contracts used for interest risk management purposes could increase the applicable margin requirements under such contracts, or could require the Corporation to terminate such agreements.

Table AA — Derivative Counterparty Credit Exposure

	December 31, 2008
						Weighted
			Total			Average
			Exposure			Contractual
	Number of		at Fair	Negative	Total	Maturity
Ratings(1)	Counterparties(2)	Notional	Value(3)	Fair Values	Fair Value	(in Years)
	(Dollars in thousands)

AA−	1	$215,000	$259	$—	$259	3.45
A+	2	410,000	28	(15,137)	(15,109)	1.95
A	1	25,000	—	(146)	(146)	0.07

Total derivatives	4	$650,000	$287	$(15,283)	$(14,996)	2.37

(1)	Based on the S&P Long-Term Issuer Credit Ratings.

(2)	Based on legal entities. Affiliated legal entities are reported separately.

(3)	For each counterparty, this amount includes derivatives with a positive fair value including the related accrued interest receivable/payable (net).

	December 31, 2007
						Weighted
			Total			Average
			Exposure			Contractual
	Number of		at Fair	Negative	Total	Maturity
Ratings(1)	Counterparties(2)	Notional	Value(3)	Fair Values	Fair Value	(in Years)
	(Dollars in thousands)

AA−	1	$250,000	$241	$(2,889)	$(2,648)	2.95
A+	1	215,000	1,241	—	1,241	4.45
A	2	29,000	6	(12)	(6)	0.04

Total derivatives	4	$494,000	$1,488	$(2,901)	$1,413	3.43

(1)	Based on the S&P Long-Term Issuer Credit Ratings.

(2)	Based on legal entities. Affiliated legal entities are reported separately.

(3)	For each counterparty, this amount includes derivatives with a positive fair value including the related accrued interest receivable/payable (net).

Credit risk.  Doral Financial is subject to credit risk with respect to its portfolio of loans receivable. Loans receivable are loans that Doral Financial holds for investment and, therefore, the Corporation is at risk for the term of the loans. With respect to mortgage loans originated for sale as part of its mortgage banking business, Doral Financial is generally at risk for any mortgage loan default from the time it originates the mortgage loan until the time it sells the loan or packages it into a mortgage-backed security. With respect to FHA loans, Doral Financial is fully insured as to principal by the FHA against foreclosure loss. VA loans are guaranteed within a range of 25% to 50% of the principal amount of the loan subject to a maximum, ranging from $22,500 to $50,750, in addition to the mortgage collateral.

Prior to 2006, the Corporation sold loans on a recourse basis as part of the ordinary course of business. As part of such transactions, the Corporation committed to make payments to remedy loan defaults or to repurchase defaulted loans. Please refer “— Off-Balance Sheet Activities” below for additional information regarding recourse obligations. In mid 2005, the Corporation discontinued the practice of selling mortgage loans with recourse, except for recourse related to early payments defaults. The residential mortgage portfolio includes loans that, at some point were repurchased pursuant to recourse obligations and, as a result, have a higher credit risk. Repurchases of delinquent loans from recourse obligations in 2008 amounted to $23.2 million and resulted in a loss of $2.4 million. When repurchased from recourse obligations, loans are recorded at their market value, which includes a discount for poor credit performance.

Doral Financial has historically provided land acquisition, development, and construction financing to developers of residential housing projects and, as consequence, has a relatively high credit risk exposure to this sector. Construction loans extended to developers are typically adjustable rate loans, indexed to the prime interest rate with terms ranging generally from 12 to 36 months. Doral Financial principally targeted developers of residential construction for single-family primary-home occupancy. As a result of the negative outlook for the Puerto Rico economy and its adverse effect on the construction industry, in the fourth quarter of 2007, the Corporation ceased financing new housing projects in Puerto Rico. As a result, the exposure to the residential construction sector has decreased from $594.7 million as of December 31, 2007, to $437.5 million as of December 31, 2008. Management expects that the amounts of loans and exposure to the construction industry will continue to decrease in subsequent years.

Because most of Doral Financial’s loans are made to borrowers located in Puerto Rico and secured by properties located in Puerto Rico, the Corporation is subject to credit risks tied to adverse economic, political or business developments and natural hazards, such as hurricanes, that may affect Puerto Rico. Puerto Rico economy has been in a recession since 2006. This has affected borrowers’ disposable incomes and their ability to make payments as due, causing an increase in delinquency and foreclosures rates. The Corporation believes that these conditions will continue to affect its credit quality. In addition, there is evidence that property values have declined from their peak. This has reduced borrowers’ capacity to refinance and increased the exposure to loss upon default. This decline is incorporated into the loss rates used for calculating the Corporation’s allowance for loan and lease losses.

Doral Financial mitigates loan defaults on its construction and commercial portfolios through its Loan Workout function. The function’s main responsibilities are avoiding defaults and minimizing losses upon default of relatively large credit relationships. The group utilizes relationship officers, collection specialists and attorneys. In the case of residential construction projects, the workout function monitors project specifics, such as project management and marketing, as deemed necessary. With respect to residential mortgages, the Corporation employs industry standard collection and loss mitigation strategies.

The Corporation also engages in the restructuring of the debt of borrowers who are delinquent due to economic or legal reasons, if the Corporation determines that it is in the best interest for both the Corporation and the borrower to do so. In some cases, due the nature of the borrower’s financial condition, the restructure or loan modification fits the definition of Troubled Debt Restructuring (“TDR”) as defined by the Standard of Financial Accounting 15 “Accounting by Debtors and Creditors of Troubled Debt Restructurings”. Such restructures are identified as TDRs and accounted for based on the provisions SFAS No. 114, “Accounting by Creditors for Impairment of a Loan”. As of December 31, 2008, the Corporation had restructured

$163.9 million, $38.0 million and $67.8 million of residential construction, commercial and residential mortgage loans within its portfolio, respectively, that fit the definition of TDR’s.

Non-performing assets and allowance for loan and lease losses.  Non-performing assets consist of loans on a non-accrual basis, other real estate owned and other non-performing assets. Loans are placed on a non-accrual basis after they are delinquent for more than 90 days. On a case by case basis, the Corporation may decide that a particular loan should be placed in non-accrual status based on the borrower’s financial condition, or, in the case of construction loans, if a given project is considered to be seriously behind schedule or experiencing economic distress. Generally, when the loan is placed on non-accrual, all accrued but unpaid interest to date is reversed. Such interest, if collected, is credited to income in the period of the recovery, and the loan returns to accrual when it becomes current and/or collectibility is reasonably assured.

The Corporation places in non-accrual status all residential construction loans classified as substandard whose sole source of payment are interest reserves funded by Doral Financial. For the years ended December 31, 2008, 2007 and 2006, Doral Financial would have recognized $24.6 million, $22.8 million and $7.2 million, respectively, in additional interest income had all delinquent loans been accounted for on an accrual basis. This amount also includes interest reversal on loans placed on non-accrual status during the year.

The following table sets forth information with respect to Doral Financial’s non-accrual loans, other real estate-owned (“OREO”) and other non-performing assets as of the dates indicated.

Table BB — Non-Performing Assets

	As of December 31,
	2008	2007	2006	2005	2004
	(In thousands)

Non-accrual loans:
Residential mortgage loans — held for sale(1)	$4,942	$4,603	$62,466	$171,298	$14,537
Residential mortgage loans — held for sale past due 90 days and still accruing(1)(2)	—	—	—	—	85,075
Residential mortgage loans — held for investment(3)	346,579	256,949	110,332	3,904	3,644

Total non-accrual residential mortgage loans(4)	351,521	261,552	172,798	175,202	103,256
Other lending activities:
Construction loans(5)	215,080	265,275	144,638	9,042	16,639
Commercial real estate loans	116,841	86,590	47,162	8,594	4,786
Commercial real estate loans — held for sale	1,130	—	3,384	2,923	3,749
Consumer loans	3,288	4,303	2,813	1,932	1,457
Commercial non-real estate loans	3,179	3,040	5,571	1,056	512
Lease financing receivable	1,053	1,032	1,075	158	—
Land loans	29,613	14,507	—	—	—

Total non-accrual other lending activities	370,184	374,747	204,643	23,705	27,143

Total non-accrual loans	721,705	636,299	377,441	198,907	130,399
Construction loans past due 90 days and still accruing	—	—	—	170	128

Total non-performing loans	721,705	636,299	377,441	199,077	130,527
Repossessed Units	191	419	577	—	—
OREO(6)	61,340	38,154	33,197	17,662	20,072

Total NPAs of Doral Financial (consolidated)	$783,236	$674,872	$411,215	$216,739	$150,599

Total NPAs as a percentage of the loans portfolio, net and OREO (excluding GNMA defaulted loans)	14.50%	12.84%	8.08%	2.80%	2.28%
Total NPAs of Doral Financial as a percentage of consolidated total assets	7.73%	7.25%	3.47%	1.25%	0.84%
Total non-performing loans to total loans (excluding GNMA defaulted loans)	13.19%	11.91%	7.36%	2.57%	1.97%
Ratio of allowance for loan and lease losses to total non-performing loans (excluding loans held for sale) at end of period(7)	18.45%	19.75%	21.58%	140.99%	76.86%

(1)	Does not include approximately $165.6 million, $126.0 million, $100.3 million, $74.0 million and $71.2 million of GNMA defaulted loans (for which the Corporation has the option, but not an obligation, to buy-back from the pools serviced), included as part of the loans held for sale portfolio as of December 31, 2008, 2007, 2006, 2005 and 2004, respectively. Also, excludes $10.2 million, of 90-days-past-due FHA/VA loans as of December 31, 2004, which were not considered non-performing assets by Doral Financial because the principal balance of these loans is insured or guaranteed under applicable FHA and VA programs and interest is, in most cases, fully recovered in foreclosure proceedings. Under the new estimates, which were modified during the first quarter of 2005, all FHA/VA loans 90 days past due are placed in non-accrual and therefore, considered non-performing assets.

(2)	During the first quarter of 2005, the Corporation changed its estimates for non-accrual loans as a result of conforming the non-accrual policies of its mortgage banking units to that of its banking subsidiaries, pursuant to which loans held for sale are placed on a non-accrual basis after they are delinquent for more than 90 days. Prior to 2005, loans held for sale by Doral Financial’s mortgage banking units were placed on a non-accrual status if they had been delinquent for more than 180 days to the extent that the loan-to-value ratio indicated concern as to the collectibility of the loan. From the second quarter of 2002 until 2004, loans held for sale by the Corporation’s mortgage banking units were placed on a non-accrual basis after they were delinquent for more than 180 days to the extent that the loan-to-value ratio indicated that there was a concern as to ultimate collectibility of the loan.

(3)	During 2007 and 2006, the Corporation reclassified $1.4 billion and $961.5 million, respectively, from its loans held for sale portfolio to its loans receivable portfolio.

(4)	Includes approximately $5.3 million, $2.1 million, $1.0 million and $6.8 million of FHA and VA loans where the principal balance of these loans is insured or guaranteed under applicable programs and interest is, in most cases, fully recovered in foreclosure proceedings as of December 31, 2008, 2007, 2006 and 2005, respectively.

(5)	As of December 31, 2007 and 2006, construction loans included $113.3 million and $68.8 million, respectively, of construction, land and commercial loans, classified as substandard but accruing.

(6)	Excludes FHA and VA claims amounting to $17.9 million, $16.4 million, $11.5 million, $12.9 million and $32.4 million as of December 31, 2008, 2007, 2006, 2005 and 2004, respectively.

(7)	Refer to non-performing loans and allowance for loan and lease losses above for additional information regarding the Corporation’s methodology for assessing the adequacy of the allowance for loan and lease losses.

Non-performing assets increased by $108.4 million, or 16%, during 2008. The increase in non-performing assets was mainly driven by increases in delinquency within the residential mortgage portfolio, as a direct consequence of adverse macroeconomic trends in Puerto Rico. Delinquency within the residential mortgage portfolio was partially offset by improvement in the performance of the construction development portfolio. During 2008, the mix of non-performing loans changed. As of December 31, 2007, the majority of the non-performing loans pertained to the residential mortgage portfolio; specifically 44%. The residential mortgage portfolio was followed by construction and land, which contributed 42% of non-performers. As of the end of 2008, the contribution of construction and land loans decreased to 31%, while that of the residential mortgage increased to 53%. This trend in the non-performing portfolio mix should result in relatively lower charge-offs in future periods, arising from the fact that the construction and land portfolios have historically had significantly higher charge-offs than the residential mortgage portfolio.

As of December 31, 2008, non-performing residential mortgage loans increased by $89.6 million, or 35%, compared to December 31, 2007. The increase in delinquency is mostly attributable to two main factors. Because of high geographical concentration of risk in Puerto Rico, Doral borrowers have been subject to higher level of economic stress in 2008. Macroeconomic pressure has significantly affected both early stage delinquency and cures from later delinquency segments. Deteriorating performance has affected the Corporation’s own portfolio as well as its $9.5 billion portfolio of loans serviced for third parties. Non-performing levels have also been affected by the natural aging of its 2004 and 2005 vintages, which reached their delinquency peaks in 2008. These vintages account for 48% and 53% of the total mortgage and non-performing mortgage portfolios, respectively.

Doral Financial bears a lower credit risk on its mortgage portfolio when compared to other large-scale mortgage bankers in the continental United States as a result of the characteristics of its portfolio. Doral Financial does not hold a significant amount of adjustable interest rate, negative amortization, or other exotic credit features that are common in other parts of the United States. Substantially all residential mortgage loans are fixed rate, regular amortizing loans. The following table shows the composition of the mortgage non-

performing loans according to their actual loan-to-value and whether they are covered by mortgage insurance. Loan-to-value ratios are calculated based on current unpaid balances and original property values.

Table CC — Composition of Mortgage Non-Performing Assets

Collateral Type	Loan to Value	Distribution

FHA/VA loans		1.5%
Loans with private mortgage insurance		8.5%
Loans with no mortgage insurance	< 60%	16.5%
	61-80%	46.2%
	81-90%	19.0%
	Over 91%	8.3%

Total loans		100.0%

Actual loan-to-value ratios are considered when establishing the levels of general reserves allocated the individual loans within the residential mortgage portfolio. Assumed severity losses fluctuate depending on the different LTV levels of individual loans. Refer to paragraphs below for additional information on the assumptions used to establish general reserves for this portfolio.

As part of its regular collection and loss mitigation activities, as of December 31, 2008, the Corporation has fully restructured $163.9 million of mortgage loans. A portion of these loans have proven repayment capacity for a sufficient amount of time and therefore, have been replaced in accruing status. Restructured loans amounting to $30.3 million are yet to prove repayment capacity and/or not complying with their modified contractual terms. Accordingly, the Corporation continues to place them in non-accrual status and reporting them as non-performing within Table BB above.

Doral Financial believes that the value of the OREO reflected on its consolidated statements of financial condition as of December 31, 2008 represents a reasonable estimate of the properties’ fair values, net of disposition costs. The fair value of the OREO is normally determined on the basis of internal and external appraisals and physical inspections. During 2008, the Corporation sold 336 OREO properties, representing $33.0 million in unpaid balance. Total proceeds amounted to $31.6 million, representing the recovery of 96% and 107% of unpaid balance and book value, respectively.

During 2008, non-performing construction loans decreased by $50.2 million, or 19%, compared to December 31, 2007. The consolidated construction loan portfolio decreased by $82.1 million, or 14%, since December 31, 2007. The reduction in this portfolio was driven by a $157.2 million decrease in the portfolio of construction loans to develop residential housing in Puerto Rico. Such decrease came as a result of an increased number of unit sales underlying the portfolio projects and regular portfolio run-off. During most of 2008, several residential construction projects financed by the Corporation experienced increased levels of unit sales, representing an aggregate repayment of $195.4 million of principal. The pick up in sales volume was mainly attributable to the incentives established by the government of Puerto Rico through Law 197 for buyers of newly constructed homes, in the form of a $25,000 down payment assistance and the Corporation’s own programs to assist builders to market and sell finished units. Although the tax credits available under Law 197 have expired, the Corporation anticipates that the exposure to the residential construction sector will continue decreasing.

Despite favorable activity during 2008, the construction loan portfolio contributes 30% of the Corporation’s total non-performing loans. This portfolio has been directly affected by the deterioration in the overall Puerto Rico economy because the underlying loans’ repayment capacity is dependent on the ability to attract home-purchasers and maintain housing prices. During most of the past two years, but especially during the latter part of 2007, the Corporation’s portfolio experienced a significant increase in default rates resulting from borrowers not being able to sell finished units within the loan term. As of December 31, 2008 and 2007, 43% and 45%, respectively, of the loans within the construction portfolio were considered non-performing loans. Although the Corporation is taking steps to mitigate the credit risk underlying these loans, their ultimate performance will be affected by each borrower’s ability to complete the project, maintain the pricing level of the housing units within the project, and sell the inventory of units within a reasonable timeframe.

During 2008, Doral Financial did not enter into commitments to fund new construction loans in Puerto Rico for residential housing projects. Commitments to fund new construction loans in New York amounted to $54.9 million for the year ended December 31, 2008. For the year ended December 31, 2007, Doral Financial entered into $414.3 million of commitments to disburse construction loans. The following table presents further information on the Corporation’s construction portfolio.

	As of December 31,
	2008	2007
	(Dollars in thousands)

Construction loans(1)	$506,031	588,174
Total undisbursed funds under existing commitments(2)	54,160	139,172
Construction loans, in non-accrual status	215,080	152,021
Construction loans, classified as substandard, but accruing(3)	—	113,254

Total non-performing construction loans	$215,080	$265,275

Net charge offs — Construction loans	$21,749	$6,060
Allowance for loan losses — Construction loans	$45,159	$56,776
Non-performing construction loans to total construction loans	42.5%	45.1%
Allowance for loan losses — construction loans to total construction loans	8.9%	9.7%
Net charge-offs to total construction loans	4.3%	1.0%

(1)	Includes $422.6 million and $422.4 million of construction loans for residential housing projects as of December 31, 2008 and 2007, respectively. Also includes $83.4 million and $165.8 million of construction loans for commercial, condominiums and multi-family projects as of December 31, 2008 and 2007, respectively.

(2)	Excludes undisbursed funds to matured loans and loans in non-accrual status.

(3)	Since January 1, 2008, the Corporation placed in non-accrual all residential construction loans classified as substandard if their source of payment was interest reserves funded by Doral Financial.

The following table summarizes certain information regarding Doral Financial’s allowance for loan and lease losses for both Doral Financial’s banking and mortgage banking businesses for the years indicated.

Table DD — Allowance for Loan and Lease Losses

	As of December 31,
	2008	2007	2006	2005	2004
	(In thousands)

Allowance for loan and lease losses:
Balance at beginning of year	$124,733	$67,233	$35,044	$20,881	$14,919
Provision (recovery) for loan and lease losses:
Construction loans	10,142	25,240	17,907	13,212	5,364
Residential mortgage loans	13,968	17,127	4,298	368	332
Commercial real estate loans	12,235	11,065	8,703	2,557	1,834
Consumer loans — secured by mortgage	—	—	—	—	(4
Consumer loans	8,101	10,510	5,810	4,729	2,060
Lease financing	606	464	1,022	788	150
Commercial non-real estate loans	2,383	2,642	1,839	775	933
Land secured loans	1,421	11,166	250	(60)	(285)

Total provision for loan and lease losses	48,856	78,214	39,829	22,369	10,384
Charge-offs:
Construction loans	(21,749)	(6,060)	(1,050)	(4,938)	(831)
Residential mortgage loans	(2,006)	(1,444)	—	(223)	(20)
Commercial real estate loans	(8,690)	(2,379)	(965)	(29)	—
Consumer loans	(7,891)	(7,931)	(4,612)	(2,744)	(2,521)
Commercial non-real estate loans	(1,232)	(2,542)	(1,665)	(827)	(723)
Lease financing receivable	(1,012)	(1,160)	—	—	—
Land secured loans	—	—	(170)	—	—

Total charge-offs	(42,580)	(21,516)	(8,462)	(8,761)	(4,095)
Recoveries:
Construction loans	—	—	224	—	100
Commercial real estate loans	132	7	14	173	—
Consumer loans	593	454	260	255	202
Commercial non-real estate loans	71	102	324	219	45
Leasing financing receivable	215	239	—	—	—

Total recoveries	1,011	802	822	647	347
Net charge-offs	(41,569)	(20,714)	(7,640)	(8,114)	(3,748)
Other	—	—	—	(92)	(674)

Balance at end of year	$132,020	$124,733	$67,233	$35,044	$20,881
Allowance for loan and lease losses as a percentage of loans receivable outstanding, at the end of year(1)(2)	2.51%	2.47%	1.94%	1.39%	1.18%
Provision for loan losses to net charge- offs	117.53%	377.59%	521.32%	275.68%	277.05%
Net charge-offs to average loans receivable outstanding	0.80%	0.50%	0.23%	0.39%	0.23%
Allowance for loan and lease losses to net charge-offs	317.59%	602.17%	880.01%	431.90%	557.12%

(1)	For purpose of this ratio, the denominator includes loans secured by real estate of $448.0 million and $200.1 million as of December 31, 2005 and 2004, respectively, resulting from mortgage transfers from local institutions that were recharacterized as commercial loans for accounting and financial reporting purposes and for which no allowance for loan losses was provided.

(2)	During 2007 and 2006, the Corporation transferred $1.4 billion and $961.5 million from loans held for sale to the loans receivable portfolio. The loans transferred were recognized in the Corporation’s loans receivable portfolio discounted at its market value.

The following table sets forth information concerning the allocation of Doral Financial’s allowance for loan and lease losses by loan category and the percentage of loans in each category to total loans as of the dates indicated:

Table EE — Allocation of Allowance for Loan and Lease Losses

	2008		2007		2006		2005		2004
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Loans receivable:
Construction	$45,159	10%	$56,766	12%	$37,586	24%	$20,748	31%	$12,510	35%
Residential mortgage loans	33,026	69%	21,064	66%	5,381	52%	1,063	20%	974	23%
Commercial — secured by real estate	27,076	14%	23,399	15%	14,706	16%	6,798	35%	4,097	32%
Consumer — other	7,964	2%	7,161	1%	4,128	1%	4,272	3%	2,032	4%
Lease financing receivable	1,312	0%	1,503	1%	1,960	1%	938	2%	150	0%
Commercial non-real estate	4,290	3%	3,068	3%	2,866	5%	766	6%	599	2%
Loans on savings deposits	—	0%	—	0%	—	0%	—	1%	—	1%
Land secured	13,193	2%	11,772	2%	606	1%	459	2%	519	3%

Total	$132,020	100%	$124,733	100%	$67,233	100%	$35,044	100%	$20,881	100%

Starting in the second half of 2006 and throughout 2007, Doral Financial experienced higher levels of delinquencies and noted worsening trends in the Puerto Rico economy that suggested increased credit risk. As a result, the Corporation increased its loan loss provisions to account for the increased levels of risk and their effect on the portfolio. The Corporation’s allowance for loan and lease losses increased by $80.6 million, or 183%, between June 30, 2006 and December 31, 2007. As a result of the increase, the allowance for loan and lease losses as a percentage of loans receivable increased from 1.27% to 2.47% between June 30, 2006 and December 31, 2007. During 2008, Puerto Rico experienced deteriorating macroeconomics trends that contributed to continued increases in default levels in the retail business units. Portfolios underlying retail products including residential mortgage and small-commercial real estate suffered significant increases in defaulted rates. The portfolios entailing large commercial and residential construction loans, however, experienced improved performance in 2008. The Corporation attributes improved performance to tightened workout efforts and the decision to interrupt lending within the residential construction sector in 2007.

Doral Financial’s provision for loan and lease losses for the year ended December 31, 2008, amounted to $48.9 million, compared to $78.2 million for the corresponding 2007 period. The decrease in the provision is mostly driven by the fact that delinquency during 2008 was steadier than the delinquency and performance indicators of the corresponding 2007 period. Non-performing loans as of December 31, 2008 increased by $85.4 million, or 13%, compared to December 31, 2007, while they increased by $258.9 million, or 69%, in the corresponding preceding period. The decrease in provision is also attributed to the change in the mix of non-performing loans experienced during 2008. The increase on non-performing loans in 2008 was concentrated in the residential mortgage portfolio, whereas the increase in 2007 was concentrated within the construction portfolio. Historical charge-offs experienced in the construction portfolio have been significantly higher than those of the residential portfolio, and therefore, the latter bears a lower inherent risk and lower expected severity losses. The provision for 2007 was mainly driven by the request and receipt of several appraisals of real estate properties used as collateral on several of the portfolio’s construction and large-commercial loans. These appraisals corresponded, to the most part, to loans that defaulted in 2007. Although 2008 appraisals suggest a similar depreciation in collateral values, the volume of defaults was lower.

Net charge-offs for the year ended December 31, 2008 increased when compared to the corresponding 2007 period by $20.9 million, or 100%. The increase was mostly driven by troubled loan relationships within the commercial and residential construction portfolios that had been identified and reserved for in earlier periods, including 2007. Given the mature stage of its portfolio and the fact that new lending was discontinued in the fourth quarter of 2007, the Corporation expects that the residential construction portfolio will continue its current trend in which realized losses through charge-offs are higher than current provisions.

Higher charge-off rates in the construction and commercial real estate portfolios during 2008 resulted in a decrease in the ratios of the allowance for loan and lease losses to total loans and the corresponding ratio over non-performing loans. The resulted decrease is related to the fact that the charge-offs decreased the loan allowance and total loan balance, including non-performers, by the same amount. Should no charge-offs had been executed, the coverage ratios would have amounted to 3.32% and 23.03%, respectively.

The Corporation evaluates impaired loans and the related valuation allowance based on SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.” Commercial and construction loans over $2.0 million that are classified as substandard are evaluated individually for impairment. Loans are considered impaired when, based on current information and events, it is probable that the borrower will not be able to fulfill its obligation according to the contractual terms of the loan agreement. The impairment loss, if any, on each individual loan identified as impaired is generally measured based on the present value of expected cash flows discounted and the loan’s effective interest rate. As a practical expedient, impairment may be measured based on the loan’s observable market price, or the fair value of the collateral, if the loan is collateral dependent. If foreclosure is probable, the Corporation is required to measure the impairment based on the fair value of the collateral. The fair value of the collateral is generally obtained from appraisals. Should the appraisal show a deficiency, the Corporation records a specific reserve for the underlying loan.

The following table summarizes the Corporation’s impaired loans and the related allowance:

	Year Ended December 31,
	2008	2007
	(In thousands)

Impaired loans with allowance	$207,949	$263,234
Impaired loans without allowance	120,378	34,320

Total impaired loans	$328,327	$297,554

Related allowance	$45,099	$53,973
Average impaired loans	$317,844	$257,478

As part of the regular loan workout cycle, the Doral Financial charges off the portion of specific reserves for impaired loans that it considers to be confirmed losses. Accordingly, certain loans considered impaired and measured for specific reserve in accordance with SFAS No. 114 are carried at an unpaid balance that has already been reduced by charge-offs, and therefore, carry a relatively lower dollar allowance. Under some circumstances, the economics of a particular credit relationship suggest that the underlying loans are sufficiently collateralized and that no specific reserve is necessary. SFAS No. 114 prohibits the allocation of general reserves for those loans for which an impairment analysis has been conducted and for which no specific reserve is required. As of December 31, 2008, Doral Financial construction and commercial real estate portfolio includes $118.1 million of impaired loans that are adequately collateralized and, accordingly, carry no specific reserves.

Doral Financial records an allowance for small-balance homogeneous loans (including residential mortgages, consumer, commercial and construction loans under $2.0 million) on a group basis under the provisions of SFAS No. 5 “Accounting for Contingencies” (“SFAS No. 5”). For such loans, the allowance is determined considering the historical charge-off experience of each loan category and delinquency levels as well as economic data, such as interest rate levels, inflation and the strength of the housing market in the areas where the Corporation operates.

The general allowance for residential mortgage loans is calculated based on the probability that loans within different delinquency buckets will default and, in the case of default, the extent of losses that the Corporation expects to realize. In determining the probabilities of default, the Corporation considers recent experience of rolls of loans from one delinquency bucket into the next. The roll rates for 2008 show that the proportion of loans rolling into subsequent buckets followed an increasing trend throughout the year. For purposes of forecasting the future behavior of the portfolio, Doral Financial determined that it should only use the roll-rates of relatively recent months, which show a more aggressive deteriorating trend that those in the first half of 2008. Using the older historical performance would yield lower probabilities of default that may not reflect recent macroeconomic trends. Severity losses are calculated based on historical results from foreclosure and ultimate disposition of collateral. Historical results are adjusted for the Corporation’s expectation of housing prices. Severity assumptions for the residential portfolio range between 3% and 75% depending on the different loan types and loan-to-value ratios.

Generally, the percentage of the allowance for loan and lease losses to non-performing loans will not remain constant due to the nature of Doral Financial’s portfolio of loans, which are primarily collateralized by real estate. The collateral for each non-performing mortgage loan is analyzed to determine potential loss exposure, and, in conjunction with other factors, this loss exposure contributes to the overall assessment of the adequacy of the allowance for loan and lease losses. On an ongoing basis, management monitors the loan portfolio and evaluates the adequacy of the allowance for loan and lease losses. In determining the adequacy of the allowance, management considers such factors as default probabilities, internal risk ratings (based on borrowers’ financial stability, external credit ratings, management strength, earnings and operating environment), probable loss and recovery rates, and the degree of risk inherent in the loan portfolios. Allocated specific and general reserves are supplemented by a macroeconomic or emerging risk reserve. This portion of the total allowance for loan and lease losses reflects management’s evaluation of conditions that are not directly reflected in the loss factors used in the determination of the allowance. The conditions evaluated in connection with the macroeconomic and emerging risk allowance include national and local economic trends, industry conditions within the portfolios, recent loan portfolio performance, loan growth, changes in underwriting criteria and the regulatory and public policy environment.

The following table sets forth information concerning the composition of Doral Financial’s allowance for loan and lease losses by loan category and whether the allowance and related provisions were calculated individually through the requirements of SFAS No. 114 or through a general valuation allowance in accordance with the provisions of SFAS No. 5 as of December 31, 2008:

	Construction	Residential
	and	Mortgage	Commercial	Consumer
	Land Secured	Loans	Loans	and Lease	Total
	(In thousands)

FAS 114 — Specific Reserves
Unpaid balance	$262,303	$5,941	$60,083	—	$328,327
Allowance for loan and lease losses	41,404	1,449	2,246	—	45,099
Allowance for loan and lease losses to unpaid principal balance	15.78%	24.39%	3.74%	—	13.74%
FAS 5 — General Allowance
Unpaid balance	361,242	3,614,309	831,588	116,247	4,923,386
Allowance for loan and lease losses	16,948	31,577	29,120	9,276	86,921
Allowance for loan and lease losses to unpaid principal balance	4.69%	0.87%	3.50%	7.98%	1.77%
Total Portfolio
Unpaid balance	$623,545	$3,620,250	$891,671	$116,247	$5,251,713
Allowance for loan and lease losses	58,352	33,026	31,366	9,276	132,020

Allowance for loan and lease losses to unpaid principal balance	9.36%	0.91%	3.52%	7.98%	2.51%

Loans deemed by management to be uncollectible are charged to the allowance for loan and lease losses. Recoveries on loans previously charged-off are credited to the allowance. Provisions for loan and lease losses are charged to expenses and credited to the allowance in amounts deemed appropriate by management based upon its evaluation of the known and inherent risks in the loan portfolio. While management believes that the current allowance for loan and lease losses is adequate, future additions to the allowance may be necessary. If economic conditions change substantially from the assumptions used by Doral Financial in determining the allowance for loan and lease losses further increases in the allowance may be required.

Operational risk.  Operational risk includes the potential for financial losses resulting from failed or inadequate controls. Operational risk is inherent in every aspect of business operations, and can result from a range of factors including human judgments, process or system failures, or business interruptions. Operational risk is present in all of Doral Financial’s business processes, including financial reporting. The Corporation has adopted a policy governing the requirements for operational risk management activities. This policy defines the roles and responsibilities for identifying key risks, key risk indicators, estimation of probabilities and magnitudes of potential losses and monitoring trends.

Overview of operational risk management.  Doral Financial has a corporate-wide Chief Risk Officer, who is responsible for implementing the process of managing the risks faced by the Corporation. The Chief Risk Officer is responsible for coordinating with the Corporation’s Internal Audit group, risk identification and monitoring throughout Doral Financial. In addition, the Internal Audit function will provide support to ensure compliance with Doral Financial’s system of policies and controls and to ensure that adequate attention is given to correct issues identified.

Liquidity risk.  For a discussion of the risks associated with Doral Financial’s ongoing need for capital to finance its lending, servicing and investing activities, please refer to “— Liquidity and capital resources” below.

General business, economic and political conditions.  The Corporation’s business and earnings are sensitive to general business and economic conditions in Puerto Rico and the United States. Significant business and economic conditions include short- and long-term interest rates, inflation and the strength of the Puerto Rico and U.S. economies and housing markets. If any of these conditions deteriorate, the Corporation’s business and earnings could be adversely affected. For example, business and economic conditions that negatively impact household income could decrease the demand for residential mortgage loans and increase the number of customers who become delinquent or default on their loans; or, a dramatically rising interest rate environment could decrease the demand for loans.

Inflation also generally results in increases in general and administrative expenses. Interest rates normally increase during periods of high inflation and decrease during periods of low inflation. Please refer to “— Risk Management” below for a discussion of the effects of changes of interest rates on Doral Financial’s operations.

Markets in the United States and elsewhere have experienced extreme volatility and disruption for more than 12 months, due largely to the stresses affecting the global financial system, which accelerated significantly in the second half of 2008. The United States, Europe and Japan have entered into severe recessions that are likely to persist well into and perhaps through 2009, despite past and expected governmental intervention in the world’s major economies.

The Puerto Rico economy has been experiencing recessionary conditions since 2006. Based on information published by the Puerto Rico Planning Board on February 9, 2009, Puerto Rico real gross national product decreased 1.9% during the fiscal year ended June 30, 2007. The preliminary figures for the fiscal year ended June 30, 2008 are that the Puerto Rico gross national product decreased by 2.5%.

According to the latest information published by the Puerto Rico Planning Board on August 21, 2009, the Puerto Rico Planning Board expects that recessionary conditions will continue in Puerto Rico during the fiscal year ending in June 30, 2009. During fiscal year 2009, the projection is a reduction in real gross national product of between 4.1% and 5.5%, and during fiscal year 2010 the projection is an increase in real gross national product of 2.1%.

The new government in the Commonwealth of Puerto Rico, which started in January 2009, has estimated that Puerto Rico faces an estimated budget deficit of approximately $3.2 billion for fiscal year 2009. The increase in the projected deficit from the estimated $1.0 billion deficit at the time that the fiscal year 2009 budget was approved in July 2008 is the result of (i) revenues are expected to be lower than initially estimated by approximately $700.0 million and (ii) expenses are expected to be higher by approximately $1.5 billion because of higher medical reform expenses of approximately $500.0 million, other deficits and higher debt service of approximately $265.0 million and government account payables from prior fiscal years of approximately $750.0 million.

Given the magnitude of the projected budget deficit for fiscal year 2009 and comparable projected budget deficits in future fiscal years, the new Puerto Rico administration announced in January 2009 that it was taking the following steps: (i) implemented a series of expense reduction measures and announced that it was in the process of analyzing and considering additional expense reduction measures; (ii) commenced the implementation of multi-year and zero-based budgeting; (iii) commenced the implementation of measures to improve tax compliance and enforcement to increase revenues; and (iv) commenced the analysis of various temporary and permanent revenue increasing measures. In addition, the Puerto Rico government has stated that it will have to finance a portion of the budget deficits by borrowing additional funds.

On March 3, 2009 the Puerto Rico Governor unveiled a plan to (i) stimulate the Puerto Rico economy; (ii) increase government revenues; (iii) reduce government expenses (including substantial job reductions); and (iv) promote public-private partnerships for development projects. In order to implement the plan, the Puerto Rico Governor filed on March 4, 2009 four legislative bills with the Puerto Rico Legislature. The Puerto Rico Legislature approved three of these bills with certain amendments on March 6, 2009. The approved legislative bills were signed into law by the Puerto Rico Governor on March 9, 2009. The public-private partnerships law was signed into law by the Puerto Rico Governor on June 8, 2009.

Doral Financial cannot predict at this time the impact that the current fiscal situation of the Commonwealth of Puerto Rico and the various legislative and other measures adopted by the Puerto Rico government in response to such fiscal situation will have on the Puerto Rico economy and on Doral Financial’s financial condition and results of operations.

The Corporation operates in a highly competitive industry that could become even more competitive as a result of economic, legislative, regulatory and technological changes. The Corporation faces competition in such areas as mortgage and banking product offerings, rates and fees, and customer service. In addition, technological advances and increased e-commerce activities have, generally, increased accessibility to products and services for customers which has intensified competition among banking and non-banking companies in the offering of financial products and services, with or without the need for a physical presence.

Overview of Results of Operations for the Quarter Ended September 30, 2009

Net income for the quarter ended September 30, 2009 totaled $13.2 million, compared to a net loss of $1.8 million for the comparable 2008 period. Doral Financial’s performance for the third quarter of 2009, compared to the corresponding 2008 quarter, resulted from (i) a $15.0 million increase in non-interest income due principally to a positive change in the fair value of the Corporation’s mortgage servicing assets, gains from the sale of investment securities, an increase in the interest-only strips (“IOs”) value, partially offset by other-than-temporary impairment (“OTTI”) charges related to the investment portfolio; (ii) an increase of $6.8 million in non-interest expenses primarily related to a significant increment in the FDIC insurance expenses and an increase in OREO expenses related to appraisals adjustments made during the quarter; and (iii) by the recognition of an income tax benefit of $6.9 million, compared to an income tax expense of $1.1 million for the corresponding 2008 period, partially offset by (iv) a $3.4 million decrease in net interest income driven by a compression of net interest margin, a significant reduction of investment securities and an increase in non-performing loans resulting from a deteriorating economic environment.

The significant events affecting the Corporation’s financial results for the quarter ended September 30, 2009 included the following:

•	Net income attributable to common shareholders for the third quarter of 2009 of $10.0 million, resulted in a diluted earnings per share of $0.17, compared to a net loss attributable to common shareholders for the corresponding 2008 period of $10.1 million, or a diluted loss per share of $0.19, resulting in a $0.36 improvement in the quarterly earnings per share.

•	Net interest income for the third quarter of 2009 was $43.6 million, compared to $47.0 million for the corresponding period in 2008. The decrease of $3.4 million in net interest income for 2009, compared to 2008, resulted from a reduction in interest income of $19.4 million, partially offset by a reduction in interest expense of $16.0 million. The reduction in interest income resulted from (i) a 0.67% reduction in yield on assets reflecting the lower market interest rate environment and a higher level of non-performing loans; and (ii) a $290.2 million decrease in average interest-earning assets, particularly the investment securities average balance which decreased by $941.0 million primarily driven by $1.4 billion of securities sold during the second and third quarters of 2009, offset by growth in mortgage backed securities and other interest-earning assets. The decrease in interest expense resulted from a 0.69% decrease in the rate payable on liabilities primarily reflected in lower costs of deposits and certain loans payable combined with slight decline in average interest-bearing liabilities. Average interest-earning assets decreased from $9.6 billion for the third quarter of 2008 to $9.3 billion for the corresponding 2009 period, while the average interest-bearing liabilities decreased from $8.5 billion to $8.3 billion, respectively. The reduction in leverage, combined with a decline in interest expense, resulted in a contraction of net interest margin from 1.96% in the third quarter of 2008 to 1.87% in the corresponding 2009 period.

•	Doral Financial’s provision for loan and lease losses for the quarter ended September 30, 2009 amounted to $4.9 million, compared to $7.2 million for the corresponding 2008 period. The $2.3 million decrease in the provision was driven by decreases in the provisions for the commercial and construction (including land) portfolios of $2.0 million and $4.7 million, respectively, partially offset by increases in the provisions for the mortgage and consumer loan portfolios of $3.2 million and $1.0 million, respectively. Third quarter results were impacted by the effects of continuing deterioration of Puerto Rico economy on the residential real estate market, causing lower home absorption rates on new construction, increased defaults on existing mortgages and weakening economic situation of existing borrowers.

•	Non-interest income for the third quarter of 2009 was $26.9 million, compared to $11.9 million for the corresponding period in 2008. The increase in non-interest income of $15.0 million for the third quarter of 2009, compared to the same period in 2008, resulted from (i) an increase of $11.3 million in servicing income from a positive change in the fair value of the Corporation’s mortgage servicing assets; (ii) a net gain on the sale of investment securities of $1.0 million; (iii) an increase in the gain on securities held for trading primarily driven by a gain of $3.9 million on the IO value; (iv) an increase in other income of $1.5 million related to a gain of $2.0 million from the redemption of shares of VISA, Inc., pursuant to their global restructuring agreement; partially offset (v) by an increase of $6.4 million in other-than-temporary impairment losses realized on investment securities.

•	Non-interest expense for the third quarter of 2009 was $59.3 million, compared to $52.4 million for the corresponding period in 2008. Non-interest expense for the third quarter of 2009 were impacted by decreases in operating expenses for compensation and benefits, advertising, occupancy and depreciation and amortization expenses, offset by increases of (i) $1.4 million in professional expenses; (ii) $4.4 million in the FDIC insurance expense; (iii) an increase of $3.6 million in OREO losses and other related expenses driven by appraisals adjustments during the quarter; and (iv) an increase of $3.7 million in other expenses primarily related to an increase of $3.5 million in the provision for recourse driven by continued deterioration of the portfolio.

•	An income tax benefit of $6.9 million for the third quarter of 2009 related to the effect on deferred tax assets of certain tax agreements.

•	The Corporation reported other comprehensive income of $36.2 million for the third quarter of 2009 compared to other comprehensive loss of $62.3 million for the corresponding 2008 period. The Corporation’s other comprehensive income for the third quarter of 2009 resulted principally from the increase in value of securities in its available for sale investment portfolio. As of September 30, 2009, the Corporation’s accumulated other comprehensive loss (net of income tax benefit) totaled $103.9 million, compared to $123.2 million as of December 31, 2008.

•	Doral Financial’s loan production for the third quarter of 2009 was $248.5 million, compared to $318.3 million for the comparable 2008 period, a decrease of approximately 22%. The decrease in Doral Financial’s loan production for the third quarter of 2009 resulted from significant decreases in residential mortgage and construction lending activity levels in Puerto Rico. The decrease in Doral Financial’s originated loans is due to a number of factors including deteriorating economic conditions, competition from other financial institutions, changes in laws and regulations and the general economic conditions in Puerto Rico.

•	Total assets as of September 30, 2009 amounted to $10.0 billion compared to $10.1 billion as of December 31, 2008. A decrease of $248.2 million in the Corporation’s investment securities portfolio was partially offset by increases in loans of $69.7 million and cash and due from banks of $33.2 million. Total liabilities were $9.1 billion at September 30, 2009, compared to $9.2 billion at December 31, 2008. Total liabilities declined due to decreases of $272.1 million in brokered deposits and $86.6 million in other short-term borrowings, partially offset by an increase of $192.8 million in securities sold under agreements to repurchase.

•	Non-performing assets as of September 30, 2009 were $909.9 million, an increase of $130.7 million since December 31, 2008. Non-performing loans (which are included in non-performing assets) as of September 30, 2009 were $816.7 million, an increase of $99.0 million since December 31, 2008. The increment in non-performing assets resulted from increases in the construction and residential mortgage portfolio as a direct consequence of the depressed housing market and overall macroeconomic trends in Puerto Rico. The increase in non-performing assets occurred principally during the first quarter of 2009. Non-performing assets as of September 30, 2009 increased only by $20.1 million when compared to June 30, 2009.

The following table sets forth certain selected financial data as of the dates indicated and for the periods indicated. This information should be read in conjunction with the Corporation’s financial statements and the related notes thereto.

Table FF Selected Financial Data

	Quarter Ended		Nine Month Periods Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Dollars in thousands, except per share data)

Selected Income Statement Data:
Interest income	$113,403	$132,816	$344,475	$396,570
Interest expense	69,794	85,776	222,706	261,631

Net interest income	43,609	47,040	121,769	134,939
Provision for loan and lease losses	4,879	7,209	38,637	22,678

Net interest income after provision for loan and lease losses	38,730	39,831	83,132	112,261
Total non-interest income	26,888	11,921	47,602	54,195
Non-interest expenses	59,264	52,448	175,216	162,637

Income (loss) before income taxes	6,354	(696)	(44,482)	3,819
Income tax (benefit) expense(1)	(6,855)	1,060	(19,617)	6,231

Net income (loss)	$13,209	$(1,756)	$(24,865)	$(2,412)

Net income (loss) attributable to common shareholders	$10,000	$(10,080)	$(30,091)	$(27,386)

Net income (loss) per common share(2)	$0.17	$(0.19)	$(0.54)	$(0.51)

Cash Dividends Accrued, Preferred Stock	$3,209	$8,324	$14,595	$24,974

	Quarter Ended		Nine Month Periods Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Dollars in thousands, except per share data)

Book Value Per Common Share	$7.14	$10.85	$7.14	$10.85
Weighted — Average Common Shares Outstanding	57,764,002	53,810,110	55,432,220	53,810,110
Common shares outstanding at end of period	57,764,002	53,810,110	57,764,002	53,810,110
Selected Balance Sheet Data at Period End:
Total investment securities	$3,550,760	$3,211,712	$3,550,760	$3,211,712
Total loans, net(3)	5,565,902	5,511,253	5,565,902	5,511,253
Servicing assets, net	116,958	139,507	116,958	139,507
Total assets	10,023,676	9,989,908	10,023,676	9,989,908
Deposit accounts	4,215,314	4,301,797	4,215,314	4,301,797
Total borrowings	4,590,265	4,251,164	4,590,265	4,251,164
Total liabilities	9,143,556	8,832,806	9,143,556	8,832,806
Preferred stock	467,641	573,250	467,641	573,250
Common stock	578	538	578	538
Stockholders’ equity	880,120	1,157,102	880,120	1,157,102
Selected Average Balance Sheet Data for Period End:
Total interest-earning assets	9,266,490	9,556,734	9,447,210	9,339,746
Total assets	9,773,663	10,292,749	9,958,474	10,107,742
Total interest-bearing liabilities	8,325,996	8,494,528	8,469,155	8,243,007
Preferred equity	467,641	573,250	529,923	573,250
Total stockholders’ equity	801,845	1,163,132	821,607	1,218,612
Operating Data:
Loan production	$248,529	$318,251	$782,807	$1,073,634
Loan servicing portfolio(4)	8,917,697	9,567,985	8,917,697	9,567,985
Selected Financial Ratios(5)
Performance:
Net interest margin	1.87%	1.96%	1.72%	1.93%
Return on average assets	0.54%	(0.07)%	(0.33)%	(0.03)%
Return on average common equity(5)(6)	11.87%	(6.80)%	(13.79)%	(5.67)%
Capital:
Leverage ratio	8.46%	9.92%	8.46%	9.92%
Tier 1 risk-based capital ratio	13.53%	16.52%	13.53%	16.52%
Total risk-based capital ratio	15.34%	17.93%	15.34%	17.93%
Asset quality:
Total NPAs as a percentage of the loan portfolio, net, and OREO (excluding GNMA defaulted loans)	16.72%	13.50%	16.72%	13.50%
Total NPAs of Doral Financial as a percentage of consolidated total assets	9.08%	7.34%	9.08%	7.34%
Allowance for loan losses as a percentage of loans receivable outstanding, at the end of period	2.68%	2.34%	2.68%	2.34%
Provision for loan losses to net charge-offs	51.04%	116.93%	135.25%	93.45%
Net charge-offs on an annualized basis to average loans receivable outstanding	0.72%	0.47%	0.73%	0.94%
Allowance for loan and lease losses to net charge-offs on an annualized basis	374.68%	496.63%	372.01%	252.33%
Other ratios:
Average common equity to average assets	3.42%	5.73%	2.93%	6.38%
Tier 1 common equity to risk-weighted assets	6.45%	7.07%	6.45%	7.07%

(1)	See Note 21 of the consolidated financial statements for an explanation of the computation of income tax benefit.

(2)	For the quarters and nine month periods ended September 30, 2009 and 2008, net income (loss) per common share represents the basic and diluted earnings (loss) per common share, respectively, for each of the periods presented.

(3)	Includes loans held for sale.

(4)	Represents the total portfolio of loans serviced for third parties. Excludes $4.4 billion and $3.9 billion of mortgage loans owned by Doral Financial at September 30, 2009 and 2008, respectively.

(5)	Average balances are computed on a daily basis.

(6)	Includes $9.4 million of effect of conversion of preferred stock.

Subsequent Events

For a description of subsequent events, please refer to Note 30 of the accompanying Consolidated Financial Statements for the nine months ended September 30, 2009 included in the Registration Statement.

Critical Accounting Policies

The preparation of financial statements in accordance with GAAP requires management to make a number of judgments, estimates and assumptions that affect the reported amount of assets, liabilities, income and expenses in the Corporation’s Consolidated Financial Statements and accompanying notes. Various elements of Doral Financial’s accounting policies, by their nature, are inherently subject to estimation techniques, valuation assumptions and other subjective assessments. The Corporation believes that the judgments, estimates and assumptions used in the preparation of its Consolidated Financial Statements for the nine months ended September 30, 2009 included in the Registration Statement are appropriate given the factual circumstances as of September 30, 2009. However, given the sensitivity of Doral Financial’s Consolidated Financial Statements to these estimates, the use of other judgments, estimates and assumptions could result in material differences in the Corporation’s results of operations or financial condition.

Recent Accounting Pronouncements

For a description of recent accounting pronouncements, please refer to Note 2 of the accompanying Consolidated Financial Statements for the nine months ended September 30, 2009 included in the Registration Statement.

Results of Operations for the Quarters and Nine Month Periods Ended September 30, 2009 and 2008

Net interest income.  Net interest income is the excess of interest earned by Doral Financial on its interest-earning assets over the interest incurred on its interest-bearing liabilities. Doral Financial’s net interest income is subject to interest rate risk due to the repricing and maturity mismatch in the Corporation’s assets and liabilities. Generally, Doral Financial’s assets have a longer maturity and a later repricing date than its liabilities, which results in lower net interest income in periods of rising short-term interest rates and higher net interest income in periods of declining short-term interest rates. Please refer to “— Risk Management” below for additional information on the Corporation’s exposure to interest rate risk.

Net interest income for the quarter ended September 30, 2009 totaled $43.6 million, compared to $47.0 million for the corresponding 2008 period, a decrease of $3.4 million, or 7%. The decrease in net interest income for third quarter of 2009, compared to the corresponding period in 2008, resulted from a reduction in interest income of $19.4 million, partially offset by a reduction in interest expense of $16.0 million. The reduction in interest income was principally related to (i) a reduction of $8.4 million in interest income of loans primarily related to the lower interest rate environment and an increase in delinquencies in the Corporation’s loan portfolio; and (ii) a decrease of $11.1 million in interest income on investment securities associated with a $290.2 million reduction in the average balance of interest-earning assets, principally the result of a $941.0 million decline in the average balance of investment securities as a result of a reduction of $0.5 billion associated to the termination of repurchase financing arrangements and the sale of collateral associated with such financing arrangements with LBI and $1.4 billion security sales in the second and third quarters of 2009, offset in part by security purchases and limited residential mortgage loan growth.

The decrease in interest income was partially offset by a decrease in interest expense. Interest expense for the quarter ended September 30, 2009 decreased by $16.0 million, or 19%, compared to the corresponding 2008 period. The decrease in interest expense was driven by (i) a reduction of $7.6 million in interest expense of deposits driven by a decline in brokered deposits and the general decline in interest rates; and (ii) reductions of $4.3 million in the interest expense on securities sold under agreement to repurchase, $2.2 million in interest expense on advances from FHLB and $2.0 million in interest expense on loans payable associated to a general decline in interest rates and lower borrowing costs under lines of credit with the Federal Home Loan Bank and an auction of term funds to depository institutions granted by the Federal Reserve under the Term Auction Facility (“TAF”).

Average interest-earning assets decreased from $9.6 billion for the third quarter of 2008 to $9.3 billion for the corresponding 2009 period, while the average interest-bearing liabilities decreased from $8.5 billion to $8.3 billion, respectively. The reduction in leverage, combined with a decline in net interest income, resulted in a contraction of the net interest margin from 1.96% in the third quarter of 2008 to 1.87% in the corresponding 2009 period.

Net interest income for the nine month period ended September 30, 2009 totaled $121.8 million, compared to $134.9 million for the corresponding 2008 period, a decrease of $13.2 million, or 10%. The decrease in net interest income for the nine month period ended September 30, 2009, compared to the corresponding 2008 period, resulted from a reduction in interest income of $52.1 million, partially offset by a reduction in interest expense of $38.9 million. The reduction in interest income was principally related to (i) a reduction of $16.9 million in interest income on loans primarily related to the increase in delinquencies in the Corporation’s loan portfolio between periods of $99.0 million; (ii) a decrease of $32.1 million in interest income on investment securities associated with a reduction of $806.3 million in the average balance of investment securities as a result of a reduction of $0.5 billion from the termination of repurchase financing arrangements and the sale of collateral associated with such financing arrangements with LBI, partially offset by an increase of $7.3 million in interest income on mortgage backed securities as a result of an increase in the average balance of these securities of $1.0 billion; and (iii) a decrease of $9.5 million in the interest income on other interest-earning assets resulting from a decrease of $209.2 million in the average balance of other interest-earning assets resulting from the sale of these instruments to finance the purchase of securities associated with the Corporation’s plan to replace certain earning assets (“Asset Replacement Program”).

The decrease in interest income was partially offset by a decrease in interest expense. Interest expense for the nine month period ended September 30, 2009 decreased by $38.9 million, or 15%, compared to the corresponding 2008 period. The decrease in interest expense was driven by (i) a reduction of $18.4 million in interest expense on deposits related to the strategic repositioning of the Corporation’s deposits products, resulting in the decline in brokered deposits, and the general decline in interest rates; and (ii) reductions of $10.0 million in the interest expense on securities sold under agreement to repurchase, $5.0 million in interest expense on advances from FHLB and $6.3 million in interest expense on loans payable associated with the general decline in interest rates and lower borrowing costs under lines of credit with the Federal Home Loan Bank and an auction of term funds to depository institutions granted by the Federal Reserve under TAF.

Average interest-earning assets increased from $9.3 billion for the nine month period ended September 30, 2008 to $9.4 billion for the corresponding 2009 period, while the average interest-bearing liabilities increased from $8.2 billion to $8.5 billion, respectively. The decrease in leverage, combined with a decrease in net interest income, resulted in a contraction of the net interest margin from 1.93% for the nine month period ended September 30, 2008 to 1.72% for the corresponding 2009 period.

The following tables present, for the periods indicated, Doral Financial’s average balance sheet, the total dollar amount of interest income from its average interest-earning assets and the related yields, as well as the interest expense on its average interest-bearing liabilities, expressed in both dollars and rates, and the net interest margin and spread. These tables do not reflect any effect of income taxes. Average balances are based on average daily balances.

Table GG Average Balance Sheet and Summary of Net Interest Income

	Quarter Ended September 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
	(Dollars in thousands)

ASSETS:
Interest-earning assets:
Total loans(1)(2)	$5,671,294	$78,653	5.50%	$5,633,559	$87,055	6.15%
Mortgage-backed securities	2,972,288	30,026	4.01%	2,432,288	28,336	4.63%
Interest-only strips (“IOs”)	44,608	1,347	11.98%	48,203	1,975	16.30%
Investment securities	199,893	1,580	3.14%	1,140,883	12,723	4.44%
Other interest-earning assets	378,407	1,797	1.88%	301,801	2,727	3.59%

Total interest-earning assets/interest income	9,266,490	$113,403	4.86%	9,556,734	$132,816	5.53%

Total non-interest-earning assets	507,173			736,015

Total assets	$9,773,663			$10,292,749

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Interest-bearing liabilities:
Deposits	$3,946,111	$28,615	2.88%	$3,880,171	$36,197	3.71%
Repurchase agreements	1,840,621	17,770	3.83%	2,227,336	22,097	3.95%
Advances from FHLB	1,557,503	15,778	4.02%	1,730,815	17,934	4.12%
Other short-term borrowings	358,348	227	0.25%	—	—	—
Loans payable	350,012	2,226	2.52%	376,993	4,263	4.50%
Notes payable	273,401	5,178	7.51%	279,213	5,285	7.53%

Total interest-bearing liabilities/interest expense	8,325,996	$69,794	3.33%	8,494,528	$85,776	4.02%

Total non-interest-bearing liabilities	645,822			635,089

Total liabilities	8,971,818			9,129,617
Stockholders’ equity	801,845			1,163,132

Total liabilities and stockholders’ equity	$9,773,663			$10,292,749

Net interest-earning assets	$940,494			$1,062,206

Net interest income on a non-taxable equivalent basis		$43,609			$47,040

Interest rate spread(3)			1.53%			1.51%
Interest rate margin(4)			1.87%			1.96%
Net interest-earning assets ratio(5)			111.30%			112.50%

(1)	Average loan balances include the average balance of non-accruing loans, on which interest income is recognized when collected. Also, includes the average balance of GNMA defaulted loans for which the Corporation has an unconditional buy-back option.

(2)	Interest income on loans includes $0.3 million and $0.3 million for the third quarter of 2009 and 2008, respectively, of income from prepayment penalties related to the Corporation’s loan portfolio.

(3)	Interest rate spread represents the difference between Doral Financial’s weighted-average yield on interest-earning assets and the weighted-average yield on interest-bearing liabilities.

(4)	Interest rate margin represents net interest income on an annualized basis as a percentage of average interest-earning assets.

(5)	Net interest-earning assets ratio represents average interest-earning assets as a percentage of average interest-bearing liabilities.

Table HH Average Balance Sheet and Summary of Net Interest Income

	Nine Month Period Ended September 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
	(Dollars in thousands)

ASSETS:
Interest-earning assets:
Total loans(1)(2)	$5,644,597	$241,486	5.72%	$5,545,650	$258,347	6.22%
Mortgage-backed securities	3,025,735	84,663	3.74%	2,006,439	77,374	5.15%
Interest-only strips (“IOs”)	54,706	4,550	11.12%	49,930	5,405	14.46%
Investment securities	357,558	9,252	3.46%	1,163,894	41,401	4.75%
Other interest-earning assets	364,614	4,524	1.66%	573,833	14,043	3.27%

Total interest-earning assets/interest income	9,447,210	$344,475	4.88%	9,339,746	$396,570	5.67%

Total non-interest-earning assets	511,264			767,996

Total assets	$9,958,474			$10,107,742

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Interest-bearing liabilities:
Deposits	$3,900,065	$97,694	3.35%	$3,929,883	$116,113	3.95%
Repurchase agreements	1,810,589	52,483	3.88%	1,982,643	62,501	4.21%
Advances from FHLB	1,588,021	47,780	4.02%	1,666,818	52,741	4.23%
Other short-term borrowings	538,182	1,069	0.27%	—	—	—
Loans payable	357,389	8,073	3.02%	384,151	14,340	4.99%
Notes payable	274,909	15,607	7.59%	279,512	15,936	7.62%

Total interest-bearing liabilities/interest expense	8,469,155	$222,706	3.52%	8,243,007	$261,631	4.24%

Total non-interest-bearing liabilities	667,712			646,123

Total liabilities	9,136,867			8,889,130
Stockholders’ equity	821,607			1,218,612

Total liabilities and stockholders’ equity	$9,958,474			$10,107,742

Net interest-earning assets	$978,055			$1,096,739

Net interest income on a non-taxable equivalent basis		$121,769			$134,939

Interest rate spread(3)			1.36%			1.43%
Interest rate margin(4)			1.72%			1.93%
Net interest-earning assets ratio(5)			111.55%			113.31%

(1)	Average loan balances include the average balance of non-accruing loans, on which interest income is recognized when collected. Also, includes the average balance of GNMA defaulted loans for which the Corporation has an unconditional buy-back option.

(2)	Interest income on loans includes $0.9 million and $1.0 million for the nine month period ended September 30, 2009 and 2008, respectively, of income from prepayment penalties related to the Corporation’s loan portfolio.

(3)	Interest rate spread represents the difference between Doral Financial’s weighted-average yield on interest-earning assets and the weighted-average yield on interest-bearing liabilities.

(4)	Interest rate margin represents net interest income on an annualized basis as a percentage of average interest-earning assets.

(5)	Net interest-earning assets ratio represents average interest-earning assets as a percentage of average interest-bearing liabilities.

The following tables present the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected Doral Financial’s interest income and interest expense during the period indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to: (i) changes in volume (change in volume multiplied by prior year rate); (ii) changes in rate (change in rate multiplied by prior year volume); and (iii) total change in rate and volume. The combined effect of changes in both rate and volume has been allocated in proportion to the absolute dollar amounts of the changes due to rate and volume.

Table II Net Interest Income Variance Analysis

	Quarter Ended
	September 30,
	2009 Compared to 2008
	Increase (Decrease) Due to:
	Volume	Rate	Total
	(In thousands)

INTEREST INCOME VARIANCE
Total loans	$3,864	$(12,266)	$(8,402)
Mortgage-backed securities	19,867	(18,177)	1,690
Interest-only strips	(138)	(490)	(628)
Investment securities	(8,224)	(2,919)	(11,143)
Other interest-earning assets	3,265	(4,195)	(930)

TOTAL INTEREST INCOME VARIANCE	$18,634	$(38,047)	$(19,413)

INTEREST EXPENSE VARIANCE
Deposits	$4,012	$(11,594)	$(7,582)
Repurchase agreements	(3,683)	(644)	(4,327)
Advances from FHLB	(1,735)	(421)	(2,156)
Other short-term borrowings	114	113	227
Loans payable	(285)	(1,752)	(2,037)
Notes payable	(95)	(12)	(107)

TOTAL INTEREST EXPENSE VARIANCE	$(1,672)	$(14,310)	$(15,982)

NET INTEREST INCOME VARIANCE	$20,306	$(23,737)	$(3,431)

The lower interest rate environment of the third quarter of 2009 compared to the corresponding 2008 period, combined with the increase in non-performing loans, resulted in a decline in net interest income (attributable to rate) of $23.7 million. The decline in net interest income attributable to rate was offset in part by a $20.3 million increase in net interest income resulting from the substitution of certain lower yielding securities with higher yielding mortgage-backed securities and limited growth of the residential loan portfolio. The net interest spread tightening, combined with a reduction in leverage, resulted in the compression of net interest margin to 1.87% from 1.96%.

Table JJ Net Interest Income Variance Analysis

	Nine Month Period Ended
	September 30,
	2009 Compared to 2008
	Increase (Decrease) Due to:
	Volume	Rate	Total
	(In thousands)

INTEREST INCOME VARIANCE
Total loans	$7,011	$(23,872)	$(16,861)
Mortgage-backed securities	41,503	(34,214)	7,289
Interest-only strips	726	(1,581)	(855)
Investment securities	(23,095)	(9,054)	(32,149)
Other interest-earning assets	(4,050)	(5,469)	(9,519)

TOTAL INTEREST INCOME VARIANCE	$22,095	$(74,190)	$(52,095)

INTEREST EXPENSE VARIANCE
Deposits	$(876)	$(17,543)	$(18,419)
Repurchase agreements	(5,264)	(4,754)	(10,018)
Advances from FHLB	(2,420)	(2,541)	(4,961)
Other short-term borrowings	535	534	1,069
Loans payable	(940)	(5,327)	(6,267)
Notes payable	(266)	(63)	(329)

TOTAL INTEREST EXPENSE VARIANCE	(9,231)	(29,694)	(38,925)

NET INTEREST INCOME VARIANCE	$31,326	$(44,496)	$(13,170)

The lower interest rate environment for the nine month period ended September 30, 2009, compared to the corresponding 2008 period, combined with the increase in non-performing loans, resulted in a decline in interest income of $44.5 million (attributable to rate). The decline attributable to lower rates and higher delinquencies was offset in part by increased interest income resulting from higher balances of mortgage related investment securities and mortgage loans and of other securities. The net interest spread tightening combined with the decreased leverage resulted in a decline in net interest margin for the period of 21 basis points to 1.72%.

Provision for loan and lease losses.  The provision for loan and lease losses is charged to earnings to bring the total allowance for loan and lease losses to a level that considers all losses inherent in the portfolio as considered appropriate by management based on Doral Financial’s historical loss experience, current delinquency rates, known and inherent risks in the loan portfolio, an assessment of individual troubled loans, the estimated value of the underlying collateral or discounted expected cash flows, and an assessment of current economic conditions and emerging risks. While management believes that the current allowance for loan and lease losses is adequate, future additions to the allowance could be necessary if economic conditions change or if credit losses increase substantially from those forecast by Doral Financial in determining the allowance. Unanticipated increases in the allowance for loan and lease losses could materially affect Doral Financial’s net income in future periods.

Doral Financial’s third quarter 2009 provision for loan and lease losses of $4.9 million was down $2.3 million from the comparable prior year period due to the following:

•	An increase in the residential mortgage loan and consumer loan provision of $3.2 million and $1.0 million, respectively, due to deterioration of the Puerto Rico economy driving higher consumer delinquency levels and lower residential real estate absorption levels.

•	A decrease in the construction (including land) loans provision of $4.7 million resulting from lowering the threshold over which loans are individually measured for impairment ($1.5 million) and higher specific reserves established for a few loans during the third quarter of 2008.

•	A decrease in the commercial loan provision of $2.0 million largely resulting from a change in the threshold for impairment testing (from $2.0 million to $1.0 million) together with a change in the methodology to reserve for commercial loans with a balance under $2.0 million based on delinquency levels.

•	Changes in conditions related to management’s reserve for emerging market risks and a loss reserve component based on macro economic or general market factors that led to a reduction of those reserves.

For the nine month period ended September 30, 2009, the provision for loan and lease losses increased by $15.9 million to $38.6 million from $22.7 million for the nine month period ended September 30, 2008. The provision for this period reflected an increase in the provision of all portfolios except for the provision for the commercial loan portfolio which reflected a decrease of $0.4 million. The increase in the provision for loan and lease losses was partially offset by an increase in net charge-offs of $4.3 million, which contributed to a net increase in the allowance for loan and lease losses of $10.1 million for the nine month period ended September 30, 2009. The increase in the provision was largely driven by higher delinquencies (primarily in the construction, residential mortgage and commercial loan portfolios) during the period and continued deterioration in the Puerto Rico economy.

Third quarter 2009 charge-offs net of recoveries of $9.6 million exceeded third quarter 2008 net charge-offs of $6.2 million by $3.4 million. Net charge-offs for the nine months ended September 30, 2009 of $28.6 million exceeded net charge-offs for the comparable 2008 period of $24.3 by $4.3 million. Higher charge-offs in the 2009 period result largely from the increased volume of residential loans foreclosed upon and certain other loans determined to be uncollectable in the period.

Net charge-offs for the third quarter of 2009 of $9.6 million exceeded provisions for loan and lease losses of $4.9 million as a result of the higher volume of loans foreclosed upon or otherwise determined to be uncollectable combined with the lower loss provisions for the reasons previously described. Doral Financial has focused attention on shortening the period from default to foreclosure. The foreclosure process in Puerto Rico is more time consuming than in the mainland United States due to elements in the Puerto Rico law. The provision for loan and lease losses for the nine months period ended September 30, 2009 of $38.6 million exceeded the net charge-offs of $28.6 million for the same period due to the large first quarter increase in non-performing loans requiring a significant loss provision and the lower level of loans moved to foreclosure during the first and second quarters of 2009.

There is a risk of continued deterioration in asset quality as a result of the continued deterioration of the Puerto Rico economy. The continued Puerto Rican recession may result in continued high loan loss provisions and charge-offs of loans against previously established loan loss reserves.

Refer to the discussions under “— Doral Financial’s Risk Profile — Non-performing assets and allowance for loan and lease losses” and “— Doral Financial’s Risk Profile — Credit risk” above for further analysis of the allowance for loan and lease losses and non-performing assets and related ratios.

Non-Interest Income

Table KK Non-Interest Income

	Quarter Ended			Nine Month Periods Ended
	September 30,			September 30,
	2009	2008	$ Variance	2009	2008	$ Variance
	(Dollars in thousands)

Net other-than-temporary impairment losses	$(7,310)	$(920)	$(6,390)	$(14,105)	$(920)	$(13,185)
Net gain on mortgage loan sales and fees	2,637	3,918	(1,281)	7,654	10,144	(2,490)
Net gain (loss) on securities held for trading	661	(11)	672	2,444	428	2,016
Gain on IO valuation	3,896	40	3,856	3,903	11	3,892
Gain (loss) on MSR economic hedge(1)	3,405	2,556	849	(10,791)	2,097	(12,888)
Loss on derivatives	(1,490)	(687)	(803)	(2,208)	(886)	(1,322)

Net gain (loss) on securities held for trading, including gains and losses on the fair value of IOs	6,472	1,898	4,574	(6,652)	1,650	(8,302)
Net gain (loss) on investment securities	1,024	(4,173)	5,197	5,821	(3,979)	9,800
Servicing income
Servicing fees	6,970	7,686	(716)	21,945	23,885	(1,940)
Late charges	2,041	2,144	(103)	6,376	6,634	(258)
Prepayment penalties	21	65	(44)	283	313	(30)
Other servicing fees	122	102	20	396	505	(109)
Interest income (loss) on serial notes and others	497	(1,023)	1,520	(3,366)	(5,541)	2,175
Mark-to-market adjustment of servicing assets	2,299	(8,349)	10,648	(2,499)	(15,448)	12,949

Total servicing income	11,950	625	11,325	23,135	10,348	12,787
Commissions, fees and other income:
Retail banking fees	7,487	7,542	(55)	21,696	20,511	1,185
Insurance agency commissions	2,381	2,885	(504)	7,268	8,146	(878)
Asset management fees and commissions	82	—	82	339	149	190
Other income	2,165	146	2,019	2,446	8,146	(5,700)

Total commissions, fees and other income	12,115	10,573	1,542	31,749	36,952	(5,203)

Total non-interest income	$26,888	$11,921	$14,967	$47,602	$54,195	$(6,593)

(1)	Includes $3.4 million and $3.1 million of gains on forward contracts for the quarter and nine month period ended September 30, 2009.

Significant variances in non-interest income for the quarter ended September 30, 2009, when compared to the corresponding 2008 period, are as follow:

•	During the third quarter of 2009 it was determined that four of the Corporation’s non-agency collateralized mortgage obligations (“CMO”), representing an aggregate amortized cost of $255.9 million as of September 30, 2009, were other-than-temporarily impaired and recognized a credit loss of $7.3 million on these securities during the quarter. Please refer to Note 6 in the accompanying Notes to the Consolidated Financial Statements for the nine months ended September 30, 2009 for additional information on OTTI.

•	An improvement of $4.6 million in the net gain (loss) on securities held for trading was driven by (i) a $3.9 million increase in the valuation of the IO resulting from a generalized reduction in rates across all terms of Libor-Swap curve during the third quarter, short-term and long-term interest rate drops and slower prepayment speed expectation were the most important drivers for the increase in value of the IO during the quarter, and (ii) a $0.8 million improvement on the value of the economic hedge on the mortgage servicing rights (“MSRs”) resulting from a change in the hedging strategy during the second quarter of 2009 from the use of U.S. Treasuries to forward contracts and to the decrease in forecasted prepayment speeds.

•	Net gain on investment securities of $1.0 million resulted from the sale of $189.8 million of mortgage-backed securities and other debt securities during the third quarter of 2009 as part of the execution of the Corporation’s Asset Replacement Program.

•	An improvement in the mark-to-market adjustment of mortgage servicing assets of $10.6 million primarily driven by the decrease in forecasted prepayment speed.

•	An increase in commissions, fees and other income of $1.5 million was related to a gain of $2.0 million recognized during the quarter from the redemption of shares of VISA, Inc., pursuant to their global restructuring agreement, partially offset by a decrease in insurance agency commissions of $0.5 million due to lower originations in 2009.

Significant variances in non-interest income for the nine month period ended September 30, 2009, when compared to the corresponding 2008 period, are as follow:

•	OTTI losses of $14.1 million were recognized on six of the Corporation’s securities. Two of these securities, for which losses of $1.1 million were recognized, were determined to be other-than-temporarily impaired during the second quarter of 2009, a third security was determined to be other-than-temporarily impaired during the second quarter of 2009, and also during the third quarter of 2009, with recognized losses of $5.7 million and $2.6 million, respectively, and the other three securities, for which a loss of $4.7 million was recognized, was determined to be other-than-temporarily impaired during the third quarter of 2009. Please refer to Note 6 in the accompanying Notes to the Consolidated Financial Statements for additional information on OTTI.

•	The net loss on securities held for trading was driven principally by a loss of $13.8 million related to the U.S. Treasuries that were serving as an economic hedge on the Corporation’s capitalized MSR during the first half of 2009 as the spreads between declining mortgage rates and the U.S. Treasury curve compressed as a result of the U.S. Federal Reserve Bank Monetary Policy implemented at the end of 2008 designed to promote mortgage loan originations and reduce mortgage loan interest rates. This loss was partially offset by an improvement on the economic hedge on the MSRs due to a change in the hedging strategy during the second quarter of 2009 from the use of U.S. Treasuries to forward contracts and to the decrease in forecasted prepayment speeds.

•	Net gain on investment securities of $5.8 million resulted from the sale of approximately $1.4 billion of mortgage-backed securities, primarily CMO floaters, and other debt securities during the second and third quarter of 2009 as a result of the execution of the Corporation’s Asset Replacement Program.

•	An improvement in the mark-to-market adjustment of the mortgage servicing assets of $12.9 million was principally related to the decline in interest rates that caused the increase in expected prepayment speed during the first quarter of 2009, partially offset by a subsequent decrease in forecasted prepayment speeds during the second and third quarters of 2009. Please refer to explanation for the quarter above.

•	A decrease in other income of $5.7 million primarily related to a gain of $5.2 million recognized in 2008 from the redemption of shares of VISA, Inc. and to income associated with the sale of certain units of a residential housing project which the Corporation took possession of in 2005 amounting to $1.3 million, partially offset by a gain of $2.0 million during the third quarter of 2009 related to redemption of shares of VISA, Inc., an increase in retail banking fees of $1.2 million was due primarily to higher ATM and POS commissions, was partially offset by lower insurance commissions of $0.9 million. Please refer to explanation for the quarter above.

Non-Interest Expense

Table LL Non-Interest Expense

	Quarter Ended			Nine Month Periods Ended
	September 30,			September 30,
	2009	2008	$ Variance	2009	2008	$ Variance
	(Dollars in thousands)

Compensation and benefits	$14,459	$17,542	$(3,083)	$53,110	$53,677	$(567)
Taxes, other than payroll and income taxes	2,567	2,550	17	7,478	7,351	127
Advertising	1,806	2,752	(946)	4,678	7,257	(2,579)
Professional services	7,252	5,834	1,418	20,770	17,859	2,911
Communication expenses	4,208	4,626	(418)	12,621	13,252	(631
EDP expenses	3,968	3,468	500	10,751	7,943	2,808

Occupancy expenses	3,788	5,221	(1,433)	10,703	13,723	(3,020)
Office expenses	1,430	1,252	178	4,099	4,402	(303)
Depreciation and amortization	3,086	4,170	(1,084)	9,756	12,297	(2,541)
FDIC insurance expense	5,468	1,100	4,368	13,549	3,419	10,130
OREO losses and other related expenses	3,224	(371)	3,595	5,674	(262)	5,936
Corporate insurance	1,210	1,157	53	3,403	3,538	(135)
Other expenses	6,798	3,147	3,651	18,624	18,181	443

Total non-interest expense	$59,264	$52,448	$6,816	$175,216	$162,637	$12,579

Significant variances in non-interest expenses for the quarter ended September 30, 2009, when compared to the corresponding 2008 period, are as follow:

•	The decrease in compensation and benefits of $3.1 million is primarily related to a decrease of $2.6 million in salaries as a result of a 18% workforce reduction between periods.

•	An increase of $1.4 million in professional expenses related to the addition of resources to help manage legacy portfolios.

•	A decrease of $1.4 million in occupancy expenses related to an impairment charge of $1.4 million during the third quarter of 2008 on a residential housing project which the Corporation took possession of in 2005.

•	An increase of $4.4 million in the FDIC insurance expense related to a significant increase in rates and assessment bases adopted by the FDIC in the third quarter of 2009.

•	An increase of $3.6 million in OREO losses and other related expenses associated with appraisal adjustments during the quarter.

•	An increase of $3.7 million in other expenses primarily related to an increase of $3.5 million in the provision for recourse driven by continued deterioration of the portfolio.

Significant variances in non-interest expenses for the nine month period ended September 30, 2009, when compared to the corresponding 2008 period, are as follows:

•	A decrease of $2.6 million in advertising principally related to cost control measures implemented by the Corporation throughout 2008, and during the nine month period ended September 30, 2009. During 2008, the Corporation incurred higher advertising expenses related to its re-branding.

•	An increase of $2.9 million in professional services expenses driven by amounts advanced to cover legal expenses of the Corporation’s former officers and to the management of legacy portfolios.

•	An increase of $2.8 million in EDP expenses primarily related to certain initiatives to optimize and update the Corporation’s banking and mortgage platforms and to the increase related to the Corporation’s outsourcing services.

•	A decrease of $3.0 million in occupancy expenses mainly driven by decreases in utilities expenses resulting from the Corporation implementation of strict cost control measures. Also, this decrease in occupancy expenses was related to non-recurring charges made during 2008. Please refer to the quarterly explanation above for additional information.

•	A decrease of $2.5 million in depreciation expenses related to intangibles, software and building improvements fully depreciated or amortized during 2009.

•	An increase of $10.1 million in the FDIC insurance expense primarily related to (i) $4.2 million of the FDIC special assessment expense during the second quarter of 2009 and (ii) to an increase during the third quarter of 2009 of $4.4 million. Please refer to the quarterly explanation above for additional information.

•	An increase of $5.9 million in OREO losses and other related expenses related to higher levels of repossessed units, higher expenses to maintain the properties in saleable conditions and adjustments to appraisals made during the quarter. Please refer to the quarterly explanation above for additional information.

Income taxes.  The recognition of income tax benefit of $6.9 million for the quarter ended September 30, 2009 is due to the effect of entering into an agreement with the Puerto Rico Treasury Department during the third quarter of 2009 (please refer to “— Non-Interest Income (Loss)— deferred tax components” above), net of the amortization of existing deferred tax assets (“DTAs”). Current tax expense of $1.0 million for the quarter ended September 30, 2009 is due to the recognition of tax expense related to intercompany transactions in the federal tax jurisdiction which had not been previously recognized, partially offset by a current tax benefit related to the Corporation’s U.S. affiliates.

The recognition of current income tax benefit for the nine month period ended September 30, 2009 is related to the release of unrecognized tax benefits due to the expiration of the statute of limitations on certain tax positions, partially offset by the recognition of tax expense related to intercompany transactions in the federal tax jurisdiction which had not been previously recognized net of current tax benefit related to the Corporation’s U.S. affiliates. The deferred tax benefit is primarily related to the effect of the Corporation entering into an agreement with the Puerto Rico Treasury Department during the third quarter of 2009, net of the amortization of existing DTAs.

As of September 30, 2009, two of the Corporation’s Puerto Rico taxable entities had cumulative losses in earnings before tax. For purposes of assessing the realization of the deferred tax assets, this cumulative taxable loss position for these two entities is considered significant negative evidence that has caused management to conclude that the Corporation will not be able to fully realize the deferred tax assets related to those two entities in the future, considering the criteria of ASC 740 (SFAS No. 109). Accordingly, as of September 30, 2009 and December 31, 2008, the Corporation determined that it was more likely than not that $389.5 million and $388.5 million, respectively, of its gross deferred tax assets would not be realized and maintained a valuation allowance for that amount. For Puerto Rico taxable entities with positive core earnings, a valuation allowance on deferred tax assets has not been recorded since they are expected to continue to be profitable. At September 30, 2009, the net deferred tax asset associated with these two companies was $16.3 million, compared to $16.5 million at December 31, 2008. Approximately, $93.6 million of the IO tax asset would be realized through these entities. In management’s opinion, for these companies, the positive evidence of profitable core earnings outweighs any negative evidence.

The allowance also includes a valuation allowance of $3.7 million related to deferred taxes on unrealized losses on cash flow hedges as of September 30, 2009.

Management does not establish a valuation allowance on the deferred tax assets generated on the unrealized losses of its securities available for sale because the Corporation does not intend to sell the securities before recovery of value, and based on available evidence it is not more likely than not that the Corporation will decide or be required to sell the securities before the recovery of its amortized cost basis. Management has therefore determined that a valuation allowance on deferred tax assets generated on the unrealized losses of its securities available for sale is not necessary at this time.

Failure to achieve sufficient projected taxable income in the entities where a valuation allowance on deferred tax assets has not been established, might affect the ultimate realization of the net deferred tax asset.

Management assesses the realization of its deferred tax assets at each reporting period based on the criteria of ASC 740, Income Taxes, (previously SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”)). To the extent that earnings improve and the deferred tax assets become realizable, the Corporation may be able to reduce the valuation allowance through earnings.

Please refer to Note 21 of the accompanying financial statements for additional information related to the Corporation’s income taxes.

Balance Sheet and Operating Data Analysis

Loan production.  Loan production includes loans internally originated by Doral Financial as well as residential mortgage loans purchased from third parties with the related servicing rights. Purchases of mortgage loans from third parties were $30.9 million and $96.4 million for the quarter and nine month period ended September 30, 2009, compared to $53.6 million and $139.1 million for the corresponding 2008 periods.

The following table sets forth the number and dollar amount of Doral Financial’s loan production for the periods indicated:

Table MM Loan Production

	Quarters Ended		Nine Month Periods Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Dollars in thousands, except for average initial loan balance)

FHA/VA mortgage loans
Number of loans	642	787	1,907	2,008
Volume of loans	$77,945	$103,948	$258,874	$246,197
Percent of total volume	31%	33%	33%	23%
Average initial loan balance	$121,410	$132,081	$135,749	$122,608
Conventional conforming mortgage loans
Number of loans	213	169	697	645
Volume of loans	$26,922	$20,605	$87,672	$77,479
Percent of total volume	11%	6%	11%	7%
Average initial loan balance	$126,394	$121,923	$125,785	$120,122
Conventional non-conforming mortgage loans(1)
Number of loans	490	1,006	1,801	3,186
Volume of loans	$76,682	$119,179	$278,304	$410,808
Percent of total volume	31%	38%	36%	38%
Average initial loan balance	$156,494	$118,468	$154,527	$128,942
Construction developments loans
Number of loans	—	11	—	24
Volume of loans	—	$38,284	—	$82,880
Percent of total volume	0%	12%	0%	8%
Average initial loan balance	—	$3,480,364	—	$3,453,333
Disbursement under existing construction development loans
Volume of loans	11,136	18,083	41,125	69,696
Percent of total volume	5%	6%	5%	7%
Commercial loans(2)

	Quarters Ended		Nine Month Periods Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Dollars in thousands, except for average initial loan balance)

Number of loans	25	11	49	189
Volume of loans	$55,244	$4,333	$103,158	$122,227
Percent of total volume	22%	1%	13%	11%
Average initial loan balance	$2,209,760	$393,909	$2,105,265	$646,704
Consumer loans(2)
Number of loans	107	643	591	7,215
Volume of loans	$600	$9,219	$4,474	$57,747
Percent of total volume	0%	3%	1%	5%
Average initial loan balance	$5,607	$14,337	$7,570	$8,004
Other(3)
Number of loans	—	2	1	3
Volume of loans	—	$4,600	$9,200	$6,600
Percent of total volume	0%	1%	1%	1%

Total loans
Number of loans	1,477	2,629	5,046	13,270
Volume of loans	$248,529	$318,251	$782,807	$1,073,634

(1)	Includes $0.4 million and $6.9 million in second mortgages for the quarters ended September 30, 2009 and 2008, respectively, and $1.9 million and $24.5 million in second mortgages for the nine month periods ended September 30, 2009 and 2008, respectively.

(2)	Commercial and consumer lines of credit are included in the loan production according to the credit limit approved.

(3)	Consists of multifamily loans.

The decrease of $69.7 million, or 22%, in loan production for the third quarter of 2009, and $290.8 million, or 27%, for the nine month period ended September 30, 2009, when compared to the corresponding 2008 periods, resulted from significant decreases in residential mortgage and construction lending. Due to the worsening economic conditions in Puerto Rico, new lending activity, particularly related to construction lending, was limited by the Corporation since 2008 throughout 2009.

The decrease in Doral Financial’s internally originated loans is due to a number of factors including deteriorating economic conditions in Puerto Rico, competition from other financial institutions, tightening of underwriting standards, changes in laws and regulations, and the general economic conditions in Puerto Rico.

A substantial portion of Doral Financial’s total residential mortgage loan originations has consistently been composed of refinancing transactions. For the nine month periods ended September 30, 2009 and 2008 refinancing transactions represented approximately 82% and 51%, respectively, of the total dollar volume of internally originated mortgage loans. Doral Financial’s future results could be adversely affected by a significant increase in mortgage interest rates that may reduce refinancing activity. However, the Corporation believes that refinancing activity in Puerto Rico is less sensitive to interest rate changes than in the mainland United States because a significant number of refinance loans in the Puerto Rico mortgage market are made for debt consolidation purposes rather than interest savings due to lower rates.

The following table sets forth the sources of Doral Financial’s loan production as a percentage of total loan originations for the periods indicated:

TABLE NN Loan origination sources

	Nine Month Periods Ended September 30,
	2009			2008
	Puerto Rico	US	Total	Puerto Rico	US	Total

Retail	68%	—	68%	55%	—	55%
Wholesale(1)	12%	—	12%	13%	—	13%
Housing Developments(2)	2%	3%	5%	6%	8%	14%
Other(3)	1%	14%	15%	10%	8%	18%

(1)	Refers to purchases of mortgage loans from other financial institutions and mortgage lenders.

(2)	Includes new construction development loans and the disbursement of existing construction development loans.

(3)	Refers to commercial, consumer and multifamily loans originated through the banking subsidiaries.

Mortgage loan servicing.  Doral Financial’s principal source of servicing rights has traditionally been sales of loans from its internal loan production. However, Doral Financial also purchases mortgage loans on a servicing-released basis as well as servicing rights in bulk. Doral Financial intends to maintain its mortgage-servicing portfolio, primarily by internal loan originations, but may also seek and consider attractive opportunities for wholesale purchases of loans with the related servicing rights, and bulk purchases of servicing rights from third parties.

The following table sets forth certain information regarding the total mortgage loan-servicing portfolio of Doral Financial for the periods indicated:

Table OO Loans Serviced for Third Parties

	As of September 30,
	2009	2008
	(Dollars in thousands, except
	for average size of loans serviced)

Composition of Portfolio Serviced for Third Parties at Period End:
GNMA	$2,367,668	$2,197,416
FHLMC/FNMA	3,167,297	3,528,940
Other conventional mortgage loans(1)(2)	3,382,732	3,841,629

Total portfolio serviced for third parties	$8,917,697	$9,567,985

Activity of Portfolio Serviced for Third Parties at Period End:
Beginning servicing portfolio	$9,460,350	$10,072,538
Additions to servicing portfolio	345,925	301,386
Servicing released due to repurchases	(51,269)	(53,493)
MSRs sales(3)	(7,111)	—
Run-off(4)	(830,198)	(752,446)

Ending servicing portfolio	$8,917,697	$9,567,985

Selected Data Regarding Mortgage Loans Serviced for Third Parties:
Number of loans	105,976	113,504
Weighted- average interest rate	6.34%	6.48%
Weighted- average remaining maturity (months)	243	247
Weighted- average gross servicing fee rate	0.39%	0.39%
Average servicing portfolio(5)	$9,177,648	$9,798,979
Principal prepayments	$545,997	$499,277
Constant prepayment rate	7.35%	6.36%
Average size of loans	$84,148	$84,296
Servicing assets, net	$116,958	$139,507
Mortgage-servicing advances	$22,222	$23,264
Delinquent Mortgage Loans and Pending Foreclosures at Period End:
60-89 days past due	2.48%	2.19%
90 days or more past due	4.86%	2.70%

Total delinquencies excluding foreclosures	7.34%	4.89%

Foreclosures pending	3.01%	2.48%

(1)	Excludes $4.4 billion and $3.9 billion of mortgage loans owned by Doral Financial at September 30, 2009 and 2008, respectively.

(2)	Includes portfolios of $158.9 million and $184.4 million at September 30, 2009 and 2008, respectively, of delinquent FHA/VA and conventional mortgage loans sold to third parties.

(3)	Amount represents MSRs sales related to $7.1 million in principal balance of mortgage loans.

(4)	Run-off refers to regular amortization of loans, prepayments and foreclosures.

(5)	Excludes the average balance of mortgage loans owned by Doral Financial of $4.3 billion and $3.7 billion as of September 30, 2009 and 2008, respectively.

Most of the mortgage loans in Doral Financial’s servicing portfolio are secured by single (one-to-four) family residences located in Puerto Rico. At September 30, 2009 and 2008, less than 1% of Doral Financial’s mortgage-servicing portfolio to third parties was related to mortgages secured by real property located on the U.S. mainland.

The main component of Doral Financial’s servicing income is loan servicing fees, which depend on the type of mortgage loan being serviced. The servicing fees on residential mortgage loans generally range from 0.25% to 0.50% of the outstanding principal balance of the serviced loan.

Total delinquencies excluding foreclosures increased from 4.89% to 7.34% and pending foreclosures increased from 2.48% to 3.01% from September 30, 2008 to the corresponding period in 2009, respectively, as a result of the economic recession and general deterioration of the mortgage sector. The Corporation does not expect significant losses related to these delinquencies since it has a liability for loans under recourse agreements and for other non recourse loans has not experienced significant losses in the past.

As part of its servicing responsibilities, in some servicing agreements Doral Financial is required to advance the scheduled payments of principal or interest whether or not collected from the underlying borrower. While Doral Financial generally recovers funds advanced pursuant to these arrangements within 30 days, it must absorb the cost of funding the advances during the time the advance is outstanding. In the past, Doral Financial sold pools of delinquent FHA and VA and conventional mortgage loans. Under these arrangements, Doral Financial is required to advance the scheduled payments whether or not collected from the underlying borrower. While Doral Financial expects to recover a significant portion of the amounts advanced through foreclosure or, in the case of FHA and VA loans, under the applicable FHA and VA insurance and guarantee programs, the amounts advanced tend to be greater than normal arrangements because of the large number of delinquent loans.

Liquidity and capital resources.  Doral Financial has an ongoing need for capital to finance its lending, servicing and investing activities. Doral Financial’s cash requirements arise mainly from loan originations and purchases, purchases and holding of securities, repayments of debt upon maturity, payments of operating and interest expenses, servicing advances and loan repurchases pursuant to recourse or warranty obligations. Sources of funds include deposits, advances from FHLB and other borrowings, proceeds from the sale of loans, and of certain available for sale investment securities and other assets, payment from loans held on balance sheet, and cash income from assets owned, including payments from owned servicing rights and interest-only strips. The Corporation’s Assets and Liability Committee (“ALCO”) establishes and monitors liquidity guidelines to ensure the Corporation’s ability to meet these needs. Doral Financial currently has and anticipates that it will continue to have adequate liquidity, financing arrangements and capital resources to finance its operations in the ordinary course of business.

Liquidity of the holding company.  The holding company’s principal uses of funds are the payment of its obligations, primarily the payment of principal and interest on its debt obligations. The holding company no longer directly funds any mortgage banking activities. Beyond the amount of unencumbered liquid assets at the holding company, the principal sources of funds for the holding company are principal and interest payments on the portfolio of loans and securities retained on the balance sheet by the holding company and dividends from its subsidiaries, including Doral Bank PR, Doral Bank NY and Doral Insurance Agency. The existing cease and desist order applicable to the holding company requires prior regulatory approval for the payment of any dividends from Doral Bank PR to the holding company. In addition, various federal and Puerto Rico statutes and regulations limit the amount of dividends that the Corporation’s banking and other subsidiaries may pay without regulatory approval. No restrictions exist on the dividends available from Doral Insurance Agency, other than those generally applicable under the Puerto Rico corporation law.

Doral Financial has not paid dividends on the Corporation’s common stock since April 2006.

On March 20, 2009, the Corporation announced that in order to preserve capital the Board of Directors approved the suspension of the payment of dividends on all of its outstanding series of cumulative and non-cumulative preferred stock. The suspension of dividends is effective and commenced with the dividends for the month of April 2009 for Doral Financial’s noncumulative preferred stock and the dividends for the second quarter of 2009 for Doral Financial’s cumulative preferred stock.

Liquidity is managed at the holding company level that owns the banking and non-banking subsidiaries. It is also managed at the level of the banking and non-banking subsidiaries.

Other than changes in short-term borrowings and deposits in the normal course of business, the repayment of certain long-term callable certificates of deposits, the adoption of an initiative to increase the exposure to liability repricing in one to three years to structurally reduce interest rate sensitivity, the impact on the Corporation’s assets and liabilities as a result of the Corporation’s exposure to LBI in connection with repurchase agreements and forward TBA agreements, and the suspension of payment of dividends on outstanding preferred stock, there have been no significant or unusual changes in the Corporation’s funding activities and strategy during 2008 and the nine month period ended September 30, 2009.

The following sections provide further information on the Corporation’s major funding activities and needs. Also, please refer to the consolidated statements of cash flows in the accompanying Consolidated Financial Statements which provides information on the Corporation’s cash inflows and outflows.

Liquidity of the banking subsidiaries.  Doral Financial’s liquidity and capital position at the holding company differ from the liquidity and capital positions of the Corporation’s banking subsidiaries. Doral Financial’s banking subsidiaries rely primarily on deposits, including brokered deposits which are all structured so as to meet the coverage for FDIC deposit insurance up to applicable limits, borrowings under advances from FHLB, repurchase agreements secured by pledges of their mortgage loans and mortgage-backed securities as their primary sources of liquidity, other borrowings, such as term notes backed by Federal Home Loan Bank of New York (“FHLB-NY”) letters of credit and auction term funds to depository institutions granted by the Federal Reserve under TAF, and other borrowings. The banking subsidiaries also have significant investments in loans and investment securities, which together with the owned mortgage servicing rights, serve as a source of cash. To date, these sources of liquidity for Doral Financial’s banking subsidiaries have not been materially adversely impacted by the current adverse liquidity conditions in the U.S. mortgage and credit markets.

Cash sources and uses.  Doral Financial’s sources of cash as of September 30, 2009 include retail and commercial deposits, borrowings under advances from FHLB, borrowings from the Federal Reserve, repurchase financing agreements, principal repayments and sale of loans and securities.

Management does not contemplate material uncertainties in the rolling over of deposits, both retail and wholesale, and is not engaged in capital expenditures that would materially affect the capital and liquidity positions. In addition, the Corporation’s banking subsidiaries maintain borrowing facilities with the FHLB and at the discount window of the Federal Reserve, and have a considerable amount of collateral that can be used to raise funds under these facilities.

Doral Financial uses of cash as of September 30, 2009 include origination and purchase of loans, purchase of investment securities, repayment of obligations as they become due, dividend payments related to the preferred stock (which were suspended by the Corporation’s Board of Directors on March 2009 effective during the second quarter of 2009), and other operational needs. The Corporation also is required to deposit cash or qualifying securities to meet margin requirements. To the extent that the value of securities previously pledged as collateral declines because of changes in interest rates, a liquidity crisis or any other factors, the Corporation will be required to deposit additional cash or securities to meet its margin requirements, thereby adversely affecting its liquidity.

Primary sources of cash.  The following table shows Doral Financial’s sources of borrowings and the related average interest rates as of September 30, 2009 and December 31, 2008:

Table PP Sources of Borrowings

	As of September 30, 2009		As of December 31, 2008
	Amount Outstanding	Average Rate	Amount Outstanding	Average Rate
	(Dollars in thousands)

Deposits	$4,215,314	2.50%	$4,402,772	3.58%
Repurchase Agreements	2,100,262	3.40%	1,907,447	3.62%
Advances from FHLB	1,606,920	3.18%	1,623,400	3.83%
Other Short-Term Borrowings	265,000	0.25%	351,600	0.52%
Loans Payable	345,464	7.26%	366,776	7.27%
Notes Payable	272,619	7.30%	276,868	7.31%

As of September 30, 2009, Doral Financial’s banking subsidiaries held approximately $4.0 billion in interest-bearing deposits at a weighted-average interest rate of 2.64%. For additional information on the Corporation’s sources of borrowings please refer to Notes from 15 to 20 of the consolidated financial statements for the nine months ended September 30, 2009 included in the Registration Statement.

The following table presents the average balance and the annualized average rate paid on each deposit type for the periods indicated:

Table QQ Average Deposit Balance

	Nine Month Period Ended		Year Ended
	September 30, 2009		December 31, 2008
	Average Balance	Average Rate	Average Balance	Average Rate
	(Dollars in thousands)

Certificates of deposit	$485,981	3.46%	$543,081	4.17%
Brokered certificates of deposits	2,320,911	3.97%	2,451,523	4.51%
Regular passbook savings	362,639	1.71%	332,032	2.56%
NOW accounts and other transaction accounts	349,483	1.32%	381,848	1.57%
Money market accounts	381,051	2.84%	294,847	3.07%

Total interest-bearing	3,900,065	3.35%	4,003,331	3.91%
Non-interest bearing	243,103	—	254,566	—

Total deposits	$4,143,168	3.15%	$4,257,897	3.68%

The following table sets forth the maturities of certificates of deposit having principal amounts of $100,000 or more at September 30, 2009.

Table RR Certificates of Deposit Maturities

Amount
(In thousands)

Certificates of deposit maturing:
Three months or less	$540,970
Over three through six months	336,698
Over six through twelve months	532,660
Over twelve months	1,165,187

Total	$2,575,515

The amounts in Table RR, include $2.4 billion in brokered deposits issued in denominations greater than $100,000 to broker-dealers. As of September 30, 2009 and December 31, 2008, all brokered deposits were within the applicable FDIC insurance limit. On October 3, 2008, the President of the U.S. signed the Emergency Economic Stabilization Act of 2008, which among other things, temporarily raised the basic limit on FDIC deposit insurance from $100,000 to $250,000. The temporary increase in deposit insurance became effective upon the President’s signature and was set to expire on December 31, 2009.

On May 20, 2009, the President of the U.S. signed the Helping Families Save Their Homes Act, which extends the temporary increase in the standard maximum deposit insurance amount (“SMDIA”) to $250,000 per depositor through December 31, 2013. This extension of the temporary $250,000 coverage limit became effective immediately upon the President’s signature. The legislation provides that the SMDIA will return to $100,000 on January 1, 2014.

As of September 30, 2009 and December 31, 2008, Doral Financial’s retail banking subsidiaries had approximately $2.4 billion and $2.7 billion, respectively, in brokered deposits obtained through broker-dealers. Brokered deposits are used by Doral Financial’s retail banking subsidiaries as a source of long-term funds, and Doral Financial’s retail banking subsidiaries have traditionally been able to replace maturing brokered deposits. Brokered deposits, however, are generally considered a less stable source of funding than core deposits obtained through retail bank branches. Brokered-deposit investors are generally very sensitive to interest rates and will generally move funds from one depository institution to another based on minor differences in rates offered on deposits.

Doral Financial’s banking subsidiaries, as members of the FHLB-NY, have access to collateralized borrowings from the FHLB-NY up to a maximum of 30% of total assets. In addition, the FHLB-NY makes available additional borrowing capacity in the form of repurchase agreements on qualifying high grade securities. Advances and reimbursement obligations with respect to letters of credit must be secured by qualifying assets with a market value of 100% of the advances or reimbursement obligations. As of September 30, 2009, Doral Financial’s banking subsidiaries held $1.6 billion in advances from FHLB-NY at a weighted-average interest rate of 3.18%. Please refer to Note 17 to the consolidated financial statements for the nine months ended September 30, 2009 included in the Registration Statement for additional information regarding such advances.

Doral Financial also derives liquidity from the sale of mortgage loans in the secondary mortgage markets. The U.S. (including Puerto Rico) secondary mortgage market is the most liquid in the world in large part because of the sale or guarantee programs maintained by FHA, VA, HUD, FNMA and FHLMC. To the extent these programs are curtailed or the standard for insuring or selling loans under such programs is materially increased, or, for any reason, Doral Financial were to fail to qualify for such programs, Doral Financial’s ability to sell mortgage loans and consequently its liquidity would be materially adversely affected.

Other uses of cash.  Servicing agreements relating to the mortgage-backed securities programs of FNMA, FHLMC and GNMA, and to mortgage loans sold to certain other investors, require Doral Financial to advance funds to make scheduled payments of principal, interest, taxes and insurance, if such payments have not been received from the borrowers. While Doral Financial generally recovers funds advanced pursuant to these arrangements within 30 days, it must absorb the cost of funding the advances during the time the advance is outstanding. For the nine month period ended September 30, 2009, the monthly average amount of funds advanced by Doral Financial under such servicing agreements was approximately $34.5 million, compared to $36.1 million for the corresponding period of 2008. To the extent the mortgage loans underlying Doral Financial’s servicing portfolio experience increased delinquencies, Doral Financial would be required to dedicate additional cash resources to comply with its obligation to advance funds as well as incur additional administrative costs related to increases in collection efforts. In the past, Doral Financial sold pools of delinquent FHA and VA and conventional mortgage loans. Under these arrangements, Doral Financial is required to advance the scheduled payments whether or not collected from the underlying borrower. While Doral Financial expects to recover the amounts advanced through foreclosure or, in the case of FHA and VA loans, under the applicable FHA and VA insurance and guarantee programs, the amounts advanced tend to be greater than normal arrangements because of the delinquent status of the loans. As of September 30, 2009 and

December 31, 2008, the outstanding principal balance of such delinquent loans was $158.9 million and $177.0 million, respectively, and the aggregate monthly amount of funds advanced by Doral Financial was $14.0 million and $15.5 million, respectively.

When Doral Financial sells mortgage loans to third parties, which serves as a source of cash, it also generally makes customary representations and warranties regarding the characteristics of the loans sold. To the extent the loans do not meet specified characteristics, investors are generally entitled to cause Doral Financial to repurchase such loans.

In addition to its servicing and warranty obligations, in the past Doral Financial’s loan sale activities have included the sale of non-conforming mortgage loans subject to recourse arrangements that generally require Doral Financial to repurchase or substitute the loans if the loans are 90 days or more past due or otherwise in default up to a specified amount or limited to a period of time after the sale. To the extent the delinquency ratios of the loans sold subject to recourse are greater than anticipated and Doral Financial is required to repurchase more loans than anticipated, Doral Financial’s liquidity requirements would increase. Please refer to “— Off-Balance Sheet Activities” below for additional information on these arrangements.

In the past, Doral Financial sold or securitized mortgage loans with FNMA on a partial or full recourse basis. Doral Financial’s contractual agreements with FNMA authorize FNMA to require Doral Financial to post collateral in the form of cash or marketable securities to secure such recourse obligation to the extent Doral Financial does not maintain an investment grade rating. As of September 30, 2009, Doral Financial’s maximum recourse exposure with FNMA amounted to $656.6 million and required the posting of a minimum of $44.0 million in collateral to secure recourse obligations. While deemed unlikely by Doral Financial, FNMA has the contractual right to request collateral for the full amount of Doral Financial’s recourse obligations. Any such request by FNMA would have a material adverse effect on Doral Financial’s liquidity and business. Please refer to Note 23 of the accompanying consolidated financial statements for the nine months ended September 30, 2009 included in the Registration Statement and “— Off-Balance Sheet Activities” below for additional information on these arrangements.

Under Doral Financial’s repurchase lines of credit and derivative contracts, Doral Financial is required to deposit cash or qualifying securities to meet margin requirements. To the extent that the value of securities previously pledged as collateral declines because of changes in interest rates or other market conditions, Doral Financial will be required to deposit additional cash or securities to meet its margin requirements, thereby adversely affecting its liquidity.

Assets and liabilities.  Doral Financial’s total assets amounted to $10.0 billion at September 30, 2009, compared to $10.1 billion at December 31, 2008. Total assets at September 30, 2009, when compared to December 31, 2008 were affected by a decrease of $248.2 million in the Corporation’s investment securities portfolio that resulted from a combination of a sale of $1.4 billion during the second and third quarter of 2009 and purchases primarily of mortgage-backed securities as part of the Corporation’s Asset Replacement Program, and partially offset by increases of $69.7 million in loans and $34.9 million in cash and due from banks.

Total liabilities were $9.1 billion at September 30, 2009, compared to $9.2 billion at December 31, 2008. Total liabilities as of September 30, 2009 were affected principally by a decrease in deposits of $187.5 million, mainly related to the decrease of $272.1 million in brokered deposits, and a decrease of $86.6 million in other short-term borrowings, which represents the balance of a line of credit with the FHLB and auction term funds to depository institutions granted by the Federal Reserve under TAF, partially offset by an increase of $192.8 million in securities sold under agreements to repurchase.

Capital.  Doral Financial’s total equity totaled $880.1 million at September 30, 2009, compared to $905.2 million at December 31, 2008.

On March 20, 2009, the Board of Directors of Doral Financial announced that it had suspended the declaration and payment of all dividends on all of Doral Financial’s outstanding series of cumulative and non-cumulative preferred stock. The suspension of dividends was effective and commenced with the dividends for the month of April 2009 for Doral Financial’s three outstanding series of non-cumulative preferred stock, and the dividends for the second quarter of 2009 for Doral Financial’s one outstanding series of cumulative preferred stock.

On May 7, 2009, the Corporation announced the commencement of an offer to exchange a stated amount of its shares of common stock and a cash payment in exchange for a limited number of its shares of outstanding preferred stock. The offer to exchange commenced on May 7, 2009 and expired on June 8, 2009. Each of the series of outstanding preferred stock of Doral Financial were eligible to participate in the exchange offer, subject to all terms and conditions set forth in the Tender Offer Statement that was filed with the SEC on May 7, 2009, as amended. The transaction was settled on June 11, 2009.

Pursuant to the terms of the offer to exchange, the Corporation issued 2,619,710 shares of common stock and paid $3.7 million in cash in exchange for 298,986 shares of convertible preferred stock; issued 493,058 shares of common stock and paid $0.5 million in cash in exchange for 228,173 shares of Series A preferred stock; issued 234,929 shares of common stock and paid $0.2 million in cash in exchange for 217,339 shares of Series B preferred stock; and issued 606,195 shares of common stock and paid $0.6 million in cash in exchange for 560,798 shares of Series C preferred stock. Overall, $105.6 million liquidation preference of the Corporation’s preferred stock were validly tendered, not withdrawn and exchanged upon the terms and subject to the conditions set forth in the offer to exchange and the related letter of transmittal, which then represented 18.4% of the aggregate liquidation preference of its preferred shares. An aggregate of 1,305,296 shares of preferred stock were retired upon receipt. As a result of the exchange offer, Doral issued an aggregate of 3,953,892 shares of common stock and paid an aggregate of $5.0 million in cash premium payments. After settlement of the exchange offer, 1,266,827 shares of Series A preferred stock, 1,782,661 shares of Series B preferred stock, 3,579,202 shares of Series C preferred stock, and 1,081,014 shares of convertible preferred stock remained outstanding.

The exchange by holders of shares of the non-cumulative preferred stock for shares of common stock and payment of a cash premium resulted in the extinguishment and retirement of such shares of non-cumulative preferred stock and an issuance of common stock. The carrying (liquidation) value of each share of non-cumulative preferred stock retired was reduced and common stock and additional paid-in-capital increased in the amount of the fair value of the common stock issued. Upon the cancellation of such shares of non-cumulative preferred stock acquired by the Corporation pursuant to the offer to exchange, the difference between the carrying (liquidation) value of shares of non-cumulative preferred stock retired and the fair value of the exchange offer consideration exchanged (cash plus fair value of common stock) was treated as an increase to retained earnings and income available to common shareholders for earnings per share purposes in accordance with guidance of ASC 260-10, Earnings per Share, (previously EITF Topic No. D-42, The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock).

The exchange by holders of convertible preferred stock for common stock and a cash premium was accounted for as an induced conversion. Common stock and additional paid-in-capital was increased by the carrying (liquidation) value of the amount of convertible preferred stock exchanged. The fair value of common stock issued and the cash premium in excess of the fair value of securities issuable pursuant to the original exchange terms was treated as a reduction to retained earnings and net income available to common shareholders for earnings per share purposes.

Please refer to Note 26 and to Note 30 of the accompanying financial statements for the nine months ended September 30, 2009 included in the Registration Statement for further discussion about the preferred stock conversion.

Regulatory capital requirements.  As of September 30, 2009, Doral Bank PR and Doral Bank NY were in compliance with all the regulatory capital requirements that were applicable to them as a state non-member bank and federal savings bank, respectively (i.e., total capital and Tier 1 capital to risk weighted assets of at least 8% and 4%, respectively, and Tier 1 capital to average assets of at least 4%). However, as described below, Doral Financial is subject to a consent order pursuant to which it submitted a capital plan in which it has agreed to maintain capital ratios in excess of the prompt corrective action well capitalized floors at both the holding company and Doral Bank PR level. As a result of the recapitalization pursuant to which Doral Holdings LLC acquired 90% of the common stock of Doral Financial, except for the requirements of the consent order, Doral Financial is no longer required to meet regulatory capital standards. Set forth below are Doral Financial’s, and its banking subsidiaries’ regulatory capital ratios as of September 30, 2009 and December 31, 2008, based on existing Federal Reserve, FDIC and Office of Thrift Supervision (“OTS”) guidelines. For purpose of these tables, ratios for Doral Financial are calculated as if Doral Financial were the ultimate holding company.

Table SS Regulatory Capital Ratios

	As of September 30, 2009
	Doral	Doral	Doral
	Financial(2)	Bank PR	Bank NY

Total Capital Ratio (Total capital to risk- weighted assets)	15.3%	13.6%	16.7%
Tier 1 Capital Ratio (Tier 1 capital to risk- weighted assets)	13.5%	12.3%	16.2%
Leverage Ratio(1)	8.5%	6.5%	12.7%

(1)	Tier 1 capital to average assets in the case of Doral Financial and Doral Bank PR and Tier 1 capital to adjusted total assets in the case of Doral Bank NY.

(2)	Doral Financial was not subject to regulatory capital requirements as of September 30, 2009. Ratios were prepared as if the Corporation were subject to the requirement for comparability purposes.

	As of December 31, 2008
	Doral	Doral	Doral
	Financial(2)	Bank PR	Bank NY

Total Capital Ratio (Total capital to risk- weighted assets)	17.1%	15.4%	19.1%
Tier 1 Capital Ratio (Tier 1 capital to risk- weighted assets)	13.8%	14.2%	18.5%
Leverage Ratio(1)	7.6%	6.4%	15.0%

(1)	Tier 1 capital to average assets in the case of Doral Financial and Doral Bank PR and Tier 1 capital to adjusted total assets in the case of Doral Bank NY.

(2)	Doral Financial was not subject to regulatory capital requirements as of December 31, 2008. Ratios were prepared as if the Corporation were subject to the requirement for comparability purposes.

As of September 30, 2009, the capital ratios of Doral Bank PR and Doral Bank NY exceeded the well-capitalized thresholds for banks for purposes of the prompt corrective action regulations adopted by the FDIC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. Under FDIC’s regulations, a well capitalized bank must maintain a Leverage Ratio of at least 5%, a Tier 1 Capital Ratio of at least 6% and a Total Capital Ratio of at least 10% and not be subject to any written agreement or directive to meet a specific capital ratio.

Failure to meet minimum regulatory capital requirements could result in the initiation of certain mandatory and additional discretionary actions by banking regulators against Doral Financial and its banking subsidiaries that, if undertaken, could have a material adverse effect on Doral Financial.

On March 17, 2006, Doral Financial entered into a consent order with the Federal Reserve, pursuant to which the Corporation submitted a capital plan in which it established a target minimum leverage ratio of 5.5% for Doral Financial and 6.0% for Doral Bank PR. See “Legal matters” in the Registration Statement. While the Tier 1 and Total capital ratios have risk weighting components that take into account the low level of risk associated with the Corporation’s mortgage and securities portfolios, the Leverage Ratio is significantly lower because it is based on total average assets without any risk weighting.

On March 19, 2009, the Board of Directors of Doral Financial approved a capital infusion of up to $75.0 million to Doral Bank PR, of which $19.8 million was made during the first quarter of 2009.

Housing and Urban Development Requirements.  The Corporation’s mortgage operation is a U.S. Department of Housing and Urban Development (“HUD”) approved non-supervised mortgagee and is required to maintain an excess of current assets over current liabilities and minimum net worth, as defined by the various regulatory agencies. Such equity requirement is tied to the size of the Corporation’s servicing portfolio and ranged up to $1.0 million. The Corporation is also required to maintain fidelity bonds and errors and omissions insurance coverage based on the balance of its servicing portfolio. Non-compliance with these requirements could derive in actions from the regulatory agencies such as monetary penalties, the suspension of the license to originate loans, among others.

As of September 30, 2009 and December 31, 2008, Doral Mortgage maintained $23.5 million and $22.2 million, respectively, in excess of the required minimum level for adjusted net worth required by HUD.

Fair Value of Financial Instruments

The Corporation uses fair value measurements to state certain assets and liabilities at fair value and to support fair value disclosures. Securities held for trading, securities available for sale, derivatives and servicing assets are recorded at fair value on a recurring basis. Additionally, from time to time, Doral may be required to record other financial assets at fair value on a nonrecurring basis, such as loans held for sale, loans receivable and certain other assets. These nonrecurring fair value adjustments typically involve application of lower-of-cost-or-market accounting or write-downs of individual assets.

ASC 820 (SFAS No. 157) established a three-level hierarchy for disclosure of assets and liabilities recorded at fair value. The classification of assets and liabilities within the hierarchy is based on whether the inputs to the valuation methodology used for measurement are observable or unobservable. Observable inputs reflect market-derived or market-based information obtained from independent sources, while unobservable inputs reflect the Corporation’s estimates about market data. These levels are:

•	Level 1 — Valuation is based upon unadjusted quoted prices for identical instruments traded in active markets.

•	Level 2 — Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market, or are derived principally from or corroborated by observable market data, by correlation or by other means.

•	Level 3 — Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect the Corporation’s estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

In accordance with ASC 820 (SFAS No. 157), Doral Financial’s intent is to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements. When available, the Corporation uses quoted market prices to measure fair value. If market prices are not available, fair value measurements are based upon models that use primarily market-based or independently-sourced market parameters, including interest rate yield curves, prepayment speeds, option volatilities and currency rates. Most of Doral Financial’s financial instruments use either of the foregoing methodologies, collectively Level 1 and Level 2 measurements, to determine fair value adjustments recorded to the Corporation’s financial statements. However, in certain cases, when market observable inputs for model-based valuation techniques may not be readily available, the Corporation is required to make judgments about assumptions market participants would use in estimating the fair value of the financial instruments, or Level 3 measurements.

The degree of management judgment involved in determining the fair value of a financial instrument is dependent upon the availability of quoted market prices or observable market parameters. For financial instruments that trade actively and have quoted market prices or observable market parameters, there is minimal subjectivity involved in measuring fair value. When observable market prices and parameters are not fully available, management judgment is necessary to estimate fair value. In addition, changes in the market conditions may reduce the availability of quoted prices or observable data. For example, reduced liquidity in the capital markets or changes in secondary market activities could result in observable market inputs becoming unavailable. Therefore, when market data is not available, the Corporation uses valuation techniques requiring more management judgment to estimate the appropriate fair value measurement.

Approximately 35% and 37% of the Corporation total assets at September 30, 2009 and December 31, 2008, respectively, consisted of financial instruments recorded at fair value on a recurring basis. Assets for which fair values were measured using significant Level 3 inputs represented approximately 18% and 15% of these financial instruments at both September 30, 2009 and December 31, 2008, respectively. The fair values of the remaining assets were measured using valuation methodologies involving market-based or market-derived information, collectively Level 1 and 2 measurements.

Please refer to Note 27 of the accompanying financial statements for further discussion about the extent to which fair value is used to measure assets and liabilities, the valuation methodologies used and its impact on earnings.

Off-Balance Sheet Activities

Prior to 2006, the Corporation typically sold loans that did not qualify for the insurance or guarantee programs of FHA and VA, or the sale or exchange programs of FNMA or FHLMC (“non-conforming loans”) to local financial institutions on a recourse basis pursuant to which Doral Financial retained part of the credit risk associated with such loans after sale. The Corporation also sold loans under various recourse agreements to FNMA and FHLMC. Doral Financial’s contingent obligation with respect to such recourse provision is not reflected on Doral Financial’s Consolidated Financial Statements, except for a liability of $9.4 million, as of September 30, 2009, for estimated losses from such recourse agreements, which is included as part of “Accrued expenses and other liabilities.” Doral Financial currently sells loans on a non-recourse basis, except for certain early payment defaults.

In the past, in relation to its asset securitization and loan sale activity, the Corporation sold pools of delinquent FHA, VA and conventional mortgage loans on a servicing retained basis. Following these transactions, the loans are not reflected on Doral Financial’s Consolidated Statements of Financial Condition. Under these arrangements, as part of its servicing responsibilities, Doral Financial is required to advance the scheduled payments of principal and interest regardless of whether they are collected from the underlying borrower. While Doral Financial expects to recover a significant portion of the amounts advanced through foreclosure or, in the case of FHA and VA loans, under applicable FHA and VA insurance and guarantee programs, the amounts advanced tend to be greater than normal arrangements because of delinquent status of the loans.

In addition, Doral Financial’s loan sale activities in the past included certain mortgage loan sale and securitization transactions subject to recourse arrangements that require Doral Financial to repurchase or substitute the loan if the loans are 90 days or more past due or otherwise in default. The Corporation is also required to pay interest on delinquent loans in the form of servicing advances. Under certain of these arrangements, the recourse obligation is terminated upon compliance with certain conditions, which generally involve: (i) the lapse of time (normally from four to seven years), (ii) the lapse of time combined with certain other conditions such as the unpaid principal balance of the mortgage loans falling below a specific percentage (normally less than 80%) of the appraised value of the underlying property or (iii) the amount of loans repurchased pursuant to recourse provisions reaching a specific percentage of the original principal amount of loans sold (generally from 10% to 15%). As of September 30, 2009, the Corporation’s records reflected that the outstanding principal balance of loans sold subject to full or partial recourse was $0.9 billion. As of such date, the Corporation’s records also reflected that the maximum contractual exposure to Doral Financial if it were required to repurchase all loans subject to recourse was $0.8 billion. The Corporation discontinued the practice of selling loans with recourse obligations in 2005.

Doral Financial’s reserves for its exposure to recourse and the other credit-enhanced transactions explained above amounted $18.4 million and $18.5 million as of September 30, 2009 and December 31, 2008, respectively. For additional information regarding sales of delinquent loans please refer to “— Balance Sheet and Operating Data Analysis — Liquidity and capital resources” above.

The following table shows the changes in the Corporation’s liability of estimated losses from recourse agreements, included in the Statement of Financial Condition, for each of the periods shown:

	Quarter Ended	Nine Month Period
	September 30, 2009	Ended September 30, 2009
	(In thousands)

Balance at beginning of period	$8,755	$8,849
Net charge-offs	(435)	(2,564)
Provision for recourse liability	1,124	3,159

Balance at end of period	$9,444	$9,444

Doral Financial is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments may include commitments to extend credit and sell loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the Statement of Financial Position.

The contractual amounts of these instruments reflect the extent of involvement the Corporation has in particular classes of financial instruments. The Corporation’s exposure to credit losses in the event of nonperformance by the other party to the financial instrument for commitments to extend credit or for forward sales is represented by the contractual amount of these instruments. Doral Financial uses the same credit policies in making these commitments as it does for on-balance sheet instruments. At September 30, 2009, commitments to extend credit and commercial and financial standby letters of credit amounted to approximately $102.3 million and $25,000, respectively, and commitments to sell loans amounted to approximately $172.2 million.

Commitments to extend credit are agreements to lend to a customer as long as the conditions established in the contract are met. Commitments generally have fixed expiration dates or other termination clauses.

In the ordinary course of the business, Doral Financial makes certain representations and warranties to purchasers and insurers of mortgage loans at the time of the loan sales to third parties regarding the characteristics of the loans sold, and in certain circumstances, such as in the event of early or first payment default. To the extent the loans do not meet specified characteristics, if there is a breach of contract of a representation or warranty or if there is an early payment default, Doral Financial may be required to repurchase the mortgage loan and bear any subsequent loss related to the loan.

See “Risk factors — Risks Related to Our Business — Defective and repurchased loans may harm Doral Financial’s business and financial condition” in the Registration Statement.

Contractual Obligations and Other Commercial Commitments

The tables below summarize Doral Financial’s contractual obligations, on the basis of contractual maturity or first call date, whichever is earlier, and other commercial commitments as of September 30, 2009.

Table TT Contractual Obligations

	Payments Due by Period
		Less Than			After
	Total	1 Year	1-3 Years	3-5 Years	5 Years
		(In thousands)

Deposits	$4,215,314	$3,026,502	$850,577	$180,313	$157,922
Repurchase agreements(1)(2)	2,100,262	1,094,762	299,000	706,500	—
Advances from the FHLB(1)(2)	1,606,920	912,500	445,420	249,000	—
Other short-term borrowings	265,000	265,000	—	—	—
Loans payable(3)	345,464	40,220	74,982	60,195	170,067
Notes payable	272,619	6,232	43,228	9,677	213,482
Other liabilities	109,416	109,416	—	—	—
Non-cancelable operating leases	46,666	5,925	9,704	9,629	21,408

Total Contractual Cash Obligations	$8,961,661	$5,460,557	$1,722,911	$1,215,314	$562,879

(1)	Amounts included in the table above do not include interest.

(2)	Includes $228.5 million of repurchase agreements with an average rate of 4.72% and $279.0 million in advances from FHLB-NY with an average rate of 5.41%, which the lenders have the right to call before their contractual maturities. The majority of such repurchase agreements and advances from FHLB-NY are included in the less than one year category in the above table but have actual contractual maturities ranging from March 2010 to February 2014. They are included on the first call date basis because increases in interest rates over the average rate of the Corporation’s callable borrowings may induce the lenders to exercise their call right.

(3)	Secured borrowings with local financial institutions, collateralized by real estate mortgage loans at variable interest rates tied to 3-month LIBOR. These loans are not subject to scheduled payments, but are required to be repaid according to the regular amortization and prepayments of the underlying mortgage loans. For purposes of the table above, the Corporation used a CPR of 10.3% to estimate the repayments.

Table UU Other Commercial Commitments(1)

	Amount of Commitment Expiration per Period
	Total
	Amount	Less Than			After
	Committed	1 Year	1-3 Years	3-5 Years	5 Years
	(In thousands)

Commitments to extend credit	$102,340	$82,136	$19,204	$1,000	—
Commitments to sell loans	172,185	172,185	—	—	—
Commercial and financial standby letters of credit	25	25	—	—	—
Maximum contractual recourse exposure	791,760	—	—	—	791,760

Total	$1,066,310	$254,346	$19,204	$1,000	$791,760

(1)	Refer to “— Off-Balance Sheet Activities” above for additional information regarding other commercial commitments of the Corporation.

Risk Management

Doral Financial’s business is subject to four broad categories of risks: interest rate risk, credit risk, operational risk and liquidity risk. Doral Financial has specific policies and procedures which have been designed to identify, measure and manage risks to which the Corporation is exposed.

Interest rate and market risk management.  Interest rate risk refers to the risk that changes in interest rates may adversely affect the value of Doral Financial’s assets and liabilities and its net interest income.

Doral Financial’s risk management policies are designed with the goal of maximizing shareholder value with emphasis on stability of net interest income and market value of equity. These policies are also targeted to remain well capitalized, preserve adequate liquidity, and meet various regulatory requirements. The objectives of Doral Financial’s risk management policies are pursued within the limits established by the Board of Directors of the Corporation. The Board of Directors has delegated the oversight of interest rate and liquidity risks to its Risk Policy Committee.

Doral Financial’s Asset/Liability Management Committee (“ALCO”) has been created under the authority of the Board of Directors to manage the Corporation’s interest rate, market and liquidity risk. The ALCO is primarily responsible for ensuring that Doral Financial operates within the Corporation’s established asset/liability management policy guidelines and procedures. The ALCO reports directly to the Risk Policy Committee of the Board of Directors.

The ALCO is responsible for:

•	developing the Corporation’s asset/liability management and liquidity strategy;

•	monitoring and management of interest rate, pricing and liquidity risk limits to ensure compliance with the Corporation’s policies;

•	overseeing product pricing and volume objectives for banking and treasury activities; and

•	overseeing the maintenance of management information systems that supply relevant information for the ALCO to fulfill its responsibilities as it relates to asset/liability management.

Risk identification measurement and control.  Doral Financial manages interest rate exposure related to its assets and liabilities on a consolidated basis. Changes in interest rates can affect the volume of Doral Financial’s mortgage loan originations, the net interest income earned on Doral Financial’s portfolio of loans and securities, the amount of gain on the sale of loans and the value of Doral Financial’s servicing assets, loans, investment securities and other retained interests.

As part of its interest rate risk management practices, Doral Financial has implemented measures to identify the interest rate risk associated with the Corporation’s assets, liabilities and off-balance sheet activities. The Corporation has also developed policies and procedures to control and manage these risks and continues to improve its interest rate risk management practices. The Corporation currently manages its interest rate risk by principally focusing on the following metrics: (a) net interest income sensitivity; (b) market value equity sensitivity; (c) effective duration of equity; and (d) maturity/repricing gaps. Doral Financial’s Asset/Liability Management Policies provide a limit structure based on these four metrics. A single limit is defined for effective duration of equity. Net interest income sensitivity limits are set for a twelve month horizon and defined for instantaneous parallel rate shifts. Specific parallel rate shifts defined for net interest income and market value equity limits are -300 bps, -200 bps, -100 bps, +100 bps, +200 bps, and +300 bps. Additional limits are defined and subject to control for maturity/repricing mismatches, however management continues to emphasize risk management and controls based on net interest income and market value of equity sensitivity as these measures incorporate the effect of existing asset/liability mismatches. The explanations below provide a brief description of the metrics used by the Corporation and the methodologies/assumptions employed in the estimation of these metrics:

•	Net Interest Income Sensitivity. Refers to the relationship between market interest rates and net interest income due to the maturity mismatches and repricing characteristics of Doral Financial’s interest-earning assets, interest-bearing liabilities and off-balance sheet positions. To measure net interest income exposure to changes in market interest rates, the Corporation uses earnings simulation techniques. These simulation techniques allow for the forecasting of net interest income and expense under various rate scenarios for the measurement of interest rate risk exposures of Doral Financial. Primary scenarios include instantaneous parallel and non-parallel rate shocks. Net interest income sensitivity is measured for time horizons ranging from twelve to sixty months and as such, serves as a measure of short to medium term earnings risk. The basic underlying assumptions used in net interest income simulations are: (a) the Corporation maintains a static balance sheet; (b) full reinvestment of funds in similar product/instruments with similar maturity and repricing characteristics; (c) spread assumed constant; (d) prepayment rates on mortgages and mortgage related securities are modeled using multi-factor prepayment model; (e) non-maturity deposit run-offs and elasticity assumptions are modeled, and (f) evaluation of embedded options.

•	Market Value of Equity Sensitivity. Used to capture and measure the risks associated with longer-term maturity and re-pricing mismatches. Doral Financial uses value simulation techniques for all financial components of the Statement of Financial Condition. Valuation techniques include static cash flows analyses, stochastic models to qualify value of embedded options and prepayment modeling. To complement and broaden the risk analysis, the Corporation uses duration and convexity analysis to measure the sensitivity of the market value of equity to changes in interest rates. Duration measures the linear change in market value of equity caused by changes in interest rates, while, convexity measures the asymmetric changes in market value of equity caused by changes in interest rates due to the presence of options. The analysis of duration and convexity combined provide a better understanding of the sensitivity of the market value of equity to changes in interest rates.

•	Effective Duration of Equity. The effective duration of equity is a broad measure of the impact of interest rate changes on Doral Financial’s economic capital. The measure summarizes the net sensitivity of assets and liabilities, adjusted for off-balance sheet positions. The stated threshold for Doral Financial’s effective duration of equity is 12 years.

Interest Rate Risk Management Strategy

Doral Financial’s current interest rate management strategy is implemented by the ALCO and is focused on reducing the volatility of the Corporation’s net interest income and to protect the market value of equity. While the current strategy will also use a combination of derivatives and balance sheet management, more emphasis is placed on balance sheet management.

Net Interest Income Risk.  In order to protect net interest income against interest rate risk, the ALCO employs a number of strategies, which are adjusted in relation to prevailing market conditions. Internal balance sheet management practices are designed to reduce the re-pricing gaps of the Corporation’s assets and liabilities. However, the Corporation will use derivatives, mainly interest rate swaps and interest rate caps, as part of its interest rate risk management activities. Interest rate swaps represent a mutual agreement to exchange interest rate payments; one party pays fixed rate and the other pays a floating rate. For net interest income protection, Doral Financial typically enters into a fixed rate payer-float receiver swaps to eliminate the variability of cash flows associated to floating rate debt obligations.

Market Value of Equity Hedging Strategies.  Due to the composition of Doral Financial’s assets and liabilities, the Corporation has earnings exposure to rising interest rates. The Corporation measures the market value of all rate sensitive assets, liabilities and off-balance sheet positions; and the difference between assets and liabilities, adjusted by off-balance sheet positions, is termed market value of equity.

The Corporation measures how the market value of equity fluctuates with different rate scenarios to measure risk exposure of economic capital or market value equity. Management uses duration matching strategies to manage the fluctuations of market value of equity within the long-term targets established by the Board of Directors of the Corporation.

Duration Risk.  Duration is a measure of the impact (in magnitude and direction) of changes in interest rates in the economic value of financial instruments. In order to bring duration measures within the policy thresholds established by the Corporation, management may use a combination of internal liabilities management techniques and derivative instruments. The derivatives such as interest rate swaps, treasury futures, eurodollar futures and forward contracts may be entered into as part of the Corporation’s risk management.

Convexity Risk.  Convexity is a measure of how much duration changes as interest rates change. For Doral Financial, convexity risk primarily results from mortgage prepayment risk. As part of managing convexity risk management may use a combination of internal balance sheet management instruments or derivatives, such as swaptions, caps, floors, put or call options on interest rate indexes or related fixed income underlying securities (i.e. Eurodollar, treasury notes).

Hedging related to Mortgage Banking Activities.  As part of Doral Financial’s risk management of mortgage banking activities, such as secondary market and servicing assets, the Corporation enters into forward agreements to buy or sell mortgage-backed securities to protect the Corporation against changes in interest rates that may impact the economic value of servicing assets or the pricing of marketable loan production.

Hedging the various sources of interest rate risks related to mortgage banking activities is a complex process that requires sophisticated modeling and continuous monitoring. While Doral Financial balances and manages the various aspects relating to mortgage activities, there are potential risks to earnings associated to them. The following bullets summarize some of these potential risks:

•	The valuation of MSRs are recorded in earnings immediately within the accounting period in which the changes in value occur, whereas the impact of changes in interest rates are reflected in originations with a time lag and effects on servicing fee income occurs over time. Thus, even when mortgage activities could be protected from adverse changes in interest rates over a period of time (on a cumulative basis) they may display large variations in income from period to period.

•	The degree to which the “natural hedge” associated to mortgage banking (i.e. originating and servicing) offsets changes in servicing asset valuations may be imperfect, as it may vary over time.

•	Origination volumes, the valuation of servicing assets, economic hedging activities and other related costs are impacted by multiple factors, which include, changes in the mix of new business, changes in the term structure of interest rates, changes in mortgage spreads (mortgage basis) to other rate benchmarks, and rate volatility, among others. Interrelation of all these factors is hard to predict and, as such, the ability to perfectly hedge their effects is limited.

Doral Financial’s Risk Profile

Doral Financial’s goal is to manage market and interest rate risk within targeted levels established and periodically reviewed by the Board of Directors. The interest risk profile of the Corporation is managed by using natural offsets generated by the different components of the balance sheet during the natural course of business operations and through active hedging activities using debt and derivative instruments to achieve targeted risk levels.

The Corporation’s interest rate risk exposure can be segregated into linear and non-linear risk components based on the varying changes to the market value of equity due to changes in interest rates. The non-linear risk arises primarily from embedded optionality in our products and transactions which allows clients and counterparties to modify the maturity of loans, securities, deposits and/or borrowings.

Examples of non-linear risks include the ability of a mortgagee to prepay his/her mortgage or a counterparty exercising its puttable option on a structured transaction. The embedded optionality is primarily managed by purchasing or selling options or by other active risk management strategies involving the use of derivatives, including the forward sale of mortgage-backed securities.

The table below shows the risk profile of Doral Financial (taking into account the derivatives set forth below) under 100-basis point parallel and instantaneous increases or decreases of interest rates, as of September 30, 2009 and December 31, 2008.

	Market Value	Net Interest
As of September 30, 2009	of Equity Risk	Income Risk(1)

+ 100 BPS	(8.3)%	(2.8)%
− 100 BPS	2.7%	3.2%

	Market Value	Net Interest
As of December 31, 2008	of Equity Risk	Income Risk(1)

+ 100 BPS	(0.3)%	15.9%
− 100 BPS	1.2%	2.2%

(1)	Based on a 12-month forward change in net interest income.

As of September 30, 2009 the market value of equity (“MVE”) exposure to rising interest rates increased with respect to December 31, 2008, change explained for the most part by the restructuring of investment portfolio executed during 2009. The restructuring program consisted of the sale of floating-rate agency residential mortgage backed securities (“RMBS”) and the purchase of short-duration fixed-rate mortgage-backed securities and agency hybrid arms. The effect from shifting the investment portfolio towards short-duration fixed rate agency RMBS has been partially offset by the gradual extension of wholesale funding maturities.

The net interest income (“NII”) sensitivity measure, based on a 12-month horizon changed from 15.9% to (2.8)% for a 100 basis point rate increase when comparing September 30, 2009 to December 31, 2008. The effect is explained by the most part due to the change in repricing characteristics of investment securities as the Corporation sold floating rate securities and purchase of investment securities over the course of 2009 were concentrated in fixed rate agency RMBS, which shifted the balance sheet towards a more liability-sensitive risk profile.

The following table shows the Corporation’s investment portfolio sensitivity to changes in interest rates. The table below assumes parallel and instantaneous increases and decreases of interest rates as of September 30, 2009 and December 31, 2008.

	September 30, 2009	December 31, 2008
	Change in Fair	Change in Fair
	Value of Available	Value of Available
Change in Interest Rates (Basis Points)	for Sale Securities	for Sale Securities
	(In thousands)

+ 200	$(220,043)	$(169,044)
+ 100	(93,937)	(72,832)
Base	—	—
− 100	110,631	47,100
− 200	212,387	80,303

Derivatives.  As described above, Doral Financial uses derivatives to manage its exposure to interest rate risk caused by changes in interest rates. Derivatives are generally either privately negotiated over-the-counter (“OTC”) contracts or standard contracts transacted through regulated exchanges.

OTC contracts generally consist of swaps, caps and collars, forwards and options. Exchange-traded derivatives include futures and options.

The Corporation is subject to various interest rate cap agreements to manage its interest rate exposure. Interest rate cap agreements generally involve purchase of out of the money caps to protect the Corporation from larger rate moves and to provide the Corporation with positive convexity. Non-performance by the counterparty exposes Doral Financial to interest rate risk. The following table summarizes the Corporation’s interest rate caps outstanding at September 30, 2009.

Table VV Interest Rate Caps

Notional			Premium	Fair
Amount	Maturity Date	Entitled Payment Conditions	Paid	Value
	(Dollars in thousands)

$25,000	September, 2010	1-month LIBOR over 5.00%	$205	$1
15,000	September, 2011	1-month LIBOR over 5.50%	134	2
15,000	September, 2012	1-month LIBOR over 6.00%	143	24
35,000	October, 2010	1-month LIBOR over 5.00%	199	1
15,000	October, 2011	1-month LIBOR over 5.00%	172	6
15,000	October, 2012	1-month LIBOR over 5.50%	182	34
50,000	November, 2012	1-month LIBOR over 6.50%	228	84
50,000	November, 2012	1-month LIBOR over 5.50%	545	117
50,000	November, 2012	1-month LIBOR over 6.00%	350	99

$270,000			$2,158	$368

The Corporation is subject to various interest rate swap agreements to manage its interest rate exposure. Interest rate swap agreements generally involve the exchange of fixed and floating rate interest payment obligations without the exchange of the underlying principal. The Corporation principally uses interest rate swaps to convert floating rate liabilities to fixed rate by entering into pay fixed receive floating interest rate swaps. Non-performance by the counterparty exposes Doral Financial to interest rate risk. The following table summarizes the Corporation’s interest rate swaps outstanding at September 30, 2009.

Table WW Interest Rate Swaps

Notional		Pay		Fair
Amount	Maturity Date	Fixed Rate	Receive Floating Rate	Value
	(Dollars in thousands)

CASH FLOW HEDGE
$200,000	July, 2010	3.00%	3-month LIBOR minus 0.04%	$(5,112)
8,000	September, 2010	4.62%	1-month LIBOR plus 0.02%	(328)
3,000	September, 2011	4.69%	1-month LIBOR plus 0.02%	(207)
10,000	October, 2009	4.30%	1-month LIBOR plus 0.04%	(35)
8,000	October, 2010	4.37%	1-month LIBOR plus 0.02%	(328)
6,000	October, 2011	4.51%	1-month LIBOR plus 0.05%	(390)
5,000	October, 2012	4.62%	1-month LIBOR plus 0.05%	(426)
20,000	November, 2009	4.35%	1-month LIBOR plus 0.02%	(140)
15,000	November, 2010	4.42%	1-month LIBOR	(666)
15,000	November, 2011	4.55%	1-month LIBOR plus 0.02%	(1,021)
45,000	November, 2012	4.62%	1-month LIBOR plus 0.02%	(3,943)

$335,000				$(12,596)

Freestanding Derivatives.  Doral Financial uses derivatives to manage its market risk and generally accounts for such instruments on a mark-to-market basis with gains or losses charged to current operations as part of net gain (loss) on securities held for trading as they occur. Contracts with positive fair values are recorded as assets and contracts with negative fair values as liabilities, after the application of netting arrangements. Fair values of derivatives such as interest rate futures contracts or options are determined by reference to market prices. Fair values for derivatives purchased in the over-the-counter market are determined by valuation models and validated with prices provided by external sources. The notional amounts of freestanding derivatives totaled $535.0 million and $305.0 million as of September 30, 2009 and December 31, 2008, respectively. Notional amounts indicate the volume of derivatives activity, but do not represent Doral Financial’s exposure to market or credit risk. The increase in the notional amount of freestanding derivatives with respect to December 31, 2008 is due mainly to economic hedges related to servicing assets and secondary marketing activities.

Derivatives — Hedge Accounting.  Doral Financial seeks to designate derivatives under hedge accounting guidelines when it can clearly identify an asset or liability that can be hedged using the strict hedge accounting guidelines. The notional amount of swaps treated under hedge accounting totaled $335.0 million and $345.0 million as of September 30, 2009 and December 31, 2008, respectively. The Corporation typically uses interest rate swaps to convert floating rate advances from FHLB to fixed rate by entering into pay fixed receive floating swaps. In these cases, the Corporation matches all of the terms in the advance from FHLB to the floating leg of the interest rate swap. Since both transactions are symmetrically opposite the effectiveness of the hedging relationship is high.

The following table summarizes the total derivatives positions at September 30, 2009 and December 31, 2008, respectively, and their different designations.

Table XX Derivatives Positions

	September 30, 2009		December 31, 2008
	Notional	Fair	Notional	Fair
	Amount	Value	Amount	Value
	(Dollars in thousands)

Cash flow Hedges
Interest rate swaps	$335,000	$(12,596)	$345,000	$(15,096)
Other derivatives
Interest rate caps	270,000	368	270,000	287
Forward contracts	265,000	(501)	35,000	(187)

	535,000	(133)	305,000	100

	$870,000	$(12,729)	$650,000	$(14,996)

The following tables summarize the fair values of Doral Financial’s freestanding derivatives as well as the source of the fair values.

Table YY Fair Value Reconciliation

Nine Month Period Ended
September 30, 2009
(In thousands)

Fair value of contracts outstanding at the beginning of the period	$100
Changes in fair values during the period	(233)

Fair value of contracts outstanding at the end of the period	$(133)

Table ZZ Sources of Fair Value

	Payment Due by Period
	Maturity			Maturity in
	Less Than	Maturity	Maturity	Excess of	Total
As of September 30, 2009	1 Year	1-3 Years	3-5 Years	5 Years	Fair Value
			(In thousands)

Prices actively quoted	$(501)	$—	$—	$—	$(501)

Prices provided by internal sources	1	33	334	—	368

	$(500)	$33	$334	$—	$(133)

The use of derivatives involves market and credit risk. The market risk of derivatives arises principally from the potential for changes in the value of derivative contracts based on changes in interest rates.

The credit risk of OTC derivatives arises from the potential of counterparties to default on their contractual obligations. To manage this credit risk, Doral Financial deals with counterparties of good credit standing, enters into master netting agreements whenever possible and monitors mark-to-market on pledge collateral to minimize credit exposures. Master netting agreements incorporate rights of set-off that provide for the net settlement of contracts with the same counterparty in the event of default. As a result of the ratings downgrades affecting Doral Financial, counterparties to derivatives contracts used for interest rate risk management purposes could increase the applicable margin requirements under such contracts, or could require the Corporation to terminate such agreements.

Table AAA Derivative Counterparty Credit Exposure

	September 30, 2009
						Weighted
						Average
			Total			Contractual
	Number of		Exposure at	Negative	Total	Maturity
Ratings(1)	Counterparties(2)	Notional	Fair Value(3)	Fair Values	Fair Value	(in Years)
			(Dollars in thousands)

AA−	1	$215,000	$341	$—	$341	2.70
A+	2	415,000	27	(12,879)	(12,852)	1.21
A	1	240,000	—	(218)	(218)	0.12

Total derivatives	4	$870,000	$368	$(13,097)	$(12,729)	1.28

(1)	Based on the S&P Long-Term Issuer Credit Ratings.

(2)	Based on legal entities. Affiliated legal entities are reported separately.

(3)	For each counterparty, this amount includes derivatives with a positive fair value including the related accrued interest receivable/payable (net).

	December 31, 2008
						Weighted
						Average
			Total			Contractual
	Number of		Exposure at	Negative	Total	Maturity
Ratings(1)	Counterparties(2)	Notional	Fair Value(3)	Fair Values	Fair Value	(in Years)
			(Dollars in thousands)

AA−	1	$215,000	$259	$—	$259	3.45
A+	2	410,000	28	(15,137)	(15,109)	1.95
A	1	25,000	—	(146)	(146)	0.07

Total derivatives	4	$650,000	$287	$(15,283)	$(14,996)	2.37

(1)	Based on the S&P Long-Term Issuer Credit Ratings.

(2)	Based on legal entities. Affiliated legal entities are reported separately.

(3)	For each counterparty, this amount includes derivatives with a positive fair value including the related accrued interest receivable/payable (net).

Credit risk.  Doral Financial is subject to credit risk with respect to its portfolio of investment securities and loans receivable. For discussion on credit risk on investment securities please refer to Note 6 of the accompanying financial statements for the nine months ended September 30, 2009 included in the Registration Statement.

Loans receivable are loans that Doral Financial holds for investment and, therefore, the Corporation is at risk for the term of the loans. With respect to mortgage loans originated for sale as part of its mortgage banking business, Doral Financial is generally at risk for any mortgage loan default from the time it originates the mortgage loan until the time it sells the loan or packages it into a mortgage backed security. With respect to FHA loans, Doral Financial is fully insured as to principal by the FHA against foreclosure loss. VA loans are guaranteed within a range of 25% to 50% of the principal amount of the loan subject to a maximum, ranging from $22,500 to $50,750, in addition to the mortgage collateral.

Prior to 2006, the Corporation sold loans on a recourse basis as part of the ordinary course of business. As part of such transactions, the Corporation committed to make payments to remedy loan defaults or to repurchase defaulted loans. Please refer to “— Balance Sheet and Operating Data Analysis — Off-Balance Sheet Activities” above for additional information regarding recourse obligations. In mid 2005, the Corporation discontinued the practice of selling mortgage loans with recourse, except for recourse related to early payments defaults. The residential mortgage portfolio includes loans that, at some point were repurchased pursuant to recourse obligations and, as a result, have a higher credit risk. Repurchases of delinquent loans from recourse obligations for the nine month period ended September 30, 2009 amounted to $21.6 million and resulted in a loss of $3.2 million. When repurchased from recourse obligations, loans are recorded at their market value, which includes a discount for poor credit performance.

Doral Financial has historically provided land acquisition, development, and construction financing to developers of residential housing projects and, as consequence, has a relatively high credit risk exposure to this sector. Construction loans extended to developers are typically adjustable rate loans, indexed to the prime interest rate with terms ranging generally from 12 to 36 months. Doral Financial principally targeted developers of residential construction for single-family primary-home occupancy. The balance outstanding for the residential housing construction sector has decreased from $422.6 million as of December 31, 2008, to $289.3 million as of September 30, 2009. Management expects that the amount of loans of the construction industry will continue to decrease in subsequent years.

For the nine month period ended September 30, 2009, absorption trends decreased significantly principally due to the termination of the tax incentive provided by Law 197 in the fourth quarter of 2008. Absorption for the nine month period ended September 30, 2009 reflects 83% reduction versus the corresponding 2008 period. This event required modifications in absorption estimates, resulting in higher loss provisions. The Corporation expects that absorption will continue to be at low levels due to the current economic environment. The Corporation has developed an incentive program to assist developers in the sale of their unit inventory and increase absorption. The incentive program provides a grant between $5,000 and $10,000 per unit to be used by the customer to pay for: closing costs, buy downs or purchase of appliances.

Because most of Doral Financial’s loans are made to borrowers located in Puerto Rico and secured by properties located in Puerto Rico, the Corporation is subject to credit risks tied to adverse economic, political or business developments and natural hazards, such as hurricanes, that may affect Puerto Rico. The Puerto Rico economy has been in a recession since 2006. This has affected borrowers’ disposable incomes and their ability to make payments when due, causing an increase in delinquency and foreclosures rates. The Corporation believes that these conditions will continue to affect its credit quality. In addition, there is evidence that property values have declined from their peak. This has reduced borrowers’ capacity to refinance and increased the exposure to loss upon default. This decline in prices and increases in expected defaults are incorporated into the loss rates used for calculating the Corporation’s allowance for loan and lease losses.

Doral Financial mitigates loan defaults on its construction and commercial portfolios through its Loan Workout function. The function’s main responsibilities are avoiding defaults and minimizing losses upon default of relatively large credit relationships. The group utilizes relationship officers, collection specialists, attorneys and has contracted with third party service providers to supplement its internal resources. In the case of residential construction projects, the workout function monitors project specifics, such as project management and marketing, as deemed necessary. With respect to residential mortgages, the Corporation has developed collection and loss mitigation strategies.

The Corporation also engages in the restructuring and/or modifications of the debt of borrowers, who are delinquent due to economic or legal reasons, if the Corporation determines that it is in the best interest for both the Corporation and the borrower to do so. In some cases, due to the nature of the borrower’s financial condition, the restructure or loan modification fits the definition of Troubled Debt Restructuring (“TDR”) as defined by the ASC 310-40, Receivables- Troubled Debt Restructuring by Creditors and ASC 470-60, Debt-Troubled Debt Restructuring by Debtors, (previously SFAS No. 15, Accounting by Debtors and Creditors of Troubled Debt Restructurings). Such restructures are identified as TDRs and accounted for based on the provisions ASC 310-10-35, Receivables-Measurement of Loan Impairment, (previously SFAS No. 114, Accounting by Creditors for Impairment of a Loan)). As of September 30, 2009, the Corporation had restructured $129.3 million, $51.3 million, $1.0 million and $376.2 million of construction, commercial, consumer and residential mortgage loans, respectively, that are considered TDR’s.

Non-performing assets and allowance for loan and lease losses.  Non-performing assets consist of loans on a non-accrual basis, other real estate owned and other non-performing assets. Loans are placed on a non-accrual basis after they are delinquent for more than 90 days. On a case by case basis, the Corporation may decide that a particular loan should be placed in non-accrual status based on the borrower’s financial condition, or, in the case of construction loans, if a given project is considered to be seriously behind schedule or experiencing economic distress. Generally, when the loan is placed on non-accrual, all accrued but unpaid interest to date is reversed. Such interest, if collected, is credited to income in the period of the recovery, and the loan returns to accrual when it becomes current and/or collectibility is reasonably assured. The Corporation places in non-accrual status all residential construction loans classified as substandard whose sole source of payment are interest reserves funded by Doral Financial. For the quarter and nine month period ended September 30, 2009, Doral Financial would have recognized $6.0 million and $20.6 million, respectively, in additional interest income had all delinquent loans been accounted for on an accrual basis. This amount also includes interest reversal on loans placed on non-accrual status during the quarter and nine month period ended September 30, 2009.

The following table sets forth information with respect to Doral Financial’s non-accrual loans, other real estate-owned (“OREO”) and other non-performing assets (“NPAs”) as of the dates indicated:

Table BBB Non-Performing Assets

	As of	As of
	September 30,	December 31,
	2009	2008
	(Dollars in thousands)

Non-performing loans:
Residential mortgage loans — held for sale(1)	$4,088	$4,942
Residential mortgage loans — held for investment	381,075	346,579

Total non-performing residential mortgage loans(2)	385,163	351,521
Other lending activities:
Construction loans	257,728	215,080
Commercial real estate loans	131,561	116,841
Commercial real estate loans — held for sale	63	1,130
Consumer loans	588	685
Commercial non-real estate loans	2,062	1,751
Lease financing receivable	1,198	1,053
Land loans	38,321	29,613

Total non-performing other lending activities	431,521	366,153

Total non-performing loans	816,684	717,674
Repossessed Units	104	191
OREO(3)	93,145	61,340

Total NPAs of Doral Financial (consolidated)	$909,933	$779,205

Loans past due 90 days and still accruing
Consumer loans(4)	$2,713	$2,603
Commercial non-real estate loans(4)	1,091	1,428

Total loans past due 90 days and still accruing	$3,804	$4,031

Total NPAs as a percentage of the loans portfolio, net and OREO (excluding GNMA defaulted loans)	16.72%	14.42%
Total NPAs of Doral Financial as a percentage of consolidated total assets	9.08%	7.69%
Total non-performing loans to total loans (excluding GNMA defaulted loans)	14.87%	13.11%
Ratio of allowance for loan and lease losses to total non-performing loans (excluding loans held for sale) at end of period(5)	17.49%	18.55%

(1)	Does not include approximately $170.0 million and $120.4 million of GNMA defaulted loans over 90 days delinquent (for which the Corporation has the option, but not an obligation, to buy back from the pools serviced), included as part of the loans held for sale portfolio as of September 30, 2009 and December 31, 2008, respectively.

(2)	Includes approximately $9.1 million and $5.3 million of FHA and VA loans where the principal balance of these loans is insured or guaranteed under applicable programs and interest is, in most cases, fully recovered in foreclosure proceedings as of September 30, 2009 and December 31, 2008, respectively.

(3)	Excludes FHA and VA claims amounting to $13.2 million and $17.0 million as of September 30, 2009 and December 31, 2008, respectively.

(4)	Relates to revolving lines of credit and credit cards that are still accruing until 180 days delinquent.

(5)	Refer to non-performing loans and allowance for loan and lease losses above for additional information regarding the Corporation’s methodology for assessing the adequacy of the allowance for loan and lease losses.

Non-performing assets increased by $130.7 million, or 17%, during the nine month period ended September 30, 2009. The increment in non-performing assets was mainly driven by increases in the construction and residential mortgage portfolio as a direct consequence of depressed condition of the housing market and overall macroeconomic trends in Puerto Rico. This increase in non-performing assets occurred largely during the first quarter of 2009. Non-performing assets as of September 30, 2009 increased by only $20.1 million when compared to June 30, 2009.

Non-performing residential mortgage loans increased by $33.6 million, or 10%, when compared to December 31, 2008. The increase in delinquency is mostly attributable to economic stress being experienced by borrowers during the nine month period ended September 30, 2009. Macroeconomic pressure has significantly affected both early stage delinquency and cures from later delinquency segments. Deteriorating performance through the nine month period ended September 30, 2009 has affected the Corporation’s own portfolio as well as its $8.9 billion portfolio of loans serviced for third parties.

Doral Financial bears a lower credit risk on its mortgage portfolio when compared to other large-scale mortgage bankers in the United States as a result of the characteristics of its portfolio. Doral Financial does not hold a significant amount of adjustable interest rate, negative amortization, or other exotic credit features that are common in other parts of the United States. Substantially all residential mortgage loans are fixed rate, regular amortizing loans. The following table shows the composition of the mortgage non-performing loans according to their actual loan-to-value (“LTV”) and whether they are covered by mortgage insurance. Loan-to-value ratios are calculated based on current unpaid balances and original property values.

Table CCC Composition of Mortgage Non-Performing Assets

Collateral type	Loan to Value	Distribution

FHA/VA loans		2.6%
Loans with private mortgage insurance		7.3%
Loans with no mortgage insurance	< 60%	16.2%
	61-80%	47.9%
	81-90%	16.0%
	Over 91%	10.0

Total loans		100.0%

Actual loan-to-value ratios are considered when establishing the levels of general reserves for the residential mortgage portfolio. Assumed loss severity fluctuates depending on the different LTV levels of individual loans. Please refer to paragraphs below for additional information on the assumptions used to establish general reserves for this portfolio.

As part of its regular collection and loss mitigation activities, as of September 30, 2009, the Corporation has fully restructured $376.2 million of mortgage loans, $304.7 million of these loans have proven repayment capacity for a sufficient amount of time and therefore, have been returned to accruing status. Restructured loans totaling $71.5 million are yet to prove repayment capacity and/or are not complying with their modified contractual terms. Accordingly, the loans continue in non-accrual status and are reported as non-performing loans within Table CCC above.

Doral Financial believes that the value of the OREO reflected on its Consolidated Statements of Financial Condition represents a reasonable estimate of the properties’ fair values, net of disposition costs. The fair value of the OREO is normally determined on the basis of internal and external appraisals and physical inspections. For the nine month period ended September 30, 2009, the Corporation sold 325 OREO properties, representing $27.7 million in unpaid balance.

For the nine month period ended September 30, 2009, non-performing construction loans increased by $42.6 million, or 20%, compared to December 31, 2008. This increase is mainly related to 17 loans with a combined outstanding balance of $52.7 million placed in non-accrual status as they did not meet contractual terms as a result of the current downturn in the construction sector, which has affected housing unit sales in the overall market. The construction loan portfolio is affected by the deterioration in the economy because the underlying loans’ repayment capacity is dependent on the ability to attract buyers and maintain housing prices. In general, the termination in mid December 2008 of the incentive program established by the government of Puerto Rico slowed absorption compared to the trends experienced during 2008. Construction projects financed by the Corporation experienced lower levels of units’ sales in comparison with 2008 corresponding period.

During most of the past two years, the Corporation’s construction loan portfolio has experienced a significant increase in default rates resulting from borrowers not being able to sell finished units within the loan term. As of September 30, 2009 and December 31, 2008, the construction loan portfolio contributed 32% and 30%, respectively, of the Corporation’s total non-performing loans. Although the Corporation is taking steps to mitigate the credit risk underlying these loans, their ultimate performance will be affected by each borrower’s ability to complete the project, maintain the pricing level of the housing units within the project, and sell the inventory of units within a reasonable timeframe.

During 2008 and the nine month period ended September 30, 2009, Doral Financial did not enter into commitments to fund new construction loans in Puerto Rico for residential housing projects. Commitments to fund new construction loans in New York amounted to $8.9 million and $12.4 million for the quarters ended September 30, 2009 and 2008, respectively, and to $83.2 million and $54.9 million for the nine month periods ended September 30, 2009 and 2008, respectively. The following table presents further information on the Corporation’s construction portfolio.

	As of	As of
	September 30,	December 31,
	2009	2008
	(Dollars in thousands)

Construction loans(1)(2)	$462,419	$506,031
Total undisbursed funds under existing commitments(2)(3)	56,393	54,160
Total non-performing construction loans(2)	257,728	215,080
Net charge offs — Construction loans(2)	7,412	21,749
Allowance for loan losses — Construction loans(2)	47,631	45,159
Non-performing construction loans to total construction loans	55.7%	42.5%
Allowance for loan losses — construction loans to total construction loans	10.3%	8.9%
Net charge-offs on an annualized basis to total construction loans	2.1%	4.3%

(1)	Includes $289.3 million and $422.6 million of construction loans for residential housing projects as of September 30, 2009 and December 31, 2008, respectively. Also includes $173.1 million and $83.4 million of construction loans for commercial, condominiums and multifamily projects as of September 30, 2009 and December 31, 2008, respectively.

(2)	Excludes land loans.

(3)	Includes undisbursed funds to matured loans and loans in non-accrual status that still disbursing funds.

The following table summarizes certain information regarding Doral Financial’s allowance for loan and lease losses for the periods indicated.

Table DDD Allowance for Loan and Lease Losses

	Quarters Ended		Nine Month Periods
	September 30,		Ended September 30,
	2009	2008	2009	2008
	(Dollars in thousands)

Allowance for Loan and Lease Losses:
Balance at beginning of period	$146,769	$122,099	$132,020	$124,733
Provision (recovery) for loan and lease losses:
Construction loans	(1,168)	1,870	9,884	1,986
Residential mortgage loans	7,232	4,048	19,151	10,972
Commercial real estate loans	(4,196)	(1,152)	(1,264)	1,949
Consumer loans	2,605	1,612	7,236	5,538
Lease financing	178	(36)	579	201
Commercial non-real estate loans	656	(362)	3,482	716
Land secured loans	(428)	1,229	(431)	1,316
Total provision for loan and lease losses	4,879	7,209	38,637	22,678

Charge-offs:
Construction loans	(2,505)	(3,905)	(8,059)	(12,238)
Residential mortgage loans	(810)	(217)	(3,029)	(1,416)
Commercial real estate loans	(3,098)	138	(5,133)	(3,889)
Consumer loans	(2,827)	(1,547)	(8,190)	(5,713)
Lease financing	(333)	(376)	(612)	(843)
Commercial non-real estate loans	(815)	(413)	(4,782)	(1,066)
Total charge-offs	(10,388)	(6,320)	(29,805)	(25,165)
Recoveries:
Construction loans	647	—	647	—
Residential mortgage loans	—	—	2	—
Commercial real estate loans	23	11	49	88
Consumer loans	132	105	459	538
Lease financing	16	9	56	210
Commercial non-real estate loans	11	30	24	61
Total recoveries	829	155	1,237	897

Net charge-offs	(9,559)	(6,165)	(28,568)	(24,268)
Balance at end of period	142,089	123,143	142,089	123,143
Allowance for loan losses as a percentage of loans receivable outstanding, at the end of period	2.68%	2.34%	2.68%	2.34%

Provision for loan losses to net charge-offs	51.04%	116.93%	135.25%	93.45%
Net charge-offs on an annualized basis to average loans receivable outstanding	0.72%	0.47%	0.73%	0.94%
Allowance for loan and lease losses to net charge-offs on an annualized basis	374.68%	496.63%	372.01%	252.33%

The following table sets forth information concerning the allocation of Doral Financial’s allowance for loan and lease losses by category and the percentage of loans in each category to total loans as of the dates indicated:

Table EEE Allocation of Allowance for Loan and Lease Losses

	September 30, 2009		December 31, 2008
	Amount	Percent	Amount	Percent
	(Dollars in thousands)

Loans receivable:
Construction	$47,631	9%	$45,159	9%
Residential mortgage loans	49,150	70%	33,026	69%
Commercial — secured by real estate	20,728	14%	27,076	14%
Consumer	7,469	2%	7,964	3%
Lease financing receivable	1,335	0%	1,312	0%
Commercial non-real estate	3,014	3%	4,290	3%
Land secured	12,762	2%	13,193	2%

Total	$142,089	100%	$132,020	100%

Starting in the second half of 2006, Doral Financial has experienced higher levels of delinquencies and noted worsening trends in the Puerto Rico economy that suggest increased credit risk. As a result, the Corporation increased its loan loss provisions to account for the increased levels of risk and their effect on the portfolio. During 2008 and the nine month period ended September 30, 2009, Puerto Rico experienced deteriorating macroeconomics trends that contributed to continued increases in default levels in the retail business units. Portfolios underlying retail products including residential mortgage and small-commercial real estate have suffered significant increases in default rates.

Doral Financial’s third quarter 2009 provision for loan and lease losses of $4.9 million was down $2.3 million from the comparable prior year period due to the following:

•	An increase in the residential mortgage loan and consumer loan provision of $3.2 million and $1.0 million, respectively, due to deterioration of the Puerto Rico economy driving higher consumer delinquency levels and lower residential real estate absorption levels.

•	A decrease in the construction (including land) loans provision of $4.7 million resulting from lowering the threshold over which loans are individually measured for impairment ($1.5 million) and higher specific reserves established for a few loans during the third quarter of 2008.

•	A decrease in the commercial loan provision of $2.0 million largely resulting from a change in the threshold for impairment testing (from $2.0 million to $1.0 million) together with a change in the methodology to reserve for commercial loans with a balance under $2.0 million based on delinquency levels.

•	Changes in conditions related to management’s reserve for emerging market risks and a loss reserve component based on macro economic or general market factors that led to a reduction of those reserves.

For the nine month period ended September 30, 2009, the provision for loan and lease losses increased by $15.9 million to $38.6 million from $22.7 million for the nine month period ended September 30, 2008. The provision for this period reflected an increase in the provision of all portfolios except for the provision for the commercial loan portfolio which reflected a decrease of $0.4 million. The increase in the provision for loan and lease losses was partially offset by an increase in net charge-offs of $4.3 million, which contributed to a net increase in the allowance for loan and lease losses of $10.1 million for the nine month period ended September 30, 2009. The increase in the provision was largely driven by higher delinquencies (primarily in the construction, residential mortgage and commercial loan portfolios) during the period and continued deterioration in the Puerto Rico economy.

Third quarter 2009 charge-offs net of recoveries of $9.6 million exceeded third quarter 2008 net charge-offs of $6.2 million by $3.4 million. Net charge-offs for the nine months ended September 30, 2009 of $28.6 million exceeded net charge-offs for the comparable 2008 period of $24.3 by $4.3 million. Higher charge-offs in the 2009 period result largely from the increased volume of residential loans foreclosed upon and certain other loans determined to be uncollectable in the period.

Net charge-offs for the third quarter of 2009 of $9.6 million exceeded provisions for loan and lease losses of $4.9 million as a result of the higher volume of loans foreclosed upon or otherwise determined to be uncollectable combined with the lower loss provisions for the reasons previously described. Doral Financial has focused attention on shortening the period from default to foreclosure. The foreclosure process in Puerto Rico is more time consuming than in the mainland United States due to elements in the Puerto Rico law. The provision for loan and lease losses for the nine months period ended September 30, 2009 of $38.6 million exceeded the net charge-offs of $28.6 million for the same period due to the large first quarter increase in non-performing loans requiring a significant loss provision and the lower level of loans moved to foreclosure during the first and second quarters of 2009.

The Corporation evaluates impaired loans and calculates the related valuation allowance based on ASC 310-10-35, Receivables-Measurement of Loan Impairment, (previously SFAS No. 114, Accounting by Creditors for Impairment of a Loan (“SFAS No. 114”)). Commercial and construction loans over $1.0 million that are classified as substandard are evaluated individually for impairment. Loans are considered impaired when, based on current information and events, it is probable that the borrower will not be able to fulfill its obligation according to the contractual terms of the loan agreement.

The impairment loss, if any, on each individual loan identified as impaired is generally measured based on the present value of expected cash flows discounted and the loan’s effective interest rate. As a practical expedient, impairment may be measured based on the loan’s observable market price, or the fair value of the collateral, if the loan is collateral dependent. If foreclosure is probable, the Corporation is required to measure the impairment based on the fair value of the collateral. The fair value of the collateral is generally obtained from appraisals. Consistent with management’s intention of preserving capital, its strategy is to maximize proceeds from the disposition of foreclosed assets as opposed to rapid liquidation. Accordingly, the market value of appraisals is used. Should the appraisal show a deficiency, the Corporation records a specific reserve for the underlying loan.

The following table summarizes the Corporation’s loans individually reviewed for impairment and the related allowance:

	September 30, 2009	December 31, 2008
	(In thousands)

Impaired loans with allowance	$251,087	$207,949
Impaired loans without allowance	213,455	120,378

Total impaired loans	$464,542	$328,327

Related allowance	$49,119	$45,099
Average impaired loans	$399,136	$317,844

As part of the regular loan workout cycle, the Corporation charges-off the portion of specific reserves for impaired loans that it considers being confirmed losses. Accordingly, certain loans considered impaired and measured for specific reserve in accordance with ASC 310-10 (SFAS No. 114) are carried at an unpaid balance that has already been reduced by charge-offs, and therefore, carry a relatively lower dollar allowance. Under some circumstances, the economics of a particular credit relationship suggest that the underlying loans are sufficiently collateralized and that no specific reserve is necessary. ASC 310-10 (SFAS No. 114) prohibits the allocation of general reserves for those loans for which an impairment analysis has been conducted and for which no specific reserve is required. As of September 30, 2009, Doral Financial’s construction and commercial real estate portfolio includes $224.2 million of impaired loans that are adequately collateralized and, accordingly, carry no specific reserves.

Doral Financial records an allowance for all performing loans and non-performing small-balance homogeneous loans (including residential mortgages, consumer, commercial and construction loans under $1.0 million) on a group basis under the provisions of ASC 450-20-25, Contingencies- Loss Contingencies/Recognition, (previously SFAS No. 5, Accounting for Contingencies (“SFAS No. 5”)). For such loans, the allowance is determined considering the historical charge-off experience of each loan category and delinquency levels as well as economic data, such as interest rate levels, inflation and the strength of the housing market in the areas where the Corporation operates.

The general allowance for residential mortgage loans is calculated based on the probability that loans within different delinquency buckets will default and, in the case of default, the extent of losses that the Corporation expects to realize. In determining the probabilities of default, the Corporation considers recent experience of rolls of loans from one delinquency bucket into the next. Recent roll rates show that the proportion of loans rolling into subsequent buckets has been following an increasing trend throughout the last quarters. For purposes of forecasting the future behavior of the portfolio, Doral Financial determined that it should only use the roll-rates of relatively recent months, which show a more aggressive deteriorating trend than those in older periods. Using the older historical performance would yield lower probabilities of default that may not reflect recent macroeconomic trends. Severity losses are calculated based on historical results from foreclosure and ultimate disposition of collateral. Historical results are adjusted for the Corporation’s expectation of housing prices. Severity assumptions for the residential portfolio range between 3% and 75% depending on the different loan types and LTV ratios.

Generally, the percentage of the allowance for loan and lease losses to non-performing loans will not remain constant due to the nature of Doral Financial’s portfolio of loans, which are primarily collateralized by real estate. The collateral for each non-performing mortgage loan is analyzed to determine potential loss exposure, and, in conjunction with other factors, this loss exposure contributes to the overall assessment of the adequacy of the allowance for loan and lease losses. On an ongoing basis, management monitors the loan portfolio and evaluates the adequacy of the allowance for loan and lease losses. In determining the adequacy of the allowance, management considers such factors as default probabilities, internal risk ratings (based on borrowers’ financial stability, external credit ratings, management strength, earnings and operating environment), probable loss and recovery rates, and the degree of risk inherent in the loan portfolios. Allocated specific and general reserves are supplemented by a macroeconomic or emerging risk reserve. This portion of the total allowance for loan and lease losses reflects management’s evaluation of conditions that are not directly reflected in the loss factors used in the determination of the allowance. The conditions evaluated in connection with the macroeconomic and emerging risk allowance include national and local economic trends, industry conditions within the portfolios, recent loan portfolio performance, loan growth, changes in underwriting criteria and the regulatory and public policy environment.

Counterparty risk.  The Corporation has exposure to many different counterparties, and it routinely executes transactions with counterparties in the financial services industry, including brokers and dealers, commercial banks, and other institutional clients. Loans, investments, derivatives, repurchase agreements and other borrowings, receivables, among others (including the LBI transaction) expose the Corporation to counterparty risk. Many of these transactions expose the Corporation to credit risk in the event of default of its counterparty or client. In addition, the Corporation’s credit risk may be impacted when the collateral held by it cannot be realized or is liquidated at prices not sufficient to recover the full amount of the loan, investment or derivative exposure due to the Corporation. There can be no assurance that any such losses would not materially and adversely affect the Corporation’s results of operations.

The Corporation has procedures in place to mitigate the impact of a default among its counterparties. The Corporation requests collateral for most credit exposures with other financial institutions and monitors these on a regular basis. Nevertheless, market volatility could impact the valuation of collateral held by the Corporation and result in losses.

Operational risk.  Operational risk includes the potential for financial losses resulting from failed or inadequate controls. Operational risk is inherent in every aspect of business operations, and can result from a range of factors including human judgment, process or system failures, or business interruptions. Operational risk is present in all of Doral Financial’s business processes, including financial reporting. The Corporation has adopted a policy governing the requirements for operational risk management activities. This policy defines the roles and responsibilities for identifying key risks, key risks indicators, estimation of probabilities and magnitudes of potential losses and monitoring trends.

Overview of operational risk management.  Doral Financial has a corporate-wide Chief Risk Officer, who is responsible for implementing the process of managing the risks faced by the Corporation. The Chief Risk Officer is responsible for coordinating with the Corporation’s Internal Audit group, risk identification and monitoring throughout Doral Financial. In addition, the Internal Audit function will provide support to ensure compliance with Doral Financial’s system of policies and controls and to ensure that adequate attention is given to correct issues identified.

Liquidity risk.  For a discussion of the risks associated with Doral Financial’s ongoing need for capital to finance its lending, servicing and investing activities, please refer to “— Balance Sheet and Operating Data Analysis — liquidity and capital resources” above.

General business, economic and political conditions; Puerto Rico economy and fiscal condition.  The Corporation’s business and earnings are sensitive to general business and economic conditions in Puerto Rico and the United States. Significant business and economic conditions include short-term and long-term interest rates, inflation and the strength of the Puerto Rico and U.S. economies and housing markets. If any of these conditions deteriorate, the Corporation’s business and earnings could be adversely affected. For example, business and economic conditions that negatively impact household income could decrease the demand for residential mortgage loans and increase the number of customers who become delinquent or default on their loans; or, a dramatically rising interest rate environment could decrease the demand for loans.

Inflation also generally results in increases in general and administrative expenses. Interest rates normally increase during periods of high inflation and decrease during periods of low inflation. Please refer to “Risk Management” above for a discussion of the effects of changes of interest rates on Doral Financial’s operations.

Markets in the United States and elsewhere have experienced extreme volatility and disruption for nearly 18 months, continuing through the nine month period ended September 30, 2009. The United States, Europe and Japan have entered into recessions that are likely to persist through most of 2009, despite past and expected governmental intervention in the world’s major economies.

Doral Financial’s business activities and credit exposure are concentrated in Puerto Rico. Consequently, its financial condition and results of operations are highly dependent on economic conditions in Puerto Rico.

The Puerto Rico economy has been in a recession since 2006. Based on information published by the Puerto Rico Planning Board on February 9, 2009, Puerto Rico real gross national product decreased 1.8% during the fiscal year ended June 30, 2007. The preliminary figures for the fiscal year ended June 30, 2008 are that the Puerto Rico gross national product decreased by 2.5%.

According to the latest information published by the Puerto Rico Planning Board on August 21, 2009, the Puerto Rico Planning Board expects that recessionary conditions continued in Puerto Rico during the fiscal year ended in June 30, 2009. During fiscal year 2009 the base case projection is a reduction in real gross national product of 4.8%, and during fiscal year 2010 the projection is an increase in real gross national product of 0.7%.

Future growth of the Puerto Rico economy will depend on several factors including the condition of the United States economy, the relative stability of the price of oil imports, the exchange value of the United States dollar, the level of interest rates, the effectiveness of the recently approved changes to local tax incentive legislation, and the continuing economic uncertainty generated by the Puerto Rico government’s fiscal condition described below.

Fiscal Condition.  Puerto Rico is experiencing a fiscal crisis as a result of the structural imbalance between recurring government revenues and expenses. The structural imbalance has been exacerbated during fiscal years 2008 and 2009, with recurring government expenses significantly higher than recurring revenues, which have declined as a result of the multi-year economic contraction mentioned above. In order to bridge the deficit resulting from the structural imbalance, the Puerto Rico government has used non-recurring solutions, such as borrowing from Government Development Bank for Puerto Rico (“GDB”) or in the bond market, and postponing the payment of various government expenses, such as payments to suppliers and utilities providers. The structural deficit for fiscal year 2009 is projected to be $3.2 billion.

Rating Downgrades.  The continued fiscal imbalance led to successive downgrades in the Commonwealth of Puerto Rico’s general obligation debt ratings, from “Baa1” by Moody’s Investors Services (“Moody’s”) and “A−” by Standard & Poor’s Rating Services (“S&P”) in fiscal year 2004 to “Baa3” by Moody’s and “BBB-” by S&P currently. Each of the rating agencies has a stable outlook on the Commonwealth’s general obligation debt.

Fiscal Stabilization Plan.  The new Puerto Rico government administration, which commenced on January 2, 2009 and controls the Executive and Legislative branches of government, has developed and commenced implementing a multi-year plan designed to achieve fiscal balance and restore economic growth. The fiscal stabilization plan seeks to achieve budgetary balance on or before fiscal year 2013, while addressing expected fiscal deficits in the intervening years through the implementation of a number of initiatives, including the following: (i) a $2.0 billion operating expense reduction plan during fiscal year 2010, through government reorganization and reduction of operating expenses, including payroll as the main component of government expenditures; (ii) a combination of temporary and permanent tax increases, coupled with additional tax enforcement measures; and (iii) a bond issuance program through Puerto Rico Sales Tax Financing Corporation (“COFINA” by its Spanish-language acronym). Before the temporary measures expire in 2013, the administration intends to design and adopt a comprehensive reform of the tax system and a long-term economic development plan to complement the economic reconstruction and supplemental stimulus initiatives described below.

The proceeds expected to be obtained from COFINA bond issuance program will be used to repay existing government debt (including debts with GDB), finance operating expenses of the Commonwealth for fiscal years 2009 through 2011 (and for fiscal year 2012, to the extent included in the government’s annual budget for such fiscal year), including costs related to the implementation of a workforce reduction plan, the funding of an economic stimulus plan, as described below, and for other purposes to address the fiscal imbalance while the fiscal stabilization plan is being implemented. The fiscal stabilization plan seeks to safeguard the investment grade ratings of the Commonwealth’s general obligation debt and lay the foundation for sustainable economic growth. Legislation has already been enacted authorizing the implementation of all the measures in the fiscal stabilization plan.

Economic Reconstruction Plan.  The current Puerto Rico government administration has also developed and commenced implementing a short-term economic reconstruction plan. The cornerstone of this plan is the implementation of U.S. federal and local economic stimuli. Puerto Rico will benefit from the American Recovery and Reinvestment Act of 2009 (“ARRA”) enacted by the U.S. government to provide a stimulus to the U.S. economy in the wake of the global economic downturn. Puerto Rico expects to receive approximately $6.0 billion from ARRA, which includes tax relief, expansion of unemployment benefits and other social welfare provisions, and domestic spending in education, health care, and infrastructure, among other measures. The administration will seek to complement the U.S. federal stimulus with additional short- and medium-term supplemental stimulus measures seeking to address specific local challenges and providing investment in strategic areas. These measures include a local $500.0 million economic stimulus plan to supplement the federal plan. In addition, to further stimulate economic development and cope with the fiscal crisis, the administration has established a legal framework to authorize and promote the use of public-private partnerships to finance and develop infrastructure projects and operate and manage certain public assets.

The new administration is also developing a comprehensive long-term economic development plan aimed at improving Puerto Rico’s overall competitiveness and business environment and increasing private-sector participation in the Puerto Rico economy. As part of this plan, the administration will emphasize (i) the simplification and shortening of the permitting and licensing process; (ii) the strengthening of the labor market by encouraging greater labor-force participation and bringing out-of date labor laws and regulations in line with U.S. and international standards and (iii) the adoption of a new energy policy that seeks to lower energy costs and reduce energy-price volatility by reducing Puerto Rico’s dependence on fossil fuels, particularly oil, through the promotion of diverse, renewable-energy technologies.

Doral Financial cannot predict at this time the impact that the current fiscal situation of the Commonwealth of Puerto Rico and the various legislative and other measures adopted by the Puerto Rico government in response to such fiscal situation will have on the Puerto Rico economy and on Doral Financial’s financial condition and results of operations.

The Corporation operates in a highly competitive industry that could become even more competitive as a result of economic, legislative, regulatory and technological changes. The Corporation faces competition in such areas as mortgage and banking product offerings, rates and fees, and customer service. In addition, technological advances and increased e-commerce activities have, generally, increased accessibility to products and services for customers which has intensified competition among banking and non-banking companies in the offering of financial products and services, with or without the need for a physical presence.

Miscellaneous

Changes in Accounting Standards Adopted in the 2008 Financial Statements.

Fair Value Measurements.  In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.

The definition of fair value retains the exchange price notion in earlier definitions of fair value. This Statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the principal (or most advantageous) market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. Therefore, the definition focuses on the price that would be received to sell the asset or paid to transfer the liability at the measurement date (an exit price), not the price that would be paid to acquire the asset or received to assume the liability at the measurement date (an entry price).

This Statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, this Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The notion of unobservable inputs is intended to allow for situations in which there is little, if any, market activity for the asset or liability at the measurement date. In those situations, the reporting entity need not undertake all possible efforts to obtain information about market participant assumptions. However, the reporting entity must not ignore information about market participant assumptions that is reasonably available without undue cost and effort.

This Statement expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. The disclosures focus on the inputs used to measure fair value and for recurring fair value measurements using significant unobservable inputs (within Level 3 of the fair value hierarchy), the effect of the measurements on earnings (or changes in net assets) for the period. This

Statement encourages entities to combine the fair value information disclosed under this Statement with the fair value information disclosed under other accounting pronouncements, including FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments,” where practicable.

This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. On January 1, 2008, the Corporation adopted this Statement on its consolidated financial statements with no material impact.

Determining the Fair Value of a Financial Asset When the Market for that Asset is not Active.  In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset is not Active”. The FSP clarifies the application of SFAS No. 157 in an inactive market and illustrates how an entity would determine fair value when the market for a financial asset is not active. The FSP states that an entity should not automatically conclude that a particular transaction price is determinative of fair value. In a dislocated market, judgment is required to evaluate whether individual transactions are forced liquidations or distressed sales. When relevant observable market information is not available, a valuation approach that incorporates management’s judgments about the assumptions that market participants would use in pricing the asset in a current sale transaction would be acceptable. The FSP also indicates that quotes from brokers or pricing services may be relevant inputs when measuring fair value, but are not necessarily determinative in the absence of an active market for the asset. In weighing a broker quote as an input to a fair value measurement, an entity should place less reliance on quotes that do not reflect the result of market transactions. Further, the nature of the quote (for example, whether the quote is an indicative price or a binding offer) should be considered when weighing the available evidence.

The FSP is effective immediately, and for prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in FASB Statement No. 154, “Accounting Changes and Error Corrections.” Accordingly, we adopted the FSP prospectively, beginning July 1, 2008. The adoption of this statement impacted the valuation methodology of some of the Corporation’s investment securities. Please refer to Note 36 in the Corporation’s financial statements for the quarter and six month period ended June 30, 2009 included in the Registration Statement for additional information.

SFAS No. 159 “Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities.” In February 2007, the FASB issued SFAS No. 159, which provides companies with an option to report selected financial assets and liabilities at fair value. The statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. It also requires entities to display the fair value of those assets and liabilities for which the Corporation has chosen to use fair value on the face of the balance sheet. The new statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in FASB Statements No. 157, “Fair Value Measurements,” and No. 107, “Disclosures about Fair Value of Financial Instruments.” SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Corporation adopted SFAS No. 159 in 2008, but chose not to apply the fair value option to any of its financial assets or financial liabilities.

The Hierarchy of Generally Accepted Accounting Principles.  In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States (the GAAP hierarchy).

The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.

The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and issued this Statement to achieve that result.

There is no expectation that this Statement will result in a change in current practice. However, transition provisions have been provided by the FASB in the unusual circumstance that the application of the provisions of this Statement results in a change in practice.

This Statement is effective 60 days following the SEC’s approval of the Public Corporation Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Corporation is currently evaluating the effect, if any, of the adoption of this Statement on its consolidated financial statements.

Amendments to the Impairment Guidance of EITF Issue No. 99-20.  In January 2009, the FASB issued FSP No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20”. This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. This FSP aligns the impairment model of Issue No. 99-20 with that of FASB Statement 115, “Accounting for Certain Investments in Debt and Equity Securities.” SFAS 115 requires entities to assess whether it is probable that the holder will be unable to collect all amounts due according to the contractual terms. The FSP eliminates the requirement to consider market participants’ views of cash flows of a security in determining whether or not impairment has occurred. The FSP is effective for interim and annual reporting periods ending after December 15, 2008, and must be applied prospectively. Earlier application is not permitted. The adoption of this Statement impacted the valuation methodology of some of the Corporation’s investment securities. Please refer to Note 9 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement for additional information.

Institutional securities operations.  Doral Financial has been steadily decreasing the operations of this segment. During 2002, Doral Financial sold its retail securities brokerage business to an unaffiliated broker-dealer. As part of the Corporation’s expense reduction efforts, during the fourth quarter of 2005, the Corporation terminated its institutional sales and investment banking services. During 2006, the Corporation sold substantially all of Doral Securities’ investment securities and during the third quarter of 2007, Doral Securities voluntarily withdrew its license as a broker-dealer with the SEC and its membership with the FINRA. Doral Securities’ operations were limited during 2008 to acting as a co-investment manager to a local fixed-income investment company. Doral Securities provided notice to the investment company in December 2008 of its intent to assign its rights and obligations under the investment advisory agreement to Doral Bank PR. The assignment was completed in January 2009.

Net loss for this segment amounted to $141,000 for the year ended December 31, 2008, compared to net income of $0.4 million for the corresponding period of 2007 and to a net loss of $0.3 million for the comparable 2006 period. The net loss for 2006, compared to net income for the corresponding period of 2007, was primarily related to a loss of $1.3 million on trading activities during 2006.

Insurance agency.  Doral Financial operates its insurance agency activities through its wholly-owned subsidiary Doral Insurance Agency. Doral Insurance Agency’s principal insurance products are hazard, title and flood insurance, which are sold primarily to Doral Financial’s mortgage customers. Doral Insurance Agency also offers a diversified range of insurance products such as auto, life, home protector and disability, among others. Net income for this segment amounted to $6.3 million during 2008, compared to $3.2 million for 2007 and $4.2 million for 2006. The increase in net income during 2008 was principally related to an increase in volume driven by higher sales volume as well as an increase related to the insurance portfolio acquired from CitiSeguros P. R. Retail Bank, a subsidiary of Citigroup, Inc., of approximately 11,000 policies on February 27, 2008. For the year ended December 31, 2008, insurance fees and commissions amounted to $10.6 million, compared to $8.8 million in 2007 and $8.8 million in 2006.

Balance Sheet and Operating Data Analysis

Loan production.  Loan production includes loans internally originated by Doral Financial as well as residential mortgage loans purchased from third parties with the related servicing rights. Purchases of mortgage loans from third parties were $182.2 million, $85.1 million and $88.7 million for the years ended December 31, 2008, 2007 and 2006, respectively. The following table sets forth the number and dollar amount of Doral Financial’s loan production for the years indicated:

Table I — Loan Production

	For the Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands, except for average
	initial loan balance)

FHA/VA mortgage loans
Number of loans	2,727	1,392	2,001
Volume of loans	$349,238	$143,714	$200,495
Percent of total volume	26%	11%	10%
Average initial loan balance	$128,067	$103,243	$100,197
Conventional conforming mortgage loans
Number of loans	806	1,268	1,564
Volume of loans	$95,828	$145,079	$187,480
Percent of total volume	7%	11%	9%
Average initial loan balance	$118,893	$114,416	$119,872
Conventional non-conforming mortgage loans(1)
Number of loans	4,044	3,598	8,751
Volume of loans	$514,163	$461,432	$925,232
Percent of total volume	39%	34%	46%
Average initial loan balance	$127,142	$128,247	$105,729
Construction developments loans(2)
Number of loans	24	24	115
Volume of loans	$82,880	$64,661	$66,199
Percent of total volume	6%	5%	3%
Average initial loan balance	$3,453,333	$2,694,208	$575,643
Disbursements of construction developments loans
Volume of loans	$87,309	$229,634	$414,660
Percent of total volume	7%	17%	21%
Commercial loans(3)
Number of loans	200	384	621
Volume of loans	$130,048	$235,761	$178,596
Percent of total volume	10%	18%	9%
Average initial loan balance	$650,237	$613,960	$287,594
Consumer loans(3)
Number of loans	7,631	6,876	2,491
Volume of loans	$61,455	$49,300	$34,991
Percent of total volume	5%	4%	2%
Average initial loan balance	$8,053	$7,170	$14,047
Other(4)
Number of loans	3	2	5
Volume of loans	$6,600	$2,188	$9,553
Percent of total volume	—	—	—
Average initial loan balance	$2,200	$1,094	$1,911

Total loans
Number of loans	15,435	13,544	15,548
Volume of loans	$1,327,521	$1,331,769	$2,017,206

(1)	Includes $29.2 million, $29.0 million and $73.4 million, in second mortgages for the years ended December 31, 2008, 2007 and 2006, respectively.

(2)	Construction development loans during 2008 relates to new commitments to fund construction loans in New York.

(3)	Commercial and consumer lines of credit are included in the loan production according to the credit limit approved.

(4)	Consists of multifamily loans.

Total loan production for 2008 remained steady when compared to 2007 corresponding period. However, loans originated by the Corporation during 2008 decreased by $101.4 million, or 8%, compared to 2007, partially offset by an increase of $97.2 million associated to production purchased from third parties. The decrease in Doral Financial’s loans internally originated is due to a number of factors including changes in underwriting standards, deteriorating economic conditions in Puerto Rico, competition from other financial institutions and changes in laws and regulations, such as the amendment to the Puerto Rico Notarial Law and the impact of Law 197. For additional information regarding the amendment to the Puerto Rico Notarial Law and Law 197 please refer to “Business — Changes to legislation or regulation” in the Registration Statement.

A substantial portion of Doral Financial’s total residential mortgage loan originations has consistently been composed of refinancing transactions. For the years ended December 31, 2008, 2007, and 2006, refinancing transactions represented approximately 53%, 54% and 55%, respectively, of the total dollar volume of internally originated mortgage loans. Doral Financial’s future results could be adversely affected by a significant increase in mortgage interest rates that may reduce refinancing activity. However, the Corporation believes that refinancing activity in Puerto Rico is less sensitive to interest rate changes than in the mainland United States because a significant number of refinance loans in the Puerto Rico mortgage market are made for debt consolidation purposes rather than interest savings due to lower rates.

Loan origination channels.  In Puerto Rico, Doral Financial relies primarily on Doral Bank PR’s extensive branch network to originate loans. It supplements these originations with wholesale purchases from other financial institutions. Purchases generally consist of conventional mortgage loans. Doral Financial also originates consumer, commercial, construction and land loans primarily through its banking subsidiaries. Due to worsening economic conditions in Puerto Rico, new lending activity was limited during 2008.

The following table sets forth the sources of Doral Financial’s loan production as a percentage of total loan originations for the years indicated:

Table J — Loan Origination Sources

	Year Ended December 31,
	2008			2007
	Puerto			Puerto			2006
	Rico	U.S.	Total	Rico	U.S.	Total	Total

Retail	58%	—	58%	50%	—	50%	60%
Wholesale(1)	14%	—	14%	6%	—	6%	4%
Construction Developments(2)	6%	7%	13%	20%	2%	22%	24%
Other(3)	8%	7%	15%	20%	2%	22%	12%

(1)	Refers to purchases of mortgage loans from other financial institutions and mortgage lenders.

(2)	Includes new construction loans and disbursement of existing construction loans.

(3)	Refers to commercial, consumer and multifamily loans originated through the banking subsidiaries.

Mortgage loan servicing.  Doral Financial’s principal source of servicing rights has traditionally been sales of loans from its internal loan production. However, Doral Financial also purchases mortgage loans on a servicing-released basis as well as servicing rights in bulk. During 2008 and 2007, the Corporation did not purchase servicing rights, as compared to approximately $16.4 million of purchased servicing rights for the year ended December 31, 2006, in principal amount of mortgage loans. Doral Financial intends to continue growing its mortgage-servicing portfolio primarily by internal loan originations, but may also continue to seek and consider attractive opportunities for wholesale purchases of loans with the related servicing rights and bulk purchases of servicing rights from third parties.

The following table sets forth certain information regarding the total mortgage loan servicing portfolio:

Table K — Loans Serviced for Third Parties

	For the Year Ended December 31,
	2008	2007	2006
	(Dollars in thousands, except for average size
	of loans serviced)

Composition of Portfolio Serviced for Third Parties at Year End:
GNMA	$2,267,782	$2,115,760	$2,154,476
FHLMC/FNMA	3,451,334	3,756,019	4,041,920
Other conventional mortgage loans(1)(2)	3,741,234	4,200,759	5,800,928

Total portfolio serviced for third parties	$9,460,350	$10,072,538	$11,997,324
Activity of Portfolio Serviced for Third Parties:
Beginning servicing portfolio	$10,072,538	$11,997,324	$9,802,750
Additions to servicing portfolio	431,317	296,091	4,191,364
Bulk servicing acquired	—	—	16,376
Servicing sold and released due to repurchases(3)	63,964	752,315	40,924
Run-off(4)	979,541	1,468,652	1,972,242

Ending servicing portfolio	$9,460,350	$10,072,538	$11,997,324

Selected Data Regarding Mortgage Loans Serviced for Third Parties:
Number of loans	112,150	119,306	139,700
Weighted-average interest rate	6.41%	6.60%	6.54%
Weighted-average remaining maturity (months)	246	255	255
Weighted-average gross servicing fee rate — loans serviced to others	0.39%	0.39%	0.39%
Average-servicing portfolio(5)	$9,645,932	$10,782,861	$11,427,454
Principal prepayments	$632,694	$769,074	$1,114,858
Constant prepayment rate	6%	7%	9%
Average size of loans	$84,354	$84,426	$85,879
Servicing assets, net	$114,396	$150,238	$176,367
Delinquent Mortgage Loans and Pending Foreclosures at Year End:
60-89 days past due	2.08%	1.70%	1.58%
90 days or more past due	3.55%	2.10%	1.64%
Total delinquencies excluding foreclosures	5.63%	3.80%	3.22%
Foreclosures pending	2.55%	2.11%	2.12%

(1)	Excludes $4.3 billion, $3.7 billion and $3.3 billion of mortgage loans owned by Doral Financial at December 31, 2008, 2007 and 2006, respectively.

(2)	Includes portfolios of $177.0 million, $201.7 million and $242.2 million at December 31, 2008, 2007 and 2006, respectively, of delinquent FHA/VA and conventional mortgage loans sold to third parties.

(3)	As of December 31, 2008 includes $48.1 million of principal balance of loans repurchased from a third party. As of December 31, 2007 includes $693.9 million of principal balance of loans related to MSRs sales.

(4)	Run-off refers to regular amortization of loans, prepayments and foreclosures.

(5)	Excludes the average balance of mortgage loans owned by Doral Financial of $4.0 billion, $3.4 billion and $4.2 billion at December 31, 2008, 2007 and 2006, respectively.

Most of the mortgage loans in Doral Financial’s servicing portfolio are secured by single (one-to-four) family residences located in Puerto Rico. At December 31, 2008 and 2007, less than one percent of Doral Financial’s mortgage-servicing portfolio was related to mortgages secured by real property located in the United States, compared to approximately 1% for the corresponding period in 2006.

The amount of principal prepayments on mortgage loans serviced for third parties by Doral Financial was $0.6 billion, $0.8 billion, and $1.1 billion for the years ended December 31, 2008, 2007 and 2006, respectively.

Total delinquencies excluding foreclosures increased from 3.80% to 5.63% from 2007 to 2008 as a result of the economic recession and general deterioration of the mortgage sector. Pending foreclosures increased from 2.11% and 2.12% as of December 31, 2007 and 2006, respectively, to 2.55% as of December 31, 2008, due to the economic recession and general deterioration in the mortgage sector. The Corporation does not expect significant losses related to these items since it has a provision for loans under recourse agreements and for other non recourse loans has not experienced significant losses in the past.

During the fourth quarter of 2007, the Corporation decided to enter into an economic hedge to reduce exposure to fluctuations in the market value of its MSRs. The Corporation executed this economic hedge by purchasing U.S. Treasuries and placing the notes in the trading account. Although the positions will not provide a perfect economic hedge, they will offset the general movements in market value of the Corporation’s MSRs tied to changes in interest rates. As of December 31, 2008, the Corporation continued to maintain the position given its performance.

Loans held for sale.  Loans held for sale are carried on Doral Financial’s Consolidated Statements of Financial Condition at the lower of net cost or market value on an aggregate portfolio basis. Market values are determined by reference to market prices for comparable mortgage loans, adjusted by the portfolio credit risk. The amount by which costs exceed market value, if any, is accounted for as a loss during the period in which the change in valuation occurs. Given traditional consumer preferences in Puerto Rico, substantially all of Doral Financial’s residential loans held for sale are fixed-rate loans. Please refer to Note 11 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement for additional information regarding Doral Financial’s portfolio of loans held for sale.

As of December 31, 2008, Doral Financial owned approximately $386.6 million in loans held for sale, of which approximately $348.3 million consisted of residential mortgage loans.

During the first quarter of 2008, the Corporation transferred $48.2 million from the loans held for sale portfolio to the loans receivable portfolio. The Corporation transferred the loans because they were deemed not salable to the Agencies. Also during 2007, the Corporation performed a review of its loans held for sale portfolio. As a result of this review, the Corporation reassessed its plan to sell certain of its mortgage portfolio classified as held for sale and transferred a total amount of $1.4 billion of loans from the held for sale portfolio to its loans receivable portfolio, at lower-of-cost-or-market on an aggregated basis and no charge resulted.

GNMA programs allow financial institutions to buy back individual delinquent mortgage loans that meet certain criteria from the securitized loan pool for which the Corporation provides servicing. At the Corporation’s option and without GNMA prior authorization, Doral Financial may repurchase such delinquent loans for an amount equal to 100% of the loan’s remaining principal balance. This buy-back option is considered a conditional option until the delinquency criteria are met, at which time the option becomes unconditional (but not an obligation). When the loans backing a GNMA security are initially securitized, the Corporation treats the transaction as a sale for accounting purposes and the loans are removed from the balance sheet because the conditional nature of the buy-back option means that the Corporation does not maintain effective control over the loans. When individual loans later meet GNMA’s specified delinquency criteria and are eligible for repurchase, Doral Financial is deemed to have regained effective control over these loans. In such case, for financial reporting purposes, the delinquent GNMA loans are brought back into the Corporation’s portfolio of loans held for sale, regardless of whether the Corporation intends to exercise the buy-back option. An offsetting liability is also recorded. As of December 31, 2008, the portfolio of loans held for sale includes $165.6 million related to GNMA defaulted loans, compared to $126.0 million and $100.3 million as of December 31, 2007 and 2006, respectively.

Loans receivable.  Doral Financial originates mortgage loans secured by income-producing residential and commercial properties, construction loans, land loans, certain residential mortgage loans and other commercial and consumer loans that are held for investment and classified as loans receivable. Loans receivable are originated primarily through Doral Financial’s banking subsidiaries. During 2007, the Corporation experienced a significant increase in loans receivable principally related to the reclassification of $1.4 billion of loans from the loans held for sale portfolio to the loans receivable portfolio. A significant portion of Doral Financial’s loans receivable consists of loans made to entities or individuals located in Puerto Rico.

The maximum aggregate amount in unsecured loans that Doral Bank PR could make to a single borrower under Puerto Rico banking regulations as of December 31, 2008, was approximately $89.6 million. Puerto Rico banking regulations permit larger loans to a single borrower to the extent secured by qualifying collateral. The maximum aggregate amount in loans that Doral Bank NY could make to a single borrower under the OTS banking regulations as of December 31, 2008, was $2.3 million. Doral Financial’s largest aggregated indebtedness to a single borrower or a group of related borrowers as of December 31, 2008 was $47.5 million.

The following table sets forth certain information regarding Doral Financial’s loans receivable:

Table L — Loans Receivable, Net

	As of December 31,
	2008	2007	2006	2005	2004
			(In thousands)

Construction loans	$506,031	$588,175	$817,352	$795,848	$629,913
Residential mortgage loans	3,650,222	3,340,162	1,785,454	514,164	409,005
Commercial — secured by real estate	757,112	767,441	541,891	891,795	568,842
Consumer — secured by real estate	—	—	—	—	320
Consumer — other	90,188	91,157	86,961	81,464	70,579
Lease financing receivable	23,158	33,457	43,565	44,636	7,488
Commercial non-real estate	136,210	126,484	158,963	142,909	36,848
Loans on savings deposits	5,240	11,037	16,811	15,082	9,354
Land secured	118,870	119,232	42,769	50,358	51,853

Loans receivable, gross	5,287,031	5,077,145	3,493,766	2,536,256	1,784,202

Less:
Discount on loans	(15,735)	(17,615)	(22,016)	—	—
Unearned interest and deferred loan fees, net	(19,583)	(8,597)	(14,580)	(23,252)	(15,622)
Allowance for loan and lease losses	(132,020)	(124,733)	(67,233)	(35,044)	(20,881)

	(167,338)	(150,945)	(103,829)	(58,296)	(36,503)

Loans receivable, net	$5,119,693	$4,926,200	$3,389,937	$2,477,960	$1,747,699

The following table sets forth certain information as of December 31, 2008, regarding the dollar amount of Doral Financial’s loans receivable portfolio based on the remaining contractual maturity. Expected maturities may differ from contractual maturities because of prepayments and other market factors. Loans having no stated schedule of repayments and no stated maturity are reported as due in one year or less.

Table M — Loans Receivable by Contractual Maturities

	As of December 31, 2008
	1 Year	1 to 5
	or Less	Years	Over 5 Years	Total
		(In thousands)

Construction loans	$353,833	$125,306	$26,892	$506,031
Residential mortgage loans	24,270	180,707	3,445,245	3,650,222
Commercial — secured by real estate	191,383	291,516	274,213	757,112
Consumer — other	52,164	35,071	2,953	90,188
Lease financing receivable	1,152	21,571	435	23,158
Commercial non-real estate	38,648	97,297	265	136,210
Loans on savings deposits	905	3,902	433	5,240
Land secured	84,822	20,548	13,500	118,870

Loans receivable, gross	$747,177	$775,918	$3,763,936	$5,287,031

Scheduled contractual amortization of loans receivable does not reflect the expected life of Doral Financial’s loans receivable portfolio. The average life of these loans is substantially less than their contractual terms because of prepayments and, with respect to conventional mortgage loans, due-on-sale clauses, which give Doral Financial the right to declare a conventional mortgage loan immediately due and payable in the event, among other things, that the borrower sells the real property subject to the mortgage and the loan is not repaid. The average life of mortgage loans tends to increase when current mortgage loan rates are higher than rates on existing mortgage loans and, conversely, decrease when current mortgage loan rates are lower than rates on existing mortgage loans. Under the latter circumstance, the weighted-average yield on loans decreases as higher-yielding loans are repaid or refinanced at lower rates.

The following table sets forth the dollar amount of total loans receivable at December 31, 2008, as shown in the preceding table, which have fixed interest rates or which have floating or adjustable interest rates that have a contractual maturity of more than one year.

Table N — Loans Receivable by Fixed and Floating or Adjustable Rates

	Due After One Year
	1 Year	Fixed-	Floating or
	or Less	Rate	Adjustable Rate	Total
		(In thousands)

Construction loans	$353,833	$90,359	$61,839	$506,031
Residential mortgage loans	24,270	3,625,952	—	3,650,222
Commercial — secured by real estate	191,383	486,453	79,276	757,112
Consumer — other	52,164	38,024	—	90,188
Lease financing receivable	1,152	22,006	—	23,158
Commercial non-real estate	38,648	81,625	15,937	136,210
Loans on savings deposits	905	4,335	—	5,240
Land secured	84,822	28,443	5,605	118,870

Loans receivable, gross	$747,177	$4,377,197	$162,657	$5,287,031

Doral Financial’s banking subsidiaries originate floating or adjustable and fixed interest-rate loans. Unlike its portfolio of residential mortgage loans, which is comprised almost entirely of fixed rate mortgage loans, a significant portion of Doral Financial’s construction, land, and other commercial loans classified as loans receivable carry adjustable rates. At December 31, 2008, 2007 and 2006, approximately 13%, 17% and 26%, respectively, of Doral Financial’s gross loans receivable were adjustable rate loans. The decrease in the percentage of adjustable rate loans over the years was the result of the transfers of $1.4 billion and $961.5 million of residential mortgage loans from the held for sale portfolio to the loans receivable portfolio during 2007 and 2006, respectively, resulting in the increase of the Corporation’s fixed-rate portfolio. Also, the decrease in adjustable rate loans in the portfolio relates to the decrease in the construction loans portfolio. The adjustable rate construction, commercial and land loans have interest rate adjustment limitations and are generally tied to the prime rate, and often provide for a maximum and minimum rate beyond which the applicable interest rate will not fluctuate. Future market factors may affect the correlation of the interest rate adjustment with the rate Doral Financial pays on the different funding sources used to finance these loans. Please refer to Note 12 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement for additional information regarding Doral Financial’s portfolio of loans receivable.

Investment and trading activities.  As part of its mortgage securitization activities, Doral Financial is involved in the purchase and sale of mortgage-backed securities. At December 31, 2008, Doral Financial, principally through its banking subsidiaries, held securities for trading with a fair market value of $251.9 million, of which $198.7 million consisted of U.S. Treasuries securities. During the fourth quarter of 2007, the Corporation decided to enter into an economic hedge to reduce exposure to fluctuations in the market value of its MSRs. The Corporation executed this economic hedge by purchasing U.S. Treasuries and placing the notes in the trading account.

Securities held for trading are reflected on Doral Financial’s consolidated financial statements at their fair market value with resulting gains or losses included in current period earnings as part of net gain (loss) on securities held for trading. See “— Critical Accounting Policies — Valuation of trading securities and derivatives” above for additional information on how Doral Financial determines the fair values of its trading securities.

As part of its strategy to diversify its revenue sources and maximize net interest income, Doral Financial also invests in securities that are classified as available for sale, or prior to December 31, 2007 held to maturity. As of December 31, 2008, Doral Financial, principally through its banking subsidiaries, held $3.4 billion of investment securities that were classified as available for sale and reported at fair value based on quoted or evaluated market prices, with unrealized gains or losses included in stockholders’ equity and reported as accumulated other comprehensive loss, net of income tax in Doral Financial’s consolidated financial statements. Of this amount, approximately 97% was held at Doral Financial’s banking subsidiaries. At December 31, 2008, Doral Financial had unrealized losses on investment securities available for sale, net of tax in accumulated other comprehensive income of $109.5 million, compared to unrealized losses of $32.6 million at December 31, 2007 related to its available for sale portfolio.

The Corporation evaluates its investment securities for impairment at least quarterly or earlier if other factors indicative of potential impairment exist. An impairment charge in the consolidated statements of income is recognized when the decline in the fair value of the securities below their cost basis is judged to be other than temporary. The Corporation evaluates for other than temporary impairment in accordance with FASB Staff Position FAS 115-1/124-1: “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” which requires that the Corporation consider various factors in determining whether it should recognize an impairment charge, including, but not limited to, the length of time and extent to which the fair value has been below cost basis, the expectations for the security’s performance, the creditworthiness of the issuer, and the Corporation’s intention and ability to hold the security until maturity. The unrealized losses in the Corporation’s investment securities are almost entirely related to increased spreads required by investors over benchmark securities due to liquidity concerns, which tend to reduce the value of fixed income securities, and are not related to credit impairments. Most of the Corporation’s securities are mortgage-backed securities or securities backed by a U.S. government sponsored entity that are highly rated. Doral Financial’s investment portfolio is mostly composed of debt securities with AAA rating. The Corporation has the ability and intent to hold such securities until maturity or until the unrealized losses are recovered.

As of December 31, 2008, the U.S. Private Label CMOs that were purchased during the fourth quarter of 2007 as part of the Corporation’s asset purchase program were showing significant unrealized losses. The price movement on these securities has been adversely affected by the conditions of the U.S. financial markets, specifically the non-agency mortgage market. Prices of many of the Corporation’s private label mortgage-backed securities dropped dramatically during the year ended December 31, 2008, as delinquencies and foreclosures affecting the loans underlying these securities continued to worsen and as credit markets became highly illiquid beginning in late February and March 2008. The collateral underlying these bonds can be split up into two categories: Hybrid ARMs amounting to $120.9 million and Pay Option ARMs amounting to $221.4 million. Hybrid ARM collateral has been less impacted by the recent market turmoil principally due to the fact the underlying characteristics of the collateral provide for more stable cash flows and the delinquencies of the underlying deals has been less than that of the Pay Option ARM backed deals. Price performance and delinquency trends of the Pay Option ARM backed deals have been worse than that of the Hybrid ARM deals. Most of the bonds are first or second tier AAA superior senior or senior mezzanine tranches which means they are at the top of the capital structure. These bonds have an average subordination of 26% and a range of subordination of from 9.0% to 47.7%, beneath them. Management has evaluated different frequency and severity of loss assumptions and expects to receive all principal on or before maturity of securities. Management has also compared the subordination on these bonds to Standard & Poor’s current loss estimates and loss estimates are below the current subordination level with a reasonable margin existing between the two. As a result of the characteristics of both, the Option ARMs and Hybrid ARMs, the level of subordination, and the evaluation of possible loss scenarios, management concluded it would not incur losses. Management therefore expects these securities to recover value and intends and has the ability to hold them until value is recovered. However, it is possible that future loss assumptions could change and cause future other-than-temporary-impairment charges.

Private Label CMOs also include the P.R. Private Label CMOs amounting to $9.8 million that are comprised of subordinate tranches of 2006 securitizations using Doral originated collateral primarily of 2003 and 2004 vintage loans. Doral purchased the CMOs at a discounted price of 61% of par value, anticipating a partial loss of principal and interest value and as a result, account for these investments under the guidance of EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets”. During the first quarter of 2008, the Corporation transferred these securities from held for trading portfolio to the available for sale portfolio at a price of 41% of par value. Recent price performance of these bonds has generated unrealized losses, driven primarily by liquidity events in the U.S. mortgage market. The delinquency trend of the underlying collateral has deteriorated from original expectations, although performance has been considerably better than that of similar U.S. mortgage backed assets. Furthermore, home prices in Puerto Rico have not experienced the significant deterioration in value as those in the U.S. mainland. During the third quarter of 2008, as part of its impairment testing under EITF 99-20, the Corporation recognized an other-than-temporary-impairment of approximately $0.9 million on one security from this portfolio due to the probability of higher principal and interest losses. Two additional securities were also evaluated. Expected losses have not increased for these securities, and management believes they are not other-than-temporarily-impaired. In January 2009, the FASB issued an amendment to EITF 99-20 aligning the impairment model of Issue No 99-20 to be more consistent with that of FASB Statement 115, “Accounting for Certain Investments in Debt and Equity Securities”, by eliminating the requirement to consider market participants’ views of cash flows of a security in determining whether or not an-other-than-temporary impairment had occurred. This change was effective for interim and annual reporting periods ending after December 15, 2008. At December 31, 2008, the Corporation revised its procedures to account for this change and determined that no additional impairments were required under EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20.” However, it is possible that future loss assumptions could change and cause future other-than-temporary-impairment charges.

During the fourth quarter of 2007, the Corporation transferred its held to maturity portfolio, amounting to approximately $1.8 billion, to the available for sale portfolio and subsequently sold $437.5 million in long dated U.S. Treasury securities for a gain. The sale was executed to reduce the Corporation’s interest rate risk exposure. Management weighed certain factors in making the decision to transfer the securities from the held to maturity to available for sale, and determined its revised interest rate risk parameters required greater flexibility in asset/liability management. Since the transfer did not qualify under the exemption provisions for the sale or transfer of held to maturity securities under SFAS 115, the reclassification decision by the Corporation is deemed to have “tainted” the held to maturity category and it will not be permitted to classify prospectively any investment securities scoped under SFAS 115 as held to maturity for a period of two years. The Corporation recognized at the time of the transfer the unrealized loss on available for sale securities, net of taxes. Under current conditions, based on credit characteristics of the investment portfolio, management assessment is that the Corporation has the intent and ability to retain its portfolio of investment securities until market recovery.

During the fourth quarter of 2007, the Corporation entered into various interest rate cap transactions to hedge part of the interest rate risk associated with some assets purchases. These transactions are intended to be economic hedges, but will be accounted for as trading account instruments.

The following table summarizes Doral Financial’s securities holdings as of December 31, 2008.

Table O — Investment Securities

	Held for	Available	Total Investment
	Trading	for Sale	Securities
		(In thousands)

Mortgage-backed securities
GNMA, FHLMC and FNMA	$—	$1,107,779	$1,107,779
CMO Government Sponsored Agencies	—	1,584,737	1,584,737
CMO Private Label	731	352,079	352,810
Variable interest-only strips	51,709	—	51,709
Fixed interest-only strips	470	—	470
U.S. Treasury	198,680	—	198,680
U.S. government sponsored agency obligation	—	292,943	292,943
Puerto Rico government obligations	—	89,638	89,638
Other	287	1,975	2,262

Total	$251,877	$3,429,151	$3,681,028

For additional information regarding the composition of Doral Financial’s investment securities, please refer to Notes 6, 7 and 8 in the Corporation’s financial statements for the year ended December 31, 2008 included in the Registration Statement.

Liquidity and capital resources.  Doral Financial has an ongoing need for capital to finance its lending, servicing and investing activities. Doral Financial’s cash requirements arise mainly from loan originations and purchases, purchases and holding of securities, repayments of debt upon maturity, payments of operating and interest expenses, servicing advances and loan repurchases pursuant to recourse or warranty obligations. Sources of funds include deposits, advances from FHLB and other borrowings, proceeds from the sale of loans, and of certain available for sale investment securities and other assets, payment from loans held on balance sheet, and cash income from assets owned, including payments from owned mortgage servicing rights and interest only strips. The Corporation’s Asset and Liability Committee (“ALCO”) established and monitors liquidity guidelines to ensure the Corporation’s ability to meet these needs. Doral Financial currently has and anticipates that it will continue to have adequate liquidity, financing arrangements and capital resources to finance its operations in the ordinary course of business.

Impact of Recapitalization of the holding company and restructuring of mortgage operations on liquidity.  On July 19, 2007, Doral Financial completed the private sale of 48,412,968 newly issued shares of common stock to Doral Holdings for an aggregate purchase price of $610.0 million (the “Recapitalization”). The Recapitalization ensured that the holding company remained a source of strength for its banking subsidiaries.

In connection with the Recapitalization, on July 19, 2007, Doral Financial also transferred its mortgage servicing and mortgage origination operations to Doral Bank PR, its principal banking subsidiary. This transfer has resulted in a more traditional operating structure in which most of the Corporation’s operational liquidity needs are at the subsidiary level.

On July 26, 2007, the Corporation sold the branch network of Doral Bank NY. In connection with these transactions, Doral Bank PR obtained regulatory approval to pay a cash dividend of $155.0 million to the holding company and Doral Bank NY received regulatory approval to effect a capital distribution to the holding company in the amount of $50.0 million, of which $45.0 million was paid on July 30, 2007.

The transactions described above resulted in the significant recapitalization of the holding company and provided the holding company with sufficient funds to repay in full its $625.0 million floating rate senior notes that matured on July 20, 2007, and to fund in August 2007 the settlement of the restatement-related consolidated class action and derivative shareholder litigation and to pay related transaction expenses.

As of December 31, 2008, the holding company’s current principal uses of funds are the payment of its obligations, primarily the payment of principal and interest on its debt obligations, and the payment of dividends on its preferred stock. The holding company no longer directly funds any mortgage banking activities. Beyond the amount of unencumbered liquid assets at the holding company, the principal sources of funds for the holding company are principal and interest payments on the portfolio of loans and securities retained on the balance sheet by the holding company and dividends from its subsidiaries, including Doral Bank PR, Doral Bank NY and Doral Insurance Agency. The existing cease and desist order applicable to the holding company requires prior regulatory approval for the payment of any dividends from Doral Bank PR to the holding company. In addition, various federal and Puerto Rico statutes and regulations limit the amount of dividends that the Corporation’s banking and other subsidiaries may pay without regulatory approval. No restrictions exist on the dividends available from Doral Insurance Agency, other than those generally applicable under the Puerto Rico corporation law.

Since April 2006, Doral Financial has not paid dividends on the Corporation’s common stock. On March 20, 2009, our Board of Directors suspended the declaration and payment of dividends on all of our outstanding series of preferred stock in order to preserve our capital.

Liquidity is managed at the level of the holding company that owns the banking and non-banking subsidiaries. It is also managed at the level of the banking and non-banking subsidiaries.

Other than changes in short-term borrowings and deposits in the normal course of business and the impact in the Corporation’s assets and liabilities as a result of the Corporation’s exposure to LBI in connection with repurchase agreements and forward TBA agreements, there have been no significant or unusual changes in the Corporation’s funding activities and strategy during 2008.

Doral Financial and Doral Bank PR (combined “Doral”), had counterparty exposure to LBI in connection with repurchase financing agreements and forward TBA (“To-Be Announced”) agreements. LBI was placed in a SIPC liquidation proceeding after the filing for bankruptcy of its parent Lehman Brothers Holdings Inc. The filing of the SIPC liquidation proceeding was an event of default under the repurchase agreements and the forward agreements resulting in their termination as of September 19, 2008.

The termination of the agreements led to a reduction in the Corporation’s total assets and total liabilities of approximately $509.8 million. The termination of the agreements caused Doral to recognize a previously unrealized loss on the value of the securities subject to the agreements, resulting in a $4.2 million charge during the third quarter of 2008. Doral filed a claim with the SIPC trustee for LBI that it is owed approximately $43.3 million, representing the excess of the value of the securities held by LBI above the amounts owed by Doral under the agreements, plus ancillary expenses and damages.

Doral has fully reserved ancillary expenses and interest. In December 2008, the SIPC trustee announced that final submission of claims for customers was January 2009 and set a deadline of June 2009 for other creditor claims. They also announced that they expect to have enough assets to cover customer claims but stated that they could not determine at this point what would be available to pay general creditors. Based on this information, Doral determined that the process will likely take more than a year and that mounting legal and operating costs would likely impair the ability of LBI to pay 100% of the claims, especially for general creditors. The fourth quarter also saw the continued decline in asset values and management concluded that it was likely that LBI assets would also decline in value. Management evaluated this receivable in accordance with the guidance provided by SFAS No. 5, “Accounting for Contingencies” (“SFAS 5”), and related pronouncements. As a result, Doral accrued a loss of $21.6 million against the $43.3 million owed by LBI as of December 31, 2008. The net receivable of $21.7 million is recorded in “Accounts Receivable” on the Consolidated Statements of Financial Condition. Determining the reserve amount requires management to use considerable judgment and is based on the facts currently available.

On August 19, 2009 the SIPC trustee issued notices of determination to Doral (i) denying Doral’s claims for treatment as a customer with respect to the cash and/or securities held by LBI under the repurchase financing agreements and forward TBA agreements between Doral and LBI, and (ii) converting Doral’s claim to a general creditor claim. On September 18, 2009, Doral filed its objection to this determination by the SIPC trustee.

Once a final determination regarding Doral’s objection is issued and once additional information on the SIPC proceeding is obtained (such as, for example, the amount of general creditor claims and the amount of funds that may be available to cover such general creditor claims), Doral may need to accrue an additional loss with respect to the net LBI receivable of $21.7 million. Such accrual of an additional loss may have a material adverse effect on the Corporation’s results of operations for the period in which such additional loss is accrued.

The following sections provide further information on the Corporation’s major funding activities and needs. Also, please refer to the consolidated statements of cash flows in the accompanying consolidated financial statements which provide information on the Corporation’s cash inflows and outflows.

Liquidity of the banking subsidiaries.  Doral Financial’s liquidity and capital position at the holding company differ from the liquidity and capital positions of the Corporation’s banking subsidiaries. Doral Financial’s banking subsidiaries rely primarily on deposits, including brokered deposits which are all insured so as to meet the coverage for FDIC deposit insurance up to applicable limits, borrowings under advances from FHLB and repurchase agreements secured by pledges of their mortgage loans and mortgage-backed securities as their primary sources of liquidity. The banking subsidiaries also have significant investments in loans and investment securities, which together with the owned mortgage servicing rights, serve as a source of cash. To date, these sources of liquidity for Doral Financial’s banking subsidiaries have not been materially adversely impacted by the current adverse liquidity conditions in the U.S. mortgage and credit markets.

Cash sources and uses.  Doral Financial’s sources of cash as of December 31, 2008 include retail and commercial deposits, borrowings under advances from FHLB, repurchase financing agreements, principal repayments and sale of loans and securities.

Management does not contemplate material uncertainties in the rolling over of deposits, both retail and wholesale, and is not engaged in capital expenditures that would materially affect the capital and liquidity positions. In addition, the Corporation’s banking subsidiaries maintain borrowing facilities with the FHLB and at the discount window of the Federal Reserve, and have a considerable amount of collateral that can be used to raise funds under these facilities.

Doral Financial uses of cash as of December 31, 2008 include origination and purchase of loans, purchase of investment securities, repayment of obligations as they become due, dividend payments related to the preferred stock, and other operational needs. The Corporation also is required to deposit cash or qualifying securities to meet margin requirements. To the extent that the value of securities previously pledged as collateral declines because of changes in interest rates, a liquidity crisis or any other factors, the Corporation will be required to deposit additional cash or securities to meet its margin requirements, thereby adversely affecting its liquidity.

Primary sources of cash.  The following table shows Doral Financial’s sources of borrowings and the related average interest rates as of December 31, 2008 and 2007:

Discussion of Performance of Quarter and Year Ended December 31, 2009

Selected Financial Data

	Quarters Ended			Year Ended
	Dec. 2009	Sept. 2009	Dec. 2008	Dec. 2009	Dec. 2008
	(Dollars in thousands, except share and per share data)

Selected Income Statement data:
Interest income	$113,790	$113,403	$128,104	$458,265	$524,674
Interest expense	67,932	69,794	85,562	290,638	347,193

Net interest income	45,858	43,609	42,542	167,627	177,481
Provision for loan and lease losses	15,026	4,879	26,178	53,663	48,856

Net interest income after provision for loan and lease losses	30,832	38,730	16,364	113,964	128,625
Non-interest income	39,599	26,888	25,334	87,201	79,529
Non-interest expense	68,570	59,264	77,775	243,786	240,412

Income (loss) before taxes	1,861	6,354	(36,077)	(42,621)	(32,258)
Income tax (benefit) expense	(1,860)	(6,855)	279,770	(21,477)	286,001

Net income (loss)	$3,721	$13,209	$(315,847)	$(21,144)	$(318,259)

Net (loss) income attributable to common shareholders	$(16,865)	$10,000	$(324,172)	$(45,613)	$(351,558)

Net (loss) income per share	$(0.29)	$0.17	$(6.02)	$(0.81)	$(6.53)

Dividends accrued on preferred stock	$2,589	$3,209	$8,325	$15,841	$33,299
Preferred stock exchange inducement	$17,997	$—	$—	$8,628	$—
Preferred shares outstanding at end of period	7,500,850	7,709,704	9,015,000	7,500,850	9,015,000
Book value per common share	7.41	7.14	6.17	7.41	6.17
Weighted average common shares outstanding	58,605,366	57,764,002	53,810,110	56,232,026	53,810,110
Common share outstanding at end of period	62,064,303	57,764,002	53,810,110	62,064,303	53,810,110
Selected Balance Sheet data:
Total loans, net	$5,695,964	$5,565,902	$5,506,303	$5,695,964	$5,506,303
Allowance for loan and lease losses	140,774	142,089	132,020	140,774	132,020
Total investment securities	2,963,188	3,550,760	3,798,966	2,963,188	3,798,966
Servicing assets, net	118,493	116,958	114,396	118,493	114,396
Total assets	10,231,952	10,023,676	10,138,867	10,231,952	10,138,867
Deposits	4,643,021	4,215,314	4,402,772	4,643,021	4,402,772
Borrowings	4,470,056	4,590,265	4,526,091	4,470,056	4,526,091
Total liabilities	9,356,908	9,143,556	9,233,696	9,356,908	9,233,696
Preferred equity	415,428	467,641	573,250	415,428	573,250
Common equity	459,616	412,479	331,921	459,616	331,921
Total stockholders’ equity	875,044	880,120	905,171	875,044	905,171
Selected Average Balance Sheet data:
Total loans, net	5,786,747	5,671,294	5,629,135	5,680,428	5,566,644
Total investment securities	3,239,532	3,210,929	3,634,568	3,381,446	3,325,813
Interest earning assets	9,745,969	9,260,630	9,654,886	9,515,945	9,422,614
Total assets	10,279,057	9,816,670	10,556,246	10,066,305	10,263,563
Deposits	4,393,247	4,180,804	4,479,627	4,206,210	4,257,897
Borrowings	4,604,515	4,379,885	4,428,938	4,578,019	4,342,235
Interest bearing liabilities	8,746,786	8,325,996	8,651,050	8,539,622	8,345,566
Preferred equity	457,426	467,641	573,250	511,650	573,250
Common equity	435,791	377,211	598,908	355,014	668,224
Total stockholders’ equity	893,217	844,852	1,172,158	866,664	1,241,474
Selected Financial Ratios:
Performance:
Net interest margin	1.87%	1.87%	1.75%	1.76%	1.88%
Return on average assets	0.14%	0.53%	(11.90)%	(0.21)%	(3.10)%
Return on average common equity	(15.35)%	10.52%	(215.33)%	(12.85)%	(52.61)%
Efficiency ratio	98.19%	79.30%	77.78%	97.61%	83.93%
Capital:
Leverage ratio	8.43%	8.46%	7.59%	8.43%	7.59%
Tier 1 risk-based capital ratio	13.82%	13.53%	13.80%	13.82%	13.80%
Total risk-based capital ratio	15.08%	15.34%	17.07%	15.08%	17.07%
Asset quality:
Non-performing loans	848,279	816,684	717,674	848,279	717,674
Non-performing assets	942,599	909,933	779,205	942,599	779,205
Allowance for loan and lease losses to period-end loans receivable	2.55%	2.68%	2.51%	2.55%	2.51%
Allowance for loan and lease losses to non-performing loans (excluding NPLs held for sale)	16.70%	17.49%	18.55%	16.70%	18.55%
Non-performing loans to total loans (excluding GNMA defaulted loans)	14.86%	14.87%	13.11%	14.86%	13.11%
Other non-GAAP ratios:
Tier 1 common equity to risk-weighted assets(1)	7.16%	6.45%	6.00%	7.16%	6.00%

(1)	Refer to section on Non-GAAP Financial Measures for further details on this ratio.

Income Statement

Net interest income.  The following table presents, for the periods indicated, Doral Financial’s summarized average balance sheet, the total dollar amount of interest income from its average interest-earning assets and the related yields, as well as the interest expense on its average interest-bearing liabilities, expressed in both dollars and rates, and the net interest margin and spread. These tables do not reflect any effect of income taxes. Average balances are based on average daily balances.

Quarter to Date Average Balance Sheet and Summary of Net Interest Income.

	December 31, 2009			September 30, 2009			December 31, 2008
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate*	Balance	Interest	Rate*	Balance	Interest	Rate*
	(Dollars in thousands)

Loans(1)	$5,786,747	$79,898	5.48%	$5,671,294	$78,653	5.50%	$5,629,135	$84,284	5.96%
Mortgage-backed securities	3,076,831	29,369	3.79%	2,963,276	30,026	4.02%	3,044,941	34,566	4.52%
Other investment securities	162,701	2,574	6.28%	247,653	2,927	4.69%	589,627	7,958	5.37%
Other interest-earning assets	719,690	1,949	1.07%	378,407	1,797	1.88%	391,183	1,296	1.32%

Total interest-earning assets/interest income	9,745,969	113,790	4.63%	9,260,630	113,403	4.86%	9,654,886	128,104	5.28%
Non-interest earning assets	533,088			556,040			901,360

Total assets	$10,279,057			$9,816,670			$10,556,246

Deposits	$4,142,271	$27,439	2.63%	$3,946,111	$28,615	2.88%	$4,222,112	$40,617	3.83%
Repurchase agreements	2,142,817	18,229	3.38%	1,840,621	17,770	3.83%	1,951,171	18,026	3.68%
Advances from FHLB	1,620,024	15,168	3.71%	1,557,503	15,778	4.02%	1,679,378	16,902	4.00%
Other short-term borrowings	227,554	143	0.25%	358,348	227	0.25%	149,789	233	0.62%
Loans payable	342,181	1,808	2.10%	350,012	2,226	2.52%	370,710	4,525	4.86%
Notes payable	271,939	5,145	7.51%	273,401	5,178	7.51%	277,890	5,259	7.53%

Total interest-bearing liabilities/interest expense	8,746,786	67,932	3.08%	8,325,996	69,794	3.33%	8,651,050	85,562	3.93%
Non-interest bearing liabilities	639,054			645,822			733,038

Total liabilities	9,385,840			8,971,818			9,384,088
Stockholders’ equity	893,217			844,852			1,172,158

Total liabilities and stockholders’ equity	$10,279,057			$9,816,670			$10,556,246

Net interest income		$45,858			$43,609			$42,542

Interest rate spread			1.55%			1.53%			1.35%
Interest rate margin			1.87%			1.87%			1.75%
Net interest-earning assets ratio			111.42%			111.23%			111.60%

*	Annualized

(1)	Includes the average balance of non-accruing loans and GNMA defaulted loans for which the Corporation has an unconditional buy-back option.

Fourth quarter 2009 compared to third quarter 2009.  Net interest margin was flat at 1.87% compared to the third quarter of 2009. A decrease in the average yield on interest earning assets of 23 basis points was offset by a similar decrease in average cost of interest bearing liabilities of 25 basis points. Net interest income was $45.9 million for the fourth quarter of 2009, an increase of $2.2 million, or 5.2%, over the $43.6 million reported for the third quarter of 2009.

Interest income was $0.4 million higher in the fourth quarter of 2009 compared to the third quarter due to an increase in interest on loans of $1.2 million as a result of an increase in average loans of $115.5 million. The increase in average loans resulted from increases in mortgage loans and in commercial loans. This increase was partially offset by a decrease in interest income from investments of $1.0 million, down as a result of sales of investments during the quarter, and an increase in interest income from other interest earning assets of $0.2 million.

During the fourth quarter of 2009 the Corporation sold approximately $620.1 million from its securities portfolio as part of its strategy to reduce interest rate risk (both duration and extension risk). As a result of this, interest on investments (excluding interest on IOs which increased $0.2 million) was $1.3 million lower than the third quarter.

Interest expense decreased $1.9 million, or 2.7%, from $69.8 million for the third quarter of 2009 to $67.9 million for the fourth quarter of 2009. A decrease of $1.2 million in interest on deposits was driven by lower pricing on the different products, the rollover of maturing deposits at lower current market rates, and a shift in the composition of the deposit portfolio. In addition, there was a decrease of $0.6 million in interest on advances from the FHLB due to a reduction in interest rates only partially offset by an increase in the average balance of advances outstanding. Interest expense on loans payable also decreased $0.4 million driven primarily by a reduction in rates.

Average interest-earning assets increased $485.3 million from $9.3 billion for the third quarter of 2009 to $9.7 billion for the fourth quarter of 2009, and average interest-bearing liabilities increased $420.8 million to $8.7 billion for the quarter ended December 31, 2009 compared to the third quarter of 2009. The close match in balance sheet management quarter over quarter resulted in the relatively flat net interest margin.

Fourth quarter 2009 compared to fourth quarter 2008.  Net interest margin increased 12 basis points to 1.87% for the quarter ended December 31, 2009 from 1.75% for the quarter ended December 31, 2008. Net interest income for the quarter ended December 31, 2009 totaled $45.9 million, compared to $42.5 million for the corresponding 2008 period, an increase of $3.3 million, or 7.8%. The increase in net interest income for fourth quarter of 2009, compared to the corresponding period in 2008, resulted from a reduction in interest expense of $17.6 million partially offset by a decrease in interest income of $14.3 million. A decrease of 85 basis points in the average cost of interest bearing liabilities was partially offset by a decrease in the average yield on interest earning assets of 65 basis points.

The decrease in interest expense was due to a decrease in interest on deposits of $13.2 million, or 32.4%, driven by lower pricing on the different products, strict adherence to the pricing grids, and a shift in the composition of the portfolio. In addition, there was a decrease of $2.7 million on interest on loans payable primarily tied to floating rate loans, and a decrease of $1.7 million in interest on FHLB advances also due to a decrease in rates.

The decrease in interest income was due to a decrease of $10.6 million in interest on investments due to a reduction in average other investment securities of $426.9 million and in interest income thereon of $5.4 million due to sales, calls and the settlement of the position with Lehman during 2008, the full impact of which was reflected in 2009. Interest on mortgage-backed securities decreased $5.2 million due to the sale of approximately $620.1 million of securities during the fourth quarter of 2009, as well as the sale of approximately $1.4 billion during the second and third quarters of 2009 partially offset by purchases of securities during the year. In addition, there was a decrease of $4.4 million in interest on loans due to the lower rate environment and higher non-performing loans which was partially offset by an increase in average loans of $157.6 million compared to the fourth quarter of 2008.

Average interest-earning assets increased from $9.6 billion for the fourth quarter of 2008 to $9.7 billion for the corresponding 2009 period, while the average interest-bearing liabilities remained relatively flat at $8.7 billion. The increase in leverage, combined with an increase in net interest income, resulted in the improvement of 12 basis points in net interest margin from 1.75% for the fourth quarter of 2008 to 1.87% in the corresponding 2009 period.

Full year 2009 compared to full year 2008.  The following table presents, for the periods indicated, Doral Financial’s summarized average balance sheet, the total dollar amount of interest income from its average interest-earning assets and the related yields, as well as the interest expense on its average interest-

bearing liabilities, expressed in both dollars and rates, and the net interest margin and spread. These tables do not reflect any effect of income taxes. Average balances are based on average daily balances.

Year to Date Average Balance Sheet and Summary of Net Interest Income.

	December 31, 2009			December 31, 2008
			Annualized			Annualized
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)

Loans(1)	$5,680,428	$321,384	5.66%	$5,566,644	$342,631	6.16%
Mortgage-backed securities	3,035,780	114,032	3.76%	2,267,801	111,940	4.94%
Other investment securities	345,666	16,376	4.74%	1,058,012	54,764	5.18%
Other interest-earning assets	454,071	6,473	1.43%	530,157	15,339	2.89%

Total interest-earning assets/interest income	9,515,945	458,265	4.82%	9,422,614	524,674	5.57%
Non-interest earning assets	550,360			840,949

Total assets	$10,066,305			$10,263,563

Deposits	$3,961,603	$125,133	3.16%	$4,003,331	$156,730	3.91%
Repurchase agreements	1,894,329	70,712	3.73%	1,974,732	80,527	4.08%
Advances from FHLB	1,596,087	62,948	3.94%	1,669,975	69,643	4.17%
Other short-term borrowings	459,887	1,212	0.26%	37,652	233	0.62%
Loans payable	353,556	9,881	2.79%	380,772	18,865	4.95%
Notes payable	274,160	20,752	7.57%	279,104	21,195	7.59%

Total interest-bearing liabilities/interest expense	8,539,622	290,638	3.40%	8,345,566	347,193	4.16%
Non-interest bearing liabilities	660,019			676,523

Total liabilities	9,199,641			9,022,089
Stockholders’ equity	866,664			1,241,474

Total liabilities and stockholders’ equity	$10,066,305			$10,263,563

Net interest income		$167,627			$177,481

Interest rate spread			1.42%			1.41%
Interest rate margin			1.76%			1.88%
Net interest-earning assets ratio			111.43%			112.91%

(1)	Includes the average balance of non-accruing loans and GNMA defaulted loans for which the Corporation has an unconditional buy-back option.

The decrease of $9.9 million, or 5.6%, in net interest income for the year ended December 31, 2009 compared to the same period in 2008 resulted from a reduction in interest income of $66.4 million, partially offset by a reduction in interest expense of $56.6 million. A decrease of 75 basis points in the average yield on interest earning assets was offset by a decrease of 76 basis points in the average cost of interest bearing liabilities. An increase in average interest bearing liabilities of $194.1 million was partially offset by an increase in average interest earning assets of $93.3 million. As a result, net interest margin decreased 12 basis points from 1.88% for the year ended December 31, 2008 to 1.76% for the year ended December 31, 2009.

The reduction in interest income was principally related to:

•	A reduction of $38.4 million in interest income on other investment securities was primarily due to a reduction in the average balance of other investment securities of $712.3 million as a result of sales, calls and the settlement of the position with Lehman during 2008 the full impact of which was reflected in 2009. Interest on mortgage-backed securities increased $2.1 million and was impacted by the sale of approximately $2.0 billion of investment securities during the year for the purpose of increasing interest margins in the first six months and reducing the Corporation’s interest rate exposure in the latter part of the year. These transactions resulted in an increase in the average balance of mortgage-backed securities of $768.0 million.

•	A decrease in interest on loans of $21.2 million compared to December 2008 primarily related to the lower interest rate environment and an increase in non-performing loans in the Corporation’s loan portfolio. The average interest rate on loans decreased 50 basis points for the year ended December 31, 2009 compared to the same period in 2008, while non-performing loans increased by $130.6 million during 2009.

•	A decrease of $8.9 million on interest income on other interest earning assets was due to a net decrease of $76.1 million in the average balance of other interest-earning assets.

The reduction in interest expense was related to:

•	A decrease of $31.6 million in interest on deposits driven by the rollover of maturing brokered CDs at lower current market rates even though the Corporation lengthened maturities, as well as shifts in the composition of the Corporation’s retail deposits and the general decline in interest rates. A reduction of $41.7 million in the average balance of deposits during 2009, combined with the decrease in the interest expense thereon resulted in a decrease in the average cost of deposits during 2009 of 75 basis points compared to the corresponding 2008 period.

•	A decrease of $9.8 million in the interest on securities sold under agreements to repurchase was mainly driven by the general decline in interest rates that resulted in a reduction of 35 basis points in the average interest cost during 2009.

•	A reduction of $6.7 million in the interest on advances from FHLB resulted primarily from the general decline in interest rates that allowed the Corporation to maintain its balance of advances at lower fixed rates. While the average balance of advances from the FHLB decreased $73.9 million during 2009, the average interest rate decreased by 23 basis points for the year ended December 31, 2009.

•	An increase of $1.0 million in interest on short-term borrowings is directly related to the increase of $0.4 billion in the average balance of short-term borrowings during 2009 compared to the previous year.

•	A decrease of $9.0 million in interest on loans payable due to a reduction in the average balance of loans payable of $27.2 million as a result of repayment of loans and a decrease of 216 basis points in the average cost of loans payable since most of these loans are floating rate notes indexed to the 3-month LIBOR.

Credit quality and the allowance for loan and lease losses.  Doral Financial has experienced worsening delinquencies in a number of its loan categories as a result of a Puerto Rico economy that has been in recession over the reporting periods. The Corporation has reflected the credit quality deterioration in its loan loss provisions, considering the increased levels of delinquencies and severity of loss on disposition of collateral and increased risk of future delinquencies.

The following table summarizes key credit quality information for the periods indicated:

Loan Data.

	For the Years Ended
	December 31, 2009					December 31, 2008
	Loans			ALLL as a		Loans			ALLL as a
	Receivable			% of Loan	ALLL as a	Receivable			% of Loan	ALLL as a
	Balance	NPLs*	ALLL	Balance	% of NPLs	Balance	NPLs*	ALLL	Balance	% of NPLs
	(In thousands)

Residential mortgage loans	$3,827,269	$403,070	$51,814	1.4%	12.9%	$3,620,250	$346,579	$33,026	0.9%	9.5%
Construction loans(1)	451,540	273,581	44,626	9.9%	16.3%	504,771	215,080	45,159	8.9%	21.0%
Commercial real estate loans(1)	738,838	130,156	21,883	3.0%	16.8%	755,430	116,841	27,076	3.6%	23.2%
Commercial non-real estate	311,258	933	4,281	1.4%	458.8%	136,241	1,751	4,290	3.1%	245.0%
Land secured(1)	100,371	33,373	9,832	9.8%	29.5%	118,774	29,613	13,193	11.1%	44.6%
Consumer	70,580	519	6,955	9.9%	1340.1%	90,068	685	7,964	8.8%	1162.6%
Lease financing	12,702	1,091	1,383	10.9%	126.8%	20,939	1,053	1,312	6.3%	124.6%
Loans on savings deposits	3,250	—	—	0.0%	na	5,240	—	—	0.0%	na

Total	$5,515,808	$842,723	$140,774	2.6%	16.7%	$5,251,713	$711,602	$132,020	2.5%	18.6%

(1)	As of December 31, 2009 the cumulative charge-offs on construction, land and commercial real estate loans still in portfolio was $27.5 million, $4.9 million and $6.5 million, respectively.

*	Excludes non-performing loans classified as held for sale.

The following table summarizes the changes in the allowance for loan and lease losses for the periods indicated:

Allowance for Loan and Lease Losses.

	Quarters Ended			Years Ended
	Dec. 2009	Sept. 2009	Dec. 2008	Dec. 2009	Dec. 2008
	(In thousands)

Balance at beginning of period	$142,089	$146,769	$123,143	$132,020	$124,733
Provision for loan and lease losses	15,026	4,879	26,178	53,663	48,856
Total loans charged off	(17,726)	(10,388)	(17,415)	(47,531)	(42,580)
Total recoveries of loans previously charged off	1,385	829	114	2,622	1,011

Net charge-offs	(16,341)	(9,559)	(17,301)	(44,909)	(41,569)

Balance at end of period	$140,774	$142,089	$132,020	$140,774	$132,020

Allowance for loan and lease losses to period-end loans receivable	2.55%	2.68%	2.51%	2.55%	2.51%
Recoveries to charge-offs	7.81%	7.98%	0.65%	5.52%	2.37%
Net charge-offs to average loans (quarter ratios annualized)	1.21%	0.72%	1.31%	0.85%	0.80%
Provision to net charge-offs	91.95%	51.04%	151.31%	119.49%	117.53%

As of December 31, 2009 the Corporation’s allowance for loan and lease losses was $140.8 million, down $1.3 million from $142.1 million as of September 30, 2009 and up $8.8 million from December 31, 2008. The reduction in the allowance during the fourth quarter was driven by charge-offs totaling $12.8 million related to two large construction loans for which provisions had been recorded in previous periods. The allowance for loan and lease losses was 2.55% of period-end loans receivable at December 31, 2009, compared with 2.68% as of September 30, 2009 and 2.51% at December 31, 2008.

During 2009, the Corporation’s total non-performing loans and total allowance for loan and lease losses increased by $130.6 million and $8.8 million, respectively. Mortgage lending is the Corporation’s principal line of business and has historically reflected significant recoveries and low levels of losses. The mortgage loan portfolio increased by $207.0 million during 2009. Nevertheless, due to current economic conditions in Puerto Rico, and increases in non-performing loans and loss severities in this portfolio, the Corporation has increased its allowance during 2009.

The construction loan portfolio continued to decrease, consistent with the Corporation’s strategy to exit the construction business in 2006. Construction non-performing loans increased $58.5 million during 2009, driven by deterioration in Puerto Rico economic trends. $20 million of the fourth quarter 2009 increase in non-performing loans resulted from one large loan related to the Corporation’s mainland portfolio. During 2009, the Corporation recorded loan loss provisions of $17.2 million to reflect the loan quality deterioration, partially related to loans determined to be impaired during 2009. The allowance on this portfolio decreased $0.5 million during 2009 due to the decrease in the balance of loans outstanding and to the charge-off of the portion of loans determined to be uncollectible and for which provisions of $17.8 million had been recorded.

The commercial real estate loan portfolio decreased during 2009 since the Corporation is not actively lending in this line of business. Non-performing loans increased $12.8 million in 2009 as a result of the deterioration in economic conditions in Puerto Rico. The allowance for loan losses decreased $5.2 million for this portfolio during 2009 due to net charge-offs of $4.6 million and the recovery of provision expenses resulting from a refinement of estimates that management believes better reflect the incurred losses of the portfolio, partially offset by increased provisions partially related to loans determined to be impaired in 2009. The commercial non-real estate portfolio increased primarily as a result of the launch of the middle market syndicated lending unit in the second half of 2009.

The consumer and lease financing portfolios continued to decrease consistent with the Corporation’s exit strategy for these business lines. Non-performing loans are stable and the allowance has decreased in the consumer portfolio as non-performing loan balances are charged off.

In total for the year, the balance of non-performing loans outstanding increased $130.6 million, and the Corporation provided $53.7 million for loan losses. In addition, the Corporation charged-off loan balances of $44.9 million, resulting in a net increase in the allowance for loan and lease losses of $8.8 million. The allowance for loan and lease losses for the construction loans and commercial real estate portfolios decreased by $0.5 million and $5.2 million, respectively, as the rate of identified portfolio deterioration reflected in the provision, partially related to loans determined to be impaired in 2009, was less than the losses confirmed and recognized or charged-off during the year.

Provision and allowance for loan and lease losses.  The following table summarizes the effect of provisions and recoveries on the allowance for loan and lease losses by portfolio for the quarters indicated:

Allowance for Loan and Lease Losses

	For the Quarters Ended
	December 31, 2009				September 30, 2009				December 31, 2008
			Net				Net				Net
	Beginning		Charge-	Ending	Beginning		Charge-	Ending	Beginning		Charge-	Ending
	Balance	Provisions	Offs	Balance	Balance	Provisions	Offs	Balance	Balance	Provisions	Offs	Balance
	(In thousands)

Residential mortgage loans	$49,150	$4,090	$(1,426)	$51,814	$42,728	$7,232	$(810)	$49,150	$30,620	$2,996	$(590)	$33,026

Construction loans	47,631	7,337	(10,342)	44,626	50,657	(1,168)	(1,858)	47,631	46,514	8,156	(9,511)	45,159

Commercial real estate loans	20,728	704	451	21,883	27,999	(4,196)	(3,075)	20,728	21,547	10,286	(4,757)	27,076

Commercial non-real estate	3,014	2,485	(1,218)	4,281	3,162	656	(804)	3,014	2,779	1,667	(156)	4,290

Land secured	12,762	(1,025)	(1,905)	9,832	13,190	(428)	—	12,762	13,088	105	—	13,193

Consumer	7,469	1,237	(1,751)	6,955	7,559	2,605	(2,695)	7,469	7,524	2,563	(2,123)	7,964

Lease financing	1,335	198	(150)	1,383	1,474	178	(317)	1,335	1,071	405	(164)	1,312

Total	$142,089	$15,026	$(16,341)	$140,774	$146,769	$4,879	$(9,559)	$142,089	$123,143	$26,178	$(17,301)	$132,020

The following table summarizes the effect of provisions and recoveries on the allowance for loan and leases losses by portfolio for the years indicated:

Allowance for Loan and Lease Losses

	For the Years Ended
	December 31, 2009				December 31, 2008
			Net				Net
	Beginning		Charge-	Ending	Beginning		Charge-	Ending
	Balance	Provisions	Offs	Balance	Balance	Provisions	Offs	Balance
	(In thousands)

Residential mortgage loans	$33,026	$23,241	$(4,453)	$51,814	$21,064	$13,968	$(2,006)	$33,026
Construction loans	45,159	17,221	(17,754)	44,626	56,766	10,142	(21,749)	45,159
Commercial real estate loans	27,076	(560)	(4,633)	21,883	23,399	12,235	(8,558)	27,076
Commercial non-real estate	4,290	5,967	(5,976)	4,281	3,068	2,383	(1,161)	4,290
Land secured	13,193	(1,456)	(1,905)	9,832	11,772	1,421	—	13,193
Consumer	7,964	8,473	(9,482)	6,955	7,161	8,101	(7,298)	7,964
Lease financing	1,312	777	(706)	1,383	1,503	606	(797)	1,312

Total	$132,020	$53,663	$(44,909)	$140,774	$124,733	$48,856	$(41,569)	$132,020

Doral Financial’s fourth quarter 2009 provision for loan and lease losses of $15.0 million was up $10.1 million from September 2009 due to the following:

•	An increase in the construction loan provision of $8.5 million due to adverse developments in several large loans which drove an increase in the individual impairment measurements.

•	An increase in the commercial real estate loan provision of $4.9 million due to impairment of a large commercial loan, revision of roll rates and higher charge-offs.

•	An increase in the commercial non-real estate loan provision of $1.8 million related primarily to additional reserves established on the new syndicated loan portfolio.

•	A decrease in the residential mortgage loan provision of $3.1 million due to updated roll rates that resulted in higher provision during the third quarter that did not recur in the fourth quarter. During the third quarter of 2009 there was deterioration in delinquency and probabilities of default. In the fourth quarter, early stage delinquency (loans 31 to 89 days past due) decreased $22.5 million and was only partially offset by an increase in late stage delinquencies of $22.8 million. In addition, the Corporation launched a payment reducing loss mitigation tool during the second quarter of the year (Special Repayment Plan or “SRP”) which resulted in an impairment charge of $1.0 million in the fourth quarter of the year compared to $2.2 million in the third quarter, due to the lower volume of restructurings under this plan.

•	A decrease in the consumer loan provision of $1.4 million due to lower delinquencies as the portfolio continues to pay-down.

The provision for loan and lease losses reflected a decrease of $11.2 million compared to the fourth quarter of 2008 due to the high level of provisions established in the fourth quarter of 2008 reflecting the credit quality deterioration experienced in that period.

For the year ended December 31, 2009, the provision for loan and lease losses increased $4.8 million to $53.7 million from $48.9 million for the year ended December 31, 2008. For 2009, the provision of all portfolios increased except for the provision for the commercial real estate loan portfolio which is the portfolio where a higher provision was established at the end of 2008. The level of the provision in 2009 was largely driven by higher delinquencies (primarily in the construction, residential mortgage and commercial loan portfolios) during the period and continued deterioration in the Puerto Rico economy.

Perhaps the sector of the economy most affecting Doral Financial, directly and indirectly, is the sale of new home construction in Puerto Rico. For the year ended December 31, 2009, the market absorption of new construction homes decreased significantly, principally due to the termination of the tax incentive provided by

Law 197 late in the fourth quarter of 2008. This circumstance required modifications in absorption estimates, resulting in higher loan loss provisions. Furthermore, the slowdown in new construction has resulted in lost jobs, which has further increased mortgage and commercial loan delinquencies as the overall level of economic activity declines. The Corporation expects that absorption will continue to be at low levels due to the current economic environment.

In optimizing its recovery of non-performing construction loans, as of December 31, 2009, management has determined to foreclose approximately 20 non-performing residential development properties with an outstanding balance of approximately $125.8 million in order to accelerate sales of the individual units. Most of these projects are in a mature stage of the development with approximately 85% complete or close to completion. Accordingly, impairment of these loans and determination of required loan loss reserves was measured based on the fair value of the collateral. Management continues to evaluate the best course of action to optimize loan recoveries on all non-performing properties, and will regularly assess all projects in choosing its course of action.

The provisions for loan and lease losses were partially offset by net charge-offs of $44.9 million, the net of which resulted in an increase in the allowance for loan and lease losses of $8.8 million for the year ended December 31, 2009.

Non-Performing Assets

	Quarters Ended
	Dec. 2009	Sep. 2009	June 2009	Dec. 2008
	(Dollars in thousands)

Non-performing loans:
Residential mortgage loans — held for sale	$4,901	$4,088	$4,929	$4,942
Residential mortgage loans — held for investment	403,070	381,075	377,177	346,579

Total non-performing residential mortgage loans	407,971	385,163	382,106	351,521
Other lending activities:
Construction loans	273,581	257,728	264,643	215,080
Commercial real estate loans	130,156	131,561	116,490	116,841
Commercial real estate loans — held for sale	655	63	1,113	1,130
Commercial non-real estate loans	933	2,062	1,852	1,751
Land loans	33,373	38,321	37,891	29,613
Consumer loans	519	588	518	685
Lease financing receivable	1,091	1,198	1,066	1,053

Total non-performing other lending activities	440,308	431,521	423,573	366,153
Total non-performing loans	848,279	816,684	805,679	717,674
OREO	94,219	93,145	83,964	61,340
Repossessed assets	101	104	145	191

Total non-performing assets	$942,599	$909,933	$889,788	$779,205

Loans past due 90 days or more and still accruing
Consumer loans	$2,137	$2,713	$3,129	$2,603
Commercial non-real estate loans	1,245	1,091	1,196	1,428
Construction loans	—	—	—	—
Government guaranteed Residential mortgage loans	105,520	na	na	na

Total loans past due 90 days or more and still accruing	$108,902	$3,804	$4,325	$4,031

Non-performing assets increased $32.7 million to $942.6 million, or 3.6%, in the fourth quarter of 2009, compared to September 30, 2009. Non-performing residential mortgage loans increased $22.8 million, or

5.9%, in the period while combined the remaining portfolios increased $8.8 million, or 2.0%. Also, in the fourth quarter, residential mortgage loans delinquent 31 to 89 days past due declined $22.5 million

Non-performing assets, including non-performing loans previously discussed, increased by $163.4 million, or 21%, as of December 31, 2009 compared to December 31, 2008. The growth in non-performing assets was mainly driven by increases in the construction and residential mortgage loan portfolios as a direct consequence of depressed condition of the Puerto Rico housing market and overall macro economic trends in Puerto Rico.

Non-performing residential mortgage loans increased by $56.5 million, or 16.1%, at December 31, 2009 when compared to December 31, 2008. The increase in delinquency is mostly attributable to economic stress being experienced by borrowers during the year ended December 31, 2009.

Macroeconomic pressure has significantly affected both early stage delinquency and cures from later delinquency segments.

As of December 31, 2009 OREO reached $94.2 million, an increase of $32.9 million compared to December 31, 2008. The Corporation sold 403 OREO units in 2009 compared to 336 units sold in 2008. During 2009, Doral improved its foreclosure functions resulting in shorter foreclosure periods, and units are entering the OREO portfolio at faster rates than in previous years.

Loans included under the caption “Loans past due 90 days or more and still accruing”, include loans that are (1) well-secured and in the process of collection, or (2) are exempt under regulatory rules from being classified as non-accrual. In November 2009, the Corporation placed in accrual status all FHA guaranteed loans until 300 days delinquent because the principal balance of these loans is insured or guaranteed under applicable FHA programs and interest is, in most cases, fully recovered in foreclosure proceedings. In addition, the bank repurchased $118.3 million of delinquent FHA guaranteed loans in December 2009.

The Doral Financial mortgage portfolio consists predominately of conventional 30 and 15 year amortizing fixed rate loans, and does not include significant amounts of adjustable interest rate, negative amortization, or other exotic loan features that are more common in certain other parts of the United States.

Doral Financial mitigates loan defaults on its construction and commercial portfolios through its Loan Workout function. The function’s main objectives are avoiding defaults and minimizing losses upon default of relatively large credit relationships. The group utilizes relationship officers, collection specialists, attorneys and has contracted with third party service providers to supplement its internal resources. In the case of residential construction projects, the workout function monitors project specifics, such as project management and marketing, as deemed necessary. With respect to residential mortgages, the Corporation has developed collection and loss mitigation strategies designed to keep people in their homes and minimize defaults and launched a new program during 2009 titled Special Repayment Plan.

The Corporation also engages in the restructuring and/or modifications of the debt of borrowers, who are delinquent due to economic or legal reasons if the Corporation determines that it is in the best interest for both the Corporation and the borrower to do so. In some cases, due to the nature of the borrower’s financial condition, the restructure or loan modification fits the definition of Troubled Debt Restructuring.

Non-Interest Income

	Quarters Ended			Years Ended
	Dec. 2009	Sept. 2009	Dec. 2008	Dec. 2009	Dec. 2008
	(In thousands)

Net other-than-temporary impairment losses	$(13,472)	$(7,310)	$—	$(27,577)	$(920)
Net gain on mortgage loan sales and fees	2,092	2,637	2,968	9,746	13,112
Net gain loss on securities held for trading	1,673	661	295	4,117	724
(Loss) gain on IO valuation	(1,123)	3,896	5,639	2,780	5,649
Gain (loss) on MSR economic hedge	2,113	3,405	25,454	(8,678)	27,551
Gain (loss) on derivatives	614	(1,490)	(3,057)	(1,594)	(3,943)

Net gain (loss) on securities held for trading	3,277	6,472	28,331	(3,375)	29,981
Net gain (loss) on investment securities	29,095	1,024	—	34,916	(3,979)
Servicing income	6,834	9,651	9,146	32,468	34,942
Mark-to market adjustment of MSR	(632)	2,299	(27,194)	(3,131)	(42,642)

Total servicing income	6,202	11,950	(18,048)	29,337	(7,700)
Retail banking fees	7,392	7,487	7,549	29,088	28,060
Insurance agency commissions	2,611	2,381	2,404	9,879	10,550
Other income	2,402	2,247	2,130	5,187	10,425

Total commissions, fees and other income	12,405	12,115	12,083	44,154	49,035

Total non-interest income	$39,599	$26,888	$25,334	$87,201	$79,529

Fourth Quarter 2009 Compared to Third Quarter 2009

Non-interest income of $39.6 million was up $12.7 million, or 47.3%, over the third quarter of 2009. Significant variances in non-interest income for the quarter ended December 31, 2009 compared to the quarter ended September 30, 2009 were as follows:

•	A net gain on investment securities of $29.1 million resulting from the sale of approximately $0.6 billion of mortgage-backed securities, primarily pass through mortgage backed securities.

•	An OTTI loss totaling $13.5 million was recognized on six of the Corporation’s non-agency CMOs, with an aggregate amortized cost of $244.3 million as of December 31, 2009. Two of these securities were P.R. non-agency CMO’s with an amortized cost of $9.2 million and a recognized credit loss of approximately $77,000 for the quarter. The additional four securities with OTTI were U.S. non-agency CMOs with an amortized cost of $235.1 million and a recognized credit loss of $13.4 million for the quarter. OTTI loss for the quarter ending September 30, 2009 was $7.3 million.

•	A loss on the IO valuation of $1.1 million compared to a gain of $3.9 million for the third quarter of 2009 was driven by the overall increase in rates across all terms of the LIBOR-Swap curve, which drove down the value of the IO.

•	A decrease in servicing income due to interest lost on servicing advances during the period related to the repurchase of certain GNMA defaulted loans during the fourth quarter of 2009.

Fourth Quarter 2009 Compared to Fourth Quarter 2008

Non-interest income of $39.6 million was up $14.3 million, or 56.3%, over the fourth quarter of 2008. Significant variances in non-interest income for the quarter ended December 31, 2009 compared to the quarter ended December 31, 2008 were as follows:

•	A net gain on investment securities of $29.1 million resulted from the sale of approximately $0.6 billion of mortgage-backed securities, primarily pass through mortgage backed securities.

•	An OTTI loss totaling $13.5 million was recognized on six of the Corporation’s non-agency CMOs, with an aggregate amortized cost of $244.3 million as of December 31, 2009. Two of these securities were P.R. non-agency CMO’s with an amortized cost of $9.2 million and a recognized credit loss of approximately $77,000 for the quarter. The additional four securities with OTTI were U.S. non-agency CMOs with an amortized cost of $235.1 million and a recognized credit loss of $13.4 million for the quarter. There was no OTTI charge in the fourth quarter of 2008.

•	A reduction in net gain on trading activities was driven principally by a lower gain on the MSR economic hedge of $23.3 million when compared to 2008. This reduction was due to the unique market circumstances of the 2008 fourth quarter as interest rates declined sharply and was offset by an improvement in the mark-to-market adjustment of the mortgage servicing assets of $26.6 million, principally related to the effect of the fall of interest rates in the 2008 fourth quarter on the prepayment speed assumptions used to value the MSR asset.

Full Year 2009 Compared to Full Year 2008

Non-interest income of $87.2 million was up $7.7 million or 9.6% over the previous year. Significant variances in non-interest income for the year ended December 31, 2009 compared to the same period in 2008 were as follow:

•	A net gain on investment securities of $34.9 million resulted from the sale of approximately $2.0 billion of mortgage-backed securities, primarily CMO floaters and pass through mortgage backed securities, and other debt securities.

•	An OTTI loss of $27.6 million was recognized on seven of the Corporation’s non-agency CMOs, with an aggregate amortized cost of $246.7 million as of December 31, 2009. Three of these securities were Puerto Rico non-agency CMO’s with an amortized cost of $11.6 million and a recognized credit loss of $1.2 million, and the additional four securities with OTTI were U.S. non-agency CMOs with an amortized cost of $235.1 million and a recognized credit loss of $26.4 million.

•	The net loss on trading activities was driven principally by an increase in the loss on the MSR economic hedge of $36.2 million when compared to 2008. This loss was due to a loss of $13.8 million related to the U.S. Treasuries that were serving as an economic hedge on the Corporation’s capitalized MSR during 2008 and the first four months of 2009. The spreads between mortgage rates and the U.S. Treasury curve compressed as the U.S. Federal Reserve Bank Monetary Policy programs implemented at the end of 2008 to promote mortgage loan originations and reduce mortgage loan interest rates, made the economic hedge ineffective. This loss was partially offset by eliminating the use of U.S. Treasury securities as the economic hedge on the MSRs, adopting the use of forward contracts as the economic hedge, and market based decreases in forecasted prepayment speeds experienced. The loss on the MSR hedge was offset by an improvement in the mark-to-market adjustment of the mortgage servicing assets of $39.5 million principally related to the decrease in mortgage rates triggering higher prepayment speed assumptions and reduced MSR valuations in the 2008 calculation combined with more stable and slower prepayment speed assumptions used in the 2009 calculation consistent with observed trends in benchmark prepayment speeds and recent trends in the Puerto Rico mortgage origination and prepayment experience.

•	A decrease in other income of $5.2 million due to a lower gain on redemption of shares of VISA, Inc. in 2009 of $3.2 million and lower sales of units of a residential housing project which the Corporation took possession of in 2005 of $1.3 million.

Non-Interest Expense

	Quarters Ended			Years Ended
	Dec. 2009	Sept. 2009	Dec. 2008	Dec. 2009	Dec. 2008
	(In thousands)

Compensation and benefits	$15,614	$14,459	$16,885	$68,724	$70,562
Professional services	10,812	7,252	6,296	31,582	24,156
OREO losses and other related expenses	8,868	3,224	1,104	14,542	842
Other	6,997	6,798	29,762	25,620	47,942
FDIC insurance expense	4,689	5,468	1,235	18,238	4,654
Occupancy expenses	4,529	3,788	4,618	15,232	18,341
Communication expenses	4,040	4,208	4,420	16,661	17,672
Depreciation and amortization	3,055	3,086	3,716	12,811	16,013
EDP expenses	2,976	3,968	3,203	13,727	11,146
Taxes, other than payroll and income taxes	2,573	2,567	2,529	10,051	9,880
Advertising	1,955	1,806	1,262	6,633	8,519
Corporate insurance	1,258	1,210	1,048	4,662	4,586
Office expenses	1,204	1,430	1,697	5,303	6,099

	$68,570	$59,264	$77,775	$243,786	$240,412

Fourth Quarter 2009 Compared to Third Quarter 2009

Non-interest expense of $68.6 million was up $9.3 million, or 15.7%, over the third quarter of 2009. Significant variances in non-interest expense for the quarter ended December 31, 2009 compared to the quarter ended September 30, 2009 were as follows:

•	An increase of $3.6 million in professional services expenses was driven by amounts advanced to cover legal expenses of the Corporation’s former officers, the management of legacy portfolios and expenses associated with the preferred stock exchanges.

•	An increase of $5.6 million in OREO losses and other related expenses as a result of appraisal adjustments driven by a devaluation of OREO properties in Puerto Rico during the second half of 2009, higher levels of repossessed units and higher expenses to maintain the properties in saleable condition.

Fourth Quarter 2009 Compared to Fourth Quarter 2008

Non-interest expense of $68.6 million was down $9.2 million, or 11.8%, over the fourth quarter of 2008. Significant variances in non-interest expense for the quarter ended December 31, 2009 compared to the quarter ended December 31, 2008 were as follows:

•	A decrease of $1.3 million in compensation and employee benefits was driven by a reduction in workforce during 2009. The number of full time equivalent employees decreased by 252 to 1,154 in 2009 from 1,406 in 2008.

•	An increase of $4.5 million in professional services expenses was driven by amounts advanced to cover legal expenses of the Corporation’s former officers, the management of legacy portfolios and expenses associated with the preferred stock exchanges.

•	An increase of $3.5 million in the FDIC insurance expense primarily related to the new assessment rates established in 2009.

•	An increase of $7.8 million in OREO losses and other related expenses as a result of significant appraisal adjustments driven by a devaluation of OREO properties in Puerto Rico during the second half of 2009, higher levels of repossessed units and higher expenses to maintain the properties in saleable condition.

•	A decrease in other expenses resulted from a provision of $21.6 million recognized during 2008 related to the account receivable from Lehman Brothers Inc.

Full Year 2009 Compared to Full Year 2008

Non-interest expense of $243.8 million was up $3.4 million, or 1.4%, over the previous year. Significant variances in non-interest expense for the year ended December 31, 2009 compared to the year ended December 31, 2008 were as follow:

•	A decrease of $1.8 million in compensation and employee benefits was driven by a reduction in workforce during 2009, partially offset by one-time severance expenses. The number of full time equivalent employees decreased by 252 to 1,154 in 2009 from 1,406 in 2008.

•	A decrease in advertising expenses of $1.9 million resulted from the cost control measures implemented by the Corporation since 2008. Also, during 2008 advertising expenses included some additional expenses related to the Corporation’s refreshed branding program initiated late in 2007.

•	An increase of $7.4 million in professional services expenses was driven by amounts advanced to cover legal expenses of the Corporation’s former officers, for the management of legacy portfolios and expenses associated with the preferred stock exchanges.

•	An increase of $2.6 million in EDP expenses was primarily related to certain initiatives to optimize and update the Corporation’s banking and mortgage platforms and to an increase in the Corporation’s outsourced services.

•	A decrease of $3.1 million in occupancy expenses was partially driven by a decrease in utilities expenses resulting from the Corporation’s implementation of cost control measures and controls established to reduce energy consumption together with lower fuel costs. Also, this decrease in occupancy expenses was related to a non-recurring impairment charge of $1.4 million made during the third quarter of 2008 on a residential housing project which the Corporation took possession of in 2005.

•	A decrease of $3.2 million in depreciation expenses related to intangibles, software and building improvements fully depreciated or amortized during 2009.

•	An increase of $13.6 million in the FDIC insurance expense primarily related to (i) $4.2 million of the FDIC special assessment expense during the second quarter of 2009 and (ii) an increase of $7.8 million during the second half of 2009 resulting from a final rule adopted by the FDIC in May 2009, effective June 30, 2009 that caused a significant increase in rates and assessment bases.

•	An increase of $13.7 million in OREO losses and other related expenses as a result of significant appraisal adjustments driven by a devaluation of OREO properties in Puerto Rico during the second half of 2009, higher levels of repossessed units and higher expenses to maintain the properties in saleable condition.

•	A significant decrease in other expenses resulted from a provision of $21.6 million recognized during 2008 related to the account receivable from Lehman Brothers Inc.

Income Tax Expense

The recognition of income tax benefit of $1.9 million for the quarter ended December 31, 2009 resulted from a current tax expense of $0.9 million and a deferred tax benefit of $2.8 million. The current tax expense was related to the recognition of tax expenses related to certain transactions with the Corporation’s U.S. affiliates and interest on unrecognized tax benefits. The deferred tax benefit is due to the settlement of certain intercompany transactions with a U.S. affiliate resulting in the realization of a previously recognized deferred tax liability.

The recognition of current income tax benefit of $21.5 million for the year ended December 31, 2009 resulted from a current tax benefit of $11.5 million and a deferred tax benefit of $10.0 million. The current tax benefit was related to the release of unrecognized tax benefits due to the expiration of the statute of limitations on certain tax positions, partially offset by the recognition of tax expense related to intercompany transactions in the federal tax jurisdiction which had not been previously recognized net of current tax expenses. The deferred tax benefit is primarily related to the effect of the Corporation entering into an agreement with the Puerto Rico Treasury Department during the third quarter of 2009 amending the previous agreement regarding amortization of certain prepaid taxes, net of the amortization of existing DTAs.

Balance Sheet

Doral Financial’s assets totaled $10.2 billion at December 31, 2009, compared to $10.1 billion at December 31, 2008. Total assets at December 31, 2009, when compared to December 31, 2008 were affected by a decrease of $835.8 million in the Corporation’s investment securities portfolio that resulted from a combination of a sale of $2.0 billion of investment securities during 2009 and purchases primarily of shorter duration mortgage-backed securities as part of interest rate risk management, and partially offset by increases of $189.7 million in net loans, $539.5 million in cash and due from banks, $93.3 million in interest earning assets, $32.9 million in real estate held for sale and $56.9 million in other assets.

Total liabilities were $9.4 billion at December 31, 2009, compared to $9.2 billion at December 31, 2008. Total liabilities as of December 31, 2009 were principally affected by an increase in deposits of $240.2 million, primarily in retail deposits, an increase in securities sold under agreements to repurchase of $237.8 million, partially offset by a decrease in other short term borrowings of $241.6 million. Other short-term borrowings consist of the balance of a line of credit with the FHLB and auction term funds to depository institutions granted by the Federal Reserve under TAF. There were also decreases in loans payable of $29.7 million due to pay-downs and other liabilities of $61.0 million.

Loan Portfolio Including Loans Held for Sale at Period-End

	Dec. 2009	Sep. 2009	Dec. 2008
	(In thousands)

Residential mortgage loans	$3,827,269	$3,709,364	$3,620,250
Construction	451,540	461,502	504,771
Commercial — secured by real estate	738,838	752,416	755,430
Commercial — non-real estate	311,258	176,786	136,241
Land Secured	100,371	103,571	118,774
Consumer	70,580	75,436	90,068
Lease financing receivable	12,702	14,885	20,939
Loans on savings deposits	3,250	3,841	5,240

	5,515,808	5,297,801	5,251,713
Allowance for loan and lease losses	(140,774)	(142,089)	(132,020)

Loans receivable, net	5,375,034	5,155,712	5,119,693
Loans held for sale	320,930	410,190	386,610

Total loan portfolio, net	$5,695,964	$5,565,902	$5,506,303

Doral Financial’s loan portfolio consists primarily of residential mortgage loans and approximately 93% of the total loan portfolio is secured by real estate. The total net loan portfolio increased $189.7 million compared to December 31, 2008, mostly in residential mortgage loans which increased $207.0 million and commercial non-real estate loans which increased $175.0 million related mostly to participation in syndicated loans in the U.S. mainland. These increases were partially offset by decreases in the construction and land portfolios of $53.2 million and $18.4 million, respectively, resulting from the Corporation discontinuing actively lending in these product lines. Management expects to continue to work down the construction and land portfolios in the future.

Consumer and lease financings also reflected decreases due to the Corporation’s decision to discontinue actively lending in these product lines.

Capital

Doral Financial’s equity totaled $875.0 million at December 31, 2009, compared to $905.2 million at December 31, 2008.

On March 20, 2009, the Board of Directors of Doral Financial announced that it had suspended the declaration and payment of all dividends on all of Doral Financial’s outstanding series of cumulative and non-cumulative preferred stock. The suspension of dividends was effective and commenced with the dividends for the month of April 2009 for Doral Financial’s three outstanding series of non-cumulative preferred stock, and the dividends for the second quarter of 2009 for Doral Financial’s one outstanding series of cumulative preferred stock.

On May 7, 2009, the Corporation announced the commencement of an offer to exchange a stated amount of its shares of common stock and a cash payment in exchange for a limited number of its shares of outstanding preferred stock. Each of the series of outstanding preferred stock of Doral Financial were eligible to participate in the exchange offer, subject to all terms and conditions set forth in the Tender Offer Statement that was filed with the SEC on May 7, 2009, as amended. The transaction was settled on June 11, 2009.

As a result of the exchange offer, Doral issued an aggregate of 3,953,892 shares of common stock and paid an aggregate of $5.0 million in cash premium payments and recognized a non-cash credit to retained earnings (with a corresponding charge to additional paid in capital) of $9.4 million that was added to net income available to common shareholders in calculating earnings per share. This exchange resulted in an increase in common equity of $100.6 million and a decrease in preferred stock of $105.6 million, resulting in an increase in book value per common share of $1.63.

On November 20, 2009, the Corporation filed an amendment to its Registration Statement on Form S-4 (S-4) announcing its offer to exchange a number of properly tendered and accepted shares of its 4.75% Perpetual Cumulative Convertible Preferred Stock (Convertible Preferred Stock) for newly issued shares of its common stock. The offer to exchange expired on December 9, 2009 and was settled on December 14, 2009. Pursuant to the terms of the offer to exchange, the Corporation issued 4,300,301 shares of common stock in exchange for 208,854 shares of convertible preferred stock. This exchange resulted in an increase in common equity and a corresponding decrease in preferred stock of $52.2 million, as well as a non-cash charge to retained earnings of $18.0 million (with a corresponding credit to additional paid in capital) that was deducted from net income available to common shareholders in calculating earnings per share. This exchange resulted in an increase in book value per common share of $0.84.

The effect of the two preferred stock exchanges in 2009 was to increase common equity by $152.8 million, increase book value per common share by $2.47, decrease preferred equity by $157.8 million and decrease net income available to common shareholders by $8.6 million.

Doral Financial is not subject to regulatory capital requirements, but ratios are prepared as if it were subject to the requirements for comparability purposes.

The Corporation’s regulatory prescribed capital ratios exceed the published well capitalized standards established in banking regulation. As of December 31, 2009 the Tier 1 Leverage, Tier 1 Risk-based Capital and Total Risk-based Capital ratios were estimated at 8.43%, 13.82% and 15.08%, respectively which represents approximately $350.8 million, $488.0 million and $317.2 million of estimated Tier 1 Leverage, Tier 1 Risk-based Capital and Total Risk-based Capital in excess of the published well-capitalized standards of 5%, 6% and 10%, respectively.

Capital Ratios

	Dec. 2009	Sep. 2009	Dec. 2008

Tier 1 leverage	8.43%	8.46%	7.59%
Tier 1 risk-based capital	13.82%	13.53%	13.80%
Total risk-based capital	15.08%	15.34%	17.07%
Tier 1 common equity*	7.16%	6.45%	6.00%

*	Refer to section on Non-GAAP Financial Measures for further information.

The following table provides a reconciliation of stockholders’ equity (GAAP) to Tier 1 common equity (non-GAAP):

Tier 1 Common Equity Reconciliation

	Dec. 2009	Sep. 2009	Dec. 2008
	(In thousands)

Stockholders’ equity	$875,044	$880,120	$905,171
Plus: net unrealized losses on available for sale securities, net of tax	111,481	103,911	123,217
Less: preferred stock	(415,428)	(467,641)	(573,250)
Less: disallowed intangible assets	(17,155)	(17,077)	(17,113)
Less: disallowed deferred tax assets	(106,943)	(104,259)	(87,498)

Total Tier 1 common equity	$446,999	$395,054	$350,527

The $96.5 million increase in Tier 1 common equity from December 2008 to December 2009, resulted from the preferred to common stock conversions described previously, offset in part by the 2009 net loss from operations.

The foregoing tables contains GAAP financial measures and non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position.

Tier 1 Common Equity to Risk-Weighted Assets Ratio

Tier 1 common equity is a non-GAAP measure. Ratios calculated based upon Tier 1 common equity have become a focus of regulators and investors, and management believes ratios based on Tier 1 common equity assist investors in analyzing Doral’s capital position. This ratio is calculated by dividing Tier 1 capital less non-common equity items by risk weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements.

The Federal Reserve began supplementing its assessment of the capital adequacy of bank holding companies based on a variation of Tier 1 capital known as Tier 1 common equity in connection with the Supervisory Capital Assessment Program. Tier 1 common equity is considered to be a non-GAAP financial measure since it is not formally defined by GAAP and, unlike Tier 1 capital, is not a federal banking regulatory requirement.

Consolidated Statements of Financial Condition (Unaudited)

	Dec. 2009	Sep. 2009	Dec. 2008
		(In thousands)

Assets
Cash and due from banks	$725,277	$220,690	$185,817
Interest-earning assets	95,000	—	1,700
Investment securities:
Trading securities, at fair value	47,726	50,170	251,877
Available for sale securities, at fair value	2,789,177	3,374,305	3,429,151
Federal Home Loan Bank of NY (FHLB) stock, at cost	126,285	126,285	117,938

Total investment securities	2,963,188	3,550,760	3,798,966

Loans held for sale, at lower of cost or market	320,930	410,190	386,610
Loans held for investment	5,515,808	5,297,801	5,251,713
Allowance for loan and lease losses	(140,774)	(142,089)	(132,020)

Total loans, net of allowance for loan and lease losses	5,695,964	5,565,902	5,506,303

Accounts Receivable	60,478	57,441	55,197
Mortgage-servicing advances	19,592	22,222	18,309
Accrued interest receivable	41,866	42,100	42,934
Servicing assets, net	118,493	116,958	114,396
Premises and equipment, net	101,437	102,870	104,733
Real estate held for sale, net	94,219	93,145	61,340
Deferred tax asset	131,201	126,386	120,827
Other assets	185,237	125,202	128,345

Total assets	$10,231,952	$10,023,676	$10,138,867

Liabilities
Deposits:
Non-interest-bearing deposits	$353,516	$227,055	$235,983
Interest-bearing deposits	4,289,505	3,988,259	4,166,789

Total deposits	4,643,021	4,215,314	4,402,772

Securities sold under agreements to repurchase	2,145,262	2,100,262	1,907,447
Advances from FHLB	1,606,920	1,606,920	1,623,400
Other short-term borrowings	110,000	265,000	351,600
Loans payable	337,036	345,464	366,776
Notes payable	270,838	272,619	276,868
Accrued expenses and other liabilities	243,831	337,977	304,833

Total liabilities	9,356,908	9,143,556	9,233,696

Stockholders’ equity
Preferred stock	415,428	467,641	573,250
Common stock	621	578	538
Additional paid-in capital	1,010,661	940,475	849,172
Legal surplus	23,596	23,596	23,596
Accumulated deficit	(463,781)	(448,259)	(418,168)
Accumulated other comprehensive loss, net of tax	(111,481)	(103,911)	(123,217)

Total stockholders’ equity	875,044	880,120	905,171

Total liabilities and stockholders’ equity	$10,231,952	$10,023,676	$10,138,867

Consolidated Statements of Income (Loss) (Unaudited)

	Quarters Ended			Year Ended
	Dec. 2009	Sept. 2009	Dec. 2008	Dec. 2009	Dec. 2008
		(In thousands except for per share data)

Interest Income
Loans	$79,898	$78,653	$84,284	$321,384	$342,631
Mortgage-backed securities	29,369	30,026	34,566	114,032	111,940
Interest-only strips (“IOs”)	1,592	1,347	1,757	6,142	7,162
Investment securities	982	1,580	6,201	10,234	47,602
Other interest-earning assets	1,949	1,797	1,296	6,473	15,339

Total interest income	113,790	113,403	128,104	458,265	524,674

Interest Expense
Deposits	27,439	28,615	40,617	125,133	156,730
Securities sold under agreements to repurchase	18,229	17,770	18,026	70,712	80,527
Advances from FHLB	15,168	15,778	16,902	62,948	69,643
Other short-term borrowings	143	227	233	1,212	233
Loans payable	1,808	2,226	4,525	9,881	18,865
Notes payable	5,145	5,178	5,259	20,752	21,195

Total interest expense	67,932	69,794	85,562	290,638	347,193

Net interest income	45,858	43,609	42,542	167,627	177,481

Provision for loan and lease losses	15,026	4,879	26,178	53,663	48,856

Net interest income after provision for loan and lease losses	30,832	38,730	16,364	113,964	128,625

Non-Interest Income
Other-than-temporary impairment losses	(13,472)	(7,310)	—	(27,577)	(920)
Gain (loss) on investment securities	29,095	1,024	—	34,916	(3,979)
Gain (loss) from trading activities	3,277	6,472	28,331	(3,375)	29,981
Gain from mortgage loans sales and fees	2,092	2,637	2,968	9,746	13,112
Servicing income (net of mark-to-market adjustment)	6,202	11,950	(18,048)	29,337	(7,700)
Commissions, fees, and other income	12,405	12,115	12,083	44,154	49,035

Total non-interest income	39,599	26,888	25,334	87,201	79,529

Non-Interest Expense
Compensation and benefits	15,614	14,459	16,885	68,724	70,562
Taxes, other than payroll and income taxes	2,573	2,567	2,529	10,051	9,880
Advertising	1,955	1,806	1,262	6,633	8,519
Professional services	10,812	7,252	6,296	31,582	24,156
Communications expenses	4,040	4,208	4,420	16,661	17,672
EDP expenses	2,976	3,968	3,203	13,727	11,146
Occupancy expenses	4,529	3,788	4,618	15,232	18,341
Office expenses	1,204	1,430	1,697	5,303	6,099
Depreciation and amortization	3,055	3,086	3,716	12,811	16,013
FDIC insurance expense	4,689	5,468	1,235	18,238	4,654
Other expense	17,123	11,232	31,914	44,824	53,370

Total non-interest expense	68,570	59,264	77,775	243,786	240,412

Income (loss) before income taxes	1,861	6,354	(36,077)	(42,621)	(32,258)
Income tax (benefit) expense	(1,860)	(6,855)	279,770	(21,477)	286,001

Net Income (Loss)	$3,721	$13,209	$(315,847)	$(21,144)	$(318,259)

Net (Loss) Income Available to Common Stockholders	$(16,865)	$10,000	$(324,172)	$(45,613)	$(351,558)

Basic and Diluted (Loss) Earning Per Common Share	$(0.29)	$0.17	$(6.02)	$(0.81)	$(6.53)

Miscellaneous

Changes in Accounting Standards Adopted in the 2008 Financial Statements

Fair Value Measurements.  In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.

The definition of fair value retains the exchange price notion in earlier definitions of fair value. This Statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the principal (or most advantageous) market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. Therefore, the definition focuses on the price that would be received to sell the asset or paid to transfer the liability at the measurement date (an exit price), not the price that would be paid to acquire the asset or received to assume the liability at the measurement date (an entry price).

This Statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, this Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The notion of unobservable inputs is intended to allow for situations in which there is little, if any, market activity for the asset or liability at the measurement date. In those situations, the reporting entity need not undertake all possible efforts to obtain information about market participant assumptions. However, the reporting entity must not ignore information about market participant assumptions that is reasonably available without undue cost and effort.

This Statement expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. The disclosures focus on the inputs used to measure fair value and for recurring fair value measurements using significant unobservable inputs (within Level 3 of the fair value hierarchy), the effect of the measurements on earnings (or changes in net assets) for the period. This Statement encourages entities to combine the fair value information disclosed under this Statement with the fair value information disclosed under other accounting pronouncements, including FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments,” where practicable.

This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. On January 1, 2008, the Corporation adopted this Statement on its consolidated financial statements with no material impact.

Determining the Fair Value of a Financial Asset When the Market for that Asset is not Active.  In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset is not Active”. The FSP clarifies the application of SFAS No. 157 in an inactive market and illustrates how an entity would determine fair value when the market for a financial asset is not active. The FSP states that an entity should not automatically conclude that a particular transaction price is determinative of fair value. In a dislocated market, judgment is required to evaluate whether individual transactions are forced liquidations or distressed sales. When relevant observable market information is not available, a valuation approach that incorporates management’s judgments about the assumptions that market participants would use in pricing the asset in a current sale transaction would be acceptable. The FSP also indicates that quotes from brokers or pricing services may be relevant inputs when measuring fair value, but are not necessarily determinative in the absence of an active market for the asset. In weighing a broker quote as an input to a fair value measurement, an entity should place less reliance on quotes that do not reflect the result of market transactions. Further, the nature of the quote (for example, whether the quote is an indicative price or a binding offer) should be considered when weighing the available evidence.

The FSP is effective immediately, and for prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in FASB Statement No. 154, “Accounting Changes and Error Corrections.” Accordingly, we adopted the FSP prospectively, beginning July 1, 2008. The adoption of this statement impacted the valuation methodology of some of the Corporation’s investment securities. Please refer to Note 36 in the Corporation’s financial statements for the quarter and six month period ended June 30, 2009 included in the Registration Statement for additional information.

SFAS No. 159 “Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities.”  In February 2007, the FASB issued SFAS No. 159, which provides companies with an option to report selected financial assets and liabilities at fair value. The statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. It also requires entities to display the fair value of those assets and liabilities for which the corporation has chosen to use fair value on the face of the balance sheet. The new statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in FASB Statements No. 157, “Fair Value Measurements,” and No. 107, “Disclosures about Fair Value of Financial Instruments.” SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Corporation adopted SFAS No. 159 in 2008, but chose not to apply the fair value option to any of its financial assets or financial liabilities.

The Hierarchy of Generally Accepted Accounting Principles.  In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States (the GAAP hierarchy).

The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.

The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and issued this Statement to achieve that result.

There is no expectation that this Statement will result in a change in current practice. However, transition provisions have been provided by the FASB in the unusual circumstance that the application of the provisions of this Statement results in a change in practice.

This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Corporation is currently evaluating the effect, if any, of the adoption of this Statement on its consolidated financial statements.

Amendments to the Impairment Guidance of EITF Issue No. 99-20.  In January 2009, the FASB issued FSP No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20”. This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. This FSP aligns the impairment model of Issue No. 99-20 with that of FASB Statement 115, “Accounting for Certain Investments in Debt and Equity Securities.” SFAS 115 requires entities to assess whether it is probable that the holder will be unable to collect all amounts due according to the contractual terms. The FSP eliminates the requirement to consider market participants’ views of cash flows of a security in determining whether or not impairment has occurred. The FSP is effective for interim and annual reporting periods ending after December 15, 2008, and must be applied prospectively. Earlier application is not permitted. The adoption of this Statement impacted the valuation methodology of some of the Corporation’s investment securities. Please refer to Note 9 in the Corporation’s financial statements for the year ended December 31, 2008 included in this Registration Statement for additional information.

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Appendix III

Doral Financial Corporation

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Appendix III

Doral Financial Corporation

Report of independent registered public accounting firm

To the Board of Directors and
Shareholders of Doral Financial Corporation:

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Doral Financial Corporation and its subsidiaries at December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for these financial statements, for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in Management’s Report on Internal Control over Financial Reporting (not presented herein) appearing under Item 9A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Our responsibility is to express opinions on these financial statements and on the Company’s internal control over financial reporting based on our integrated audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As discussed in Note 2 to the consolidated financial statements, the Company changed the manner in which it accounts for the servicing of financial assets and for uncertain tax positions in 2007.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Management’s assessment and our audit of Doral Financial Corporation’s internal control over financial reporting also included controls over the preparation of financial statements in accordance with the instructions to the Consolidated Financial Statements for Bank Holding Companies (Form FR Y-9C) to comply with the reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA). A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ PricewaterhouseCoopers LLP
San Juan, Puerto Rico
March 19, 2009

CERTIFIED PUBLIC ACCOUNTANTS (OF PUERTO RICO)
License No. 216 Expires Dec. 1, 2010
Stamp 2387241 of the P.R. Society of Certified Public Accountants has been affixed to the file copy of this report

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Appendix III

Doral Financial Corporation

Consolidated statements of financial condition

	December 31,
	2008	2007

	(dollars in thousands, except per share information)

Assets
Cash and due from banks	$184,302	$67,884

Money market investments:
Money market investments with creditors’ right to repledge	—	199,795
Other money market investments	3,215	317,490

Total money market investments	3,215	517,285

Securities purchased under agreements to resell	—	204,000

Pledged investment securities that can be repledged:
Securities held for trading, at fair value	198,680	14,070
Securities available for sale, at fair value	1,067,097	891,961

Total pledged investment securities that can be repledged	1,265,777	906,031

Other investment securities:
Securities held for trading, at fair value	53,197	262,392
Securities available for sale, at fair value	2,362,054	1,029,979
Federal Home Loan Bank of NY (FHLB) stock, at cost	117,938	73,867

Total other investment securities	2,533,189	1,366,238

Total investment securities	3,798,966	2,272,269

Loans:
Loans held for sale, at lower of cost or market	386,610	418,556
Loans receivable	5,253,910	5,054,709
Less: Unearned income	(2,197)	(3,776)
Less: Allowance for loan and lease losses	(132,020)	(124,733)

Total net loans receivable	5,119,693	4,926,200

Total loans, net	5,506,303	5,344,756

Accounts receivable	45,449	30,316
Mortgage-servicing advances	28,057	31,782
Accrued interest receivable	42,934	42,434
Servicing assets, net	114,396	150,238
Premises and equipment, net	104,733	106,317
Real estate held for sale, net	61,340	38,154
Assets to be disposed of by sale	—	8,970
Deferred tax asset	120,827	392,860
Other assets	128,345	97,113

Total assets	$10,138,867	$9,304,378

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Appendix III

Doral Financial Corporation

	December 31,
	2008	2007

	(dollars in thousands, except per share information)

Liabilities
Deposits:
Non-interest-bearing deposits	$235,983	$242,821
Interest-bearing deposits	4,166,789	4,025,203

Total deposits	4,402,772	4,268,024
Securities sold under agreements to repurchase	1,907,447	1,444,363
Advances from FHLB	1,623,400	1,234,000
Other short-term borrowings	351,600	—
Loans payable	366,776	402,701
Notes payable	276,868	282,458
Accrued expenses and other liabilities	304,833	326,125

Total liabilities	9,233,696	7,957,671

Commitments and contingencies (Please refer to Notes 30 and 31)
Stockholders’ Equity
Preferred stock, $1 par value; 40,000,000 shares authorized; 9,015,000 shares issued and outstanding in 2008 and 2007, respectively, at aggregate liquidation preference value:
Perpetual noncumulative nonconvertible preferred stock (Series A, B and C)	228,250	228,250
Perpetual cumulative convertible preferred stock	345,000	345,000
Common stock, $0.01 par value; 97,500,000 shares authorized; 53,810,110 shares issued and outstanding (includes a reduction of 1,852,500,000 shares authorized; 1,022,392,000 shares issued and outstanding as a result of the 1-for-20 reverse stock split effective on August 17, 2007)	538	538
Additional paid-in capital	849,172	849,081
Legal surplus	23,596	23,596
Accumulated deficit	(418,168)	(66,610)
Accumulated other comprehensive loss, net of income tax benefit of $19,329 and $6,440 in 2008 and 2007, respectively	(123,217)	(33,148)

Total stockholders’ equity	905,171	1,346,707

Total liabilities and stockholders’ equity	$10,138,867	$9,304,378

The accompanying notes are an integral part of these financial statements.

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Appendix III

Doral Financial Corporation

Consolidated statements of loss

	Year ended December 31,
	2008	2007	2006

	(dollars in thousands, except
	per share information)

Interest income:
Loans	$342,631	$353,202	$458,307
Mortgage-backed securities	111,940	69,914	186,697
Interest-only strips (“IOs”)	7,162	5,981	6,522
Investment securities	47,602	97,598	119,415
Other interest-earning assets	15,339	52,265	50,954

Total interest income	524,674	578,960	821,895

Interest expense:
Deposits	156,730	171,232	155,418
Securities sold under agreements to repurchase	80,527	124,983	240,787
Advances from FHLB	69,643	55,636	46,455
Other short-tem borrowings	233	—	—
Loans payable	18,865	28,834	118,491
Notes payable	21,195	43,934	59,354

Total interest expense	347,193	424,619	620,505

Net interest income	177,481	154,341	201,390
Provision for loan and lease losses	48,856	78,214	39,829

Net interest income after provision for loan and lease losses	128,625	76,127	161,561

Non-interest income (loss):
Net gain (loss) on mortgage loan sales and fees	13,112	2,223	(34,456)
Net gain (loss) on securities held for trading, including gains and losses on the fair value of IOs	29,981	(27,725)	(37,228)
Net loss on investment securities	(4,899)	(97,480)	(27,668)
Net loss on extinguishment of liabilities	—	(14,806)	(4,157)
Servicing (loss) income (net of mark-to-market adjustment for 2008 and 2007, and net of amortization and impairment/recovery for 2006)	(7,700)	20,687	6,904
Commissions, fees and other income	49,035	32,183	37,378
Net premium on deposits sold	—	9,521	—

Total non-interest income (loss)	79,529	(75,397)	(59,227)

Non-interest expenses:
Compensation and benefits	70,562	118,709	96,342
Taxes, other than payroll and income taxes	9,880	11,312	12,552
Advertising	8,519	11,378	9,849
Professional services	24,156	55,617	62,051
Communication expenses	17,672	14,776	15,391
EDP expenses	11,146	8,630	7,489
Occupancy expenses	18,341	18,295	19,152
Office expenses	6,099	5,915	5,865
Depreciation and amortization	16,013	17,586	22,028
Provision for contingency	—	—	95,000
Other	58,024	41,274	28,623

Total non-interest expenses	240,412	303,492	374,342

Loss before income taxes	(32,258)	(302,762)	(272,008)
Income tax expense (benefit)	286,001	(131,854)	(48,107)

Net loss	$(318,259)	$(170,908)	$(223,901)

Net loss attributable to common shareholders	$(351,558)	$(204,207)	$(257,200)

Net loss per common share(1)(2)	$(6.53)	$(7.45)	$(47.66)

Dividends per common share	$0.00	$0.00	$1.60

(1)	For the years ended December 31, 2008, 2007 and 2006, net loss per common share represents the basic and diluted loss per common share.

(2)	Net loss per common share for the year ended December 31, 2006 reflects the 1-for-20 reverse stock split effective August 17, 2007.

The accompanying notes are an integral part of these financial statements.

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Appendix III

Doral Financial Corporation

Consolidated statements of changes in stockholders’ equity

	Year ended December 31,
	2008	2007	2006

		(in thousands)

Preferred stock	$573,250	$573,250	$573,250

Common stock:
Balance at beginning of year	538	107,948	107,930
Change in par value $1 to $0.01	—	(106,869)	—
Issuance of common stock	—	9,683	—
Shares reduced as a result of 1-for-20 reverse stock split	—	(10,224)	—
Shares issued under stock option plan	—	—	18

Balance at end of year	538	538	107,948

Additional paid-in capital:
Balance at beginning of year	849,081	166,495	165,609
Change in par value $1 to $0.01	—	106,869	—
Issuance of common stock	—	600,317	—
Cost of issuance of common stock	—	(39,307)	—
Shares converted as a result of 1-for-20 reverse stock split	—	10,224	—
Shares issued under stock option plan	—	—	77
Stock-based compensation recognized	91	685	872
Stock-based compensation reversed due to pre-vesting forfeitures	—	(25)	(63)
Stock-based compensation recognized on termination of option plan	—	3,823	—

Balance at end of year	849,172	849,081	166,495

Legal surplus	23,596	23,596	23,596

(Accumulated deficit) retained earnings:
Balance at beginning of year	(66,610)	139,051	404,885
Net loss	(318,259)	(170,908)	(223,901)
Cash dividends declared on common stock	—	—	(8,634)
Cash dividends declared on preferred stock	(33,299)	(33,299)	(33,299)
Cumulative effect of accounting change (adoption of SFAS No. 156)	—	926	—
Cumulative effect of accounting change (adoption of FIN 48)	—	(2,380)	—

Balance at end of year	(418,168)	(66,610)	139,051

Accumulated other comprehensive loss, net of tax:
Balance at beginning of year	(33,148)	(106,936)	(125,461)
Other comprehensive (loss) income, net of deferred tax	(90,069)	73,788	18,525

Balance at end of year	(123,217)	(33,148)	(106,936)

Total stockholders’ equity	$905,171	$1,346,707	$903,404

The accompanying notes are an integral part of these financial statements.

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Appendix III

Doral Financial Corporation

Consolidated statements of comprehensive loss

	Year ended December 31,
	2008	2007	2006

		(in thousands)

Net loss	$(318,259)	$(170,908)	$(223,901)
Other comprehensive (loss) income, before tax:
Unrealized losses on securities arising during the period	(94,187)	(47,492)	(6,506)
Amortization of unrealized loss on securities reclassified to held to maturity	—	40	43
Reclassification of realized losses included in net loss	3,979	116,866	27,668

Other comprehensive (loss) income, before tax	(90,208)	69,414	21,205
Income tax benefit (expense) related to investment securities	13,254	4,946	(2,680)

Other comprehensive (loss) income on investment securities, net of tax	(76,954)	74,360	18,525
Other comprehensive loss on cash flow hedge, net of tax	(13,115)	(572)	—

Other comprehensive (loss) income, net of tax	(90,069)	73,788	18,525

Comprehensive loss, net of tax	$(408,328)	$(97,120)	$(205,376)

Accumulated other comprehensive loss, net of tax
Other comprehensive loss on investment securities	$(109,530)	$(32,576)	$(106,936)
Other comprehensive loss on cash flow hedge	(13,687)	(572)	—

Total accumulated other comprehensive loss, net of tax	$(123,217)	$(33,148)	$(106,936)

The accompanying notes are an integral part of these financial statements.

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Appendix III

Doral Financial Corporation

Consolidated statements of cash flows

	Year ended December 31,
	2008	2007	2006

		(in thousands)

Cash flows from operating activities:
Net loss	$(318,259)	$(170,908)	$(223,901)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	91	4,483	809
Depreciation and amortization	16,013	17,586	22,028
Mark-to-market adjustment (2008 and 2007) and amortization and impairment (2006) of servicing assets	42,642	20,800	35,797
Deferred tax provision (benefit)	281,761	(135,790)	(51,995)
Provision for loan and lease losses	48,856	78,214	39,829
Provision for claim receivable(1)	21,600	—	—
Net premium on deposits sold	—	(9,521)	—
Net gain on assets to be disposed of by sale	(979)	(501)	—
(Accretion of discount) amortization of premium on loans, investment securities and debt	(19,555)	(12,567)	3,827
Unrealized loss on loans held for sale	—	2,068	27,243
Net (increase) decrease in loans held for sale	(224,819)	(77,022)	2,502,488
(Gain) loss on securities	(8,432)	104,073	36,222
Unrealized (gain) loss on trading securities	(14,944)	8,557	2,661
Decrease in securities held for trading	357,642	109,068	388,834
Amortization and net (gain) loss in the fair value of IOs	(251)	(2,002)	58,487
Decrease (increase) in derivative instruments	1,376	26,758	(1,041)
Decrease (increase) in accounts receivable	6,543	(721)	(12,122)
Decrease in mortgage servicing advances	3,724	3,439	8,654
(Increase) decrease in accrued interest receivable	(3,722)	19,856	20,975
(Increase) decrease in other assets	(26,521)	(52,943)	4,537
(Decrease) increase in accrued expenses and other liabilities	(68,521)	(98,740)	29,085

Total adjustments	412,504	5,095	3,116,318

Net cash provided by (used in) operating activities	94,245	(165,813)	2,892,417

Cash flows from investing activities:
Purchases of securities available for sale	$(2,923,708)	$(535,377)	$(46,023)
Principal repayments and sales of securities available for sale	856,844	2,741,110	2,244,280
Purchases of securities held to maturity	—	—	(13,000)
Principal repayment and maturities of securities held to maturity	—	182,579	44,578
(Increase) decrease in FHLB stock	(44,071)	(3,334)	1,672
Net increase of loans receivable	(371,687)	(621,618)	(231,797)
Proceeds from sale of servicing assets	—	7,000	—

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Appendix III

Doral Financial Corporation

	Year ended December 31,
	2008	2007	2006

		(in thousands)

Purchase of servicing assets	—	—	(209)
Purchases of premises and equipment	(9,240)	(8,770)	(10,382)
Proceeds from assets to be disposed of by sale	4,761	5,801	—
Payment in connection with the sale of certain assets and liabilities of Doral Bank NY, including cash delivered	—	(121,824)	—
Proceeds from sales of real estate held for sale	23,460	7,070	12,601

Net cash (used in) provided by investing activities	(2,463,641)	1,652,637	2,001,720

Cash flows from financing activities:
Net increase in deposits	$134,748	$394,755	$13,491
Increase (decrease) in securities sold under agreements to repurchase	967,112	(2,445,052)	(2,155,233)
Proceeds from advances from FHLB	2,129,400	2,690,790	500,000
Repayment of advances from FHLB	(1,740,000)	(2,377,000)	(435,000)
Proceeds from other short-term borrowings	1,031,600	—	—
Repayment of other short-term borrowings	(680,000)	—	—
Repayment of loans payable	(35,925)	(41,742)	(3,092,141)
Repayment of notes payable	(5,892)	(641,968)	(82,760)
Payment of consent solicitation to bondholders	—	—	(1,297)
Issuance of common stock, net	—	610,000	95
Dividends paid	(33,299)	(33,299)	(41,933)

Net cash provided by (used in) financing activities	1,767,744	(1,843,516)	(5,294,778)

Net decrease in cash and cash equivalents	(601,652)	(356,692)	(400,641)
Cash and cash equivalents at beginning of year	789,169	1,145,861	1,546,502

Cash and cash equivalents at end of year	$187,517	$789,169	$1,145,861

Cash and cash equivalents includes:
Cash and due from banks	$184,302	$67,884	$227,127
Money market investments and securities purchased under agreement to resell	3,215	721,285	918,734

	$187,517	$789,169	$1,145,861

Supplemental schedule of non-cash activities:
Loan securitizations	$374,248	$232,282	$251,626

Loans foreclosed	$47,853	$20,181	$16,816

Reclassification of securities held to maturity to held for trading in connection with the sale of certain assets of Doral Bank NY	$—	$91,045	$—

Reclassification of loans receivable to loans held for sale in connection with the sale of certain assets of Doral Bank NY	$—	$205,629	$—

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Appendix III

Doral Financial Corporation

	Year ended December 31,
	2008	2007	2006

		(in thousands)

Reclassification of premises and equipment to assets to be disposed of by sale	$—	$23,680	$—

Reclassification of assets to be disposed of by sale to premises and equipment(2)	$5,189	$—	$—

Reclassification of securities from the held for trading portfolio to available for sale portfolio	$68,250	$—	$—

Reclassification of securities held to maturity to held for sale	$—	$1,822,963	$—

Reclassification of loans held for sale to loans receivable	$48,185	$1,382,734	$961,459

Remeasurement of income taxes payable upon adoption of FIN 48	$—	$2,380	$—

Remeasurement of fair value of MSRs upon adoption of SFAS 156, net of tax	$—	$926	$—

Capitalization of servicing assets	$7,387	$5,305	$61,379

Supplemental Information for Cash Flows:
Cash used to pay interest	$197,874	$440,905	$635,560

Cash used to pay income taxes(3)	$26,934	$4,653	$5,015

Doral Financial and Doral Bank PR (combined “Doral”) termination of the agreements with Lehman Brothers, Inc. has led to a reduction in Doral’s total assets and liabilities. Please refer to Note 15 for additional information.

The assets and liabilities values as of the termination date were as follows:

Assets:
Securities	$549,884
Accounts receivable	(21,676)
Accrued interest receivable	3,222

Total assets reduction	$531,430

Liabilities:
Securities sold under agreement to repurchase	$504,028
Accrued interest payable	5,192
Other liabilities	610

Total liabilities reduction	$509,830

Provision for claim receivable	$21,600

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Appendix III

Doral Financial Corporation

	Year ended December 31,
	2008	2007	2006

		(in thousands)

The Company sold certain assets and liabilities of Doral Bank NY.

The assets and liabilities values as of the sale date were as follows:

Assets:
Loans		$206,074
Securities		155,264
Property, leasehold improvements and equipment		9,400
Other assets		2,321

Total assets sold		$373,059

Liabilities:
Securities sold under agreement to repurchase		$9,950
Deposits		377,491
Advances from FHLB		114,290
Other liabilities		2,673

Total liabilities sold		$504,404

Excess of liabilities over assets sold		$(131,345)

Net premium on deposits sold		$9,521

Payment in connection with the sale of certain assets and liabilities of Doral Bank NY, including cash delivered		$(121,824)

(1)	Related to the Lehman Transaction. Please refer to Note 15 for additional information.

(2)	Related to assets currently used by the Company and no longer available for sale.

(3)	Includes $21.7 million related to an income tax credit granted by the P.R. Government as an incentive for new and existing housing projects that was recorded as a receivable in the Company’s Statement of Financial Condition.

The accompanying notes are an integral part of these financial statements.

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Doral Financial Corporation

Notes to consolidated financial statements for Doral Financial Corporation for the years ended December 31, 2008, 2007 and 2006

1.  REPORTING ENTITY

Doral Financial Corporation (“Doral,” “Doral Financial” or the “Company”) is a financial holding company engaged in banking (including thrift operations), mortgage banking and insurance agency activities through its wholly-owned subsidiaries Doral Bank (“Doral Bank PR”), Doral Bank, FSB (“Doral Bank NY”), Doral Securities, Inc. (“Doral Securities”), Doral Insurance Agency, Inc. (“Doral Insurance Agency”), and Doral Properties, Inc. (“Doral Properties”). Doral Bank PR in turn operates four wholly-owned subsidiaries Doral Mortgage LLC (“Doral Mortgage”), Doral Money, Inc. (“Doral Money”), engaged in commercial lending in the New York metropolitan area, and CB, LLC, an entity formed to dispose of a real estate project of which Doral Bank PR took possession during 2005.

During 2007, Doral Securities withdrew its license as a broker-dealer with the SEC and its membership with the FINRA. Doral Securities’ operations during 2008 were limited to acting as co-investment manager to a local fixed-income company. In December 2008 provided notice to the investment company of its intent to assign its rights and obligations under the investment advisory agreement to Doral Bank PR. The assignment was completed in January 2009.

On July 1, 2008, Doral International, Inc., an international banking entity (“IBE”), subject to supervision, examination and regulation by the Commissioner of Financial Institutions under the International Banking Center Regulatory Act (the “IBC Act”), was merged with and into Doral Bank PR, Doral International’s parent company, with Doral Bank PR being the surviving corporation, in a transaction structured as a tax free reorganization.

On December 16, 2008, Doral Investment International LLC was organized to become a new subsidiary of Doral Bank PR that will be licensed to operate as an international banking entity under the IBC Act.

In addition to providing various loan and banking services, the Company services FHA-insured, VA-guaranteed and conventional mortgage loans pooled for the issuance of GNMA, FNMA and FHLMC mortgage-backed securities.

2007 events that impacted the reporting entity

On July 18, 2007, Sana Mortgage Corporation (“Sana”) was merged with and into Doral Mortgage and Centro Hipotecario de Puerto Rico (“Centro Hipotecario”) was merged with and into Doral Financial, as a tax free reorganization.

On July 17, 2007, Doral Financial amended its Restated Certificate of Incorporation to decrease the par value of the Company’s common stock from $1.00 to $0.01 per share. Please refer to Note 34 for additional information.

On July 19, 2007, Doral Financial completed the private sale of 48,412,698 newly issued shares of common stock to Doral Holdings for an aggregate purchase price of $610.0 million (the “Recapitalization”). In connection with the Recapitalization, on July 19, 2007, Doral Financial also transferred its mortgage servicing and mortgage origination operations to Doral Bank PR, its principal banking subsidiary, and on July 26, 2007, sold the branch network of Doral Bank NY. In connection with these transactions, Doral Bank PR obtained a regulatory approval to pay a $155.0 million cash dividend to the holding company and Doral Bank NY received regulatory approval to effect a capital

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Notes to consolidated financial statements for Doral Financial Corporation distribution to the holding company in the amount of $50.0 million, of which $45.0 million was paid July 30, 2007.

The transactions described above resulted in the significant recapitalization of the holding company and provided the holding company with sufficient funds to repay in full its $625.0 million floating rate senior notes that matured on July 20, 2007, and to fund in August 2007 the settlement of the restatement-related consolidated class action and derivative shareholder litigation and to pay related transaction expenses.

On July 27, 2007, Doral Financial completed the sale of its eleven branches in the New York City Metropolitan Area. The transaction yielded the following results:

(in thousands)

Net deposit premium earned	$9,521
Loss on sale of assets and disposition of liabilities:
Securities sold	(10,742)
Loans sold	(2,068)
Repurchase agreements and advances from FHLB disposed of	(790)

Total loss on sale of assets and liabilities	(13,600)

Net loss related to Doral Bank NY branch sale	$(4,079)

On August 17, 2007, Doral Financial effected a 1-for-20 reverse split of its common stock previously approved by Doral Financial’s stockholders on July 17, 2007. Upon the effectiveness of the reverse split, each 20 shares of authorized and outstanding common stock were reclassified and combined into one new share of common stock. Doral Financial’s common stock began trading on a split-adjusted basis on August 20, 2007. All share and dividend per share information in the Consolidated Financial Statements has been adjusted to reflect a 1-for-20 reverse stock split effective August 17, 2007.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying Consolidated Financial Statements include the accounts of Doral Financial Corporation and its wholly-owned subsidiaries. The Company’s accounting and reporting policies conform with the generally accepted accounting principles in the United States of America (“GAAP”). All significant intercompany accounts and transactions have been eliminated in consolidation.

The following summarizes the most significant accounting policies followed in the preparation of the accompanying Consolidated Financial Statements:

Use of estimates in the preparation of financial statements

The preparation of the Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements as well as the reported amounts of revenues and expenses during the reporting periods. Because of uncertainties inherent in the estimation process, it is possible that actual results could differ from those estimates.

A significant estimate that is prevalent in the Company’s financial statements is the estimation of fair value for financial instruments, including derivative instruments, required to be recorded at fair value under GAAP. The measurement of fair value is fundamental to the presentation of Doral Financial’s financial condition and results of operations and, in many instances, requires management to make complex judgments. In general, Doral Financial records financial instruments at an estimate of the amount at which the instrument could be exchanged in a current transaction between willing parties,

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Notes to consolidated financial statements for Doral Financial Corporation other than in a forced or liquidation sale. Fair value is generally based on quoted prices, including dealer marks or direct market observations. If quoted prices or market parameters are not available, fair value is based on internal and external valuation models using market data inputs adjusted by the Company’s particular characteristics, when appropriate. The use of different models and assumptions could produce materially different estimates of fair value. The accounting policies that have a significant impact on Doral Financial’s statements and that require the most judgment are those relating to the assumptions underlying the valuation of its MSRs, IOs and investments, collectibility of accounts receivables, income taxes and the allowance for loan and lease losses and recourse obligations.

Fair value measurements

Pursuant to SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), the Company uses fair value measurements to record fair value adjustments to certain financial instruments and to determine fair value disclosures. Securities held for trading, securities available for sale, derivatives and servicing assets are financial instruments recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other financial assets on a nonrecurring basis, such as loans held for sale, loans receivable and certain other assets. These nonrecurring fair value adjustments typically involve the application of the lower-of-cost-or-market accounting or write-downs of individual assets.

The Company adopted SFAS 157 on January 1, 2008. SFAS 157 defines fair value, establishes a consistent framework for measuring fair value and expands disclosures requirements for fair value measurements. This statement defines fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. SFAS 157 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs when measuring fair value. The standards describe three levels of inputs that are used to measure fair value:

➢	Level 1—Valuation is based upon unadjusted quoted prices for identical instruments traded in active markets.

➢	Level 2—Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market, or are derived principally from or corroborated by observable market data, by correlation or by other means.

➢	Level 3—Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect the Company’s estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

The Company applied the fair value framework established by SFAS 157 to the following financial assets and liabilities: securities held for trading, securities available for sale, loans held for sale, loans receivable, mortgage servicing rights (MSRs) and derivatives. Please refer to Note 36 for additional information.

On February 12, 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position 157-2 (“FSP 157-2”), “Effective Date of FASB Statement No. 157”. This statement delays the effective date of SFAS 157 for nonfinancial assets and nonfinancial liabilities, except for those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until fiscal years beginning after November 15, 2008 and interim periods within those fiscal years.

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Notes to consolidated financial statements for Doral Financial Corporation

Therefore, we have elected to delay application of SFAS 157 for nonfinancial long-lived assets measured at fair value for an impairment assessment under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, goodwill and other real estate owned.

Money market investments and securities purchased under agreements to resell

Money market investments consist of fixed-income securities whose original maturity is less than three months. These investments are carried at cost, which approximates fair value due to their short-term nature. In the case of securities purchased under agreements to resell, it is the Company’s policy to require and take possession of collateral whose fair value exceeds the balance of the related receivable. Collateral is valued daily, and the Company may require counterparties to deposit additional collateral or return collateral pledged when appropriate. The securities underlying the agreements are not recorded in the asset accounts of the Company since the counterparties retain effective control of such securities.

Investment securities

Investment securities transactions are recorded on the trade date basis, except for securities underlying forward purchases and sales contracts that are not exempt from the requirements of Statement of Financial Accounting Standard No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”) which are recorded on contractual settlement date. At the end of the period, unsettled purchase transactions exempt from the requirements of SFAS 133 are recorded as part of the Company’s investments portfolio and as a liability, while unsettled sale transactions are deducted from the Company’s investments portfolio and recorded as an asset. Investment securities are classified as follows:

Securities Held for Trading:  Securities that are bought and held principally for the purpose of selling them in the near term are classified as securities held for trading and reported at fair value generally based on quoted market prices. For securities without quoted prices, fair value represents quoted market prices for comparable instruments. In certain other cases, fair values have been estimated based on assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting appropriate degrees of risk. Realized and unrealized changes in market value are recorded in the securities trading activities as a part of net gain or loss on securities held for trading in the period in which the changes occur. Interest income and expense arising from trading instruments are included in the Consolidated Statements of Loss as part of net interest income.

Forwards, caps and swap contracts that are not exempt from the requirements of SFAS 133 are accounted for as derivate instruments. Doral Financial recognizes the creation of the derivative at the time of the execution of the contract and marks to market the contracts against current operations until settlement as part of its trading activities. The securities underlying the forward contracts are recorded at settlement at their market value and generally classified as available for sale.

Securities Held to Maturity:  Securities that the Company has the ability and intent to hold until their maturities are classified as held to maturity and reported at amortized cost.

When securities are transferred from the held to maturity portfolio to the held for sale portfolio, and transfer does not qualify under the exemption provisions for the sale or transfer of held to maturity securities under SFAS 115, the classification decision is deemed to have “tainted” the held to maturity category and it will not be permitted to prospectively classify any investment securities scoped under SFAS 115 as held to maturity for a period of two years.

Securities Available for Sale:  Securities not classified as either securities held to maturity or securities held for trading are classified as available for sale and reported at fair value, with unrealized gains and losses excluded from net income and reported, net of tax, in other comprehensive income (loss), which

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Notes to consolidated financial statements for Doral Financial Corporation is a separate component of stockholders’ equity. Cost of securities sold is determined on the specific identification method.

When securities are transferred from the available for sale portfolio to the held to maturity portfolio, any unrealized gain or loss at the time of transfer remains in accumulated other comprehensive income and is amortized over the remaining term of the securities.

For most of the Company’s investment securities, deferred items, including premiums, and discounts, are amortized into interest income over the contractual life of the securities adjusted for actual prepayments using the effective interest method.

Doral Financial reviews securities for other-than-temporary impairment whenever the security’s fair value is less than its amortized cost. Impairment is evaluated considering a number of indicators which include the severity of the decline in fair value, credit ratings and the length of time the investment has been in an unrealized loss position. In addition, Doral Financial may recognize impairment when qualitative factors indicate that the Company may not recover the unrealized loss. When evaluating the impairment indicators and qualitative factors, Doral Financial considers its intent and ability to hold the investments until a point in time at which recovery can be reasonably expected to occur. When a security is deemed to be other-than-temporary impaired the cost basis of the security is written down to fair value, with the loss recorded in the Consolidated Statements of Loss in the period that the other-than-temporary impairment is determined. The security cost basis is not changed to reflect subsequent recoveries in fair value.

Other Investment Securities:  Investments in equities that do not have readily determinable fair values, are classified as other securities in the Consolidated Statement of Financial Condition. These securities are stated at cost. Stock that is owned by the Company to comply with regulatory requirements, such as Federal Home Loan Bank (“FHLB”) stock, is included in this category.

Loans held for sale

Loans held for sale are carried at the lower of net cost or market value on an aggregate portfolio basis. The amount, by which cost exceeds market value, if any, is accounted for as a loss through a valuation allowance. Changes in the valuation allowance are included in the determination of income in the period in which those changes occur and are reported under net gain on mortgage loan sales and fees in the Consolidated Statements of Income (Loss). Loan origination fees and direct loan origination costs related to loans held for sale are deferred as an adjustment to the carrying basis of such loans until these are sold or securitized. Premiums and discounts on loans classified as held for sale are not amortized as interest income while such loans are classified as held for sale. See “Servicing assets and servicing activities,” below for a description of the sales and securitization process. Loans held for sale consist primarily of mortgage loans held for sale. The market value of mortgage loans held for sale is generally based on quoted market prices for mortgage-backed securities adjusted by particular characteristics like guarantee fees, servicing fees, actual delinquency and the credit risk associated to the individual loans.

The Company recognizes interest income on loans on an accrual basis, except when management believes the collection of principal or interest is doubtful. Loans held for sale are placed on a non-accrual basis after they have been delinquent for more than 90 days. When the loan is placed on non-accrual, all accrued but unpaid interest to date is reversed against interest income. Such interest, if collected, is credited to income in the period of the recovery. Loans return to accrual status when principal and interest become current.

The Company regularly reviews its loans held for sale portfolio and may transfer loans from the loans held for sale portfolio to its loan receivable portfolio. For such transfers, the Company recognizes a market value adjustment charged against earnings based on the lower of aggregate cost or market value.

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Notes to consolidated financial statements for Doral Financial Corporation

Loans receivable
Loans receivable are those held principally for investment purposes. These consist of construction loans for new housing development, certain residential mortgage loans which the Company does not expect to sell in the near future, commercial real estate, commercial non-real estate, leases, land, and consumer loans.

Loans receivable are carried at their unpaid principal balance, less unearned interest, net of deferred loan fees or costs (including premiums and discounts), undisbursed portion of construction loans and an allowance for loan and lease losses. These items, except for the undisbursed portion of construction loans and the allowance for loan and lease losses, are deferred at inception and amortized into interest income throughout the lives of the underlying loans using the effective interest method.

The Company recognizes interest income on loans receivable on an accrual basis, except when management believes the collection of principal or interest is doubtful. Loans receivable are placed on a non-accrual basis after they have been delinquent for more than 90 days, except for the revolving lines of credit and the credit cards that are still accruing until 180 days delinquent. When the loan is placed on non-accrual, all accrued but unpaid interest to date is reversed against interest income. Such interest, if collected, is credited to income in the period of the recovery. Loans return to accrual status when principal and interest become current.

Certain construction and commercial loans, classified as substandard, are placed on non-accrual status even when these loans are not more than 90 days delinquent.

Allowance for loan and lease losses

An allowance for loan and lease losses is established to provide for probable credit losses inherent in the portfolio of loans receivable as of the balance sheet date. The allowance for loan and lease losses is established based on management’s assessment of probabilities of default, internal risk ratings (based on the borrowers’ financial stability, external credit ratings, management strength, earnings and operating environment), probable loss and recovery rates, and the degree of risk inherent in the loan portfolio. Loan losses are charged and recoveries are credited to the allowance for loan and lease losses, while increases to the allowance are charged to operations.

The Company evaluates impaired loans and their related valuation allowance based on SFAS No. 114, “Accounting by Creditors for Impairment of a Loan.” Commercial and construction loans over $2.0 million, classified as substandard, are evaluated individually for impairment. Loans are considered impaired when, based on management’s evaluation, it is likely that the borrower will not be able to fulfill its obligation under the original terms of the loan. Impaired value of a loan is either based on the present value of expected future cash flows discounted at the loan’s effective interest rate, based on the loan’s observable market price or based on the fair value of the collateral, if the loan is collateral dependent. In assessing the reserves under the discounted cash flows, the Company considers the estimate of future cash flows based on reasonable and supportable assumptions and projections. All available evidence, including estimated costs to sell if those costs are expected to reduce the cash flows available to repay or otherwise satisfy the loan, are considered in developing those estimates. The likelihood of the possible outcomes is considered in determining the best estimate of expected future cash flows.

Doral Financial also provides an allowance for small-balance homogeneous loans (including residential mortgage, auto, personal, credit cards, construction and commercial loans under $2.0 million, among others) on an aggregated basis under the provisions of SFAS No. 5 “Accounting for Contingencies.” For such loans, an allowance is determined considering the historical charge-off experience of each loan category and delinquency levels as well as charge-off and delinquency trends and economic data, such as interest levels, inflation and the strength of the housing market in the areas where the Company

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Notes to consolidated financial statements for Doral Financial Corporation operates. Allowances on these loans are periodically reviewed and, when deemed necessary, adjusted to reflect changes in trends and shifts in the inherent risks within the portfolio.

Servicing assets and servicing activities

The Company pools FHA-insured and VA-guaranteed mortgages for issuance of GNMA mortgage-backed securities. Conforming loans are pooled and issued as FNMA or FHLMC mortgage-backed securities as well as sold in bulk to investors with servicing retained.

Prior to adoption of SFAS No. 156, “Accounting for Servicing of Financial Assets”, the Company securitized or sold mortgage loans, and allocated the cost of the mortgage loans between the mortgage-backed security or mortgage loan pool sold and the retained interests, based on their relative fair values. The reported gain is the difference between the proceeds from the sale of the security or mortgage loan pool, the cost allocated to the security or loans sold (after allocating a portion of the cost to the retained interests) and the fair value of any recourse assumed by the Company.

Mortgage servicing rights (“MSRs” or “servicing assets”) retained in a sale or securitization arise from contractual agreements between the Company and investors in mortgage securities and mortgage loans. The value of MSRs is derived from the net positive cash flows associated with the servicing contracts. Under these contracts, the Company performs loan servicing functions in exchange for fees and other remuneration. The servicing function typically includes: collecting and remitting loan payments, responding to borrower inquiries, accounting for principal and interest, holding custodial funds for payment of property taxes and insurance premiums, supervising foreclosures and property dispositions, and generally administering the loans. The servicing rights entitle the Company to annual servicing fees based on the outstanding principal balance of the mortgage loans and the contractual servicing rate. The annual servicing fees generally fluctuate between 25 and 50 basis points. The servicing fees are credited to income on a monthly basis when collected. In addition, the Company generally receives other remuneration consisting of mortgagor-contracted fees as late charges and prepayment penalties, which are credited to income when collected.

Considerable judgment is required to determine the fair value of the Company’s servicing assets. Unlike highly liquid investments, the market value of servicing assets cannot be readily determined because these assets are not actively traded in securities markets. The initial carrying value of the servicing assets is generally determined based on an allocation of the carrying amount of the loans sold (adjusted for deferred fees and costs related to loan origination activities) and the retained interest (MSRs) based on their relative fair value.

Effective, January 1, 2007, under SFAS No. 156, Doral Financial elected to apply fair value accounting to its MSRs. The Company engages a third party specialist to assist with its valuation of the entire servicing portfolio (governmental, conforming and non-conforming portfolios). The fair value of the MSRs is determined based on a combination of market information on trading activity (MSR trades and broker valuations), benchmarking of servicing assets (valuation surveys) and cash flow modeling. The valuation of the Company’s MSRs incorporates two sets of assumptions: (1) market derived assumptions for discount rates, servicing costs, escrow earnings rate, float earnings rate and cost of funds and (2) market derived assumptions adjusted for the Company’s loan characteristics and portfolio behavior for escrow balances, delinquencies and foreclosures, late fees, prepayments and prepayment penalties. Also, the valuation of the Company’s MSR is impacted by changes in laws and regulations, such as the recent amendment to the Puerto Rico Notarial Law that has led to an increase of the closing costs and fees payable by persons involved in real estate purchase and mortgage loan transactions in Puerto Rico, which in turn may lead to a reduction in the number of real estate purchase and mortgage loan transactions in Puerto Rico.

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Notes to consolidated financial statements for Doral Financial Corporation

Prior to the adoption of SFAS No. 156, once recorded, MSRs were periodically evaluated for impairment. Impairment occurred when the current fair value of the MSR was less than its carrying value. If MSRs were impaired, the impairment was recognized in current-period earnings and the carrying value of the MSRs was adjusted through a valuation allowance. If the value of the MSRs subsequently increased, the recovery in value was recognized in current period earnings and the carrying value of the MSRs was adjusted through a reduction in the valuation allowance. For purposes of performing the MSR impairment evaluation, the servicing portfolio was stratified on the basis of certain risk characteristics including loan type (e.g., governmental and conventional loans) and coupon. An other-than-temporary impairment analysis was prepared to evaluate whether a loss in the value of the MSRs, if any, was other than temporary or not. When the recovery of the value was unlikely in the foreseeable future, a write-down of the MSRs in the stratum to its estimated recoverable value was charged to the valuation allowance. MSRs could not be carried above their amortized cost.

The servicing assets were amortized over the estimated life of the underlying loans based on an income forecast method as a reduction of servicing income. The income forecast method of amortization was based on the projected cash flows returned by the third party market valuation. A particular periodic amortization was calculated by applying to the carrying amount of the MSRs the ratio of the cash flows projected for the current period to total remaining net MSR forecasted cash flow.

Under many of its servicing contracts, Doral Financial must advance all or part of the scheduled payments to the owner of an outstanding mortgage loan, even when mortgage loan payments are delinquent. In addition, in order to protect their liens on mortgaged properties, owners of mortgage loans usually require that Doral Financial, as servicer, pay mortgage and hazard insurance and tax payments on schedule even if sufficient escrow funds are not available. Doral Financial generally recovers its advances from the mortgage owner or from liquidation proceeds when the mortgage loan is foreclosed. However, in the interim, Doral Financial must absorb the cost of the funds it advances during the time the advance is outstanding. Doral Financial must also bear the costs of attempting to collect on delinquent and defaulted mortgage loans. In addition, if a default is not cured, the mortgage loan will be canceled as part of the foreclosure proceedings and Doral Financial will not receive any future servicing income with respect to that loan.

In the ordinary course of business, Doral Financial makes certain representations and warranties to purchasers and insurers of mortgage loans at the time of the loans sale to third parties regarding the characteristics of the loans sold, and in certain circumstances, such as in the event of early or first payment default. To the extent the loans do not meet specified characteristics, if there is a breach of contract of a representation or warranty, or if there is an early payment default, Doral Financial may be required to repurchase the mortgage loan and bear any subsequent loss related to the loan. Doral Financial does not have a reserve on its financial statements for possible losses related to repurchases resulting from representation and warranty violations because it does not expect any such losses to be significant.

In the past, the Company sold mortgage loans and mortgage-backed securities subject to recourse provisions. Pursuant to these recourse arrangements, the Company agrees to retain or share the credit risk with the purchaser of such mortgage loans for a specified period or up to a certain percentage of the total amount in loans sold. The Company estimates the fair value of the retained recourse obligation or any liability incurred at the time of sale and includes such obligation with the net proceeds from the sale, resulting in a lower gain on sale recognition. Doral estimates the fair value of its recourse obligation based on historical losses from foreclosure and disposition of mortgage loans adjusted for expectations of changes in portfolio behavior and market environment.

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Notes to consolidated financial statements for Doral Financial Corporation

Interest-only strips

IOs represent the estimated present value of the cash flows retained by the Company as part of its past sale and securitization activities. The Company no longer engages in this activity and retains its existing IOs as trading securities. In order to determine the value of its IOs, the Company uses a valuation model that calculates the present value of estimated cash flows. The model incorporates the Company’s own estimates of assumptions market participants use in determining the fair value, including estimates of prepayment speeds, discount rates, defaults and contractual fee income. In accordance with SFAS 115, changes in fair value of IOs held in the trading portfolio are recorded in earnings as incurred.

Real estate held for sale

The Company acquires real estate through foreclosure proceedings. Legal fees and other direct costs incurred in a foreclosure are expensed as incurred. These properties are held for sale and are stated at the lower of cost or fair value (after deduction of estimated disposition costs). A loss is recognized for any initial write down to fair value less costs to sell. Any losses in the carrying value arising from periodic appraisals of the properties are charged to expense in the period incurred. Gains and losses not previously recognized that result from disposition of real estate held for sale are recorded in non-interest expense within the other expenses caption in the accompanying Consolidated Statements of Loss.

It is the policy of the Bank to sell any real property acquired through the collection of debts due within 5 years. During the time that the Bank holds the real property, the Bank shall charge-off the real property based upon the current appraised value of the property.

It is the policy of the Bank to dispose of its other real estate owned (“OREO”) properties in a manner which is both expeditious and maximizes the potential value of such properties. It is the responsibility of the Board of Directors and Senior Management to ensure that the disposition of the Bank’s OREO properties must at all time be consistent with all federal and state regulations. As such, the Bank shall make a diligent effort to dispose of each parcel of OREO and shall maintain adequate and appropriate records to reflect these efforts.

Assets to be disposed of by sale

Long-term assets to be sold by the Company are classified as available for sale if the following criterias are met: (i) management, having the authority to approve the action, commits to a plan to sell the asset; (ii) the asset is available for immediate sale in its present condition subject only to terms that are usual and customary for sales of such assets; (iii) an active program to locate a buyer and other actions required to complete the plan to sell the asset have been initiated; (iv) the sale of the asset and transfer of the asset is probable, and transfer of the asset is expected to qualify for recognition as completed sale, within one year; (v) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value; (vi) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

Assets classified as available for sale are recorded at lower-of-cost-or-market less selling costs, recording a loss and adjusting book value. In the event the asset is not sold, it shall be registered at the lower of book value prior to reclassification to available for sale adjusted for the unrecognized depreciation and the fair value of the asset.

Premises and equipment

Premises, equipment and leasehold improvements are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided on the straight-line method over the lesser of the estimated useful lives of the assets or the terms of the leases. The lease term is defined as the contractual term plus lease renewals that are considered to be “reasonably assured.” Useful lives range

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Notes to consolidated financial statements for Doral Financial Corporation from three to ten years for leasehold improvements and equipment, and thirty to forty years for retail branches and office facilities.

The Company measures impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If identified, an impairment loss is recognized through a charge to earnings based on the fair value of the property.

Rent expense under operating leases is recognized on a straight-line basis over the lease term taking into consideration contractual rent increases. The difference between rent expense and the amount actually paid during a period is charged to a “Deferred rent obligation” account, included as part of accrued expenses and other liabilities in the Consolidated Statements of Financial Condition.

Goodwill and other intangible assets

The Company accounts for goodwill and identifiable intangible assets under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets.” Goodwill is recognized when the purchase price is higher than the fair value of net assets acquired in business combinations under the purchase method of accounting. Goodwill is not amortized, but is tested for impairment at least annually or more frequently if events or circumstances indicate possible impairment. In determining the fair value of a reporting unit the Company uses a discounted cash flow analysis. Goodwill impairment losses are recorded as part of operating expenses in the Consolidated Statement of Loss.

SFAS No. 142 provides for impairment testing of goodwill following a two-step process. The first step is used to identify potential impairment and requires comparison of the estimated fair value of the reporting unit with its carrying amount including goodwill. If the estimated fair value of the reporting unit exceeds its carrying value, goodwill is considered not to be impaired. If the carrying value exceeds the estimated fair value, there is an indication of potential impairment and the second step is performed to measure the amount of impairment.

If needed, the second step consists of calculating an implied fair value of goodwill. If the implied fair value of the reporting unit goodwill exceeds the carrying value of that goodwill, there is no impairment. If the carrying value of goodwill exceeds the implied fair value of the goodwill, an impairment charge is recorded for the excess. An impairment loss cannot exceed the carrying value of goodwill, and the loss establishes a new basis in the goodwill. Subsequent reversal of goodwill impairment is not permitted.

Definite life intangibles are amortized over their estimated life, generally on a straight-line basis, and are reviewed periodically for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

Accounting for transfers and servicing of financial assets and extinguishment of liabilities

The Company recognizes the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished.

In accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” a transfer of financial assets (of all or a portion of the financial asset) in which Doral surrenders control over these financial assets shall be accounted for as a sale to the extent that consideration, other than beneficial interests in the transferred assets, is received in exchange. Doral has surrendered control over transferred assets if and only if all of the following conditions are met:

a.  The transferred assets have been isolated from Doral—put presumptively beyond the reach of Doral and its creditors, even in bankruptcy or other receivership.

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Notes to consolidated financial statements for Doral Financial Corporation

b.  Each transferee has the right to pledge or exchange the assets it received, and no condition both constrains the transferee from taking advantage of its rights to pledge or exchange and provided more than a trivial benefit to Doral.

c.  Doral does not maintain effective control over the transferred assets through either (1) an agreement that both entitles and obligates Doral to repurchase or redeem them before their maturity, or (2) the ability to unilaterally cause the holder to return specific assets other than through a cleanup call.

If a transfer of financial assets in exchange for cash or other consideration (other than beneficial interests in the transferred assets) does not meet the criteria for a sale as described above, Doral accounts for the transfer as a secured borrowing with pledge of collateral.

GNMA programs allow financial institutions to buy back individual delinquent mortgage loans that meet certain criteria from the securitized loan pool for which the Company provides servicing. At the Company’s option and without GNMA prior authorization, Doral may repurchase such delinquent loans for an amount equal to 100% of the loan’s remaining principal balance. This buy-back option is considered a conditional option until the delinquency criteria is met, at which time the option becomes unconditional. When the loans backing a GNMA security are initially securitized, the Company treats the transaction as a sale for accounting purposes because the conditional nature of the buy-back option means that the Company does not maintain effective control over the loans and the loans are derecognized from the balance sheet. When individual loans later meet GNMA’s specified delinquency criteria and are eligible for repurchase, Doral is deemed to have regained effective control over these loans and must be brought back onto the Company’s books as assets at fair value, regardless of whether the Company intends to exercise the buy-back option. An offsetting liability is also recorded as part of “Accrued Expenses and Other Liabilities.”

Securities sold under agreements to repurchase

As part of its financing activities the Company enters into sales of securities under agreements to repurchase the same or substantially similar securities. The Company retains control over such securities according to the provisions of SFAS 140. Accordingly, the amounts received under these agreements represent borrowings, and the securities underlying the agreements remain in the asset accounts. These transactions are carried at the amounts at which transactions will be settled. The counterparties to the contracts generally have the right to repledge the securities received as collateral. Those securities are presented in the Consolidated Statements of Financial Condition as part of pledged investment securities.

Insurance agency commissions

Commissions generated by the Company’s insurance agency operation are recorded when earned. The Company’s insurance agency earns commissions when the insurance policies are issued by unaffiliated insurance companies.

Derivatives and interest rate risk management

Doral Financial uses derivatives to manage its exposure to interest rate risk caused by changes in interest rates, to changes in fair value of assets and liabilities and to secure future cash flows. Derivatives are generally either privately negotiated over-the-counter (“OTC”) contracts or standard contracts transacted through regulated exchanges. OTC contracts generally consist of swaps, caps and collars, forwards and options. Exchange-traded derivatives include futures and options.

The Company accounts for its derivatives under the provisions of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. This statement requires recognition of all

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Notes to consolidated financial statements for Doral Financial Corporation derivatives as either assets or liabilities in the balance sheet and requires measurement of those instruments at fair value through adjustments to accumulated other comprehensive income (loss) and/or current earnings, as appropriate. On the date the Company enters into a derivative contract, it designates the derivative instrument as either a fair value hedge, cash flow hedge or as a free-standing derivative instrument. In the case of a qualifying fair value hedge, changes in the value of the derivative instruments that have been highly effective are recognized in current period earnings along with the change in value of the designated hedged item. If the hedge relationship is terminated, hedge accounting is discontinued and changes in the value of the derivative instrument continue to be recognized in current period earnings, the hedged item is no longer adjusted for fair value changes, and the fair value adjustment to the hedged item while it was designated as a hedge continues to be reported as part of the basis of the item and is amortized to earnings as a yield adjustment. In the case of a qualifying cash flow hedge, changes in the value of the derivative instruments that have been highly effective are recognized in other comprehensive income, until such a time as those earnings are affected by the variability of the cash flows of the underlying hedged item. If the hedge relationship is terminated, the net derivative gain or loss related to the discontinued cash flow hedge should continue to be reported in accumulated other comprehensive income (loss) and will be reclassified into earnings when the cash flows that were hedged occur, or when the forecasted transaction affects earnings or if no longer expected to occur. After a cash flow hedge is discontinued, future changes in the fair value of the derivative instrument are recognized in current period earnings. In either a fair value hedge or a cash flow hedge, net earnings may be impacted to the extent the changes in the value of the derivative instruments do not perfectly offset changes in the value of the hedged items. For free-standing derivative instruments, changes in fair values are reported in current period income.

Prior to entering a hedge transaction, the Company formally documents the relationship between hedging instruments and hedged items, as well as the risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivative instruments that are designated as fair value or cash flow hedges to specific assets and liabilities on the statement of condition or to specific forecasted transactions or firm commitments along with a formal assessment, at both inception of the hedge and on an ongoing basis, as to the effectiveness of the derivative instrument in offsetting changes in fair values or cash flows of the hedged item. If it is determined that the derivative instrument is not highly effective as a hedge, hedge accounting is discontinued and the adjustment to fair value of the derivative instrument is recorded in current period earnings.

Income taxes

Doral Financial recognizes deferred tax assets and liabilities based upon the expected future tax consequences of existing temporary differences between the carrying amounts and the tax bases of assets and liabilities based on applicable tax laws. To the extent tax laws change, deferred tax assets and liabilities are adjusted, when necessary, in the period that the tax change is enacted and recognizes income tax benefits when the realization of such benefits is probable. A valuation allowance is recognized for any deferred tax asset for which, based on management’s evaluation, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax asset will not be realized. Significant management judgment is required in determining the provision for income taxes and, in particular, any valuation allowance recorded against deferred tax assets. In determining the realizability of deferred tax assets the Company considers, among others matters, all sources of taxable income including the future reversal of existing temporary differences, future taxable income, carryforwards and tax planning strategies. In the determination of the realizability of the deferred tax asset, the Company evaluates both positive and negative evidence regarding the ability of the Company to generate sufficient taxable income. In making its assessment, significant weight is given to evidence that can be objectively verified.

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Notes to consolidated financial statements for Doral Financial Corporation

Income tax benefit or expense includes: (a) deferred tax expense or benefit, which represents the net change in the deferred tax liability or asset during the year plus any change in the valuation allowance, if any, and (b) current tax expense. Income tax expense excludes the tax effects related to adjustments recorded to accumulated other comprehensive income (loss).

Legal surplus

The Banking Act of the Commonwealth of Puerto Rico requires that a minimum of 10% of Doral Bank PR’s net income for the year be transferred to a legal surplus account until such surplus equals its paid-in capital. The surplus account is not available for payment of dividends.

Statements of cash flows

Cash and cash equivalents include cash and due from banks and money market instruments, which include securities purchased under agreements to resell, time deposits and other short-term investments with maturities of three months or less when purchased.

Earnings per share

Basic net income (loss) per share is determined by dividing net income, after deducting any dividends on preferred stock, by the weighted-average number of common shares outstanding during the period.

Diluted net income (loss) per share is computed based on the assumption that all of the shares of convertible instruments will be converted into common stock, if dilutive, and considers the dilutive effect of stock options using the Treasury stock method.

Stock option plan

Effective January 1, 2006, the Doral Financial adopted SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), without a material effect on the Consolidated Financial Statements of the Company. Since 2003, the Company expensed the fair value of stock options granted to employees using the “modified prospective” method under SFAS No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure” (“SFAS 148”). Under this method, the Company expenses the fair value of all employee stock options granted after January 1, 2003, as well as the unvested portions of previously granted options. When unvested options are forfeited, any compensation expense previously recognized on such options is reversed in the period of the forfeiture.

SFAS 123R requires the Company to estimate the pre-vesting forfeiture rate, for grants that are forfeited prior to vesting, beginning on the grant date and to true-up forfeiture estimates through the vesting date so that compensation expense is recognized only for grants that vest. When unvested grants are forfeited, any compensation expense previously recognized on the forfeited grants is reversed in the period of the forfeiture. Accordingly, periodic compensation expense includes adjustments for actual and estimated pre-vesting forfeitures and changes in the estimated pre-vesting forfeiture rate.

For additional information regarding the Company’s stock options please refer to Note 34.

Comprehensive income

Comprehensive income includes net income and other transactions, except those with stockholders, which are recorded directly in equity. In the Company’s case, in addition to net income, other comprehensive income results from the changes in the unrealized gains and losses on securities that are classified as available for sale and unrealized gains and losses classified as cash flow hedges.

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Notes to consolidated financial statements for Doral Financial Corporation

Segment information

The Company reports financial and descriptive information about its reportable segments. Please refer to Note 38 for additional information. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by management in deciding how to allocate resources and in assessing performance.

The Company’s segment reporting is organized by legal entity and aggregated by line of business consistent with the Company’s business model. Legal entities that do not meet the threshold for separate disclosure are aggregated with other legal entities with similar lines of business. Doral’s management made this determination based on operating decisions particular to each line of business.

Reclassifications

Certain amounts reflected in the 2007 and 2006 Consolidated Financial Statements have been reclassified to conform to the presentation for 2008. In particular for 2007 and 2006, Doral Financial has reclassified the expenses related to electronic data processing into a new non-interest expense category titled EDP expenses on the Consolidated Statements of Loss. Previously, the expenses associated with electronic data processing were included as part of professional services, communication and information systems and occupancy and other office expenses. Also, occupancy and other office expenses was segregated into two new categories; (1) occupancy expenses; and (2) office expenses.

Recent accounting pronouncements

Fair Value Measurements.  In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements.

The definition of fair value retains the exchange price notion in earlier definitions of fair value. This Statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the principal (or most advantageous) market for the asset or liability. The transaction to sell the asset or transfer the liability is a hypothetical transaction at the measurement date, considered from the perspective of a market participant that holds the asset or owes the liability. Therefore, the definition focuses on the price that would be received to sell the asset or paid to transfer the liability at the measurement date (an exit price), not the price that would be paid to acquire the asset or received to assume the liability at the measurement date (an entry price).

This Statement emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, this Statement establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from sources independent of the reporting entity (observable inputs) and (2) the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The notion of unobservable inputs is intended to allow for situations in which there is little, if any, market activity for the asset or liability at the measurement date. In those situations, the reporting entity need not undertake all possible efforts to obtain information about market participant assumptions. However, the reporting entity must not ignore

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Notes to consolidated financial statements for Doral Financial Corporation information about market participant assumptions that is reasonably available without undue cost and effort.

This Statement expands disclosures about the use of fair value to measure assets and liabilities in interim and annual periods subsequent to initial recognition. The disclosures focus on the inputs used to measure fair value and for recurring fair value measurements using significant unobservable inputs (within Level 3 of the fair value hierarchy), the effect of the measurements on earnings (or changes in net assets) for the period. This Statement encourages entities to combine the fair value information disclosed under this Statement with the fair value information disclosed under other accounting pronouncements, including FASB Statement No. 107, “Disclosures about Fair Value of Financial Instruments,” where practicable.

This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. On January 1, 2008, the Company adopted this Statement on its consolidated financial statements with no material impact.

Determining the Fair Value of a Financial Asset When the Market for that Asset is not Active.  In October 2008, the FASB issued FASB Staff Position (“FSP”) FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for that Asset is not Active”. The FSP clarifies the application of SFAS No. 157 in an inactive market and illustrates how an entity would determine fair value when the market for a financial asset is not active. The FSP states that an entity should not automatically conclude that a particular transaction price is determinative of fair value. In a dislocated market, judgment is required to evaluate whether individual transactions are forced liquidations or distressed sales. When relevant observable market information is not available, a valuation approach that incorporates management’s judgments about the assumptions that market participants would use in pricing the asset in a current sale transaction would be acceptable. The FSP also indicates that quotes from brokers or pricing services may be relevant inputs when measuring fair value, but are not necessarily determinative in the absence of an active market for the asset. In weighing a broker quote as an input to a fair value measurement, an entity should place less reliance on quotes that do not reflect the result of market transactions. Further, the nature of the quote (for example, whether the quote is an indicative price or a binding offer) should be considered when weighing the available evidence.

The FSP is effective immediately, and for prior periods for which financial statements have not been issued. Revisions resulting from a change in the valuation technique or its application should be accounted for as a change in accounting estimate following the guidance in FASB Statement No. 154, “Accounting Changes and Error Corrections.” Accordingly, we adopted the FSP prospectively, beginning July 1, 2008. The adoption of this statement impacted the valuation methodology of some of the Company’s investment securities. Please refer to Note 36 for additional information.

Business Combinations.  In December 2007, the FASB issued SFAS No. 141 (R), “Business Combinations”. This statement replaces FASB Statement No. 141 and applies to all transactions or other events in which an entity (the acquirer) obtains control of one or more business. SFAS 141 (R) retains the fundamental requirements in Statement 141 that the acquisition method of accounting (purchase method) be used for all business combinations. This statement defines the acquirer as the entity that obtains control in the business combination and requires the acquirer to be identified.

SFAS 141 (R) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. In addition, this statement expands and improves the information reported about assets acquired and liabilities assumed arising from contingencies. Contingencies arising from a business combination should be recognized as of the acquisition date, measured at their acquisition date fair values.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period on or after December 15, 2008. Earlier

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Notes to consolidated financial statements for Doral Financial Corporation application is not permitted. The Company is currently evaluating the effect, if any, of the adoption of this Statement on its consolidated financial statements. The effects of adopting this standard, if any, are not expected to be significant.

SFAS No. 159 “Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities.” In February 2007, the FASB issued SFAS No. 159, which provides companies with an option to report selected financial assets and liabilities at fair value. The statement also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. It also requires entities to display the fair value of those assets and liabilities for which the company has chosen to use fair value on the face of the balance sheet. The new statement does not eliminate disclosure requirements included in other accounting standards, including requirements for disclosures about fair value measurements included in FASB Statements No. 157, “Fair Value Measurements,” and No. 107, “Disclosures about Fair Value of Financial Instruments.” SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS No. 157. The Company adopted SFAS No. 159 in 2008, but chose not to apply the fair value option to any of its financial assets or financial liabilities.

Noncontrolling Interests in Consolidated Financial Statements.  In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements” (“SFAS 160”). This Statement amends Accounting Research Bulletin (“ARB”) 51, “Consolidated Financial Statements” to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 applies to all entities that prepare consolidated financial statements, except not-for-profit organizations.

The significant changes upon adoption of SFAS 160 are the definition, classification and measurement of noncontrolling interest (previously referred to as minority interest). SFAS 160 define noncontrolling interest as the portion of equity (net assets) in a subsidiary not attributable to a parent. It also requires the presentation of the noncontrolling interest within the equity section of the statement of financial position separately from parent’s equity and should be clearly identified to distinguish it from other components of the parent’s equity.

SFAS 160 clarifies that all earnings and losses of the subsidiary should be attributed to the parent and the Noncontrolling interest, even if the attribution of losses results in a debit balance in stockholders’ equity. In addition, SFAS 160 provides that upon a loss of control (Deconsolidation), any gain or loss on the interest sold will be recognized in earnings.

SFAS 160 applies to all fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Calendar year end public companies will have to adopt SFAS 160 in the fist quarter of 2009. Earlier application is not permitted. The Company is currently evaluating the effect, if any, of the adoption of this Statement on its consolidated financial statements, commencing on January 1, 2009.

Disclosures about Derivative Instruments and Hedging Activities.  In March 2008, The FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities”, an amendment of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”). This statement improves the transparency of financial reporting and expands the disclosure requirements of SFAS 133 with the intent to provide users of financial statements with an enhanced understanding of: (a) how and why an entity uses derivative instruments; (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (c) how derivative

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Notes to consolidated financial statements for Doral Financial Corporation instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.

To meet those objectives, this statement requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of, and gains and losses, on derivatives instruments, and disclosures about credit-risk-related contingent features in derivatives agreements.

This statement has the same scope as SFAS 133 and accordingly, applies to all entities. This Statement applies to all derivative instruments, including bifurcated derivative instruments and related hedged items accounted for under SFAS 133 and its related interpretations. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption. Management is evaluating the enhanced disclosure requirements which are effective for the first quarter of 2009.

The Hierarchy of Generally Accepted Accounting Principles.  In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the United States (the GAAP hierarchy).

The current GAAP hierarchy, as set forth in the American Institute of Certified Public Accountants (“AICPA”) Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”, has been criticized because (1) it is directed to the auditor rather than the entity, (2) it is complex, and (3) it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.

The FASB believes that the GAAP hierarchy should be directed to entities because it is the entity (not its auditor) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the FASB concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and issued this Statement to achieve that result.

There is no expectation that this Statement will result in a change in current practice. However, transition provisions have been provided by the FASB in the unusual circumstance that the application of the provisions of this Statement results in a change in practice.

This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles”. The Company is currently evaluating the effect, if any, of the adoption of this Statement on its consolidated financial statements.

Disclosures about Credit Derivatives and Certain Guarantees — An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161.  In September 2008, the FASB issued Staff Position No. 133-1 and FIN 45-4, “Disclosures about Credit Derivatives and Certain Guarantees: An Amendment of FASB Statement No. 133 and FASB Interpretation No. 45; and Clarification of the Effective Date of FASB Statement No. 161”. FSP FAS 131-1 and FIN 45-4 amends SFAS 133 to require disclosures by sellers of credit derivatives, including credit derivatives embedded in hybrid instrument. A seller of credit derivatives must disclose information about its credit derivatives and hybrid instruments that have embedded credit derivatives to enable users of financial statements to assess their potential effect on its financial position, financial performance, and cash flows. As of December 31, 2008, the Company is not involved in the credit

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Notes to consolidated financial statements for Doral Financial Corporation derivatives market. This FSP also amends FIN 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” to require an additional disclosure about the current status of the payment/performance risk of a guarantee. The provisions of this FBP that amend SFAS 133 and FIN 45 will be effective for reporting periods (annual or interim) ending after November 15, 2008. The FSP clarifies the FASB’s intent that the disclosures required by SFAS 161 should be provided for any reporting period (annual or quarterly interim) beginning after November 15, 2008. Management will be evaluating the enhanced disclosure requirements for the first quarter of 2009.

Accounting for Transfer of Financial Assets and Repurchase Financing Transactions.  In February 2008, the FASB issued FSP FAS 140-3, “Accounting for Transfer of Financial Assets and Repurchase Financing Transactions.” The FSP requires an initial transfer of a financial asset and a repurchase financing that was entered into contemporaneously or in contemplation of the initial transfer to be evaluated as a linked transaction under FAS 140 unless certain criteria are met, including that the transferred asset must be readily obtainable in the marketplace.

The FSP is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. Earlier application is not permitted. The Company is currently evaluating the effect, if any, of the adoption of this FSP on its financial statements, commencing on January 1, 2009.

Amendments to the Impairment Guidance of EITF Issue No. 99-20.  In January 2009, the FASB issued FASB Staff Position (FSP) No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20”. This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. This FSP aligns the impairment model of Issue No. 99-20 with that of FASB Statement 115, “Accounting for Certain Investments in Debt and Equity Securities.” SFAS 115 requires entities to assess whether it is probable that the holder will be unable to collect all amounts due according to the contractual terms. The FSP eliminates the requirement to consider market participants’ views of cash flows of a security in determining whether or not impairment has occurred. The FSP is effective for interim and annual reporting periods ending after December 15, 2008, and must be applied prospectively. Earlier application is not permitted. The adoption of this Statement impacted the valuation methodology of some of the Company’s investment securities. Please refer to Note 9 for additional information.

Determination of the Useful Life of Intangible Assets.  In April 2008, the FASB issued FASB Staff Position (FSP) FAS 142-3, “Determination of the Useful Life of Intangible Asset”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142 “Goodwill and Other Intangible Assets”. In developing these assumptions, an entity should consider its own historical experience in renewing or extending similar arrangements adjusted for entity- specific factors or, in the absence of that experience, the assumptions that market participants would use about renewals or extensions adjusted for the entity-specific factors. This FSP shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the effect, if any, of the adoption of this Statement on its consolidated financial statements, commencing on January 1, 2009.

Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.  In June 2008, the FASB issued FASB Staff Position (FSP) EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities”. This FSP addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting and, therefore, need to be included in the earnings allocation in computing

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Notes to consolidated financial statements for Doral Financial Corporation earnings per share (“EPS”) under the two-class method described in paragraphs 60 and 61 of FASB Statement No. 128, “Earnings per Share”. This FSP applies to the calculation of EPS under Statement 128 for share-based payment awards with rights to dividends or dividend equivalents. Unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of EPS pursuant to the two-class method. This FSP shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. All prior-period EPS data presented shall be adjusted retrospectively (including interim financial statements, summaries of earnings, and selected financial data) to conform with the provisions of this FSP. Early application is not permitted. This FSP will not have an impact on the Company’s earnings per share computation upon adoption.

Accounting for Defensive Intangible Assets.  In November 2008, the FASB issued FASB Staff Position (FSP) EITF 08-7, “Accounting for Defensive Intangible Assets”. This EITF clarifies how to account for defensive intangible assets subsequent to initial measurement. It applies to acquired intangible assets in situations in which an entity does not intend to actively use the asset but intends to hold (lock up) the asset to prevent others from obtaining access to the asset (a defensive intangible asset), except for intangible assets that are used in research and development activities. A defensive intangible asset should be accounted for as a separate unit of accounting and shall be assigned a useful life in accordance with paragraph 11 of Statement 142. This EITF shall be effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will be evaluating the impact of adopting this EITF for future acquisitions commencing in January 2009.

3.	REGULATORY REQUIREMENTS

Holding company requirements

Doral Financial is a bank holding company subject to supervision and regulation by the Federal Reserve System (the “Federal Reserve”) under the Bank Holding Company Act of 1956 (the “BHC Act”), as amended by the Gramm-Leach-Bliley Act of 1999 (the “Gramm-Leach-Bliley Act”). As a bank holding company, Doral Financial’s activities and those of its banking and non-banking subsidiaries are limited to banking activities and such other activities the Federal Reserve has determined to be closely related to the business of banking. Under the Gramm-Leach-Bliley Act, financial holding companies can engage in a broader range of financial activities than other bank holding companies. Given the difficulties faced by Doral Financial following the restatement of its audited financial statements for the period between January 1, 2000 and December 31, 2004, the Company filed a notice with the Federal Reserve withdrawing its election to be treated as a financial holding company, which became effective January 8, 2008.

The withdrawal of its election to be treated as a financial holding company has not adversely affected and is not expected to adversely affect Doral Financial’s current operations, all of which are permitted to bank holding companies that have not elected to be treated as financial holding companies. Specifically, Doral Financial is authorized to engage in insurance agency activities in Puerto Rico pursuant to Regulation K promulgated under the BHC Act. Under the BHC Act, Doral Financial may not, directly or indirectly, acquire the ownership or control of more than 5% of any class of voting shares of a bank or another bank holding company, without the prior approval of the Federal Reserve.

Banking charters

Doral Bank PR is a commercial bank chartered under the laws of the Commonwealth of Puerto Rico regulated by the Office of the Commissioner of Financial Institutions (the “CFI”), pursuant to the

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Notes to consolidated financial statements for Doral Financial Corporation

Puerto Rico Banking Act of 1933, as amended, and subject to supervision and examination by the Federal Deposit Insurance Corporation (“FDIC”). Its deposits are insured by the FDIC.

Doral Bank NY is a federally chartered savings bank regulated by the Office of Thrift Supervision (“OTS”). Its deposit accounts are also insured by the FDIC.

Regulatory capital requirements

The Company’s banking subsidiaries are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory actions against Doral Financial’s banking subsidiaries, as well as additional discretionary actions, by regulators that, if undertaken, could have a direct material effect on the Company. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and its banking subsidiaries must meet specific capital guidelines that involve quantitative measures of its assets, liabilities, and certain off-balance sheet items as calculated under regulatory guidelines. The Company’s and its banking subsidiaries’ capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures, established by regulation to ensure capital adequacy, require the Company’s banking subsidiaries to maintain minimum amounts and ratios (set forth in the following table) of Total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined).

As of December 31, 2008, Doral Bank PR and Doral Bank NY were considered well-capitalized banks for purposes of the prompt corrective action regulations adopted by the FDIC pursuant to the Federal Deposit Insurance Corporation Improvement Act of 1991. To be considered a well capitalized institution under the FDIC’s regulations, an institution must maintain a Leverage Ratio of at least 5%, a Tier 1 Capital Ratio of at least 6% and a Total Capital Ratio of at least 10% and not be subject to any written agreement or directive to meet a specific capital ratio.

Failure to meet minimum regulatory capital requirements could result in the initiation of certain mandatory and additional discretionary actions by banking regulators against Doral Financial and its banking subsidiaries that, if undertaken, could have a material adverse effect on the Company.

On March 16, 2006, the Company entered into a consent order with the Federal Reserve. Pursuant to the requirements of the existing cease and desist order, the Company submitted a capital plan to the Federal Reserve in which it has agreed to maintain minimum leverage ratios of at least 5.5% and 6.0% for Doral Financial and Doral Bank PR, respectively. While the Tier 1 and Total capital ratios have risk weighting components that take into account the low level of risk associated with the Company’s mortgage and securities portfolios, the Leverage Ratio is significantly lower because it is based on total average assets without any risk weighting.

As of December 31, 2008, Doral Bank PR was considered “well-capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well-capitalized”, Doral Bank PR must maintain Total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table.

Doral Bank NY is subject to substantially the same regulatory capital requirements of Doral Bank PR as set forth above. As of December 31, 2008, Doral Bank NY was in compliance with the capital requirements for a “well-capitalized” institution.

On February 15, 2008, the Board of Directors of Doral Financial approved a capital infusion of $80.0 million to Doral Bank PR to maintain its regulatory capital ratios above well capitalized levels. Also, on July 30, 2008, Doral Financial approved an additional capital infusion to Doral Bank PR amounting to $100.0 million.

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Notes to consolidated financial statements for Doral Financial Corporation

Doral Financial’s, Doral Bank PR’s and Doral Bank NY’s actual capital amounts and ratios are presented in the following table. Total of approximately $221.8 million (2007—$419.2 million), $20.1 million (2007—$126.4 million), and $0.4 million (2007—$2.2 million) representing non-qualifying perpetual preferred stock and non-allowable assets such as deferred tax asset, goodwill and other intangible assets, were deducted from the capital of Doral Financial, Doral Bank PR and Doral Bank NY, respectively.

					To be well capitalized
					under prompt corrective
	Actual		For capital adequacy purposes		action provisions
	Amount	Ratio (%)	Amount	Ratio (%)	Amount	Ratio (%)

	(dollars in thousands)

As of December 31, 2008:
Total capital (to risk-weighted assets):
Doral Financial Consolidated(1)	$997,664	17.1	$467,518	≥8.0	N/A	N/A
Doral Bank PR	$661,614	15.5	$341,128	≥8.0	$426,410	≥10.0
Doral Bank NY	$15,474	19.1	$6,496	≥8.0	$8,120	≥10.0
Tier 1 capital (to risk-weighted assets):
Doral Financial Consolidated(1)	$806,573	13.8	$233,759	≥4.0	N/A	N/A
Doral Bank PR	$607,494	14.3	$170,564	≥4.0	$255,846	≥6.0
Doral Bank NY	$15,053	18.5	$3,248	≥4.0	$4,872	≥6.0
Leverage Ratio:(2)
Doral Financial Consolidated(1)	$806,573	7.6	$424,891	≥4.0	N/A	N/A
Doral Bank PR	$607,494	6.4	$378,651	≥4.0	$473,314	≥5.0
Doral Bank NY	$15,053	15.0	$4,015	≥4.0	$5,018	≥5.0
As of December 31, 2007:
Total capital (to risk-weighted assets):
Doral Financial Consolidated(1)	$1,033,962	17.8	$465,331	≥8.0	N/A	N/A
Doral Bank PR	$501,100	12.5	$320,138	≥8.0	$400,173	≥10.0
Doral Bank NY	$13,257	13.8	$7,696	≥8.0	$9,620	≥10.0
Tier 1 capital (to risk-weighted assets):
Doral Financial Consolidated(1)	$960,639	16.5	$232,666	≥4.0	N/A	N/A
Doral Bank PR	$450,302	11.3	$160,069	≥4.0	$240,104	≥6.0
Doral Bank—NY	$12,530	13.0	$3,848	≥4.0	$5,772	≥6.0
Leverage Ratio:(2)
Doral Financial Consolidated(1)	$960,639	10.8	$355,863	≥4.0	N/A	N/A
Doral Bank PR	$450,302	6.0	$302,653	≥4.0	$378,316	≥5.0
Doral Bank—NY	$12,530	10.6	$4,727	≥4.0	$5,909	≥5.0

(1)	Doral Financial was not subject to regulatory capital requirements as of December 31, 2008 and 2007. Ratios were prepared as if the Company were subject to the requirements for comparability purposes.

(2)	Tier 1 capital to average assets in the case of Doral Financial and Doral Bank PR, and Tier 1 capital to adjusted total assets in the case of Doral Bank NY.

Housing and Urban Development Requirements

The Company’s mortgage operation is a U.S. Department of Housing and Urban Development (“HUD”) approved non-supervised mortgagee and is required to maintain an excess of current assets over current liabilities and minimum net worth, as defined by the various regulatory agencies. Such equity requirement is tied to the size of the Company’s servicing portfolio and ranged up to $1.0 million. The Company is also required to maintain fidelity bonds and errors and omissions insurance coverage based on the balance of its servicing portfolio.

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Notes to consolidated financial statements for Doral Financial Corporation

For the year ended December 31, 2007, Doral Mortgage did not maintain the required minimum level for adjusted net worth required by HUD. In February 2008, Doral Bank PR made a capital contribution to Doral Mortgage in order to comply with the minimum adjusted net worth required by HUD.

Registered Broker-Dealer Requirements

During 2006, the Company sold substantially all of Doral Securities’ investment securities and during the third quarter of 2007, Doral Securities voluntarily withdrew its license as a broker-dealer with the SEC and its membership with the FINRA. Doral Securities’ operations during 2008 were limited to acting as a co-investment manager to a local fixed-income investment company. Doral Securities provided notice to the investment company in December 2008 of its intent to assign its rights and obligations under the investment advisory agreement to Doral Bank PR. The assignment was completed in January 2009.

4.  CASH AND DUE FROM BANKS

At December 31, 2008 and 2007, the Company’s cash amounted to $184.3 million and $67.9 million, respectively.

In October 2008, the Federal Reserve Bank announced that it would to pay interest on required reserve balances and excess balances beginning with the reserve balance maintenance period that started on October 9, 2008. As of December 31, 2008, the Company maintained as interest-bearing $120.9 million with the Federal Reserve. Also, the Company maintained at December 31, 2008 and 2007, $14.9 million and $17.3 million, respectively, as interest-bearing with the Federal Home Loan Bank.

The Company’s bank subsidiaries are required by federal and state regulatory agencies to maintain average reserve balances with the Federal Reserve or other banks. Those required average reserve balances amounted to $132.6 million and $178.0 million as of December 31, 2008 and 2007, respectively.

5.  MONEY MARKET INVESTMENTS

At December 31, 2007, money market investments included $199.8 million in time deposits and other short-term money market investments pledged as collateral for securities sold under agreement to repurchase, which the counterparty can repledge. At December 31, 2008, no money market investment was pledged as collateral for securities sold under agreement to repurchase, which the counterparty can repledge.

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Notes to consolidated financial statements for Doral Financial Corporation

6.  SECURITIES HELD FOR TRADING

Securities held for trading consisted of:

	December 31,
	2008	2007

	(in thousands)

Mortgage-backed securities:
GNMA exempt	$—	$33,678
GNMA taxable	—	11,928
CMO certificates	731	16,064
FHLMC and FNMA	—	8,693
Variable rate interest-only strips	51,709	51,074
Fixed rate interest-only strips	470	854
U.S. Treasury Notes	198,680	152,695
Derivatives(1)	287	1,476

	$251,877	$276,462

(1)	Doral Financial uses derivatives to manage its exposure to interest rate risk caused by changes in interest rates. Derivatives include interest rate caps and forward contracts. Derivatives not accounted as hedges in a net asset position are recorded as securities held for trading and derivatives in a net liability position as liabilities. The gross notional amount of derivatives recorded as held for trading totaled $305.0 million and $414.0 million as of December 31, 2008 and 2007, respectively. Notional amounts indicate the volume of derivatives activity, but do not represent Doral Financial’s exposure to market or credit risk.

The weighted-average yield on securities held for trading, including IOs, as of December 31, 2008 was 5.75% (2007—6.00%).

In January 2008, the Company transferred $68.5 million from the held for trading portfolio to the available for sale portfolio as a result of a reassessment of the intention to trade these securities or to sell them in the short term. This transfer was the final part of the Company’s reassessment of its investment portfolio as a result of the Company’s Recapitalization. The Recapitalization significantly changed Doral Financial’s liquidity position which resulted in the Company’s decision to include these assets as core medium to long-term investments.

Set forth below is a summary of the components of net gain (loss) from securities held for trading:

	Year ended December 31,
	2008	2007	2006

	(in thousands)

Net realized gains (losses) on sales of securities held for trading	$1,126	$(25,935)	$(8,554)
Net gains (losses) on securities held for trading economically hedging MSRs	27,551	(818)	—
Gain (loss) on the IO valuation	5,649	8,554	(41,967)
Net unrealized losses on trading securities, excluding IOs	(402)	(7,739)	(2,662)
Net realized and unrealized (losses) gains on derivative instruments	(3,943)	(1,787)	15,955

Total	$29,981	$(27,725)	$(37,228)

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Notes to consolidated financial statements for Doral Financial Corporation

7.  SECURITIES AVAILABLE FOR SALE

The following tables summarize the amortized cost, gross unrealized gains and losses, approximate market value, weighted-average yield and contractual maturities of securities available for sale as of December 31, 2008, 2007, and 2006.

	2008
					Weighted-
	Amortized	Unrealized	Unrealized	Market	average
	cost	gains	losses	value	yield

	(dollars in thousands)

Mortgage-Backed Securities
GNMA
Due within one year	$50	$1	$—	$51	5.89%
Due from one to five years	875	8	16	867	4.42%
Due from five to ten years	626	12	—	638	5.83%
Due over ten years	63,957	390	354	63,993	5.38%
FHLMC and FNMA
Due from five to ten years	52,381	1,209	—	53,590	4.61%
Due over ten years	975,092	15,844	2,296	988,640	5.25%
CMO Government Sponsored
Agencies
Due from five to ten years	2,223	—	—	2,223	7.80%
Due over ten years	1,588,047	2,367	7,900	1,582,514	3.61%
CMO Private Label
Due over ten years	491,877	47	139,845	352,079	6.17%
Debt Securities
FHLB Notes
Due from one to five years	2,060	82	—	2,142	4.16%
Due from five to ten years	63,470	720	—	64,190	5.00%
Due over ten years	80,000	72	—	80,072	5.21%
FNMA Notes
Due within one year	43,518	45	—	43,563	3.19%
Due from one to five years	3,177	113	—	3,290	3.37%
Due over ten years	49,990	91	—	50,081	6.00%
FHLMC Notes
Due over ten years	50,000	—	395	49,605	5.50%
P.R. Housing Bank
Due from five to ten years	3,595	30	9	3,616	4.92%
Due over ten years	3,690	26	—	3,716	5.47%
Other
Due within one year	11,141	174	—	11,315	4.64%
Due from one to five years	64,241	1,727	—	65,968	5.23%
Due over ten years	8,000	48	1,050	6,998	5.61%

	$3,558,010	$23,006	$151,865	$3,429,151	4.62%

III-35

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Notes to consolidated financial statements for Doral Financial Corporation

	2007					2006
					Weighted-		Weighted-
	Amortized	Unrealized	Unrealized	Market	average	Market	average
	cost	gains	losses	value	yield	value	yield

	(dollars in thousands)

Mortgage-Backed Securities
GNMA
Due from one to five years	$374	$9	$—	$383	6.39%	$—	—
Due over ten years	3,694	145	3	3,836	6.91%	1,310,150	4.62%
FNMA
Due over ten years	260,143	4,297	558	263,882	6.05%	210,307	4.94%
CMO Government Sponsored Agencies
Due over ten years	7,000	—	659	6,341	6.10%	—	—
CMO Private Label
Due over ten years	530,997	—	28,285	502,712	6.22%	—	—
Debt Securities
FHLB Notes
Due from one to five years	100,458	1,165	—	101,623	4.16%	—	—
Due over ten years	273,595	—	3,376	270,219	5.10%	27,497	5.50%
FNMA Notes
Due within one year	46,000	—	—	46,000	4.60%	—	—
Due from one to five years	—	—	—	—	—	45,711	4.60%
Due over ten years	49,990	—	43	49,947	6.00%	—	—
FHLB Zero Coupon
Due over ten years	137,131	—	2,688	134,443	6.01%	—	—
FHLMC Zero Coupon
Due over ten years	242,281	155	162	242,274	5.83%	—	—
FHLMC Notes
Due over ten years	50,000	12	—	50,012	5.50%	—	—
P.R. Housing Bank
Due over ten years	4,635	9	—	4,644	5.50%	—	—
U.S. Treasury Bonds
Due within one year	—	—	—	—	—	99,656	1.97%
Due from five to ten years	—	—	—	—	—	715,365	3.64%
Due over ten years	234,361	—	8,768	225,593	4.21%	—	—
Other
Due within one year	6,899	11	20	6,890	3.98%	—	—
Due from one to five years	5,025	21	—	5,046	5.15%	—	—
Due over ten years	8,001	231	137	8,095	5.61%	—	—

	$1,960,584	$6,055	$44,699	$1,921,940	5.56%	$2,408,686	4.26%

The weighted-average yield is computed based on amortized cost and, therefore, does not give effect to changes in fair value.

Expected maturities of mortgage-backed securities and certain debt securities might differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Proceeds from sales of securities available for sale during 2008 were approximately $234.3 million (2007—$2.6 billion and 2006—$1.4 billion). For 2008, gross gains of $0.2 million (2007—$2.7 million and 2006—$0.7 million) were realized on those sales. For 2008, the Company did not realize gross losses on those sales. Gross losses for 2007 and 2006 amounted to $100.2 million and $28.4 million, respectively. Also, the Company recognized a gross loss for 2008 of $0.9 million related to the recognition of an other-than-temporary-impairment on one security from this portfolio due to the probability of higher principal and interest losses, and a gross gain of $2.1 million and a gross loss of $6.3 million related to the Lehman transaction.

The Company had counterparty exposure to Lehman Brothers, Inc. (“LBI”) in connection with repurchase financing agreements. LBI was placed in a Securities Investor Protection Corporation (“SIPC”) liquidation proceeding after the filing for bankruptcy of its parent Lehman Brothers Holdings, Inc. The filing of the SIPC liquidation proceeding was an event of default under the repurchase agreements resulting in their termination as of September 19, 2008. This termination resulted in a reduction of $549.3 million in positions held as available for sale securities as of December 31, 2008. Please refer to Note 15 for further information.

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Notes to consolidated financial statements for Doral Financial Corporation

During the third quarter of 2007, as a result of a reassessment of the Company’s intent of holding available for sale securities until maturity or recovery of losses, the Company sold $1.9 billion in available for sale securities at a loss of $96.8 million. As part of this transaction, the related borrowings used to finance these securities were cancelled and losses of $16.4 million on economic hedging transactions and of $14.8 million on extinguishment of liabilities were recognized. The Company made the determination to sell these securities based on existing market conditions in order to reduce interest rate risk.

During the fourth quarter of 2007, the Company transferred its held to maturity portfolio, amounting to approximately $1.8 billion, to the available for sale portfolio and subsequently sold $437.5 million in long dated U.S. Treasury securities for a gain. The sale was executed to reduce the Company’s interest rate risk exposure. Providing the Company with a greater ability to manage interest rate risk was the primary factor in making the decision to transfer the securities from the held to maturity to the available for sale portfolio. Since the transfer did not qualify under the exemption provisions for the sale or transfer of held to maturity securities under SFAS 115, the reclassification decision by the Company is deemed to have “tainted” the held to maturity category and it will not be permitted to prospectively classify any investment securities scoped under SFAS 115 as held to maturity for a period of two years. The Company recognized, at the time of the transfer, $8.1 million of unrealized loss on available for sale securities accumulated in other comprehensive loss, net of taxes. Under current conditions, based on credit characteristics of the investment portfolio, management’s assessment is that the Company has the intent and ability to retain its portfolio of investment securities until market recovery.

During 2006, the Company’s sold $1.7 billion in available for sale securities (of which $231.0 million settled during the first quarter of 2007) at a loss of $22.7 million. As part of this transaction, repurchase agreements amounting to $1.7 billion were terminated and a loss of $6.9 million was recorded as loss on sale extinguishment for the year ended December 31, 2006.

8.  SECURITIES HELD TO MATURITY

The Company transferred $1.8 billion of held to maturity investment securities to the available for sale portfolio during the fourth quarter of 2007. As a result of the transfer, there were no held to maturity securities as of December 31, 2008 and 2007.

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Notes to consolidated financial statements for Doral Financial Corporation

The amortized cost, gross unrealized gains and losses, approximate market value, weighted-average yield and contractual maturities of securities held to maturity as of December 31, 2006 was as follows:

	2006
		Weighted-
	Amortized	average
	cost	yield

	(dollars in thousands)

Mortgage-Backed Securities
GNMA
Due from one to five years	$656	5.99%
Due from five to ten years Due over ten years	3,592	6.85%
FHLMC and FNMA
Due over ten years	291,905	6.05%
CMO Certificates
Due over ten years	8,209	5.79%
Debt Securities
FHLB Notes
Due within one year	100,000	2.86%
Due from one to five years	100,671	4.15%
Due from five to ten years	50,000	4.13%
Due over ten years	273,594	5.10%
FHLB Zero Coupon
Due over ten years	128,602	6.50%
FHLMC Zero Coupon
Due over ten years	269,975	5.85%
FHLMC and FNMA Notes
Due over ten years	149,989	5.65%
P.R. Housing Bank
Due within one year	5,000	6.00%
Due over ten years	7,235	5.72%
U.S. Treasury
Due from five to ten years	201,195	3.52%
Due over ten years	472,364	4.31%
Other
Due within one year	25	5.30%
Due from one to five years	11,925	4.47%
Due over ten years	8,000	5.61%

	$2,082,937	4.96%

The weighted-average yield is computed based on amortized cost and, therefore, does not give effect to changes in fair value. Expected maturities of mortgage-backed securities and certain debt securities might differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

9.  INVESTMENTS IN AN UNREALIZED LOSS POSITION

The following tables show the Company’s gross unrealized losses and fair value for available for sale investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2008 and December 31, 2007.

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Notes to consolidated financial statements for Doral Financial Corporation

SECURITIES AVAILABLE FOR SALE

	As of December 31, 2008
	Less than 12 months			12 months or more			Total
	Number of		Unrealized	Number of		Unrealized	Number of		Unrealized
	positions	Fair value	losses	positions	Fair value	losses	positions	Fair value	losses

				(dollars in thousands)

Mortgage-Backed Securities
GNMA	109	$33,200	$370	—	$—	$—	109	$33,200	$370
FNMA/FHLMC	21	387,587	2,296	—	—	—	21	387,587	2,296
CMO Government Sponsored Agencies	18	1,080,204	7,900	—	—	—	18	1,080,204	7,900
CMO Private Label	2	7,154	3,357	9	342,311	136,488	11	349,465	139,845
Debt Securities
FHLMC Notes	1	49,605	395	—	—	—	1	49,605	395
P.R. Housing Bank	1	2,086	9	—	—	—	1	2,086	9
Other	—	—	—	1	1,950	1,050	1	1,950	1,050

	152	$1,559,836	$14,327	10	$344,261	$137,538	162	$1,904,097	$151,865

	As of December 31, 2007
	Less than 12 months			12 months or more			Total
	Number of		Unrealized	Number of		Unrealized	Number of		Unrealized
	positions	Fair value	losses	positions	Fair value	losses	positions	Fair value	losses

				(dollars in thousands)

Mortgage-Backed Securities
GNMA	—	$—	$—	1	$165	$3	1	$165	$3
FNMA	—	—	—	1	32,556	558	1	32,556	558
CMO Government Sponsored Agencies	—	—	—	4	6,341	659	4	6,341	659
CMO Private Label	9	502,712	28,285	—	—	—	9	502,712	28,285
Debt Securities
FNMA Notes	—	—	—	4	95,947	43	4	95,947	43
FHLB Notes	—	—	—	5	270,219	3,376	5	270,219	3,376
FHLB Zero Coupon	—	—	—	2	134,443	2,688	2	134,443	2,688
FHLMC Zero Coupon	—	—	—	2	158,229	162	2	158,229	162
U.S. Treasury	—	—	—	2	225,593	8,768	2	225,593	8,768
Other	1	2,863	137	1	3,880	20	2	6,743	157

	10	$505,575	$28,422	22	$927,373	$16,277	32	$1,432,948	$44,699

The securities held by the Company are principally mortgage-backed securities or securities backed by a U.S. government sponsored entity and therefore, principal and interest on the securities are deemed recoverable. Doral Financial’s investment portfolio is mostly composed of debt securities with AAA rating. The Company has the ability and intent to hold such securities until maturity or until the unrealized losses are recovered.

As of December 31, 2008, the U.S. Private Label CMO’s that were purchased during the fourth quarter of 2007 as part of the Company’s asset purchase program were showing significant unrealized losses. The price movement on these securities has been adversely affected by the conditions of the U.S. financial markets, specifically the non-agency mortgage market. Prices of many of the Company’s private label mortgage-backed securities dropped dramatically during the year ended December 31, 2008, as delinquencies and foreclosures affecting the loans underlying these securities continued to worsen and as credit markets became highly illiquid beginning in late February and March 2008. The collateral underlying these bonds can be split up into two categories: Hybrid ARM’s amounting to $120.9 million and Pay Option ARM’s amounting to $221.4 million. Hybrid ARM collateral has been less impacted by the recent market turmoil principally due to the fact the underlying characteristics of the collateral provide for more stable cash flows and the delinquencies of the underlying deals has been less than that of the Pay Option ARM backed deals. Price performance and delinquency trends of the Pay Option ARM backed deals have been worse than that of the Hybrid ARM deals. Most of the bonds are first or second tier AAA superior senior or senior mezzanine tranches which means they are at the

III-39

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Notes to consolidated financial statements for Doral Financial Corporation top of the capital structure. These bonds have an average subordination of 26% and a range of subordination of 9.0% to 47.7%, beneath them. Management has evaluated different frequency and severity of loss assumptions and expects to receive all principal on or before maturity of securities. Management has also compared the subordination on these bonds to Standard & Poor’s current loss estimates and loss estimates are below the current subordination level with a reasonable margin existing between the two. As a result of the characteristics of both, the Option ARMs and Hybrid ARMs, the level of subordination, and the evaluation of possible loss scenarios, management concluded it would not incur losses. Management therefore expects these securities to recover value and intends and has the ability to hold them until value is recovered. However, it is possible that future loss assumptions could change and cause future other-than-temporary-impairment charges.

Private Label CMO’s also include the P.R. Private Label CMO’s amounting to $9.8 million that are comprised of subordinate tranches of 2006 securitizations using Doral originated collateral primarily of 2003 and 2004 vintage loans. Doral purchased the CMOs at a discounted price of 61% of par value, anticipating a partial loss of principal and interest value and as a result, accounts for these investments under the guidance of EITF Issue No. 99-20 “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets.” During the first quarter of 2008, the Company transferred these securities from held for trading portfolio to the available for sale portfolio at a price of 41% of par value. Recent price performance of these bonds has generated unrealized losses, driven primarily by liquidity events in the U.S. mortgage market. The delinquency trend of the underlying collateral has deteriorated from original expectations, although performance has been considerably better than that of similar U.S. mortgage backed assets. Furthermore, home prices in Puerto Rico have not experienced the significant deterioration in value as those in the U.S. mainland. During the third quarter of 2008, as part of its impairment testing under EITF 99-20, the Company recognized an other-than-temporary-impairment of approximately $0.9 million on one security from this portfolio due to the probability of higher principal and interest losses. Two additional securities were also evaluated. Expected losses have not increased for these securities, and management believes they are not other-than-temporarily-impaired. In January 2009, the FASB issued an amendment to EITF 99-20 aligning the impairment model of Issue No. 99-20 to be more consistent with that of FASB Statement 115, “Accounting for Certain Investments in Debt and Equity Securities”, by eliminating the requirement to consider market participants’ views of cash flows of a security in determining whether or not an-other-than-temporary impairment had occurred. This change was effective for interim and annual reporting periods ending after December 15, 2008. At December 31, 2008, the Company revised its procedures to account for this change and determined that no additional impairments were required under EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20.” However, it is possible that future loss assumptions could change and cause future other-than-temporary-impairment charges.

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Notes to consolidated financial statements for Doral Financial Corporation

10.  PLEDGED ASSETS

At December 31, 2008 and 2007, certain securities and loans were pledged to secure public and trust deposits, assets sold under agreements to repurchase, other borrowings and credit facilities available.

	2008	2007

	(in thousands)

Securities available for sale	$2,648,132	$1,273,485
Securities held for trading	198,680	111,976
Loans held for sale	165,929	189,007
Loans receivable(1)	199,603	212,516

Total pledge assets	$3,212,344	$1,786,984

(1)	Excludes $1.9 million and $1.6 million at December 31, 2008 and 2007, respectively, of loan collateral required by the Federal Home Loan Bank of New York.

11.  LOANS HELD FOR SALE

At December 31, loans held for sale consisted of the following:

	2008	2007

	(in thousands)

Conventional single family residential loans	$154,081	$189,995
FHA/VA loans	194,241	141,601
Commercial loans to financial institution	19,527	21,914
Construction and commercial real estate loans	18,761	65,046

Total loans held for sale(1)	$386,610	$418,556

(1)	At December 31, 2008 and 2007, the loans held for sale portfolio includes $1.1 million and $41.8 million, respectively, related to interest-only loans.

During the first quarter of 2008, the Company transferred $48.2 million from the loans held for sale portfolio to the loans receivable portfolio. The Company transferred the loans because they were deemed not salable to the Agencies. The Company has the ability and intent to hold these loans until maturity.

At December 31, 2008 and 2007, loans held for sale amounting to $165.9 million and $189.0 million, respectively, were pledged to secure financing agreements with local financial institutions, and for which the creditor has the right to repledge this collateral.

As of December 31, 2008 and 2007, the Company had a net deferred origination fee on loans held for sale amounting to $0.6 million and $0.9 million, respectively.

At December 31, 2008 and 2007, the loans held for sale portfolio includes $165.6 million and $126.0 million, respectively, related to defaulted loans backing GNMA securities for which the Company has an unconditional option (but not an obligation) to repurchase the defaulted loans. Payment on these loans is guaranteed by FHA.

III-41

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Notes to consolidated financial statements for Doral Financial Corporation

As of December 31, the aggregated amortized cost and approximate fair value of loans held for sale were as follows:

		Approximate
	Amortized cost	fair value

	(in thousands)

2008	$386,610	$394,051

2007	$418,556	$419,865

12.  LOANS RECEIVABLE

Loans receivable are related to the Company’s banking operations and consisted of:

	December 31,
	2008	2007

	(in thousands)

Construction loans(1)	$506,031	$588,175
Residential mortgage loans	3,650,222	3,340,162
Commercial-secured by real estate	757,112	767,441
Consumer-other:
Personal loans	37,844	44,810
Auto loans	122	195
Credit cards	26,034	19,047
Overdrawn checking account	668	164
Revolving lines of credit	25,520	26,941
Lease financing receivables	23,158	33,457
Commercial non-real estate	136,210	126,484
Loans on savings deposits	5,240	11,037
Land secured	118,870	119,232

Loans receivable, gross(2)	5,287,031	5,077,145

Less:
Discount on loans transferred(3)	(15,735)	(17,615)
Unearned interest and deferred loan fees/costs, net	(19,583)	(8,597)
Allowance for loan and lease losses	(132,020)	(124,733)

	(167,338)	(150,945)

Loans receivable, net	$5,119,693	$4,926,200

(1)	Includes $422.6 million and $422.4 million of construction loans for residential housing projects as of December 31, 2008 and 2007, respectively. Also includes $83.4 million and $165.8 million of construction loans for commercial, condominiums and multifamily projects as of December 31, 2008 and 2007, respectively.

(2)	Includes $282.2 million and $99.3 million of interest-only loans principally related to the construction loan portfolio as of December 31, 2008 and 2007, respectively.

(3)	Relates to $1.4 billion of loans transferred during 2007 from the loans held for sale portfolio to the loans receivable portfolio.

Fixed-rate loans and adjustable-rate loans were approximately $4.7 billion and $0.6 billion at December 31, 2008, and $4.2 billion and $0.9 billion, at December 31, 2007, respectively.

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Notes to consolidated financial statements for Doral Financial Corporation

The adjustable rate loans, mostly composed of construction loans for residential projects, land loans, commercial real estate, commercial non-real estate and certain consumer loans, have interest rate adjustment limitations and are generally tied to interest rate market indices (primarily Prime Rate and 3-month LIBOR). Future market factors may affect the correlation of the interest rate adjustment with the rate the Company pays on the short-term deposits that have primarily funded these loans.

As of December 31, 2008 and 2007, the Company had a net deferred origination fee on loans receivable amounting to $17.4 million and $10.9 million, respectively.

As of December 31, 2008 and 2007, loans held for investment amounting to $199.6 million and $212.5 million, respectively, were pledged to secure financing agreements with local financial institutions, and for which the creditor has the right to repledge this collateral.

The following table summarizes the Company’s impaired loans and the related allowance:

	December 31,
	2008	2007	2006

		(in thousands)

Impaired loans with allowance	$207,949	$263,234	$112,434
Impaired loans without allowance	120,378	34,320	27,210

Total impaired loans	$328,327	$297,554	$139,644

Related allowance	$45,099	$53,973	$22,567
Average impaired loans	$317,844	$257,478	$92,923

As of December 31, 2008 and 2007, the Company had loans receivable and loans held for sale, including impaired loans, on which the accrual of interest income had been discontinued, amounting to approximately $721.7 million and $523.0 million, respectively. For the year ended December 31, 2008 and 2007, the Company would have recognized $24.6 million and $22.8 million, respectively, in additional interest income had all delinquent loans been accounted for on an accrual basis.

The Company engages in the restructuring of the debt of borrowers who are delinquent due to economic or legal reasons, if the Company determines that it is in the best interest for both the Company and the borrower to do so. In some cases, due to the nature of the borrower’s financial condition, the restructure or loan modification fits the definition of Troubled Debt Restructuring (“TDR”) as defined by the SFAS 15 “Accounting by Debtors and Creditors of Troubled Debt Restructurings”. Such restructures are identified as TDRs and accounted for based on the provisions SFAS No. 114, “Accounting by Creditors for Impairment of a Loan”. As of December 31, 2008, the Company had restructured $163.9 million, $38.0 million and $67.8 million of residential construction, commercial and residential mortgage loans within its portfolio, respectively, that fit the definition of TDR’s.

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Notes to consolidated financial statements for Doral Financial Corporation

13.  ALLOWANCE FOR LOAN AND LEASE LOSSES

Changes in the allowance for loan and lease losses were as follows:

	Year ended December 31,
	2008	2007	2006

		(in thousands)

Balance at beginning of year	$124,733	$67,233	$35,044
Provision for loan and lease losses	48,856	78,214	39,829
Recoveries	1,011	802	822
Losses charged to the allowance	(42,580)	(21,516)	(8,462)

Balance at the end of year	$132,020	$124,733	$67,233

14.  RELATED PARTY TRANSACTIONS

The following table summarizes certain information regarding Doral Financial’s loans outstanding to officers, directors and 5% or more stockholders for the periods indicated.

	December 31,
	2008	2007

	(in thousands)

Balance at beginning of period	$5,090	$5,719
New loans	58	4,164
Repayments	(101)	(2,469)
Loans sold	(511)	(2,324)
Loans of former officers	(1,957)	—

Balance at end of period(1)	$2,579	$5,090

(1)	At December 31, 2008 and 2007, none of the loans outstanding to officers, directors and 5% or more stockholders were delinquent.

At December 31, 2008 and 2007, the amount of loans outstanding to officers, directors and 5% or more stockholders secured by mortgages on real estate amounted to $2.4 million and $4.5 million, respectively.

Since 2000, Doral Financial has conducted business with an entity that provides property inspection services and is co-owned by the spouse of an Executive VP of the Company. The amount paid by the Company to this entity for the year ended December 31, 2008 and 2007, amounted to $1.7 million and $1.4 million, respectively.

At December 31, 2008 and 2007, the Company assumed $1.3 million and $1.9 million, respectively, of the professional services expense related to Doral Holdings.

At December 31, 2008 and 2007, Doral Financial’s banking subsidiaries had deposits from officers, directors, employees and principal stockholders of the Company amounting to approximately $2.3 million and $2.6 million, respectively.

15.  ACCOUNTS RECEIVABLE

The Company’s accounts receivable amounted to $45.4 million and $30.3 million as of December 31, 2008 and 2007, respectively. The increase in accounts receivable as of December 31, 2008 was primarily related to the recognition of a receivable of $21.7 million, net of an allowance for claim receivable of $21.6 million, related to the Lehman Brothers Transaction.

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Notes to consolidated financial statements for Doral Financial Corporation

Lehman Brothers Transactions

Doral Financial Corporation and Doral Bank PR (combined “Doral”), had counterparty exposure to Lehman Brothers, Inc. (“LBI”) in connection with repurchase financing agreements and forward TBA (“To-Be Announced”) agreements. LBI was placed in a Securities Investor Protection Corporation (“SIPC”) liquidation proceeding after the filing for bankruptcy of its parent Lehman Brothers Holdings, Inc. The filing of the SIPC liquidation proceeding was an event of default under the repurchase agreements and the forward agreements resulting in their termination as of September 19, 2008.

The termination of the agreements led to a reduction in the Company’s total assets and total liabilities of approximately $509.8 million. The termination of the agreements caused Doral to recognize a previously unrealized loss on the value of the securities subject to the agreements, resulting in a $4.2 million charge during the third quarter of 2008. Doral filed a claim with the SIPC trustee for LBI that it is owed approximately $43.3 million, representing the excess of the value of the securities held by LBI above the amounts owed by Doral under the agreements, plus ancillary expenses and damages. Doral has fully reserved ancillary expenses and interest. In December 2008, the SIPC trustee announced that final submission of claims for customers was January 2009 and set a deadline of June 2009 for other creditor claims. They also announced that they expect to have enough assets to cover customer claims but stated that they could not determine at this point what would be available to pay general creditors. Based on this information, Doral determined that the process will likely take more than a year and that mounting legal and operating costs would likely impair the ability of LBI to pay 100% of the claims, especially for general creditors. The fourth quarter also saw the continued decline in asset values and management concluded that it was likely that LBI assets would also decline in value. Management evaluated this receivable in accordance with the guidance provided by SFAS No. 5, “Accounting for Contingencies” (“SFAS 5”), and related pronouncements. As a result, Doral accrued a loss of $21.6 million against the $43.3 million owed by LBI as of December 31, 2008. The net receivable of $21.7 million is recorded in “Accounts Receivable” on the Consolidated Statements of Financial Condition. Determining the reserve amount requires management to use considerable judgment and is based on the facts currently available. As additional information on the SIPC proceeding becomes available, Doral may need to accrue further losses or reverse losses already accrued.

The actual loss that may ultimately be incurred by Doral with respect to its pending LBI claim may have a significant adverse impact on the Company’s results of operations.

16.  SERVICING ACTIVITIES

Effective January 1, 2007, under SFAS No. 156, “Accounting for Servicing of Financial Assets”, Doral Financial elected to apply fair value accounting to its MSRs. The Company engages third party specialists to assist with its valuation of the entire servicing portfolio (governmental, conforming and non-conforming portfolios). The fair value of the MSRs is determined based on a combination of market information on trading activity (MSR trades and broker valuations), benchmarking of servicing assets (valuation surveys) and cash flow modeling. The valuation of the Company’s MSRs incorporate two sets of assumptions: (1) market derived assumptions for discount rates, servicing costs, escrow earnings rate, float earnings rate and cost of funds and (2) market derived assumptions adjusted for the Company’s loan characteristics and portfolio behavior, for escrow balances, delinquencies and foreclosures, late fees, prepayments and prepayment penalties.

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Notes to consolidated financial statements for Doral Financial Corporation

The components of net servicing (loss) income are shown below:

	Year ended December 31,
	2008	2007

	(in thousands)

Servicing fees (net of guarantee fees)	$31,572	$35,378
Late charges	9,058	9,057
Prepayment penalties	417	635
Interest loss	(6,733)	(3,969)
Other servicing fees	628	386

Servicing income, gross	34,942	41,487
Changes in fair value of mortgage servicing rights	(42,642)	(20,800)

Total net servicing (loss) income	$(7,700)	$20,687

Set forth below is a summary of the components of net servicing income for the year ended December 31, 2006 (prior to implementation of SFAS No. 156).

Year ended
December 31,
2006

(in thousands)

Servicing fees (net of guarantee fees)	$36,557
Late charges	9,470
Prepayment penalties	1,024
Interest loss	(4,601)
Other servicing fees	251

Servicing income, gross	42,701
Amortization of servicing assets	(31,211)
Net impairment of servicing assets	(4,586)

Servicing income, net	$6,904

Upon the adoption of SFAS No. 156, the Company recorded a cumulative effect adjustment to retained earnings (net of tax) as of the beginning of January 1, 2007 for the difference between the fair value and the carrying amount to bring the December 31, 2006 MSRs balance to fair value. The table below reconciles the balance of MSRs as of December 31, 2006 and January 1, 2007.

(in thousands)

Balance at December 31, 2006	$176,367
Adjustment upon adoption of SFAS No. 156	1,517

Balance at January 1, 2007	$177,884

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Notes to consolidated financial statements for Doral Financial Corporation

The changes in servicing assets for the years ended December 31, 2008, 2007 and 2006 are shown below:

	Year ended December 31,
	2008	2007	2006

		(in thousands)

Balance at beginning of year	$150,238	$177,884	$156,812
Capitalization of servicing assets	7,387	5,305	50,028
Sales of servicing assets(1)	—	(9,581)	—
MSRs reversal on loans purchased(2)	(587)	(2,570)	—
Net servicing assets recognized as part of the restructured mortgage loan sale transactions	—	—	11,351
Rights purchased	—	—	209
Amortization	—	—	(31,211)
Application of valuation allowance to write-down permanently impaired servicing assets	—	—	(410)

Balance before valuation allowance at end of year	157,038	171,038	186,779
Change in fair value (2008 and 2007), valuation allowance for temporary impairment (2006)	(42,642)	(20,800)	(10,412)

Balance at end of year(3)	$114,396	$150,238	$176,367

(1)	Amount represents MSRs sales related to $693.9 million in principal balance of mortgage loans.

(2)	Amount represents the adjustment of MSRs fair value related to repurchase of $26.7 million and $276.8 million in principal balance of mortgage loans serviced for others as of December 31, 2008 and 2007, respectively.

(3)	Outstanding balance of loans serviced for third parties amounted to $9.5 billion and $10.1 billion as of December 31, 2008 and 2007, respectively.

Prior to the adoption of SFAS No. 156, the Company’s MSRs impairment charges were recognized through a valuation allowance for each individual stratum of servicing assets. The valuation allowance was adjusted to reflect the amount, if any, by which the cost basis of the servicing asset for a given stratum of loans being serviced exceeded its fair value. Any fair value in excess of the cost basis of the servicing asset for a given stratum was not recognized. Other-than-temporary impairment, if any, was recognized as a direct write-down of the servicing assets, and the valuation allowance was created to reduce the cost basis of the servicing asset.

Changes in the impairment allowance for the year ended December 31, 2006 was as follows:

Year ended
December 31,
2006

(in thousands)

Balance at beginning of year	$6,236
Temporary impairment charges	9,905
Write-down for other than temporary impairment of servicing assets	(410)
Recoveries	(5,319)

Balance at end of year	$10,412

The Company’s mortgage servicing portfolio amounted to approximately $13.7 billion, $13.8 billion and $15.3 billion at December 31, 2008, 2007 and 2006, respectively, including $4.2 billion,

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Notes to consolidated financial statements for Doral Financial Corporation

$3.7 billion and $3.3 billion, respectively, of mortgage loans owned by the Company for which no servicing asset has been recognized.

During the year ended December 31, 2006, the Company purchased servicing rights of approximately $16.4 million in principal amount of mortgage loans. During 2008 and 2007, the Company did not purchase servicing rights.

Under most of the servicing agreements, the Company is required to advance funds to make scheduled payments to investors, if payments due have not been received from the mortgagors. At December 31, 2008 and 2007, mortgage-servicing advances amounted to $28.1 million and $31.8 million, respectively. Also, the Company maintained a reserve related to these advances which amounted to $9.7 million and $11.1 million at December 31, 2008 and 2007, respectively.

In general, Doral Financial’s servicing agreements are terminable by the investors for cause. The Company’s servicing agreements with FNMA permit FNMA to terminate the Company’s servicing rights if FNMA determines that changes in the Company’s financial condition have materially adversely affected the Company’s ability to satisfactorily service the mortgage loans. Approximately 29% of Doral Financial’s mortgage loan servicing on behalf of third parties relates to mortgage servicing for FNMA. Termination of Doral Financial’s servicing rights with respect to FNMA or other parties for which it provides servicing could have a material adverse effect on the results of operations and financial condition of Doral Financial.

17.  SALES AND SECURITIZATIONS OF MORTGAGE LOANS

As disclosed in Note 2, the Company routinely originates, securitizes and sells mortgage loans into the secondary market. As a result of this process, the Company typically retains the servicing rights and, in the past, also retained interest-only strips. The Company’s retained interests are subject to prepayment and interest rate risk.

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Notes to consolidated financial statements for Doral Financial Corporation

Key economic assumptions used in determining the fair value at the time of sale ranged as follows:

	Servicing assets		Interest-only strips
	Minimum	Maximum	Minimum	Maximum

2008:
Constant prepayment rate:
Government—guaranteed mortgage loans	11.88%	11.88%	N/A	N/A
Conventional conforming mortgage loans	10.76%	13.94%	N/A	N/A
Conventional non-conforming mortgage loans	14.90%	23.34%	8.55%	16.20%
Residual cash flow discount rate:
Government—guaranteed mortgage loans	10.50%	10.50%	N/A	N/A
Conventional conforming mortgage loans	9.04%	9.22%	N/A	N/A
Conventional non-conforming mortgage loans	14.05%	14.23%	6.47%	27.28%
2007:
Constant prepayment rate:
Government—guaranteed mortgage loans	7.74%	11.91%	N/A	N/A
Conventional conforming mortgage loans	7.79%	13.99%	N/A	N/A
Conventional non-conforming mortgage loans	7.24%	38.27%	8.88%	10.22%
Residual cash flow discount rate:
Government—guaranteed mortgage loans	10.50%	10.50%	N/A	N/A
Conventional conforming mortgage loans	9.00%	10.98%	N/A	N/A
Conventional non-conforming mortgage loans	13.80%	15.00%	8.48%	12.69%
2006:
Constant prepayment rate:
Government—guaranteed mortgage loans	9.07%	14.06%	N/A	N/A
Conventional conforming mortgage loans	8.49%	22.79%	N/A	N/A
Conventional non-conforming mortgage loans	11.86%	47.77%	11.16%	16.33%
Residual cash flow discount rate:
Government—guaranteed mortgage loans	10.50%	10.50%	N/A	N/A
Conventional conforming mortgage loans	9.00%	10.50%	N/A	N/A
Conventional non-conforming mortgage loans	13.99%	14.86%	8.98%	14.05%

At December 31, 2008 and 2007, fair values of the Company’s retained interests were based on internal and external valuation models that incorporate market driven assumptions, such as discount rates, prepayment speeds and implied forward LIBOR rates (in the case of variable IOs), adjusted by the particular characteristics of the Company’s servicing portfolio. The weighted-averages of the key economic assumptions used by the Company in its internal and external valuation models and the sensitivity of the current fair value of residual cash flows to immediate 10 percent and 20 percent adverse changes in those assumptions for mortgage loans at December 31, 2008, were as follows:

	Servicing assets	Interest-only strips

	(dollars in thousands)

Carrying amount of retained interest	$114,396	$52,179
Weighted-average expected life (in years)	6.35	4.69
Constant prepayment rate (weighted-average annual rate)	13.58%	12.74%
Decrease in fair value due to 10% adverse change	$(4,630)	$(2,441)
Decrease in fair value due to 20% adverse change	$(8,906)	$(4,670)
Residual cash flow discount rate (weighted-average annual rate)	11.41%	13.00%
Decrease in fair value due to 10% adverse change	$(4,122)	$(535)
Decrease in fair value due to 20% adverse change	$(7,965)	$(992)

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Notes to consolidated financial statements for Doral Financial Corporation

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments), which may magnify or offset the sensitivities.

The activity of interest-only strips as of December 31, is shown below:

	2008	2007	2006

		(in thousands)

Balance at beginning of year	$51,928	$49,926	$74,034
Amortization	(5,398)	(6,552)	(16,520)
Negative IO value eliminated as part of the mortgage loans sale transactions restructured (mortgage loans repurchased)	—	—	18,190
Negative value of IOs sold	—	—	16,189
Gain (loss) on the value of IOs	5,649	8,554	(41,967)

Balance at end of year	$52,179	$51,928	$49,926

The following table presents a detail of the cash flows received on Doral Financial’s portfolio of IOs for 2008, 2007 and 2006:

	Year ended December 31,
	2008	2007	2006

		(in thousands)

Total cash flows received on IO portfolio	$12,560	$12,533	$23,042
Amortization of IOs, as offset to cash flows	(5,398)	(6,552)	(16,520)

Net cash flows recognized as interest income	$7,162	$5,981	$6,522

For the year ended December 31, 2008, net gain on mortgage loan sales and fees amounted to $13.1 million, compared to a gain of $2.2 million and a loss of $34.5 million for the corresponding periods in 2007 and 2006, respectively. Total loan sales amounted to $428.8 million, $296.1 million and $4.2 billion (including $3.1 billion of sales relating to restructuring of prior mortgage loan transfers classified as secured borrowings as part of the restatement) for 2008, 2007 and 2006, respectively.

In the ordinary course of the business, Doral Financial makes certain representations and warranties to purchasers and insurers of mortgage loans at the time of the loan sales to third parties regarding the characteristics of the loans sold, and in certain circumstances, such as in the event of early or first payment default. To the extent the loans do not meet specified characteristics, if there is a breach of contract of a representation or warranty or if there is an early payment default, Doral Financial may be required to repurchase the mortgage loan and bear any subsequent loss related to the loan. For the years ended December 31, 2008 and 2007, repurchases amounted to $4.0 million and $3.7 million, respectively. For the year ended December 31, 2008 the Company recognized a loss of approximately $156,000 of repurchases related to representations and warranties.

Under many of its servicing contracts, Doral Financial must advance all or part of the scheduled payments to the owner of an outstanding mortgage loan, even when mortgage loan payments are delinquent. In addition, in order to protect their liens on mortgaged properties, owners of mortgage loans usually require that Doral Financial, as servicer, pay mortgage and hazard insurance and tax payments on schedule even if sufficient escrow funds are not available. Doral Financial generally recovers its advances from the mortgage owner or from liquidation proceeds when the mortgage loan is

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Notes to consolidated financial statements for Doral Financial Corporation foreclosed. However, in the interim, Doral Financial must absorb the cost of the funds it advances during the time the advance is outstanding. Doral Financial must also bear the costs of attempting to collect on delinquent and defaulted mortgage loans. In addition, if a default is not cured, the mortgage loan will be canceled as part of the foreclosure proceedings and Doral Financial will not receive any future servicing income with respect to that loan.

In the past, in relation to its asset securitization and loan sale activities, Doral Financial sold pools of delinquent FHA and VA and conventional mortgage loans. Under these arrangements, Doral Financial is required to advance the scheduled payments whether or not collected from the underlying borrower. While Doral Financial expects to recover a significant portion of the amounts advanced through foreclosure or, in the case of FHA/VA loans, under the applicable FHA and VA insurance and guarantee programs, the amounts advanced tend to be greater than normal arrangements because of the delinquent status of the loans.

In addition, Doral Financial’s loan sale activities in the past included certain mortgage loan sale and securitization transactions subject to recourse arrangements that require Doral Financial to repurchase or substitute the loan if the loans are 90—120 days or more past due or otherwise in default. The Company also required paying interest on delinquent loans in the form of servicing advances. Under certain of these arrangements, the recourse obligation is terminated upon compliance with certain conditions, which generally involve: (1) the lapse of time (normally from four to seven years), (2) the lapse of time combined with certain other conditions such as the unpaid principal balance of the mortgage loans falling below a specific percentage (normally less than 80%) of the appraised value of the underlying property or (3) the amount of loans repurchased pursuant to recourse provisions reaching a specific percentage of the original principal amount of loans sold (generally from 10% to 15%). As of December 31, 2008, the Company’s records reflected that the outstanding principal balance of loans sold subject to full or partial recourse was $1.1 billion. As of such date, the Company’s records also reflected that the maximum contractual exposure to Doral Financial if it were required to repurchase all loans subject to recourse was $1.0 billion. Doral Financial’s contingent obligation with respect to its recourse provision is not reflected on the Company’s Consolidated Financial Statements, except for a liability of estimated losses from such recourse agreements. The Company’s approach for estimating its liability for expected losses from recourse obligations was based on the amount that would be required to pay for mortgage insurance to a third party in order to be relieved of its recourse exposure on these loans. During the third quarter of 2008, Doral Financial refined its estimate for determining expected losses from recourse obligations as it began to develop more data regarding historical losses from foreclosure and disposition of mortgage loans adjusted for expectations of changes in portfolio behavior and market environment. This actual data on losses showed a substantially different experience than that used for newer loans for which insurance quotes are published.

Doral Financial reserves for its exposure to recourse and the other credit-enhanced transactions explained above amounted to $8.8 million and $9.7 million at December 31, 2008, and $11.8 million and $11.1 million at December 31, 2007, respectively. The change in the approach used to estimate the extent of the expected losses for these exposures in the underlying reserves resulted in a $0.6 million change.

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Notes to consolidated financial statements for Doral Financial Corporation

18.  PREMISES AND EQUIPMENT

Premises and equipment and useful lives used in computing depreciation consisted of:

	Useful lives in	December 31,
	years	2008	2007

		(in thousands)

Office buildings	30-40	$68,209	$61,927
Office furniture and equipment	3-5	63,496	75,146
Leasehold and building improvements	5-10	55,216	53,483
Automobiles	5	386	386

		187,307	190,942
Less—accumulated depreciation and amortization		(98,272)	(103,731)

		89,035	87,211
Land		14,797	14,797
Construction in progress		901	4,309

		$104,733	$106,317

Approximately 8,318 square feet are leased to tenants unrelated to Doral Bank PR. As of December 31, 2008, the amount of accumulated depreciation on property held for leasing purposes amounted to $0.6 million.

For the years ended December 31, 2008 and 2007, depreciation and amortization expenses amounted to $16.0 million and $17.6 million, respectively.

19.  GOODWILL

At December 31, 2008 and 2007, goodwill amounted to $4.4 million and was assigned to the Mortgage Banking segment. Goodwill is recorded in “Other assets” on the Consolidated Statements of Financial Condition.

The Company performed impairment tests of its goodwill for the years ended December 31, 2008, 2007 and 2006 using a discounted cash flow analysis and determined that there was no impairment.

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Notes to consolidated financial statements for Doral Financial Corporation

20.  SOURCES OF BORROWING

At December 31, 2008, the scheduled aggregate annual contractual maturities (or estimates in the case of loans payable and a note payable with a local institution) of the Company’s borrowings were approximately as follows:

		Repurchase	Advances from	Other short-term	Loans	Notes
	Deposits	agreements(1)	FHLB(1)	borrowings	payable(2)	payable	Total

			(in thousands)

2009	$3,374,053	$381,447	$273,480	$351,600	$53,961	$6,357	$4,440,898
2010	295,973	750,500	590,500	—	47,012	5,571	1,689,556
2011	153,412	69,000	338,420	—	40,919	6,510	608,261
2012	136,041	—	282,000	—	35,580	36,726	490,347
2013	108,553	606,500	139,000	—	30,901	7,565	892,519
2014 and thereafter	334,740	100,000	—	—	158,403	214,139	807,282

	$4,402,772	$1,907,447	$1,623,400	$351,600	$366,776	$276,868	$8,928,863

(1)	Includes $278.5 million of repurchase agreements with an average rate of 4.88% and $304.0 million in advances from FHLB-NY with an average rate of 5.40%, which the lenders have the right to call before their contractual maturities beginning in January 2009.

(2)	Secured borrowings with local financial institutions, collateralized by real estate mortgages at fixed and variable interest rates tied to 3-month LIBOR. These loans are not subject to scheduled principal payments, but are payable according to the regular schedule amortization and prepayments of the underlying mortgage loans. For purposes of the table above the Company used a CPR of 12.74% to estimate the repayments.

21.	DEPOSIT ACCOUNTS

At December 31, deposits and their weighted-average interest rates are summarized as follows:

	2008		2007
	Amount	%	Amount	%

	(dollars in thousands)

Certificates of deposit	$3,194,379	4.27	$2,998,684	4.79
Regular savings	338,784	2.44	317,436	3.15
NOW accounts and other transaction accounts	356,988	1.39	389,482	2.23
Money markets accounts	276,638	2.83	319,601	4.83

Total interest-bearing	4,166,789	3.78	4,025,203	4.41
Non interest-bearing deposits	235,983	—	242,821	—

Total deposits	$4,402,772	3.58	$4,268,024	4.16

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Notes to consolidated financial statements for Doral Financial Corporation

At December 31, 2008 and 2007, certificates of deposit over $100,000 amounted to approximately $2.8 billion and $2.7 billion, respectively. Brokered certificates of deposit amounted to $2.7 billion and $2.5 billion at December 31, 2008 and 2007, respectively. The banking subsidiaries had brokered certificates of deposit maturing as follows:

As of
December 31,
2008

(in thousands)

2009	$1,706,678
2010	231,614
2011	140,994
2012	133,173
2013	105,190
2014 and thereafter	334,656

$2,652,305

The Company, as a servicer of loans, is required to maintain certain balances on behalf of the borrowers called custodial and escrow funds. At December 31, 2008, custodial and escrow funds amounted to approximately $106.0 million (2007 —$120.0 million), of which $85.8 million were deposited with Doral Bank PR (2007—$97.4 million). The remaining escrow funds were deposited with other banks and therefore excluded from the Company’s assets and liabilities.

22.	SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The following summarizes significant data about securities sold under agreements to repurchase for the years ended December 31, 2008 and 2007.

	2008	2007

	(dollars in thousands)

Carrying amount as of December 31,	$1,907,447	$1,444,363

Average daily aggregate balance outstanding	$1,974,732	$2,788,039

Maximum balance outstanding at any month-end	$2,291,119	$3,689,187

Weighted-average interest rate during the year	4.08%	4.48%

Weighted-average interest rate at year end	3.62%	4.97%

The Company had counterparty exposure to Lehman Brothers, Inc. (“LBI”) in connection with repurchase financing agreements. LBI was placed in a Securities Investor Protection Corporation (“SIPC”) liquidation proceeding after the filing for bankruptcy of its parent Lehman Brothers Holdings, Inc. This termination resulted in the reduction of $504.0 million in repurchase agreements as of September 30, 2008. Please refer to Note 15 for additional information.

The Company recognized a loss of $14.8 million for the year ended December 31, 2007 in connection with an early extinguishment of certain securities sold under agreements to repurchase.

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Notes to consolidated financial statements for Doral Financial Corporation

Securities sold under agreements to repurchase as of December 31, 2008, grouped by counterparty, were as follows:

		Weighted-average
	Repurchase	maturity
Counterparty	liability	(in months)

	(dollars in thousands)

Credit Suisse	$315,500	24
CitiGroup Global Markets	450,000	17
Merrill Lynch, Pierce, Fenner & Smith, Inc.	200,000	39
Federal Home Loan Bank of New York	743,500	43
Goldman Sachs	198,447	—

Total	$1,907,447	29

The following table presents the carrying and market values of securities available for sale pledged as collateral at December 31, shown by maturity of the repurchase agreement. The information in this table excludes repurchase agreement transactions which were collateralized with securities or other asset held for trading or which have been obtained under agreement to resell:

	2008				2007
	Carrying	Market	Repurchase	Repo	Carrying	Market	Repurchase	Repo
	value	value	liability	rate	value	value	liability	rate

	(dollars in thousands)

Mortgage-Backed Securities
GNMA
Term over 90 days	$17,727	$17,907	$16,000	4.03%	$—	$—	$—	—
FNMA
Term of 30 to 90 days	89,456	89,471	83,000	2.57%
Term over 90 days	708,018	722,993	523,300	3.68%	173,185	175,225	172,293	4.19%
CMO Government Sponsored Agencies
Term over 90 days	846,444	841,196	751,900	4.03%	—	—	—	—
CMO Private
Label
Term over 90 days	384,889	271,172	188,000	5.08%	212,742	202,255	188,500	5.91%
Debt Securities
FHLB Notes
Term over 90 days	—	—	—	—	227,464	226,886	219,700	5.88%
FHLB and FHLMC
Zero Coupons
Term over 90 days	—	—	—	—	314,423	306,203	285,789	4.47%
FHLMC and FNMA
Notes
Term over 90 days	185,861	185,772	146,800	4.86%	78,794	78,774	75,518	4.19%
U.S. Treasury
Term over 90 days	—	—	—	—	108,949	104,873	94,364	5.84%

	$2,232,395	$2,128,511	$1,709,000	4.04%	$1,115,557	$1,094,216	$1,036,164	5.09%

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Notes to consolidated financial statements for Doral Financial Corporation

23.	ADVANCES FROM FEDERAL HOME LOAN BANK

Advances from FHLB consisted of the following:

	December 31,
	2008	2007

	(in thousands)

Non-callable advances with maturities ranging from February 2009 to May 2013 (2007-March 2008 to October 2012), at various fixed rates averaging 3.77% and 4.60% at December 31, 2008 and 2007, respectively	$974,400	$535,000
Non-callable advances with maturities ranging from September 2009 to November 2012 (2007-September 2008 to November 2012), tied to 1-month LIBOR adjustable monthly, at various variable rates averaging 0.49% and 4.88% at December 31, 2008 and 2007, respectively	145,000	195,000
Non-callable advances due on July 6, 2010, tied to 3-month LIBOR adjustable quarterly at a rate of 4.17% and 5.21% at December 31, 2008 and 2007, respectively	200,000	200,000
Callable advances with maturities ranging from July 2009 to March 2012, at various fixed rates averaging 5.40% at December 31, 2008 and 2007, respectively, callable at various dates beginning on January 2009 (2007-January 2008)	304,000	304,000

	$1,623,400	$1,234,000

At December 31, 2008, the Company had pledged qualified collateral in the form of mortgage and investments and mortgage-backed securities with a market value of $1.9 billion to secure the above advances from FHLB, which generally the counterparty is not permitted to sell or repledge.

24.	OTHER SHORT-TERM BORROWINGS

Other short-term borrowings as of December 31, 2008 consisted of the following:

(in thousands)

Borrowings with the Federal Home Loan Bank, collateralized by securities at a fixed rate of 0.46%, maturing on January 2, 2009	$55,000
Borrowings with the Federal Reserve Bank, collateralized by securities at a fixed rate of 1.39%, maturing on January 2, 2009	10,000
Borrowings with the Federal Reserve Bank, collateralized by securities at a fixed rate of 0.60%, maturing on January 29, 2009	138,600
Borrowings with the Federal Reserve Bank, collateralized by securities at a fixed rate of 0.42%, maturing on February 26, 2009	148,000

$351,600

Maximum borrowings outstanding at any month end during 2008 were $351.6 million. The approximate average daily outstanding balance of short-term borrowings during the year was $37.7 million. The weighted-average interest rate of such borrowings, computed on a daily basis, was 0.62% in 2008. The weighted-average interest rate of such borrowings at year end was 0.52% in 2008.

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Notes to consolidated financial statements for Doral Financial Corporation

25.	LOANS PAYABLE

At December 31, 2008 and 2007, loans payable consisted of financing agreements with local financial institutions secured by mortgage loans.

Outstanding loans payable consisted of the following:

	December 31,
	2008	2007

	(in thousands)

Secured borrowings with local financial institutions, collateralized by real estate mortgage loans, at variable interest rates tied to 3-month LIBOR averaging 5.00% and 6.85% at December 31, 2008 and 2007, respectively	$344,257	$377,487
Secured borrowings with local financial institutions, collateralized by real estate mortgage loans, at fixed interest rates averaging 7.42% and 7.43% at December 31, 2008 and 2007, respectively	22,519	25,214

	$366,776	$402,701

Maximum borrowings outstanding at any month end during 2008 and 2007 were $393.2 million and $439.6 million, respectively. The approximate average daily outstanding balance of loans payable during the years were $380.8 million and $425.4 million, respectively. The weighted-average interest rate of such borrowings, computed on a daily basis, was 4.95% in 2008 and 6.78% in 2007.

26.	NOTES PAYABLE

Notes payable consisted of the following:

	December 31,
	2008	2007

	(in thousands)

$100 million notes, net of discount, bearing interest at 7.65%, due on March 26, 2016, paying interest monthly	$98,459	$98,307
$30 million notes, net of discount, bearing interest at 7.00%, due on April 26, 2012, paying interest monthly	29,709	29,634
$40 million notes, net of discount, bearing interest at 7.10%, due on April 26, 2017, paying interest monthly	39,374	39,322
$30 million notes, net of discount, bearing interest at 7.15%, due on April 26, 2022, paying interest monthly	29,446	29,423
Bonds payable secured by mortgage on building at fixed rates ranging from 6.40% to 6.90%, with maturities ranging from June 2009 to December 2029 (2007—June 2008 to December 2029), paying interest monthly	40,335	41,190
Bonds payable at a fixed rate of 6.25%, with maturities ranging from December 2010 to December 2029, paying interest monthly	7,600	7,600
Note payable with a local financial institution, collateralized by IOs at a fixed rate of 7.75%, due on December 25, 2013, paying interest monthly	31,945	36,982

	$276,868	$282,458

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Notes to consolidated financial statements for Doral Financial Corporation

27.	ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	December 31,
	2008	2007

	(in thousands)

GNMA defaulted loans—buy-back option (Note 11)	$165,595	$125,984
Accrued interest payable	35,219	56,836
Accrued salaries and benefits payable	8,583	22,140
Customer mortgages and closing expenses payable	8,460	9,742
Recourse obligation	8,849	11,755
Swap fair value on cash flow hedges	15,612	937
Trading liabilities	187	1,951
Other accrued expenses	12,780	20,646
Unrecognized tax benefits	18,873	17,226
Tax payable	348	—
Dividends payable	683	683
Deferred rent obligation	1,940	1,789
Other liabilities	27,704	56,436

	$304,833	$326,125

28.	INCOME TAXES

Background

Income taxes include Puerto Rico income taxes as well as applicable federal and state taxes. As Puerto Rico corporations, Doral Financial and all of its Puerto Rico subsidiaries are generally required to pay federal income taxes only with respect to their income derived from the active conduct of a trade or business in the United States (excluding Puerto Rico) and certain investment income derived from U.S. assets. Any such tax is creditable, with certain limitations, against Puerto Rico income taxes. Except for the operations of Doral Bank NY and Doral Money, substantially all of the Company’s operations are conducted through subsidiaries in Puerto Rico. Doral Bank NY and Doral Money are U.S. corporations and are subject to U.S. income-tax on their income derived from all sources.

Under Puerto Rico Income Tax Law, the Company and its subsidiaries are treated as separate taxable entities and are not entitled to file consolidated tax returns.

The maximum statutory corporate income tax rate in Puerto Rico is 39.0%. In May 2006, the Government of Puerto Rico approved a one year transitory tax applicable only to the banking industry that raised the maximum statutory tax rate to 43.5% for taxable years commenced during calendar year 2006. For taxable years beginning after December 31, 2006, the maximum statutory tax rate was 39.0%.

Doral Financial enjoys an income tax exemption on interest income derived from FHA and VA mortgage loans financing the original acquisition of newly constructed housing in Puerto Rico and securities backed by such mortgage loans. Doral Financial also invests in U.S. Treasury and agency securities that are exempt from Puerto Rico taxation and are not subject to federal income taxation because of the portfolio interest deduction to which Doral Financial is entitled as a foreign corporation. On July 1, 2008, the Company transferred substantially all of the assets previously held at the international banking entity to Doral Bank PR to increase the level of its interest earning assets. Previously, Doral Financial used its international banking entity subsidiary to invest in various U.S. securities and U.S. mortgage-backed securities, for which interest income and gain on sale, if any, is

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exempt from Puerto Rico income taxation and excluded from federal income taxation on the basis of the portfolio interest deduction in the case of interest, and, in the case of capital gains, because the gains are sourced outside the United States.

Income tax expense

The components of income tax expense (benefit) for the years ended December 31, are summarized below:

	2008	2007	2006

	(in thousands)

Current income tax expense:
Puerto Rico	$1,642	$2,396	$406
United States	2,598	1,540	3,482

Total current income tax expense	4,240	3,936	3,888
Deferred income tax expense (benefit):
Puerto Rico	281,616	(134,344)	(51,868)
United States	145	(1,446)	(127)

Total deferred income tax expense (benefit)	281,761	(135,790)	(51,995)

Total income tax expense (benefit)	$286,001	$(131,854)	$(48,107)

The provision for income taxes of the Company differs from amounts computed by applying the applicable Puerto Rico statutory rate to income before taxes as follows:

	Year ended December 31,
	2008	2007	2006

	(dollars in thousands)

Loss before income taxes	$(32,258)	$(302,762)	$(272,008)

		% of		% of		% of
		Pre-tax		Pre-tax		Pre-tax
	Amount	loss	Amount	loss	Amount	loss

Tax at statutory rates	$12,581	39.0	$118,077	39.0	$112,883	41.5
Tax effect of exempt income, net of expense disallowance	4,393	13.6	2,794	0.9	5,365	2.0
Net income (loss) from the international banking entity	5,728	17.8	(27,583)	(9.1)	11,732	4.3
Net (increase) decrease in deferred tax valuation allowance(1)	(295,887)	(917.3)	99,327	29.8	(125,923)	(46.3)
Other, net	(12,816)	(39.7)	(51,761)	(17.0)	44,050	16.2

Income tax (expense) benefit	$(286,001)	(886.6)	$131,854	43.6	$48,107	17.7

(1)	Net of the effect, in 2007, of realization of NOLs (previously with a valuation allowance) related to intercompany transactions.

Deferred tax components

The Company’s deferred tax asset is composed primarily of the differential in the tax basis of IOs sold, net operating loss carry-forwards and other temporary differences arising from the daily operations of

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the Company. The largest component of the deferred tax asset arises from the differential in the tax basis of IOs sold.

During 2006, the Company entered into two separate agreements with the Puerto Rico Treasury Department regarding the Company’s deferred tax asset related to prior intercompany transfers of IOs (the “IO Tax Asset”). The first agreement, executed during the first quarter, confirmed the previously established tax basis of all the IO transfers within the DFC corporate group. The second agreement, executed during the third quarter of 2006, clarified that for Puerto Rico income tax purposes, the IO Tax Asset is a stand-alone intangible asset subject to a straight-line amortization based on a useful life of 15 years. Furthermore, the agreement provided that the IO Tax Asset could be transferred to any entity within the Doral corporate group, including the Puerto Rico banking subsidiary. The realization of the deferred tax asset is dependent upon the existence of, or generation of, taxable income during the remaining 11 year period (15 year original amortization period) in which the amortization deduction of the IO Tax Asset is available.

During the first quarter of 2008, the Company entered into an agreement with the Puerto Rico Treasury Department with respect to the allocation method (and period) of expenses incurred related to a settlement agreement (“Settlement Expenses”) that resulted from litigation related to the Company’s restatement. This agreement was effective as of December 31, 2007, and permits the total expense related to the settlement of the lawsuit ($96.0 million) to be allocated to any entity within the Company over a period of three years.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company’s deferred tax assets at December 31, were as follow:

	2008	2007

	(in thousands)

Deferred income tax asset resulting from:
Differential in tax basis of IOs sold	$234,630	$256,472
Net operating loss carry-forwards	125,134	121,337
Allowance for loan and lease losses	51,585	48,644
Provision for contingencies	12,520	—
Capital loss carry-forward	9,111	8,570
Net unrealized losses on trading and available for sale securities	17,822	10,970
MSRs	13,566	2,961
Net deferred loan origination fees/costs	4,827	2,049
Other reserves and allowances	40,171	29,169

Gross deferred tax asset	509,366	480,172
Valuation allowance	(388,539)	(87,312)

Net deferred tax asset	$120,827	$392,860

At December 31, 2008, the valuation allowance was $388.5 million, a $301.2 million increase over 2007. A large portion of this allowance was established during the fourth quarter of 2008 due to both (i) a three-year cumulative loss position in some of the Company’s Puerto Rico taxable entities, and (ii) that during the fourth quarter of the year were unable to meet the tax projection, due primarily to the global financial crisis which resulted in lower than expected net interest income and higher provisions for loan and lease losses. The allowance covers all deferred tax assets in two entities with cumulative three-year losses except for the IO deduction that will be transferred to the profitable Puerto Rico taxable entities in the amount of $83.9 million and the deferred tax asset on unrealized losses on available for sale securities of $19.3 million. The allowance also includes a valuation allowance of $5.3 million related to deferred taxes on unrealized losses on cash flow hedges.

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Net operating loss carry-forwards outstanding at December 31, 2008 expire as follows:

(in thousands)

2012	$113
2013	76,483
2014	18,818
2015	29,721

$125,135

The tax expense recognized for the year ended December 31, 2008 was primarily related to a charge through earnings of an additional valuation allowance on its deferred tax assets of approximately $295.9 million. The recognition of the income tax benefit for the year ended December 31, 2007 was principally related to changes in the Company’s valuation allowance for its deferred tax assets resulting from changes in earnings expectations used to evaluate the realization of the tax assets as a result of the Company’s $610.0 million recapitalization in July 2007.

The Company evaluates its deferred tax assets in accordance with SFAS No. 109, “Accounting for Income Taxes”, which states that deferred tax assets should be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax assets will not be realized. The valuation allowance should be sufficient to reduce the deferred tax asset to the amount that is more likely than not to be realized.

In assessing the realization of deferred tax assets, the Company considers the expected reversal of its deferred tax assets and liabilities, projected future taxable income, cumulative losses in recent years, and tax planning strategies, in making this assessment.

The determination of a valuation allowance on deferred tax assets requires judgment based on the weight of all available evidence and considering the relative impact of negative and positive evidence. Certain events occurred in the fourth quarter of 2008 that led management to reassess its expectations of the realization of its deferred tax assets and to conclude that an additional valuation allowance was necessary.

As of December 31, 2008, two of the Company’s Puerto Rico taxable entities had a three year cumulative loss in earnings before tax, and during the fourth quarter of the year were unable to meet the projected income, due primarily to a reduction in net interest income and increases in the provision for loan and lease losses. These two entities had a pretax loss of $36.9 million versus a projected pretax income of $8.4 million for the fourth quarter of 2008. For purposes of assessing the realization of the deferred tax assets, this fourth quarter 2008 pretax loss and the cumulative taxable loss position for these two entities are considered significant negative evidence and have caused management to conclude that the Company will not be able to fully realize the deferred tax assets related to those two entities in the future, considering the criteria of SFAS No. 109. Accordingly, as of December 31, 2008, the Company determined that it is more likely than not that $388.5 million of its gross deferred tax asset will not be realized and maintains a valuation allowance for that amount. For Puerto Rico taxable entities with positive core earnings, a valuation allowance on deferred tax assets has not been recorded since they are expected to continue to be profitable. At December 31, 2008, the net deferred tax asset associated with these companies was $16.5 million. Approximately $83.9 million of the IO tax asset would be realized through these entities. In management’s opinion, for these companies, the positive evidence of profitable core earnings outweighs any negative evidence.

As of December 31, 2007 and September 30, 2008, the Company’s deferred tax assets amounted to $480.2 million and $505.8 million, respectively, with a valuation allowance of $87.3 million and $92.6 million, respectively. At that time, the Company assessed the realization of the deferred tax assets by considering both the positive and negative evidence regarding its ability to generate sufficient taxable

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income. Positive evidence included realization of pre-tax income for the nine month period ended September 30, 2008, projected earnings attributable to the core business through the projection period, repayment of $625.0 million in senior notes on July 20, 2007, as a result of the recapitalization which served to significantly reduce interest expense, and the results of the leveraging plan. The Company believes that the losses incurred in 2006 and 2007 were due to specific and unusual events that were rooted in the restatement of the Company’s financial statements from 2000 to 2004, including expenses related to outside consultants, advisors, and lawyers, the settlement of the shareholder lawsuit, the expenses associated with its recapitalization and restructuring of its balance sheet to reduce the impact of legacy issues on its future earnings.

After the recapitalization and simultaneous corporate reorganization, the Company started operating under a different business model which enabled it achieve significant improvements in its operating results during the latter half of 2007 and in the first nine months of 2008. Positive evidence of the Company’s ability to realized its deferred tax assets also included the ability to isolate verifiable nonrecurring charges in historical losses, the core earnings of the business absent these nonrecurring items and the flexibility to move the IO Tax Asset amortization and the Settlement Expenses to profitable entities in accordance with Doral Financial’s agreements with the Puerto Rico Treasury Department. During the fourth quarter of 2007, the Company implemented certain tax planning actions in order to generate future taxable income that contributed to the reduction in its valuation allowance. These include the increase in interest earning assets of Doral Bank PR, through among other things, transferring certain assets from its international banking entity to Doral Bank PR. Negative evidence included lower than expected pre-tax income for the first nine months of 2008, and losses for the years ended December 31, 2007 and 2006, and the shorter operating loss carry-forward period of 7 years, as well as uncertainty regarding its ability to generate future taxable income and the then economic outlook. In assessing the realization of the deferred tax assets, management considered all sources of taxable income as detailed in SFAS No. 109, including its projection of future taxable income, cost reductions already effected and tax-planning strategies. At December 31, 2007 and September 30, 2008, management concluded that it was more likely than not that a portion of its gross deferred tax asset would not be realized and maintained a valuation allowance of $87.3 million and $92.6 million, respectively.

Management did not establish a valuation allowance on the deferred tax assets generated on the unrealized losses of its securities available for sale since it has the intent and ability to hold these until recovery of value and has therefore determined that a valuation allowance is not necessary at this time.

Failure to achieve sufficient projected taxable income in the entities and deferred tax assets where a valuation allowance has not been established, might affect the ultimate realization of the net deferred tax asset.

Management will reassess the realization of its deferred tax assets at each reporting period based on the criteria of SFAS No. 109. To the extent that earnings improve and the deferred tax assets become realizable, the Company may be able to reduce the valuation allowance through earnings.

FIN 48

As a result of the adoption of FIN 48, “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109”, on January 1, 2007, the Company recorded an adjustment to retained earnings of $2.4 million. As of December 31, 2008 and 2007, the Company had unrecognized tax benefits of $13.7 million and interest and penalties of $5.2 million and $3.7 million, respectively. The Company classifies all interest and penalties related to tax uncertainties as income tax expense. For both years ended December 31, 2008 and 2007, the Company recognized approximately $1.4 million in interest and penalties.

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Notes to consolidated financial statements for Doral Financial Corporation

The amount of unrecognized tax benefits may increase or decrease in the future for various reasons including adding amounts for current tax year positions, expiration of open income tax returns due to the statutes of limitation, changes in management’s judgment about the level of uncertainty, status of examinations, litigation and legislative activity, and the addition or elimination of uncertain tax positions. As of December 31, 2008, the following years remain subject to examination: U.S. Federal jurisdictions—2003 through 2007 and Puerto Rico—2004 through 2007.

It is reasonably possible that within the next twelve months the Company will resolve all matters presently contemplated as unrecognized tax benefits due primarily to the expiration of the statute of limitations. The resolution of these matters would likely result in a reduction of the provision for income taxes and the effective tax rate in the period of resolution of substantially all the unrecognized tax benefits.

29.	UNUSED LINES OF CREDIT

At December 31, 2008 and 2007, the Company had an uncommitted line of credit of up to 30% of the assets reflected in the Consolidated Statement of Financial Condition of Doral Bank Puerto Rico and Doral Bank NY. As of December 31, 2008 and 2007, the Company could draw an additional $2.1 billion and $2.4 billion, respectively. As a condition of drawing these additional amounts, the Company is required to pledge collateral for the amount of the draw plus a required over-collateralization amount. As of December 31, 2008 and 2007, the Company had pledged excess collateral of $0.7 million and $0.8 million, respectively.

30.	FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The following tables summarize Doral Financial’s commitments to extend credit, commercial and performance standby letters of credit and commitments to sell loans.

	December 31,
	2008	2007

	(in thousands)

Commitments to extend credit	$125,762	$210,473
Commitments to sell loans	137,797	221,024
Commercial, financial and performance standby letters of credit	325	4,881

Total	$263,884	$436,378

The Company enters into financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments may include commitments to extend credit and sell loans. The contractual amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

Commitments to extend credit are agreements to lend to a customer as long as the conditions established in the contract are met. Commitments generally have fixed expiration dates or other termination clauses. Generally, the Company does not enter into interest rate lock agreements with borrowers.

The Company purchases mortgage loans and simultaneously enters into a sale and securitization agreement with the same counterparty, essentially a forward contract that meets the definition of a derivative under SFAS 133 during the period between trade and settlement date.

A letter of credit is an arrangement that represents an obligation on part of the Company to a designated third party, contingent upon the failure of the Company’s customer to perform under the terms of the underlying contract with a third party. The amount in letter of credit represents the

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maximum amount of credit risk in the event of non-performance by these customers. Under the terms of a letter of credit, an obligation arises only when the underlying event fails to occur as intended, and the obligation is generally up to a stipulated amount and with specified terms and conditions. Letters of credit are used by the customer as a credit enhancement and typically expire without having been drawn upon.

The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty.

31.	COMMITMENTS AND CONTINGENCIES

Total minimum rental commitments for leases in effect at December 31, 2008, were as follow:

(in thousands)

2009	$5,980
2010	5,311
2011	4,559
2012	3,442
2013	3,147
2014 and thereafter	21,217

$43,656

Total rent expense for the years ended December 31, 2008, 2007 and 2006, amounted to approximately $7.4 million, $7.6 million and $9.6 million, respectively.

Doral Financial and its subsidiaries are defendants in various lawsuits or arbitration proceedings arising in the ordinary course of business, including employment related matters. Management believes, based on the opinion of legal counsel, that the aggregated liabilities, if any, arising from such actions will not have a material adverse effect on the financial condition or results of operations of Doral Financial.

Since 2005, Doral Financial became a party to various legal proceedings, including regulatory and judicial investigations and civil litigation, arising as a result of the Company’s restatement.

Lawsuits

On June 21, 2005, a lawsuit was filed against Doral Financial and certain of its former officers and directors in the U.S. District Court for the District of Puerto Rico. Between June 29, 2005 and August 20, 2005, plaintiff filed three amended complaints. The suit, as amended, concerns a divorce settlement entered by a former chairman and chief executive officer of Doral Financial and also alleges, among other things, violations of federal securities laws, Racketeer Influenced and Corrupt Organizations (“RICO”) Act violations, as well as fraud and breach of contract under Puerto Rico law, some of which are stated in the alternative as derivative claims on behalf of Doral Financial. Plaintiff seeks an award of damages, costs and expenses. All defendants have moved to dismiss the complaint as amended, and such motions have not been decided. On March 6, 2008, the plaintiff and the defendants entered into a settlement agreement to dismiss the case in exchange for the defendants agreeing not to seek attorneys’ fees and costs from the plaintiff. The case was dismissed with prejudice on March 14, 2008.

In addition, on October 14, 2005, the Company and certain former officers and directors of the Company were named as defendants in an action brought by an individual plaintiff filed in the U.S. District Court for the Southern District of New York, alleging violations of federal securities laws and various Kentucky state laws based on making allegedly materially false and misleading statements

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concerning Doral’s financial results, allegedly failing to disclose material information concerning the valuation of the company’s IOs, and allegedly misleading the plaintiff as to the Company’s vulnerability to interest rate increases. Plaintiff sought compensatory damages in the amount of $292,000 for losses the plaintiff allegedly incurred in connection with Doral Financial securities purchased between January 19, 2005 and March 18, 2005, as well as unspecified punitive damages, interest, costs and other expenses. On March 11, 2008, Doral and the plaintiff entered into an agreement to settle all claims in the case, and on March 13, 2008, the plaintiff filed with the court a notice of voluntary dismissal with prejudice of all claims against all defendants.

On September 14, 2007, a service provider filed a Demand for Arbitration before the American Arbitration Association alleging that Doral Financial failed to pay for services and comply with the terms of a written agreement. This service provider was requesting payment of its monthly service charges and its investment in equipment and software to perform the Data Processing Service Agreement it entered into with the Company which totaled approximately $4.7 million. This action was settled during the third quarter of 2008. Management had previously reserved for this action, therefore there was no adverse effect on the Company’s financial statements as a result of the settlement for the year ended December 31, 2008.

Other legal matters

On August 24, 2005, the U.S. Attorney’s Office for the Southern District of New York served Doral Financial with a grand jury subpoena seeking the production of certain documents relating to issues arising from the restatement, including financial statements and corporate, auditing and accounting records prepared during the period from January 1, 2000 to the date of the subpoena. Doral Financial is cooperating with the U.S. Attorney’s Office in this matter, including by producing documents and other information in response to the subpoena. Doral Financial cannot predict the outcome of this matter and is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact to Doral Financial of this matter.

Banking regulatory matters

On March 16, 2006, Doral Financial entered into a consent cease and desist order with the Federal Reserve. The mutually agreed upon order required Doral Financial to conduct reviews of its mortgage portfolio, and to submit plans regarding the maintenance of capital adequacy and liquidity. The consent order contains restrictions on Doral Financial from obtaining extensions of credit from, or entering into certain asset purchase and sale transactions with its banking subsidiaries, without the prior approval of the Federal Reserve. The consent order restricts Doral Financial from receiving dividends from the banking subsidiaries without the approval of the respective primary banking regulatory agency. Doral Financial is also required to request permission from the Federal Reserve for the payment of dividends on its common stock and preferred stock not less than 30 days prior to a proposed dividend declaration date and requires Doral Financial and Doral Bank PR to submit plans regarding the maintenance of minimum levels of capital and liquidity. Doral Financial has complied with these requirements and no fines or civil money penalties were assessed against the Company under the order.

Effective January 14, 2008 and in recognition of the corrective actions taken, the FDIC and the Office of the Commissioner terminated a cease and desist order that had been entered by these regulatory agencies with Doral Bank PR on March 16, 2006 (the “Former Order”). The Former Order was similar to the consent order of Doral Financial with the Federal Reserve described above, and related to safety and soundness issues in connection with the announcement by Doral Financial in April 2005 of the need to restate its financial statements for the period from January 1, 2000 to December 31, 2004. Under the terms of the Former Order, Doral Bank PR could not pay a dividend or extend credit to, or

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enter into certain asset purchase and sale transactions with, Doral Financial or its subsidiaries, without the prior approval of the FDIC and the Office of the Commissioner.

On October 23, 2006, Doral Bank PR entered into a Memorandum of Understanding (“MOU”) with the FDIC regarding certain deficiencies in Doral Bank PR’s compliance with the data reporting requirements of the Home Mortgage Disclosure Act, and weaknesses in its policies and procedures regarding compliance with the National Flood Insurance Act (as amended). Additionally, in connection with the deficiencies related to the data reporting requirements of the Home Mortgage Disclosure Act, Doral Bank PR paid $12,000 of civil monetary penalties. Doral Bank PR also was required to pay civil monetary penalties of $125,000 to the FDIC related to the deficiencies in compliance with the National Flood Insurance Act as a result of deficiencies in flood insurance coverage, failure to maintain continuous flood insurance protection and failure to ensure that borrowers obtained flood insurance. On November 24, 2008, the FDIC terminated this MOU.

As a result of an examination conducted during the third quarter of 2008, the FDIC has notified Doral Bank PR that it was likely that civil monetary penalties of approximately $37,000 would be assessed related to deficiencies in compliance with the National Flood Insurance Act as a result of flood insurance coverage, failure to maintain continuous flood insurance protection and failure to ensure that borrowers obtain flood insurance in a timely manner. The aforementioned amount in civil monetary penalties is estimated and subject to a final determination from the FDIC.

On February 19, 2008, Doral Bank PR entered into a consent order with the FDIC relating to failure to comply with certain requirements of the Bank Secrecy Act (“BSA”). The regulatory findings that resulted in the order were based on an examination conducted for the period ended December 31, 2006, and were related to findings that had initially occurred in 2005 prior to the Company’s change in management and the Recapitalization. The order replaced the MOU with the FDIC and the Office of the Commissioner dated August 23, 2006. Doral Bank PR was not required to pay any civil monetary penalties in connection with this order. The order required Doral Bank PR to correct certain violations of law, within the timeframes set forth in the order (generally 120 days) including certain violations regarding the BSA, failure to maintain an adequate BSA/Anti-Money Laundering Compliance Program (a “BSA/AML Compliance Program”) and failure to operate with an effective compliance program to ensure compliance with the regulations promulgated by the United States Department of Treasury’s Office of Foreign Asset Control (“OFAC”). The order further required Doral Bank PR to, among other things, amend its policies, procedures and processes and training programs to ensure full compliance with the BSA and OFAC; conduct an expanded BSA/AML risk assessment of its operations, enhance its due diligence and account monitoring procedures, review its BSA/AML staffing and resource needs, amend its policies and procedures for internal and external audits to include periodic reviews for BSA/AML compliance, OFAC compliance and perform annual independent testing programs for BSA/AML and OFAC requirements. The order also required Doral Bank PR to engage an independent consultant to review account and transaction activity from April 1, 2006 through March 31, 2007 to determine compliance with suspicious activity reporting requirements (the “Look Back Review”). On September 15, 2008, the FDIC terminated this consent order. Since the Look Back Review was still ongoing, Doral Bank PR and the FDIC agreed to a Memorandum of Understanding that covers the remaining portion of the Look Back Review.

Doral Financial and Doral Bank PR have undertaken specific corrective actions to comply with the requirements of the consent orders and the MOUs, but cannot give assurances that such actions are sufficient to prevent further enforcement actions by the banking regulatory agencies. Doral Financial expects that the implementation of these corrective actions will result in additional compliance-related expenses. However, these expenses are not anticipated to have a material financial impact on the Company or Doral Bank PR.

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32.	RETIREMENT AND COMPENSATION PLANS

The Company maintains a profit-sharing plan with a cash or deferred arrangement named the Doral Financial Corporation Retirement Savings and Incentive Plan (“the Plan”). The Plan is available to all employees of Doral Financial who have attained age 18 and complete one year of service with the Company. Participants in the Plan have the option of making pre-tax or after-tax contributions. The Company makes a matching contribution equal to $0.50 for every dollar of pre-tax contribution made by participants to the Plan with an annual compensation exceeding $30,000, up to 3% of the participant’s basic compensation, as defined. For those participants to the Plan with an annual compensation up to $30,000, the Company makes a matching contribution equal to $1.00 for every dollar of pre-tax contribution, up to 3% of the participant’s basic compensation, as defined. Company matching contributions are invested following the employees investment direction for their own money. The Company is also able to make fully discretionary profit-sharing contributions to the Plan. The Company’s expense related to its retirement plan during the years ended December 31, 2008, 2007 and 2006, amounted to approximately $294,000, $336,000, and $794,000, respectively.

The Company had unfunded deferred incentive compensation arrangements (the “Deferred Compensation”) with certain employees up to 2006. The Deferred Compensation was determined as a percentage of net income arising from the mortgage-banking activities, as defined, and was payable to participants after a five-year vesting period. The expense for the year ended December 31, 2006 amounted to approximately $68,000.

The Company’s CEO’s employment agreement provided for a supplemental employee retirement program (“SERP”) whereby the Company deposited funds in an escrow account on his behalf. On August 31, 2007, the Compensation Committee of the Board of Directors authorized payment, to the CEO, of funds in the escrow account. The Company recognized a compensation benefit expense of $5.1 million during 2007 pursuant to this program.

As of December 31, 2008 and 2007, the Company had no defined benefit or post-employment benefit plans.

33.	CAPITAL STOCK AND ADDITIONAL PAID-IN CAPITAL

On September 29, 2003, and October 8, 2003, the Company issued 1,200,000 shares and 180,000 shares, respectively, of its 4.75% perpetual cumulative convertible preferred stock (the “convertible preferred stock”) having a liquidation preference of $250 per share in a private offering to qualified institutional buyers pursuant to Rule 144A. The convertible preferred stock ranks on parity with the Company’s 7.00% noncumulative monthly income preferred stock, Series A (the “7% preferred stock”), 8.35% noncumulative monthly income preferred stock, Series B (the “8.35% preferred stock”) and 7.25% noncumulative monthly income preferred stock, Series C (the “7.25% preferred stock”), with respect to dividend rights and rights upon liquidation, winding up or dissolution (see description below). The net proceeds of the Company after the underwriting discounts and expenses were approximately $336.5 million. Each share of convertible preferred stock is currently convertible into 0.31428 shares of common stock, subject to adjustment under specific conditions. As of December 31, 2008, there were 1,380,000 shares issued and outstanding. During 2008, the Company paid dividends of $11.875 per share (an aggregate of $16.4 million) on the convertible preferred stock. Please refer to Note 35 for additional information regarding specific conditions for the convertible preferred stock.

During the second quarter of 2002, the Company issued 4,140,000 shares of its 7.25% preferred stock at a price of $25.00 per share, its liquidation preference. As of December 31, 2008, there were 4,140,000 shares issued and outstanding. During 2008, the Company paid dividends of $1.8125 per share (an aggregate of $7.5 million) on the 7.25% preferred stock. The 7.25% preferred stock may be

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Notes to consolidated financial statements for Doral Financial Corporation redeemed at the option of the Company beginning on May 31, 2007, at varying redemption prices starting at $25.50 per share. The net proceeds to the Company after the underwriting discounts and expenses were approximately $100.00 million.

On August 31, 2000, the Company issued 2,000,000 shares of its 8.35% preferred stock at a price of $25.00 per share, its liquidation preference. As of December 31, 2008, there were 2,000,000 shares issued and outstanding. During 2008, the Company paid dividends of $2.0875 per share (an aggregate of $4.2 million) on the 8.35% preferred stock. The 8.35% preferred stock may be redeemed at the option of the Company beginning on September 30, 2005, at varying redemption prices that start at $25.50 per share.

On February 22, 1999, the Company issued 1,495,000 shares of its 7% preferred stock at a price of $50.00 per share, its liquidation preference. As of December 31, 2008, there were 1,495,000 shares issued and outstanding. During 2008, the Company paid dividends of $3.50 per share (an aggregate of $5.2 million) on the 7% preferred stock. The 7% preferred stock may be redeemed at the option of the Company beginning February 28, 2004, at varying redemption prices that start at $51.00 per share.

The 7.25% preferred stock, 8.35% preferred stock and 7% preferred stock (collectively, the “nonconvertible preferred stock”) are not convertible into shares of common stock or any other equity securities and have equal rank as to the payment of dividends and rights on liquidation. The holders of the nonconvertible preferred stock are entitled to receive non-cumulative cash dividends on their liquidation preference when declared by the Board of Directors at the annual rate established for each series, payable monthly. The terms of the nonconvertible preferred stock prohibit the Company from declaring or paying any dividends on the common stock (1) unless all accrued and unpaid dividends on the nonconvertible preferred stock for the preceding 12 dividend periods have been paid and the full dividend on the nonconvertible preferred stock for the current monthly dividend period is contemporaneously declared and paid or set aside for payment or (2) if the Company has defaulted in the payment of the redemption price of any shares of the nonconvertible preferred stock called for redemption. The terms of the nonconvertible preferred stock provide that if the Company is unable to pay in full dividends on a series of nonconvertible preferred stock, all dividends will be distributed pro rata among the outstanding series of nonconvertible preferred stock.

The ability of the Company to pay dividends in the future is limited by the consent order entered into with the Federal Reserve and by various restrictive covenants contained in the debt agreements of the Company, the earnings, cash position and capital needs of the Company, general business conditions and other factors deemed relevant by the Company’s Board of Directors.

Current regulations limit the amount in dividends that Doral Bank PR and Doral Bank NY may pay. Payment of such dividends is prohibited if, among other things, the effect of such payment would cause the capital of Doral Bank PR or Doral Bank NY to fall below the regulatory capital requirements. The Federal Reserve Board has issued a policy statement that provides that insured banks and financial holding companies should generally pay dividends only out of current operating earnings. In addition, the Company’s consent order with the Federal Reserve does not permit the Company to receive dividends from Doral Bank PR unless the payment of such dividends has been approved by the FDIC.

Dividends paid from a U.S. subsidiary to certain qualifying corporations such as the Company are generally subject to a 10% withholding tax under the provisions of the U.S. Internal Revenue Code.

In connection with the recapitalization transaction, the Company incurred in the following transactions related to its common stock:

➢	On July 17, 2007, Doral Financial amended its Restated Certificate of Incorporation to decrease the par value of the Company’s common stock from $1.00 to $0.01 per share.

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➢	On July 19, 2007, Doral Financial completed the private sale of 48,412,698 newly issued shares of common stock to Doral Holdings for an aggregate purchase price of $610.0 million (the “Recapitalization”).

➢	On August 17, 2007, Doral Financial effected a 1-for-20 reverse split of its common stock previously approved by Doral Financial’s stockholders on July 17, 2007. Upon the effectiveness of the reverse split, each 20 shares of authorized and outstanding common stock were reclassified and combined into one new share of common stock. Doral Financial’s common stock began trading on a split-adjusted basis on August 20, 2007.

Common stock issued and outstanding reconciliation for the year ended December 31, 2007:

2007

Shares issued and outstanding as of July 16, 2007	107,948,236
New issuance of common stock	968,253,968

Total stock issued and outstanding	1,076,202,204

Effect of 1-for-20 reverse stock split	53,810,110

34.	STOCK OPTION PLANS

Effective January 1, 2006, the Company adopted SFAS No. 123R “Share-Based Payment” (“SFAS 123R”), without a material effect on the Consolidated Financial Statements of the Company, since in 2003 Doral Financial commenced expensing the fair value of stock options granted to employees using the “modified prospective” method described in SFAS No. 148 “Accounting for Stock-Based Compensation—Transition and Disclosure—an amendment of FASB Statement No. 123.” Using this method, the Company has expensed the fair value of all employee stock options and restricted stock granted after January 1, 2003, as well as the unvested portions of previously granted stock options. SFAS 123R requires the Company to estimate the pre-vesting forfeiture rate, for grants that are forfeited prior to vesting, beginning on the grant date and to true-up forfeiture estimates through the vesting date so that compensation expense is recognized only for grants that vest. When unvested grants are forfeited, any compensation expense previously recognized on the forfeited grants is reversed in the period of the forfeiture. Accordingly, periodic compensation expense will include adjustments for actual and estimated pre-vesting forfeitures and changes in the estimated pre-vesting forfeiture rate. The Company did not change its adjustment for actual and estimated pre-vesting forfeitures and changes in the estimated pre-vesting forfeiture rate.

On April 8, 2008, the Company’s Board of Directors approved the 2008 Stock Incentive Plan (the “Plan”) subject to shareholder approval, which was obtained at the annual shareholders’ meeting held on May 7, 2008. The plan replaces the 2004 Omnibus Incentive Plan. The Plan follows the provisions of SFAS No. 123R. Stock options granted are expensed over the stock option vesting period based on fair value which is determined using the Black-Scholes option-pricing method at the date the options are granted.

The Omnibus Plan was in effect from April 21, 2004 through mid 2007, and provided for equity-based compensation incentives (the “awards”) through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units and dividend equivalents, as well as cash and equity-based performance awards. The Compensation Committee had full authority and absolute discretion to determine those eligible to receive awards and to establish the terms and conditions of any awards; however, the Omnibus Plan had various limits and vesting restrictions that applied to individual and aggregate awards.

The aggregate number of shares of common stock which the Company may issue under the Plan is limited to 6,750,000. As of December 31, 2008, employee options had not been granted.

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Notes to consolidated financial statements for Doral Financial Corporation

On July 22, 2008, independent directors were granted 2,000 shares of restricted stock and stock options to purchase 20,000 shares of common stock at an exercise price equal to the closing of the stock on the grant date. The restricted stock shall become 100% vested and non-forfeitable on the first anniversary of the grant date. The stock options vest ratably over a five year period commencing with the grant date.

For the year ended December 31, 2008, the Company granted 80,000 options at a weighted-average exercise price of $13.70.

Stock-based compensation recognized for 2008, 2007 and 2006 is as follows:

	2008	2007	2006

	(dollars in thousands)

Stock-based compensation recognized	$91	$685	$872
Stock-based compensation reversed due to pre-vesting forfeitures	—	(25)	(63)

Stock-based compensation recognized, net	$91	$660	$809

Stock-based compensation recognized on termination of option plan	$—	$3,823	—

Unrecognized at December 31	$488	$—	$4,373

Changes in stock options for 2008, 2007 and 2006 are as follows:

	2008		2007		2006
		Weighted-		Weighted-		Weighted-
	Number	average	Number	average	Number	average
	of	exercise	of	exercise	of	exercise
	options	price	options	price	options	price

Beginning of year	—	$—	84,753	$129.00	115,321	$296.80
Granted	80,000	13.70	6,250	19.51	81,250	120.76
Exercised	—	—	—	—	(900)	105.56
Post-vesting cancellations	—	—	(6,029)	232.37	(108,318)	302.22
Pre-vesting forfeitures	—	—	(3,288)	97.93	(2,600)	105.20

End of year (2008 and 2006) / Balance prior termination (2007)	80,000	$13.70	81,686	$114.24	84,753	$129.00

Terminated	—	—	(81,686)	—	—	—

Exercisable at period end	—	—	—	—	84,753	—

The fair value of the options granted in 2008 and 2007 were estimated using the Binomial Tree option-pricing model with the following weighted average assumptions:

	2008	2007

Stock price at grant date and exercise price	$13.70	$19.51
Stock option estimated fair value	$5.88	$12.72-$24.25
Expected stock option term (years)	6.50	2.44-7.87
Expected volatility	39%	41.65%-42.72%
Expected dividend yield	0%	0%
Risk-free interest rate	3.49%	4.70%-5.02%

Expected volatility is based on the historical volatility of the Company’s common stock over a ten-year period. The Company uses empirical research data to estimate options exercised and employee termination within the valuation model; separate groups of employees that have similar historical

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Notes to consolidated financial statements for Doral Financial Corporation exercise behavior are considered separately for valuation purposes. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The expected dividend yield is based on management’s expectation that the Company will not resume dividend payments on its Common Stock for the foreseeable future.

Doral Financial’s nonvested restricted shares at December 31, 2007 and 2008 are as follow:

		Weighted-average
		grant-date
	Shares	fair value

Nonvested at December 31, 2007	—	—
Granted	8,000	$13.70

Nonvested at December 31, 2008	8,000	$13.70

During 2008 and 2007, no options were exercised. The total intrinsic value of options exercised for the year ended December 31, 2006 was approximately $27,760. Cash proceeds from options exercised during 2006 amounted to approximately $95,000.

As of December 31, 2008, the total amount of unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan was $0.5 million, which includes $0.4 million and $0.1 million related to stock options and restricted stock granted, respectively. That cost of stock options granted is expected to be recognized over a period of 5 years. As of December 31, 2008, the total fair value of shares and restricted stock was $580,051. No stock was granted during the fourth quarter of 2008.

2007 Events

In connection with the recapitalization transaction and in accordance with the provisions of the stock purchase agreement between the Company and Doral Holdings, on July 17, 2007, the Board of Directors ratified and approved the resolutions of the Compensation Committee to accelerate and terminate all stock options outstanding under the Company’s Omnibus Incentive Plan (the “Omnibus Plan”) and the 1997 Employee Stock Option Plan (“the Old Plan”) effective upon the issuance of the shares of the Company’s common stock to Doral Holdings. In connection with the acceleration and termination of outstanding stock options, the Company recognized as compensation expense all unvested benefits prior to the closing of the transaction as follows:

➢	For the Old Plan there were 18,225 (911 on a post-reversed split basis) options outstanding, all of which were fully vested as of July 19, 2007, and therefore no additional compensation expense was recorded.

➢	For the Omnibus Plan, the Compensation Committee determined to cancel the outstanding options in exchange for a payment per share based on the change of control price, which at the time of the closing was determined to be $0.63 ($12.60 on a post-reverse split basis). This resulted in a settlement payment of zero dollars. As of July 19, 2007, there were 1,615,500 (80,775 on a post-reverse split basis) options outstanding under the Omnibus Plan. The unrecognized compensation expense related to the termination of the 1,615,500 (80,775 on a post-reverse split basis) options was $2,960,122.

➢	There were 200,000 (10,000 on a post-reverse split basis) restricted units outstanding under the Plan, which immediately vested on July 19, 2007. The unrecognized compensation expense related to the 200,000 (10,000 on a post-reverse split basis) restricted units was $865,283.

During the first quarter of 2007, the Company’s Compensation Committee awarded 125,000 (6,250 on a post-reverse split basis) stock options with a weighted average grant date fair value of $0.98 ($19.51

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Notes to consolidated financial statements for Doral Financial Corporation on a post-reverse split basis) per share. No options were awarded or exercised during the second, third or fourth quarters of 2007. As noted above, in connection with the closing of the sale of shares of common stock to Doral Holdings all stock options outstanding as of July 19, 2007 were terminated and there were no options outstanding as of December 31, 2007.

35.	EARNINGS PER SHARE

The reconciliation of the numerator and denominator of the basic and diluted earnings per share, follows:

	Year ended December 31,
	2008	2007	2006

	(dollars in thousands, except per share data)

Net Loss:
Net loss	$(318,259)	$(170,908)	$(223,901)
Convertible preferred stock dividends	(16,388)	(16,388)	(16,388)
Nonconvertible preferred stock dividends	(16,911)	(16,911)	(16,911)

Net loss attributable to common stock	$(351,558)	$(204,207)	$(257,200)

Weighted-Average Shares:
Basic weighted-average number of common shares outstanding	53,810,110	27,415,242	5,397,057
Incremental shares issuable upon exercise of stock options	—	—	—

Diluted weighted-average number of common shares outstanding	53,810,110	27,415,242	5,397,057

Net loss per Common Share:
Basic	$(6.53)	$(7.45)	$(47.66)

Diluted	$(6.53)	$(7.45)	$(47.66)

For the years ended December 31, 2008, 2007 and 2006, there were 1,380,000 shares of the Company’s 4.75% perpetual cumulative convertible preferred stock that were excluded from the computation of diluted earnings per share because their effect would have been antidilutive. Each share of convertible preferred stock is currently convertible into 0.31428 shares of common stock, subject to adjustment under specific conditions. The option of the purchasers to convert the convertible preferred stock into shares of the Company’s common stock is exercisable only (a) if during any fiscal quarter after September 30, 2003, the closing sale price of the Company’s common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading date of the preceding fiscal quarter exceeds 120% of the conversion price of the convertible preferred stock (currently 120% of $795.47, or $954.56); (b) upon the occurrence of certain corporate transactions; or (c) upon the delisting of the Company’s common stock. On or after September 30, 2008, the Company may, at its option, cause the convertible preferred stock to be converted into the number of shares of common stock that are issuable at the conversion price. The Company may only exercise its conversion right if the closing sale price of the Company’s common stock exceeds 130% of the conversion price of the convertible preferred stock (currently 130% of $795.47 or $1,031.41) in effect for 20 trading days within any period of 30 consecutive trading days ending on a trading day not more than two trading days prior to the date the Company gives notice of conversion.

Weighted-average shares and net loss per common share for the years ended December 31, 2007 and 2006 reflect the 1-for-20 reverse stock split effective August 17, 2007. On July 19, 2007, restricted stock units amounting to 10,000 shares vested.

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Notes to consolidated financial statements for Doral Financial Corporation

On August 17, 2007, Doral Financial’s effected a 1-for-20 reverse split of its common stock which had been previously approved by Doral Financial’s stockholders on July 17, 2007. Upon the effectiveness of the reverse split, each 20 shares of authorized and outstanding common stock were reclassified and combined into one new share of common stock.

36.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company uses fair value measurements to record fair value adjustments to certain financial instruments and to determine fair value disclosures. Securities held for trading, securities available for sale, derivatives and servicing assets are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other financial assets on a nonrecurring basis, such as loans held for sale, loans receivable and certain other assets. These nonrecurring fair value adjustments typically involve application of lower-of-cost-or-market accounting or write-downs of individual assets.

The Company adopted SFAS No. 157 on January 1, 2008. SFAS No. 157 defines fair value, establishes a consistent framework for measuring fair value and expands disclosure requirements for fair value measurements. Additionally, SFAS No. 157 amended SFAS No. 107, “Disclosure about Fair Value of Financial Instruments,” and, as such, we follow SFAS No. 157 in the determination of SFAS No. 107 fair value disclosure amounts. The disclosures required under SFAS No. 157 and SFAS No. 107 have been included in this Note.

The Company adopted SFAS No. 159, “The Fair Value Option for Financing Assets and Financial Liabilities”, in 2008, but chose not to apply the fair value option to any of its financial assets or financial liabilities.

Fair value hierarchy

Under SFAS No. 157, the Company groups its assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

➢	Level 1—Valuation is based upon unadjusted quoted prices for identical instruments traded in active markets.

➢	Level 2—Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market, or are derived principally from or corroborated by observable market data, by correlation or by other means.

➢	Level 3—Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect the Company’s estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Determination of fair value

Under SFAS No. 157, the Company bases fair values on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. It is Doral Financial’s intent to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements, in accordance with the fair value hierarchy in SFAS No. 157.

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Notes to consolidated financial statements for Doral Financial Corporation

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, are based primarily upon the Company’s estimates, are often calculated based on current pricing policy, the economic and competitive environment, the characteristics of the asset or liability and other such factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, that could significantly affect the results of current or future values.

Following is a description of valuation methodologies used for instruments recorded at fair value, including the general classification of such instruments pursuant to the valuation hierarchy.

Securities held for trading:  Securities held for trading are reported at fair value and consist primarily of securities and derivatives held for trading purposes. The valuation method for trading securities is the same as the methodology used for securities classified as available for sale. The valuation methodology for interest-only strips and derivatives are described below under: Servicing assets and interest-only strips, and Derivatives sections, respectively.

For residual CMO certificates, the Company uses a cash flow model to value the securities. Doral utilizes the collateral’s statistics available on Bloomberg such as forecasted prepayment speed, weighted-average remaining maturity, weighted-average coupon and age. Based on the Bloomberg information, the Company forecasts the cash flow and then discounts it at the discount rate used for the period. For purposes of discounting, the Company uses the same Z-spread methodology used for the valuations of Doral’s floating rate IOs.

Securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions, expected defaults and loss severity. Level 1 securities (held for trading) include U.S. Treasury that are traded by dealers or brokers in active over-the-counter markets. Level 2 securities include agency obligations, municipal bonds, and agency mortgage-backed securities. Level 3 securities include private label and agency CMOs for which quoted market prices are not available. For determining the fair value of Level 3 securities available for sale, the Company uses a valuation model that calculates the present value of estimated future cash flows. The model incorporates the Company’s own estimates of assumptions market participants use in determining the fair value, including prepayment speeds, loss assumptions and discount rates.

Loans held for sale:  Loans held for sale are carried at the lower of net cost or market value on an aggregate portfolio basis. The amount, by which cost exceeds market value, if any, is accounted for as a loss through a valuation allowance. Loans held for sale consist primarily of mortgage loans held for sale. The market value of mortgage loans held for sale is generally based on quoted market prices for mortgage-backed securities adjusted by particular characteristics like guarantee fees, servicing fees, actual delinquency and the credit risk associated to the individual loans. Loans held for sale are classified as Level 2, except for loans where management makes certain adjustments to the model based on unobservable inputs that are significant. These loans are classified as Level 3. Loans held for sale were carried at cost as of December 31, 2008.

Loans receivable:  Loans receivable are those held principally for investment purposes. These consist of construction loans for new housing development, certain residential mortgage loans which the Company does not expect to sell in the near future, commercial real estate, commercial non-real estate, leases, land, and consumer loans. Loans are carried at their unpaid principal balance, less unearned interest, net of deferred loan fees or costs (including premiums and discounts), undisbursed portion of

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Notes to consolidated financial statements for Doral Financial Corporation construction loans and an allowance for loan and lease losses. Loans receivable include collateral dependent loans for which the repayment of the loan is expected to be provided solely by the underlying collateral. The Company does not record loans receivable at fair value on a recurring basis. However, from time to time, the Company records nonrecurring fair value adjustments to collateral dependent loans to reflect (1) partial write-downs that are based on the fair value of the collateral, or (2) the full charge-off of the loan carrying value. The fair value of the collateral is mainly derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations. The Company classifies loans receivable subject to nonrecurring fair value adjustments as Level 3.

For the fair value of loans receivable, under SFAS 107, loans were classified by type such as, residential mortgage loans, commercial real estate, commercial non-real estate, leases, land, and consumer loans. The fair value of residential mortgage loans was based on quoted market prices for mortgage-backed securities adjusted by particular characteristics like guarantee fees, servicing fees, actual delinquency and the credit risk associated to the individual loans. For all other loans, the fair value was estimated using discounted cash flow analyses, based on LIBOR and with adjustments that the Company believes a market participant would consider in determining fair value for like assets.

Servicing assets and interest-only strips:  The Company routinely originates, securitizes and sells mortgage loans into the secondary market. As a result of this process, the Company typically retains the servicing rights and, in the past, also retained interest-only strips. Servicing assets retained in a sale or securitization arises from contractual agreements between the Company and investors in mortgage securities and mortgage loans. Since the adoption of SFAS No. 156 on January 1, 2007, the Company records mortgage servicing assets at fair value on a recurring basis. Considerable judgment is required to determine the fair value of the Company’s servicing assets. Unlike highly liquid investments, the market value of servicing assets cannot be readily determined because these assets are not actively traded in securities markets. The Company engages a third party specialist to assist with its valuation of the entire servicing portfolio (governmental, conforming and non-conforming portfolios). The fair value of the servicing assets is determined based on a combination of market information on trading activity (servicing asset trades and broker valuations), benchmarking of servicing assets (valuation surveys) and cash flow modeling. The valuation of the Company’s servicing assets incorporates two sets of assumptions: (1) market derived assumptions for discount rates, servicing costs, escrow earnings rate, float earnings rate and cost of funds and (2) market derived assumptions adjusted for the Company’s loan characteristics and portfolio behavior for escrow balances, delinquencies and foreclosures, late fees, prepayments and prepayment penalties. For interest-only strips the Company uses a valuation model that calculates the present value of estimated future cash flows. The model incorporates the Company’s own estimates of assumptions market participants use in determining the fair value, including estimates of prepayment speeds, discount rates, defaults and contractual fee income. Interest-only strips are recorded as securities held for trading. Fair value measurements of servicing assets and interest-only strips use significant unobservable inputs and, accordingly, are classified as Level 3.

Derivatives:  Substantially all of the Company’s derivatives are traded in over-the-counter markets where quoted market prices are not readily available. For those derivatives, Doral Financial measures fair value using internally developed models that use primarily market observable inputs, such as yield curves and volatility surfaces. The non-performance risk is evaluated internally considering collateral held, remaining term and the creditworthiness of the entity that bears the risk. These derivatives are classified as Level 2. Level 2 derivatives consist of interest rate swaps and interest rate caps.

Following is a description of valuation methodologies used for instruments not recorded at fair value.

Cash and due from banks and money market investments:  valued at the carrying amounts in the Consolidated Statements of Financial Condition. The carrying amounts are reasonable estimates of fair value due to the relatively short period to maturity.

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Notes to consolidated financial statements for Doral Financial Corporation

Deposits:  for demand deposits, fair value is taken to be the amount payable on demand at the reporting date. For deposits with no defined maturities, fair value is taken to be the discounted cash flows based on brokered certificates of deposits curve and internally generated decay assumptions. Certificates of deposit, are estimated using specific maturities based on treasury curve.

Loans payable:  These loans represent secured lending arrangements with local financial institutions that are generally floating rate instruments, and therefore their fair value has been determined to be par.

Notes payable, advances from FHLB, other short-term borrowings and securities sold under agreements to repurchase:   valued utilizing discounted cash flow analysis over the remaining term of the obligation using market rates for similar instruments.

Financial assets and liabilities recorded at fair value on a recurring basis

The table below presents the balance of assets and liabilities measured at fair value on a recurring basis as of December 31, 2008.

	Total	Level 1	Level 2	Level 3

	(in thousands)

Assets:
Securities held for trading	$251,590	$198,680	$—	$52,910	(1)
Securities available for sale	3,429,151	—	3,038,517	390,634
Derivatives(2)	287	—	287	—
Servicing assets	114,396	—	—	114,396
Liabilities:
Derivatives(3)	$15,283	$—	$15,283	$—

(1)	Represents interest-only strips, of which variable interest-only strips represent substantially all of the balance and derivatives.

(2)	Included as part of securities held for trading in the Consolidated Statement of Financial Condition.

(3)	Included as part of accrued expenses and other liabilities in the Consolidated Statement of Financial Condition.

The changes in Level 3 assets and liabilities measured at fair value on a recurring basis are summarized as follows:

	Securities	Securities
	held for	available	Servicing
	trading	for sale	assets

	(in thousands)

Beginning balance:	$67,992	$6,366	$150,238
Change in fair value	(803)	62,878	(42,642)
Principal repayment/amortization of premium and discount	(91)	(11,134)	—
Transfer	(14,188)	332,524	—
Capitalization / Sales, net	—	—	6,800

Ending balance	$52,910	$390,634	$114,396

During the fourth quarter of 2008, the Company transferred approximately $288.7 million of private label CMOs from level 2 to level 3 since the market for these financial assets was inactive. Accordingly, the Company is determining the fair value of these assets using a valuation model that calculates the present value of future cash flows incorporating the Company’s own estimates of assumptions market

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Notes to consolidated financial statements for Doral Financial Corporation participants use in determining fair value, including estimates of prepayment speeds, loss assumptions and discount rates.

Financial assets and liabilities recorded at fair value on a nonrecurring basis

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with GAAP. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. The valuation methodologies used to measure these fair value adjustments are described above. For assets measured at fair value on a nonrecurring basis in 2008, that were still held on the balance sheet at period end, the following table provides the level of valuation assumptions used to determine each adjustment and the carrying value of the related individual assets or portfolios at December 31, 2008.

					Loss for the year
					ended
					December 31,
	Carrying value	Level 1	Level 2	Level 3	2008

	(in thousands)

Assets:
Loans receivable(1)	$77,966	$—	$—	$77,966	$13,745

(1)	Represents the carrying value and related write-downs of loans for which adjustments are based on the appraised value of the collateral.

Disclosures about fair value of financial instruments

The following disclosure of the estimated fair value of financial instruments as of December 31, 2008 and 2007, as defined by SFAS No. 107, is made by the Company following SFAS No. 157. The carrying amounts in the following disclosure are recorded in the balance sheets under the indicated captions.

The amounts in the disclosure have not been updated since year end, therefore, the valuations may have changed significantly since that point in time. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methods may have a material effect on the estimated fair value amounts.

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Notes to consolidated financial statements for Doral Financial Corporation

	2008		2007
	Carrying	Fair	Carrying	Fair
	amount	value	amount	value

	(in thousands)

Financial assets:
Cash and due from banks	$184,302	$184,302	$67,884	$67,884
Money market investments	3,215	3,215	721,285	721,285
Securities held for trading	251,877	251,877	276,462	276,462
Securities available for sale	3,429,151	3,429,151	1,921,940	1,921,940
Loans held for sale(1)	386,610	394,051	418,556	419,865
Loans receivable	5,119,693	5,117,983	4,926,200	4,895,297
Servicing assets	114,396	114,396	150,238	150,238
Financial liabilities:
Deposits	$4,402,772	$4,414,621	$4,268,024	$4,274,564
Securities sold under agreements to repurchase	1,907,447	2,010,465	1,444,363	1,453,972
Advances from FHLB	1,623,400	1,716,386	1,234,000	1,254,058
Other short-term borrowings	351,600	351,681	—	—
Loans payable	366,776	366,776	402,701	402,701
Notes payable	276,868	123,634	282,458	260,578
Derivatives(2)	15,283	15,283	—	—

(1)	Includes $165.6 million and $126.0 million for 2008 and 2007, respectively, related to GNMA defaulted loans for which the Company has an unconditional buy-back option.

(2)	Includes $0.2 million of derivatives held for trading purposes and $15.6 million of derivatives held for purposes other than trading, included as part of accrued expenses and other liabilities in the Consolidated Statement of Financial Condition.

37.	DERIVATIVES

The following table summarizes the total derivatives positions at December 31, 2008 and 2007, respectively, and their different designations. Also, includes net losses on derivatives positions for the years indicated.

	December 31, 2008
				Other
	Notional	Fair		comprehensive
	amount	value	Net loss	loss(1)

	(in thousands)

Cash flow Hedges
Interest rate swaps	$345,000	$(15,096)	$—	$(13,115)
Other derivatives
Interest rate swaps	—	—	(143)	—
Interest rate caps	270,000	287	(1,195)	—
Forward contracts	35,000	(187)	(2,605)	—

	305,000	100	(3,943)	—

	$650,000	$(14,996)	$(3,943)	$(13,115)

(1)	Net of tax.

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	December 31, 2007
				Other
	Notional	Fair		comprehensive
	amount	value	Net loss	loss(1)

	(in thousands)

Cash flow Hedges
Interest rate swaps:	$80,000	$(937)	$—	$(572)
Other derivatives
Futures on U.S. Treasury bonds and notes	—	—	2,339
Interest rate swaps	115,000	(1,951)	(11,875)	—
Interest rate caps	270,000	1,481	(676)	—
Forward contracts	29,000	(6)	8,425	—

	414,000	(476)	(1,787)	—

	$494,000	$(1,413)	$(1,787)	$(572)

(1)	Net of tax.

The Company maintains an overall interest rate risk-management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate volatility. The Company’s goal is to manage interest rate sensitivity by modifying the repricing or maturity characteristics of certain balance sheet assets and liabilities so that net interest margin is not, on a material basis, adversely affected by movements in interest rates. To achieve its risk management objectives, the Company uses a combination of term funding, derivative financial instruments, particularly interest rate swaps, caps, as well as other types of contracts such as forward sales commitments.

Doral Financial’s interest rate swaps had weighted average receive rates of 2.63% and 4.88%, and weighted average pay rate of 3.63% and 4.51% at December 31, 2008 and 2007, respectively.

The following table summarizes Doral Financial’s derivatives positions classification and hedging relationships:

	December 31, 2008			December 31, 2007
	Notional	Fair value		Notional	Fair value
	amount	Asset	Liability	amount	Asset	Liability

	(in thousands)

Derivatives designated as cash flow hedges:
Hedging FHLB advances	$345,000	$—	$(15,096)	$80,000	$—	$(937)
Derivatives not designated as cash flow hedges	305,000	287	(187)	414,000	1,481	(1,957)

Total	$650,000	$287	$(15,283)	$494,000	$1,481	$(2,894)

Cash flow hedges

As of December 31, 2008 and 2007, the Company had $345.0 million and $80.0 million, respectively, outstanding pay fixed interest rate swaps designated as cash flow hedges with maturities between September 2009 and November 2012, and between September 2008 and October 2012, respectively. The Company designated the mentioned pay fixed interest rate swaps to hedge the variability of future interest cash flows of adjustable rate FHLB Advances. The Company recognized $169,880 of

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ineffectiveness for the interest rate swaps designated as cash flow hedges during 2008. For the year ended December 31, 2007, no ineffectiveness was recognized. As of December 31, 2008 and 2007, the amount of cash flow hedge included in accumulated other comprehensive loss was an unrealized loss of $13.7 million and $0.6 million, net of tax, respectively, which the Company expects to reclassify approximately $4.8 million and $0.2 million into earnings during the next twelve months, respectively.

The Company held $115.0 million in freestanding interest rate swaps agreements as of December 31, 2007. These swaps were designated as cash flow hedges as of January 1, 2008, to hedge the variability of future interest cash flows of adjustable rate FHLB advances.

Trading and non-hedging activities

Doral Financial held $305.0 million and $414.0 million in notional value of derivatives not designated as hedges at December 31, 2008 and 2007, respectively.

The Company purchases interest rate caps to manage its interest rate exposure. Interest rate cap agreements generally involve purchases of out of the money caps to protect the Company from larger rate moves and to provide the company with positive convexity. These products are not linked to specific assets and liabilities that appear on the balance sheet or to a forecasted transaction and, therefore, do not qualify for hedge accounting. At December 31, 2008 and 2007, the Company had outstanding interest rate caps with a notional amount of $270.0 million. For the year ended December 31, 2008 and 2007, the Company recognized a $1.2 million and $0.7 million loss on interest rate cap transactions, respectively.

The Company entered into forward contracts to create an economic hedge on its mortgage warehouse line. As of December 31, 2008 and 2007, the Company had forwards with a notional amount of $35.0 million and $29.0 million, respectively, and recorded a loss of $2.6 million for the year ended December 31, 2008, compared to a gain of $8.4 million for the comparable period, on these derivatives.

During 2007, the Company entered into certain futures on U.S. Treasury bonds and notes in order to establish an economic hedge on its portfolio of investment securities available for sale. These transactions were unwound as a result of the sale of $1.9 billion of the portfolio during the third quarter of 2007. The Company recognized a gain on these transactions of $2.3 million.

Credit risk related to derivatives arises when amounts receivable from a counterparty exceed those payable. Because the notional amount of the instruments only serves as a basis for calculating amounts receivable or payable, the risk of loss with any counterparty is limited to a small fraction of the notional amount. Doral Financial’s maximum loss related to credit risk is equal to the gross fair value of its derivative instruments. Doral Financial deals only with derivative dealers that are national market makers with strong credit ratings in its derivatives activities. The Company further controls the risk of loss by subjecting counterparties to credit reviews and approvals similar to those used in making loans and other extensions of credit. In addition, counterparties are required to provide cash collateral to Doral Financial when their unsecured loss positions exceed certain negotiated limits.

All of the derivative contracts to which Doral Financial is a party settle monthly, quarterly or semiannually. Further, Doral Financial has netting agreements with the dealers and only does business with creditworthy dealers. Because of these factors, Doral Financial’s credit risk exposure related to derivatives contracts at December 31, 2008 and 2007 was not considered material.

38.	SEGMENT INFORMATION

The Company operates in four reportable segments: mortgage banking activities, banking (including thrift operations), institutional securities operations and insurance agency activities. The Company’s segment reporting is organized by legal entity and aggregated by line of business. Legal entities that do

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not meet the threshold for separate disclosure are aggregated with other legal entities with similar lines of business. Management made this determination based on operating decisions particular to each business line and because each one targets different customers and requires different strategies. The majority of the Company’s operations are conducted in Puerto Rico. The Company also operates in the mainland United States, principally in the New York City metropolitan area.

During 2006, the Company reduced the operations of Doral Securities and sold substantially all of Doral Securities’ investment securities. During the third quarter of 2007, Doral Securities voluntarily withdrew its license as broker dealer with the SEC and its membership with the Financial Industry Regulatory Authority (“FINRA”). As a result of this decision, Doral Securities’ operations during 2008 were limited to acting as a co-investment manager to a local fixed-income investment company. Doral Securities provided notice to the investment company in December 2008 of its intent to assign its rights and obligations under the investment advisory agreement to Doral Bank PR. The assignment was completed in January 2009.

During 2006, the Company consolidated all of its mortgage origination activities under a single Doral Mortgage brand, thus eliminating the mortgage banking operations of Sana Mortgage, Centro Hipotecario and HF Mortgage Bankers.

During 2007, in connection with the recapitalization transaction, Doral Financial transferred the Company’s mortgage origination platform and servicing portfolio, subject to certain exceptions, to Doral Bank PR. Following the transfer, Doral Financial’s mortgage origination business is conducted by Doral Mortgage, as a wholly-owned subsidiary of Doral Bank PR, and Doral Financial’s servicing business is operated from Doral Bank PR. Management determined that it was impracticable to change the composition of reportable segments for earlier periods. Therefore, we have presented below segment information for the years ended December 31, 2008 and 2007 with the new reportable segment structure as well as comparative segment information for the years ended December 31, 2008, 2007 and 2006, using the old report segment structure. In establishing the old reportable segment structure for the years ended December 31, 2008 and 2007, the servicing assets and related income and expenses that were transferred during the third quarter of 2007 to Doral Bank PR have been reclassified to the mortgage banking segment.

On July 1, 2008, Doral International, Inc., which was a subsidiary of Doral Bank PR licensed as an international banking entity under the International Banking Center Regulatory Act of Puerto Rico, was merged with and into Doral Bank PR in a transaction structured as a tax free reorganization.

The accounting policies followed by the segments are the same as those described in the Summary of Significant Accounting Policies.

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The following tables present net interest income, non-interest income (loss), net (loss) income and identifiable assets for each of the Company’s reportable segments for the periods presented using the old reportable segment structure.

	Mortgage		Institutional	Insurance	Intersegment
December 31, 2008	banking	Banking	securities	agency	eliminations(1)	Totals

	(in thousands)

Net interest income	$17,381	$157,977	$—	$—	$2,123	$177,481
Provision for loan and lease losses	3,334	45,522	—	—	—	48,856
Non-interest income	64,501	27,329	144	12,801	(25,246)	79,529
(Loss) income before income taxes	9,261	(36,779)	(129)	10,030	(14,641)	(32,258)
Net (loss) income	(161,201)	(148,526)	(141)	6,250	(14,641)	(318,259)
Identifiable assets	1,891,525	8,817,209	1,659	28,060	(599,586)	10,138,867

December 31, 2007

	(in thousands)

Net (loss) interest income	$(2,408)	$153,032	$—	$—	$3,717	$154,341
Provision for loan and lease losses	9,365	68,849	—	—	—	78,214
Non-interest income (loss)	39,111	(102,992)	664	9,545	(21,725)	(75,397)
(Loss) income before income taxes	(136,310)	(158,232)	376	5,268	(13,864)	(302,762)
Net (loss) income	(7,788)	(152,885)	416	3,213	(13,864)	(170,908)
Identifiable assets	2,283,351	7,363,364	2,850	21,173	(366,360)	9,304,378

December 31, 2006

	(in thousands)

Net interest income	$3,516	$192,873	$587	$—	$4,414	$201,390
Provision for loan and lease losses	1,625	38,204	—	—	—	39,829
Non-interest (loss) income	(40,071)	(9,081)	(315)	9,135	(18,895)	(59,227)
(Loss) income before income taxes	(285,375)	18,558	(146)	7,097	(12,142)	(272,008)
Net (loss) income	(237,999)	22,396	(308)	4,152	(12,142)	(223,901)
Identifiable assets	2,356,997	9,817,814	2,066	23,072	(343,525)	11,856,424

(1)	The intersegment eliminations in the above table include servicing fees paid by the banking subsidiaries to the mortgage banking subsidiaries recognized as a reduction of the net interest income, direct intersegment loan origination costs amortized as yield adjustment or offset against net gains on mortgage loan sales and fees (mainly related with origination costs paid by the banking segment to the mortgage banking segment) and other income derived from intercompany transactions, related principally to rental income paid to Doral Properties, the Company’s subsidiary that owns the corporate headquarters facilities. Assets include internal funding and investments in subsidiaries accounted for at cost.

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The following table presents net interest income, non-interest income (loss), net (loss) income and identifiable assets for each of the Company’s reportable segments for the year ended December 31, 2008 and 2007 using the new reportable segment structure. The new reportable structure includes the servicing assets and related income and expenses that were transferred during the third quarter of 2007 to Doral Bank PR as part of the banking segment.

	Mortgage		Institutional	Insurance	Intersegment
December 31, 2008	banking	Banking	securities	agency	eliminations(1)(2)	Totals

	(in thousands)

Net interest income	$17,381	$157,977	$—	$—	$2,123	$177,481
Provision for loan and lease losses	3,334	45,522	—	—	—	48,856
Non-interest income	35,473	56,357	144	12,801	(25,246)	79,529
(Loss) income before income taxes	(15,863)	(11,655)	(129)	10,030	(14,641)	(32,258)
Net (loss) income	(186,325)	(123,402)	(141)	6,250	(14,641)	(318,259)
Identifiable assets	1,692,845	9,204,200	1,659	28,060	(787,897)	10,138,867

December 31, 2007

	(in thousands)

Net interest (loss) income	$(2,408)	$153,032	$—	$—	$3,717	$154,341
Provision for loan and lease losses	9,365	68,849	—	—	—	78,214
Non-interest income (loss)	188,244	(97,124)	664	9,545	(176,726)	(75,397)
Income (loss) before income taxes	30,947	(170,489)	376	5,268	(168,864)	(302,762)
Net income (loss)	159,469	(165,142)	416	3,213	(168,864)	(170,908)
Identifiable assets	2,130,656	7,704,370	2,850	21,173	(554,671)	9,304,378

(1)	The intersegment eliminations in the above table include servicing fees paid by the banking subsidiaries to the mortgage banking subsidiaries recognized as a reduction of the net interest income, direct intersegment loan origination costs amortized as yield adjustment or offset against net gains on mortgage loan sales and fees (mainly related with origination costs paid by the banking segment to the mortgage banking segment) and other income derived from intercompany transactions, related principally to rental income paid to Doral Properties, the Company’s subsidiary that owns the corporate headquarters facilities. Assets include internal funding and investments in subsidiaries accounted for at cost.

(2)	For the year ended December 31, 2007, intersegment eliminations included the dividend of $155.0 million paid by Doral Bank PR to the parent company as a result of the MSR transfer.

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The following table summarizes the financial results for the Company’s Puerto Rico and mainland U.S. operations.

December 31, 2008	Puerto Rico	Mainland U.S.	Eliminations	Totals

	(in thousands)

Net interest income	$168,381	$8,930	$170	$177,481
Provision for loan and lease losses	48,146	710	—	48,856
Non-interest income	77,524	2,402	(397)	79,529
(Loss) income before income taxes	(37,553)	5,283	12	(32,258)
Net (loss) income(1)	(320,811)	2,540	12	(318,259)
Identifiable assets	10,056,158	235,323	(152,614)	10,138,867

December 31, 2007

	(in thousands)

Net interest income	$140,022	$14,176	$143	$154,341
Provision (recovery) for loan and lease losses	79,246	(1,032)	—	78,214
Non-interest loss	(72,154)	(2,862)	(381)	(75,397)
Loss before income taxes	(302,301)	(441)	(20)	(302,762)
Net loss(1)	(170,353)	(535)	(20)	(170,908)
Identifiable assets	9,274,627	132,265	(102,514)	9,304,378

December 31, 2006

	(in thousands)

Net interest income	$178,344	$22,924	$122	$201,390
Provision for loan and lease losses	39,483	346	—	39,829
Non-interest (loss) income	(60,240)	1,446	(433)	(59,227)
(Loss) income before income taxes	(280,160)	8,151	1	(272,008)
Net (loss) income(1)	(228,698)	4,796	1	(223,901)
Identifiable assets	11,297,203	656,646	(97,425)	11,856,424

(1)	Net of income tax expense of $286.3 million for 2008, income tax benefit of $131.9 million for 2007, income tax benefit of $51.5 million for 2006 related to Puerto Rico operations. For the years ended December 31, 2008, 2007 and 2006, the provision for income taxes for the Company’s U.S. subsidiaries amounted to $2.7 million, $94,000 and $3.4 million, respectively.

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39.	QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

Financial data showing results for each of the quarters in 2008, 2007 and 2006 are presented below. These results are unaudited. In the opinion of management all adjustments necessary (consisting only of normal recurring adjustments) for a fair statement have been included:

	1st	2nd	3rd	4th

	(in thousands, except per share data)

2008
Interest income	$128,108	$135,646	$132,816	$128,104
Net interest income	39,044	48,855	47,040	42,542
Provision for loan and lease losses	4,786	10,683	7,209	26,178
Non-interest income	17,379	24,895	11,921	25,334
(Loss) income before income taxes	(2,926)	7,441	(696)	(36,077)
Net (loss) income	(2,298)	1,642	(1,756)	(315,847)
Net loss attributable to common shareholders	(10,623)	(6,683)	(10,080)	(324,172)
Loss per common share(1)	(0.20)	(0.12)	(0.19)	(6.02)
2007
Interest income	$157,248	$153,243	$134,861	$133,608
Net interest income	38,164	34,629	39,435	42,113
Provision for loan and lease losses	5,989	19,322	5,062	47,841
Non-interest income (loss)	11,628	24,897	(109,569)	(2,353)
Loss before income taxes	(31,415)	(36,415)	(148,414)	(86,518)
Net loss	(37,309)	(37,478)	(62,148)	(33,973)
Net loss attributable to common shareholders	(45,634)	(45,803)	(70,472)	(42,298)
Loss per common share(1)	(8.45)	(8.49)	(1.59)	(0.79)
2006
Interest income	$233,439	$222,676	$187,295	$178,485
Net interest income	58,616	55,443	44,148	43,183
Provision for loan and lease losses	5,173	5,872	10,126	18,658
Non-interest loss	(9,693)	(21,470)	(1,519)	(26,545)
Loss before income taxes	(22,024)	(40,720)	(27,815)	(181,449)
Net income (loss)	17,093	(50,925)	(28,654)	(161,415)
Net income (loss) attributable to common shareholders	8,768	(59,250)	(36,978)	(169,740)
Earnings (loss) per common share(1)	1.62	(10.98)	(6.85)	(31.45)

(1)	For each of the quarters in 2008, 2007 and 2006, earnings (loss) per common share represents the basic and diluted loss per common share.

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40.	DORAL FINANCIAL CORPORATION (HOLDING COMPANY ONLY) FINANCIAL INFORMATION

The following condensed financial information presents the financial position of the holding company only as of December 31, 2008 and 2007, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2008.

Doral Financial Corporation
(Parent Company Only)
Statements of financial condition

	As of December 31,
	2008	2007

	(in thousands)

Assets:
Cash and cash equivalents	$39,216	$250,428
Investment securities:
Trading securities, at fair value	52,179	122,285
Securities available for sale, at fair value	105,622	52,861

Total investment securities	157,801	175,146

Loans held for sale, at lower of cost or market	166,047	194,257
Loans receivable, net	458,053	594,286
Premises and equipment, net	4,951	7,098
Real estate held for sale, net	33,792	34,113
Deferred tax asset	84,423	284,912
Other assets	60,945	124,723
Investments in subsidiaries, at equity	541,342	571,619

Total assets	$1,546,570	$2,236,582

Liabilities and Stockholders’ Equity:
Securities sold under agreements to repurchase	$—	$197,089
Loans payable	366,776	402,701
Notes payable	228,933	233,668
Accounts payable and other liabilities	45,690	56,417
Stockholders’ equity	905,171	1,346,707

Total liabilities and stockholders’ equity	$1,546,570	$2,236,582

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Doral Financial Corporation
(Parent Company Only)
Statements of loss

	For the years ended December 31,
	2008	2007	2006

	(in thousands)

Income:
Dividends from subsidiaries	$—	$165,059	$7,889
Interest income	64,062	83,744	190,609
Net gain (loss) on mortgage loan sales and fees	305	4,163	(17,031)
Net gain (loss) on securities held for trading	5,853	(11,401)	(26,904)
Net loss on investment securities	(777)	(5,540)	—
Net gain on extinguishment	—	—	6,154
Servicing (loss) income (net of mark-to-market adjustment for 2008 and 2007, and net of amortization and impairment/recovery for 2006)	(869)	19,886	11,556
Other income	102	120	3,356

Total income	$68,676	$256,031	$175,629

Expenses:
Interest expense	$44,699	$87,394	$193,121
Loan servicing, administrative and general expenses	39,087	123,457	224,523
Provision for loan and lease losses	3,334	9,365	1,625

Total expenses	87,120	220,216	419,269

(Loss) gain before income taxes and equity in losses of subsidiaries	(18,444)	35,815	(243,640)
Income tax expense (benefit)	176,165	(154,539)	(93,951)
Equity in undistributed losses of subsidiaries	(123,650)	(361,262)	(74,212)

Net loss	$(318,259)	$(170,908)	$(223,901)

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Doral Financial Corporation
(Parent Company Only)
Statements of cash flows

	Year ended December 31,
	2008	2007	2006

	(in thousands)

Cash flows from operating activities:
Net loss	$(318,259)	$(170,908)	$(223,901)
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in losses of subsidiaries	123,650	196,203	66,323
Depreciation and amortization	1,346	2,429	3,877
Mark-to-market adjustment (2007), amortization and impairment/recovery of servicing assets (2006)	—	6,279	35,754
Provision for loan and lease losses	3,334	9,365	1,625
Provision for claim receivable	8,640	—	—
Stock-based compensation recognized	91	4,483	809
Deferred tax provision (benefit)	175,915	(155,545)	(93,951)
Gain on sale of assets to be disposed of by sale	(23)	—	—
Amortization of premium/discount on loans, investments	(659)	(446)	1,134
Originations and purchases of loans held for sale	—	(38,640)	(1,153,767)
Principal repayments and sales of loans held for sale	36,315	106,894	4,252,438
Loss on securities	783	5,631	8,435
Unrealized (gain) loss on trading securities	(209)	7,696	1,785
Decrease in trading securities	2,023	105,578	39,339
Amortization and net (gain) loss in fair value of IOs	(251)	(2,002)	58,487
Dividends received from subsidiaries	—	165,059	7,889
Decrease in prepaid expenses and other assets	184,852	199,667	11,335
(Decrease) increase in accounts payable and other liabilities	(9,163)	(415,138)	59,180

Total adjustments	526,644	197,513	3,300,692

Net cash provided by operating activities	208,385	26,605	3,076,791

Cash flows from investing activities:
Principal repayments and maturities of securities held to maturity	$—	$1,075	$1,478
Purchases of securities available for sale	(254,089)	—	(46,023)
Principal repayments and sales of securities available for sale	(27,846)	170,593	192
Net decrease (increase) of loans receivables	108,637	(2,059)	26,487
Additions to premises and equipment	—	(904)	—
Disposition of premises and equipment	801	2,444	353
Proceeds from assets to be disposed of by sale	544	—	—
Proceeds from sales of real estate held for sale	16,589	7,010	1,493
Proceeds from sale of servicing assets	—	7,000	—
Purchase of servicing assets	—	—	(209)
(Contribution) return of investment	(182,937)	35,939	8,111

Net cash (used in) provided by investing activities	(338,301)	221,098	(8,118)

Cash flows from financing activities:
Decrease in securities sold under agreements to repurchase	$(7,035)	$(55,852)	$(157,113)
Decrease in loans payable	(35,925)	(41,742)	(3,092,141)
Decrease in notes payable	(5,037)	(641,163)	(83,297)
Issuance of common stock, net	—	610,000	95
Dividends paid	(33,299)	(33,299)	(41,933)

Net cash used in by financing activities	(81,296)	(162,056)	(3,374,389)

Net (decrease) increase in cash and cash equivalents	(211,212)	85,647	(305,716)
Cash and cash equivalents at beginning of year	250,428	164,781	470,497

Cash and cash equivalents at the end of year	$39,216	$250,428	$164,781

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Notes to consolidated financial statements for Doral Financial Corporation

During 2008, the parent company contributed capital amounting to $182.9 million to Doral Bank PR. This capital infusion was approved by the Board of Directors of Doral Financial.

During 2007, the parent company received dividends amounting to $165.1 million from Doral Bank PR and Doral Bank NY.

In connection with the Recapitalization, on July 19, 2007, Doral Financial transferred its mortgage servicing and mortgage origination operations to Doral Bank PR, its principal banking subsidiary, and on July 26, 2007, sold the branch network of Doral Bank NY. In connection with these transactions, Doral Bank PR obtained regulatory approval to pay a $155.0 million cash dividend to the holding company and Doral Bank NY received regulatory approval to effect a capital distribution to the holding company in the amount of $50.0 million, of which $45.0 million was paid on July 30, 2007.

During 2006, the parent company received dividends of $7.9 million from Doral Securities.

As a state non-member bank, Doral Bank PR’s ability to pay dividends is limited by the Puerto Rico Banking Law which requires that a reserve fund be maintained in an amount equal to at least 20% of the outstanding capital of the institution. The payment of dividends by Doral Bank PR may also be affected by other regulatory requirements and policies, such as the maintenance of certain minimum capital levels described in Note 3, above.

Savings banks, such as Doral Bank NY, that meet all applicable capital requirements may make distributions in an amount equal to the sum of (i) the current year’s net income, and (ii) the retained net income from the preceding two years, without an application to the OTS. See Note 33, for additional information regarding restrictions to pay dividends.

41.	SUBSEQUENT EVENTS

General

During the first quarter of 2009, the Company recognized approximately $4.0 million of severance payments in connection with the separation of approximately 150 employees.

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Doral Financial Corporation

Consolidated statements of financial condition

	September 30,	December 31,
	2009	2008

	(dollars in thousands, except for share data)
	(unaudited)

Assets
Cash and due from banks	$220,690	$185,817
Other interest-earning assets	—	1,700
Securities held for trading, at fair value (includes $0 and $198,680 pledged as collateral at September 30, 2009, and December 31, 2008, respectively that may be repledged)	50,170	251,877
Securities available for sale, at fair value (includes $1,353,080 and $1,067,097 pledged as collateral at September 30, 2009, and December 31, 2008, respectively, that may be repledged)	3,374,305	3,429,151
Federal Home Loan Bank of NY (“FHLB”) stock, at cost	126,285	117,938

Total investment securities	3,550,760	3,798,966
Loans:
Loans held for sale, at lower of cost or market	410,190	386,610
Loans receivable	5,299,133	5,253,910
Less: Unearned interest	(1,332)	(2,197)
Less: Allowance for loan and lease losses	(142,089)	(132,020)

Total net loans receivable	5,155,712	5,119,693

Total loans	5,565,902	5,506,303
Accounts receivable	57,441	55,197
Mortgage-servicing advances	22,222	18,309
Accrued interest receivable	42,100	42,934
Servicing assets, net	116,958	114,396
Premises and equipment, net	102,870	104,733
Real estate held for sale, net	93,145	61,340
Deferred tax asset	126,386	120,827
Other assets	125,202	128,345

Total assets	$10,023,676	$10,138,867

Liabilities
Deposits:
Non-interest-bearing deposits	$227,055	$235,983
Interest-bearing deposits	3,988,259	4,166,789

Total deposits	4,215,314	4,402,772
Securities sold under agreements to repurchase	2,100,262	1,907,447
Advances from FHLB	1,606,920	1,623,400
Other short-term borrowings	265,000	351,600
Loans payable	345,464	366,776
Notes payable	272,619	276,868
Accrued expenses and other liabilities	337,977	304,833

Total liabilities	9,143,556	9,233,696
Commitments and contingencies (Please refer to Notes 23 and 24)
Stockholders’ Equity
Preferred stock, $1 par value; 40,000,000 shares authorized; 7,709,704 shares issued and outstanding, at aggregate liquidation preference value at September 30, 2009 (9,015,000 shares issued and outstanding, at aggregate liquidation preference value at December 31, 2008):

Perpetual noncumulative nonconvertible preferred stock (Series A, B and C)	197,388	228,250
Perpetual cumulative convertible preferred stock	270,253	345,000
Common stock, $0.01 par value; 97,500,000 shares authorized; 57,764,002 shares issued and outstanding at September 30, 2009 (53,810,110 shares issued and outstanding at December 31, 2008)	578	538
Additional paid-in capital	940,475	849,172
Legal surplus	23,596	23,596
Accumulated deficit	(448,259)	(418,168)
Accumulated other comprehensive loss, net of income tax benefit of $16,671 and $19,329 at September 30, 2009 and December 31, 2008, respectively	(103,911)	(123,217)

Total stockholders’ equity	880,120	905,171

Total liabilities and stockholders’ equity	$10,023,676	$10,138,867

The accompanying notes are an integral part of these financial statements.

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Doral Financial Corporation

Consolidated statements of income (loss)

	Quarters ended		Nine month periods
	September 30,		ended September 30,
	2009	2008	2009	2008

	(in thousands, except for share data)
	(unaudited)

Interest income:
Loans	$78,653	$87,055	$241,486	$258,347
Mortgage-backed securities	30,026	28,336	84,663	77,374
Interest-only strips (“IOs”)	1,347	1,975	4,550	5,405
Investment securities	1,580	12,723	9,252	41,401
Other interest-earning assets	1,797	2,727	4,524	14,043

Total interest income	113,403	132,816	344,475	396,570

Interest expense:
Deposits	28,615	36,197	97,694	116,113
Securities sold under agreements to repurchase	17,770	22,097	52,483	62,501
Advances from FHLB	15,778	17,934	47,780	52,741
Other short-term borrowings	227	—	1,069	—
Loans payable	2,226	4,263	8,073	14,340
Notes payable	5,178	5,285	15,607	15,936

Total interest expense	69,794	85,776	222,706	261,631

Net interest income	43,609	47,040	121,769	134,939
Provision for loan and lease losses	4,879	7,209	38,637	22,678

Net interest income after provision for loan and lease losses	38,730	39,831	83,132	112,261

Non-interest income:
Total other-than-temporary impairment (“OTTI”) losses	(71,215)	(920)	(106,454)	(920)
Portion of loss recognized in other comprehensive income (before taxes)	63,905	—	92,349	—

Net credit related OTTI losses	(7,310)	(920)	(14,105)	(920)
Net gain on mortgage loan sales and fees	2,637	3,918	7,654	10,144
Net gain (loss) on securities held for trading, including gains and losses on the fair value of IOs	6,472	1,898	(6,652)	1,650
Net gain (loss) on investment securities	1,024	(4,173)	5,821	(3,979)
Servicing income (net of mark-to-market adjustment)	11,950	625	23,135	10,348
Commissions, fees and other income	12,115	10,573	31,749	36,952

Total non-interest income	26,888	11,921	47,602	54,195

Non-interest expenses:
Compensation and benefits	14,459	17,542	53,110	53,677
Taxes, other than payroll and income taxes	2,567	2,550	7,478	7,351
Advertising	1,806	2,752	4,678	7,257
Professional services	7,252	5,834	20,770	17,859
Communication expenses	4,208	4,626	12,621	13,252
EDP expenses	3,968	3,468	10,751	7,943
Occupancy expenses	3,788	5,221	10,703	13,723
Office expenses	1,430	1,252	4,099	4,402
Depreciation and amortization	3,086	4,170	9,756	12,297
FDIC insurance expense	5,468	1,100	13,549	3,419
OREO losses and other related expenses	3,224	(371)	5,674	(262)
Other	8,008	4,304	22,027	21,719

Total non-interest expenses	59,264	52,448	175,216	162,637

Income (loss) before income taxes	6,354	(696)	(44,482)	3,819
Income tax (benefit) expense	(6,855)	1,060	(19,617)	6,231

Net income (loss)	$13,209	$(1,756)	$(24,865)	$(2,412)

Net income (loss) attributable to common shareholders(1)	$10,000	$(10,080)	$(30,091)	$(27,386)

Net income (loss) per common share(1)	$0.17	$(0.19)	$(0.54)	$(0.51)

(1)	For the quarters and nine month periods ended September 30, 2009 and 2008, net income (loss) per common share represents the basic and diluted loss per common share, respectively, for each of the periods presented. Please refer to Note 26 for additional information regarding net income (loss) attributable to common shareholders.

The accompanying notes are an integral part of these financial statements.

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Doral Financial Corporation

Consolidated statements of changes in stockholders’ equity

	Nine month periods
	ended September 30,
	2009	2008

	(in thousands)
	(unaudited)

Preferred stock:
Balance at beginning of period	$573,250	$573,250
Conversion of preferred stock to common stock at par value:
Noncumulative nonconvertible	(30,862)	—
Cumulative convertible	(74,747)	—

Balance at end of period	467,641	573,250

Common stock:
Balance at beginning of period	538	538
Common stock issued/converted:
Noncumulative nonconvertible	14	—
Cumulative convertible	26	—

Balance at end of period	578	538

Additional paid-in capital:
Balance at beginning of period	849,172	849,081
Conversion of preferred stock to common stock at par value:
Noncumulative nonconvertible	5,697	—
Cumulative convertible	85,530	—
Stock-based compensation recognized	76	39

Balance at end of period	940,475	849,120

Legal surplus	23,596	23,596

Accumulated deficit:
Balance at beginning of period	(418,168)	(66,610)
Effect of conversion of preferred stock:
Noncumulative nonconvertible	23,917	—
Cumulative convertible	(14,548)	—
Net loss	(24,865)	(2,412)
Cash dividends accrued on preferred stock	(14,595)	(24,974)

Balance at end of period	(448,259)	(93,996)

Accumulated other comprehensive loss, net of tax:
Balance at beginning of period	(123,217)	(33,148)
Other comprehensive income (loss), net of deferred tax	19,306	(162,258)

Balance at end of period	(103,911)	(195,406)

Total stockholders’ equity	$880,120	$1,157,102

The accompanying notes are an integral part of these financial statements.

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Doral Financial Corporation

Consolidated statements of comprehensive income (loss)

			Nine month periods
	Quarters ended September 30,		ended September 30,
	2009	2008	2009	2008

	(in thousands)
	(unaudited)

Net income (loss)	$13,209	$(1,756)	$(24,865)	$(2,412)

Other comprehensive income (loss), before tax:
Unrealized gains (losses) on securities arising during the period	105,949	(76,698)	104,475	(176,354)
Non-credit portion of other-than-temporary impairment losses	(63,905)	—	(92,349)	—
Reclassification of realized (gains) losses included in net income (loss)	(174)	2,499	5,590	(11,429)

Other comprehensive income (loss) on investment securities, before tax	41,870	(74,199)	17,716	(187,783)
Income tax (expense) benefit related to investment securities	(6,280)	11,193	(2,657)	25,106

Other comprehensive income (loss) on investment securities, net of tax	35,590	(63,006)	15,059	(162,677)
Other comprehensive income on cash flow hedges(1)	654	662	4,247	419

Other comprehensive income (loss)	36,244	(62,344)	19,306	(162,258)

Comprehensive income (loss)	$49,453	$(64,100)	$(5,559)	$(164,670)

Accumulated other comprehensive loss, net of tax
Other comprehensive loss on investment securities	$(15,974)	$(195,253)	$(15,974)	$(195,253)
Other comprehensive loss on other-than-temporarily impaired losses on investment securities	(78,497)	—	(78,497)	—

Total other comprehensive loss on investment securities	(94,471)	(195,253)	(94,471)	(195,253)
Other comprehensive loss on cash flow hedge(1)	(9,440)	(153)	(9,440)	(153)

Total accumulated other comprehensive loss, net of tax	$(103,911)	$(195,406)	$(103,911)	$(195,406)

(1)	For the quarter and nine month period ended September 30, 2009, other comprehensive loss on cash flow hedges includes $3.7 million related to a deferred tax asset valuation allowance.

The accompanying notes are an integral part of these financial statements.

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Doral Financial Corporation

Consolidated statements of cash flows

	Nine month periods
	ended September 30,
	2009	2008

	(in thousands)
	(unaudited)

Cash flows from operating activities:
Net loss	$(24,865)	$(2,412)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation	76	39
Depreciation and amortization	9,756	12,297
Mark-to-market adjustment of servicing assets	2,499	15,448
Deferred tax (benefit) expense	(7,260)	3,378
Provision for loan and lease losses	38,637	22,678
Net gain on sale of assets to be disposed of by sale	—	(348)
Amortization of premium and accretion of discount on loans, investment securities and debt	3,304	(17,367)
Origination and purchases of loans held for sale	(346,546)	(323,676)
Principal repayments and sales of loans held for sale	184,280	170,768
(Gain) loss on securities	(10,700)	790
Net other-than-temporary impairment losses	14,105	920
Unrealized loss on trading securities	16,279	663
Purchases of securities held for trading	(200,042)	(343,917)
Principal repayment and sales of securities held for trading	701,548	577,712
Amortization and net (gain) loss in the fair value of IOs	3,099	4,184
Unrealized loss (gain) on derivative instruments	233	(450)
Increase in derivative instruments	—	(75)
(Increase) decrease in accounts receivable	(2,244)	652
Increase in mortgage servicing advances	(3,913)	(2,643)
Decrease (increase) in accrued interest receivable	834	(5,141)
Decrease (increase) in other assets	11,958	(27,632)
Decrease in accrued expenses and other liabilities	(19,625)	(55,199)

Total adjustments	396,278	33,081

Net cash provided by operating activities	371,413	30,669

Cash flows from investing activities:
Purchases of securities available for sale	(2,248,504)	(2,349,698)
Principal repayment and sales of securities available for sale	2,306,809	745,059
Increase in FHLB stock	(8,347)	(40,696)
Originations of loans receivable	(436,261)	(749,958)
Principal repayment of loans receivable	162,280	432,453
Purchases of premises and equipment	(7,893)	(8,632)
Proceeds from sales of mortgage servicing assets	159	—
Proceeds from assets to be disposed of by sale	—	1,018
Proceeds from sales of real estate held for sale	30,341	15,021

Net cash used in investing activities	(201,416)	(1,955,433)

Cash flows from financing activities:
(Decrease) increase in deposits	(187,458)	33,773
Increase in securities sold under agreements to repurchase	192,815	935,864
Proceeds from advances from FHLB	427,000	1,544,400
Repayment of advances from FHLB	(443,480)	(1,055,000)
Proceeds from other short-term borrowings	2,776,000	—
Repayment of other short-term borrowings	(2,862,600)	—
Repayment of secured borrowings	(21,312)	(29,657)
Repayment of notes payable	(4,492)	(4,162)
Payment associated with conversion of preferred stock	(4,972)	—
Dividends paid	(8,325)	(24,974)

Net cash (used in) provided by financing activities	(136,824)	1,400,244

Net increase (decrease) in cash and cash equivalents	$33,173	$(524,520)
Cash and cash equivalents at beginning of period	187,517	789,169

Cash and cash equivalents at the end of period	$220,690	$264,649

Cash and cash equivalents includes:
Cash and due from banks	$220,690	$262,346
Other interest-earning assets	—	2,303

	$220,690	$264,649

Supplemental schedule of non-cash activities:
Loan securitizations	$318,496	$259,216

Reclassification of securities from the held for trading portfolio to the available for sale portfolio	$—	$68,520

Reclassification from the held for sale portfolio to the loans receivable portfolio	$—	$48,185

Reclassification of assets to be disposed of by sale to premises and equipment	$—	$5,277

Loans foreclosed	$67,638	$35,125

Capitalization of servicing assets	$5,220	$5,304

Supplemental information for cash flows:
Cash used to pay interest	$235,373	$286,684

Cash used to pay income taxes	$2,865	$24,578

The accompanying notes are an integral part of these financial statements.

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Doral Financial Corporation

Notes to consolidated financial statements (unaudited)

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Notes to consolidated financial statements (unaudited)

1.  NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Doral Financial Corporation (“Doral,” “Doral Financial” or the “Company”) is a bank holding company engaged in banking (including thrift operations), mortgage banking and insurance agency activities through its wholly-owned subsidiaries Doral Bank (“Doral Bank PR”), Doral Bank, FSB (“Doral Bank NY”), Doral Securities, Inc. (“Doral Securities”), Doral Insurance Agency, Inc. (“Doral Insurance Agency”), and Doral Properties, Inc. (“Doral Properties”). Doral Bank PR in turn operates three wholly-owned subsidiaries Doral Mortgage LLC (“Doral Mortgage”), Doral Money, Inc. (“Doral Money”), engaged in commercial lending in the New York metropolitan area, and CB, LLC, an entity formed to dispose of a real estate project of which Doral Bank PR took possession during 2005.

On July 1, 2008, Doral International, Inc. (“Doral International”), an international banking entity (“IBE”), subject to supervision, examination and regulation by the Commissioner of Financial Institutions under the International Banking Center Regulatory Act (the “IBC Act”), was merged with and into Doral Bank PR, Doral International’s parent company, with Doral Bank PR being the surviving corporation, in a transaction structured as a tax free reorganization. On December 16, 2008, Doral Investment International LLC was organized to become a new subsidiary of Doral Bank PR that will be licensed to operate as an international banking entity under the IBC Act.

The Consolidated Financial Statements (unaudited) have been prepared in conformity with the accounting policies stated in the Company’s Annual Audited Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Certain information and note disclosure normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) have been condensed or omitted from these statements pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and, accordingly, these financial statements should be read in conjunction with the audited Consolidated Financial Statements of the Company for the year ended December 31, 2008, included in the Company’s 2008 Annual Report on Form 10-K. All adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods have been reflected. All significant intercompany accounts and transactions have been eliminated in consolidation.

Certain amounts reflected in the 2008 Consolidated Financial Statements have been reclassified to conform to the presentation for 2009.

The results of operations for the quarter and nine month period ended September 30, 2009 are not necessarily indicative of the results to be expected for the full year.

2.  RECENT ACCOUNTING PRONOUNCEMENTS

Accounting Standard Update No. 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing. In October 2009, the Financial Accounting Standards Board (“FASB”) issued Update No. 2009-15 as an amendment to the subtopic 470-20, Debt with Conversion and Other Options, to address the accounting for own-share lending arrangements entered in contemplation of a convertible debt issuance or other financing. ASC 470-20-25-20A establishes that at the date of issuance, a share-lending arrangement entered into on an entity’s own shares in contemplation of a convertible debt offering or other financing shall be measured at fair value (in accordance with Topic 820) and recognized as an issuance cost, with an offset to additional paid-in capital in the financial statements of the entity. ASC 470-20-35-11A establishes that if it becomes probable that the counterparty to a share-lending arrangement will default, the issuer of the share-lending arrangement shall recognize an expense equal to the then fair value of the unreturned shares, net of the fair value of probable recoveries. The issuer of the share-lending arrangement shall remeasure the fair value of the unreturned shares each reporting period through earnings until the

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Notes to consolidated financial statements (unaudited)

arrangement consideration payable by the counterparty becomes fixed. Subsequent changes in the amount of the probable recoveries should also be recognized in earnings. ASC 470-20-45-2A establishes that loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs. ASC 470-20-50-2A adds new disclosures that must be made in any period in which a share-lending arrangement is outstanding as follows: (a) description of any outstanding share-lending arrangements, (b) number of shares, term, circumstances under which cash settlement would be required, (c) any requirements for the counterparty to provide collateral, (d) entity’s reason for entering into the share-lending arrangement, (e) fair value of the issuance cost associated with the arrangement, (f) treatment for the purpose of calculating earnings per share, (g) unamortized amount of the issuance cost associated with the arrangement, (h) classification of the issuance cost associated with the arrangement, (i) amount of interest cost recognized relating to the amortization and (j) any amounts of dividends paid related to the loaned shares that will not be reimbursed.

This Accounting Standard Update shall be effective for fiscal years beginning on or after December 15, 2009 and interim periods within those fiscal years for arrangements outstanding entered into on or after the beginning of the first reporting period that begins on or after June 15, 2009. Early adoption is not permitted. Management does not expect any impact on financial statements regarding this update.

Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820) Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). In September 2009, the FASB issued Update No. 2009-12 as an amendment to the subtopic 820-10, Fair Value Measurements and Disclosures-Overall, to provide guidance on the fair value measurements in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit a reporting entity to measure the fair value of an investment that is within the scope on the basis of the net asset value per share of the investment (or its equivalent) if it is calculated in a manner consistent with the measurement principles of Topic 946. It also requires disclosures by major category of investment about the attributes of investments such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B.

The amendments in this Update are effective for interim and annual periods ending after December 15, 2009. Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. Management does not expect any impact on financial statements regarding this update.

Accounting Standards Update No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) Measuring Liabilities at Fair Value. In August 2009, the FASB issued Update No. 2009-05 as an amendment to subtopic 820-10, Fair Value Measurements and Disclosures-Overall to provide guidance on the fair value measurement of liabilities. The amendments in this Update apply to all entities that measure liabilities at fair value within the scope of Topic 820. This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: (1) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets, (2) another valuation technique that is consistent with the principles of Topic 820. It also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. It clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustment to the quoted price of the asset are required are Level 1 fair value measurements.

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Notes to consolidated financial statements (unaudited)

The guidance provided in this Update is effective for the first reporting period (including interim periods) beginning after issuance. This Update was adopted by the Company with no significant impact on financial statements.

ASC 810, Consolidation, (previously SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”)). In June 2009, the FASB issued ASC 810 (SFAS No. 167), to amend certain requirements of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (“FIN 46(R)”), to improve financial reporting by enterprises involved with variable interest entities and to provide more relevant and reliable information to users of financial statements. This Statement carries forward the scope of ASC 810 (FIN 46(R)), with the addition of entities previously considered qualifying special-purpose entities, as the concept of these entities was eliminated in ASC 860, Transfers and Servicing, (previously FASB Statement No. 166, Accounting for Transfers of Financial Assets, an amendment of FASB No. 140).

This Statement shall be effective as of January 1, 2010. Earlier application is prohibited. For public enterprises, in periods after initial adoption, comparative disclosures for those disclosures that were not previously required by ASC 860-10-65, Transfer and Servicing, Transition and Open Effective Date Information, (previously FSP FAS No. 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities), are required only for periods after the effective date. Comparative information for disclosures previously required by ASC 860-10-65 (FSP FAS No. 140-4 and FIN 46(R)-8) that are also required by this Statement shall be presented. Management will adopt the accounting and disclosure requirements for reporting period beginning January 1, 2010 and is currently evaluating the effect of adopting the guidance.

ASC 860, Transfer and Servicing, (previously SFAS No. 166, Accounting for Transfer of Financial Assets- an amendment of FASB No. 140 (“SFAS No. 166”)). In June 2009, the FASB issued ASC 860 (SFAS No. 166) to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. This Statement amends ASC 860 (previously SFAS No. 166, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (“SFAS No. 166”)), as follows: a) removes the concept of a qualifying special-purpose entity from ASC 860 (SFAS No. 166) and removes the exception from applying ASC 810 (FIN 46(R)), to variable interest entities that are qualifying special-purpose entities; b) modifies the financial-components approach used in ASC 860 (SFAS No. 166) and limits the circumstances in which a transferor derecognizes a portion or component of a financial asset when the transferor has not transferred the original financial asset to an entity that is not consolidated with the transferor in the financial statements being presented and/or when the transferor has continuing involvement with the financial asset; c) establishes the following conditions for reporting a transfer of a portion of a financial asset as a sale: (1) the transferred portion and any portion that continues to be held by the transferor must be a participating interest and (2) the transfer of the participating interest must meet the conditions for surrender of control. If the transfer does not meet these conditions, sale accounting can be achieved only by transferring an entire financial asset or group of entire financial assets in a transaction that meets the sale accounting conditions; d) defines a participating interest as a portion of a financial asset that conveys proportionate ownership rights with equal priority to each participating interest holder, involves no recourse to any participating interest holder and does not entitle any participating interest holder to receive cash before any other participating interest holder; e) clarifies that an entity must consider all arrangements made contemporaneously with a transfer even if not entered into at the time of the transfer; f) clarifies the isolation analysis to ensure that the financial asset has been put beyond the reach of the transferor; g) requires that a transferor, in a transfer to an entity whose sole purpose is to engage in securitization determine whether each third-party holder of a beneficial interest has the right to pledge or exchange its beneficial interest; h) clarifies the principle that

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Notes to consolidated financial statements (unaudited)

the transferor must evaluate whether it or its agents effectively control the transferred financial asset directly or indirectly; i) requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of an entire financial asset or a group of financial assets accounted for as a sale; j) removes the special provisions in ASC 860 and ASC 948-310, Financial Services-Mortgage Banking/Receivables, (previously SFAS No. 140 and FASB Statement No. 65, Accounting for Certain Mortgage Banking Activities), for guaranteed mortgage securitizations to require them to be treated the same as any other transfer of financial assets within the scope of ASC 860 (SFAS No. 166), as amended by this Statement; k) removes the fair value practicability exception from measuring the proceeds received by a transferor in a transfer that meets the conditions for sale accounting at fair value; and l) requires enhanced disclosures to provide financial statement users with greater transparency about transfers of financial assets and a transferor’s continuing involvement with transfers of financial assets accounted for as sales.

ASC 860 (SFAS No. 166) will be effective as of January 1, 2010. Earlier application is prohibited. The recognition and measurement provisions of this Statement shall be applied to transfers that occur on or after the effective date. Management will adopt the accounting and disclosure requirements for reporting period beginning January 1, 2010 and is currently evaluating the effect of adopting the guidance.

3.  CASH AND DUE FROM BANKS

At September 30, 2009 and December 31, 2008, the Company’s cash amounted to $220.7 million and $185.8 million, respectively.

In October 2008, the Federal Reserve Bank announced that it would pay interest on required reserve balances and excess balances beginning with the reserve balance maintenance period that started on October 9, 2008. As of September 30, 2009 and December 31, 2008, the Company maintained as interest-bearing $169.2 million and $126.2 million with the Federal Reserve, respectively. Also, the Company maintained at September 30, 2009 and December 31, 2008, $9.9 million and $16.4 million, respectively, as interest-bearing with the Federal Home Loan Bank.

The Company’s bank subsidiaries are required by federal and state regulatory agencies to maintain average reserve balances with the Federal Reserve Bank or other banks. Those required average reserve balances were $126.0 million and $132.6 million as of September 30, 2009 and December 31, 2008, respectively.

4.  SECURITIES HELD FOR TRADING

The fair values of the Company’s securities held for trading are shown below by category.

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Notes to consolidated financial statements (unaudited)

The following table summarizes Doral Financial’s securities held for trading as of September 30, 2009 and December 31, 2008.

Securities held for trading

	September 30,	December 31,
	2009	2008

	(in thousands)

Mortgage-Backed Securities	$722	$731
Variable Rate IOs	48,650	51,709
Fixed Rate IOs	430	470
U.S. Treasury Notes	—	198,680
Derivatives(1)	368	287

Total	$50,170	$251,877

(1)	Doral Financial uses derivatives to manage its exposure to interest rate risk caused by changes in interest rates. Derivatives include interest rate caps and forward contracts. Doral Financial’s general policy is to account for derivatives on a marked-to-market basis with gains or losses charged to operations as they occur. Derivatives not accounted as hedges in a net asset position are recorded as securities held for trading, and derivatives in a net liability position are reported as liabilities. The gross notional amount of derivatives recorded as held for trading totaled $535.0 million as of September 30, 2009 and $305.0 million as of December 31, 2008. Notional amounts indicate the volume of derivatives activity, but do not represent Doral Financial’s exposure to market or credit risk.

The weighted-average yield is computed based on amortized cost and, therefore, does not give effect to changes in fair value. As of September 30, 2009 and December 31, 2008 weighted-average yield was 11.72% and 5.87%, respectively.

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Notes to consolidated financial statements (unaudited)

5.  SECURITIES AVAILABLE FOR SALE

The following tables summarize the amortized cost, gross unrealized gains and losses, approximate fair value, weighted-average yield and contractual maturities of securities available for sale as of September 30, 2009 and December 31, 2008.

The weighted-average yield is computed based on amortized cost and, therefore, does not give effect to changes in fair value. Expected maturities of mortgage-backed securities and certain debt securities might differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Securities available for sale as of September 30, 2009

					Weighted-
	Amortized	Unrealized	Unrealized	Fair	average
	cost	gains	losses	value	yield

	(dollars in thousands)

Mortgage-Backed Securities
GNMA
Due within one year	$1	$—	$—	$1	6.72%
Due from one to five years	748	15	6	757	4.37%
Due from five to ten years	417	15	—	432	5.57%
Due over ten years	56,437	1,477	1	57,913	5.35%
FHLMC and FNMA
Due from five to ten years	96,419	3,781	—	100,200	4.64%
Due over ten years	892,620	32,719	—	925,339	5.11%
CMO Government Sponsored Agencies
Due from five to ten years	64,177	700	182	64,695	3.71%
Due over ten years	1,813,569	22,178	4,408	1,831,339	3.49%
Non-Agency CMOs
Due over ten years	443,278	—	167,828	275,450	3.76%
Debt Securities
FHLB Notes
Due within one year	2,057	36	—	2,093	4.16%
FNMA Notes
Due within one year	46,343	142	—	46,485	0.89%
P.R. Housing Bank
Due from five to ten years	3,595	111	—	3,706	4.92%
Due over ten years	3,660	196	—	3,856	5.47%
Other
Due within one year	6,557	97	—	6,654	4.26%
Due from one to five years	47,569	657	—	48,226	5.31%
Due from five to ten years	5,000	262	—	5,262	5.50%
Due over ten years	3,000	—	1,103	1,897	5.80%

	$3,485,447	$62,386	$173,528	$3,374,305	4.01%

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Notes to consolidated financial statements (unaudited)

Securities available for sale as of December 31, 2008

					Weighted-
	Amortized	Unrealized	Unrealized	Fair	average
	cost	gains	losses	value	yield

	(dollars in thousands)

Mortgage-Backed Securities
GNMA
Due within one year	$50	$1	$—	$51	5.89%
Due from one to five years	875	8	16	867	4.42%
Due from five to ten years	626	12	—	638	5.83%
Due over ten years	63,957	390	354	63,993	5.38%
FHLMC and FNMA
Due from five to ten years	52,381	1,209	—	53,590	4.61%
Due over ten years	975,092	15,844	2,296	988,640	5.25%
CMO Government Sponsored Agencies
Due from five to ten years	2,223	—	—	2,223	7.80%
Due over ten years	1,588,047	2,367	7,900	1,582,514	3.61%
Non-Agency CMOs
Due over ten years	491,877	47	139,845	352,079	6.17%
Debt Securities
FHLB Notes
Due from one to five years	2,060	82	—	2,142	4.16%
Due from five to ten years	63,470	720	—	64,190	5.00%
Due over ten years	80,000	72	—	80,072	5.21%
FNMA Notes
Due within one year	43,518	45	—	43,563	3.19%
Due from one to five years	3,177	113	—	3,290	3.37%
Due over ten years	49,990	91	—	50,081	6.00%
FHLMC Notes
Due over ten years	50,000	—	395	49,605	5.50%
P.R. Housing Bank
Due from five to ten years	3,595	30	9	3,616	4.92%
Due over ten years	3,690	26	—	3,716	5.47%
Other
Due within one year	11,141	174	—	11,315	4.64%
Due from one to five years	64,241	1,727	—	65,968	5.23%
Due over ten years	8,000	48	1,050	6,998	5.61%

	$3,558,010	$23,006	$151,865	$3,429,151	4.62%

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Notes to consolidated financial statements (unaudited)

6.  INVESTMENTS IN AN UNREALIZED LOSS POSITION

The following tables show Doral Financial’s gross unrealized losses and fair value for available for sale investments, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at September 30, 2009 and December 31, 2008:

Securities available for sale

	As of September 30, 2009
	Less than 12 months			12 months or more			Total
	Number of		Unrealized	Number of		Unrealized	Number of		Unrealized
	positions	Fair value	losses	positions	Fair value	losses	positions	Fair value	losses

	(dollars in thousands)

Mortgage-Backed Securities
GNMA	—	$—	$—	8	$913	$7	8	$913	$7
CMOs Government Sponsored Agencies	7	303,561	4,590	—	—	—	7	303,561	4,590
Non-Agency CMOs	1	2,067	350	11	273,383	167,478	12	275,450	167,828
Debt Securities
Other	—	—	—	1	1,897	1,103	1	1,897	1,103

	8	$305,628	$4,940	20	$276,193	$168,588	28	$581,821	$173,528

Securities available for sale

	As of December 31, 2008
	Less than 12 months			12 months or more			Total
	Number of		Unrealized	Number of		Unrealized	Number of		Unrealized
	positions	Fair value	losses	positions	Fair value	losses	positions	Fair value	losses

	(dollars in thousands)

Mortgage-Backed Securities
GNMA	109	$33,200	$370	—	$—	$—	109	$33,200	$370
FNMA/FHLMC	21	387,587	2,296	—	—	—	21	387,587	2,296
CMO Government Sponsored Agencies	18	1,080,204	7,900	—	—	—	18	1,080,204	7,900
Non-Agency CMOs	2	7,154	3,357	9	342,311	136,488	11	349,465	139,845
Debt Securities
FHLMC Notes	1	49,605	395	—	—	—	1	49,605	395
P.R. Housing Bank	1	2,086	9	—	—	—	1	2,086	9
Other	—	—	—	1	1,950	1,050	1	1,950	1,050

	152	$1,559,836	$14,327	10	$344,261	$137,538	162	$1,904,097	$151,865

The securities held by the Company are principally mortgage-backed securities or securities backed by a U.S. government sponsored entity and therefore, principal and interest on the securities are deemed recoverable. Doral Financial’s investment portfolio consists primarily of AAA rated debt securities, except for the Non-Agency Collateralized Mortgage Obligations (“CMO”).

The Company adopted ASC 320-10-65, Investments-Debt and Equity Securities/Transition and Open Effective Date Information, (previously FSP FAS No. 115-2 and FAS No. 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, effective April 1, 2009. ASC 320-10-65 (FSP FAS No. 115-2 and FAS No. 124-2) requires an assessment of OTTI whenever the fair value of an investment security is less than its amortized cost basis at the balance sheet date. Amortized cost basis includes adjustments made to the cost of a security for accretion, amortization, collection of cash, previous OTTI recognized into earnings (less any cumulative effect adjustments) and fair value hedge accounting adjustments. OTTI is considered to have occurred under the following circumstances:

➢	If the Company intends to sell the investment security and its fair value is less than its amortized cost.

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Notes to consolidated financial statements (unaudited)

➢	If, based on available evidence, it is more likely than not that the Company will decide or be required to sell the investment security before the recovery of its amortized cost basis.

➢	If the Company does not expect to recover the entire amortized cost basis of the investment security. This occurs when the present value of cash flows expected to be collected is less than the amortized cost basis of the security. In determining whether a credit loss exists, the Company uses its best estimate of the present value of cash flows expected to be collected from the investment security. Cash flows expected to be collected are estimated based on a careful assessment of all available information. The difference between the present value of the cash flows expected to be collected and the amortized cost basis represents the amount of credit loss.

The Company evaluates its individual available for sale investment securities for OTTI on at least a quarterly basis. As part of this process, the Company considers its intent to sell each debt security and whether it is more likely than not that it will be required to sell the security before its anticipated recovery. If either of these conditions is met, the Company recognizes an OTTI charge to earnings equal to the entire difference between the security’s amortized cost basis and its fair value at the balance sheet date. For securities that meet neither of these conditions, an analysis is performed to determine if any of these securities are at risk for OTTI. To determine which securities are at risk for OTTI and should be quantitatively evaluated utilizing a detailed cash flow analysis, the Company evaluates certain indicators which consider various characteristics of each security including, but not limited to, the following: the credit rating and related outlook or status of the securities; the creditworthiness of the issuers of the securities; the value and type of underlying collateral; the duration and level of the unrealized loss; any credit enhancements; and other collateral-related characteristics such as the ratio of credit enhancements to expected credit losses. The relative importance of this information varies based on the facts and circumstances surrounding each security, as well as the economic environment at the time of assessment. The difference between the estimate of the present value of the cash flows expected to be collected and the amortized cost basis is considered to be a credit loss.

As a result of its review of the portfolio as of September 30, 2009, the Company performed a detailed cash flow analysis to assess whether any of the securities were OTTI. The Company uses a third party provider to generate cash flow forecasts of each security reviewed based on a combination of management and market driven assumptions and securitization terms, including remaining payment terms of the security, prepayment speeds, the estimated amount of loans to become seriously delinquent over the life of the security and the pull through rate, the estimated life-time severity rate, estimated losses over the life of the security, loan characteristics, the level of subordination within the security structure, expected housing price changes and interest rate assumptions.

During the nine month period ended September 30, 2009, it was determined that six securities reflected OTTI, three securities reflected OTTI during the second quarter and three additional securities were OTTI during the third quarter. Four of these securities are subordinated interests in a securitization structure collateralized by option adjustable rate mortgage (“ARM”) loans. The securities characteristics that led to the OTTI conclusion included: the cumulative level and estimated future delinquency levels, the effect of severely delinquent loans on forecasted defaults, the cumulative severity and expected severity in resolving the defaulted loans, the current subordination of the securities and the present value of the forecast cash flows was less than the cost basis of the security. Management estimates that credit losses of $13.0 million had been incurred on these securities with amortized cost of $255.9 million as of September 30, 2009. It is possible that future loss assumptions could change and cause future OTTI charges in these securities.

All other securities collateralized by option ARMs and hybrid ARMs were judged not to be OTTI as of September 30, 2009. During the first nine months of 2009, prices for these securities continue to be under pressure as credit defaults increased across the nation and resulted in increased estimates of defaults on these securities.

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Notes to consolidated financial statements (unaudited)

Non-Agency CMO’s also include P.R. Non-Agency CMO’s with a market value of $6.7 million that are comprised of subordinate tranches of 2006 securitizations of Doral originated mortgage loans primarily composed of 2003 and 2004 vintages. Doral purchased these CMOs at a discounted price of 61% of par value, anticipating a partial loss of principal and interest value and as a result, accounted for these investments under the guidance of ASC 325-40, Investments—Other/Beneficial Interest in Securitized Financial Assets, (previously EITF Issue No. 99-20, Recognition of Interest Income and Impairment on Purchased Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets (“EITF No. 99-20”)), as amended by EITF No. 99-20-1, Amendments to the Impairment Guidance of EITF Issue No. 99-20). The remaining two securities that reflected OTTI during the second quarter of 2009 are P.R. Non-Agency CMO’s. Management estimates that credit losses of $1.1 million had been incurred on these securities with amortized cost of $10.7 million as of September 30, 2009. It is possible that future loss assumptions could change and cause future other-than-temporary impairment charges in these securities.

Higher default and loss assumptions driven by higher delinquencies in Puerto Rico, primarily due to the impact of inflationary pressures on the consumer, the high rate of unemployment and general recessionary condition on the Island, has resulted in higher default and loss estimates on these bonds. The higher default and loss estimates have resulted in lower bond prices and higher levels of unrealized losses on the bonds. These changes have caused the securitization’s cash flow waterfall to accelerate repayment of senior issues of certain securitizations.

The Company does not intend to sell the securities which it has judged to be OTTI and it is not more likely than not that it will be required to sell these securities before its anticipated recovery of each security’s remaining amortized cost basis. Therefore, the difference between the amortized cost basis and the present value of estimated future cash flows is recorded as a credit related OTTI of the securities.

For the remainder of the Company’s securities portfolio that have experienced decreases in the fair value, the decline is considered to be temporary as the Company expects to recover the entire amortized cost basis on the securities and neither intends to sell these securities nor is it more likely than not that it will be required to sell these securities.

In subsequent periods the Company will account for the securities judged to be OTTI as if the securities had been purchased at the previous amortized cost less the credit related OTTI. Once a credit loss is recognized, the investment will be adjusted to a new amortized cost basis equal to the previous amortized cost basis less the amount recognized in earnings. For the investment securities for which OTTI was recognized in earnings, the difference between the new amortized cost basis and the cash flows expected to be collected will be accreted as interest income.

The following table presents the securities for which an OTTI was recognized based on the Company’s impairment analysis of its investment portfolio at September 30, 2009 and 2008:

	As of September 30, 2009			Quarter ended September 30, 2009			Nine month period ended September 30, 2009
	Amortized				OTTI			OTTI
	cost (after	Gross		OTTI	related to	Total	OTTI	related to	Total
	credit related	unrealized		related to	non-credit	impairment	related to	non-credit	impairment
	OTTI)	losses	Fair value	credit loss	loss	losses	credit loss	loss	losses

	(in thousands)

OTTI Investments
U.S. Non-Agency CMOs	$255,926	$88,448	$167,478	$7,310	$63,905	$71,215	$12,991	$88,448	$101,439
P.R. Non-Agency CMOs	10,708	3,994	6,714	—	—	—	1,114	3,901	5,015

	$266,634	$92,442	$174,192	$7,310	$63,905	$71,125	$14,105	$92,349	$106,454

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Notes to consolidated financial statements (unaudited)

	As of September 30, 2008			Quarter ended September 30, 2008			Nine month period ended September 30, 2008
	Amortized				OTTI			OTTI
	cost (after	Gross		OTTI	related to	Total	OTTI	related to	Total
	credit related	unrealized		related to	non-credit	impairment	related to	non-credit	impairment
	OTTI)	Losses	Fair value	credit loss	loss	losses	credit loss	loss	losses

(in thousands)

OTTI Investments
P.R. Non-Agency CMOs	$2,575	$—	$2,575	$920	$—	$920	$920	$—	$920

	$2,575	$—	$2,575	$920	$—	$920	$920	$—	$920

The following table presents a roll-forward of amounts related to credit losses recognized into earnings. The roll-forward relates to the amount of credit losses on investment securities held by the Company for which a portion of an OTTI charge was recognized in accumulated other comprehensive income:

	Quarters ended September 30,		Nine month periods ended September 30,
	2009	2008	2009	2008

	(in thousands)

Balance at beginning of period	$7,715	$—	$920	$—
Additions:
Credit losses for which OTTI was not previously recognized	5,216	920	13,995	920
Additional OTTI credit losses for which an other-than-temporary charge was previously recognized	2,094	—	110	—

Balance at end of period	$15,025	$920	$15,025	$920

The Company will continue to monitor and analyze the performance of its securities to assess the collectability of principal and interest as of each balance sheet date. As conditions in the housing and mortgage markets continue to change over time, the amount of projected credit losses could also change. Valuation and OTTI determinations will continue to be affected by external market factors including default rates, severity rates, and macro-economic factors in the United States and Puerto Rico. Doral Financial’s future results may be materially affected by worsening defaults and severity rates related to the underlying collateral.

7.  PLEDGED ASSETS

At September 30, 2009 and December 31, 2008, certain securities and loans were pledged to secure public and trust deposits, assets sold under agreements to repurchase, other borrowings and credit facilities available.

	September 30,	December 31,
	2009	2008

	(in thousands)
Securities available for sale	$2,774,167	$2,648,132
Securities held for trading	—	198,680
Loans held for sale	148,867	165,929
Loans receivable	2,898,810	2,885,116

Total pledged assets	$5,821,844	$5,897,857

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Notes to consolidated financial statements (unaudited)

8.  LOANS HELD FOR SALE

Loans held for sale consist of the following:

Loans held for sale

	September 30,	December 31,
	2009	2008

	(in thousands)
Conventional single family residential loans	$140,292	$154,081
FHA/VA loans	236,455	194,241
Commercial loans to financial institutions	17,533	19,527
Commercial real estate loans	15,910	18,761

Total loans held for sale(1)	$410,190	$386,610

(1)	At both September 30, 2009 and December 31, 2008, the loans held for sale portfolio includes $1.1 million related to interest-only loans.

At September 30, 2009 and December 31, 2008, loans held for sale amounting to $148.9 million and $165.9 million, respectively, were pledged to secure financing agreements with local financial institutions, and for which the creditor has the right to repledge this collateral.

At September 30, 2009 and December 31, 2008, the loans held for sale portfolio includes $216.1 million and $165.6 million, respectively, related to defaulted loans backing GNMA securities for which the Company has an unconditional option (but not an obligation) to repurchase the defaulted loans. Payment on these loans is guaranteed by FHA.

As of September 30, 2009 and December 31, 2008, the Company had a net deferred origination fee on loans held for sale amounting to approximately $0.5 and $0.6 million, respectively.

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Notes to consolidated financial statements (unaudited)

9.  LOANS RECEIVABLE

Loans receivable consist of the following:

Loans receivable, net

	September 30, 2009		December 31, 2008
	Amount	Percent	Amount	Percent

	(dollars in thousands)

Construction loans(1)	$462,419	9%	$506,031	9%
Residential mortgage loans	3,741,248	70%	3,650,222	69%
Commercial—secured by real estate	753,735	14%	757,112	14%
Consumer—other:
Personal loans	28,473	1%	37,844	1%
Auto loans	34	0%	122	0%
Credit cards	23,489	1%	26,034	1%
Overdrawn checking accounts	604	0%	668	0%
Revolving lines of credit	22,844	0%	25,520	1%
Lease financing receivables	16,132	0%	23,158	0%
Commercial non-real estate	177,415	3%	136,210	3%
Loans on savings deposits	3,841	0%	5,240	0%
Land secured	103,653	2%	118,870	2%

Loans receivable, gross(2)	5,333,887	100%	5,287,031	100%

Less:
Discount on loans transferred(3)	(13,313)		(15,735)
Unearned interest	(1,332)		(2,197)
Deferred loan fees/costs, net	(21,441)		(17,386)
Allowance for loan and lease losses	(142,089)		(132,020)

	(178,175)		(167,338)

Loans receivable, net	$5,155,712		$5,119,693

(1)	Includes $289.3 million and $422.6 million of construction loans for residential housing projects as of September 30, 2009 and December 31, 2008, respectively. Also includes $173.1 million and $83.4 million of construction loans for commercial, condominiums and multifamily projects as of September 30, 2009 and December 31, 2008, respectively.

(2)	Includes $370.4 million and $349.5 million of interest-only loans, as of September 30, 2009 and December 31, 2008, respectively.

(3)	Related to $1.4 billion of loans transferred during 2007, from the loans held for sale portfolio to the loans receivable portfolio. As of September 30, 2009 and December 31, 2008, the outstanding balance of these loans transferred was $1.1 billion and $1.2 billion, respectively.

At September 30, 2009 and December 31, 2008, loans receivable amounting to $195.5 million and $199.6 million, respectively, were pledged to secure financing agreements with local financial institutions, and for which the creditor has the right to repledge this collateral.

Loan origination fees, as well as discount points and certain direct origination costs for loans held for sale, are initially recorded as an adjustment to the cost basis of the loan and reflected in Doral Financial’s earnings as part of the net gain on mortgage loan sales and fees when the loan is sold or securitized into a mortgage-backed security. In the case of loans held for investment, such fees and costs are deferred and amortized to income as adjustments to the yield of the loan in accordance with ASC

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Notes to consolidated financial statements (unaudited)

310-20, Receivables / Nonrefundable Fees and Other Costs, (previously SFAS No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases (“SFAS No. 91”). As of September 30, 2009 and December 31, 2008, the Company had a net deferred origination fee on loans receivable amounting to approximately $21.4 million and $17.4 million, respectively.

The Company evaluates impaired loans and the related valuation allowance based on ASC 310-10-35, Receivables-Measurement of Loan Impairment, (previously SFAS No. 114, Accounting by Creditors for Impairment of a Loan (“SFAS No. 114”)). During the third quarter of 2009, the Company conducted certain enhancements and refinements to its provisioning policies and procedures that impacted the provision for the quarter. This review process resulted in a reduction in the scope for measuring impairment on individual loans from substandard commercial and construction loans over $2.0 million to substandard commercial and construction loans over $1.0 million. The lower impairment testing scope threshold increased the combined balance of loans individually measured for impairment by $18.7 million and resulted in the release of reserves of approximately $1.3 million and $1.5 million in the commercial and construction portfolios, respectively.

Commercial and construction loans over $1.0 million that are classified as substandard are evaluated individually for impairment. Loans are considered substandard when, based on current information and events, it is probable that the borrower will not be able to fulfill its obligation according to the contractual terms of the loan agreement. The impairment loss, if any, on each individual loan identified as impaired is generally measured based on the present value of expected cash flows discounted at the loan’s effective interest rate. As a practical expedient, impairment may be measured based on the loan’s observable market price, or the fair value of the collateral, if the loan is collateral dependent. If foreclosure is probable, the creditor is required to measure the impairment based on the fair value of the collateral. The fair value of the collateral is generally obtained from appraisals. In assessing the reserves under the discounted cash flows, the Company considers the estimate of future cash flows based on reasonable and supportable assumptions and projections. All available evidence, including estimated costs to sell if those costs are expected to reduce the cash flows available to repay or otherwise satisfy the loan, is considered in developing those estimates. The likelihood of the possible outcomes is considered in determining the best estimate of expected future cash flows.

The following table summarizes the Company’s loans individually reviewed for impairment and the related allowance:

	September 30,	December 31,
	2009	2008

	(in thousands)

Impaired loans with allowance	$251,087	$207,949
Impaired loans without allowance	213,455	120,378

Total impaired loans	$464,542	$328,327

Related allowance	$49,119	$45,099
Average impaired loan portfolio	$399,136	$317,844

The Company discontinued accrual of interest on loans more than 90 days delinquent in repayment of principal or interest, except for the revolving lines of credit and credit cards that are still accruing until 180 days delinquent. As of September 30, 2009 and December 31, 2008, the Company had loans receivable and loans held for sale, including impaired loans, on which the accrual of interest income had been discontinued, totaling approximately $816.7 million and $717.7 million, respectively. As of September 30, 2009 and December 31, 2008, nonperforming loans include $385.2 million and $351.5 million, respectively, of residential mortgage loans that were not deemed as impaired loans for each of the corresponding periods. For the quarter and nine month period ended September 30, 2009,

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Notes to consolidated financial statements (unaudited)

the Company would have recognized $6.0 million and $20.6 million, respectively, in additional interest income had all delinquent loans been accounted for on an accrual basis.

The Company will restructure the debt of borrowers, who are delinquent due to economic or legal reasons, if the Company determines that it is in the best interest for both the Company and the borrower to do so. In some cases, due to the nature of the borrower’s financial condition, the restructure or loan modification fits the definition of Troubled Debt Restructuring (“TDR”) as defined by ASC 310-40, Receivables- Troubled Debt Restructuring by Creditors and ASC 470-60, Debt-Troubled Debt Restructuring by Debtors, (previously SFAS No. 15, Accounting by Debtors and Creditors of Troubled Debt Restructurings (“SFAS No. 15”)). Such restructures are identified as TDRs and accounted for based on the provision of ASC 310-10 (SFAS No. 114). As of September 30, 2009, the Company had restructured $129.3 million, $51.3 million, $1.0 million and $376.2 million of construction, commercial, consumer and residential mortgage loans, respectively, that are considered TDR’s.

As part of its regular collection and loss mitigation activities, as of September 30, 2009, the Company has fully restructured $376.2 million of mortgage loans, $304.7 million of these loans have proven repayment capacity for a sufficient amount of time and therefore, have been returned to accruing status. Restructured mortgage loans totaling $71.5 million are yet to prove repayment capacity and/or are not complying with their modified contractual terms. Accordingly, the loans continue in non-accrual status and are reported as non-performing loans.

Doral Financial records an allowance for all performing loans and for non-performing small-balance homogeneous loans (including residential mortgages, consumer, commercial and construction loans under $1.0 million) on a group basis under the provisions of ASC 450-20-25, Contingencies-Loss Contingencies/Recognition, (previously SFAS No. 5, Accounting for Contingencies (“SFAS No. 5”)). For such loans, the allowance is determined considering the historical charge-off experience of each loan category and delinquency levels as well as charge-off and delinquency trends and economic data, such as interest rate levels, inflation and the strength of the housing market in the areas where the Company operates.

The following table summarizes certain information regarding Doral Financial’s allowance for loan and lease losses for both Doral Financial’s banking and mortgage banking businesses for the periods indicated.

Allowance for loan and lease losses

	Quarters ended September 30,		Nine month periods ended September 30,
	2009	2008	2009	2008

	(in thousands)

Balance at beginning of period	$146,769	$122,099	$132,020	$124,733
Provision for loan and lease losses	4,879	7,209	38,637	22,678
Losses charged to the allowance	(10,388)	(6,320)	(29,805)	(25,165)
Recoveries	829	155	1,237	897

Balance at end of period	$142,089	$123,143	$142,089	$123,143

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Notes to consolidated financial statements (unaudited)

10.  RELATED PARTY TRANSACTIONS

The following table summarizes certain information regarding Doral Financial’s loans outstanding to officers, directors and 5% or more of the common stockholders controlling for the periods indicated.

	September 30,	December 31,
	2009	2008

	(in thousands)

Balance at beginning of period	$2,579	$5,090
New loans	3,178	58
Repayments	(2,109)	(101)
Loans sold	—	(511)
Loans of former officers	(792)	(1,957)

Balance at end of period(1)	$2,856	$2,579

(footnotes on following page)

(1)	At September 30, 2009 and December 31, 2008, none of the loans outstanding to officers, directors and 5% or more stockholders were delinquent.

At September 30, 2009 and December 31, 2008, the amount of loans outstanding to officers, directors and 5% or more stockholders secured by mortgages on real estate amounted to $2.7 million and $2.4 million, respectively.

Since 2000, Doral Financial has conducted business with an entity that provides property inspection services and is co-owned by the spouse of an Executive VP of the Company. The amount paid by the Company to this entity for the quarters and nine month periods ended September 30, 2009 and 2008 amounted to $0.4 million and $1.2 million, respectively.

For the quarter and nine month period ended September 30, 2009, the Company assumed approximately $55,000 and $0.4 million, compared to $0.2 million and $1.1 million for the corresponding 2008 period, of the professional services expense related to Doral Holdings.

11.  ACCOUNTS RECEIVABLE

The Company’s accounts receivable amounted to $57.4 million and $55.2 million as of September 30, 2009 and December 31, 2008, respectively. Total accounts receivable included $13.2 million and $17.0 million related to claims of loans foreclosed to FHA and VA as of September 30, 2009 and December 31, 2008, respectively. Also, included for both periods $21.7 million related to the Lehman Brothers Transaction described below.

Lehman Brothers Transaction

Doral Financial Corporation and Doral Bank PR (combined “Doral”), had counterparty exposure to Lehman Brothers, Inc. (“LBI”) in connection with repurchase financing agreements and forward To-Be Announced (“TBA”) agreements. LBI was placed in a Securities Investor Protection Corporation (“SIPC”) liquidation proceeding after the filing for bankruptcy of its parent Lehman Brothers Holdings, Inc. The filing of the SIPC liquidation proceeding was an event of default under the repurchase agreements and the forward agreements resulting in their termination as of September 19, 2008.

The termination of the agreements led to a reduction in Doral’s total assets and total liabilities of approximately $509.8 million. The termination of the agreements caused Doral to recognize a previously unrealized loss on the value of the securities subject to the agreements, resulting in a $4.2 million charge during the third quarter of 2008. Doral filed a claim with the SIPC trustee for LBI that it is owed approximately $43.3 million, representing the excess of the value of the securities held

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Notes to consolidated financial statements (unaudited)

by LBI above the amounts owed by Doral under the agreements, plus ancillary expenses and damages. Doral has fully reserved ancillary expenses and interest. In December 2008, the SIPC trustee announced that the deadline for final submission of claims for customers was January 2009 and set a deadline of June 2009 for other creditor claims. The SIPC trustee also announced that it expects to have enough assets to cover customer claims but stated that it could not determine at this point what would be available to pay general creditors. Based on this information, Doral determined that the process will likely take more than a year and that mounting legal and operating costs would likely impair the ability of LBI to pay 100% of the claims, especially for general creditors. Management evaluated this receivable in accordance with the guidance provided by ASC 450-10 (SFAS No. 5) and related pronouncements. As a result, Doral accrued a loss of $21.6 million against the $43.3 million owed by LBI as of December 31, 2008 and recorded a net receivable of $21.7 million. Determining the reserve amount requires management to use considerable judgment and is based on the facts currently available.

On August 19, 2009, the SIPC trustee issued notices of determination to Doral (i) denying Doral’s claims for treatment as a customer with respect to the cash and/or securities held by LBI under the repurchase financing agreements and forward TBA agreements between Doral and LBI, and (ii) converting Doral’s claim to a general creditor claim. On September 18, 2009, Doral filed its objection in bankruptcy court to this determination by the SIPC trustee, which objection remains pending.

On October 5, 2009, the SIPC trustee filed a motion in bankruptcy court seeking leave to allocate property within the LBI estate entirely to customer claims. The motion asserted that “the colorable customer claims will approach—and, depending on how certain disputed issues are resolved, could exceed—the assets available to the SIPC trustee for distribution.” On October 30, 2009, Doral objected to this motion as premature (since as the SIPC trustee noted the process of marshalling assets in the estate is ongoing) and giving the SIPC trustee unwarranted discretion. Doral also re-affirmed its entitlement to customer treatment.

Once a final determination regarding Doral’s objection is issued and once additional information on the SIPC proceeding is obtained (such as, for example, the amount of customer and general creditor claims and the amount of funds that may be available to cover each class of claims), Doral may need to accrue an additional loss with respect to the net LBI receivable of $21.7 million. Such accrual of an additional loss may have a material adverse effect on the Company’s results of operations for the period in which such additional loss is accrued.

12.  SERVICING ACTIVITIES

The Company routinely originates, securitizes and sells mortgage loans into the secondary market. The Company generally retains the servicing rights and, in the past, also retained interest-only strips. Mortgage servicing rights (“MSR”) represent the estimated present value of the normal servicing fees (net of related servicing costs) expected to be received on a loan being serviced over the expected term of the loan. MSRs entitle Doral Financial to a future stream of cash flows based on the outstanding principal balance of the loans serviced and the contractual servicing fee. The annual servicing fees generally range between 25 and 50 basis points, less, in certain cases, any corresponding guarantee fee. In addition, MSRs may entitle Doral Financial, depending on the contract language, to ancillary income including late charges, float income, and prepayment penalties net of the appropriate expenses incurred for performing the servicing functions. In certain instances, the Company also services loans with no contractual servicing fee. The servicing asset or liability associated with such loans is evaluated based on ancillary income, including float, late fees, prepayment penalties and costs. The Company’s interests that continue to be held (“retained interests”) are subject to prepayment and interest rate risks.

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Notes to consolidated financial statements (unaudited)

The changes in servicing assets measured using the fair value method for the quarters and nine month periods ended September 30, 2009 and 2008 are shown below:

	Quarters ended		Nine month periods
	September 30,		ended September 30,
	2009	2008	2009	2008

	(in thousands)

Balance at beginning of period	$112,869	$145,527	$114,396	$150,238
Sales of servicing asset(1)	—	—	(159)	—
Adjustment to MSR fair value for loans repurchased(2)	—	—	—	(587)
Capitalization of servicing assets	1,790	2,329	5,220	5,304
Change in fair value	2,299	(8,349)	(2,499)	(15,448)

Balance at end of period(3)	$116,958	$139,507	$116,958	$139,507

(1)	Amount represents MSRs sales related to $7.1 million in principal balance of mortgage loans.

(2)	Amount represents the adjustment of MSR fair value related to the repurchase of $26.7 million in principal balance of mortgage loans serviced for others.

(3)	Outstanding balance of loans serviced for third parties amounted to $8.9 billion and $9.6 billion as of September 30, 2009 and 2008, respectively, which includes $3.1 million and $3.4 million, respectively, of loans being serviced under sub-servicing arrangements.

Based on recent prepayment experience, the expected weighted-average remaining life of the Company’s servicing assets at September 30, 2009 and 2008 was 6.2 years and 7.9 years, respectively. Any projection of the expected weighted-average remaining life of servicing assets is limited by conditions that existed at the time the calculations were performed.

Discount rate assumptions for the Company’s servicing assets were stable for the quarters ended September 30, 2009 and 2008, which were 11.4% for both periods. The Company engages third party specialists to assist with its valuation of the servicing portfolio (governmental, conforming and non-conforming portfolios). The fair value of the Company’s MSRs is determined based on a combination of market information on trading activity (servicing asset trades and broker valuations), benchmarking of servicing assets (valuation surveys) and cash flow modeling. The valuation of the Company’s servicing assets incorporates two sets of assumptions: (1) market derived assumptions for discount rates, servicing costs, escrow earnings rate, float earnings rate and cost of funds and (2) market derived assumptions adjusted for the Company’s loan characteristics and portfolio behavior for escrow balances, delinquencies and foreclosures, late fees, prepayments and prepayment penalties. The constant prepayment rate assumptions employed for the valuation of the Company’s servicing assets for the quarter ended September 30, 2009 were higher than in 2008, the constant prepayment rate assumption was 10.2% compared to 9.5% for the corresponding 2008 period.

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Notes to consolidated financial statements (unaudited)

The following table shows the changes in the Company’s IOs, included in securities held for trading on the balance sheet, for each of the periods shown:

	Quarters ended		Nine month periods
	September 30,		ended September 30,
	2009	2008	2009	2008

	(in thousands)

Balance at beginning of period	$47,866	$49,160	$52,179	$51,928
Amortization	(2,682)	(1,456)	(7,002)	(4,195)
Gain on the IO value	3,896	40	3,903	11

Balance at end of period	$49,080	$47,744	$49,080	$47,744

The increase in the valuation of the IO for the quarter and nine month period ended September 30, 2009 resulted from a generalized reduction in rates across all terms of Libor-Swap curve during the third quarter of 2009. The most important drivers for such increase in the value were the short-term and long-term interest rate drops and slower prepayment speed expectation.

To determine the value of its portfolio of variable IOs, Doral Financial uses an internal valuation model that forecasts expected cash flows using forward London Interbank Offered Rate (“LIBOR”) rates derived from the LIBOR/Swap yield curve at the date of the valuation. The characteristics of the variable IOs result in an increase in cash flows when LIBOR rates fall and a reduction in cash flows when LIBOR rates rise. This provides a mitigating effect on the impact of prepayment speeds on the cash flows, with prepayment expected to rise when long-term interest rates fall reducing the amount of expected cash flows and the opposite when long-term interest rates rise. Prepayment assumptions incorporated into the valuation model for variable and fixed IOs are based on publicly available, independently verifiable, prepayment assumptions for FNMA mortgage pools and statistically derived prepayment adjusters based on observed relationships between the Company’s and the FNMA’s U.S. mainland mortgage pool prepayment experiences.

This methodology resulted in a constant prepayment rate (“CPR”) of 10.3% and 9.0% for the quarters ended September 30, 2009 and 2008, respectively. The change in the CPR between 2009 and 2008 was due mostly to a generalized decrease in market interest rates. However, Puerto Rico prepayment speeds continue to be significantly slower than in the U.S. especially considering the persistence of recessionary conditions.

The Company continues to benchmark its internal assumptions for setting its liquidity/credit risk premium to a third party valuation provider. The Company compares the resulting discount rate from its model (blend of LIBOR-Swaps curve and Agency Trust IO Z-spreads) to discount rate levels used by the third party valuation provider in performing valuation of excess servicing portfolios. This methodology resulted in a discount rate for the quarters ended September 30, 2009 and 2008 of 13.0% and 13.3%, respectively.

For IOs, Doral Financial recognizes as interest income (through the life of the IO) the excess of all estimated cash flows attributable to these interests over their recorded balance using the effective yield method in accordance with ASC 325-40 (EITF No. 99-20). Doral Financial recognizes as interest income the excess of the cash collected from the borrowers over the yield payable to investors, less a servicing fee (“retained spread”), up to an amount equal to the yield on the IOs that equals the discount rate used in the internal valuation model. Doral Financial accounts for any excess retained spread as amortization to the gross IO capitalized at inception. The Company updates its estimates of expected cash flows periodically and recognizes changes in calculated effective yield on a prospective basis.

The weighted-averages of the key economic assumptions used by the Company in its internal and external valuation models and the sensitivity of the current fair value of residual cash flows to

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Notes to consolidated financial statements (unaudited)

immediate 10 percent and 20 percent adverse changes in those assumptions for mortgage loans at September 30, 2009, were as follows:

	Servicing	Interest-
	assets	only strips

	(dollars in thousands)

Carrying amount of retained interest	$116,958	$49,080
Weighted-average expected life (in years)	6.2	5.2
Constant prepayment rate (weighted-average annual rate)	10.2%	10.3%
Decrease in fair value due to 10% adverse change	(5,673)	(1,517)
Decrease in fair value due to 20% adverse change	(10,965)	(2,950)
Residual cash flow discount rate (weighted-average annual rate)	11.4%	13.0%
Decrease in fair value due to 10% adverse change	(4,456)	(1,834)
Decrease in fair value due to 20% adverse change	(8,589)	(3,514)

These sensitivities are hypothetical and should be used with caution. As the figures indicate, changes in fair value based on a 10 percent variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in the table above, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption. In reality, changes in one factor may result in changes in another (for example, increases in market interest rates may result in lower prepayments), which may magnify or offset the sensitivities.

The following table summarizes the estimated change in the fair value of the Company’s IOs, the constant prepayment rate and the weighted-average expected life under the Company’s valuation model, given several hypothetical (instantaneous and parallel) increases or decreases in interest rates. As of September 30, 2009, all of the mortgage loan sales contracts underlying the Company’s floating rate IOs were subject to interest rate caps, which prevent a negative fair value for the floating rate IOs.

		Weighted-average
Change in interest	Constant prepayment	expected life	Change in fair	Percentage of
rates (basis points)	rate	(years)	value of IOs	change

	(dollars in thousands)

+200	6.6%	6.6	$(3,971)	(8.1)%
+100	7.8%	6.1	(1,351)	(2.8)%
+50	8.8%	5.7	(371)	(0.8)%
Base	10.3%	5.2	0	0%
−50	12.1%	4.7	90	0.2%
−100	13.2%	4.5	865	1.8%
−200	14.7%	4.2	3,021	6.2%

13.  SERVICING RELATED MATTERS

At September 30, 2009, escrow funds and custodial accounts included approximately $81.8 million deposited with Doral Bank PR. These funds are included in the Company’s consolidated financial statements. Escrow funds and custodial accounts also included approximately $20.3 million deposited with other banks, which were excluded from the Company’s assets and liabilities. The Company had fidelity bond and errors and omissions coverage of $30.0 million and $17.0 million, respectively, as of September 30, 2009.

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Notes to consolidated financial statements (unaudited)

14.  OTHER REAL ESTATE OWNED

The Company acquires real estate through foreclosure proceedings. Legal fees and other direct costs incurred in a foreclosure are expensed as incurred. These properties are held for sale and are stated at the lower of cost or fair value (after deduction of estimated disposition costs). A loss is recognized for any initial write down to fair value less costs to sell. Any losses in the carrying value arising from periodic appraisals of the properties are charged to expense in the period incurred. Gains and losses not previously recognized that result from disposition of real estate held for sale are recorded in non-interest income within the other income caption in the accompanying Consolidated Statements of Income (Loss). Real estate held for sale totaled to $93.1 million and $61.3 million as of September 30, 2009 and December 31, 2008, respectively.

The following table summarizes certain information regarding other real estate held for sale for the periods indicated.

	Quarter Ended		Nine Month Periods
	September 30,		Ended September 30,
	2009	2008	2009	2008

	(in thousands)

Balance at beginning of period	$83,964	$53,731	$61,340	$38,154
Additions	21,278	9,984	69,940	35,530
Sales	(9,028)	(6,623)	(30,341)	(15,021)
Retirement	—	109	(2,302)	(405)
Lower of cost or market adjustments	(3,069)	382	(5,492)	(675)

Balance at the end of period	$93,145	$57,583	$93,145	$57,583

15.  DEPOSITS

The following table summarizes deposit balances:

	September 30,	December 31,
	2009	2008

	(in thousands)

Brokered certificates of deposit	$2,380,237	$2,652,305
Certificates of deposit	472,642	542,074
Regular savings	360,969	338,784
NOW accounts and other transaction accounts	350,223	356,988
Money markets accounts	424,188	276,638

Total interest-bearing	3,988,259	4,166,789
Non interest-bearing deposits	227,055	235,983

Total deposits	$4,215,314	$4,402,772

16.  REPURCHASE AGREEMENTS

As part of its financing activities the Company enters into sales of securities under agreements to repurchase the same or substantially similar securities. The Company retains control over such securities according to the provisions of ASC 860 (SFAS No. 140). Accordingly, the amounts received under these agreements represent borrowings, and the securities underlying the agreements remain in the Company’s asset accounts. These transactions are carried at the amounts at which transactions will be settled. The counterparties to the contracts generally have the right to repledge the securities received as collateral.

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Notes to consolidated financial statements (unaudited)

Those securities are presented in the Consolidated Statements of Financial Condition as part of pledged investment securities. Securities sold under agreements to repurchase consisted of the following:

	September 30,	December 31,
	2009	2008

	(in thousands)

Non-callable repurchase agreements with a maturities less than or equal to 90 days, at a fixed rate of 3.43% and at various fixed rates averaging 0.78% at September 30, 2009 and December 31, 2008, respectively	$50,000	$281,447
Non-callable repurchase agreements with maturities ranging from February 2010 to October 2013 (2008—October 2009 to October 2013), at various fixed rates averaging 3.24% and 3.96% at September 30, 2009 and December 31, 2008, respectively	1,821,762	1,347,500
Callable repurchase agreements with maturities ranging from March 2010 to February 2014 (2008—September 2009 to February 2014), at various fixed rates averaging 4.72% and 4.88% at September 30, 2009 and December 31, 2008, respectively, callable at various dates beginning on November 2009 (2008—January 2009).	228,500	278,500

	$2,100,262	$1,907,447

17.  ADVANCES FROM FHLB

Advances from FHLB consisted of the following:

	September 30,	December 31,
	2009	2008

	(in thousands)

Non-callable advances with maturities ranging from October 2009 to May 2013 (2008—February 2009 to May 2013), at various fixed rates averaging 3.47% and 3.77% at September 30, 2009 and December 31, 2008, respectively.	$992,920	$974,400
Non-callable advances due on July 6, 2010, tied to 3-month LIBOR adjustable quarterly, at a rate of 0.54% and 4.17% at September 30, 2009 and December 31, 2008, respectively.	200,000	200,000
Non-callable advances with maturities ranging from October 2009 to November 2012 (2008—September 2009 to November 2012), tied to 1-month LIBOR adjustable monthly, at a rate of 0.27% and 0.49% at September 30, 2009 and December 31, 2008, respectively.	135,000	145,000
Callable advances with maturities ranging from June 2010 to March 2012 (2008—July 2009 to March 2012), at various fixed rates averaging 5.41% and 5.40%, at September 30, 2009 and December 31, 2008, respectively, callable at various dates beginning on October 2009 (2008—January 2009).	279,000	304,000

	$1,606,920	$1,623,400

At September 30, 2009, the Company had pledged qualified collateral in the form of mortgage and investment securities with a market value of $2.0 billion to secure the above advances from FHLB, which generally the counterparty is not permitted to sell or repledge.

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Notes to consolidated financial statements (unaudited)

18.  OTHER SHORT-TERM BORROWINGS

Other short-term borrowings consisted of the following:

	September 30,	December 31,
	2009	2008

	(in thousands)

Borrowings with the Federal Home Loan Bank, collateralized by securities at a fixed rate of 0.46%, maturing in January 2009.	$—	$55,000
Borrowings with the Federal Reserve Bank, collateralized by securities at a fixed rate of 0.25%, with maturities ranging from October to December 2009.	265,000	—
Borrowings with the Federal Reserve Bank, collateralized by securities at a fixed rate of 1.39%, maturing in January 2009.	—	10,000
Borrowings with the Federal Reserve Bank, collateralized by securities at a fixed rate of 0.60%, maturing in January 2009.	—	138,600
Borrowings with the Federal Reserve Bank, collateralized by securities at a fixed rate of 0.42%, maturing in February 2009.	—	148,000

	$265,000	$351,600

Maximum borrowings outstanding at any month end during the nine month period ended September 30, 2009, were $746.0 million. The approximate average daily outstanding balance of short-term borrowings for the nine month period ended September 30, 2009, was $538.2 million. The weighted-average interest rate of such borrowings, computed on a daily basis, was 0.27% for the nine month period ended September 30, 2009.

19.  LOANS PAYABLE

At September 30, 2009 and December 31, 2008, loans payable consisted of financing agreements with local financial institutions secured by mortgage loans.

Outstanding loans payable consisted of the following:

	September 30,	December 31,
	2009	2008

	(in thousands)

Secured borrowings with local financial institutions, collateralized by real estate mortgage loans, at variable interest rates tied to 3-month LIBOR averaging 1.99% and 5.00% at September 30, 2009 and December 31, 2008, respectively.	$325,919	$344,257
Secured borrowings with local financial institutions, collateralized by real estate mortgage loans at fixed interest rates averaging 7.41% and 7.42% at September 30, 2009 and December 31, 2008, respectively.	19,545	22,519

	$345,464	$366,776

The expected maturity date of secured borrowings based on collateral is from present to December 2025. Maximum borrowings outstanding at any month end during the nine month period ended September 30, 2009, were $364.8 million. The approximate average daily outstanding balance of loans payable for the nine month period ended September 30, 2009 was $357.4 million. The weighted-average interest rate of such borrowings, computed on a daily basis, was 3.02% during the nine month period ended September 30, 2009.

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Notes to consolidated financial statements (unaudited)

At September 30, 2009 and December 31, 2008, the Company had $148.9 million and $165.9 million, respectively, of loans held for sale and $195.5 million and $199.6 million, respectively, of loans receivable that were pledged to secure financing agreements with local financial institutions. Such loans can be repledged by the counterparty.

20.  NOTES PAYABLE

Notes payable consisted of the following:

	September 30,	December 31,
	2009	2008

	(in thousands)

$100 million notes, net of discount, bearing interest at 7.65%, due on March 26, 2016, paying interest monthly.	$98,581	$98,459
$30 million notes, net of discount, bearing interest at 7.00%, due on April 26, 2012, paying interest monthly.	29,769	29,709
$40 million notes, net of discount, bearing interest at 7.10%, due on April 26, 2017, paying interest monthly.	39,416	39,374
$30 million notes, net of discount, bearing interest at 7.15%, due on April 26, 2022, paying interest monthly.	29,465	29,446
Bonds payable secured by mortgage on building at fixed rates ranging from 6.40% to 6.90%, with maturities ranging from December 2009 to December 2029, paying interest monthly.	39,885	40,335
Bonds payable at a fixed rate of 6.25%, with maturities ranging from December 2010 to December 2029, paying interest monthly.	7,600	7,600
Note payable with a local financial institution, collateralized by IOs, at a fixed rate of 7.75%, due on December 25, 2013, paying interest and principal monthly.	27,903	31,945

	$272,619	$276,868

Doral Financial is the guarantor of various unregistered serial and term bonds issued by Doral Properties, a wholly-owned subsidiary, through the Puerto Rico Industrial, Tourist, Educational, Medical and Environmental Control Facilities Financing Authority (“AFICA”). The bonds were issued to finance the construction and development of the Doral Financial Plaza building, the headquarters facility of Doral Financial. As of September 30, 2009, the outstanding principal balance of the bonds was $47.5 million with fixed interest rates, ranging from 6.25% to 6.90%, and maturities ranging from December 2009 to December 2029. Certain series of the bonds are secured by a mortgage on the building and underlying real property.

21.  INCOME TAXES

Background

Income taxes include Puerto Rico income taxes as well as applicable U.S. federal and state taxes. As Puerto Rico corporations, Doral Financial and all of its Puerto Rico subsidiaries are generally required to pay U.S. income taxes only with respect to their income derived from the active conduct of a trade or business in the United States (excluding Puerto Rico) and certain investment income derived from U.S. assets. Any such tax is creditable, with certain limitations, against Puerto Rico income taxes. Except for the operations of Doral Bank NY and Doral Money, substantially all of the Company’s operations are conducted through subsidiaries in Puerto Rico. Doral Bank NY and Doral Money are U.S. corporations and are subject to U.S. income-tax on their income derived from all sources.

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Notes to consolidated financial statements (unaudited)

Under Puerto Rico Income Tax Law, the Company and its subsidiaries are treated as separate taxable entities and do not file consolidated tax returns.

The maximum statutory corporate income tax rate in Puerto Rico is 39.00%. On March 9, 2009, the Governor of Puerto Rico signed into law the Special Act Declaring a State of Fiscal Emergency and Establishing an Integral Plan of Fiscal Stabilization to Save Puerto Rico’s Credit, Act No. 7 (the “Act”). Pursuant to the Act, Section 1020A, was introduced to the Code to impose a 5% surtax over the total tax determined for corporations, partnerships, trusts, estates, as well as individuals whose combined gross income exceeds $100,000 or married individuals filing jointly whose gross income exceeds $150,000. This surtax is effective for tax years commenced after December 31, 2008 and before January 1, 2012. This increases the Company’s income tax rate from 39.00% to 40.95% for tax years from 2009 through 2011.

Doral Financial’s interest income derived from FHA and VA mortgage loans financing the original acquisition of newly constructed housing in Puerto Rico and securities backed by such mortgage loans is exempt Puerto Rico from income taxes. Doral Financial also invests in U.S. Treasury and agency securities that are exempt from Puerto Rico taxation and are not subject to federal income taxation because of the portfolio interest deduction to which Doral Financial is entitled as a foreign corporation. On July 1, 2008, the Company transferred substantially all of the assets previously held at the international banking entity to Doral Bank PR to increase the level of its interest earning assets. Previously, Doral Financial used its international banking entity subsidiary to invest in various U.S. securities and U.S. mortgage-backed securities, for which interest income and gain on sale, if any, is exempt from Puerto Rico income taxation and excluded from federal income taxation on the basis of the portfolio interest deduction in the case of interest, and, in the case of capital gains, because the gains are sourced outside the United States.

Income Tax Expense

The components of income tax (benefit) expense are summarized below:

	Quarter ended September 30,		Nine month periods ended September 30,
	2009	2008	2009	2008

	(in thousands)

Current income tax expense (benefit):
Puerto Rico	$36	$349	$(14,896)	$1,042
United States	974	980	2,539	1,811

Total current income tax expense (benefit)	1,010	1,329	(12,357)	2,853
Deferred income tax (benefit) expense:
Puerto Rico	(10,490)	(174)	(9,221)	3,216
United States	2,625	(95)	1,961	162

Total deferred income tax (benefit) expense	(7,865)	(269)	(7,260)	3,378

Total income tax (benefit) expense	$(6,855)	$1,060	$(19,617)	$6,231

The recognition of income tax benefit of $6.9 million for the quarter ended September 30, 2009 is due to the effect of entering into an agreement with the Puerto Rico Treasury Department during the third quarter of 2009 (please refer to the “Deferred Tax Components” below), net of the amortization of existing deferred tax assets (“DTAs”). Current tax expense of $1.0 million for the quarter ended September 30, 2009 is due to the recognition of tax expense related to intercompany transactions in the federal tax jurisdiction which had not been previously recognized, partially offset by a current tax benefit related to the Company’s U.S. affiliates. The recognition of U.S. deferred tax expense for the

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quarter and nine month period ended September 30, 2009 is due primarily to a deferred tax liability arising from certain intercompany transactions of the Company’s U.S. affiliates.

The recognition of current income tax benefit for the nine month period ended September 30, 2009 is related to the release of unrecognized tax benefits due to the expiration of the statute of limitations on certain tax positions, partially offset by the recognition of tax expense related to intercompany transactions in the federal tax jurisdiction which had not been previously recognized, net of current tax benefit related to the Company’s U.S. affiliates. The deferred tax benefit is primarily related to the effect of the Company entering into an agreement with the Puerto Rico Treasury Department during the third quarter of 2009, net of the amortization of existing DTAs.

Deferred Tax Components

The Company’s deferred tax asset consists primarily of the differential in the tax basis of IOs sold, net operating loss carry-forwards and other temporary differences arising from the daily operations of the Company. The largest component of the deferred tax asset arises from the differential in the tax basis of IOs sold.

During 2006, the Company entered into two separate agreements with the Puerto Rico Treasury Department regarding the Company’s deferred tax asset related to prior intercompany transfers of IOs (the “IO Tax Asset”). The first agreement confirmed the previously established tax basis of all the IO transfers within the Doral Financial corporate group. The second agreement clarified that for Puerto Rico income tax purposes, the IO Tax Asset is a stand-alone intangible asset subject to a straight-line amortization based on a useful life of 15 years. Furthermore, the agreement provided that the IO Tax Asset could be transferred to any entity within Doral Financial corporate group, including the Puerto Rico banking subsidiary. The realization of the deferred tax asset is dependent upon the existence of, or generation of, taxable income during the remaining 11 year period (15 year original amortization period) in which the amortization deduction of the IO Tax Asset is available.

During the third quarter of 2009, the Company entered into an agreement with the Puerto Rico Treasury Department that grants the Company a two year moratorium of the amortization of the IO tax asset. This agreement, which resulted in a benefit of $11.2 million for the third quarter of 2009 to the deferred income tax, is effective for the taxable year beginning January 1, 2009, and extends the amortization period two years.

During the first quarter of 2008, the Company entered into an agreement with the Puerto Rico Treasury Department with respect to the allocation method (and period) of expenses incurred related to a settlement agreement (“Settlement Expenses”) that resulted from litigation related to the Company’s restatement. This agreement was effective as of December 31, 2007, and permits the total expense related to the settlement of the lawsuit ($96.0 million) to be allocated to any entity within the Company over a period of three years.

The Company evaluates its deferred tax assets in accordance with ASC 740, Income Taxes, (previously SFAS No. 109, Accounting for Income Taxes (“SFAS No. 109”)), which states that deferred tax assets should be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not (a likelihood of more than 50%) that some portion or all of the deferred tax assets will not be realized. The valuation allowance should be sufficient to reduce the deferred tax asset to the amount that is more likely than not to be realized.

In assessing the realization of deferred tax assets, the Company considers the expected reversal of its deferred tax assets and liabilities, projected future taxable income, cumulative losses in recent years, and tax planning strategies. The determination of a valuation allowance on deferred tax assets requires judgment based on the weight of all available evidence and considering the relative impact of negative and positive evidence. Certain events occurred in the fourth quarter of 2008 that led management to

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reassess its expectations of the realization of its deferred tax assets and to conclude that an additional valuation allowance was necessary.

As of September 30, 2009, two of the Company’s Puerto Rico taxable entities had cumulative losses in earnings before tax. For purposes of assessing the realization of the deferred tax assets, this cumulative taxable loss position for these two entities is considered significant negative evidence that has caused management to conclude that the Company will not be able to fully realize the deferred tax assets related to those two entities in the future, considering the criteria of ASC 740 (SFAS No. 109). Accordingly, as of September 30, 2009 and December 31, 2008, the Company determined that it was more likely than not that $389.5 million and $388.5 million, respectively, of its gross deferred tax asset would not be realized and maintained a valuation allowance for that amount. For Puerto Rico taxable entities with positive core earnings, a valuation allowance on deferred tax assets has not been recorded since they are expected to continue to be profitable. At September 30, 2009, the net deferred tax asset associated with these two companies was $16.3 million, compared to $16.5 million at December 31, 2008. Approximately, $93.6 million of the IO tax asset would be realized through these entities. In management’s opinion, for these companies, the positive evidence of profitable core earnings outweighs any negative evidence.

The allowance also includes a valuation allowance of $3.7 million related to deferred taxes on unrealized losses on cash flow hedges as of September 30, 2009.

Management does not establish a valuation allowance on the deferred tax assets generated on the unrealized losses of its securities available for sale because the Company does not intend to sell the securities before recovery of value and based on available evidence, it is not more likely than not the Company will decide or be required to sell the securities before the recovery of its amortized cost basis. Management has therefore determined that a valuation allowance on deferred tax assets generated on the unrealized losses of its securities available for sale is not necessary at this time.

Failure to achieve sufficient projected taxable income in the entities and deferred tax assets where a valuation allowance has not been established, might affect the ultimate realization of the net deferred tax asset.

Management assesses the realization of its deferred tax assets at each reporting period based on the criteria of ASC 740-10 (SFAS No. 109). To the extent that earnings improve and the deferred tax assets become realizable, the Company may be able to reduce the valuation allowance through earnings.

ASC 740 (previously FIN 48)

As of September 30, 2009 and 2008, the Company had unrecognized tax benefits of $2.9 million and $13.7 million, respectively, and accrued interest of $0.6 million and $4.8 million, respectively. The Company classifies all interest related to tax uncertainties as income tax expense. For the quarter and nine month period ended September 30, 2009, the Company recognized interest of approximately $35,000 and $0.6 million, respectively. For the quarter and nine month period ended September 30, 2008, the Company recognized interest and penalties of approximately $0.3 million and $1.0 million, respectively.

The amount of unrecognized tax benefits may increase or decrease in the future for various reasons including adding amounts for current tax year positions, expiration of open income tax returns due to the expiration of statutes of limitation, changes in management’s judgment about the level of uncertainty, status of examinations, litigation and legislative activity, and the addition or elimination of uncertain tax positions. As of September 30, 2009, the following years remain subject to examination: U.S. Federal jurisdictions—2004 through 2008 and Puerto Rico—2005 through 2008.

During the quarter ended June 30, 2009, the Company released $13.7 million of unrecognized tax benefits and $5.4 million of interest and penalties due to the expiration of the statute of limitations. In addition, the Company accrued $2.9 million for additional unrecognized taxes and $0.6 million for

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interest on that position. The following presents the beginning and ending amounts of accruals for uncertain income tax positions:

	September 30,	December 31,
	2009	2008

	(in thousands)

Balance at beginning of period	$13,709	$13,709
Additions for tax positions of prior years	2,892	—
Release of contingencies	(13,709)	—

Balance at end of period	$2,892	$13,709

22.  GUARANTEES

In the ordinary course of the business, Doral Financial makes certain representations and warranties to purchasers and insurers of mortgage loans at the time of the loan sales to third parties regarding the characteristics of the loans sold, and in certain circumstances, such as in the event of early or first payment default. To the extent the loans do not meet specified characteristics, if there is a breach of contract of a representation or warranty or if there is an early payment default, Doral Financial may be required to repurchase the mortgage loan and bear any subsequent loss related to the loan. For the quarter and nine month period ended September 30, 2009, repurchases amounted to $2.4 million and $13.6 million, respectively, compared to $1.1 million and $7.9 million for the corresponding 2008 periods. These repurchases were at fair value and no significant losses were incurred.

In the past, in relation to its asset securitizations and loan sale activities, the Company sold pools of delinquent FHA, VA and conventional mortgage loans on a servicing retained basis. Following these transactions, the loans are not reflected on Doral Financial’s Consolidated Statement of Financial Condition. Under these arrangements, as part of its servicing responsibilities, Doral Financial is required to advance the scheduled payments of principal or interest whether or not collected from the underlying borrower. While Doral Financial expects to recover a significant portion of the amounts advanced through foreclosure or, in the case of FHA and VA loans, under the applicable FHA and VA insurance and guarantee programs, the amounts advanced tend to be greater than normal arrangements because of the delinquent status of the loans. As of September 30, 2009 and December 31, 2008, the outstanding principal balance of such delinquent loans was $158.9 million and $177.0 million, respectively. The Company discontinued the practice of selling loans under these arrangements in 2005.

In addition, Doral Financial’s loan sale activities in the past included certain mortgage loan sale and securitization transactions subject to recourse arrangements that require Doral Financial to repurchase or substitute the loan if the loans are 90—120 days or more past due or otherwise in default. The Company is also required to pay interest on delinquent loans in the form of servicing advances. Under certain of these arrangements, the recourse obligation is terminated upon compliance with certain conditions, which generally involve: (1) the lapse of time (normally from four to seven years), (2) the lapse of time combined with certain other conditions such as the unpaid principal balance of the mortgage loans falling below a specific percentage (normally less than 80%) of the appraised value of the underlying property, or (3) the amount of loans repurchased pursuant to recourse provisions reaching a specific percentage of the original principal amount of loans sold (generally from 10% to 15%). As of September 30, 2009 and December 31, 2008, the Company’s records reflected that the outstanding principal balance of loans sold subject to full or partial recourse was $0.9 billion and $1.1 billion, respectively. As of such dates, the Company’s records also reflected that the maximum contractual exposure to Doral Financial if it were required to repurchase all loans subject to recourse was $0.8 billion and $1.0 billion, respectively. Doral Financial’s contingent obligation with respect to its recourse provision is not reflected on the Company’s Consolidated Financial Statements, except for a

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liability of estimated losses from such recourse agreements. The Company discontinued the practice of selling loans with recourse obligations in 2005. For the quarter and nine month period ended September 30, 2009, the Company repurchased at fair value $3.8 million and $21.6 million, respectively, pursuant to recourse provisions, compared to $2.9 million and $21.9 million, for the corresponding periods of 2008.

Doral Financial reserves for its exposure to recourse amounted to $9.4 million and $8.8 million and the other credit-enhanced transactions explained above amounted to $9.0 million and $9.7 million as of September 30, 2009 and December 31, 2008, respectively.

The following table shows the changes in the Company’s liability of estimated losses from recourse agreements, included in the Statement of Financial Condition, for each of the periods shown:

	Quarter ended	Nine month period
	September 30,	ended September 30,
	2009	2009

	(in thousands)

Balance at beginning of period	$8,755	$8,849
Net charge-offs/termination	(435)	(2,564)
Provision for recourse liability	1,124	3,159

Balance at end of period	$9,444	$9,444

23.  FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The following tables summarize Doral Financial’s commitments to extend credit, commercial and performance standby letters of credit and commitments to sell loans.

	September 30,	December 31,
	2009	2008

	(in thousands)

Commitments to extend credit	$102,340	$125,762
Commitments to sell loans	172,185	137,797
Commercial, financial and performance standby letters of credit	25	325

Total	$274,550	$263,884

The Company enters into financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments may include commitments to extend credit and sell loans. The contractual amounts of these instruments reflect the extent of involvement the Company has in particular classes of financial instruments.

Commitments to extend credit are agreements to lend to a customer as long as the conditions established in the contract are met. Commitments generally have fixed expiration dates or other termination clauses. Generally, the Company does not enter into interest rate lock agreements with borrowers.

The Company purchases mortgage loans and simultaneously enters into a sale and securitization agreement with the same counterparty, essentially a forward contract that meets the definition of a derivative under ASC 815-10, Derivatives and Hedging, (previously SFAS No. 133, Accounting for derivatives instruments and hedging activities (“SFAS No. 133”)), during the period between trade and settlement date.

A letter of credit is an arrangement that represents an obligation on the part of the Company to a designated third party, contingent upon the failure of the Company’s customer to perform under the

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terms of the underlying contract with a third party. The amount of the letter of credit represents the maximum amount of credit risk in the event of non-performance by these customers. Under the terms of a letter of credit, an obligation arises only when the underlying event fails to occur as intended, and the obligation is generally up to a stipulated amount and with specified terms and conditions. Letters of credit are used by the customer as a credit enhancement and typically expire without having been drawn upon.

The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Company upon extension of credit, is based on management’s credit evaluation of the counterparty.

24.	COMMITMENTS AND CONTINGENCIES

Total minimum rental and operating commitments for leases in effect at September 30, 2009, were as follow:

(in thousands)

2010	$5,925
2011	5,330
2012	4,374
2013	5,891
2014	3,738
2015 and thereafter	21,408

$46,666

Total rent expense for the quarter and nine month period ended September 30, 2009 amounted to approximately $1.6 million and $5.1 million, respectively, compared to $1.8 million and $5.5 million for the corresponding 2008 periods.

Doral Financial and its subsidiaries are defendants in various lawsuits or arbitration proceedings arising in the ordinary course of business, including employment related matters. Management believes, based on the opinion of legal counsel, that the aggregated liabilities, if any, arising from such actions will not have a material adverse effect on the financial condition or results of operations of Doral Financial.

Since 2005, Doral Financial became a party to various legal proceedings, including regulatory and judicial investigations and civil litigation, arising as a result of the Company’s restatement.

Legal matters

On August 24, 2005, the U.S. Attorney’s Office for the Southern District of New York served Doral Financial with a grand jury subpoena seeking the production of certain documents relating to issues arising from the restatement, including financial statements and corporate, auditing and accounting records prepared during the period from January 1, 2000 to the date of the subpoena. Doral Financial is cooperating with the U.S. Attorney’s Office in this matter, including by producing documents and other information in response to the subpoena. Doral Financial cannot predict the outcome of this matter and is unable to ascertain the ultimate aggregate amount of monetary liability or financial impact to Doral Financial of this matter.

On August 13, 2009, Mario S. Levis, former Treasurer of Doral, filed an action against the Company in the Supreme Court of the State of New York. The complaint alleges that the Company breached a contract with the plaintiff and the Company’s by-laws by failing to advance payment of certain legal fees and expenses that Mr. Levis has incurred in connection with a criminal indictment filed against him in the U.S. District Court for the Southern District of New York. Further, the complaint claims that

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Doral fraudulently induced the plaintiff to enter into agreements concerning the settlement of a civil litigation arising from the restatement of the Company’s financial statements for fiscal years 2000 through 2004. The complaint seeks declaratory relief, damages, costs and expenses. The Company intends to vigorously defend this action.

Banking regulatory matters

On March 16, 2006, Doral Financial entered into a consent cease and desist order with the Federal Reserve. The mutually agreed upon order required Doral Financial to conduct reviews of its mortgage portfolio, and to submit plans regarding the maintenance of capital adequacy and liquidity. The consent order contains restrictions on Doral Financial from obtaining extensions of credit from, or entering into certain asset purchase and sale transactions with its banking subsidiaries, without the prior approval of the Federal Reserve. The consent order restricts Doral Financial from receiving dividends from the banking subsidiaries without the approval of the respective primary banking regulatory agency. Doral Financial is also required to request permission from the Federal Reserve for the payment of dividends on its common stock and preferred stock not less than 30 days prior to a proposed dividend declaration date and requires Doral Financial and Doral Bank PR to submit plans regarding the maintenance of minimum levels of capital and liquidity. Doral Financial has complied with these requirements and no fines or civil money penalties were assessed against the Company under the order.

As a result of an examination conducted during the third quarter of 2008, on July 8, 2009, Doral Bank PR consented with the Federal Deposit Insurance Corporation (“FDIC”) and paid civil monetary penalties of $38,030 related to deficiencies in compliance with the National Flood Insurance Act as a result of flood insurance coverage, failure to maintain continuous flood insurance protection and failure to ensure that borrowers obtain flood insurance in a timely manner.

On February 19, 2008, Doral Bank PR entered into a consent order with the FDIC relating to failure to comply with certain requirements of the Bank Secrecy Act (“BSA”). The regulatory findings that resulted in the order were based on an examination conducted for the period ended December 31, 2006, and were related to findings that had initially occurred in 2005 prior to the Company’s change in management and the Recapitalization. The order replaced the Memorandum of Understanding with the FDIC and the Office of the Commissioner dated August 23, 2006. Doral Bank PR was not required to pay any civil monetary penalties in connection with this order. The order required Doral Bank PR to correct certain violations of law, within the timeframes set forth in the order (generally 120 days) including certain violations regarding the BSA, failure to maintain an adequate BSA/Anti-Money Laundering Compliance Program (“BSA/AML Compliance Program”) and failure to operate with an effective compliance program to ensure compliance with the regulations promulgated by the United States Department of Treasury’s Office of Foreign Asset Control (“OFAC”). The order further required Doral Bank PR to, among other things, amend its policies, procedures and processes and training programs to ensure full compliance with the BSA and OFAC; conduct an expanded BSA/AML risk assessment of its operations, enhance its due diligence and account monitoring procedures, review its BSA/AML staffing and resource needs, amend its policies and procedures for internal and external audits to include periodic reviews for BSA/AML compliance, OFAC compliance and perform annual independent testing programs for BSA/AML and OFAC requirements. The order also required Doral Bank PR to engage an independent consultant to review account and transaction activity from April 1, 2006 through March 31, 2007 to determine compliance with suspicious activity reporting requirements (the “Look Back Review”). On September 15, 2008, the FDIC terminated this consent order. As the Look Back Review was in process, Doral Bank PR and the FDIC agreed to a Memorandum of Understanding that covered the remaining portion of the Look Back Review. On June 30, 2009, Doral Bank PR received a notification from the FDIC terminating the Memorandum of Understanding since the Look Back Review had been completed.

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Doral Financial and Doral Bank PR have undertaken specific corrective actions to comply with the requirements of the terminated enforcement actions and the single remaining enforcement action, but cannot give assurances that such actions are sufficient to prevent further enforcement actions by the banking regulatory agencies.

25.	STOCK OPTION AND OTHER INCENTIVE PLANS

On April 8, 2008, the Company’s Board of Directors approved the 2008 Stock Incentive Plan (the “Plan”) subject to shareholder approval, which was obtained at the annual shareholders’ meeting held on May 7, 2008. The Plan replaced the 2004 Omnibus Incentive Plan.

The aggregate number of shares of common stock which the Company may issue under the Plan is limited to 6,750,000. As of September 30, 2009, employee options had not been granted.

On July 22, 2008, four independent directors were each granted 2,000 shares of restricted stock and stock options to purchase 20,000 shares of common stock at an exercise price equal to the closing price of the stock on the grant date. The restricted stock became 100% vested during the third quarter of 2009. The stock options vest ratably over a five year period commencing with the grant date.

No options were granted by the Company for the quarter and nine month period ended September 30, 2009. For the quarter and nine month period September 30, 2008, the Company granted 80,000 options at a weighted- average exercise price of $13.70.

The Plan is accounted for following the provision of ASC 718-10, Compensation—Stock Compensation, (previously SFAS No. 123R, Share-Based Payment), as amended. Stock options granted are expensed over the stock option vesting period based on fair value which is determined using the Black-Scholes option-pricing method at the date the options are granted.

Stock-based compensation recognized was as follows:

	Quarter ended		Nine month periods
	September 30,		ended September 30,
	2009	2008	2009	2008

	(in thousands)

Stock-based compensation recognized, net	$(27)	$39	$76	$39

Unrecognized at end of period	$268	$540	$268	$540

The fair value of the options granted in 2008 was estimated using the Black-Scholes option-pricing model, with the following assumptions:

Weighted-average exercise price	$13.70
Stock option estimated fair value	$5.88
Expected stock option term (years)	6.5
Expected volatility	39%
Expected dividend yield	0%
Risk-free interest rate	3.49%

Expected volatility is based on the historical volatility of the Company’s common stock over a ten-year period. The Company uses empirical research data to estimate options exercise and employee termination within the valuation model; separate groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

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The expected dividend yield is based on management’s expectation that the Company will not resume dividend payments on its Common Stock for the foreseeable future.

As of September 30, 2009, the total amount of unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan was approximately $268,000 related to stock options granted. That cost is expected to be recognized over a period of 4 years. As of September 30, 2009, the total fair value of shares and restricted stock was $0.4 million. No stock option awards were granted during the nine month period ended September 30, 2009.

26.	Earnings Per Share Data

The reconciliation of the numerator and denominator of the basic and diluted earnings-per-share follows:

	Quarter ended		Nine month periods
	September 30,		ended September 30,
	2009	2008	2009	2008

	(in thousands, except per share amounts)

Net Income (Loss):
Net income (loss)	$13,209	$(1,756)	$(24,865)	$(2,412)
Convertible preferred stock dividend(1)(2)	(3,209)	(4,096)	(10,367)	(12,290)
Nonconvertible preferred stock dividend(2)	—	(4,228)	(4,228)	(12,684)
Effect of conversion of preferred stock(3)	—	—	9,369	—

Net income (loss) attributable to common shareholders(4)	$10,000	$(10,080)	$(30,091)	$(27,386)

Weighted-Average Number of Common Shares Outstanding(4)(5)	57,764,002	53,810,110	55,432,220	53,810,110
Net Income (Loss) per Common Share(6)	$0.17	$(0.19)	$(0.54)	$(0.51)

(1)	For the quarter and nine month period ended September 30, 2009, there were 1,081,014 shares of the Company’s 4.75% perpetual cumulative convertible preferred stock that were excluded from the computation of diluted earnings per share because their effect would have been antidilutive, compared to 1,380,000 for the corresponding 2008 periods. Each share of convertible preferred stock is currently convertible into 0.31428 shares of common stock, subject to adjustment under specific conditions. The option of the purchasers to convert the convertible preferred stock into shares of the Company’s common stock is exercisable only (a) if during any fiscal quarter after September 30, 2003, the closing sale price of the Company’s common stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading date of the preceding fiscal quarter exceeds 120% of the conversion price of the convertible preferred stock (currently 120% of $795.47, or $954.56); (b) upon the occurrence of certain corporate transactions; or (c) upon the delisting of the Company’s common stock. On or after September 30, 2008, the Company may, at its option, cause the convertible preferred stock to be converted into the number of shares of common stock that are issuable at the conversion price. The Company may only exercise its conversion right if the closing sale price of the Company’s common stock exceeds 130% of the conversion price of the convertible preferred stock (currently 130% of $795.47, or $1,034.11) in effect for 20 trading days within any period of 30 consecutive trading days ending

(footnotes continued on following page)

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on a trading day not more than two trading days prior to the date the Company gives notice of conversion.

(2)	On March 20, 2009, the Board of Directors of Doral Financial announced that it had suspended the declaration and payment of all dividends on all of Doral Financial’s outstanding series of cumulative and non-cumulative preferred stock. The suspension of dividends was effective and commenced with the dividends for the month of April 2009 for Doral Financial’s three outstanding series of non-cumulative preferred stock, and the dividends for the second quarter of 2009 for Doral Financial’s one outstanding series of cumulative preferred stock.

(3)	The carrying value of the noncumulative preferred stock exceeded the fair value of consideration transferred so the difference between the liquidation preference of the preferred stock retired and the market value of the common stock issued and the cash tendered amounted to $23.9 million was credited to retained earnings. In the case of the convertible preferred stock, the fair value of stock and cash transferred in exchange for the preferred stock converted, exceeded the fair value of the stock issuable pursuant to the original conversion terms, this excess or inducement amounted to $14.5 million was charged to retained earnings. As a result, both transactions impacted the net income (loss) attributable to common shareholders.

(4)	Weighted-average number of common shares outstanding represents the basic and diluted earnings (loss) per common share, respectively, for each of the periods presented.

(5)	Potential common shares consist of common stock issuable under the assumed exercise of stock options and unvested shares of restricted stock using the treasury stock method. This method assumes that the potential common shares are issued and the proceeds from exercise in addition to the amount of compensation cost attributed to future services are used to purchase common stock at the exercise date. The difference between the number of potential shares issued and the shares purchased is added as incremental shares to the actual number of shares outstanding to compute diluted earnings per share. Stock options and unvested shares of restricted stock that result in lower potential shares issued than shares purchased under the treasury stock method are not included in the computation of dilutive earnings per share since their inclusion would have an antidilutive effect in earnings per share.

(6)	For the quarters and nine month periods ended September 30, 2009 and 2008, net income (loss) per common share represents the basic and diluted earnings (loss) per common share, respectively, for each of the periods presented.

27.	FAIR VALUE OF ASSETS AND LIABILITIES

The Company uses fair value measurements to state certain assets and liabilities at fair value and to support fair value disclosures. Securities held for trading, securities available for sale, derivatives and servicing assets are recorded at fair value on a recurring basis. Additionally, from time to time, Doral may be required to record other financial assets at fair value on a nonrecurring basis, such as loans held for sale, loans receivable and certain other assets. These nonrecurring fair value adjustments typically involve application of lower-of-cost-or-market accounting or write-downs of individual assets.

Effective January 1, 2008, the Company adopted ASC 820, Fair Value Measurements and Disclosures, (previously SFAS No. 157, Fair Value Measurements (“SFAS No. 157”)). ASC 820 (SFAS No. 157) defines fair value, establishes a consistent framework for measuring fair value and expands disclosure requirements for fair value measurements.

The Company adopted ASC 825, Financial Instruments, (previously SFAS No. 159, The Fair Value Option for Financing Assets and Financing Liabilities, (“SFAS No. 159”)), in 2008, but chose not to apply the fair value option to any of its financial assets and financial liabilities.

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Notes to consolidated financial statements (unaudited)

Effective April 1, 2009, the Company adopted ASC 825, Financial Instruments, (previously FSP FAS No. 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP FAS No. 107-1 and APB 28-1”)). ASC 825 requires the Company to disclose for interim reporting periods and in its financial statements for annual reporting periods the fair value of all financial instruments for which it is practicable to estimate that value, whether recognized or not in the statement of financial position, as required by ASC 825 (previously SFAS No. 107, Disclosures about Fair Value of Financial Instruments (“SFAS No. 107”)).

Fair value hierarchy

Under ASC 820-10 (SFAS No. 157), the Company groups its assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

➢ Level 1—	Valuation is based upon unadjusted quoted prices for identical instruments traded in active markets.

➢ Level 2—	Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market, or are derived principally from or corroborated by observable market data, by correlation or by other means.

➢ Level 3—	Valuation is generated from model-based techniques that use significant assumptions not observable in the market. These unobservable assumptions reflect the Company’s estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Determination of fair value

Under ASC 820-10 (SFAS No. 157), the Company bases fair values on the price that would be received upon sale of an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. It is Doral Financial’s intent to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements, in accordance with the fair value hierarchy in ASC 820-10 (SFAS No. 157).

Fair value measurements for assets and liabilities where there is limited or no observable market data are based primarily upon the Company’s estimates, and are generally calculated based on current pricing policy, the economic and competitive environment, the characteristics of the asset or liability and other such factors. Therefore, the fair values represent management’s estimates and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique, and changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values.

Following is a description of valuation methodologies used for financial instruments recorded at fair value, including the general classification of such instruments pursuant to the valuation hierarchy.

Securities held for trading:  Securities held for trading are reported at fair value and consist primarily of securities and derivatives held for trading purposes. The valuation method for trading securities is the same as the methodology used for securities classified as Available for Sale. The valuation methodology for interest-only strips and derivatives are described in the Servicing assets and interest-only strips, and Derivatives sections, respectively.

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Notes to consolidated financial statements (unaudited)

For residual CMO certificates included in trading securities, the Company uses a cash flow model to value the securities. Doral utilizes the collateral’s statistics available on Bloomberg such as forecasted prepayment speed, weighted-average remaining maturity, weighted-average coupon and age. Based on the Bloomberg information, the Company forecasts the cash flows and then discounts it at the discount rate used for the period. For purposes of discounting, the Company uses the same Z-spread methodology used for the valuations of Doral’s floating rate IOs.

Securities available for sale:  Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions, expected defaults and loss severity. Level 1 securities (held for trading) include U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets. Level 2 securities include agency collateralized mortgage obligations, municipal bonds, and agency mortgage-backed securities. Level 3 securities include non-agency and agency CMOs for which quoted market prices are not available. For determining the fair value of Level 3 securities available for sale, the Company uses a valuation model that calculates the present value of estimated future cash flows. The model incorporates the Company’s own estimates of assumptions market participants use in determining the fair value, including prepayment speeds, loss assumptions and discount rates.

Loans held for sale:  Loans held for sale are carried at the lower of net cost or market value on an aggregate portfolio basis. The amount, by which cost exceeds market value, if any, is accounted for as a loss through a valuation allowance. Loans held for sale consist primarily of mortgage loans held for sale. The market value of mortgage loans held for sale is generally based on quoted market prices for mortgage-backed securities adjusted to reflect particular characteristics of the asset such as guarantee fees, servicing fees, actual delinquency and credit risk. Loans held for sale are classified as Level 2, except for loans where management makes certain adjustments to the model based on unobservable inputs that are significant. These loans are classified as Level 3. Loans held for sale were carried at cost as of September 30, 2009.

Loans receivable:  Loans receivable are those held principally for investment purposes. These consist of construction loans for new housing development, certain residential mortgage loans which the Company does not expect to sell in the near future, commercial real estate, commercial non-real estate, leases, land, and consumer loans. Loans receivable are carried at their unpaid principal balance, less unearned interest, net of deferred loan fees or costs (including premiums and discounts), undisbursed portion of construction loans and an allowance for loan and lease losses. Loans receivable include collateral dependent loans for which the repayment of the loan is expected to be provided solely by the underlying collateral. The Company does not record loans receivable at fair value on a recurring basis. However, from time to time, the Company records nonrecurring fair value adjustments to collateral dependent loans to reflect (1) partial write-downs that are based on the fair value of the collateral, or (2) the full charge-off of the loan carrying value. The fair value of the collateral is mainly derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations. The Company classifies loans receivable subject to nonrecurring fair value adjustments as Level 3.

For the fair value of loans receivable, not reported at fair value, under ASC 825 (SFAS No. 107), loans are classified by type such as, residential mortgage loans, commercial real estate, commercial non-real estate, leases, land, and consumer loans. The fair value of residential mortgage loans is based on quoted market prices for mortgage-backed securities adjusted by particular characteristics like guarantee fees, servicing fees, actual delinquency and the credit risk associated to the individual loans. For all other loans, the fair value is estimated using discounted cash flow analyses, based on LIBOR and with

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Notes to consolidated financial statements (unaudited)

adjustment that the Company believes a market participant would consider in determining fair value for like assets.

Servicing assets and interest-only strips:  The Company routinely originates, securitizes and sells mortgage loans into the secondary market. As a result of this process, the Company typically retains the servicing rights and, in the past, also retained interest-only strips. Servicing assets retained in a sale or securitization arises from contractual agreements between the Company and investors in mortgage securities and mortgage loans. Since the adoption of ASC 860-50, Transfer and Servicing—Servicing Assets and Liabilities, (previously SFAS No. 156, Accounting for Servicing of Financial Assets (“SFAS No. 156”)) on January 1, 2007, the Company records mortgage servicing assets at fair value on a recurring basis. Considerable judgment is required to determine the fair value of the Company’s servicing assets. Unlike highly liquid investments, the market value of servicing assets cannot be readily determined because these assets are not actively traded in securities markets. The Company engages a third party specialist to assist with its valuation of the entire servicing portfolio (governmental, conforming and non-conforming portfolios). The fair value of the servicing assets is determined based on a combination of market information on trading activity (servicing asset trades and broker valuations), benchmarking of servicing assets (valuation surveys) and cash flow modeling. The valuation of the Company’s servicing assets incorporates two sets of assumptions: (1) market derived assumptions for discount rates, servicing costs, escrow earnings rate, float earnings rate and cost of funds and (2) market derived assumptions adjusted for the Company’s loan characteristics and portfolio behavior for escrow balances, delinquencies and foreclosures, late fees, prepayments and prepayment penalties. For IOs the Company uses a valuation model that calculates the present value of estimated future cash flows. The model incorporates the Company’s own estimates of assumptions market participants use in determining the fair value, including estimates of prepayment speeds, discount rates, defaults and contractual fee income. IOs are recorded as securities held for trading. Fair value measurements of servicing assets and IOs use significant unobservable inputs and, accordingly, are classified as Level 3.

Real estate held for sale:  The Company acquires real estate through foreclosure proceedings. These properties are held for sale and are stated at the lower of cost or fair value (after deduction of estimated disposition costs). A loss is recognized for any initial write down to fair value less costs to sell. The fair value of the properties is derived from appraisals that take into consideration prices in observed transactions involving similar assets in similar locations but adjusted for specific characteristics and assumptions of the properties, which are not market observable. The Company records nonrecurring fair value adjustments to reflect any losses in the carrying value arising from periodic appraisals of the properties charged to expense in the period incurred. The Company classifies real estate held for sale subject to nonrecurring fair value adjustments as Level 3.

Other assets:  The Company may be required to record certain assets at fair value on a nonrecurring basis. These assets include premises and equipment, goodwill, and certain assets that are part of CB, LLC. CB, LLC is an entity formed to manage a residential real estate project that Doral Bank PR received in lieu of foreclosure. Fair value measurements of these assets use significant unobservable inputs and, accordingly, are classified as Level 3.

Premises and equipment:  Premises and equipment are carried at cost. However, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, the Company recognizes an impairment loss based on the fair value of the property, which is generally obtained from appraisals. Property impairment losses are recorded as part of occupancy expenses in the Consolidated Statement of Income (Loss).

Goodwill:  Goodwill is not amortized, but is tested for impairment at least annually or more frequently if events or circumstances indicate possible impairment. In determining the fair value of a reporting unit the Company uses discounted cash flow analysis. Goodwill impairment losses are recorded as part of other expenses in the Consolidated Statement of Income (Loss).

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Notes to consolidated financial statements (unaudited)

CB, LLC:  Events or changes in circumstances may indicate that the carrying amount of certain assets may not be recoverable, such as for land and the remaining housing units. Impairment losses are recorded as part of occupancy expenses in the Consolidated Statement of Income (Loss).

Derivatives:  Substantially all of the Company’s derivatives are traded in over-the-counter markets where quoted market prices are not readily available. For those derivatives, Doral Financial measures fair value using internally developed models that use primarily market observable inputs, such as yield curves and volatility surfaces. The non-performance risk is evaluated internally considering collateral held, remaining term and the creditworthiness of the entity that bears the risk. These derivatives are classified as Level 2. Level 2 derivatives consist of interest rate swaps and interest rate caps.

Following is a description of valuation methodologies used for instruments not recorded at fair value.

Cash and due from banks and other interest-earning assets:  Valued at the carrying amounts in the Consolidated Statements of Financial Condition. The carrying amounts are reasonable estimates of fair value due to the relatively short period to maturity.

Deposits:  Fair value is calculated considering the discounted cash flows based on brokered certificates of deposits curve and internally generated decay assumptions.

Loans payable:  These loans represent secured lending arrangements with local financial institutions that are generally floating rate instruments, and therefore their fair value has been determined to be par.

Notes payable, advances from FHLB, other short-term borrowings and securities sold under agreements to repurchase:  Valued utilizing discounted cash flow analysis over the remaining term of the obligation using market rates for similar instruments.

Assets and liabilities recorded at fair value on a recurring basis

The tables below present the balance of assets and liabilities measured at fair value on a recurring basis.

	September 30, 2009
	Total	Level 1	Level 2	Level 3

	(in thousands)

Assets:
Securities held for trading	$49,802	$—	$—	$49,802	(1)
Securities available for sale	3,374,305	—	2,902,474	471,831
Derivatives(2)	368	—	368	—
Servicing assets	116,958	—	—	116,958

	$3,541,433	$—	$2,902,842	$638,591

Liabilities:
Derivatives(3)	$13,097	$—	$13,097	$—

(1)	Represents interest-only strips, of which variable interest-only strips represent substantially all of the balance. Also, includes derivatives.

(2)	Included as part of securities held for trading in the Statement of Financial Condition.

(3)	Included as part of accrued expenses and other liabilities in the Statement of Financial Condition.

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Notes to consolidated financial statements (unaudited)

	December 31, 2008
	Total	Level 1	Level 2	Level 3

	(in thousands)

Assets:
Securities held for trading	$251,590	$198,680	$—	$52,910	(1)
Securities available for sale	3,429,151	—	3,038,517	390,634
Derivatives(2)	287	—	287	—
Servicing assets	114,396	—	—	114,396

	$3,795,424	$198,680	$3,038,804	$557,940

Liabilities:
Derivatives(3)	$15,283	$—	$15,283	$—

(1)	Represents interest-only strips, of which variable interest-only strips represent substantially all of the balance. Also, includes derivatives.

(2)	Included as part of securities held for trading in the Statement of Financial Condition.

(3)	Included as part of accrued expenses and other liabilities in the Statement of Financial Condition.

The changes in Level 3 of assets and liabilities measured at fair value on a recurring basis are summarized as follows:

	Quarter ended
	September 30, 2009			Nine month period ended September 30, 2009
	Securities	Securities		Securities	Securities
	held for	available	Servicing	held for	available	Servicing
	trading	for sale	assets	trading	for sale	assets

	(in thousands)

Balance at beginning of period	$48,569	$324,264	$112,869	$52,910	$390,634	$114,396
Change in fair value(1)	3,915	10,298	2,299	3,894	(26,869)	(2,499)
Purchases	—	159,865	—	—	159,865	—
Other-than-temporary
impairment	—	(7,310)	—	—	(14,105)	—
Principal repayment/amortization of premium and discount	(2,682)	(15,286)	—	(7,002)	(37,694)	—
Capitalization/sales, net	—	—	1,790	—	—	5,061

Balance at end of period	$49,802	$471,831	$116,958	$49,802	$471,831	$116,958

(1)	Change in fair value is recognized as part of non-interest income in the Company’s Consolidated Statement of Income (Loss) by category, net gain (loss) on securities held for trading, net gain (loss) on investment securities and servicing income, for each of the periods presented.

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Notes to consolidated financial statements (unaudited)

	Quarter ended			Nine month period ended
	September 30, 2008			September 30, 2008
	Securities	Securities		Securities	Securities
	held for	available	Servicing	held for	available	Servicing
	trading	for sale	assets	trading	for sale	assets

	(in thousands)

Balance at beginning of period	$50,701	$20,420	$145,527	$67,992	$6,366	$150,238
Change in fair value(1)	(266)	(934)	(8,349)	(539)	(1,348)	(15,448)
Other-than-temporary impairment	—	(920)	—	—	(920)
Principal repayment/amortization of premium and discount	(1,456)	(160)	—	(4,286)	120	—
Transfer	—	—	—	(14,188)	14,188	—
Capitalization/sales, net	—	—	2,329	—	—	4,717

Balance at end of period	$48,979	$18,406	$139,507	$48,979	$18,406	$139,507

(1)	Change in fair value is recognized as part of non-interest income in the Company’s Consolidated Statement of Income (Loss) by category, net gain (loss) on securities held for trading, net gain (loss) on investment securities and servicing income, for each of the periods presented.

During the fourth quarter of 2008, the Company transferred approximately $288.7 million of Non-Agency CMOs from level 2 to level 3 since the market for these financial assets was inactive. Accordingly, the Company is determining the fair value of these assets using a valuation model that calculates the present value of future cash flows incorporating the Company’s own estimates of assumptions market participants use in determining fair value, including estimates of prepayment speeds, loss assumptions and discount rates.

Assets recorded at fair value on a nonrecurring basis

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with GAAP. These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets. The valuation methodologies used to measure these fair value adjustments are described above. For assets measured at fair value on a nonrecurring basis in 2008, that were still held on the balance sheet at September 30, 2009, the following table provides the level of valuation assumptions used to determine each adjustment and the carrying value of the related individual assets or portfolios at period end.

	Carrying value	Level 3

	(in thousands)

September 30, 2009
Loans receivable(1)	$109,621	$109,621
Real estate held for sale(2)	28,769	28,769

Total	$138,390	$138,390

December 31, 2008
Loans receivable(1)	$77,966	$77,966

(1)	Represents the carrying value of loans for which adjustments are based on the appraised value of the collateral.

(2)	Represents the carrying value of real estate held for sale for which adjustments are based on the appraised value of the properties.

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Notes to consolidated financial statements (unaudited)

The following table summarizes total losses relating to assets (classified as level 3) held at the reporting periods.

		Loss for the
		quarters
	Location of loss recognized in	ended September 30,		Loss for the nine month periods ended September 30,
	the income statement	2009	2008	2009	2008

		(in thousands)

Loans receivable(1)	Provision for loan and lease losses	$(1,223)	$(5,459)	$(1,578)	$(10,487)

Real estate held for sale(2)	Other expenses	$(2,810)	$—	$(5,567)	$—

(1)	Represents the loss of loans for which adjustments are based on the appraised value of the collateral.

(2)	Represents the loss of real estate held for sale for which adjustments are based on the appraised value of the properties.

Disclosures about fair value of financial instruments

The following disclosure of the estimated fair value of financial instruments as of September 30, 2009 and December 31, 2008, as defined by ASC 825 (SFAS No. 107), is made by the Company following ASC 820 (SFAS No. 157). The carrying amounts in the following disclosure are recorded in the balance sheets under the indicated captions.

The amounts in the disclosure have not been updated since quarter end, therefore, the valuations may have changed significantly since that point in time. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methods may have a material effect on the estimated fair value amounts.

	September 30, 2009		December 31, 2008
	Carrying	Fair	Carrying	Fair
	amount	value	amount	value

	(in thousands)

Financial assets:
Cash and due from banks	$220,690	$220,690	$185,817	$185,817
Other interest-earning assets	—	—	1,700	1,700
Securities held for trading	50,170	50,170	251,877	251,877
Securities available for sale	3,374,305	3,374,305	3,429,151	3,429,151
Loans held for sale(1)	410,190	416,518	386,610	394,051
Loans receivable	5,155,712	5,000,490	5,119,693	5,117,983
Servicing assets	116,958	116,958	114,396	114,396
Financial liabilities:
Deposits	$4,215,314	$4,249,862	$4,402,772	$4,414,621
Securities sold under agreements to repurchase	2,100,262	2,180,114	1,907,447	2,010,465
Advances from FHLB	1,606,920	1,672,754	1,623,400	1,716,386
Other short-term borrowings	265,000	265,071	351,600	351,681
Loans payable	345,464	345,464	366,776	366,776
Notes payable	272,619	228,392	276,868	123,634
Derivatives(2)	13,097	13,097	15,283	15,283

(footnotes on following page)

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Notes to consolidated financial statements (unaudited)

(1)	Includes $216.1 million and $165.6 million for September 30, 2009 and December 31, 2008, respectively, related to GNMA defaulted loans for which the Company has an unconditional buy-back option.

(2)	Includes $0.5 million and $0.2 million of derivatives held for trading purposes and $12.6 million and $15.1 million of derivatives held for purposes other than trading, for September 30, 2009 and December 31, 2008, respectively, as part of accrued expenses and other liabilities in the Consolidated Statement of Financial Condition.

28.	DERIVATIVES

Doral Financial uses derivatives to manage its exposure to interest rate risk. The Company maintains an overall interest rate risk-management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate changes. Derivatives include interest rate swaps, interest rate caps and forward contracts. The Company’s goal is to manage interest rate sensitivity by modifying the repricing or maturity characteristics of certain balance sheet assets and liabilities so that net interest margin is not, on a material basis, adversely affected by movements in interest rates.

Doral Financial accounts for derivatives on a marked-to-market basis with gains or losses charged to operations as they occur. The fair value of derivatives is generally reported net by counterparty. The fair value of derivatives accounted as hedges is also reported net of accrued interest and included in other liabilities in the Consolidated Statement of Financial Position. Derivatives not accounted as hedges in a net asset position are recorded as securities held for trading and derivatives in a net liability position as other liabilities in the Consolidated Statement of Financial Position.

As of September 30, 2009 and December 31, 2008, the Company had the following derivative financial instruments outstanding:

	September 30, 2009			December 31, 2008
	Notional	Fair value		Notional	Fair value
	amount	Asset	Liability	amount	Asset	Liability

	(in thousands)

Cash Flow Hedges:
Interest rate swaps	$335,000	$—	$(12,596)	$345,000	$—	$(15,096)
Other Derivatives (non hedges):
Interest rate caps	270,000	368	—	270,000	287	—
Forward contracts	265,000	—	(501)	35,000	—	(187)

Total	$870,000	$368	$(13,097)	$650,000	$287	$(15,283)

Cash Flow Hedges

As of September 30, 2009 and December 31, 2008, the Company had $335.0 and $345.0 million outstanding pay fixed interest rate swaps designated as cash flow hedges with maturities between October 2009 and November 2012 and September 2009 to November 2012, respectively. The Company designated the mentioned pay fixed interest rate swaps to hedge the variability of future interest cash flows of adjustable rate advances from FHLB. For the quarter and nine month period ended September 30, 2009 no ineffectiveness was recognized. For the quarter ended September 30, 2008 no ineffectiveness was recognized. For the nine month period ended September 30, 2008, the Company recognized $103,000 of ineffectiveness for the interest rate swaps designated as cash flow hedges. As of September 30, 2009 and 2008, accumulated other comprehensive loss included unrealized losses on cash flow hedges of $9.4 million and $0.2 million, respectively, which the Company expects to

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Notes to consolidated financial statements (unaudited)

reclassify approximately $8.7 million and $0.7 million, respectively, against earnings during the next twelve months.

Doral Financial’s interest rate swaps had weighted average receive rates of 0.43% and 2.63% and weighted average pay rates of 3.61% and 3.63% at September 30, 2009 and December 31, 2008, respectively.

The table below presents the location and effect of cash flow derivatives on the Company’s results of operations and financial condition for the quarters ended September 30, 2009 and 2008.

	Location of loss				Loss reclassified from
	reclassified from			Accumulated other	accumulated other
	accumulated other			comprehensive	comprehensive loss to
	comprehensive loss to	Notional	Fair	income for the	income for the
	income	amount	value	quarter ended	quarter ended

(in thousands)

Cash flow Hedges September 30, 2009
Interest rate swaps	Interest expense - Advances from FHLB	$335,000	$(12,596)	$654	$(2,491)

September 30, 2008
Interest rate swaps	Interest expense - Advances from FHLB	$380,000	$(2,277)	$662	$(1,043)

The table below presents the location and effect of cash flow derivatives on the Company’s results of operations and financial condition for the nine month periods ended September 30, 2009 and 2008.

	Location of loss				Loss reclassified from
	reclassified from			Accumulated other	accumulated other
	accumulated other			comprehensive	comprehensive loss to
	comprehensive loss to	Notional	Fair	income for the nine	income for the nine
	income	amount	value	month period ended	month period ended

(in thousands)

Cash flow Hedges September 30, 2009
Interest rate swaps	Interest expense - Advances from FHLB	$335,000	$(12,596)	$4,247	$(6,195)

September 30, 2008
Interest rate swaps	Interest expense - Advances from FHLB	$380,000	$(2,277)	$418	$(2,286)

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Notes to consolidated financial statements (unaudited)

Trading and non-hedging activities

The following table summarizes the total derivatives positions at September 30, 2009 and 2008, respectively, and their different designations. Also, includes net gains (losses) on derivative positions for the periods indicated.

	Location of
	gain (loss)
	recognized in the	September 30, 2009
	consolidated			Net (loss) gain	Net gain for the
	statement of income	Notional	Fair	for the quarter	nine month period
	(loss)	amount	value	ended	ended

		(in thousands)

Derivatives not designated as cash flow hedges:
Interest rate caps	Net gain (loss) on securities held for trading	$270,000	$368	$(117)	$81
Forward contracts	Net gain (loss) on securities held for trading	265,000	(501)	2,031	764

		$535,000	$(133)	$1,914	$845

	Location of
	gain (loss)
	recognized in the	September 30, 2008
	consolidated			Net gain (loss)	Net (loss) gain for
	statement of income	Notional	Fair	for the quarter	the nine month period
	(loss)	amount	value	ended	ended

		(in thousands)

Derivatives not designated as cash flow hedges:
Interest rate swaps	Net gain (loss) on securities held for trading	$—	$—	$81	$(76)
Interest rate caps	Net gain (loss) on securities held for trading	270,000	1,770	(475)	289
Forward contracts	Net gain (loss) on securities held for trading	45,000	231	(293)	(1,099)

		$315,000	$2,001	$(687)	$(886)

Doral Financial held $535.0 million and $315.0 million in notional value of derivatives not designated as cash flow hedges at September 30, 2009 and 2008, respectively. At December 31, 2008, the notional value of derivatives not designated as cash flows hedges was $305.0 million.

The Company purchases interest rate caps to manage its interest rate exposure. Interest rate cap agreements generally involve purchases of out of the money caps to protect the Company from adverse effects from rising interest rates. These products are not linked to specific assets and liabilities that appear on the balance sheet or to a forecasted transaction and, therefore, do not qualify for hedge accounting. As of September 30, 2009 and 2008 and December 31, 2008, the Company had outstanding interest rate caps with a notional amount of $270.0 million.

The Company enters into forward contracts to create an economic hedge on its mortgage warehouse line. During the second quarter of 2009, the Company entered into an additional forward contract to create an economic hedge on its MSR. The notional amount of this additional forward contract as of September 30, 2009 was $225.0 million. As of September 30, 2009 and 2008, the Company had forwards hedging its warehousing line with a notional amount of $40.0 million and $45.0 million, respectively. As of December 31, 2008, the Company had forwards hedging its warehousing line with a

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Notes to consolidated financial statements (unaudited)

notional amount of $35.0 million. For the quarter and nine month period ended September 30, 2009, the Company recorded gains of $2.0 million and $0.8 million, respectively, in forward contracts which included gains of $3.4 million and $3.1 million, respectively, related to the economic hedge on the MSR. For the quarter and nine month period ended September 30, 2008, the Company recorded losses of $0.3 million and $1.1 million, respectively, in forward contracts.

Credit risk related to derivatives arises when amounts receivable from a counterparty exceed those payable. Because the notional amount of the instruments only serves as a basis for calculating amounts receivable or payable, the risk of loss with any counterparty is limited to a small fraction of the notional amount. Doral Financial’s maximum loss related to credit risk is equal to the gross fair value of its derivative instruments. Doral Financial deals only with derivative dealers that are national market makers with strong credit ratings in their derivatives activities. The Company further controls the risk of loss by subjecting counterparties to credit reviews and approvals similar to those used in making loans and other extensions of credit. In addition, counterparties are required to provide cash collateral to Doral Financial when their unsecured loss positions exceed certain negotiated limits.

All derivative contracts to which Doral Financial is a party settle monthly, quarterly or semiannually. Further, Doral Financial has netting agreements with the dealers and only does business with creditworthy dealers. Because of these factors, Doral Financial’s credit risk exposure related to derivatives contracts at September 30, 2009 and December 31, 2008 was not considered material.

29.	SEGMENT INFORMATION

The Company operates in four reportable segments: mortgage banking activities, banking (including thrift operations), institutional securities operations and insurance agency activities. The Company’s segment reporting is organized by legal entity and aggregated by line of business. Legal entities that do not meet the threshold for separate disclosure are aggregated with other legal entities with similar lines of business. Management made this determination based on operating decisions particular to each business line and because each one targets different customers and requires different strategies. The majority of the Company’s operations are conducted in Puerto Rico. The Company also operates in the mainland United States, principally in the New York City metropolitan area.

During 2006, the Company reduced the operations of Doral Securities and sold substantially all of Doral Securities’ investment securities. During the third quarter of 2007, Doral Securities voluntarily withdrew its license as broker dealer with the SEC and its membership with the Financial Industry Regulatory Authority (“FINRA”). As a result of this decision, Doral Securities’ operations during 2008 were limited to acting as a co-investment manager to a local fixed-income investment company. Doral Securities provided notice to the investment company in December 2008 of its intent to assign its rights and obligations under the investment advisory agreement to Doral Bank PR. The assignment was completed in January 2009. During the third quarter of 2009, this investment advisory agreement was terminated by the investment company.

The accounting policies followed by the segments are the same as those described in the Summary of Significant Accounting Policies described in the Company’s Notes to the Consolidated Financial Statements included in 2008 Annual Report on Form 10-K.

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Notes to consolidated financial statements (unaudited)

The following tables present net interest income, non-interest income, net income (loss) and identifiable assets for each of the Company’s reportable segments for the periods presented. This reportable structure includes the servicing assets and related income and expenses that were transferred during the third quarter of 2007 to Doral Bank PR as part of the banking segment.

	Mortgage		Institutional	Insurance	Intersegment
Quarter ended September 30, 2009	banking	Banking	securities	agency	eliminations(1)	Totals

	(in thousands)

Net interest income	$3,713	$39,046	$—	$—	$850	$43,609
(Recovery) provision for loan and lease losses	(1,188)	6,067	—	—	—	4,879
Non-interest income	10,778	17,547	—	2,381	(3,818)	26,888
Income before income taxes	5,487	169	—	1,693	(995)	6,354
Net income (loss)	14,624	(3,467)	—	3,047	(995)	13,209
Identifiable assets	1,666,658	9,137,468	1,659	20,273	(802,382)	10,023,676

	Mortgage		Institutional	Insurance	Intersegment
Quarter ended September 30, 2008	banking	Banking	securities	agency	eliminations(1)	Totals

Net interest income	$4,080	$42,458	$—	$—	$502	$47,040
Provision for loan and lease losses	789	6,420	—	—	—	7,209
Non-interest income	7,824	7,746	—	3,139	(6,788)	11,921
Income (loss) before income taxes	1,950	(1,255)	(53)	2,638	(3,976)	(696)
Net income (loss)	2,475	(1,831)	(33)	1,609	(3,976)	(1,756)
Identifiable assets	1,908,707	8,817,671	2,081	25,984	(764,535)	9,989,908

(1)	The intersegment eliminations in the tables above include servicing fees paid by the banking subsidiaries to the mortgage banking subsidiary recognized as a reduction of the non interest income, direct intersegment loan origination costs amortized as yield adjustment or offset against net gains on mortgage loan sales and fees (mainly related with origination costs paid by the banking segment to the mortgage banking segment) and other income derived from intercompany transactions, related principally to rental income paid to Doral Properties, the Company’s subsidiary that owns the corporate headquarters facilities. Assets include internal funding and investments in subsidiaries accounted for at cost.

	Mortgage		Institutional	Insurance	Intersegment
Nine month period ended September 30, 2009	banking	Banking	securities	agency	eliminations(1)	Totals

	(in thousands)

Net interest income	$11,904	$107,109	$—	$—	$2,756	$121,769
(Recovery) provision for loan and lease losses	(3,584)	42,221	—	—	—	38,637
Non-interest income	34,962	30,434	—	7,369	(25,163)	47,602
Income (loss) before income taxes	9,397	(42,572)	—	5,588	(16,895)	(44,482)
Net income (loss)	31,729	(45,105)	—	5,651	(17,140)	(24,865)
Identifiable assets	1,666,658	9,137,468	1,659	20,273	(802,382)	10,023,676

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Notes to consolidated financial statements (unaudited)

	Mortgage		Institutional	Insurance	Intersegment
Nine month period ended September 30, 2008	banking	Banking	securities	agency	eliminations(1)	Totals

Net interest income	$13,857	$119,811	$—	$—	$1,271	$134,939
Provision for loan and lease losses	2,430	20,248	—	—	—	22,678
Non-interest income	22,901	42,053	144	9,688	(20,591)	54,195
(Loss) income before income taxes	(4,424)	13,444	(56)	7,615	(12,760)	3,819
Net income (loss)	4,273	1,477	(47)	4,645	(12,760)	(2,412)
Identifiable assets	1,908,707	8,817,671	2,081	25,984	(764,535)	9,989,908

(1)	The intersegment eliminations in the tables above include servicing fees paid by the banking subsidiaries to the mortgage banking subsidiary recognized as a reduction of the non interest income, direct intersegment loan origination costs amortized as yield adjustment or offset against net gains on mortgage loan sales and fees (mainly related with origination costs paid by the banking segment to the mortgage banking segment) and other income derived from intercompany transactions, related principally to rental income paid to Doral Properties, the Company’s subsidiary that owns the corporate headquarters facilities. Assets include internal funding and investments in subsidiaries accounted for at cost.

The following table summarizes the financial results for the Company’s Puerto Rico and mainland U.S. operations.

Quarter ended September 30, 2009	Puerto Rico	Mainland U.S.	Eliminations	Totals

	(in thousands)

Net interest income	$41,081	$2,402	$126	$43,609
Provision for loan and lease losses	4,493	386	—	4,879
Non-interest income	26,593	449	(154)	26,888
Income (loss) before income taxes	6,823	(470)	1	6,354
Net income (loss)	15,286	(2,078)	1	13,209
Identifiable assets	9,927,588	360,916	(264,828)	10,023,676

Quarter ended September 30, 2008	Puerto Rico	Mainland U.S.	Eliminations	Totals

Net interest income	$43,988	$3,014	$38	$47,040
Provision for loan and lease losses	6,938	271	—	7,209
Non-interest income	11,478	532	(89)	11,921
(Loss) income before income taxes	(2,558)	1,861	1	(696)
Net (loss) income	(2,734)	977	1	(1,756)
Identifiable assets	9,920,667	238,566	(169,325)	9,989,908

Nine month period ended September 30, 2009	Puerto Rico	Mainland U.S.	Eliminations	Totals

	(in thousands)

Net interest income	$113,238	$8,200	$331	$121,769
Provision for loan and lease losses	38,049	588	—	38,637
Non-interest income	46,684	1,332	(414)	47,602
(Loss) income before income taxes	(47,366)	2,884	—	(44,482)
Net (loss) income	(24,996)	376	(245)	(24,865)
Identifiable assets	9,927,588	360,916	(264,828)	10,023,676

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Notes to consolidated financial statements (unaudited)

Nine month period ended September 30, 2008	Puerto Rico	Mainland U.S.	Eliminations	Totals

Net interest income	$128,587	$6,214	$138	$134,939
Provision for loan and lease losses	21,990	688	—	22,678
Non-interest income	52,531	1,958	(294)	54,195
Income before income taxes	237	3,570	12	3,819
Net (loss) income	(4,022)	1,598	12	(2,412)
Identifiable assets	9,920,667	238,566	(169,325)	9,989,908

30.	SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events, through November 5, 2009 which is the date the financial statements were issued.

Preferred stock conversion.  The Company’s Board of Directors approved an offering to exchange a stated amount of its newly issued common stock in exchange of a limited number of the Company’s 4.75% Perpetual Cumulative Convertible Preferred Stock in August 12, 2009. The offer to exchange commenced on October 20, 2009 and expires on November 20, 2009.

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Doral Financial Corporation
1451 P.O. Roosevelt Ave.
San Juan, Puerto Rico 00920-2717
PROXY
SOLICITED BY THE BOARD OF DIRECTORS FOR SPECIAL MEETING OF SHAREHOLDERS

The undersigned holder of Common Stock of Doral Financial Corporation (the “Corporation”) hereby authorizes and appoints James E. Gilleran, Glen R. Wakeman and Enrique R. Ubarri, or any one or more of them, as proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Shareholders of the Corporation to be held at Doral Financial Plaza Building. 1451 F. D. Roosevelt Ave., second floor, San Juan, Puerto Rico beginning at 9:00 a.m. AST, on Tuesday, March 10, 2010 and any adjournment or adjournment of said meeting and thereat to vote and act with respect to all the shares of Common Stock of Corporation that the undersigned would be entitled to vote if then personally present in accordance with the instructions listed on the reverse hereof.

Such proxies may vote in their discretion upon such other businesses may properly be brought before the meeting or any adjournment thereof. The Corporation at present has no knowledge of any other business that may be brought before the meeting.

Receipt of the Notice of Meeting and the related Proxy Statement is hereby acknowledged.

Important Notice Regarding Internet Availability of Proxy Materials for the Special Meeting to be held on March 10, 2010, The proxy card, the proxy statement, the notice of special meeting and the Corporation’s Annual Report on Form 10-K for the year ended December 31. 2009 are available at http://bnymellon.mobular.net/bnymellon/DRL.

(Continues and to be signed on other side)

BNY MELLON SHAREOWNER SERVICES

Address Change/Comments (Mark the corresponding box on the reverse side	P.O. BOX 3550 SOUTH HACKENSACK, NJ 07605-9250

▲ FOLD AND DETACH HERE ▲

You can now access your Doral Financial Corporation account online.

Access your Doral Financial Corporation shareholder/stockholder account online via Investor ServiceDirect® (ISD)

The transfer Agent Doral Financial Corporation, now makes it easy and convenient to get current information on you shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Chore MLinkTM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct® at www.bnymelIon.com/shareowner/isd where step-by-step instructions will prompt you though enrollment.

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IF NO DIRECTIONS IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.

Please mark your votes as indicated in this example	X

The Board of Directors recommends a vote FOR Items 1 and 2.

			FOR	AGAINST	ABSTAIN

No. 1	–	Proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 97,500,000 to 300,000,000 and the number of authorized shares of our capital stock from 137,500,000 to 340,000,000.	☐	☐	☐
No. 2	–	Proposal to authorize and approve, for purposes of the rules of the New York Stock Exchange, the potential issuance of up to 25,000,000 shares of our common stock, which would be in excess of 20% of our outstanding common stock, in connection with the proposed exchange of our Preferred Stock upon the terms and conditions set forth in the Registration Statement.	☐	☐	☐

To vote in accordance with the Board of Directors’ recommendation, just sign below.
No boxes need to be checked

Mark here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please mark, date and sign as your name appears above and return in the enclosed envelope. If acting as an executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signer is a Corporation, please sign the full corporate name by a duly authorized officer. If shares are held jointly, each shareholder name should sign.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Doral Financial

Important notice regarding the Internet availability of proxy materials for the Special Meeting of shareholders The Proxy Statement and the 2009 Annual Report in Form 10-K are available at: http://bnymellon.mobular.net/bnymellon/DRL

INTERNET
http://www.proxyvoting.com/drl
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need lo mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet of telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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